   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2002
                                                      REGISTRATION NO. 333-85338

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                         6798                    75-3027466
(State or other jurisdiction of       (Primary Standard          (I.R.S. Employer
incorporation or organization)           Industrial            Identification No.)
                                 Classification Code Number)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                               C/O JOHN G. WENKER
                               800 NICOLLET MALL
                                   BC-MN-HO5W
                             MINNEAPOLIS, MN 55402
                                 (612) 303-3381
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JOHN G. WENKER
                            CHIEF EXECUTIVE OFFICER
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                               800 NICOLLET MALL
                                   BC-MN-HO5W
                             MINNEAPOLIS, MN 55402
                                 (612) 303-3381
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF AGENT FOR SERVICE OF PROCESS)

                                WITH COPIES TO:

      DOUGLAS P. LONG, ESQ.               JAY L. BERNSTEIN, ESQ.                JAMES D. ALT, ESQ.
  P. GRAHAM VAN DER LEEUW, ESQ.          LEONARD B. MACKEY, ESQ.               DORSEY & WHITNEY LLP
       FAEGRE & BENSON LLP                CLIFFORD CHANCE US LLP              50 SOUTH SIXTH STREET
     2200 WELLS FARGO CENTER                 200 PARK AVENUE                       SUITE 1500
     90 SOUTH SEVENTH STREET                NEW YORK, NY 10166                MINNEAPOLIS, MN 55402
      MINNEAPOLIS, MN 55402                   (212) 878-8000                      (612) 340-2803
          (612) 766-7000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and after all other conditions to the transactions described in the joint proxy statement/prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED         PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE       MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED         PRICE PER SHARE           PRICE          REGISTRATION FEE
Common Stock, par value $.01
 per share....................      67,261,775         Not Applicable        $645,668,838          $59,402(1)

(1) Previously paid. Simultaneously herewith, First American Strategic Income Portfolio Inc. is registering on a Form N-14 Registration Statement shares to be issued in the same transaction as the shares that are being registered hereby. The estimated aggregate number of shares of common stock of First American Strategic Income Portfolio Inc. and First American Strategic Real Estate Portfolio Inc. to be issued in the transaction is 67,261,775, with an aggregate offering price of $645,668,838. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, to the extent that First American Strategic Real Estate Portfolio Inc. issues fewer shares than have been registered hereby, First American Strategic Income Portfolio Inc. will offset the registration fee required in connection with its Form N-14 Registration Statement by the registration fee previously paid by First American Strategic Real Estate Portfolio Inc. with respect to such unissued shares.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

    This Form S-4 Registration Statement includes a joint proxy statement/prospectus which describes a proposed merger of four closed-end, registered management investment companies (or the Existing Funds) with and into First American Strategic Real Estate Portfolio Inc., a specialty finance company that will elect to be taxed as a real estate investment trust for federal income tax purposes (or First American). The terms of the merger contemplate that shareholders of the Existing Funds participating in the merger will exchange their shares for shares of common stock in First American or shares of common stock in First American Strategic Income Portfolio Inc., a newly-formed, closed-end, registered management investment company (or the New Fund). The
Form S-4 Registration Statement, of which the included joint proxy statement/prospectus is a part, has been filed to register the shares of First American common stock to be offered and issued in the merger. A Form N-14
Registration Statement (Securities Act No.     ), of which the included joint
proxy statement/prospectus is also a part, was concurrently filed by the New Fund to register its shares of common stock to be offered and issued in the
merger. A Form N-2 Registration Statement (Investment Company Act No.     ) was
concurrently filed to register the New Fund as an investment company under
Section 8(b) under the Investment Company Act of 1940, as amended.

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (800) 677-3863
                                                                          , 2003

    Dear Shareholders:

    We are asking you to consider and vote on a proposal that will merge each of the following closed-end, registered management investment companies (each an Existing Fund and together the Existing Funds) into First American Strategic Real Estate Portfolio Inc., a specialty finance company that will elect to be taxed as a real estate investment trust for federal income tax purposes:

     - AMERICAN STRATEGIC INCOME PORTFOLIO INC.
     - AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
     - AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
     - AMERICAN SELECT PORTFOLIO INC.

    As a result of the merger, shareholders of Existing Funds participating in the merger will receive one newly issued share of First American common stock for each $10.00 of Existing Fund net asset value their holdings of Existing Fund shares represent.

    The terms of the merger also provide shareholders who prefer to receive and retain an investment that is substantially similar to their existing investments in the Existing Funds with an option (or the New Fund Option) to exchange their Existing Fund shares for shares in First American Strategic Income Portfolio Inc. (or the New Fund). The New Fund is registered as a closed-end management investment company under Section 8(b) of the Investment Company Act of 1940, as amended, and has investment policies, restrictions and strategies substantially similar to those of the Existing Funds. Shareholders electing the New Fund Option will receive one New Fund share for each $10.00 of Existing Fund net asset value their holdings of Existing Fund shares represent. The terms of the merger provide that the New Fund will receive a portion of the assets and liabilities of each participating Existing Fund and will have an initial net asset value equal to the aggregate net asset value represented by electing shareholders who receive New Fund shares.

    The proposal is described in detail in the accompanying joint proxy statement/prospectus. Additional information regarding the New Fund contained in a statement of additional information relating to this joint proxy statement/prospectus (or the Statement of Additional Information) is available without charge, upon request by calling the toll free number set forth below or writing to the Existing Funds at the address set forth below. The Statement of Additional Information, dated December 26, 2002, is incorporated by reference into this joint proxy statement/prospectus.

    You are invited to attend a special meeting of the shareholders for your
Existing Fund, which will be held on [            ], 2003 at 9:00  a.m. at
[                  ] to consider and vote upon a proposal to approve and adopt the amended and restated agreement and plan of reorganization, including the plan of merger constituting a part thereof, that was executed on November 21, 2002 by each Existing Fund listed above, First American and the New Fund (or the Merger Agreement).

    The board of directors of each Existing Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Existing Fund. Accordingly, the board of directors of each Existing Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Existing Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement and the asset transfers contemplated by the Merger Agreement.

    In the pages that follow, we have described the risks and benefits of voting "FOR" the merger. We have also provided a question and answer memorandum intended to answer many of the questions you might have. If you have further questions, you can call our Call Center Department at (800) 677-3863.

                                          Very truly yours,

                                          Mark Jordahl,
                                          Vice President--Investments

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (800) 677-3863

                       ----------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 2003

                       ----------------------------------

   A special meeting of shareholders of each of American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III and American Select Portfolio Inc. is scheduled to be
held at [                  ] at 9:00 a.m., local time on [                  ],
2003. Your board of directors asks you to attend this special meeting (in person or by proxy) for the following purposes:

 1. To consider and approve the proposal (a) to merge each Existing Fund into First American Strategic Real Estate Portfolio Inc., with First American Strategic Real Estate Portfolio Inc. as the surviving entity, (b) to adopt the Merger Agreement and (c) to approve the contribution transactions whereby the assets and liabilities of the Existing Funds will be allocated between First American and the New Fund.

 2. To transact any other business as may properly come before the special meeting and any adjournments of the special meeting.

    Only shareholders of record of each Existing Fund as of the close of
business on [            ], 2003 are entitled to notice of, and to vote at, this
special meeting and any adjournments of this special meeting. A list of shareholders of record of each Existing Fund as of the close of business on
[            ], 2003 will be available at the special meeting for examination by any shareholder or any shareholder's attorney or agent. Please note that, by delivering a proxy to vote at the special meeting, you are also granting a proxy to vote in favor of any adjournments of the special meeting. If the merger of an Existing Fund is consummated, holders of record of that Existing Fund's shares who do not vote their shares in favor of the merger and who strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act will be entitled to statutory dissenters' appraisal rights as described under the caption "THE MERGER--Availability of Statutory Dissenters' Appraisal Rights" in the accompanying joint proxy statement/prospectus.

    We invite you to attend the special meeting because it is important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete the enclosed proxy card by signing, dating and returning the proxy card in the accompanying postage-paid envelope or by taking advantage of our phone or internet voting procedures. If you attend the special meeting, you may revoke your proxy and vote in person.

                                          By the Orders of the Boards of
                                          Directors,

                                          James D. Alt,
                                          Secretary

                             SUBJECT TO COMPLETION
THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT (OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY
STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

            JOINT PROXY STATEMENT/PROSPECTUS DATED            , 2003
                            ------------------------

        JOINT PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                   AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                                      AND
                         AMERICAN SELECT PORTFOLIO INC.
                       TO BE HELD ON [            ], 2003
                            ------------------------

          THIS JOINT PROXY STATEMENT ALSO SERVES AS THE PROSPECTUS OF

  FIRST AMERICAN STRATEGIC REAL ESTATE     FIRST AMERICAN STRATEGIC INCOME PORTFOLIO
             PORTFOLIO INC.                                  INC.
 UP TO 67,261,775 SHARES OF COMMON STOCK    UP TO 33,288,027 SHARES OF COMMON STOCK

                            ------------------------

    This joint proxy statement/prospectus relates to the merger of American Strategic Income Portfolio Inc., a Minnesota corporation (or American Strategic), American Strategic Income Portfolio Inc.--II, a Minnesota corporation (or American Strategic II), American Strategic Income Portfolio Inc.--III, a Minnesota corporation (or American Strategic III) and American Select Portfolio Inc., a Minnesota corporation (or American Select and together with American Strategic, American Strategic II and American Strategic III, the Existing Funds) with and into First American Strategic Real Estate Portfolio Inc., a Maryland corporation (or First American). First American will ultimately be the surviving company in the merger.

    First American is a newly-formed specialty finance company that will elect to be taxed as a real estate investment trust for federal income tax purposes. As a result of the merger, shareholders of Existing Funds participating in the merger will receive one newly issued share of First American common stock for each $10.00 of Existing Fund net asset value (as determined on the last business day of the week immediately preceding the merger) their holdings of Existing Fund shares represent. The terms of the merger also provide shareholders who prefer to receive and retain an investment that is substantially similar to their existing investments in the Existing Funds with an option (or the New Fund Option) to exchange their Existing Fund shares for shares in First American Strategic Income Portfolio Inc. (or the New Fund).

    The New Fund, a Minnesota corporation, is registered as a closed-end management investment company under Section 8(b) of the Investment Company Act of 1940, as amended (or the Investment Company Act) and has investment policies, restrictions and strategies substantially similar to those of the Existing Funds. Shareholders electing the New Fund Option will receive one New Fund share for each $10.00 of Existing Fund net asset value their holdings of Existing Fund shares represent. When New Fund shares are issued, the mortgage loans and other assets, subject to related liabilities, of each participating Existing Fund will be allocated through certain contribution transactions described further herein between First American and the New Fund in proportion to the percentage in interest of shareholders in that Existing Fund that will receive New Fund shares.

    The merger involves risks that are described fully in the section entitled "RISK FACTORS" beginning on page 41, including:

    - PRIOR TO THE CLOSING OF THE MERGER, THERE WILL BE NO PUBLIC MARKET FOR THE SHARES OF FIRST AMERICAN OR THE NEW FUND OFFERED TO SHAREHOLDERS IN THE MERGER. THERE IS SUBSTANTIAL UNCERTAINTY AS TO THE PRICE AT WHICH THESE SHARES WILL TRADE FOLLOWING THE MERGER.

    - ONE MEMBER OF THE BOARD OF DIRECTORS OF EACH EXISTING FUND IS AN EXECUTIVE OFFICER OF U.S. BANCORP, THE ULTIMATE PARENT COMPANY OF THE EXISTING FUNDS' INVESTMENT ADVISOR, U.S. BANCORP ASSET MANAGEMENT, INC., AND U.S. BANCORP ASSET MANAGEMENT, INC. HAS INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM, OR IN ADDITION TO, SHAREHOLDER INTERESTS.

    - SHAREHOLDERS OF EXISTING FUNDS RECEIVING SHARES OF FIRST AMERICAN IN THE MERGER WILL FUNDAMENTALLY CHANGE THE NATURE OF THEIR INVESTMENTS FROM A REGISTERED MANAGEMENT INVESTMENT COMPANY, WHICH

      HOLDS A RELATIVELY STATIC PORTFOLIO OF MORTGAGES AND MORTGAGE-RELATED ASSETS, INTO A POTENTIALLY LARGER, GROWTH ORIENTED, SPECIALTY FINANCE COMPANY EMPLOYING HIGHER LEVELS OF BORROWINGS IN ITS INVESTMENT STRATEGY. THESE HIGHER LEVELS OF BORROWING COULD RESULT IN HIGHER VOLATILITY OF PERFORMANCE.

    - FIRST AMERICAN, WHICH WILL BE MORE ACTIVELY MANAGED THAN THE EXISTING FUNDS, ALSO WILL PAY HIGHER MANAGEMENT FEES. IN ADDITION, FIRST AMERICAN, UNLIKE THE EXISTING FUNDS OR THE NEW FUND, MAY HAVE TO PAY A TERMINATION FEE IF ITS ADVISORY AGREEMENT IS TERMINATED WITHOUT CAUSE OR IS NOT RENEWED BY FIRST AMERICAN.

    - IF AN EXISTING FUND'S SHAREHOLDERS FAIL TO APPROVE THE MERGER OR AN EXISTING FUND OTHERWISE FAILS TO PARTICIPATE IN THE MERGER AND THE MERGER IS CONSUMMATED, THE NON-PARTICIPATING EXISTING FUND MAY FACE SIGNIFICANT OPERATING AND ADMINISTRATIVE CHALLENGES.

    - THE RECEIPT OF NEW FUND SHARES BY SHAREHOLDERS WHO SELECT THE NEW FUND OPTION WILL BE A TAXABLE EVENT. IN ADDITION, THE PRORATION OF ELECTIONS TO RECEIVE NEW FUND SHARES, AS PROVIDED BY THE MERGER AGREEMENT, MAY CAUSE SHAREHOLDERS ELECTING TO RECEIVE SHARES OF THE NEW FUND TO INSTEAD RECEIVE A COMBINATION OF NEW FUND SHARES AND SHARES OF FIRST AMERICAN.

    First American has applied to list its common stock on the New York Stock Exchange (or NYSE) under the symbol "FAR." First American Strategic Income Portfolio Inc. has applied to list its common stock on the American Stock Exchange (or AMEX) under the symbol " ."

    You should retain this joint proxy statement/prospectus for future reference. It sets forth concisely the information about First American and the New Fund that you should know before investing. A Statement of Additional Information containing additional information about the New Fund has been filed with the Securities and Exchange Commission (or the SEC) and is incorporated herein by reference. You may obtain a copy of the Statement of Additional Information by contacting the New Fund at 800 Nicollet Mall, Minneapolis, Minnesota 55402, or calling (800) 677-3863.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This joint proxy statement/prospectus is dated [        , 2003], and is
first being mailed to shareholders of the Existing Funds on or about [        ,
2003].

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
WHERE YOU CAN FIND MORE INFORMATION...............      v
WHAT INFORMATION YOU SHOULD RELY ON...............     vi
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS......................................    vii
SUMMARY TERM SHEET................................      1
QUESTIONS AND ANSWERS ABOUT THE MERGER............      5
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS...     13
  Introduction....................................     13
  Who We Are......................................     13
  The Merger......................................     18
  Stock Price and Dividend Information............     32
  If You Require Further Information..............     32
SUMMARY HISTORICAL FINANCIAL DATA.................     33
FIRST AMERICAN SUMMARY PRO FORMA FINANCIAL DATA...     37
NEW FUND PRO FORMA CAPITALIZATION.................     38
COMPARATIVE FEES AND EXPENSES TABLE...............     39
  Example.........................................     40
RISK FACTORS......................................     41
  Risks Related to the Merger.....................     41
  Risks Related to Payment of Distributions.......     45
  Risks Related to Business Operations............     46
  Risks Related to the Structure of First
    American......................................     55
  Risks Related to the Structure of the New
    Fund..........................................     57
THE EXISTING FUNDS................................     59
  Investment Objectives and Policies..............     59
  Taxation........................................     62
  Portfolio Composition...........................     62
  Historical Performance..........................     65
  Repurchase Offers...............................     67
  Management and Administration...................     68
  Directors and Officers..........................     68
  Valuation of Certain of the Existing Funds'
    Assets........................................     69
  Regulatory Matters..............................     70
  The Investment Advisor..........................     72
  Legal Proceedings...............................     73
FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO
  INC.............................................     74
  General.........................................     74
  Investment Strategy.............................     74
  Operating Policies and Strategies...............     75
  Right to Inspect Books and Records..............     79
  Reports.........................................     80
  Legal Proceedings...............................     80
FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.....     81
  General.........................................     81

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
  Investment Objective and Operating Policies.....     81
  Repurchase of Common Shares; Conversion to
    Open-End Fund.................................     82
  Valuation of Certain of the New Fund's Assets...     83
  Dividend Reinvestment Plan......................     83
  Regulatory Matters..............................     84
  Right to Inspect Books and Records..............     85
  Reports.........................................     85
  Legal Proceedings...............................     85
THE MERGER........................................     85
  Background of the Merger........................     85
  Recommendations of the Board of Directors of
    Each Existing Fund and the Special
    Committee.....................................     92
  Exchange of Existing Fund Shares for First
    American Shares...............................     92
  Exchange of Existing Fund Shares for New Fund
    Shares........................................     94
  Alternatives to Merger..........................     97
  Interests of Certain Persons in the Merger......    100
  The Fairness Opinions of the Financial
    Advisor.......................................    100
  Opinion of the Financial Advisor................    100
  What Shareholders Will Receive in the Merger....    107
  The Merger Agreement............................    108
  Investment Allocation Procedures Following the
    Merger........................................    115
  Delisting and Deregistration of the Existing
    Funds' Shares.................................    116
  Regulatory Approvals Required for the Merger....    116
  Exemptive Relief................................    116
  Accounting Treatment............................    117
  Tax Treatment of the Merger and Receipt of First
    American Shares...............................    117
  Tax Treatment of the Receipt of New Fund
    Shares........................................    117
  Fees and Expenses of the Merger.................    118
  Consequences if the Merger is Not Approved......    118
  Only American Strategic III May Approve the
    Merger Without the Participation of Any Other
    Existing Fund.................................    119
  Availability of Statutory Dissenters' Appraisal
    Rights........................................    119
THE MEETING.......................................    123
  The Existing Funds' Special Meeting.............    123
  How to Elect the Merger Consideration You Are to
    Receive.......................................    125
MANAGEMENT OF FIRST AMERICAN......................    126
  The Board of Directors and Executive Officers of
    First American................................    126
  Committees of the Board of Directors............    129
  Vacancies on the Board of Directors.............    129
  Compensation of Directors and Officers..........    130
  Indemnification.................................    130
  The Investment Advisor..........................    130
  The REIT Advisory Agreement.....................    131

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
MANAGEMENT OF THE NEW FUND........................    135
  The Board of Directors and Executive Officers of
    the New Fund..................................    135
  Committees of the Board of Directors............    138
  Compensation of Directors and Officers of the
    New Fund......................................    138
  Indemnification.................................    139
  Investment Advisor to the New Fund..............    140
  The New Fund Advisory Agreement.................    141
  Administration of the New Fund..................    142
  Custodian, Transfer Agent and Registrar for the
    New Fund......................................    142
  Expenses of the New Fund........................    142
  Affiliated Brokerage............................    143
  Code of Ethics..................................    143
SELECTED HISTORICAL FINANCIAL DATA................    144
SELECTED PRO FORMA FINANCIAL DATA.................    149
COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
  THE EXISTING FUNDS, THE NEW FUND AND FIRST
  AMERICAN........................................    150
  Overview........................................    150
  Change in Accounting Basis......................    150
  Change in Financial Statements..................    151
  Change to a Growth Oriented Business Plan.......    152
  Change in Management Fee Structure..............    152
  Change in Distribution Requirements.............    153
  Change in Capital Loss Carryovers...............    153
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
  MARKET RISK AFFECTING FIRST AMERICAN............    154
  Market Risk.....................................    154
  Credit Risk.....................................    156
  Asset and Liability Management..................    157
  Liquidity Risk..................................    157
  Prepayment Risk.................................    157
STOCK OWNERSHIP OF THE EXISTING FUNDS.............    158
  American Strategic Income Portfolio Inc.........    158
  American Strategic Income Portfolio Inc.--II....    159
  American Strategic Income Portfolio Inc.--III...    160
  American Select Portfolio Inc...................    161
DESCRIPTION OF CAPITAL STOCK OF FIRST AMERICAN....    162
  General.........................................    162
  Preferred Stock.................................    162
  Common Stock....................................    162
  Additional Classes of Stock.....................    163
  Restrictions on Transfer........................    163
DESCRIPTION OF CAPITAL STOCK OF THE NEW FUND......    165

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
US FEDERAL INCOME TAX CONSEQUENCES................    166
  US Federal Income Tax Treatment of the Merger
    and the Receipt of First American Shares......    166
  US Federal Income Tax Treatment of the Receipt
    of New Fund Shares............................    167
  US Federal Income Tax Consequences of the Merger
    on First American's Qualification as a
    REIT-Earnings and Profits Distribution
    Requirement...................................    167
  US Federal Income Taxation of First
    American-General..............................    168
  Requirements for Qualification as a Real Estate
    Investment Trust..............................    169
  US Federal Taxation of Taxable U.S. Shareholders
    of First American.............................    173
  US Federal Income Taxation of Tax-Exempt
    Shareholders..................................    174
  US Federal Income Taxation of the New Fund......    175
  US Federal Income Taxation of Taxable U.S.
    Shareholders of the New Fund..................    177
  US Federal Income Taxation of Tax-Exempt
    Shareholders of the New Fund..................    178
  US Federal Income Taxation of Non-U.S.
    Shareholders of Either First American or the
    New Fund......................................    178
  State, Local and Foreign Taxation...............    180
ERISA CONSIDERATIONS..............................    181
COMPARISON OF RIGHTS AND INVESTMENTS..............    182
  Comparison of Shareholder Rights................    182
  Comparison of Federal Tax Requirements for
    Qualification as a Regulated Investment
    Company and a Real Estate Investment Trust....    189
  Comparison of the Advisory Agreements to the
    REIT Advisory Agreement.......................    191
EXPERTS...........................................    194
LEGAL MATTERS.....................................    194
OTHER MATTERS.....................................    194

APPENDICES
  Appendix A--Amended and Restated Agreement and
    Plan of Reorganization........................    A-1
  Appendix B--Plan of Merger......................    B-1
  Appendix C-1--Fairness Opinion of Friedman,
    Billings, Ramsey & Co. To American Strategic
    Income Portfolio Inc..........................  C-1-1
  Appendix C-2--Fairness Opinion of Friedman,
    Billings, Ramsey & Co. To American Strategic
    Income Portfolio Inc.--II.....................  C-2-1
  Appendix C-3--Fairness Opinion of Friedman,
    Billings, Ramsey & Co. To American Strategic
    Income Portfolio Inc.--III....................  C-3-1
  Appendix C-4--Fairness Opinion of Friedman,
    Billings, Ramsey & Co. To American Select
    Portfolio Inc.................................  C-4-1
  Appendix D--Sections 302A.471 & 302A.473 of the
    Minnesota Business Corporation Act............    D-1
  Appendix E--Investment Policies of the Existing
    Funds and the New Fund........................    E-1

                      WHERE YOU CAN FIND MORE INFORMATION

    First American has filed with the SEC a registration statement on Form S-4 (File No. 333-85338), of which this joint proxy statement/prospectus forms a part. This Form S-4 Registration Statement registers the distribution of First American common stock to Existing Fund shareholders. The New Fund has also filed with the SEC registration statements on Form N-14 (Securities Act File
No. [          ]), in which this joint proxy statement/prospectus is
incorporated by reference, and Form N-2 (Investment Company Act File
No. [          ]). The Form N-14 Registration Statement registers the shares to be offered and issued by the New Fund in the merger under the Securities Act of 1933, as amended (or the Securities Act). The Form N-2 Registration Statement registers the New Fund as an investment company under Section 8(b) of the Investment Company Act. The rules and regulations of the SEC allow the Existing Funds, the New Fund and First American to omit some information included in the Form S-4 Registration Statement and the Form N-14 and Form N-2 Registration Statements from this joint proxy statement/prospectus. In addition, the Existing Funds file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (or the Exchange Act), and the Investment Company Act. You may read and copy any of this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    In addition, the SEC also maintains an internet web site that contains reports, proxy statements and other information regarding issuers, including First American, the Existing Funds and the New Fund, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning First American and the Existing Funds may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005. Following the merger, reports, proxy statements and other information concerning the New Fund may also be inspected at the offices of the American Stock Exchange, which are located at 86 Trinity Place, New York, New York 10006.

    The SEC allows the Existing Funds, the New Fund and First American to "incorporate by reference" information in this document, which means:

     - that they can disclose important information to you by referring you to another document filed separately with the SEC;

     - the information incorporated by reference is considered to be a part of this joint proxy statement/prospectus; and

     - information that they file with the SEC will automatically update and supersede the information in this joint proxy statement/prospectus and any information that was previously incorporated in this joint proxy statement/prospectus.

    The documents listed in the following numbered paragraphs that the Existing Funds and the New Fund have previously filed with the SEC are considered to be a part of this joint proxy statement/ prospectus. They contain important business and financial information about the Existing Funds and the New Fund that is not included in or delivered with this document.

 1. American Strategic and American Select's Annual Report on Form N-30D for the fiscal year ended November 30th in each of 2001, 2000 and 1999;

 2. American Strategic II and American Strategic III's Annual Report on Form N-30D for the fiscal year ended May 31st in each of 2002, 2001 and 2000;

 3. American Strategic and American Select's Semi-Annual Report on Form N-30D for the semi-annual period ended May 31, 2002;

 4. Each Existing Fund's Proxy Statement, dated August 23, 2002, for its Annual Meeting of Shareholders held on October 1, 2002; and

 5. The New Fund's Statement of Additional Information included in its Form N-14 Registration Statement, containing additional information about the New Fund.

    The Existing Funds also incorporate by reference all additional documents that they may file with the SEC between the date of this joint proxy statement/prospectus and the date of each Existing Fund's special meeting. These include periodic reports, such as annual reports and semi-annual reports, as well as proxy materials.

    You may request a copy of each of the above-listed documents at no cost by contacting the Existing Funds or the New Fund at:

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (800) 677-3863

    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL SHAREHOLDERS MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN
[           ], 2003.

                      WHAT INFORMATION YOU SHOULD RELY ON

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE APPENDICES ATTACHED HERETO WHICH ARE SPECIFICALLY INCORPORATED BY REFERENCE OR IN OTHER DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS DOCUMENT. THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    THIS DOCUMENT IS DATED [           ], 2003. THE INFORMATION CONTAINED IN
THIS JOINT PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, FIRST AMERICAN OR THE NEW FUND COMMON STOCK OR TO ASK FOR PROXIES, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain information and statements included in, or incorporated by reference into, this joint proxy statement/prospectus may constitute forward-looking statements. Such forward-looking statements may involve First American's or the New Fund's plans, objectives, projections and expectations, which are dependent upon a number of factors including the availability of capital, the availability of new mortgage investments and other new business initiatives which are subject to a number of contingent factors such as the effects of national and local economic conditions, changes in interest rates and the condition of the capital markets that may prevent First American or the New Fund from achieving its objectives. First American's and the New Fund's actual results, performance or achievements may differ materially from anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are those statements which are not statements of historical fact. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. First American and the New Fund undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this joint proxy statement/prospectus may not occur.

                               SUMMARY TERM SHEET

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AS WELL AS THOSE DOCUMENTS INCORPORATED BY REFERENCE FOR A MORE COMPLETE DESCRIPTION OF THE MERGER.

    -  THE PARTIES.

       First American--First American Strategic Real Estate Portfolio Inc.;

       The New Fund--First American Strategic Income Portfolio Inc.; and

       The Existing Funds-American Strategic Income Portfolio Inc.; American Strategic Income Portfolio Inc.--II; American Strategic Income Portfolio Inc.--III; and American Select Portfolio Inc.

   -  THE MERGER.

      The merger is being proposed pursuant to an amended and restated plan of reorganization, including the plan of merger constituting a part thereof, dated as of November 21, 2002, among each Existing Fund, First American and the New Fund (or the Merger Agreement).

      Pursuant to the Merger Agreement, each of the Existing Funds participating in the merger will merge with and into First American, a specialty finance company that will elect to be taxed as a real estate investment trust (or a REIT) for federal income tax purposes, with First American being the surviving entity in the merger.

      As a result of the merger, Existing Fund shareholders will exchange their shares in the Existing Funds for shares of First American common stock.

      The Merger Agreement also provides shareholders who prefer to receive and retain an investment that is substantially similar to their existing investments in the Existing Funds with an option (or the New Fund Option) to exchange their Existing Fund shares for shares in First American Strategic Income Portfolio Inc. (or the New Fund). The New Fund, a Minnesota corporation, filed a registration statement to register as a closed-end management investment company under Section 8(b) of the Investment Company Act and has investment policies, restrictions and strategies substantially similar to those of the Existing Funds.

      The mortgage loans and other assets, subject to related liabilities, of each participating Existing Fund will be allocated through certain contribution transactions described further herein between First American and the New Fund in proportion to the percentage in interest of shareholders in each Existing Fund that will receive shares in each such company. Such assets will constitute the initial assets of First American and the New Fund upon completion of the merger.

   -  THE SPECIAL MEETING OF SHAREHOLDERS.

      GENERAL. This joint proxy statement/prospectus is being furnished to the shareholders of each Existing Fund for use at a special meeting of the shareholders to be held collectively by the Existing Funds or any adjournment or postponement of such meeting. At the special meeting, the shareholders will be asked to consider and vote upon a proposal to approve the merger and adopt the Merger Agreement whereby the assets and liabilities of the Existing Funds will be allocated between First American and the New Fund.

      VOTE REQUIRED. For each Existing Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Existing Fund is required to approve the merger and adopt the related Merger Agreement whereby the assets and liabilities of the Existing Funds will be allocated between First American and the New Fund.

      RECORD DATE. The Existing Funds have set [                ], 2003 as the
      record date for determining those shareholders who are entitled to notice of and to vote at the special meeting for each Existing Fund.

 - WHAT YOU WILL RECEIVE IN THE MERGER.

       Shareholders in the Existing Funds that participate in the merger will receive shares of First American common stock at the exchange rate of one newly issued share of First American common stock for each $10.00 of Existing Fund net asset value their shares represent. In lieu of receiving such shares, shareholders may elect to receive shares of common stock in the New Fund. Shareholders electing this option will receive one newly issued share of the New Fund common stock for each $10.00 of Existing Fund net asset value their shares represent.

       The terms of the merger provide that the number of shares held by shareholders in each participating Existing Fund that may receive New Fund shares or cash through the exercise of statutory dissenters' appraisal rights will be limited to 49% of the shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds. If such prorating is necessary for any Existing Fund, affected shareholders will receive First American common stock for the balance of their Existing Fund shares that are not converted into shares of the New Fund.

       The net asset value of each Existing Fund for this purpose will be determined under the existing net asset value policies of the Existing Funds, which will take into account the estimated expenses of the merger, and will be calculated as of the last business day of the week immediately preceding the closing of the merger. This date will be used for the calculation because (i) it is standard practice for the Existing Funds to calculate net asset value at the end of each week and (ii) it will allow sufficient time to close the transaction without having the number of shares fluctuate. The $10.00 per share net asset value of First American and the New Fund common stock was selected because it is a round number that simplifies the share exchange calculation.

 - CONDITIONS TO THE MERGER.

       Under the Merger Agreement, the completion of the merger for each Existing Fund depends upon the satisfaction of a number of conditions, including:

    - approval of the merger and adoption of the Merger Agreement by its shareholders;

    - Existing Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders exercising statutory dissenters' appraisal rights under Minnesota law and net of net assets to be transferred to the New Fund) shall have elected to participate in the merger;

    - shareholders of the Existing Funds holding shares representing at least $50 million in net asset value shall elect to receive New Fund shares, and such shareholders shall consist of no fewer than 500 separate shareholders that each hold shares representing a minimum of $1,000 in net asset value;

    - for any proper New Fund elections that have been made, the asset transfers between the participating Existing Fund and the New Fund, as contemplated in the Merger Agreement, shall have been completed;

    - receipt of an asset transfer certificate from USBAM certifying that the transfers of assets and liabilities comply with the agreed-upon asset allocation methodology;

    - holders of not more than 5% of the outstanding shares of that Existing Fund shall have exercised statutory dissenters' appraisal rights;

    - absence of any law or court order prohibiting the merger;

    - receipt of a tax opinion that the merger qualifies as a tax-free reorganization for those shareholders electing to receive shares of First American and that First American will qualify as a real estate investment trust for tax purposes;

    - receipt of all necessary governmental consents and approvals, including an exemptive order granted by the SEC;

    - execution and delivery of investment advisory agreements by First American and the New Fund and the external investment advisor, U.S. Bancorp Asset Management (or USBAM), a wholly-owned subsidiary of U.S. Bank National Association;

    - accuracy of the representations and warranties as of the closing date of the merger;

    - performance of the obligations of each Existing Fund, the New Fund and First American under the Merger Agreement and receipt of an officer's certificate to that effect;

    - receipt of consents and/or waivers necessary in connection with the merger; and

    - the listing of First American shares on the NYSE and the listing of New Fund shares on the AMEX.

 - THE BOARD OF DIRECTORS OF EACH EXISTING FUND RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE MERGER AGREEMENT.

       The board of directors of each Existing Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Existing Fund. Accordingly, the board of directors of each Existing Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Existing Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement.

       In reaching this determination, the board of directors of each Existing Fund considered the deliberations, findings and recommendations of a special committee of independent directors, which was appointed by the board of directors of each Existing Fund to make findings with respect to the merger, to consider possible alternatives to the merger, to lead the negotiations of the terms of the merger with USBAM, the investment advisor to the Existing Funds and a wholly-owned subsidiary of U.S. Bancorp, and to report to the full board of directors of each Existing Fund on its deliberations, findings and recommendations. The boards of directors and the special committee also consulted with Friedman, Billings, Ramsey & Co., Inc. (or FBR), legal counsel and the Existing Funds' accountants and received fairness opinions from FBR (or the Fairness Opinions).

 - THE MERGER MAY HAVE TAX CONSEQUENCES TO YOU.

       The merger is intended to qualify as a tax-free reorganization for shareholders electing to receive shares of First American common stock. The Existing Funds' shareholders should not recognize taxable gain or loss as a result of the merger. You should consult with your tax advisor regarding the tax consequences of the merger to you. The Existing Funds have received an opinion from Ernst & Young LLP (or Ernst & Young) stating that the merger will qualify as a tax-free reorganization under
       Section 368(a) of the Internal Revenue Code of 1986, as amended (or the
       Code), for shareholders receiving shares in First American, and that the Existing Funds' shareholders receiving shares in First American (other than in respect of cash received in the case of fractional shares) will not recognize a taxable gain or loss as a result of the merger.

       The New Fund Option will be taxable to shareholders electing this option at capital gains rates to the extent of the difference between the fair market value of the shares of the New Fund received in the merger over the adjusted tax basis of their Existing Fund shares converted into New Fund shares. It is possible that a shareholder's receipt of New Fund shares or cash could be treated as a dividend and subject to tax at ordinary income rates if the shareholder's beneficial interest in the Existing Fund (taking into account application of the constructive ownership rules of the Code) is not sufficiently reduced in connection with the merger. However, under applicable Internal Revenue Service guidelines, a holder of a minority interest in First American whose relative stock interest in First American is minimal, who exercises no control over the affairs of First American, and who experiences a reduction in the shareholder's proportionate interest in First American relative to the shareholder's proportionate interest in the Existing Funds, both directly and by application of the constructive ownership rules, generally will not be deemed to have received a distribution of a dividend under the rules set forth in
       Section 302(b)(1) of the Code.

 - THE EXISTING FUNDS WILL INCUR FEES AND EXPENSES IN CONNECTION WITH THE
   MERGER.

       Except as set forth below, all costs and expenses incurred in connection with the merger (including, but not limited to, the preparation of all necessary registration statements, proxy materials and other documents, preparation for and attendance at board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger) shall be borne by the Existing Funds. Such costs and expenses will be allocated among the Existing Funds based on their relative net asset values whether or not an Existing Fund participates in the merger. However, costs and expenses incurred in connection with the legal representation of USBAM's interests with respect to the merger and related matters will be borne by USBAM. The estimated costs and expenses related to the merger are $4,500,000. The Existing Funds as a group will bear the first $3,400,000 of such expenses and will, subject to certain exceptions, equally share all transaction expenses in excess of $3,400,000 with USBAM. Each Existing Fund's pro rata share of expenses will be determined based on its relative net asset value. Based on the net asset values of the Existing Funds as of May 31, 2002, the Existing Funds would bear the following percentages of the expenses of the merger that are to be borne by the Existing Funds:
       American Strategic: 7.9%; American Strategic II: 31.3%; American Strategic III: 39.6%; and American Select: 21.2%. See "THE MERGER--Fees and Expenses of the Merger."

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THIS PROPOSAL? (SEE PAGE 85)

A: The proposal, as described in this joint proxy statement/prospectus, relates to a merger that will combine the Existing Funds into a single newly-formed REIT, First American. Shareholders of the Existing Funds participating in the merger will receive shares of First American common stock. Alternatively, the merger also allows shareholders to elect to exchange their Existing Fund shares for shares in the New Fund, a newly-formed, closed-end, registered management investment company. This joint proxy statement/prospectus details the proposed merger and provides information about the Existing Funds, First American and the New Fund as well as the benefits and risks associated with the merger. We encourage you to carefully read this joint proxy statement/prospectus in its entirety.

Q:  WHAT WILL FIRST AMERICAN DO? (SEE PAGE 74)

A: First American was formed as the vehicle through which the Existing Funds will continue their businesses upon completion of the merger. First American's strategy is to grow its investment portfolio and net income over time through additional investments in mortgage-related assets that will enable it to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowing and hedging activities. First American will seek to qualify and will elect to be taxed as a REIT for federal income tax purposes. First American will continue to invest in many of the same types of assets held by the Existing Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans.

    As of May 31, 2002, the Existing Funds held a portfolio of over 195 separate mortgage loans with an aggregate outstanding principal amount of approximately $693.0 million and U.S. agency mortgage-backed securities with an aggregate outstanding balance of approximately $105.7 million. The loan portfolio had a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.30%. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. Of the Existing Funds' remaining assets at May 31, 2002, the largest portion was approximately $96.0 million in corporate notes to real estate opportunity funds. As noted, the Existing Funds seek to enhance their earnings by financing portions of their mortgage-related asset portfolios with short-term borrowings. As of May 31, 2002, these borrowings totaled approximately $257.5 million.

    Upon completion of the merger, it is anticipated that First American will have greater borrowing capacity than the Existing Funds. First American has obtained a verbal commitment from the institutions with whom the Existing Funds have lending relationships to expand their current cumulative whole loan reverse repurchase agreement capacity of $210,000,000 to $350,000,000. In addition, First American is taking steps to add at least two additional lending facilities, each to provide $250,000,000 of additional borrowing capacity. First American is currently negotiating with six financial institutions to obtain such financing, which remains subject to further negotiation and execution of a mutually acceptable agreement.

    To the extent that the initial assets of First American are reduced by the allocation of assets to the New Fund, First American's additional borrowing capacity will also be reduced.

Q:  WHAT IS A REIT? (SEE PAGE 74)

A: A REIT is essentially a corporation or business trust that combines the capital of many investors to acquire or provide financing for all forms of real estate. A REIT serves much like a mutual fund for real estate in that investors obtain the benefit of a diversified portfolio under professional management. Its shares are freely traded, often on a major stock exchange. A corporation or trust that qualifies as a REIT generally does not pay corporate income tax to the extent that it distributes its net income to shareholders.

Q:  WILL FIRST AMERICAN QUALIFY AS A REIT? (SEE PAGE 74)

A: Yes. First American will seek to qualify and elect to be taxed as a REIT. Ernst & Young has delivered to First American an opinion that, commencing with its taxable year ending December 31, 2003, First American will be organized in accordance with, and its proposed method of operation will enable it to meet, the requirements for qualification and taxation as a REIT.

Q:  WHAT WILL THE NEW FUND DO? (SEE PAGE 81)

A: The New Fund, a Minnesota corporation, has registered under Section 8(b) of the Investment Company Act as a closed-end, registered management investment company and has investment policies, restrictions and strategies that are substantially similar to those of the Existing Funds. The shares of the New Fund that will be offered and issued in the merger will be registered under the Securities Act. The New Fund's investment portfolio will initially consist of its share of Existing Funds assets, primarily single-family, multifamily and commercial loans and mortgage-backed securities. The New Fund will not qualify as a REIT.

Q:  WHAT WILL BE THE DIVIDEND POLICY OF FIRST AMERICAN? (SEE PAGE 75)

A: First American intends to make quarterly dividend and distribution payments to its shareholders. Under the applicable REIT requirements of the Code, First American is required to distribute at least 90% of its taxable income. First American intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of First American, the market price for its common stock and other factors the board considers relevant.

Q:  WHAT WILL BE THE DIVIDEND POLICY OF THE NEW FUND? (SEE PAGE 17)

A: The New Fund intends to make monthly dividend and distribution payments to its shareholders in a manner and form consistent with the dividend and distribution payments currently made by the Existing Funds. Under the applicable regulated investment company (or RIC) requirements of the Code, the New Fund is required to distribute, on an annual basis, at least 90% of the sum of (i) its investment company taxable income and (ii) net tax-exempt income. The New Fund intends to make monthly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a monthly basis by the New Fund's board of directors, taking into account, in addition to the RIC requirements, the cash needs and net income of the New Fund, the market price for its stock and other factors the board of directors considers relevant.

Q: WHAT WERE THE PRINCIPAL CONSIDERATIONS TAKEN INTO ACCOUNT BY EACH EXISTING FUND'S BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE WITH RESPECT TO THE MERGER? (SEE PAGE 85)

A: The board of directors of each Existing Fund, including a special committee appointed for purposes of the proposed merger, has determined that the merger is fair to, and in the best interests of, the shareholders of that Existing Fund. Accordingly, the board of directors of each Existing Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Existing Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement.

    In reaching their determinations, the board of directors of each Existing Fund and the special committee considered that the merger allows Existing Fund shareholders to exchange their shares in the Existing Fund for shares of common stock in First American, which the boards of directors and the special committee believe provides the following benefits to shareholders: the potential for company growth and enhanced access to capital, a more flexible operating structure and decreased regulatory burden, the opportunity to increase borrowings used in investment activities, the potential for enhanced liquidity, greater investment diversification and the opportunity for shareholders to exchange their shares in a tax-deferred transaction.

    The board of directors of each Existing Fund and the special committee also took into account the following potentially negative factors associated with the exchange by shareholders of their shares in the Existing Funds for shares of First American: uncertain market price of First American common stock after the merger, the volatility of the REIT market, increased leverage may increase exposure to loss, increased compensation is payable to USBAM under the investment advisory agreement with First American (or the REIT Advisory Agreement), termination fees may be payable to USBAM under the REIT Advisory Agreement, shareholders of First American will no longer enjoy certain protections afforded by the Investment Company Act, restrictions imposed on operations and ownership in order to maintain REIT status and certain other negative factors.

    In considering such negative factors associated with the exchange of Existing Fund shares for shares in First American, the board of directors of each Existing Fund and the special committee also took into account that the merger offers shareholders of the Existing Fund the flexibility, subject to certain limitations, to receive and retain an investment that is substantially similar to their existing investments in the Existing Funds and thus avoid many of the potential negative factors associated with the receipt of shares of First American common stock in the merger.

    Neither the board of directors of any Existing Fund nor the special committee is making any recommendation to any individual shareholder as to whether such shareholder should select the New Fund Option. The boards of directors and the special committee believe that the decision to select the New Fund Option should depend upon the investment objectives, risk profile, tax circumstances, organizational form and regulatory limitations of each individual shareholder. However, in including the New Fund Option as part of the merger proposal, the boards of directors and the special committee considered the following positive and negative factors relating to the New Fund Option.

    The positive factors considered with respect to the New Fund Option included: (i) the ability of Existing Fund shareholders who are satisfied with their current investments to continue an investment in the New Fund which is substantially similar in terms of investment policies, strategies and limitations, (ii) similar investment advisory fees and other expenses,
    (iii) the lower leverage and the related lesser volatility and more modest risk/return characteristics that will be associated with the New Fund as compared to First American, (iv) the continued availability of Investment Company Act protections to shareholders who select the New Fund Option and
    (v) the potential to eliminate payment of multiple fixed costs.

    The negative factors considered with respect to the New Fund Option included: (i) the uncertain market price of New Fund common stock after the merger, (ii) the more limited access to capital and more limited flexibility of the New Fund as compared to First American, (iii) the potentially small size of the New Fund, (iv) the taxability of the New Fund Option, (v) the potential necessary prorating of New Fund shares to shareholders who elect to receive such shares and (vi) the potentially higher management fee that will be paid by the New Fund when compared to American Select.

    After consideration of the positive and negative factors affecting the transaction, the board of directors of each Existing Fund and the special committee recommend a vote in favor of the merger and the adoption of the Merger Agreement. In view of the wide variety of factors considered by the board of directors of each Existing Fund and the special committee, the boards of directors and the special committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The board of directors of each Existing Fund and the special committee viewed their positions and recommendations based on the totality of the information presented after taking into consideration all the factors set forth above. The board of directors of each Existing Fund and the special committee determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

Q:  WHAT SHAREHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER? (SEE PAGE 123)

A: In order for each Existing Fund to proceed with the special meeting of shareholders to vote on the merger, there must be a quorum. This means that at least a majority of that Existing Fund's shares must be represented at the special meeting, either in person or by proxy. For each Existing Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Existing Fund is required to approve the merger and adopt the Merger Agreement.

Q:  WHAT IS THE CONSIDERATION OFFERED IN THE MERGER? (SEE PAGE 107)

A: Shareholders in the Existing Funds that participate in the merger will receive shares of First American common stock at the exchange rate of one newly issued share of First American common stock for each $10.00 of Existing Fund net asset value their shares represent. In lieu of receiving such shares, shareholders may elect to receive shares of common stock in the New Fund. Shareholders electing this option will receive one newly issued share of the New Fund common stock for each $10.00 of Existing Fund net asset value their shares represent.

    The terms of the merger provide that the number of shares held by shareholders in each participating Existing Fund that may receive New Fund shares or cash through the exercise of statutory dissenters' appraisal rights will be limited to 49% of the shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds. If such prorating is necessary for any Existing Fund, affected shareholders will receive First American common stock for the balance of their Existing Fund shares that are not converted into shares of the New Fund.

    For purposes of determining the number of shares of First American or New Fund common stock that Existing Fund shareholders will receive, the net asset value of each Existing Fund will be determined under the existing net asset value policies of the Existing Funds, which will take into account the estimated expenses of the merger and will be calculated as of the last business day of the week immediately preceding the closing of the merger. This date will be used for the calculation because (i) it is standard practice for the Existing Funds to calculate net asset value at the end of each week and (ii) it will allow sufficient time to close the transaction without having the number of shares fluctuate. As a result, shareholders of the Existing Funds will not know the net asset value of their shares in the Existing Funds for purposes of the share exchange until after the shareholders vote and approve the merger. The $10.00 per share net asset value of First American and the New Fund common stock was selected because it is a round number that simplifies the share exchange calculation.

Q:  HOW DO I RECEIVE FIRST AMERICAN COMMON STOCK? (SEE PAGE 125)

A: If shareholders of a participating Existing Fund do not submit the New Fund Option Form or exercise statutory dissenters' appraisal rights, they will automatically receive First American common stock in exchange for their Existing Fund shares.

Q: WHO IS THE EXCHANGE AGENT IN THE TRANSACTION AND WHAT IS ITS ROLE? (SEE PAGE 125)

A: The exchange agent for the transaction is EquiServe. EquiServe will process the elections and will allocate New Fund shares and First American shares among the shareholders consistent with their elections and the proration procedures discussed in this joint proxy statement/prospectus. Soon after the closing, EquiServe will send to each Existing Fund shareholder who has not elected the New Fund Option or exercised statutory dissenters' rights a letter of transmittal for use in the exchange of shares and instructions explaining how to surrender stock certificates to EquiServe. If your shares are held in "street name" you will be contacted by your broker, bank or other nominee.

Q:  HOW DO I ELECT SHARES OF THE NEW FUND? (SEE PAGE 125)

A: The New Fund Option Form to elect to receive New Fund shares, in lieu of First American common stock, is enclosed with this joint proxy statement/prospectus, or, if your Existing Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee. If your shares are not held in "street name" and you wish to elect to receive New Fund shares in lieu of shares of First American in the merger, you must return your properly completed New Fund Option Form and your Existing Fund stock certificates to EquiServe on or before
    [            ] p.m., eastern time, on [            ], 2003. If your shares
    are held in "street name" and you wish to elect to receive New Fund shares, you must only return your properly completed New Fund Option Form but not your Existing Fund stock certificates. If you do not submit a New Fund Option Form or fail to comply with the option procedures, you will automatically receive First American common stock in exchange for your Existing Fund shares.

Q: WHAT IF, IN THE AGGREGATE, MORE THAN 49% OF THE SHAREHOLDERS IN ANY EXISTING FUND ELECT TO RECEIVE NEW FUND SHARES OR EXERCISE STATUTORY DISSENTERS' APPRAISAL RIGHTS? (SEE PAGE 107)

A: The terms of the merger provide that the number of shares held by shareholders in each participating Existing Fund that may receive New Fund shares or cash through the exercise of statutory dissenters' appraisal rights will be limited to 49% of the shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds. These shareholders will receive First American common stock for the portion of their shares that is not converted into New Fund shares.

Q: CAN I ELECT TO RECEIVE PART FIRST AMERICAN SHARES AND PART NEW FUND SHARES? (SEE PAGE 107)

A:  No. Shareholders must make one election with respect to all of their shares.

Q: HOW WILL THE ASSETS AND LIABILITIES OF THE EXISTING FUNDS BE ALLOCATED TO THE NEW FUND? (SEE PAGE 115)

A: After shareholders vote and elect their consideration options, EquiServe will calculate the percentage of shareholders of each Existing Fund electing the New Fund Option. Immediately prior to the closing of the merger, a specified percentage of the assets, subject to related liabilities, of each Existing Fund approving and participating in the merger will be contributed to the New Fund in exchange for shares of the New Fund. The percentage of assets and liabilities in each Existing Fund that will be contributed to the New Fund will equal the percentage in interest of shareholders of that Existing Fund that are to receive New Fund shares in the merger. For example, if 10% of the shareholders of an Existing Fund elect the New Fund Option, 10% of the assets, subject to related liabilities, of that Existing Fund will be contributed to the New Fund in exchange for shares in the New Fund. After such asset transfers and immediately prior to the merger, the Existing Funds participating in the merger will hold, in the aggregate, 100% of the outstanding shares of the New Fund. These shares will then be issued to shareholders receiving New Fund shares in the merger.

    The assets allocated between the New Fund and First American will be substantially equivalent, as measured by weighted average interest rates, credit quality, remaining maturity dates and other specified factors.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER? (SEE PAGE 166)

A: The merger is intended to qualify as a tax-free reorganization. The Existing Funds have received an opinion from Ernst & Young LLP stating that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code. Neither the Existing Funds nor their shareholders will recognize taxable gain or loss with respect to the distribution and receipt of common shares of First American in the merger. However, shareholders of the Existing Funds will recognize any gain realized with respect to the receipt of cash (pursuant to the exercise of statutory dissenters' appraisal rights or in lieu of fractional shares) or New Fund shares. The Existing Funds also will recognize any gain realized with respect to the distribution of New Fund shares. Each of the Existing Funds has capital loss carryovers available, which may be utilized to offset gain recognized with respect to the distribution of New Fund shares. USBAM believes that the amount of the capital loss carryovers available to each Existing Fund will be sufficient to offset completely any gain that each Existing Fund may recognize by reason of the distribution of New Fund Shares.

    Shareholders participating in the New Fund Option who receive solely New Fund shares generally will be subject to tax on gain they realize at capital gains rates (assuming the shares are held as capital assets) to the extent that the fair market value of the shares of the New Fund received in the merger exceeds the adjusted tax basis of their Existing Fund shares converted into New Fund shares. Shareholders participating in the New Fund Option who receive both New Fund shares and First American shares generally will be subject to tax at capital gains rates on gain they realize, but in an amount not in excess of the fair market value of the New Fund shares received.

    Notwithstanding the above, it is possible that a shareholder's receipt of New Fund shares or cash could be treated as a dividend and subject to tax at ordinary income rates if the shareholder's beneficial interest in the Existing Fund (taking into account application of the constructive owner-ship rules of the Code) is not sufficiently reduced in connection with the merger. However, under applicable Internal Revenue Service guidelines, a holder of a minority interest in First American whose relative stock interest in First American is minimal, who exercises no control over the affairs of First American, and who experiences a reduction in the shareholder's proportionate interest in First American relative to the shareholder's proportionate interest in the Existing Funds, both directly and by application of the constructive ownership rules, generally will not be deemed to have received a distribution of a dividend under the rules set forth in Section 302(b)(1) of the Code. You should consult with your tax advisors regarding the tax consequences of the merger to you.

Q: WHAT WILL THE TAX BASIS OF THE EXISTING FUNDS' SHAREHOLDERS BE IN STOCK THEY RECEIVE IN THE MERGER? (SEE PAGE 166)

A: The tax basis of First American shares received by an Existing Fund shareholder who exchanges Existing Fund stock for First American shares will be the same as the basis of the Existing Fund shares surrendered in exchange therefor. The tax basis of New Fund shares received by an Existing Fund shareholder who exchanges Existing Fund shares for New Fund shares will equal their fair market value. The tax basis of First American shares, if any, received by an Existing Fund shareholder who exchanges Existing Fund shares for First American shares and New Fund shares will be the same as the basis of the Existing Fund shares surrendered in exchange therefor, decreased by the fair market value of New Fund shares received by such shareholder, and increased by the amount of capital gain recognized by such shareholder and the amount, if any, treated as a dividend to such shareholder.

Q:  WHAT HAPPENS IF THE MERGER DOES NOT OCCUR? (SEE PAGE 118)

A: If the merger of any Existing Fund is not consummated for any reason, the Existing Fund expects to continue to operate in its current form. There will be no change in that Existing Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Existing Fund as an alternative to the merger, although other alternatives may be explored in the future.

Q:  HOW DO I VOTE? (SEE PAGE 124)

A: Shareholders of record may vote in person at the special meeting or vote by proxy. Shareholders of record may vote by proxy through the mail, by telephone or through the internet. Instructions on how to vote your proxy will be listed on your voting instruction form.

Q:  HOW MAY I CHANGE MY VOTE? (SEE PAGE 124)

A: Whether you vote by mail, telephone or through the internet, you may revoke your proxy any time before it is exercised at the special meeting by
    (i) notifying the Existing Fund's secretary in writing, (ii) returning a later-dated proxy, (iii) voting again by telephone or through the internet at a later time or (iv) voting at the special meeting. If you hold your shares through a bank, broker or other nominee, you should contact that firm to find out how to change your vote.

Q:  CAN I CHANGE MY ELECTION TO RECEIVE NEW FUND SHARES? (SEE PAGE 124)

A: You may change your election at any time before the deadline specified in the New Fund Option Form by notifying EquiServe. If you hold your shares through a bank, broker or other nominee, you should contact that firm to find out how to change your election.

Q: SHOULD THE EXISTING FUNDS' SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW? (SEE PAGE 125)

A: Only registered shareholders of the Existing Funds not holding shares in "street name" and who elect the New Fund Option should forward their stock certificates with their New Fund Option Forms. If your shares are held in "street name" and you wish to elect to receive New Fund shares, you must only return your properly completed New Fund Option Form but not your Existing Fund stock certificates. Written instructions for exchanging stock certificates will be included in the New Fund Option Form. Shareholders not electing the New Fund Option or exercising statutory dissenters' appraisal rights will receive a letter of transmittal shortly after closing instructing them about exchanging their stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (SEE PAGE 108)

A: We expect that the merger will be completed shortly following the special meeting.

Q: WHAT IF I OBJECT TO THE MERGER? AM I ENTITLED TO STATUTORY DISSENTERS' APPRAISAL RIGHTS? (SEE PAGE 119)

A: Yes. You have the right to dissent from the merger and, subject to strict compliance with the requirements and procedures of Minnesota law, to receive payment of the "fair value" of your shares of Existing Fund common stock. These rights, as well as the requirements and procedures for asserting them under Minnesota law, are described in this joint proxy statement/prospectus. In addition, the full text of the relevant sections of the Minnesota Business Corporation Act, as amended (or the MBCA), is reprinted in Appendix D to this joint proxy statement/prospectus.

Q: WHAT ALTERNATIVES TO THE MERGER WITH FIRST AMERICAN WERE CONSIDERED? (SEE PAGE 97)

A:  The alternatives reviewed included:

     - maintaining the status quo;

     - liquidating the Existing Funds or conducting tender offers for their shares;

     - converting the Existing Funds into a single closed-end interval fund;
       and

     - converting the Existing Funds into a single open-end fund, a single closed-end fund, a business development company or a taxable corporation.

    In reaching their determination to recommend the merger, the special committee and the board of directors of each Existing Fund determined that the merger is the alternative that is in the best interests of the Existing Funds and their shareholders.

Q:  WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS? (SEE PAGE 32)

A: Shareholders of any Existing Fund with additional questions should call our Call Center Department at (800) 677-3863.

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

    This summary highlights material information described more fully elsewhere in this joint proxy statement/prospectus. This summary does not contain all of the information that shareholders should consider. To understand the merger fully and for a more complete description of the legal terms of the merger, shareholders should read this document and the documents to which we have referred shareholders carefully, including the Merger Agreement attached to this joint proxy statement/prospectus. When we use the term "Merger Agreement" in this document, we are referring, collectively, to the amended and restated agreement and plan of reorganization, a copy of which is included in this joint proxy statement/prospectus as Appendix A, and the form of plan of merger constituting a part thereof, a copy of which is included in this joint proxy statement/prospectus as Appendix B.

INTRODUCTION

    This joint proxy statement/prospectus relates to the merger of the following funds:

 - American Strategic Income Portfolio Inc.;

 - American Strategic Income Portfolio Inc.--II;

 - American Strategic Income Portfolio Inc.--III; and

 - American Select Portfolio Inc.

with and into First American Strategic Real Estate Portfolio Inc., a Maryland corporation, with First American being the surviving company in the merger.

    The merger will consolidate the Existing Funds into First American, a specialty finance company that will elect to be taxed as a REIT under the Code. The merger is being proposed in order to allow the Existing Funds to continue their business and investment strategies in a more flexible vehicle which offers the potential for enhanced liquidity to shareholders and for higher earnings and distributions over time. See "THE MERGER--Recommendations of the Board of Directors of Each Existing Fund and the Special Committee." The terms of the merger also provide shareholders who prefer to receive and retain an investment that is substantially similar to their existing investments in the Existing Funds with an option to exchange their Existing Fund shares for shares of First American Strategic Income Portfolio Inc., a Minnesota corporation. See "THE MERGER--What Shareholders Will Receive in the Merger."

WHO WE ARE

    THE EXISTING FUNDS

    The Existing Funds are diversified, closed-end management investment companies registered under the Investment Company Act. Their primary investment objective is to provide a high level of current income, and secondarily, to seek capital appreciation. The Existing Funds seek to achieve their objectives by investing in mortgage-related assets consisting primarily of whole loans secured by multifamily and commercial properties and, to a lesser extent, in U.S. agency mortgage-backed securities.

    As of May 31, 2002, the Existing Funds held a portfolio of over 195 separate mortgage loans with an aggregate outstanding principal amount of approximately $693.0 million and U.S. agency mortgage-backed securities with an aggregate outstanding balance of approximately $105.7 million. The loan portfolio had a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.30%. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. Of the Existing Funds' remaining assets at May 31, 2002, the largest portion was approximately $96.0 million in corporate notes issued by real estate opportunity funds. As noted, the Existing Funds seek to enhance their earnings by financing portions of their mortgage-related asset portfolios with short-term borrowings. As of May 31, 2002, these borrowings totaled approximately $257.5 million.

    The shares of common stock of each Existing Fund are listed on the NYSE, and the shares of American Strategic II and American Strategic III are also listed on the Chicago Stock Exchange.

    THE INVESTMENT ADVISOR

    USBAM, which is registered with the SEC as an investment advisor under the Investment Advisers Act of 1940, as amended (or the Advisers Act), is the investment advisor for each Existing Fund. USBAM is a wholly-owned subsidiary of U.S. Bank National Association, which is in turn owned by U.S. Bancorp. As of September 30, 2002, USBAM and its affiliated asset management groups had more than $111 billion in assets under management.

    USBAM will also serve as the investment advisor to First American and the New Fund. At all times, USBAM will be subject to the direction and oversight of the board of directors of First American and the New Fund, respectively. The members of the existing management team of USBAM who are currently responsible for advising the Existing Funds will serve as the management team for First American and the New Fund.

    FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

    First American Strategic Real Estate Portfolio Inc., a Maryland corporation, was formed on January 11, 2002 as the vehicle through which the Existing Funds will continue their businesses upon completion of the merger. First American will elect to be taxed as a REIT under the Code. As a REIT, First American generally will not be subject to federal income tax to the extent that it distributes its net income to its shareholders. First American has applied to list its common stock on the NYSE under the symbol "FAR." Prior to the closing of the merger, there will be no public market for the common stock of First American and there can be no assurance that an active trading market will develop or be sustained following the merger. There is also substantial uncertainty as to the price at which the common stock will trade following the merger.

    THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

    Following the merger, First American's board of directors will consist of six directors, four of whom will not be affiliated with either First American or USBAM. The executive officers of First American will consist of core members of USBAM's management team. They will not be separately compensated for their service to First American as officers. See "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."

    INVESTMENT STRATEGY

    First American's strategy is to continue to grow its asset base, which will initially consist of the mortgage portfolio it acquires in the merger, and its net income over time through additional investments in mortgages and mortgage-related assets. First American will seek to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. To achieve growth in its asset base and net income, First American will:

 - emphasize direct ownership of commercial, multifamily and residential mortgage loans, focusing on loan sizes ranging from $1.0 million to $10.0 million. USBAM believes that loans of this size are readily available at attractive prices, support portfolio diversification and offer opportunities for First American to implement value-added financing techniques in portfolio management activities;

 - adhere to rigorous underwriting standards developed and implemented over the last decade by the management team of USBAM;

 - seek to acquire assets that will maximize returns on invested capital within the context of balance sheet management and risk diversification considerations;

 - facilitate the acquisition of mortgage product for investment through long-standing relationships enjoyed by the management team of USBAM with national and regional mortgage bankers, life insurance companies and banks, including affiliates of USBAM;

 - utilize greater levels of leverage than the Existing Funds or the New Fund in its investment activities in an attempt to enhance returns and cash available for distribution to shareholders;

 - provide proper incentives to USBAM and its management team so as to maximize the benefits First American derives from its advisory arrangement with USBAM and the resources available to it through the U.S. Bancorp network;

 - capitalize on First American's more flexible organizational structure by tapping capital sources, such as lines of credit, secured or unsecured debt, and certain equity financings (which would otherwise be restricted by the Investment Company Act and cannot be accessed by the Existing Funds or the New Fund); and

 - employ hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions.

    DISTRIBUTIONS

    Under the REIT provisions of the Code, First American is required to distribute annually at least 90% of its net taxable income. See "US FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust." First American intends to make quarterly distributions of its taxable income to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of First American, the market price for its common stock and other factors the board considers relevant.

    THE REIT ADVISORY AGREEMENT

    As a condition to the merger, First American will enter into the REIT Advisory Agreement with USBAM. Pursuant to the REIT Advisory Agreement, USBAM will be responsible for the day-to-day operations of First American and performing (or causing to be performed) such services and activities relating to the assets and operations of First American as USBAM, subject to the direction and control of First American's board of directors, deems appropriate.

    Pursuant to the REIT Advisory Agreement, the services that USBAM will be responsible for providing to First American include:

 - establishing a complete program of investing and reinvesting the capital and assets of First American in accordance with the investment objectives and policies of First American;

 - serving as a consultant to First American with respect to the formulation of its investment criteria and policy guidelines;

 - counseling First American in connection with policy decisions to be made by First American's board of directors;

 - advising First American on borrowing and leverage strategies and guidelines;

 - representing First American in connection with its purchase, accumulation and sale of assets and the incurrence of debt;

 - furnishing reports and statistical and economic research to First American regarding First American's investments and activities;

 - administering the day-to-day operations of First American and performing or supervising the performance of necessary administrative functions;

 - communicating on behalf of First American with its investors;

 - assisting First American in complying with legal and regulatory requirements;

 - providing the executive and administrative personnel, office space and equipment required in rendering the foregoing services; and

 - performing such other services as may be required from time to time for management and other activities relating to the assets of First American as First American's board of directors reasonably requests or USBAM considers appropriate.

    As compensation for these services, USBAM will receive the following base management and performance fees payable quarterly:

       BASE MANAGEMENT FEE

         0.25% per annum    Payable on investment grade assets or residential mortgage-backed securities of equivalent credit quality
         1.0% per annum     Payable on the first $1.0 billion of other assets
         0.75% per annum    Payable on other assets over $1.0 billion

       PERFORMANCE FEE

         20.0% of the       "Excess yield" equals the amount by which (a) the net income
         "excess yield"     per share of First American common stock (before the
         on all             performance fee) exceeds (b) a net income per share that
         outstanding        would result in a yield, tied to historical offering prices
         shares of          of the common stock, equal to the greater of 10% or the
         common stock       applicable ten-year U.S. Treasury rate plus 3.5% (each
                            expressed as a quarterly percentage)

   See "MANAGEMENT OF FIRST AMERICAN--The REIT Advisory Agreement" for a complete description of the terms of the REIT Advisory Agreement.

    FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

    First American Strategic Income Portfolio Inc., a Minnesota corporation, is a newly-formed closed-end, registered management investment company. After completion of the merger, the New Fund's investment portfolio will initially consist of a portion (as determined in accordance with the allocation procedures set forth in the Merger Agreement) of the Existing Funds' assets, primarily single-family, multifamily and commercial loans and mortgage backed-securities. The New Fund will have investment policies, restrictions and strategies substantially similar to those of the Existing Funds.

    The New Fund has applied to list its common stock on the AMEX under the symbol ["__"]. Prior to the closing of the merger, there will be no public market for the common stock of the New Fund and there can be no assurance that an active trading market will develop or be sustained following the merger. There is also substantial uncertainty as to the price at which the common stock will trade following the merger.

    THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

    The New Fund's board of directors will consist of eight directors, one of whom is an "interested person" (as defined in the Investment Company Act) and seven of whom are not "interested persons." All of these directors currently serve as directors of the Existing Funds and will continue to serve in the same capacities. See "MANAGEMENT OF THE NEW FUND--The Board of Directors and Executive Officers of the New Fund" for the names and business addresses of the directors and officers of the New Fund and their principal occupations and other affiliations during the past five years.

    INVESTMENT STRATEGY

    The New Fund's investment objective is to provide a high level of current income. Under normal conditions, the New Fund will invest at least 80% of its total assets in income producing securities

(excluding zero coupon securities). The New Fund will emphasize mortgage-related assets, which the New Fund defines as investments that directly or indirectly represent a participation in or are secured by and payable from mortgage loans, focusing primarily on multifamily and commercial loans. The balance of the New Fund's total assets will be invested in U.S. agency mortgage-backed securities and corporate debt securities. The allocation of assets among mortgage-related assets and other eligible investments will vary from time to time based upon USBAM's evaluation of economic and market trends and its perception of the relative values available from the different types of securities at any time. Investments in these securities and instruments pose special risks to investors. See "RISK FACTORS--Risks Related to Business Operations."

    DISTRIBUTIONS

    The New Fund intends to make monthly dividend and distribution payments to its shareholders in a manner and form consistent with the dividend and distribution payments currently made by the Existing Funds. Under the applicable RIC requirements of the Code, the New Fund will be required to distribute, on an annual basis, at least 90% of the sum of its (i) investment company taxable income and (ii) net tax-exempt income. The New Fund intends to make monthly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. See "US FEDERAL INCOME TAX CONSEQUENCES--US Federal Income Taxation of the New Fund." The actual amount of such distributions will be determined on a monthly basis, taking into account, in addition to the RIC requirements, the cash needs and net income of the New Fund, the market price for its stock and other factors the board considers relevant. See "RISK FACTORS--Risks Related to Payment of Distributions."

    THE NEW FUND ADVISORY AGREEMENT

    USBAM will also enter into an investment advisory agreement (or the New Fund Advisory Agreement) with the New Fund. Pursuant to the New Fund Advisory Agreement, USBAM will be responsible for the day-to-day operations of the New Fund and performing (or causing to be performed) such services and activities relating to the assets and operations of the New Fund as USBAM, subject to the direction and control of the New Fund's board of directors, deems appropriate.

    Pursuant to the New Fund Advisory Agreement, USBAM will furnish the New Fund with investment advice and, in general, will supervise the management and investment program of the New Fund. USBAM will furnish, at its own expense, all necessary administrative services, office space, equipment and clerical personnel for servicing the investments of the New Fund, and executive and supervisory personnel for managing the investments and effecting the New Fund's portfolio transactions. USBAM also will pay the salaries and fees of all officers and directors of the New Fund who are affiliated persons of USBAM.

    As compensation for these services, the New Fund is required to pay USBAM a monthly advisory fee in an amount equal to the sum of 0.01667% of the average weekly net assets of the New Fund during the month (approximately 0.20% on an annual basis) and 4.5% of the daily gross income (I.E., investment income, including amortization of discount income, other than gains from the sale of securities or gains received from options and futures contracts less interest on money borrowed by the New Fund) accrued by the New Fund during the month; provided, however, that this monthly management fee shall not exceed in the aggregate 1/12 of 0.725% of the New Fund's average weekly net assets during the month (approximately 0.725% on an annual basis).

    INVESTMENT ALLOCATION PROCEDURES FOLLOWING THE MERGER

    USBAM has advised the Existing Funds that until USBAM notifies First American and the New Fund of any new policies, USBAM will follow the policies set forth in "THE MERGER--Investment Allocation Procedures Following the Merger." These guidelines are intended to fairly allocate investment opportunities between First American, the New Fund and any Existing Fund that does not participate in the merger.

THE MERGER

    THE MERGER AGREEMENT

    On November 21, 2002, each Existing Fund, First American and the New Fund executed the Merger Agreement. If the merger is approved by shareholders of an Existing Fund and the other conditions to the participation of that Existing Fund in the merger are satisfied or waived, it will merge with and into First American with First American being the surviving company in the merger. Further, the Merger Agreement provides that in order to provide the New Fund with its initial investments and other assets, immediately prior to the closing of the merger, each Existing Fund participating in the merger will contribute to the New Fund mortgage loans and other assets, subject to related liabilities. The percentage of assets of each participating Existing Fund that will be contributed to the New Fund will equal the percentage of outstanding shares of that Existing Fund that are held by shareholders who will receive New Fund shares in the merger. Specific assets will be allocated between First American and the New Fund in accordance with the allocation procedures described below. After such asset transfers and immediately prior to the merger, the Existing Funds participating in the merger will hold, in the aggregate, 100% of the outstanding shares of the New Fund. These shares will then be issued to shareholders of the Existing Funds who elect to receive New Fund shares in the merger.

    WHAT SHAREHOLDERS WILL RECEIVE IN THE MERGER

    MERGER CONSIDERATION. Shareholders in the Existing Funds that participate in the merger will receive shares of First American common stock at the exchange rate of one newly issued share of First American common stock for each $10.00 of Existing Fund net asset value their shares represent. In lieu of receiving such shares, shareholders may elect to receive shares of common stock in the New Fund. Shareholders electing this option will receive one newly issued share of the New Fund common stock for each $10.00 of Existing Fund net asset value their shares represent.

    The terms of the merger provide that the number of shares held by shareholders in each participating Existing Fund that may receive New Fund shares or cash through the exercise of statutory dissenters' appraisal rights will be limited to 49% of the shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds. If such prorating is necessary for any Existing Fund, affected shareholders will receive First American common stock for the balance of their Existing Fund shares that are not converted into shares of the New Fund.

    The net asset value of each Existing Fund for purposes of determining the number of shares of First American or New Fund common stock that Existing Fund shareholders will receive will be determined under the existing net asset value policies of the Existing Funds, which will take into account the estimated expenses of the merger, and will be calculated as of the last business day of the week immediately preceding the closing of the merger. This date will be used for the calculation because (i) it is standard practice for the Existing Funds to calculate net asset value at the end of each week and (ii) it will allow sufficient time to close the transaction without having the number of shares fluctuate. The $10.00 per share net asset value of First American and the New Fund common stock was selected because it is a round number that simplifies the share exchange calculation.

    Shareholders of any Existing Fund that participates in the merger will receive either First American or New Fund common stock. Neither First American nor the New Fund will issue fractional shares in the merger. Instead, shareholders will receive a cash payment in the amount of the proceeds from the sale of their fractional shares in the market. See "THE MERGER--What Shareholders Will Receive in the Merger."

    The following table describes the aggregate net asset values and the net asset value per Existing Fund share for each Existing Fund as of May 31, 2002, and the number of shares of First American or

New Fund common stock that would have been available to be issued for each Existing Fund share had the merger been completed as of such date:

                                      SHARE EXCHANGE TABLE
                                                                                SHARES OF FIRST
                                                                              AMERICAN OR THE NEW
                                                                               FUND COMMON STOCK
                                     AGGREGATE NET      NET ASSET VALUE        TO BE ISSUED PER
EXISTING FUND                        ASSET VALUE*   PER EXISTING FUND SHARE*  EXISTING FUND SHARE
-------------                        -------------  ------------------------  -------------------
American Strategic                   $ 53,280,000            $12.59                     1.259
American Strategic II                 212,016,000             13.29                     1.329
American Strategic III                267,942,000             12.55                     1.255
American Select                       143,294,000             13.44                     1.344

---------------------

  * Assumes estimated transaction expenses to be paid by the Existing Funds of $0.075 per share for American Strategic, $0.078 per share for American Strategic II, $0.074 per share for American Strategic III and $0.080 per share for American Select.

   RECOMMENDATION OF THE EXISTING FUNDS' BOARDS OF DIRECTORS AND THE SPECIAL COMMITTEE

    The board of directors of each Existing Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Existing Fund. Accordingly, the board of directors of each Existing Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Existing Fund vote "FOR" the approval of the merger, the adoption of the Merger Agreement and the transfer of a portion of the assets and the liabilities of the Existing Funds to the New Fund in exchange for New Fund shares.

    In reaching this determination, the board of directors of each Existing Fund considered the deliberations, findings and recommendations of a special committee of independent directors, which was appointed by the board of directors of each Existing Fund to make findings with respect to the merger, to consider possible alternatives to the merger, to lead the negotiations of the terms of the merger with USBAM and to report to the full board of directors of each Existing Fund on its deliberations, findings and recommendations.

    The special committee, consisting of Leonard W. Kedrowski (Chair), Richard
K. Riederer and Virginia L. Stringer, met on 24 occasions since its appointment on December 5, 2001. On November 21, 2002, it reported to the full board of directors of each Existing Fund as to its findings at which time it recommended that the board of directors and shareholders of each Existing Fund approve the merger and the Merger Agreement. The boards of directors and the special committee engaged FBR to act as their financial advisor, Gardner, Carton & Douglas to act as their counsel and also consulted with USBAM and the Existing Funds' accountants and legal counsel. The special committee also considered the Fairness Opinions from FBR. See "THE MERGER--Recommendations of the Board of Directors of Each Existing Fund and the Special Committee."

    POSITIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH EXISTING FUND AND THE SPECIAL COMMITTEE WITH RESPECT TO THE EXCHANGE OF EXISTING FUND SHARES FOR FIRST AMERICAN SHARES. In reaching their determinations, the board of directors of each Existing Fund and the special committee considered that the merger allows Existing Fund shareholders to exchange their shares in the Existing Fund for shares of common stock in First American, which the boards and the special committee believe provides the following benefits to shareholders:

    POTENTIAL FOR GROWTH; ENHANCED ACCESS TO CAPITAL. Following the merger, First American will have the potential for enhanced access to and flexibility in obtaining additional equity capital and debt financing. First American intends to use this enhanced flexibility to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time.

    MORE FLEXIBLE OPERATING STRUCTURE AND DECREASED REGULATORY BURDEN. In the merger, the participating Existing Funds will consolidate into First American, which will not be subject to the regulatory framework of the Investment Company Act. First American will provide a capital and operating structure that can respond more efficiently to, and anticipate the occurrence of, changing conditions in U.S. capital markets, thereby enhancing First American's ability to generate higher risk-adjusted returns compared to the Existing Funds.

    THE OPPORTUNITY TO INCREASE BORROWINGS USED IN INVESTMENT ACTIVITIES. Unlike the Existing Funds, First American will not be subject to the borrowing limitations of the Investment Company Act, which limits borrowings to an amount equal to one-third of an investment company's assets.

    POTENTIAL FOR ENHANCED LIQUIDITY. Following the merger, the anticipated listing of the shares of First American common stock on the NYSE and First American's potentially larger equity market capitalization and growth strategy should enhance the liquidity of First American common stock held by shareholders.

    GREATER INVESTMENT DIVERSIFICATION. It is anticipated that, following the merger, First American's portfolio of mortgage loans will be more diversified in terms of number and type of investments and risk profile than the current portfolio of any individual Existing Fund. Such diversification may be further enhanced through First American's acquisition of additional mortgage loans.

    THE OPPORTUNITY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING FUND SHARES FOR SHARES OF FIRST AMERICAN IN A TAX-DEFERRED TRANSACTION. The merger offers shareholders an opportunity to exchange their Existing Fund shares for shares of First American common stock on a basis expected to be tax-free for federal income tax purposes.

    NEGATIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH EXISTING FUND AND THE SPECIAL COMMITTEE WITH RESPECT TO THE EXCHANGE OF EXISTING FUND SHARES FOR FIRST AMERICAN SHARES. The board of directors of each Existing Fund and the special committee also took into account the following potentially negative factors associated with the exchange by shareholders of their shares in the Existing Funds for shares of First American:

    UNCERTAIN MARKET PRICE OF FIRST AMERICAN COMMON STOCK AFTER THE
MERGER. Prior to the merger, there will have been no public market for First American common stock and there can be no assurance that a regular trading market for First American common stock to be issued in the merger will develop or, if developed, that any such market will be sustained.

    VOLATILITY OF REIT MARKET. Historically, the trading price of shares of publicly-traded mortgage REITs has been more volatile than that of the Existing Funds' shares.

    INCREASED LEVERAGE MAY INCREASE EXPOSURE TO LOSS. Upon completion of the merger, First American will not be subject to the borrowing limitations of the Investment Company Act, and First American intends to be more highly leveraged than any of the Existing Funds, thereby exposing First American to greater risk of losses.

    INCREASED COMPENSATION IS PAYABLE TO USBAM. The REIT Advisory Agreement provides for compensation to be paid by First American to USBAM that is higher than the compensation currently paid by the Existing Funds to USBAM. For example, for the 12-month period ended May 31, 2002, the Existing Funds paid aggregate fees to USBAM (including administration fees) of $5,758,000, while on a pro forma basis for the same period (assuming maximum participation in First American), the fees payable to USBAM would have been $6,844,000 for First American and $426,000 for the New Fund. Based on the advice of FBR and their review of fee structures in place for comparable companies identified by FBR, the board of directors of each Existing Fund justified the higher management fee because substantially more active asset management is required for First American (a growth-oriented company) compared to the Existing Funds or the New Fund.

    TERMINATION FEE MAY BE PAYABLE TO USBAM UPON TERMINATION OR NON-RENEWAL OF THE REIT ADVISORY AGREEMENT. First American will be obligated to pay USBAM a termination fee in the event First

American terminates or declines to renew the REIT Advisory Agreement, except in the case of a termination for cause. Applying the pro forma net equity of First American as of May 31, 2002 (assuming maximum participation) (I.E., approximately $622,832,000), it is estimated that the termination fee payable to USBAM during the first two years of First American's operations would be approximately $31,177,000. In contrast, no termination fee is due to USBAM upon termination of any of the advisory agreements with the Existing Funds or the New Fund.

    SHAREHOLDERS OF FIRST AMERICAN WILL NO LONGER ENJOY CERTAIN PROTECTIONS AFFORDED BY THE INVESTMENT COMPANY ACT. The Investment Company Act provides certain protections to the shareholders of the Existing Funds (such as the ability for a company to terminate its advisory contracts within 60 days without penalty, the limitation on leverage to one-third of assets, the severe restrictions on transactions with affiliates, the required annual approval of advisory contracts by a majority of the board of directors, including a majority of the independent directors, and the approval of the shareholders required to change fundamental policies) that First American's shareholders will not have. See "THE EXISTING FUNDS--Regulatory Matters."

    RESTRICTIONS IMPOSED ON OPERATIONS AND OWNERSHIP IN ORDER TO MAINTAIN REIT STATUS. In order to maintain REIT status under the Code, First American will need to satisfy certain tests as to its operations, imposing restrictions on the nature of its assets, its ability to hedge its assets and related borrowings, and requiring First American to distribute at least 90% of its taxable income to its shareholders each year. In addition, First American's articles of incorporation provide for restrictions regarding ownership and transfer of First American's stock in order to comply with REIT ownership requirements. If any shareholder becomes a shareholder of First American in violation of the ownership limit, the excess shares held would be subject to the provisions of the articles of incorporation relating to ownership limit violations, which have the effect of depriving the excess shares of voting rights and the right to receive regular dividends and subjecting the excess shares to repurchase by First American, or a forced sale in the market. The board of directors of each Existing Fund and the special committee also considered the fact that Existing Funds' shareholders who stand to receive shares in the merger in amounts exceeding the ownership limit would, unless sold prior to the closing of the merger, be subject to the ownership limit provisions.

    OTHER NEGATIVE FACTORS. The board of directors of each Existing Fund and the special committee also considered that the nature of the investment held by investors in the Existing Funds will change, that the failure to realize the anticipated benefits of the merger could have a negative impact on the market price of First American common stock, that the sale of shares of First American common stock by Existing Fund shareholders who received First American shares as a result of the New Fund Option proration procedures could exert downward pressure on the trading price of First American common stock, that the initial size of First American is uncertain, that if an Existing Fund's shareholders fail to approve the merger or an Existing Fund otherwise fails to participate in the merger, and the merger is consummated, the non-participating Existing Fund may face significant operating and administrative challenges, that First American may make lower and less frequent distributions than the dividends historically paid by the Existing Funds and that failure of First American to maintain REIT status would have adverse tax consequences.

    EXCHANGE OF EXISTING FUND SHARES FOR NEW FUND SHARES. In considering such negative factors associated with the exchange of Existing Fund shares for shares in First American, the board of directors of each Existing Fund and the special committee also took into account that the merger offers shareholders of the Existing Funds the flexibility, subject to certain limitations, to receive and retain an investment that is substantially similar to their existing investments in the Existing Funds and thus avoid many of the potential negative factors associated with the receipt of shares of First American common stock in the merger. Neither the board of directors of any Existing Fund nor the special committee is making any recommendation to any individual shareholder as to whether such shareholder should select the New Fund Option. The boards of directors and the special committee believe that the decision to select the New Fund Option should depend upon the investment objectives, risk profile, tax circumstances, organizational form and regulatory limitations of each individual shareholder. However, in including the New Fund Option as part of the merger proposal, the boards of directors and the special committee considered the following positive and negative factors relating to the New Fund Option:

    POSITIVE FACTORS RELATING TO THE NEW FUND OPTION. In general, the special committee and the boards of directors viewed the negative factors described above with respect to the exchange of Existing Fund shares for First American shares to be positive factors with respect to the exchange of Existing Fund shares for New Fund shares. The special committee and the boards of directors particularly noted the following positive factors:

    CONTINUATION OF SIMILAR INVESTMENT. Existing Fund shareholders who elect the New Fund Option will be able to continue an investment which is substantially similar to their current investment in terms of investment policies, strategies and limitations and in terms of investment advisory fees and other expenses.

    CONSOLIDATION ELIMINATES MULTIPLE FIXED COSTS. Consolidation of the Existing Funds into the New Fund creates the potential to eliminate the need to pay multiple fixed costs associated with the Existing Funds, including the costs of preparing multiple periodic filings and shareholder reports and multiple administrative agent fees, transfer agent fees and other similar expenses.

    LOWER LEVERAGE AND VOLATILITY. The New Fund, like the Existing Funds, will be subject to the Investment Company Act's limitations on the use of leverage. Thus, those Existing Fund shareholders who do not wish to experience the increased leverage and the accompanying potentially increased volatility and returns associated with First American have the ability to continue an investment with the more modest risk/return characteristics associated with the Existing Funds and the New Fund.

    INVESTMENT COMPANY ACT PROTECTIONS. Shareholders of the New Fund, like shareholders of the Existing Funds, will enjoy the protections afforded to shareholders under the Investment Company Act. These protections include, among others, the ability of the board of directors to terminate the New Fund's investment advisory agreement at any time without the payment of any penalty or other termination fee, and the prohibition of most transactions between the New Fund and its affiliates, including its investment advisor and the advisor's affiliates. See "THE EXISTING FUNDS--Regulatory Matters." Thus, those Existing Fund shareholders who wish to continue to have the benefits of Investment Company Act protections have the ability to do so by selecting the New Fund Option.

    NEGATIVE FACTORS RELATING TO THE NEW FUND OPTION. In general, the special committee and the boards of directors viewed the positive factors described above with respect to the exchange of Existing Fund shares for First American shares to be negative factors with respect to the exchange of Existing Fund shares for New Fund shares. The special committee and the boards of directors particularly noted the following negative factors:

    UNCERTAIN MARKET PRICE OF NEW FUND COMMON STOCK AFTER THE MERGER. Prior to the merger, there will have been no public market for the New Fund's common stock and there can be no assurance that a regular trading market for its common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, a shareholder may be unable to liquidate his or her investment in the New Fund. In this regard, the Existing Funds have tended to trade at discounts to their net asset values. FBR has advised the Existing Funds' boards of directors and the special committee that it has found no strong relationship between the market capitalizations of closed-end funds and the discounts at which they trade to net asset value. Thus, if a trading market for the New Fund shares develops, such shares may, like those of the Existing Funds, trade at a discount to the New Fund's net asset value.

    MORE LIMITED ACCESS TO CAPITAL AND FLEXIBILITY. Following the merger, the New Fund will be subject to the same regulatory restrictions under the Investment Company Act as the Existing Funds and will therefore have significantly less flexibility in accessing and obtaining additional equity capital and debt financing compared to First American. Although the New Fund will be permitted to borrow funds to acquire assets, such borrowings will be limited to the types and levels of borrowings permitted by the

Investment Company Act. In addition, practical considerations, such as shares trading below net asset values, limit prospects of raising additional capital through sales of additional shares of common stock by the New Fund. As a result, compared to First American, the New Fund will be far more limited in its ability to raise capital and to employ such capital to acquire assets, exploit advantageous market conditions and strategies and respond efficiently to changing conditions in mortgage markets.

    POTENTIALLY SMALL SIZE OF THE NEW FUND. Depending on how many Existing Fund shareholders elect to receive New Fund shares in the merger, the New Fund's initial aggregate net asset value could be as little as $50 million, which is less than that of any of the four Existing Funds. If the New Fund is relatively small compared to the Existing Funds, it could experience a higher expense ratio, less diversification of assets and decreased trading liquidity for its shares in comparison to the Existing Funds. If the New Fund's expense ratio is higher than that of the Existing Funds, this could result in the New Fund making lower dividend payments than the Existing Funds. In addition, as noted above, the New Fund will have limited ability to raise additional equity capital and will thus be limited in its ability to grow following the closing of the merger.

    TAXABILITY OF THE NEW FUND OPTION. The distribution of First American shares in the merger will be a tax-free transaction for Existing Fund shareholders, but the distribution of New Fund shares in the merger will be a taxable transaction for such shareholders. Thus, those Existing Fund shareholders who elect to receive New Fund shares rather than First American shares may have to pay taxes with respect to the transaction. Moreover, if an Existing Fund shareholder is required to pay such taxes, he or she will not have received cash in the transaction from which such taxes could be paid. Instead, the shareholder will have to sell some of the New Fund shares in order to pay such taxes or draw upon other sources of cash which are available to the shareholder.

    POTENTIAL PRORATING OF NEW FUND SHARES. If holders of shares representing more than 49% of an Existing Fund's aggregate net asset value select the New Fund Option or exercise statutory dissenters' appraisal rights, all of the holders who selected the New Fund Option will receive a combination of New Fund shares and First American shares due to the prorating procedures described under "THE MERGER--What Shareholders Will Receive in the Merger." Thus, it is possible that shareholders electing to receive New Fund shares may be allocated First American shares instead.

    INCREASED MANAGEMENT FEE COMPARED TO AMERICAN SELECT. Pursuant to the advisory agreement between USBAM and the New Fund, the New Fund shareholders potentially will pay a higher management fee to USBAM under the New Fund Advisory Agreement than American Select pays under its existing advisory agreement with USBAM.

    OTHER NEGATIVE FACTORS ASSOCIATED WITH THE MERGER. The board of directors of each Existing Fund and the special committee also took into account the following additional negative factors associated with the entire merger transaction:

    EXPENSES. The estimated costs and expenses related to the merger are $4,500,000. The Existing Funds as a group will bear the first $3,400,000 of such expenses and will, subject to certain exceptions, equally share all transaction expenses in excess of $3,400,000 with USBAM. Each Existing Fund will bear a pro rata share of the expenses to be borne by the Existing Funds as a group, whether or not the merger is consummated. Each Existing Fund's pro rata share of expenses will be determined based on its relative net asset value. See "THE MERGER--Fees and Expenses of the Merger." The payment of such expenses will reduce the net assets of First American, the New Fund and any non-participating Existing Fund following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Existing Funds.

    CONFLICTS OF INTEREST. The parties negotiating the terms of the merger proposal have conflicts of interest. See "THE MERGER--Interests of Certain Persons in the Merger."

    OVERALL CONCLUSIONS. After consideration of the positive and negative factors affecting the transaction, the board of directors of each Existing Fund and the special committee recommend a vote in favor of the merger and the adoption of the Merger Agreement. Further, in view of the wide variety of factors considered by the board of directors of each Existing Fund and the special committee, the boards of directors and the special committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The board of directors of each Existing Fund and the special committee viewed their positions and recommendations based on the totality of the information presented and considered after taking into consideration all the factors set forth above. The board of directors of each Existing Fund and the special committee determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

    INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When shareholders consider the recommendation of the board of directors of each Existing Fund that shareholders of that Existing Fund vote in favor of the merger and the adoption of the Merger Agreement, shareholders should be aware that John M. Murphy, Jr. is a member of the board of directors of each Existing Fund and the New Fund and is an executive officer of U.S. Bancorp, the ultimate parent company of USBAM. USBAM has interests in the merger that may be different from, or in addition to, shareholder interests, including:

 - The new REIT Advisory Agreement contains compensation, termination and other terms more favorable to USBAM than do the advisory agreements with the Existing Funds and the New Fund. The New Fund's Advisory Agreement contains terms identical to those of American Strategic, American Strategic II and American Strategic III. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements to the REIT Advisory Agreement" for a summary comparison of the agreements.

 - Affiliates of USBAM are expected to hold two of the six positions on First American's board of directors following the merger. John M. Murphy, Jr. will hold one of eight positions on the New Fund's board of directors following the merger and will be the only affiliate of USBAM serving on the board.

 - Under the Merger Agreement, for six years after the closing date of the merger, First American will indemnify and hold harmless the Existing Funds' present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under the Existing Funds' articles of incorporation, the MBCA or the Investment Company Act.

    In addition, USBAM's current investment advisory management team to the Existing Funds (which participated in the structuring of and negotiations relating to the merger and relating to the advisory agreements on behalf of USBAM) will become USBAM's management team for First American and the New Fund upon completion of the merger. Certain members of this management team may stand to earn greater incentive compensation from USBAM than they have historically earned in their capacities as portfolio managers to the Existing Funds. Further, because First American will not be registered under the Investment Company Act, it will be permitted to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Existing Funds. Thus, First American will be permitted to acquire mortgage-related assets from, and sell mortgage-related assets to, affiliates of USBAM.

    THE FAIRNESS OPINIONS OF THE FINANCIAL ADVISOR

    In deciding whether to approve the merger and the Merger Agreement, the board of directors of each Existing Fund and the special committee retained FBR to render the Fairness Opinions, each dated as of November 21, 2002, as to the fairness of the financial consideration to be received by shareholders of each Existing Fund, from a financial point of view. The Fairness Opinions, including a discussion of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is described in this joint proxy statement/prospectus under "THE MERGER--The Fairness Opinions of the Financial Advisor." Copies of the Fairness Opinions can be found in Appendices C-1 through C-4 to this joint proxy statement/prospectus.

    TAX TREATMENT OF THE MERGER

    RECEIPT OF FIRST AMERICAN COMMON STOCK. The merger is intended to qualify as a tax-free reorganization for shareholders electing to receive shares of First American common stock. The Existing Funds' shareholders should not recognize taxable gain or loss as a result of the merger. Shareholders should consult with their tax advisors regarding the tax consequences of the merger to them. The Existing Funds have received an opinion from Ernst & Young stating that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code for shareholders receiving shares in First American, and that the Existing Funds' shareholders receiving shares in First American (other than in respect of cash received in the case of fractional shares) will not recognize a taxable gain or loss as a result of the merger. See "US FEDERAL INCOME TAX CONSEQUENCES--US Federal Income Tax Treatment of the Merger and the Receipt of First American Shares."

    RECEIPT OF THE NEW FUND COMMON STOCK. The New Fund Option will be taxable to shareholders electing this option at capital gains rates to the extent of the difference between the fair market value of the shares of the New Fund received in the merger over the adjusted tax basis of their Existing Fund shares converted into New Fund shares. See "US FEDERAL INCOME TAX CONSEQUENCES--US Federal Income Tax Treatment of the Receipt of New Fund Shares."

    It is possible that a shareholder's receipt of New Fund shares or cash could be treated as a dividend and subject to tax at ordinary income rates if the shareholder's beneficial interest in the Existing Fund (taking into account application of the constructive ownership rules of the Code) is not sufficiently reduced in connection with the merger. However, under applicable Internal Revenue Service guidelines, a holder of a minority interest in First American whose relative stock interest in First American is minimal, who exercises no control over the affairs of First American, and who experiences a reduction in the shareholder's proportionate interest in First American relative to the shareholder's proportionate interest in the Existing Funds, both directly and by application of the constructive ownership rules, generally will not be deemed to have received a distribution of a dividend under the rules set forth in
Section 302(b)(1) of the Code.

    CONDITIONS TO COMPLETION OF THE MERGER

    Under the Merger Agreement, the completion of the merger for each Existing Fund depends upon the satisfaction of the following conditions:

 - approval of the merger and adoption of the Merger Agreement by shareholders of that Existing Fund representing at least a majority of its outstanding shares;

 - Existing Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders exercising statutory dissenters' appraisal rights and net of net assets to be transferred to the New Fund) shall have elected to participate in the merger;

 - shareholders of the Existing Funds holding shares representing at least $50 million in net asset value shall elect to receive New Fund shares, and in order to satisfy AMEX minimum round lot requirements such shareholders shall consist of no fewer than 500 separate shareholders that each hold shares representing a minimum of $1,000 in net asset value;

 - for any proper New Fund elections that have been made, the asset transfers between the participating Existing Fund and the New Fund, as contemplated in the Merger Agreement, shall have been completed;

 - receipt of an asset transfer certificate from USBAM certifying that the transfers of assets and liabilities comply with the agreed-upon asset allocation methodology;

 - holders of not more than 5% of the outstanding shares of that Existing Fund shall have exercised statutory dissenters' appraisal rights in accordance with the MBCA;

 - absence of any law or court order prohibiting that Existing Fund's participation in the merger or otherwise preventing the consummation of the merger;

 - receipt by the Existing Funds of an opinion from Ernst & Young to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization for those shareholders electing to receive shares of First American common stock and stating that, commencing with its taxable year ending December 31, 2003, First American's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

 - receipt of all other necessary governmental consents and approvals, including an exemptive order granted by the SEC described under "THE MERGER--Exemptive Relief";

 - execution and delivery of the REIT Advisory Agreement by USBAM and First American;

 - execution and delivery of the New Fund Advisory Agreement by the New Fund and USBAM;

 - accuracy of the representations and warranties of each other participating Existing Fund, First American and the New Fund as of the closing date of the merger;

 - performance of the obligations of each Existing Fund, First American and the New Fund under the Merger Agreement and receipt of an officer's certificate to that effect;

 - receipt of consents and/or waivers necessary in connection with the merger;
   and

 - the listing of First American shares on the NYSE and the listing of New Fund shares on the AMEX.

    Where the law permits, each Existing Fund (acting through its board of directors) could decide to complete the merger even though one or more conditions were not satisfied. By law, no Existing Fund can waive:

 - the requirement that its shareholders approve the merger;

 - the requirement that it receives an exemptive order; and

 - the condition which requires the absence of any court order or law preventing the closing of the merger.

    Whether any of the other conditions would be waived would depend on the facts and circumstances as determined in the reasonable business judgment of the boards of directors of the Existing Funds. The board of directors of each Existing Fund has indicated that it will only waive the condition relating to the maximum percentage of shareholders of that Existing Fund that can exercise statutory dissenters' appraisal rights under the MBCA if doing so would not result in the aggregate net asset value of the participating Existing Funds to fall below $200 million. If any of the Existing Funds waived compliance with one or more of the other conditions and the condition was deemed material to a vote of shareholders, such Existing Fund would have to re-solicit shareholders before closing the merger. The Existing Funds do not intend to notify shareholders of any waiver that, in the judgment of their boards of directors, does not require re-solicitation of shareholder approval.

    TERMINATION OF THE MERGER AGREEMENT

    The Existing Funds may agree to terminate the Merger Agreement by mutual written consent at any time before completing the merger, even after shareholders have approved the Merger Agreement and the merger. In addition, the Merger Agreement may be terminated by any Existing Fund only as to such Existing Fund if the board of directors of such Existing Fund determines that termination is in the best interest of the Existing Fund and its shareholders.

    EFFECTIVE TIME OF THE MERGER

    The merger for each Existing Fund will become effective as provided in the Merger Agreement upon the filing of articles of merger for such Existing Fund with the Minnesota Secretary of State and upon acceptance for filing of such articles of merger by the Department of Assessments and Taxation of the State of Maryland. It is anticipated that the effective time (or the Effective Time) will occur on the closing date of the merger, which will be shortly following the special meeting of shareholders.

    THE SPECIAL MEETING OF SHAREHOLDERS

    This joint proxy statement/prospectus is being furnished to the shareholders of each Existing Fund for use at the special meeting of the shareholders to be held collectively by the Existing Funds or at any adjournment or postponement of the special meeting.

    At the special meeting, shareholders of each Existing Fund will be asked to approve the merger involving its Existing Fund and to adopt the Merger Agreement whereby the assets and liabilities of the Existing Funds will be allocated between First American and the New Fund.

    RECORD DATE

    The Existing Funds have set            , 2003 as the record date for
determining those shareholders who are entitled to notice of and to vote at the special meeting for each Existing Fund.

    QUORUM; VOTE REQUIRED

    In order for each Existing Fund to proceed with the special meeting, there must be a quorum. This means that at least a majority of that Existing Fund's shares must be represented at the special meeting, either in person or by proxy. All returned proxies other than broker non-votes count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the special meeting in determining whether the merger has been approved. If a proxy is returned with a broker non-vote on the merger, the shareholder will not be counted as present and entitled to vote with respect to the merger. A broker "non-vote" occurs when the underlying owner of shares has not voted and the broker holding the shares does not have discretionary authority to vote on the particular matter.

    For each Existing Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Existing Fund is required to approve the merger and adopt the Merger Agreement. Shareholders are entitled to one vote for each Existing Fund share held. The matters to be presented at the special meeting will not entitle shareholders to cumulative voting. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" approving the merger and adopting the Merger Agreement.

    None of the directors of any Existing Fund own any shares of the Existing Funds. Messrs. Wenker and Kappenman, who are officers of the Existing Funds, each own shares of stock in the Existing Funds and have indicated that they intend to vote in favor of the merger and the adoption of the Merger Agreement and to receive shares of First American. See "STOCK OWNERSHIP OF THE EXISTING FUNDS" regarding their beneficial ownership of shares of the Existing Fund.

    If you hold your Existing Fund shares in "street name" through a broker or other nominee, your broker or nominee will not be permitted to vote your Existing Fund shares on the merger without specific instructions from you.

    VOTING PROCEDURES

    Shareholders of record may vote in person at the special meeting or vote by proxy. Shareholders of record have received with this joint proxy statement/prospectus a proxy package which will include a proxy card and a voting instruction form. There are three ways to vote your proxy. Your telephone or internet vote authorizes the proxies to vote your shares in the same manner as if you mark, sign and return your proxy card.

    1. Voting by telephone--dial the toll-free number located on your voting instruction form. You will need your 12-digit control number located on the voting instruction form at the time of the call.

    2. Voting through the internet--visit http://www.proxyvote.com. Once there, enter the 12-digit control number located on your voting instruction form.

    3. Voting by mail--enclose your voting instruction form in the postage-paid envelope found within your proxy package. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted "FOR" the merger.

    REVOCATION OF YOUR PROXY

    You may revoke or change your vote at any time before the proxy is voted at the special meeting. You can do this either by:

     (i) notifying the Existing Fund's secretary in writing; or

     (ii) returning a later-dated proxy; or

    (iii) voting again by telephone or through the internet at a later time; or

     (iv) attending the special meeting and voting in person.

    HOW TO ELECT THE MERGER CONSIDERATION YOU ARE TO RECEIVE

    A form (or the New Fund Option Form) for purposes of participating in the New Fund Option is enclosed with this joint proxy statement/prospectus or, if your Existing Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee.

    If you do not hold your shares in "street name" and you wish to elect to receive New Fund shares in lieu of shares of First American common stock in the merger, you must return your properly completed New Fund Option Form and your
Existing Fund stock certificates to EquiServe on or before [    ] p.m., eastern
time, on [            ], 2003. If your shares are held in "street name" and you
wish to elect to receive New Fund shares, you must only return your properly completed New Fund Option Form but not your Existing Fund stock certificates. Soon after the closing, EquiServe will send to each Existing Fund shareholder who does not hold his or her shares in "street name" and who has not elected the New Fund Option or exercised statutory dissenters' rights a letter of transmittal for use in the exchange of shares and instructions explaining how to surrender stock certificates to EquiServe. If your Existing Fund shares are held in "street name" you will be contacted by your broker, bank or other nominee regarding the exchange of share certificates.

    EquiServe will act as exchange agent in the merger and, in that role, will process the exchange of Existing Fund stock certificates for First American common stock or New Fund shares. The exchange agent will allocate First American shares or New Fund shares among the shareholders consistent with their elections and the allocation and prorating procedures discussed above. You may change your election at any time before the deadline specified in the New Fund Option Form by notifying EquiServe in writing. If you hold your shares through a bank, broker or other nominee, you should contact that firm to find out how to change your election.

    If you do not submit the New Fund Option Form, you will automatically receive First American common stock in exchange for your Existing Fund shares.

    CONSEQUENCES IF THE MERGER IS NOT APPROVED

    If the merger for any Existing Fund is not consummated for any reason, the Existing Fund expects to continue to operate in its current form. There will be no change in the Existing Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Existing Fund as an alternative to the merger, although the Existing Funds may, from time to time, explore other alternatives.

    Regardless of whether a particular Existing Fund elects to participate in the merger, each Existing Fund will be responsible for bearing its pro rata share of the expenses of the merger, based on its relative net asset value determined as of the last day of the week immediately preceding the closing of the merger. There will not be an adjustment of fees based on the number of Existing Funds which elect to participate in the merger.

    ONLY AMERICAN STRATEGIC III MAY APPROVE THE MERGER WITHOUT THE PARTICIPATION OF ANY OTHER EXISTING FUND

    The Merger Agreement provides that as a condition to closing Existing Funds having, in the aggregate, a net asset value of at least $200 million (net of cash needed to fund payments to shareholders exercising statutory dissenters' appraisal rights and net of net assets, to be transferred to the New Fund) must approve the merger. In addition, as a condition to closing, shareholders receiving shares representing at least $50 million in net asset value must elect to receive New Fund shares. American Strategic III (approximately $267.9 million of net assets as of May 31, 2002) is the only Existing Fund that could potentially individually meet both of these conditions. Whether American Strategic III can individually fulfill the $200 million threshold will depend upon several factors including net transaction expenses, the number of shareholders of Existing Funds exercising statutory dissenters' appraisal rights and the number of shareholders of Existing Funds electing the New Fund Option. None of American Strategic, American Strategic II or American Select, with net assets as of May 31, 2002 of approximately $53.3 million, $212.0 million and $143.3 million, respectively, would be able to meet both conditions to closing unless at least one additional Existing Fund elected to participate in the merger. Consequently, only American Strategic III may approve the merger without the participation of any other Existing Fund.

    STATUTORY DISSENTERS' APPRAISAL RIGHTS

    If the merger is completed, holders of Existing Fund shares on
[            ], 2003 of any Existing Fund that merged into First American who did not vote "FOR" the approval of the merger and the adoption of the Merger Agreement, and who delivered a written notice of intent to demand fair value to the applicable Existing Fund before the shareholder vote was taken, will have the right to dissent from the merger and to obtain payment for the "fair value" of their shares of the applicable Existing Fund, plus interest, in accordance with Sections 302A.471 and 302A.473 of the MBCA. The term "fair value" means the value of shares of common stock of the applicable Existing Fund immediately prior to the Effective Time of the merger, and the term "interest" means interest commencing five days after the Effective Time up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments, currently 2% per year. Shareholders of record who desire to exercise their statutory dissenters' appraisal rights must satisfy all of the conditions stated under "THE MERGER--Availability of Statutory Dissenters' Appraisal Rights."

    Neither USBAM, nor First American, nor the New Fund has any indication from any shareholder of the Existing Funds that such shareholder intends to exercise their statutory dissenters' appraisal rights. In the event that more than 5% of the outstanding shares of an Existing Fund exercise statutory dissenters' appraisal rights and the board of directors does not waive this condition to closing of the merger, then such Existing Fund will not participate in the merger.

    REGULATORY APPROVALS REQUIRED FOR THE MERGER

    Neither First American nor the Existing Funds are aware of any significant regulatory approvals required for the merger other than an exemptive order from the SEC. See "THE MERGER--Exemptive Relief."

    EXEMPTIVE RELIEF

    In order to consummate the merger, the Existing Funds, First American, the New Fund and USBAM have applied for an exemptive order (or the Exemptive Order), which is an order issued by the SEC exempting the applicants from certain provisions of Section 17(a) of the Investment Company

Act. Section 17(a) of the Investment Company Act generally makes it unlawful for any person affiliated with a registered investment company (or any affiliated person of such person), acting as a principal, to sell any security or other property to, or purchase any security or other property from, such investment company. Under the Investment Company Act, an affiliated person of an investment company (or of another person) includes (i) persons directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of the investment company (or such other person), (ii) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the investment company (or such other person), (iii) any person directly or indirectly controlling, controlled by or under common control with the investment company (or such other person), (iv) any officer or director of the investment company (or such other person) and (v) any investment advisor of the investment company.

    USBAM is an affiliated person of each of the Existing Funds because it is their investment advisor. USBAM also may be regarded as an affiliated person of First American and the New Fund because USBAM, as the investment advisor to First American, the New Fund and the Existing Funds, may be viewed as "controlling" (as defined by the Investment Company Act) First American, the New Fund and the Existing Funds. In addition, USBAM temporarily owns all of the outstanding shares of First American. As a result, First American, the Existing Funds and the New Fund may be regarded as affiliated persons of each other on the basis that they are under the common control of USBAM. Accordingly, absent an exemption, the transactions contemplated by the Merger Agreement may be prohibited by Section 17(a) of the Investment Company Act.

    Exemptions from the provisions of Section 17(a) may be granted by the SEC pursuant to Section 17(b) of the Investment Company Act if evidence establishes that (i) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, (ii) the proposed transaction is consistent with the policy of each registered investment company concerned, as recited in its registration statement and reports filed under the Investment Company Act and (iii) the proposed transaction is consistent with the general purposes of the Investment Company Act.

    ACCOUNTING TREATMENT

    The merger will be accounted for by First American using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.

    The accounting acquirer will be the Existing Fund participating in the First American merger that has the largest portion of the voting rights in First American. Thus, if all the Existing Funds participate in the First American merger, the accounting acquirer will be American Strategic III.

    The merger will be accounted for by the New Fund by carrying forward the historical cost basis of the assets and liabilities of the Existing Funds to the surviving entity since the tax basis of such assets and liabilities will carry forward. The accounting survivor will be the Existing Fund participating in the merger whose shareholders will be allocated the largest number of shares of the New Fund.

    COMPARATIVE RIGHTS OF SHAREHOLDERS

    The Existing Funds are, and the New Fund will be, diversified, closed-end management investment companies registered under the Investment Company Act, organized as Minnesota corporations and governed by their respective articles of incorporation and bylaws, which have been adopted pursuant to the MBCA. First American, which is organized as a Maryland corporation, will be governed by its articles of incorporation and bylaws, which have been adopted pursuant to the Maryland General Corporation Law, as amended (or the MGCL).

    As registered management investment companies, the Existing Funds and the New Fund are subject to the provisions of, and the regulations under, the Investment Company Act which imposes restrictions on their business and investment activities. First American will not be registered under the Investment Company Act and will seek to qualify as a REIT for federal income tax purposes. First American will seek to be exempt from registration as an investment company under Section 3(c)(5)(C) of the Investment Company Act. Compliance with this exemption and First American's proposed qualification as a REIT will impose restrictions on the business and investment activities of First American. These restrictions are different in some important respects from those applicable to the Existing Funds. See "COMPARISON OF RIGHTS AND INVESTMENTS."

    The following paragraphs highlight certain areas where differences exist between the Existing Funds, the New Fund and First American:

    CLASSIFICATION OF BOARD OF DIRECTORS. Neither the Existing Funds nor the New Fund have classified boards of directors, and each director serves for a one-year term. Under the articles of incorporation of First American, First American has a classified board of directors with three separate classes in which the directors serve staggered three-year terms.

    REMOVAL OF DIRECTORS. Shareholders representing a majority of an Existing Fund's or the New Fund's outstanding shares may elect to remove a director with or without cause. First American's articles of incorporation provide for removal of a director with or without cause, but require the affirmative vote of shareholders representing at least two-thirds of the shares outstanding.

    SHAREHOLDER VOTING REQUIREMENTS. The articles of incorporation of each Existing Fund and the New Fund require a vote of at least two-thirds of the shares outstanding to convert from closed-end to open-end investment companies. First American's articles of incorporation require a vote of at least two-thirds of the shares outstanding to approve amendments to certain provisions of the articles of incorporation or to amend the bylaws.

    DISTRIBUTIONS. Under the REIT provisions of the Code, First American will be required to make annual distributions of at least 90% of its taxable income. First American intends to make quarterly distributions to its shareholders of amounts that, at a minimum, will enable it to comply with these provisions. The Existing Funds currently, and the New Fund expects to, pay distributions to shareholders on a monthly basis. As registered investment companies, the Existing Funds are, and the New Fund will be, required to distribute at least 90% of their investment company taxable income each taxable year.

    BORROWING LIMITATIONS. Unlike the Existing Funds and the New Fund, First American will not be subject to the borrowing limitations of the Investment Company Act which limits borrowings to an amount equal to one-third of an investment company's total assets. First American's borrowing policy is currently expected to be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities.

    REGULATORY DIFFERENCES. There are substantial regulatory differences between the Existing Funds and the New Fund, which are diversified, closed-end management investment companies registered under the Investment Company Act, and First American, which will be a REIT for tax purposes.

    TAX STATUS. In contrast to the Existing Funds and the New Fund, First American will be treated as a REIT.

    ADVISORY AGREEMENTS. The fees payable by First American to USBAM will be higher than those payable by the Existing Funds and the New Fund to USBAM. Also, First American may have to pay a termination fee to USBAM under certain circumstances if the REIT Advisory Agreement is terminated without cause or is not renewed by First American. Upon completion of the merger and assuming that the required numbers of Existing Fund shareholders elect to receive New Fund shares, USBAM will serve as the investment advisor for First American, the New Fund and any non-participating Existing Funds. As investment advisor to these entities, a conflict of interest may arise because the allocation of mortgages and mortgage-related assets to First American, the New Fund or the non-participating Existing Funds will be determined in USBAM's sole discretion. In allocating such investments to First American, USBAM may earn greater incentive compensation under the REIT Advisory Agreement as compared to the compensation it will earn under the New Fund Advisory Agreement or its advisory agreements with the Existing Funds. As a result of the fee structure under the REIT Advisory Agreement, USBAM may have financial incentive to allocate certain investments to First American rather than to the New Fund or the non-participating Existing Funds. See "THE MERGER--Investment Allocation Procedures Following the Merger."

    AFFILIATE TRANSACTIONS. Because First American will not be a registered investment company under the Investment Company Act, it will be able to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Existing Funds and the New Fund. The board of directors of First American has adopted operating policies requiring that any affiliate transactions between First American and its affiliates must be conducted on terms no less favorable to First American than those available from unaffiliated parties. Any such transactions will also be subject to the review and oversight of First American's independent directors.

    ACCOUNTING MATTERS. The difference in the regulatory framework of First American compared to the Existing Funds and the New Fund and the change in the advisory fee structure will impact the accounting methods, financial condition, results of operation and liquidity of First American compared to the Existing Funds and the New Fund.

STOCK PRICE AND DIVIDEND INFORMATION

    The Existing Funds' shares currently trade on the NYSE under the symbols ASP (American Strategic), BSP (American Strategic II), CSP (American Strategic III) and SLA (American Select). The shares of American Strategic II and American Strategic III are also traded on the Chicago Stock Exchange. The following table presents the last reported sale price (on the NYSE) for each Existing Fund's shares on March 20, 2002, the last trading day before the announcement of the
signing of the original merger agreement, and on [            ] 2003, the last
trading day before the printing of this joint proxy statement/prospectus. The Existing Funds typically have distributed dividends on a monthly basis.

                                                     SHARE PRICE
                                -----------------------------------------------------
                                   BEFORE DATE OF JOINT      BEFORE ANNOUNCEMENT OF
NAME OF THE EXISTING FUND       PROXY STATEMENT/PROSPECTUS  ORIGINAL MERGER AGREEMENT
-------------------------       --------------------------  -------------------------
American Strategic                                                   $12.73
American Strategic II                                                 13.29
American Strategic III                                                12.12
American Select                                                       13.83

IF YOU REQUIRE FURTHER INFORMATION

    If you have more questions about the merger or would like additional copies of this joint proxy statement/prospectus, you should contact:

Call Center Department         -or-          EquiServe
800 Nicollet Mall                            150 Royall Street
Minneapolis, MN 55402                        Canton, MA 02021
(800) 677-3683                               (800) 426-5523

                       SUMMARY HISTORICAL FINANCIAL DATA

    The following summary historical financial data of American Strategic and American Select is derived from the financial statements of American Strategic and American Select as of and for each of the preceding three years in the period ended November 30, 2001, which were audited by Ernst & Young, independent auditors, each of the years ended November 30, 1998 and November 30, 1997, which were audited by other auditors, and the unaudited financial statements as of and for the six months ended May 31, 2002. The following summary historical financial data of American Strategic II and American Strategic III is derived from the financial statements of American Strategic II and American Strategic III as of and for each of the four years in the period ended May 31, 2002, which were audited by Ernst & Young, independent auditors, and the year ended May 31, 1998, which were audited by other auditors. The information presented for American Strategic and American Select for the interim periods is unaudited but, in the opinion of American Strategic's and American Select's management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the interim periods. The results for the interim periods presented are not necessarily indicative of the results for a full year. The data should be read in conjunction with the financial statements, related notes and other financial information included and incorporated by reference herein.

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                           SIX MONTHS
                              ENDED                 YEAR ENDED NOVEMBER 30,
                             MAY 31,    ------------------------------------------------
                              2002        2001      2000      1999      1998      1997
                           -----------  --------  --------  --------  --------  --------
                           (UNAUDITED)

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                  $ 2,869    $ 5,872   $ 6,069   $ 6,972   $ 6,510   $ 6,775
  Interest expense               316        727     1,219     1,382       874       722
  Investment management
    fees                         169        343       321       370       374       404
  Other expenses                 186        377       481       521       520       567
  Net investment income        2,198      4,424     4,047     4,698     4,741     5,082
  Net realized gain
    (loss) on investments       (512)       450      (964)       77       415       250
  Net change in
    unrealized gain
    (loss) on investments        579        116     1,652    (2,991)     (129)      926
  Net increase in net
    assets resulting from
    operations                 2,265      4,991     4,734     1,784     5,027     6,258

PER SHARE DATA:
  Net investment income         0.52       1.05      0.97      1.00      1.01      0.97
  Net realized and
    unrealized gains
    (losses) on
    investments                 0.01       0.13      0.15     (0.62)     0.06      0.22
  Net increase in net
    asset value resulting
    from operations             0.53       1.18      1.12      0.38      1.07      1.19
  Cash dividends paid           0.57       1.06      0.96      1.01      0.97      0.96

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans              32,441     35,047    42,586    64,223    62,799    58,997
  Other securities            38,635     40,029    21,422    14,568    13,673    15,883
  Total assets                72,199     75,563    64,789    79,538    77,901    78,711
  Reverse repurchase
    agreements payable        18,840     21,952    11,705    21,125    16,500    11,000
  Net assets                  53,280     53,427    52,910    58,054    61,286    67,613
  Net asset value per
    share                      12.59      12.63     12.51     12.35     12.98     12.88
  Per-share market value       12.64      12.79     11.19     11.44     12.13     11.88

                       SUMMARY HISTORICAL FINANCIAL DATA

                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          YEAR ENDED MAY 31,
                           ------------------------------------------------
                             2002      2001      2000      1999      1998
                           --------  --------  --------  --------  --------

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                $ 22,822  $ 23,577  $ 24,650  $ 25,742  $ 27,601
  Interest expense            2,409     4,346     5,092     4,082     4,943
  Investment management
    fees                      1,332     1,284     1,295     1,445     1,498
  Other expenses              1,091     1,091     1,238     1,304     1,870
  Net investment income      17,990    16,856    17,025    18,911    19,290
  Net realized gain
    (loss) on investments     3,591       110    (1,692)      767       952

  Net change on
    unrealized gain
    (loss) on investments        67    13,119    (9,525)   (4,169)    7,157

  Net increase in net
    assets resulting from
    operations               21,648    30,085     5,808    15,508    27,399

PER SHARE DATA:
  Net investment income        1.13      1.06      1.02      1.06      1.03
  Net realized and
    unrealized gains
    (losses) on
    investments                0.23      0.83     (0.68)    (0.19)     0.41
  Net increase in net
    asset value resulting
    from operations            1.36      1.89      0.34      0.87      1.44

  Cash dividends paid          1.13      1.03      1.06      1.02      1.00

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans            220,437   193,356   194,602   244,440   232,480
  Other securities           72,520    74,188    66,822    86,926    74,440
  Total assets              295,085   278,610   263,831   334,495   311,025
  Reverse repurchase
    agreements payable       82,700    69,749    66,711   103,925    76,000
  Net assets                212,016   208,439   194,759   229,843   234,484
  Net asset value per
    share                     13.29     13.06     12.20     12.92     13.07
  Per-share market value      13.17     12.30     11.00     11.94     11.81

                       SUMMARY HISTORICAL FINANCIAL DATA

                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          YEAR ENDED MAY 31,
                           ------------------------------------------------
                             2002      2001      2000      1999      1998
                           --------  --------  --------  --------  --------

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                $ 29,189  $ 30,620  $ 31,838  $ 35,211  $ 36,682
  Interest expense            3,062     5,859     6,285     6,570     6,436
  Investment management
    fees                      1,701     1,612     1,703     1,888     1,974
  Other expenses              1,346     1,385     1,538     1,667     2,474
  Net investment income      23,080    21,764    22,311    25,086    25,797
  Net realized gain
    (loss) on investments     3,881       773    (4,347)    2,450     1,886

  Net change in
    unrealized gain
    (loss) on investments      (737)   14,216    (7,398)   (8,322)    7,937

  Net increase in net
    assets resulting from
    operations               26,225    36,754    10,567    19,214    35,620

PER SHARE DATA:
  Net investment income        1.08      1.02      1.00      1.05      1.02
  Net realized and
    unrealized gains
    (losses) on
    investments                0.15      0.70     (0.53)    (0.24)     0.37
  Net increase in net
    asset value resulting
    from operations            1.23      1.72      0.47      0.81      1.39

  Cash dividends paid          1.05      1.02      1.05      1.02      1.05

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans            289,141   249,702   271,291   328,105   308,568
  Other securities           76,217    67,060    50,697    91,101    86,491
  Total assets              367,937   336,934   325,296   424,581   399,617
  Reverse repurchase
    agreements payable       99,454    72,407    75,596   131,725    99,000
  Net assets                267,942   264,074   249,144   292,059   299,913
  Net asset value per
    share                     12.55     12.37     11.67     12.25     12.46
  Per-share market value      12.43     11.88     10.56     11.88     11.38

                       SUMMARY HISTORICAL FINANCIAL DATA

                         AMERICAN SELECT PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                           SIX MONTHS
                              ENDED                 YEAR ENDED NOVEMBER 30,
                             MAY 31,    ------------------------------------------------
                              2002        2001      2000      1999      1998      1997
                           -----------  --------  --------  --------  --------  --------
                           (UNAUDITED)

STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                 $  8,198    $ 16,323  $ 15,538  $ 17,090  $ 17,651  $ 19,923
  Interest expense             1,030       2,822     3,249     3,331     3,486     4,163
  Investment management
    fees                         354         710       676       766       773       836
  Other expenses                 420         726       856       917       897       946
  Net investment income        6,395      12,065    10,754    12,076    12,495    13,978
  Net realized gain
    (loss) on investments        422         196       276        41     3,862     1,489

  Net change in
    unrealized gain
    (loss) on investments        257       4,723     1,780    (3,224)   (2,246)    1,309

  Net increase in net
    assets resulting from
    operations                 7,074      16,984    12,810     8,893    14,110    16,776

PER SHARE DATA:
  Net investment income         0.60        1.13      1.01      1.02      1.06      1.05
  Net realized and
    unrealized gains
    (losses) on
    investments                 0.06        0.47      0.18     (0.26)     0.12      0.21
  Net increase in net
    asset value resulting
    from operations             0.66        1.60      1.19      0.76      1.18      1.26

  Cash dividends paid           0.60        1.07      1.01      1.05      1.10      1.04

BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans             157,316     139,443   140,847   156,836   187,045   190,883
  Other securities            40,769      49,464    40,547    43,380    22,905    42,454
  Total assets               199,983     190,268   182,935   201,959   212,067   239,398
  Reverse repurchase
    agreements payable        56,500      47,365    45,586    50,975    57,000    68,000
  Net assets                 143,294     142,617   137,042   150,097   154,838   171,140
  Net asset value per
    share                      13.44       13.38     12.85     12.67     12.96     12.88
  Per-share market value       13.40       13.54     11.50     11.69     12.13     11.75

                FIRST AMERICAN SUMMARY PRO FORMA FINANCIAL DATA

    The following pro forma financial information has been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial information assumes all four Existing Funds approve and participate in the merger and also assumes that shareholders holding Existing Fund shares representing an aggregate net asset value of $50 million elect to participate in the New Fund and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to as the First American maximum participation scenario). The second presentation assumes a combination of the Existing Funds whose combined net asset values exceed the minimum net asset value requirement to effect the merger by the smallest margin and also assumes that shareholders holding approximately 49% of the shares of each such Existing Fund elect to participate in the New Fund and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to as minimum participation). The rationale for including the maximum and minimum participation pro forma information is to provide the range of possible outcomes to potential investors.

    The following summary pro forma financial data as of and for the year ended May 31, 2002 is derived from the pro forma financial statements of First American and the Existing Funds (in the case of the First American maximum participation scenario) and from the pro forma financial statements of First American, American Strategic, American Strategic II and American Select (in the case of the minimum participation scenario). The data should be read in conjunction with the unaudited pro forma financial information and related notes included herein. The pro forma financial information reflects the allocation of the assets and liabilities of the Existing Funds in accordance with guidelines outlined in "THE MERGER--The Merger Agreement--Transactions Relating to the New Fund Option."

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          MAXIMUM PARTICIPATION  MINIMUM PARTICIPATION
                                                SCENARIO               SCENARIO
                                               YEAR ENDED             YEAR ENDED
                                              MAY 31, 2002           MAY 31, 2002
                                          ---------------------  ---------------------
STATEMENT OF OPERATIONS DATA:
  Total income                                  $ 60,588               $ 19,857
  Interest expense                                 7,682                  2,651
  Investment management fees                       6,844                  2,128
  Other expenses                                   2,002                    864

  Net realized gain on investments                 7,116                  1,435
  Net income                                      51,176                 15,649
  Net income per share                              0.82                   0.76

BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans, net of allowance               647,654                207,804
  Available-for-sale securities                  202,017                 73,266
  Total assets                                   862,387                285,351
  Borrowings                                     236,466                 80,063
  Shareholders' equity                           622,832                204,965
  Book value per common share                      10.00                  10.00

                       NEW FUND PRO FORMA CAPITALIZATION

    The following table sets forth the unaudited capitalization of each Existing Fund as of May 31, 2002, and on a pro forma basis for the New Fund as of that date, based upon two possible merger scenarios. The first scenario, referred to in the table as "Max," assumes all four Existing Funds approve the merger, that shareholders holding approximately 49% of the shares of each Existing Fund elect to receive New Fund shares and that no shareholders elect to exercise statutory dissenters' appraisal rights. The second scenario, referred to in the table as "Min," assumes that all four Existing Funds approve the merger and also assumes that shareholders holding Existing Fund shares representing an aggregate net asset value of $50 million elect to receive New Fund shares and that no shareholders elect to exercise statutory dissenters' appraisal rights.

                            AMERICAN      AMERICAN      AMERICAN       AMERICAN      NEW FUND     NEW FUND
                            STRATEGIC   STRATEGIC II  STRATEGIC III     SELECT        (MAX)         (MIN)
                           -----------  ------------  -------------  ------------  ------------  -----------
Net assets                 $53,280,408  $212,015,862  $267,942,129   $143,293,908  $332,880,273  $50,000,000
Net asset value per share  $     12.59  $      13.29  $      12.55   $      13.44  $      10.00  $     10.00
Shares outstanding           4,230,294    15,957,289    21,343,292     10,662,195    33,288,027    5,000,000

                      COMPARATIVE FEES AND EXPENSES TABLE

    The following table has been prepared to help shareholders understand the fees and expenses that they will bear directly or indirectly as shareholders of the Existing Funds or, if the merger occurs, the New Fund. The table compares the expenses of each Existing Fund as of May 31, 2002 with those of the New Fund after giving effect to the merger under two scenarios. The first presentation assumes that all four Existing Funds approve the merger and also assumes that shareholders holding Existing Fund shares representing an aggregate net asset value of $50 million elect to receive New Fund shares and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to in the chart below as "Min"). The second presentation assumes all four Existing Funds approve the merger, that shareholders holding approximately 49% of the shares in each Existing Fund elect to receive New Fund shares and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to in the chart below as "Max"). The rationale for including the minimum participation and maximum participation pro forma fees and expenses is to provide the range of possible outcomes to potential shareholders.

                           AMERICAN     AMERICAN      AMERICAN      AMERICAN            NEW
                           STRATEGIC  STRATEGIC II  STRATEGIC III    SELECT             FUND
                           ---------  ------------  -------------  ----------  ----------------------
                                                                                  MIN         MAX
SHAREHOLDER TRANSACTION
  EXPENSES
Dividend Reinvestment
  Plan Fees                 None (1)      None (1)       None (1)    None (1)    None (1)    None (1)
ANNUAL OPERATING EXPENSES
  (as a percentage of net
  assets attributable to
  common stock)
Advisory Fees (2)              0.64%         0.63%          0.64%       0.50%       0.62%       0.60%
Other Expenses
  Administration Fee           0.25%         0.25%          0.25%       0.25%       0.25%       0.25%
  Other                        0.46%         0.27%          0.26%       0.34%       0.28%       0.27%
                           --------    ----------    -----------    --------    --------    --------
                               0.71%         0.52%          0.51%       0.59%       0.53%       0.52%
Interest Payments on
  Borrowed Funds               1.19%         1.15%          1.15%       1.45%       1.25%       1.22%
Total Annual Fund
  Operating Expenses           2.54%         2.30%          2.30%       2.54%       2.40%       2.34%

(1) Shareholders will pay brokerage charges if they direct EquiServe Trust Co., N.A. (or the Plan Administrator) to sell their shares held in a dividend reinvestment account.
(2) The monthly management fee paid to USBAM, in its role as investment advisor to each of American Strategic, American Strategic II, American Strategic III and the New Fund includes: a monthly management fee in an amount equal to the sum of 0.01667% of their respective average weekly net assets during the month (approximately 0.20% on an annual basis) and 4.5% of the daily gross income (i.e., investment income, including amortization of discount income, other than gains from the sale of securities or gains received from options and futures contracts less interest on money borrowed) accrued by each respectively during the month, provided that the monthly management fee may not exceed in the aggregate 1/12 of 0.725% of their respective average weekly net assets (0.725% on an annual basis).

EXAMPLE

    The following is a hypothetical example intended to help shareholders compare the cost of investing in the Existing Funds and the New Fund. The following example illustrates the expenses that shareholders would pay on a $1,000 investment in an Existing Fund or the New Fund, assuming (1) total annual expenses as set forth in the foregoing table and (2) a 5% annual return. Although shareholders' actual costs may be higher or lower, under these assumptions shareholders' costs would be:

                                1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                ------  -------  -------  --------
American Strategic               $26      $79     $135      $288

American Strategic II            $23      $72     $123      $264

American Strategic III           $23      $72     $123      $264

American Select                  $15      $46     $ 79      $174

New Fund
  Maximum                        $24      $73     $125      $268
  Minimum                        $24      $75     $128      $274

   The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed. Moreover, an Existing Fund's or the New Fund's actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

                                  RISK FACTORS

    Before you decide how to vote on the merger, you should be aware that there are various risks involved in the merger. In addition to the other information included in this joint proxy statement/ prospectus, you should carefully consider the following material risks related to the merger and an investment in First American or the New Fund.

RISKS RELATED TO THE MERGER

    UNCERTAIN MARKET PRICE OF FIRST AMERICAN AND THE NEW FUND COMMON STOCK AFTER THE MERGER.

    Prior to the merger, there will have been no public market for First American or the New Fund common stock and there can be no assurance that a regular trading market for First American or the New Fund common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, a shareholder may be unable to liquidate his or her investment in First American or the New Fund. There can be no assurance that the per share price at which First American or the New Fund common stock trades in the public market after the merger will not be lower than the net asset value of First American or the New Fund or the prices at which the Existing Funds currently trade. Shares of closed-end, registered management investment companies such as the New Fund frequently trade at a discount from their net asset value.

    The market price of First American and the New Fund common stock will likely fluctuate in response to a number of factors:

    - the markets' perception of First American and the New Fund and their ability to generate distributions;

    - for First American, its assets and market capitalization;

    - changes in long-term and short-term interest rates; and

    - conditions of the mortgage investment and stock markets.

    THE NEW FUND OPTION WILL BE TAXABLE.

    The distribution of New Fund shares will be a taxable transaction for Existing Fund shareholders. Thus, those Existing Fund shareholders who elect to receive New Fund shares rather than First American shares may have to pay taxes with respect to the transaction. Moreover, if an Existing Fund shareholder is required to pay such taxes, he or she will not have received cash in the transaction from which such taxes could be paid. Instead, the shareholder will have to sell some of the New Fund shares in order to pay such taxes or draw upon other sources of cash which are available to the shareholder.

    THE PARTIES NEGOTIATING THE TERMS OF THE MERGER PROPOSAL HAVE CONFLICTS OF INTEREST.

    When you consider the recommendation of the board of directors of each Existing Fund that shareholders of that Existing Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that John
M. Murphy, Jr., who serves on the board of directors of each Existing Fund and the New Fund is an executive officer of U.S. Bancorp, USBAM's ultimate parent company, and that USBAM has interests in the merger that may be different from, or in addition to, your interests as shareholders. These conflicts include:

    - The REIT Advisory Agreement contains compensation, termination and other terms more favorable to USBAM than do the advisory agreements with the Existing Funds and the New Fund. The New Fund's Advisory Agreement contains terms identical to those of American Strategic, American Strategic II and American Strategic III. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements to the REIT Advisory Agreement" for a summary comparison of the agreements.

    - Affiliates of USBAM are expected to hold two of the six positions on First American's board of directors following the merger. John M. Murphy, Jr. will hold one of eight positions on the New

      Fund's board of directors following the merger and will be the only affiliate of USBAM serving on the board.

    - Under the Merger Agreement, for six years after the closing date of the merger, First American will indemnify and hold harmless the Existing Funds' present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under the Existing Funds' articles of incorporation, the MBCA or the Investment Company Act.

    In addition, USBAM's current investment advisory management team to the Existing Funds (which participated in the structuring of and negotiations relating to the merger and relating to the advisory agreements on behalf of USBAM) will become USBAM's management team for First American and the New Fund upon completion of the merger. Certain members of this management team may stand to earn greater incentive compensation from USBAM than they have historically in their capacities as portfolio managers to the Existing Funds. Further, because First American will not be registered under the Investment Company Act, it will be permitted to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Existing Funds and the New Fund. Thus, First American will be permitted to acquire mortgage-related assets from, and sell mortgage-related assets to, affiliates of USBAM.

    CERTAIN CONFLICTS OF INTEREST MAY ARISE IN THE ALLOCATION OF INVESTMENTS BY USBAM TO FIRST AMERICAN, THE NEW FUND AND ANY NON-PARTICIPATING EXISTING FUNDS.

    Upon completion of the merger, USBAM will serve as the investment advisor for First American, the New Fund and any non-participating Existing Funds. As investment advisor to these entities, a conflict of interest may arise because the allocation of mortgages and mortgage-related assets to First American, the New Fund or any non-participating Existing Funds will be determined by USBAM. In allocating such investments to First American, USBAM may earn greater incentive compensation under the REIT Advisory Agreement as compared to the compensation it will earn under the New Fund Advisory Agreement or its advisory agreements with the Existing Funds. As a result of the fee structure under the REIT Advisory Agreement, USBAM may have financial incentive to allocate certain investments to First American rather than to the New Fund or the non-participating Existing Funds. USBAM will, however, follow the allocation procedures described herein under "THE MERGER--Investment Allocation Procedures Following the Merger" to determine the appropriate allocation of such resources to either First American, the New Fund or any non-participating Existing Funds.

   SHAREHOLDERS OF FIRST AMERICAN WILL NO LONGER ENJOY THE PROTECTIONS AFFORDED BY THE INVESTMENT COMPANY ACT.

    First American will not be regulated under the Investment Company Act, and thus, its shareholders will not be afforded certain regulatory protections, including those that require:

    - that a majority of independent directors must approve new or renewed investment advisory contracts;

    - restrictions on borrowing and issuing senior securities;

    - filing of a registration statement containing fundamental investment policies;

    - shareholder approval of changes in fundamental investment policies;

    - investment advisory contracts conform to certain rules;

    - independent approval of service contracts with affiliates;

    - that distributions and share repurchases conform to certain rules;

    - avoidance of certain transactions with affiliates;

    - banks or broker dealers to maintain custody of assets; and

    - fidelity bonding.

    The regulatory protections listed above are more fully discussed under the section heading "THE EXISTING FUNDS--Regulatory Matters" in this joint proxy statement/prospectus.

    FAILURE TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF FIRST AMERICAN COMMON STOCK.

    It is possible that the anticipated benefits of the merger may not be realized. This could reduce the market price for First American common stock, making an investment in First American less attractive compared to an investment in any of the Existing Funds or the New Fund.

    THE COSTS OF THE MERGER WILL BE PAID BY THE EXISTING FUNDS EVEN IF THE MERGER IS NOT COMPLETED.

    Except as set forth below, each Existing Fund will bear a pro rata share of the cost and expenses incurred in connection with the merger (including, but not limited to, costs and expenses of preparing all necessary registration statements, proxy materials and other documents, of preparing for and attending board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger), whether or not the merger is consummated and whether or not the particular Existing Fund participates in the merger. The estimated costs and expenses related to the merger are $4,500,000. The Existing Funds as a group will bear the first $3,400,000 of such expenses and will, subject to certain exceptions, equally share all transaction expenses in excess of $3,400,000 with USBAM. The payment of such expenses by the Existing Funds will reduce the net worth of First American, the New Fund and any non-participating Existing Fund following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Existing Funds. Each Existing Fund's pro rata share of expenses will be determined based on its relative net asset value. Based on the net asset values of the Existing Funds as of May 31, 2002, the Existing Funds would bear the following percentages of the expenses of the merger that are to be borne by the Existing
Funds: American Strategic: 7.9%; American Strategic II: 31.3%; American Strategic III: 39.6%; and American Select : 21.2%. See "THE MERGER--Fees and Expenses of the Merger."

    THE INITIAL SIZE OF FIRST AMERICAN AND THE NEW FUND IS UNCERTAIN.

    Shareholders are being asked to vote on the merger even though the initial size and asset mix of First American and the New Fund is uncertain. The actual initial size of First American and the New Fund will depend upon which Existing Funds participate in the merger, the number of shareholders electing to participate in the New Fund Option and the number of holders exercising statutory dissenters' appraisal rights. A smaller company in terms of net assets may negatively impact First American's and the New Fund's ability to access equity markets in the future, the liquidity of First American's and the New Fund's shares and the ability to achieve expected operating efficiencies.

    First American's initial size will not be less than $200 million in net asset value because it is a condition to the merger that Existing Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders exercising statutory dissenters' appraisal rights under Minnesota law and of the net assets, to be transferred to the New Fund) shall have elected to participate in the merger.

    Additionally, the New Fund's initial net asset value will not be less than $50 million because it is a condition to the completion of the merger provided in the Merger Agreement. The maximum size of the New Fund is also limited. The Merger Agreement limits the number of New Fund shares that can be issued to the shareholders in each Existing Fund to a number that, when added to the number of dissenters' shares, does not exceed 49% of the aggregate number of shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds.

    REIT OWNERSHIP LIMIT COULD REQUIRE SHAREHOLDERS OF THE EXISTING FUNDS TO SELL SHARES PRIOR TO THE MERGER.

    For First American to maintain its qualification as a REIT under the Code, no more than 50% in value of the outstanding First American stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of First American's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). To ensure that First American will not fail to qualify as a REIT, First American's articles of incorporation, subject to certain exceptions, limit direct and indirect ownership of stock of First American by any person to no more than 9.8% of the number of shares of common stock or of any series of preferred stock outstanding. If any shareholder becomes a shareholder of First American in violation of the ownership limit, the excess shares held would be subject to the provisions of the articles of incorporation relating to ownership limit violations, which have the effect of depriving the excess shares of voting rights and the right to receive regular dividends and subjecting the excess shares to repurchase by First American, or a forced sale in the market. Thus, Existing Funds' shareholders who stand to receive shares in the merger in amounts exceeding the ownership limit would, unless sold prior to the closing of the merger, be subject to the ownership limit provisions.

    The ownership limit applies to all shareholders who have "direct and indirect ownership" of stock in First American. Direct or indirect ownership of shares is determined by looking at a number of factors, including holding the rights to receive dividends or distributions, voting rights and ability to sell or transfer the shares. In the event that a record shareholder would violate the ownership limit as a result of the exchange of Existing Fund shares into First American shares, the board of directors of First American is authorized to waive the ownership limit requirement. If, however, the board of directors does not waive the ownership limit requirement, then such shareholder would be required to sell a certain number of shares in each Existing Fund prior to the closing of the merger in order to avoid a violation of the ownership limit.

    According to the Schedule 13D/As filed with the SEC by SIA, SIA and its affiliates exercise sole voting and dispositive power over the following percentages of shares: (i) American Strategic: 17.94% (Schedule 13D/A dated April 1, 2002), (ii) American Strategic II: 22.87% (Schedule 13D/A dated February 1, 2002), (iii) American Strategic III: 8.41% (Schedule 13D/A dated February 1, 2002) and (iv) American Select: 12.90% (Schedule 13D/A dated November 2, 2001). Upon exchange of such shares for shares of First American in the merger, SIA would be deemed to hold "direct and indirect ownership" of shares in First American in excess of the ownership limit. The board of directors of First American has indicated that it intends to waive the ownership limit with respect to any shares of First American directly or indirectly held by SIA upon completion of the merger that were received in exchange for Existing Fund shares beneficially owned by SIA as of November 30, 2002. Neither the boards of directors of the Existing Funds nor the board of directors of First American is aware of any shareholder that is likely to be affected by First American's ownership limit provision.

    REQUIREMENTS OF THE MERGER AGREEMENT MAY CAUSE SHAREHOLDERS ELECTING TO RECEIVE SHARES OF THE NEW FUND TO INSTEAD RECEIVE A COMBINATION OF FIRST AMERICAN COMMON STOCK AND THE NEW FUND COMMON STOCK.

    The terms of the merger provide that the number of shares held by shareholders in each participating Existing Fund that may receive New Fund shares or cash through the exercise of statutory dissenters' appraisal rights will be limited to 49% of the shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds. If such prorating is necessary for any Existing Fund, affected shareholders will receive First American common stock for the balance of their Existing Fund shares that are not converted into shares of the New Fund. Thus, there is a possibility that shareholders may request shares of the New Fund common stock but will only be able to exchange a portion of their shares in the Existing Funds for New Fund shares and will receive shares of First American common stock for the remainder of their shares.

    CHANGES IN THE NATURE OF THE INVESTMENT HELD BY INVESTORS IN FIRST AMERICAN.

    Existing Fund shareholders who become First American shareholders will have fundamentally changed the nature of their investments and their rights will be different from their current rights as shareholders in their respective Existing Fund. These changes may entail greater risks and may have an adverse effect on the quality of the investments held by shareholders. This may affect the frequency and amount of dividends distributed to shareholders, the market value of the shares, First American's regulatory and disclosure obligations, First American's exposure to interest rate fluctuations and the types and degree of leverage of First American. Additionally, a number of changes will occur as a result of the merger that will affect the financial condition and results of operations of First American, including changes to the current status of the Existing Funds' accounting basis, financial statements, fiscal year-end, distribution requirements and capital loss carry-overs. See "COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXISTING FUNDS AND FIRST AMERICAN."

    CHANGES IN THE NATURE OF THE INVESTMENT HELD BY INVESTORS IN THE NEW FUND.

    Although the investment policies and strategies of the New Fund will be substantially similar to those of the Existing Funds, certain changes in the investment policies of the New Fund may entail greater risks and may have an adverse effect on the quality of the investments held by shareholders. For example, the New Fund may engage in loan origination and is not subject to any limitation on its investments secured by commercial properties, each of which may result in greater risks for the shareholders receiving shares of the New Fund relative to those of the Existing Funds.

RISKS RELATED TO PAYMENT OF DISTRIBUTIONS

    POSSIBLE LOWER DISTRIBUTIONS FOR FIRST AMERICAN.

    Under the REIT provisions of the Code, First American is required to distribute annually at least 90% of its taxable income. First American intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and taxable income of First American, the market price of its common stock and other factors the board of directors considers relevant. The amount of distributions to shareholders for each of First American, the Existing Funds and the New Fund is determined as a percentage of taxable income. It is possible that the amount of First American's taxable income will be lower than that of the Existing Funds following the merger. If First American's is lower, then the dividends paid by First American will also be lower.

    LESS FREQUENT PAYMENT OF DISTRIBUTIONS BY FIRST AMERICAN.

    The Existing Funds currently pay distributions to shareholders on a monthly basis, and the New Fund intends to pay monthly distributions. Following the merger, First American intends to pay quarterly distributions to its shareholders. As a result, First American shareholders will have to adjust to less frequent payments of distributions.

    POSSIBLE LOWER DISTRIBUTIONS FOR THE NEW FUND.

    The New Fund's dividend policy will be the same as that of the Existing Funds. The New Fund intends to make monthly distributions from its net investment income. Net realized capital gains, if any, will be distributed at least once annually. The New Fund may at times pay out more or less than the entire amount of net investment income in any particular period. The distributions paid by the New Fund may be less than those shareholders of the Existing Funds received prior to the merger if, for example, the small size of the New Fund results in a material increase in expenses as a percentage of net assets.

RISKS RELATED TO BUSINESS OPERATIONS

    MORTGAGE LOANS AND OTHER INVESTMENTS POSE RISK OF LOSS.

    Upon completion of the merger, First American and the New Fund will succeed to all of the assets held by the Existing Funds that elect to participate in the merger. Upon completion of the merger, the New Fund will be allocated a percentage of assets that corresponds to the percentage of outstanding shares receiving New Fund shares in the merger. These assets are expected to consist principally of mortgages secured by single-family, multifamily and commercial properties and, to a lesser extent, U.S. agency and private label mortgage-backed securities. First American and the New Fund intend to invest in many of the same types of assets, and First American intends to grow its portfolio of mortgages and mortgage-related assets over time. As a result, First American and the New Fund (as well as any non-participating Existing Fund) will be subject to the risks relating to the ownership of mortgage loans and other mortgage-related assets discussed in the paragraphs below.

    - BORROWER DEFAULTS COULD REDUCE THE VALUE OF FIRST AMERICAN'S AND THE NEW FUND'S ASSETS AND CASH AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS. While holding mortgage loans, First American and the New Fund will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. If a borrower default occurs, First American or the New Fund will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. Loan foreclosures will cause First American and the New Fund to incur costs and often involve delays, and there is no assurance that the subsequent sale of the collateral will produce an amount equal to the unpaid principal balance of the loan, accrued but unpaid interest and all foreclosure expenses, in which case First American or the New Fund would suffer a loss. Defaults in First American's and the New Fund's portfolio will reduce the value of that portfolio and the amount of cash available for distribution to shareholders. In cases where First American's or the New Fund's lien position is subject to a permitted prior lien, there are additional risks associated with the rights and remedies which may be afforded to the senior lender.

    - RISK OF MORTGAGE SERVICER INSOLVENCY. Mortgage participations acquired by First American or the New Fund may continue to have the mortgage servicers reflected as record owners of the underlying mortgages. If the mortgage servicer were to become insolvent or have a receiver, conservator or similar official appointed for it by the appropriate regulatory authority or become a debtor in a bankruptcy proceeding, there can be no assurance that First American's or the New Fund's continuing rights to payments under such mortgage participations would not be adversely affected. First American or the New Fund could also incur costs and delays in enforcing its rights to these payments.

    - CHANGES IN INTEREST RATES COULD REDUCE THE VALUE OF FIRST AMERICAN'S AND THE NEW FUND'S ASSETS. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of First American and the New Fund. When interest rates decline, the value of a portfolio invested in fixed rate mortgages can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in fixed rate mortgages can be expected to decline. The impact of interest rate changes on either the fair value of First American's and the New Fund's assets or the market price of First American common stock and the New Fund common stock cannot be predicted due to the characteristics of the mortgages and mortgage-related assets in which First American and the New Fund expect to invest and the various hedging techniques that can be employed by First American and the New Fund.

    - PREPAYMENTS OF MORTGAGES MAY ADVERSELY AFFECT FIRST AMERICAN'S AND THE NEW FUND'S YIELDS. The yield characteristics of mortgage-related assets differ from traditional debt securities. The major differences typically include more frequent interest and principal payments (usually monthly) and the possibility that prepayments of principal may be made at any time. As a result, if First

      American or the New Fund purchases a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity while a prepayment rate that is slower than expected will increase yield to maturity. Conversely, if First American or the New Fund purchases the securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Prepayment rates are influenced by changes in current interest rates and a variety of other economic, geographic, social and other factors. Amounts available for reinvestment by First American or the New Fund are likely to be greater during a period of declining interest rates than during a period of rising interest rates as prepayments on the loans or other collateral underlying the securities in which First American or the New Fund has invested result in prepayments of those securities. The yield on the securities in which these amounts are reinvested is likely to be lower than the yield on the securities that were prepaid or the yield that could be achieved if the amounts were reinvested during a time of rising interest rates. Mortgage-related assets may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

    - DECLINE IN MARKET VALUE OF ASSETS COULD LIMIT FIRST AMERICAN'S BORROWING CAPACITY. First American's leveraging strategy will be designed to increase the size of its portfolio of mortgage loans and mortgage-backed securities by borrowing against its existing mortgage loans and mortgage-backed securities. Since First American will secure the borrowings with pledges of its assets, a decline in the market value of its assets could limit First American's ability to borrow or require First American to sell assets, possibly at losses under adverse market conditions, in order to maintain liquidity and comply with its investment policies.

    - FIRST AMERICAN AND THE NEW FUND MAY EXPERIENCE LOSSES ON CERTAIN MORTGAGE-BACKED SECURITIES. While First American and the New Fund expect that a substantial majority of their mortgage-backed securities investments will be made in U.S. agency mortgage-backed securities, First American and the New Fund may include in their portfolios privately issued mortgage securities backed by pools of mortgage loans, which are typically not guaranteed by the U.S. government or any agency of the U.S. government. Although such mortgage-backed securities generally are structured with one or more types of credit enhancement and are rated A, if held by the New Fund, or rated investment grade, if held by First American, or, in either case, of equivalent credit quality, any losses due to borrower defaults on any of the underlying mortgage loans, bankruptcies, fraud or special hazard losses, in excess of certain insurance limits, would be the responsibility of First American and the New Fund. Any such losses will reduce the value of First American's and the New Fund's respective assets and the amount of cash available for distribution to shareholders.

    - VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY ADVERSELY AFFECT FIRST AMERICAN'S AND THE NEW FUND'S MORTGAGE LOANS. The value of First American's and the New Fund's mortgage loans will depend in part on the value of the real properties securing such loans. Commercial and multifamily property values and net operating income derived from these properties are subject to volatility and may be affected adversely by a number of factors, including:

     - national, regional and local economic conditions;

     - local real estate conditions (such as an oversupply of housing or commercial space);

     - changes or continued weakness in specific industry segments;

     - perceptions by prospective tenants of the safety, attractiveness, construction quality, age and design of the property;

     - the willingness and ability of the property's owner to provide capable management and adequate maintenance;

     - demographic factors; and

     - increases in operating expenses (such as energy or insurance costs).

      In the event that the value of real properties collateralizing First American's and the New Fund's respective mortgage loans decreases, the market value of First American's and the New Fund's mortgage loans could decline, which could limit First American's and the New Fund's ability to borrow or require First American and the New Fund to sell assets, possibly at losses under adverse market conditions, in order to maintain liquidity and comply with their investment policies.

    FIRST AMERICAN'S AND THE NEW FUND'S ABILITY TO INVEST IN ASSETS THAT ARE NOT DIRECTLY SECURED BY REAL ESTATE MAY INCREASE THE RISK OF LOSS IN THE EVENT OF BORROWER DEFAULT.

    Both First American and the New Fund are permitted to invest in loans that are secured or partially secured by pledges of ownership interests in single purpose entities (such as partnerships or limited liability companies) whose assets and activities are restricted to the ownership and operation of specified real property, rather than secured by the real property itself. There are additional risks associated with these single purpose entities undertaking additional debt and/or security interests in the real property that could reduce the value of First American's or the New Fund's collateral upon foreclosure.

    POSSIBLE ENVIRONMENTAL LIABILITIES MAY RESULT IF FIRST AMERICAN OR THE NEW FUND ACQUIRES INTERESTS IN PROPERTIES.

    First American or the New Fund may become subject to environmental risks if, in connection with a foreclosure of a mortgage loan, it acquires a property with material environmental problems. Such environmental risks include the risk that operating costs and values of these assets may be adversely affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Such laws often impose liability regardless of whether the owner or operator knows of, or was responsible for, the presence of such hazardous or toxic substances. The costs of investigation, remediation or removal of hazardous substances could exceed the value of the property. First American's or the New Fund's income and ability to make distributions to its shareholders could be affected adversely by an environmental liability existing on a property so acquired by First American or the New Fund.

    INVESTMENTS MAY BE ILLIQUID AND THEIR VALUE MAY DECREASE.

    Many of First American's and the New Fund's assets are and will be relatively illiquid. Thus, the ability of First American and the New Fund to vary their portfolios in response to changes in economic and other conditions may be relatively limited. This could result in depreciation in the value of First American's and the New Fund's assets.

    LEVERAGE INCREASES EXPOSURE TO LOSS.

    Upon completion of the merger, First American and the New Fund will succeed to the borrowings then held by the participating Existing Funds. In addition, as discussed below, First American intends to utilize a greater degree of leverage than either the Existing Funds or the New Fund.

    - LEVERAGE EXPOSES BORROWERS TO GREATER RISK OF LOSSES. Leverage can reduce the net income available for distributions to shareholders. If interest income on assets purchased with borrowed funds fails to cover the cost of the borrowings, First American or the New Fund will experience net interest losses and may experience net losses and erosion or elimination of its equity.

    - INTEREST RATE MISMATCH COULD OCCUR BETWEEN ASSET YIELDS AND BORROWING RATES RESULTING IN DECREASED YIELD. First American's operating results will depend in large part, and the New Fund's operating results will depend to a lesser extent, on differences between the income from their assets (net of credit losses) and their borrowing costs. First American intends to fund a substantial portion of its assets with borrowings which have interest rates that reset relatively frequently, such as monthly or quarterly. The New Fund's borrowings, although more limited, are also expected to have interest rates that reset relatively frequently. First American and the New Fund anticipate that, in most cases, the income from their respective assets will respond more slowly to interest rate fluctuations than the cost of their borrowings, creating a potential mismatch between asset yields and borrowing rates. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence First American's and the New Fund's net income. Increases in these rates will tend to decrease First American's and the New Fund's net income and fair value of their net assets. To the extent that First American utilizes a greater degree of leverage than the New Fund, it will be subject to a greater impact from changing interest rates. Interest rate fluctuations resulting in First American's interest expense exceeding interest income would result in their incurring operating losses.

    - UNAVAILABILITY OF BORROWINGS COULD ADVERSELY AFFECT INVESTMENT STRATEGIES. The ability of First American to achieve its investment objectives depends to a significant extent on its ability to borrow funds in sufficient amounts and on sufficiently favorable terms to earn incremental returns. First American may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its assets that it can borrow against, decreases in the fair value of its assets, increases in interest rates, changes in the availability of financing in the market, conditions in the lending market and other factors. This may cause First American to experience losses or to earn smaller profits than would otherwise be the case.

    - FIRST AMERICAN WILL BE MORE HIGHLY LEVERAGED THAN ANY OF THE EXISTING FUNDS OR THE NEW FUND. As diversified, closed-end, registered management investment companies, the Existing Funds and the New Fund are subject to the provisions of the Investment Company Act which limit borrowings to an amount equal to one-third of their total assets. However, unlike the Existing Funds or the New Fund, First American will not be subject to the borrowing limitations of the Investment Company Act and First American's borrowing policy will be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. These ratios are substantially higher than are permitted to the Existing Funds or the New Fund under the Investment Company Act. First American will thus be more highly leveraged than any of the Existing Funds or the New Fund.

    HEDGING STRATEGIES MAY NOT ELIMINATE INTEREST RATE RISK AND MAY REDUCE THE OVERALL RETURNS ON INVESTMENTS.

    First American and the New Fund intend to enter into hedging transactions to protect their investment portfolios from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Existing Funds, and First American and the New Fund will develop and utilize other strategies as appropriate and consistent with their qualification as a REIT or a RIC. These hedging transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options and other hedging instruments.

    Developing an effective hedging strategy is complex and no strategy can completely insulate First American or the New Fund from risks associated with interest rate changes and prepayments. In addition, hedging typically involves costs, including transaction costs, which increase dramatically as the period covered by the hedge increases and which also increase during periods of rising or volatile interest rates. First American or the New Fund may increase its hedging activity, and thus increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or their clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements on the part of the counterparty with respect to record keeping, financial responsibility or segregation of customer funds and positions. First American and the New Fund intend to enter into these transactions only with counterparties with long-term debt rated "AA" or better by at least one nationally recognized rating agency. The business failure of a counterparty with which First American and the New Fund has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profit and force First American and the New Fund to cover their resale commitments, if any, at the then current market price. Although generally First American and the New Fund will seek to reserve for themselves the right to terminate their hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and First American and the New Fund may not be able to enter into an offsetting contract in order to cover their risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and First American and the New Fund may be required to maintain a position until exercise or expiration, which could result in losses.

    Hedging devices and mortgage instruments are complex and can produce volatile results. Accordingly, there can be no assurance that First American's or the New Fund's hedging strategy will have the desired beneficial impact on First American's or the New Fund's earnings, financial condition and the resulting dividend yield on their common stock. Instead, such hedging strategies may have an adverse effect on First American's or the New Fund's net income and cash available for distribution to shareholders.

    SIGNIFICANT COMPETITION MAY ADVERSELY AFFECT FIRST AMERICAN'S AND THE NEW FUND'S ABILITY TO ACQUIRE ASSETS.

    First American's and the New Fund's net income depends, in large part, on First American's and the New Fund's respective ability to acquire mortgage loans and other mortgage-related assets at favorable spreads over First American's and the New Fund's borrowing costs. In acquiring mortgage loans and other mortgage-related assets, First American and the New Fund compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. Many of First American's and the New Fund's competitors may be significantly larger than First American and the New Fund, have access to greater capital and other resources and may have other advantages over First American and the New Fund. In addition to existing companies, other companies may be organized for purposes similar to that of First American or the New Fund. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the common stock of First American and the New Fund. In addition, adverse publicity affecting this sector of the capital markets or significant operating failures of competitors may adversely affect the market price of First American's and the New Fund's common stock.

    DEPENDENCE ON USBAM AND KEY PERSONNEL.

    After the merger is complete, USBAM's investment advisory management team for the Existing Funds will serve as USBAM's investment advisory management team for First American and the New Fund. First American and the New Fund will be heavily dependent on the diligence and skill of this management team of USBAM for the selection, structuring and monitoring of its mortgage assets and associated borrowings. While First American and the New Fund believe that USBAM could find replacements for its key executives, the loss of their services could have an adverse effect on the operations of USBAM, First American and the New Fund. In addition, there can be no guarantee that the investment decisions of the current management team will produce the desired results.

    PAYMENT UPON TERMINATION OF REIT ADVISORY AGREEMENT.

    First American may, at its option, terminate, or decline to renew the term of, the REIT Advisory Agreement with or without cause at any time upon 60 days' written notice with the approval of a majority of the board of directors (including at least a majority of the independent directors). In the event First American terminates or declines to renew the REIT Advisory Agreement (other than for cause), First American is obligated to pay USBAM a termination or non-renewal fee which shall equal 5% of, for the first two years following the initial date of the REIT Advisory Agreement, and 2% of, thereafter, the net equity of First American, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with accounting principles generally accepted in the United States. Applying the pro forma net equity of First American as of May 31, 2002 (assuming maximum participation) (I.E., approximately $622,832,000), it is estimated that the termination fee payable to USBAM during the first two years of First American's operations would be approximately $31,177,000.

    CONFLICTS OF INTEREST OF USBAM MAY RESULT IN DECISIONS THAT DO NOT FULLY REFLECT SHAREHOLDERS' BEST INTERESTS.

    First American and the New Fund are subject to conflicts of interest involving USBAM. The executive officers and certain of the directors of First American and the New Fund will be directors, officers and employees of USBAM. A majority of the board of directors of First American and the New Fund, however, will consist of independent directors. See "The Parties Negotiating the Terms of the Merger Proposal Have Conflicts of Interest" above addressing the conflicts arising from the affiliations of First American's officers and directors.

    - FIRST AMERICAN MAY ACQUIRE MORTGAGE LOANS, MORTGAGE ASSETS AND OTHER MORTGAGE-RELATED ASSETS FROM AFFILIATES OF USBAM. USBAM will seek to locate, and facilitate in the acquisition of, mortgage product for investment by First American through a variety of sources. These sources include national and regional mortgage bankers, life insurance companies and banks. In addition, unlike the Existing Funds and the New Fund, First American will be permitted to acquire product from affiliates of USBAM, which will potentially include its ultimate parent company, U.S. Bancorp, and its affiliate, U.S. Bancorp Piper Jaffray. Although such investments will be subject to review by the independent directors, it is anticipated that the independent directors will rely primarily on information provided by USBAM in reviewing such transactions. Because USBAM is a wholly-owned subsidiary of U.S. Bancorp, there is a risk that U.S. Bancorp will be able to exert influence over these investment decisions.

    - USBAM WILL EARN GREATER BASE MANAGEMENT FEES AS FIRST AMERICAN INCREASES IN SIZE. As compensation for its services, USBAM will receive a base management fee and a performance fee. The base management fee shall be based on First American's assets and shall equal 0.25% per annum for investment grade assets or residential mortgage-backed securities determined in the reasonable judgment of USBAM to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of non-investment grade assets and 0.75% of non-investment grade assets over $1 billion, payable quarterly not later than 30 days after the end of each fiscal quarter. The structure of the base management fee may encourage USBAM to increase leverage so as to increase the size of First American's asset base and thus the size of the base management fee.

    - THE INCENTIVE COMPENSATION PAYABLE TO USBAM WITH RESPECT TO FIRST AMERICAN IS STRUCTURED TO REWARD INCOME MAXIMIZATION. In addition to the base management fee from First American, USBAM will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds
      (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage). The structure of the incentive fee may encourage USBAM to maximize net income of First American at the expense of other investment considerations, such as the preservation of capital.

    - USBAM MAY ENGAGE IN OTHER BUSINESS ACTIVITIES. Neither the New Fund Advisory Agreement nor the REIT Advisory Agreement limits or restricts the right of USBAM or affiliates to engage in any business or render services of any kind to any other person.

    THE LIABILITY OF USBAM IS LIMITED.

    INDEMNIFICATION. First American has agreed to indemnify USBAM and its equity owners, officers, managers, employees, agents, associates and controlling persons (and the equity owners, officers, managers, employees and agents of such persons) against any liabilities and expenses incurred in connection with any action or proceeding involving such person by reason of such person's service in any of the foregoing capacities. First American also agrees that such persons shall not have any liability to First American or its shareholders for any error of judgment, mistake of law, loss arising out of any investment or act or omission in performing its obligations under the REIT Advisory Agreement. First American will not provide such indemnification or relieve such person of liability if the liability arises as a result of such person's willful misfeasance, bad faith, gross negligence, reckless disregard of the duties involved in the conduct of its position or any material breach of the terms of the REIT Advisory Agreement (unless such breach arises solely from USBAM's good faith reliance upon the advice of outside professionals). Under the New Fund Advisory Agreement, USBAM has agreed to indemnify the New Fund with respect to any loss, liability, judgment, cost or penalty that the New Fund may suffer due to a breach of the New Fund Advisory Agreement by USBAM.

    USBAM shall be liable to the New Fund and its shareholders or former shareholders for any negligence or willful misconduct on the part of USBAM or any of its directors, officers, employees, representatives or agents in connection with the responsibilities assumed by it under the New Fund Advisory Agreement, provided, however, that USBAM will not be liable for any investments made by it in accordance with the explicit or implicit direction of the board of directors of the New Fund or the investment objectives and policies of the New Fund, and provided further that any liability of USBAM resulting from a breach of fiduciary duty with respect to the receipt of compensation for services shall be limited to the period and amount set forth in Section 36(b)(3) of the Investment Company Act.

    TAX RISKS RELATED TO OPERATION OF FIRST AMERICAN.

    - FAILURE TO MAINTAIN REIT STATUS WOULD HAVE ADVERSE TAX CONSEQUENCES. In order to maintain its qualification as a REIT for federal income tax purposes, First American must continually satisfy certain tests with respect to the sources of its income, the nature of its assets, the amount of its distributions to shareholders and the ownership of its stock. If First American fails to qualify as a REIT in any taxable year (and is not entitled to relief from such failure to qualify), it would be taxed as a regular domestic corporation. In such event, First American would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to First American's shareholders would not be deductible by First American in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to First American's shareholders, which in turn could have an adverse effect on the value of, and trading price for, First American's common stock. In addition, the disqualification of First American as a REIT for any one year would disqualify First American from being treated as a REIT for its four subsequent taxable years following the taxable year in which such qualification is lost.

    - QUALIFICATION AS A REIT MAY RESTRICT HEDGING. The Code may limit the ability of First American to hedge its assets and the related First American borrowings. Under the Code, First American must limit its income in each year from hedging transactions qualifying under
      Section 856(c)(5)(G) (together with any other income generated from other than qualifying real estate assets) to 25% or less of First American's gross income. As a result, First American may have to limit its use of certain hedging techniques that might otherwise be advantageous. Any limitation on First American's use of hedging techniques may result in greater interest rate risk. If First American were to receive income from such hedging transactions and other than qualifying real estate assets in excess of the 25% limitation (and still retained its status as a REIT), it could incur payment of a penalty tax equal to the amount of income in excess of those limitations, multiplied by a fraction intended to reflect its profitability or in the case of a willful violation, loss of REIT status for federal income tax purposes.

    - QUALIFICATION AS A REIT MAY LIMIT OPERATING FLEXIBILITY. First American must also ensure that at the end of each fiscal quarter at least 75% of the value of its assets consists of cash, cash equivalents, government securities and qualifying real estate assets, and of the investments in securities not included in the foregoing, First American does not hold more than 10% of the outstanding securities (by vote or value) of any one issuer (other than qualified REIT subsidiaries, taxable REIT subsidiaries and with respect to the 10% value test, certain "straight debt" securities), no more than 5% by value of First American's assets consist of the securities of any one issuer (other than qualified REIT subsidiaries or taxable REIT subsidiaries) and no more than 20% by value of First American's assets consists of securities of one or more "taxable REIT subsidiaries." Failure to comply with any of the foregoing tests as a result of the acquisition of additional assets would require First American to dispose of a portion of its assets within 30 days after the end of the fiscal quarter or face loss of REIT status and related adverse tax consequences.

    - REIT DISTRIBUTION REQUIREMENTS COULD REQUIRE UNFAVORABLE ACTIONS. First American must generally distribute at least 90% of its taxable income each year. First American's operations may, from time to time, generate taxable income in excess of cash flows. For example, subordinated mortgage-backed securities often are originally issued at a discount to their redemption price, which discount is generally equal to the difference between an obligation's issue price and its redemption price (or OID). Mezzanine loans also may be deemed to have OID for federal income tax purposes. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. First American will generally be required to recognize as income each year the portion of the OID that accrues during that year, which will increase the amount that First American must distribute for that year in order to avoid a corporate-level income tax, and to avoid potential disqualification as a REIT, notwithstanding that there may be no corresponding contemporaneous receipt of cash by First American. However, to the extent the OID that accrues during a taxable year (along with certain other specified types of non-cash income) exceeds 5% of First American's taxable income (without regard to the dividends paid deduction or any net capital gain), First American will not be required to distribute such amounts to avoid potential disqualification as a REIT. In addition, First American may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, mortgage loans and mortgage-backed securities that are "market discount bonds" (I.E., obligations with an adjusted issue price that is greater than First American's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Finally, First American may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as specifically defined in the U.S. Department of Treasury Regulations) to a mortgage loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds First American's basis in the original loan. Consequently, First American's investment activities could have the effect of requiring First American to incur borrowings or to liquidate a portion of its portfolio at rates or times that First American regards as unfavorable in order to distribute at least 90% of its taxable income and thereby avoid corporate-level income tax on the distributed portion and to maintain its qualification as a REIT.

    - TAX LAW APPLICABLE TO REITS COULD CHANGE. The rules dealing with federal income taxation are constantly under review by the Internal Revenue Service (or the IRS), the U.S. Department of the Treasury and Congress. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or regulations could be adopted, all of which could adversely affect the taxation of First American or its shareholders, possibly with retroactive effect. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting First American or its shareholders.

    TAX RISKS RELATED TO OPERATION OF THE NEW FUND.

    - FAILURE TO MAINTAIN RIC STATUS WOULD HAVE ADVERSE TAX CONSEQUENCES. In order to maintain its qualification as a RIC for federal income tax purposes, the New Fund must continually satisfy certain tests with respect to the nature of its assets, the composition of its gross income and the amount of its distributions to shareholders. If the New Fund fails to qualify as a RIC in any taxable year (and is not entitled to relief from such failure to qualify), it would be taxed as a regular domestic corporation. In that event, the New Fund would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the New Fund's shareholders would not be deductible by the New Fund in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to the New Fund's shareholders, which in turn could have an adverse effect on the value of, and trading price for, the New Fund's stock. The RIC qualification requirements with which the New Fund is required to comply are the same requirements imposed on the Existing Funds.

    - QUALIFICATION AS A RIC MAY LIMIT OPERATING FLEXIBILITY. The New Fund must ensure that at the end of each fiscal quarter its assets consist of cash, cash equivalents, government securities and securities of other RICs, and other securities, other than those of a single issuer representing 5% of the RIC's total assets, or more than 10% of the voting securities of such issuer; and no more than 25% of the RIC's total assets can consist of securities (other than government securities and securities of other RICs) of any one issuer or two or more issuers which the RIC controls and which are engaged in the same, similar or related trade or businesses. Failure to comply with any of these asset tests due to the acquisition of additional assets would require the New Fund to dispose of a portion of its assets within 30 days after the end of the fiscal quarter or face loss of RIC status and the related tax consequences. The necessity to comply with these requirements may require the New Fund to incur taxable gains or dispose of specific assets at a time that the New Fund regards as unfavorable.

    - RIC DISTRIBUTION REQUIREMENTS COULD REQUIRE UNFAVORABLE ACTIONS. The New Fund is permitted to invest in securities that are deemed to have original issue discount or market discount for federal income tax purposes, such as whole loans and mortgage participations purchased at a discount and certain corporate debt securities. These securities are purchased at a discount from their face values to reflect that interest payments are either not made on a current basis or do not reflect prevailing interest rates for instruments of like grade and quality. When held to maturity, part or all of the yield of these instruments will consist of the payment of an amount equal to the original issue or market discount, which is generally equal to the difference between their purchase price and their redemption price. Each year, the New Fund is required to accrue with respect to these securities a portion of the original issue discount or the market discount (if the New Fund elects to accrue market discount on a current basis with respect to these securities), which is considered investment company taxable income in that year under the Code, notwithstanding the fact that there is no corresponding distribution of cash to the New Fund. In order to qualify as a RIC under the Code, the New Fund must distribute to shareholders 90% of its investment company taxable income for the taxable year. Consequently, an investment by the New Fund in the above securities may cause the New Fund to incur borrowings, or to liquidate a portion of its portfolio, at rates or at times that it regards as unfavorable, to meet these distribution requirements.

    - TAX LAW APPLICABLE TO RICS COULD CHANGE. The rules dealing with federal income taxation are constantly under review by the IRS, the U.S. Department of the Treasury and Congress. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or regulations could be adopted, all of which could adversely affect the taxation of the

      New Fund or its shareholders, possibly with retroactive effect. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the New Fund or its shareholders.

RISKS RELATED TO THE STRUCTURE OF FIRST AMERICAN

    POTENTIAL FUTURE OFFERINGS COULD DILUTE THE INTEREST OF HOLDERS OF FIRST AMERICAN COMMON STOCK.

    First American expects in the future to increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, common stock, commercial paper, medium-term notes, CMOs and senior or subordinated notes. All debt securities and other borrowings, as well as all classes of preferred stock, will be senior to the common stock in a liquidation of First American. The effect of additional equity offerings may be the dilution of the equity of shareholders of First American or the reduction of the price of shares of First American's common stock, or both. First American is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

    FAILURE TO MAINTAIN EXEMPTION FROM THE INVESTMENT COMPANY ACT WOULD RESTRICT FIRST AMERICAN'S OPERATING FLEXIBILITY.

    First American at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, First American does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the SEC, in order to qualify for this exemption, First American must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate-related assets. In addition, unless certain mortgage-backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus may not qualify as qualifying interests in real estate for purposes of the 55% requirement. First American's ownership of many mortgage-backed securities, therefore, will be limited by the provisions of the Investment Company Act. If First American fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on First American.

    POTENTIAL LIMITS ON CHANGE OF CONTROL.

    - CERTAIN PROVISIONS OF FIRST AMERICAN'S ORGANIZATIONAL DOCUMENTS. Certain provisions of First American's articles of incorporation and bylaws may delay, defer or prevent a tender offer, proxy contest or other takeover attempt involving First American. These provisions include:

     - the availability of shares of preferred stock for issuance from time to time at the discretion of the board of directors;

     - prohibitions against shareholders acting by written consent in lieu of a meeting other than by the unanimous written consent of the shareholders;

     - the classification of the board of directors into three classes, each of which will serve for staggered three-year periods; and

     - directors may only be removed by shareholders representing at least two-thirds of the outstanding shares entitled to vote in the election of directors.

    - POTENTIAL EFFECTS OF THE OWNERSHIP LIMIT. As detailed above, First American's articles of incorporation establish the ownership limit. First American's board of directors, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to First American's board of directors and upon such other conditions as the board of directors may establish, may exempt a proposed transferee from the ownership limit. However, the board of directors may not grant an exemption from the ownership limit to any proposed transferee whose ownership, direct or indirect, of First American common stock in excess of the ownership limit would result in the termination of First American's status as a REIT. The foregoing restrictions on transferability and ownership will continue to apply until a majority of the board of directors (including at least a majority of the independent directors) determines that it is no longer in the best interests of First American to continue to qualify as a REIT. The ownership limit may have the effect of delaying, deferring or preventing a transaction or a change in control of First American that might involve a premium price for the common stock or otherwise be in the best interests of the shareholders.

    - POTENTIAL EFFECTS OF A CLASSIFIED BOARD OF DIRECTORS. First American's board of directors is divided into three classes. The initial terms of the Class I, Class II and Class III directors will expire in 2004, 2005 and 2006, respectively. Beginning in 2004, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the shareholders. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of First American, even though a tender offer or change in control might involve a premium price for the common stock or otherwise be in the best interests of the shareholders.

    - POTENTIAL EFFECTS OF ISSUANCE OF ADDITIONAL SHARES. First American's articles of incorporation authorize the board of directors to (i) cause First American to issue additional authorized but unissued preferred or common stock and (ii) classify or reclassify any unissued common or preferred stock and to set the preferences, rights and other terms of such classified or reclassified shares. Although the board of directors has no such intention to do so at the present time, it could establish a class or series of shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of First American that might involve a premium price for the common stock or otherwise be in the best interest of the shareholders. The articles of incorporation and bylaws of First American also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of First American that might otherwise be in the best interest of the shareholders.

    - MARYLAND BUSINESS COMBINATION STATUTE. The MGCL establishes special requirements for "business combinations" between a Maryland corporation and "interested shareholders" unless exemptions are applicable. An interested shareholder is any person who beneficially owns 10% or more of the voting power of First American's then outstanding voting stock. Among other things, the law prohibits for a period of five years, a merger and other similar transactions between First American and an interested shareholder unless the board of directors approves the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires payment of a fair price to shareholders to be determined as set forth in the statute or a super majority shareholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

     - 80% of the votes entitled to be cast by holders of outstanding voting shares voting together as a single voting group; and

     - 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder with whom the business combination is to be effected.

      The effects of these provisions of the MGCL may be to delay, defer or prevent a transaction or change of control of First American that might involve a premium price for common stock or otherwise be in the best interests of shareholders.

    - MARYLAND CONTROL SHARE ACQUISITION STATUTE. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a shareholder vote. Two-thirds of the shares other than the "control shares" must vote in favor of granting the "control shares" voting rights. "Control shares" are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise at least 10% of the voting power in electing directors. Control shares do not include shares of stock that the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel the board of directors to call a special meeting of shareholders to be held within 50 days to consider the voting rights of the shares. If such a person makes no request for a meeting, First American has the option to present the question at any shareholders' meeting.

      The effects of these provisions of the MGCL may be to delay, defer or prevent a transaction or change of control of First American that might involve a premium price for common stock or otherwise be in the best interests of shareholders.

RISKS RELATED TO THE STRUCTURE OF THE NEW FUND

    MARKET PRICE AND REPURCHASES OF COMMON STOCK.

    In an effort to reduce or eliminate a market value discount from net asset value, the New Fund may repurchase shares in the open market or tender for shares at net asset value, in either case in amounts deemed advantageous to the New Fund and the holders of shares. The New Fund may incur debt to finance repurchases, which poses certain risks to holders of shares. Any borrowings for this purpose will be subject to the asset coverage requirements and borrowing restrictions of the Investment Company Act. There can be no assurance that the New Fund will undertake any repurchases and/or tender offers or that, if undertaken, these actions will result in an improvement in the price of the shares.

    ANTI-TAKEOVER AND OPEN-ENDING PROVISIONS.

    Some provisions in the New Fund's articles of incorporation and the MBCA could limit the ability of other entities or persons to acquire control of the New Fund or convert the New Fund to open-end status. These provisions could deprive common shareholders of opportunities to sell their common shares at a premium over the shares' then-current market price.

    POSSIBLE FUTURE CONVERSION TO OPEN-END INVESTMENT COMPANY.

    The New Fund's articles of incorporation provide that an affirmative vote of holders of 66 2/3% of the outstanding shares is required to convert the New Fund from a closed-end to an open-end investment company. This vote is higher than the minimum vote required under the Investment Company Act. If the New Fund converted to an open-end investment company, it would be able to continuously issue and offer for sale its shares and each such share could be presented to the New Fund at the option of the holder thereof for redemption at net asset value per share. In that event, the New Fund could be required to liquidate portfolio securities to meet requests for redemption, and its shares would no longer be listed on a national securities exchange or market. In addition, the New Fund would have to change many of its investment policies.

    POTENTIALLY SMALL SIZE OF THE NEW FUND.

    Depending on how many Existing Fund shareholders elect to receive the New Fund shares in the merger, the New Fund's aggregate net asset value could be as little as $50 million, which is less than that of any of the four Existing Funds. If the New Fund is relatively small compared to the Existing Funds, it could experience a higher expense ratio, less diversification of assets and decreased trading liquidity for its shares in comparison to the Existing Funds.

    INVESTMENTS OF THE NEW FUND MAY BE LIMITED BY THE RESTRICTIONS OF THE INVESTMENT COMPANY ACT.

    As an investment company registered under the Investment Company Act, the New Fund will be subject to certain prohibitions and limitations that are not imposed upon First American:

    LIMITATIONS ON BORROWING. Under the Investment Company Act, the New Fund will not generally be permitted to borrow unless immediately after the borrowing the value of the New Fund's total assets is at least 300% of the principal amount of the borrowing (I.E., the principal amount of the borrowing may not exceed 33 1/3% of the New Fund's total assets). Thus, unlike First American, the New Fund may not be able to participate in certain investment opportunities, which may have an adverse affect on shareholder's investments, and New Fund shareholders may forego potentially higher returns as a result.

    INABILITY TO ACQUIRE ASSETS FROM AFFILIATES OF USBAM. The Investment Company Act will prohibit many transactions between the New Fund and its affiliates, including its investment advisor and the advisor's affiliates. Thus, unlike First American, the New Fund will not be able to acquire mortgage loans and other mortgage-related assets from affiliates of USBAM, which could adversely affect the New Fund's ability to acquire assets.

                               THE EXISTING FUNDS

    Each Existing Fund is organized as a Minnesota corporation and is registered under the Investment Company Act as a diversified, closed-end management investment company. The Existing Funds were organized and commenced operations on the following dates:

ORGANIZATION                                        COMMENCEMENT OF OPERATIONS
------------                                        --------------------------
American Strategic................................       December 27, 1991
American Strategic II.............................           July 30, 1992
American Strategic III............................          March 25, 1993
American Select...................................      September 21, 1993

   Shares of the common stock of each Existing Fund are listed on the NYSE under the symbols "ASP" (American Strategic), "BSP" (American Strategic II), "CSP" (American Strategic III) and "SLA" (American Select). Shares of American Strategic II and American Strategic III are also listed on the Chicago Stock Exchange.

    The following sections set forth certain additional information about the Existing Funds. You also can obtain more information about the Existing Funds from the documents that have been incorporated by reference into this joint proxy statement/prospectus, as described above in "WHERE YOU CAN FIND MORE INFORMATION." In addition, selected financial information for each of the Existing Funds is set forth below in "SELECTED HISTORICAL FINANCIAL DATA."

    Certain historical performance information for the Existing Funds is set forth in the sections that follow. However, the Existing Funds' historical performance is not indicative of their future performance, or of First American's or the New Fund's future performance, if the merger is completed. As described elsewhere in this joint proxy statement/prospectus, if the merger is completed, First American is expected to operate differently than the Existing Funds.

INVESTMENT OBJECTIVES AND POLICIES

    GENERAL. The investment objective of each Existing Fund is to provide a high level of current income; a secondary objective is to seek capital appreciation. The investment objectives of the Existing Funds may not be changed without the approval of the holders of a majority of the respective Existing Fund's outstanding voting securities (defined under the Investment Company Act as the lesser of (a) more than 50% of the outstanding shares or (b) 67% or more of the shares represented at a meeting where more than 50% of the outstanding shares are represented). Unless otherwise noted, the other investment policies of the Existing Funds may be changed by the board of directors of the respective Existing Fund, without shareholder approval. Under normal circumstances, each Existing Fund invests primarily in income producing securities (excluding zero coupon securities). The Existing Funds emphasize investments that directly or indirectly represent a participation in or are secured by and payable from mortgage loans (or mortgage-related assets), focusing primarily on multifamily and commercial loans. The balance of each Existing Fund's total assets is invested in U.S. Government securities and corporate debt securities. The Existing Funds may also employ certain other investment management practices which are described below to earn income, facilitate portfolio management and mitigate risk.

    MORTGAGE-RELATED ASSETS. Mortgage-related assets in which the Existing Funds invest are investments that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. They include: (i) whole loans, (ii) mortgage participations, (iii) mortgage-backed securities and
(iv) preferred issuances of real estate investment trusts.

    WHOLE LOANS AND MORTGAGE PARTICIPATIONS. Whole loans are entire ownership interests in loans which are secured or partially secured by mortgages or deeds of trust and/or assignments or rent or installment sales contracts on residential or commercial property. These security instruments will typically create a first lien in the related collateral (subject to customary permitted encumbrances), but may create a junior lien. In most cases where the security instrument creates a junior lien, the Existing Funds seek to enter into an agreement with the holder of a senior security instrument in order to protect the Existing Fund's interest in the related collateral.

    Mortgage participations are fractional interests in one or more whole loans. Payments of principal and interest on the underlying whole loan(s) are made by the borrower to the mortgage servicer who in turn is responsible for remitting to each mortgage participation holder its proportionate share of these payments in accordance with each holder's percentage interest in the underlying whole loan(s).

    The Existing Funds are authorized to invest in whole loans and mortgage participations secured by multifamily and single-family residential properties and by commercial properties. However, each Existing Fund is limited to investing 35% of its total assets in whole loans and participation mortgages secured by commercial properties. The Existing Funds currently emphasize investments in multifamily residences and commercial properties.

    The obligors with respect to whole loans and mortgage participations are typically the borrowers on the underlying mortgage loans or installment sales contracts. The Existing Funds acquire these whole loans and mortgage participations through an assignment to the Existing Fund of the loan or participation or contract interest by the financial institution which holds the loan or participation or contract interest. The Existing Funds do not act as the originator of mortgage loans, although they do enter into arrangements with mortgage lenders pursuant to which, upon the closing of a loan, the Existing Funds acquire the loan from the mortgage lender.

    MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are securities that, directly or indirectly, represent participations in, or are secured by and payable from, loans secured by real property. Mortgage-backed securities include pass-through securities such as Government National Mortgage Association (or Ginnie Mae or GNMA), Federal National Mortgage Association (or Fannie Mae or
FNMA) and Federal Home Loan Mortgage Corporation (or Freddie Mac or FHLMC) Certificates, private pass-through securities, commercial mortgage-backed securities and certain collateralized mortgage obligations. Mortgage-backed securities may have fixed or adjustable interest rates.

    PREFERRED ISSUES OF REAL ESTATE INVESTMENT TRUSTS. The Existing Funds invest in preferred issues of REITs. Each Existing Fund currently limits its investment in preferred issues of REITs to 10% of its total assets. However, this limitation may be changed at any time by an Existing Fund's board of directors, without shareholder approval. As a fundamental policy which may not be changed without shareholder approval, no Existing Fund will invest more than 25% of its total assets in preferred issues of REITs, with a maximum of 1% of the Existing Fund's total assets invested in REIT preferred issues of any one issuer or its affiliates.

    U.S. GOVERNMENT SECURITIES. U.S. Government securities are obligations issued or guaranteed by the United States Government, its agencies, authorities or instrumentalities. Some U.S. Government securities,-such as United States Treasury bills, Treasury notes and Treasury bonds, which differ only in their interest rates, maturities and times of issuance, are supported by the full faith and credit of the United States. Other U.S. Government securities are supported by the right of the issuer to borrow from the United States Treasury or by only the credit of the issuer.

    The Existing Funds may invest in U.S. Government zero coupon securities. These securities are issued or purchased at a significant discount from face value. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity or the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Zero coupon U.S. Government securities do not make periodic payments of interest. These investments may experience greater volatility in market value than U.S. Government securities that make regular payments of interest.

    CORPORATE DEBT SECURITIES. Corporate debt securities in which the Existing Funds may invest are fixed income securities of United States corporations. The values of corporate debt securities typically will fluctuate in response to general economic conditions, to changes in interest rates and, to a greater extent than the values of mortgage-backed securities, to business conditions affecting the specific industries in which the issuers are engaged. Corporate debt securities will decrease in value as a result of increases in interest rates. The Existing Funds' investments in corporate debt securities may include unregistered securities that are purchased in private placements and are subject to statutory or contractual restrictions and delays on resale.

    RATINGS OF PORTFOLIO SECURITIES. Mortgage-backed securities in which the Existing Funds invest must be rated A or higher by Standard & Poor's Ratings Service (or S&P) or, if unrated, determined by USBAM to be of comparable quality. The Existing Funds' investments in preferred issues of REITs and in corporate debt securities must be rated BBB or higher by S&P or, if unrated, determined by USBAM to be of comparable quality, except that unregistered corporate debt securities must be rated A or higher or, if unrated, be determined by USBAM to be of comparable quality. Securities rated in the four highest categories (BBB or higher) are considered "investment grade;" however, securities rated BBB have speculative characteristics. In the event that a rated portfolio security is downgraded below investment grade, the Existing Funds are required to sell the security as promptly as practicable. Unrated securities are sold in circumstances determined to be appropriate by USBAM.

    HEDGING. The Existing Funds may engage in interest rate swaps, caps and floors, futures and put and call transactions (collectively, hedging transactions). Hedging transactions may be used to attempt to protect against possible declines in the market value of an Existing Fund's portfolio resulting from downward trends in the debt securities markets (generally due to a rise in interest rates), to protect an Existing Fund's unrealized gains in the value of its portfolio securities, to facilitate the sale of these securities for investment purposes or to establish a position in the securities markets as a temporary substitute for purchasing particular securities or, in the case of calls, to enhance income.

    WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES. Each Existing Fund may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices and secure a favorable rate of return. When these transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date, which can be a month or more after the date of the transaction. If the Existing Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss due to market fluctuation.

    LEVERAGE AND BORROWING. Each Existing Fund may utilize leverage representing not more than 33 1/3% of its total assets. The Existing Funds borrow money from financial institutions unrelated to the Existing Funds, generally through reverse repurchase agreements. See "--Reverse Repurchase Agreements" below. Each Existing Fund also has reserved the right to utilize leverage through the issuance of debt or preferred stock with such terms and provisions as are determined by the Fund's board of directors.

    REPURCHASE AGREEMENTS. The Existing Funds may enter into repurchase agreements pertaining to the securities in which they may invest with securities dealers or member banks of the Federal Reserve System. A repurchase agreement arises when a buyer such as an Existing Fund purchases a security and simultaneously agrees to resell it to the vendor at an agreed upon future date, normally one day or a few days later. The resale price is greater than the purchase price, reflecting an agreed upon interest rate which is effective for the period of time the buyer's money is invested in the security and which is related to the current market rate rather than the coupon rate on the purchased security. These agreements permit the Existing Funds to keep all of their assets at work while retaining "overnight" flexibility in pursuit of investments of a longer-term nature.

    REVERSE REPURCHASE AGREEMENTS. Under a reverse repurchase agreement, an Existing Fund sells securities and agrees to repurchase them at a mutually agreed upon date and price. Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Existing Fund may decline more than or appreciate less than the securities the Existing Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Existing Fund's obligation to repurchase the securities and the Existing Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending this decision. Reverse repurchase agreements create leverage, a speculative factor, and will be considered borrowings for purposes of the Existing Funds' limitation on borrowing.

    INVESTMENT RESTRICTIONS. Each Existing Fund has adopted certain fundamental investment restrictions that, along with the Existing Funds' investment objectives, may not be changed without the approval of the holders of a majority of the respective Existing Fund's outstanding voting securities (as defined under the Investment Company Act). Among other restrictions, no Existing Fund may:

    - purchase, hold, sell or deal in real estate or interests therein other than mortgage-related assets; provided, however that each Existing Fund may hold and sell real estate acquired as a result of the ownership of mortgage-related assets;

    - make loans of money or property to any person, except through loans of portfolio securities, the purchase of debt obligations in which the Existing Fund may invest consistently with such Existing Fund's investment objectives and policies or the acquisition of securities subject to repurchase agreements; or

    - invest 25% or more of the value of its total assets in the securities of any one issuer or in the securities of issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities; and provided further that American Select will invest more than 25% of its total assets in the real estate industry, which American Select defines as including all mortgage-related assets. (Each of the Existing Funds invests more than 25% of its total assets in mortgage-related assets, but only American Select has a fundamental policy requiring such investment.)

    Additional information regarding the investments and techniques discussed above, as well as a complete list of the Existing Funds' investment restrictions, is set forth in Appendix E to this joint proxy statement/prospectus.

TAXATION

    Each of the Existing Funds has qualified and intends to continue to qualify as a RIC under the Code. Assuming each Existing Fund so qualifies and distributes at least 90% of its net investment income (including net short-term capital gains) for the taxable year, it will not be subject to federal income tax on income and gains to the extent that it distributes such income and gains to its shareholders. Distributions to shareholders of an Existing Fund attributable to the Existing Fund's net investment income (including interest income and net short-term capital gains) are taxable as ordinary income, whether paid in cash or reinvested in additional shares. Distributions of any net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss, if any) that are designated as capital gain dividends are taxable to Existing Fund shareholders as long-term capital gains, whether paid in cash or additional shares, regardless of how long the shares have been held. A detailed discussion of the requirements imposed by the Code in order to qualify as a RIC, and of the federal tax treatment of RICs and their shareholders, appears in the discussion of the New Fund contained in "US Federal Income Tax Consequences."

PORTFOLIO COMPOSITION

    AMERICAN STRATEGIC INCOME PORTFOLIO INC. At May 31, 2002, American Strategic had total assets of approximately $72.2 million, outstanding reverse repurchase agreements payable of approximately

$18.8 million (equal to 26.0% of total assets) and net assets of approximately $53.3 million. At that date, American Strategic's portfolio composition, as a percentage of total assets, was as follows:

U.S. agency mortgage-backed securities............  35%
Commercial loans..................................  27%
Multifamily loans.................................  14%
Corporate notes...................................   9%
Single-family loans...............................   5%
Short-term securities.............................   5%
Preferred stock...................................   5%
Other assets......................................   0%

   At May 31, 2002, the whole mortgage loans held by American Strategic were secured by properties located in 29 states. At that date, properties located in Minnesota secured 14% of these loans by principal balance, properties located in California secured 14% and properties located in Texas secured 11%. No other state accounted for 10% or more of such loans.

    At May 31, 2002, none of the commercial loans or multifamily loans held by American Strategic were delinquent. At that date, 97.1% by principal balance of the single-family loans held by American Strategic were current, 2.9% were delinquent by 30 to 59 days and none were delinquent by 60 or more days.

    For additional information regarding American Strategic's primary investments, investment objectives and policies and federal tax treatment of distributions made during the 2001 fiscal year, see the Semi-Annual Report of American Strategic Income Portfolio Inc. on Form N-30D for the period ended May 31, 2002.

    AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II. At May 31, 2002, American Strategic II had total assets of approximately $295.1 million, outstanding reverse repurchase agreements payable of approximately $82.7 million (equal to 28.0% of total assets) and net assets of approximately $212.0 million. At that date, American Strategic II's portfolio composition, as a percentage of total assets, was as follows:

Multifamily loans.................................    45%
Commercial loans..................................    28%
U.S. agency mortgage-backed securities............    11%
Corporate notes...................................    11%
Short-term securities.............................     1%
Single-family loans...............................     3%
Other assets......................................     1%
Preferred stock...................................   N/A

   At May 31, 2002, the whole mortgage loans held by American Strategic II were secured by properties located in 28 states. At that date, properties located in Texas, Minnesota and California secured 25%, 11% and 10%, respectively, of these loans by principal balance, with no other state accounting for 10% or more of such loans.

    At May 31, 2002, none of the commercial loans or multifamily loans held by American Strategic II were delinquent. At that date, 96.8% by principal balance of the single-family loans held by American Strategic II were current, 0.8% were delinquent by 30 to 59 days, none were delinquent by more than 60 and less than 120 days and 2.4% were delinquent by 120 or more days.

    For additional information regarding American Strategic II's primary investments, investment objectives and policies and federal tax treatment of distributions made during the 2001 fiscal year, see the Annual Report of American Strategic Income Portfolio Inc.--II on Form N-30D for the year ended May 31, 2002.

    AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III. At May 31, 2002, American Strategic III had total assets of approximately $367.9 million, outstanding reverse repurchase agreements payable of approximately $99.5 million (equal to 27.0% of total assets) and net assets of approximately $267.9 million. At that date, American Strategic III's portfolio composition, as a percentage of total assets, was as follows:

Multifamily loans.................................  54%
Commercial loans..................................  25%
Corporate notes...................................  11%
U.S. agency mortgage-backed securities............   9%
Other assets......................................   0%
Short-term securities.............................   1%
Preferred stock...................................   0%
Single-family loans...............................   0%

   At May 31, 2002, the whole mortgage loans held by American Strategic III were secured by properties located in 16 states. At that date, properties located in Texas, California, Oklahoma and Arizona secured 35%, 15%, 9% and 8%, respectively, of these loans by principal balance, with no other state accounting for 8% or more of such loans.

    At May 31, 2002, none of the commercial loans or multifamily loans held by American Strategic III were delinquent. At that date, American Strategic III held no single-family loans.

    For additional information regarding American Strategic III's primary investments, investment objectives and policies and federal tax treatment of distributions made during the 2001 fiscal year, see the Annual Report of American Strategic Income Portfolio Inc.--III on form N-30D for the year ended May 31, 2002.

    AMERICAN SELECT PORTFOLIO INC. At May 31, 2002, American Select had total assets of approximately $200.0 million, outstanding reverse repurchase agreements payable of approximately $56.5 million (equal to 28.3% of total assets) and net assets of approximately $143.4 million. At that date, American Select's portfolio composition, as a percentage of total assets, was as follows:

Multifamily loans.................................  53%
Commercial loans..................................  26%
U.S. agency mortgage-backed securities............  10%
Corporate notes...................................   9%
Short-term securities.............................   1%
Preferred stock...................................   0%
Other assets......................................   1%
Single-family loans...............................   0%

   At May 31, 2002, the whole mortgage loans held by American Select were secured by properties located in 17 states. At that date, properties located in Texas, Oklahoma, Washington and Minnesota secured 40%, 8%, 8% and 10%, respectively, of these loans by principal balance, with no other state accounting for 7% or more of such loans.

    At May 31, 2002, none of the commercial loans or multifamily loans held by American Select were delinquent. At that date, American Select held no single-family loans.

    For additional information regarding American Select's primary investments, investment objectives and policies and federal tax treatment of distributions during the 2001 fiscal year, see the Semi-Annual Report of American Select Portfolio Inc. on Form N-30D for the period ended May 31, 2002.

HISTORICAL PERFORMANCE

    HISTORICAL NAV-BASED PERFORMANCE. The following tables set forth, for each of the Existing Funds, average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended May 31, 2002. The figures set forth in the table are based on the change in the respective Existing Fund's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which the Existing Fund's common stock has traded in the open market during the periods presented.

                   NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS

                         ONE YEAR ENDED  FIVE YEARS ENDED     INCEPTION
                            5/31/02          5/31/02       THROUGH 5/31/02
                         --------------  ----------------  ---------------
AMERICAN STRATEGIC           7.88%             8.35%            8.34%
AMERICAN STRATEGIC II        10.74%            9.53%            8.34%
AMERICAN STRATEGIC III       10.29%            9.53%            7.78%
AMERICAN SELECT              10.79%           10.24%            8.15%

   *Inception dates were 12/27/91 for American Strategic, 7/30/92 for American Strategic II, 3/25/93 for American Strategic III and 9/21/93 for American Select.

    HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth, for each Existing Fund, average annualized total returns, based on changes in market price, for the one-year, five-year and since-inception periods ended
May 31, 2002. The figures set forth in the table are based on the change in the respective Existing Fund's market price, assume reinvestment of all distributions and reflect sales charges on initial purchases and on reinvested distributions.

              MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS

                         ONE YEAR ENDED  FIVE YEARS ENDED     INCEPTION
                            5/31/02          5/31/02       THROUGH 5/31/02
                         --------------  ----------------  ---------------
AMERICAN STRATEGIC           13.29%           11.46%            8.18%
AMERICAN STRATEGIC II        16.94%           12.39%            8.24%
AMERICAN STRATEGIC III       14.04%           11.84%            7.61%
AMERICAN SELECT              19.91%           12.86%            8.11%

   *Inception dates were 12/27/91 for American Strategic, 7/30/92 for American Strategic II, 3/25/93 for American Strategic III and 9/21/93 for American Select.

    HISTORICAL MARKET DISCOUNTS TO NAV. Since each Existing Fund's inception, its common stock has frequently traded at a discount to its net asset value. The following tables set forth the history of public trading of the Existing Funds' shares, by quarter, for the last two fiscal years and for each full fiscal quarter since the beginning of the current fiscal year, as reported on the NYSE.

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                                                                PERCENTAGE     PERCENTAGE
                           NET ASSET VALUE     MARKET PRICE      DISCOUNT       PREMIUM
QUARTER                    ----------------  ----------------  -------------  ------------
ENDED                       HIGH      LOW     HIGH      LOW     HIGH    LOW   HIGH    LOW
-----                      -------  -------  -------  -------  ------  -----  -----  -----
02/29/00                   $12.43   $12.00   $11.375  $10.688  10.93%  8.39%    NA     NA
05/31/00                   $12.13   $11.81   $10.938  $10.438  14.98%  8.07%    NA     NA
08/31/00                   $12.27   $11.90   $11.063  $ 10.50  10.86%  8.92%    NA     NA
11/30/00                   $12.51   $12.24   $11.188  $10.813  11.50%  9.77%    NA     NA
02/28/01                   $12.73   $12.52   $ 12.00  $ 11.16  10.62%  5.76%    NA     NA
05/31/01                   $12.81   $12.72   $ 12.29  $ 11.73   8.06%  3.85%    NA     NA
08/31/01                   $12.83   $12.58   $ 12.19  $ 11.90   6.06%  3.10%    NA     NA
11/30/01                   $12.70   $12.58   $ 12.82  $ 11.85   5.29%  0.08%  1.51%  1.43%
02/28/02                   $12.67   $12.41   $ 13.04  $ 12.40   0.96%  0.96%  3.90%  0.16%
05/31/02                   $12.53   $12.40   $ 13.07  $ 11.80   5.29%  0.24%  0.72%  0.24%
08/31/02                   $12.61   $12.51   $ 13.19  $ 11.26   9.70%  1.44%  3.75%  0.56%

   On March 20, 2002, the last trading day before the announcement of the signing of the merger agreement in its original form, American Strategic's last reported sale price on the NYSE was $12.73 which represented a premium of 2.50%
to American Strategic's net asset value per share. On             , 2003, the
last trading day before the printing of this joint proxy statement/prospectus,
American Strategic's last reported sale price on the NYSE ($        )
represented a [discount] [premium] of   % to American Strategic's net asset
value per share.

                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II

                                                                PERCENTAGE     PERCENTAGE
                           NET ASSET VALUE     MARKET PRICE      DISCOUNT       PREMIUM
QUARTER                    ----------------  ----------------  -------------  ------------
ENDED                       HIGH      LOW     HIGH      LOW     HIGH    LOW   HIGH    LOW
-----                      -------  -------  -------  -------  ------  -----  -----  -----
08/31/00                   $12.54   $12.17   $  11.5  $ 10.75  11.67%  8.78%    NA     NA
11/30/00                   $ 12.8   $12.49   $11.625  $11.313  10.71%  8.58%    NA     NA
02/28/01                   $13.01   $ 12.8   $ 12.42  $11.438   9.67%  4.48%    NA     NA
05/31/01                   $13.12   $13.02   $ 12.45  $ 11.65   9.77%  5.37%    NA     NA
08/31/01                   $13.22   $13.06   $  12.6  $  12.3   6.29%  4.34%    NA     NA
11/30/01                   $13.24   $13.12   $ 13.08  $ 12.29   6.13%  0.99%    NA     NA
02/28/02                   $13.26   $13.09   $ 13.44  $ 12.52   3.88%  0.53%  1.82%  0.91%
05/31/02                   $13.29   $13.15   $ 13.35  $ 12.26   5.45%  0.23%  0.38%  0.38%
08/31/02                   $ 13.3   $13.21   $ 13.56  $ 11.98   9.02%  0.15%  0.38%  0.38%

   On March 20, 2002, the last trading day before the announcement of the signing of the merger agreement in its original form, American Strategic II's last reported sale price on the NYSE was $13.29 which represented a premium of
0.99% to American Strategic II's net asset value per share. On             ,
2003, the last trading day before the printing of this joint proxy statement/prospectus, American Strategic II's last reported sale price on the
NYSE ($        ) represented a [discount] [premium] of   % to American
Strategic II's net asset value per share.

                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III

                                                              PERCENTAGE     PERCENTAGE
                           NET ASSET VALUE    MARKET PRICE     DISCOUNT       PREMIUM
QUARTER                    ----------------  --------------  -------------  ------------
ENDED                       HIGH      LOW     HIGH    LOW     HIGH    LOW   HIGH    LOW
-----                      -------  -------  ------  ------  ------  -----  -----  -----
08/31/00                   $11.91   $11.63   $11.00  $10.50  10.71%  8.07%    NA     NA
11/30/00                   $12.07   $11.87   $11.38  $10.81   9.83%  6.79%    NA     NA
02/28/01                   $12.31   $12.14   $11.98  $11.13   7.14%  2.28%    NA     NA
05/31/01                   $12.41   $12.31   $11.95  $11.41   6.66%  3.74%    NA     NA
08/31/01                   $12.50   $12.38   $11.93  $11.73   5.68%  3.87%    NA     NA
11/30/01                   $12.53   $12.40   $12.83  $11.53   7.76%  0.96%    NA     NA
02/28/02                   $12.55   $12.39   $12.60  $11.90   4.02%  0.64%  0.64%  0.08%
05/31/02                   $12.55   $12.41   $12.50  $11.75   5.39%  0.88%    NA     NA
08/31/02                   $12.56   $12.49   $12.55  $11.32   8.46%  0.88%    NA     NA

   On March 20, 2002, the last trading day before the announcement of the signing of the merger agreement in its original form, American Strategic III's last reported sale price on the NYSE was $12.12 which represented a discount of
2.49% to American Strategic III's net asset value per share. On             ,
2003, the last trading day before the printing of this joint proxy statement/prospectus, American Strategic III's last reported sale price on the
NYSE ($        ) represented a [discount] [premium] of   % to American
Strategic III's net asset value per share.

                         AMERICAN SELECT PORTFOLIO INC.

                                                              PERCENTAGE     PERCENTAGE
                           NET ASSET VALUE    MARKET PRICE     DISCOUNT       PREMIUM
QUARTER                    ----------------  --------------  -------------  ------------
ENDED                       HIGH      LOW     HIGH    LOW     HIGH    LOW   HIGH    LOW
-----                      -------  -------  ------  ------  ------  -----  -----  -----
02/29/00                   $12.59   $12.36   $11.69  $11.25  10.64%  7.37%    NA     NA
05/31/00                   $12.61   $12.31   $11.44  $10.88  13.76%  8.91%    NA     NA
08/31/00                   $12.76   $12.44   $11.56  $11.13  10.86%  8.80%    NA     NA
11/30/00                   $12.85   $12.57   $11.63  $11.31  11.27%  8.02%    NA     NA
02/28/01                   $13.14   $12.85   $12.35  $11.50  11.06%  5.80%    NA     NA
05/31/01                   $13.25   $13.14   $12.30  $11.90   9.98%  7.03%    NA     NA
08/31/01                   $13.38   $13.21   $12.70  $12.22   7.70%  4.31%    NA     NA
11/30/01                   $13.42   $13.32   $13.75  $12.49   6.72%  0.30%  0.67%  0.23%
02/28/02                   $13.42   $13.23   $13.89  $12.79   1.65%  1.28%  3.28%  0.45%
05/31/02                   $13.41   $13.28   $13.83  $12.63   5.32%  0.30%  2.70%  0.75%
08/31/02                   $13.52   $13.36   $13.91  $12.15   7.29%  0.17%  2.77%  0.52%

   On March 20, 2002, the last trading day before the announcement of the signing of the merger agreement in its original form, American Select's last reported sale price on the NYSE was $13.83 which represented a premium of 3.98%
to American Select's net asset value per share. On             , 2003, the last
trading day before the printing of this joint proxy statement/prospectus,
American Select's last reported sale price on the NYSE ($        ) represented a
[discount] [premium] of   % to American Select's net asset value per share.

REPURCHASE OFFERS

    In an attempt to alleviate the discount from net asset value at which Existing Fund shares were trading, each Existing Fund made an offer to repurchase up to 10% of its outstanding shares at net asset value in November 1997 and again in November 1999. In both cases, shareholders of each Existing Fund tendered the full 10% of outstanding shares for repurchase. Repurchases may only be made when the previous day's closing market value was at a discount to net asset value. For each Existing Fund, cumulative repurchases cannot exceed 5% of the outstanding shares as of September 9,

1998. None of the Existing Funds repurchased any shares during the year ended May 31, 2002. As can be seen from the tables in the previous section, neither the Existing Funds' repurchase offers nor the open market repurchase plans have produced a lasting reduction in the discount from net asset value at which the Existing Funds' shares trade.

MANAGEMENT AND ADMINISTRATION

    USBAM acts as investment advisor to each of the Existing Funds and furnishes related office facilities, equipment, research and personnel. Under their advisory agreements with USBAM, American Strategic, American Strategic II and American Strategic III each pay USBAM a monthly investment management fee for these services in an amount equal to 0.01667% of the respective Existing Fund's average weekly net assets (approximately 0.2% on an annual basis) and 4.50% of the daily gross income accrued by such Existing Fund during the month (I.E., investment income, including amortization of discount and premium, other than gains from the sale of securities or gains from options and futures contracts less interest on money borrowed by such Existing Fund); provided, that in the aggregate, the monthly investment management fee shall not exceed 1/12th of 0.725% of the Existing Fund's average weekly net assets during the month (approximately 0.725% on an annual basis). For the year ended May 31, 2002, the effective investment management fees incurred by American Strategic, American Strategic II and American Strategic III were 0.64%, 0.63% and 0.64%, respectively. American Select pays USBAM a monthly investment management fee in an amount equal to an annualized rate of 0.50% of American Select's average weekly net assets.

    John G. Wenker, Russell J. Kappenman and Chris J. Neuharth are the existing members of the management team of USBAM that act as portfolio managers for the Existing Funds. Their biographies are set forth below under "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."

    USBAM and U.S. Bancorp Fund Services, LLC (or Fund Services), a direct subsidiary of U.S. Bancorp, provide or arrange for the provision of administrative services, including various oversight and legal services, accounting services, transfer agent and dividend disbursing services and shareholder services, to the Existing Funds. For these services, each of the Existing Funds pays USBAM and Fund Services a monthly fee in an amount equal to an annualized rate of 0.25% of such Existing Fund's average weekly net assets. U.S. Bank National Association, 336 North Robert Street, St. Paul, Minnesota 55101, the direct parent of USBAM, acts as custodian for each Existing Fund's assets, for which it was paid approximately $11,000 by American Strategic, $42,000 by American Strategic II, $53,000 by American Strategic III and $14,000 by American Select during the year ended May 31, 2002.

    When entering into portfolio transactions on behalf of an Existing Fund, USBAM may place transactions conducted on an agency basis through its affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., which will earn commissions on the transactions. In effecting portfolio transactions through these affiliates, the Existing Funds comply with
Section 17(e)(1) of the Investment Company Act.

    Each of the Existing Funds also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the period ended May 31, 2002, the Existing Funds' total expense ratios (including amounts paid to USBAM and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) equaled 1.35% of average weekly net assets for American Strategic, 1.15% of average weekly net assets for American Strategic II, 1.15% of average weekly net assets for American Strategic III and 1.09% of average weekly net assets for American Select.

DIRECTORS AND OFFICERS

    The business and affairs of each Existing Fund are managed under the direction of that Existing Fund's board of directors. Each Existing Fund's board of directors consists of the same individuals. No current director of the Existing Funds serves or is expected to serve as a director or officer of First

American. There are currently eight directors of each Existing Fund. One of those directors, John M. Murphy, Jr., is deemed to be an "interested person" of USBAM by virtue of his employment by U.S. Bancorp and his ownership of U.S. Bancorp common stock. The remaining seven directors are not "interested persons."

    The same individuals serve as officers of each of the Existing Funds. The following officers of the Existing Funds serve or are expected to serve as officers of First American, in the capacities indicated:

                                                                        OFFICE TO BE HELD WITH FIRST
  NAME                      OFFICE HELD WITH EXISTING FUNDS                       AMERICAN
  ----                  ----------------------------------------  ----------------------------------------
  John G. Wenker        Senior Vice President                     Director, President and Chief Executive
                                                                  Officer
  Robert H. Nelson      Treasurer                                 Chief Financial Officer
  Russell J. Kappenman  Vice President and Assistant Treasurer    Executive Vice President, Director of
                                                                  Investments
  William T. Nimmo      Vice President                            Senior Vice President

  Julene R. Melquist    Vice President                            Senior Vice President

   The officers and directors of the Existing Funds will also serve in the same capacities as officers and directors of the New Fund.

VALUATION OF CERTAIN OF THE EXISTING FUNDS' ASSETS

    Each Existing Fund's investments in whole loans (single-family, multifamily and commercial) and participation mortgages are generally not traded in any organized market; therefore, market quotations for these assets are not readily available. These types of investments represent a substantial portion of each Existing Fund's investment portfolio.

    These investments are valued at "fair value" according to procedures adopted by the Existing Funds' boards of directors. Pursuant to these procedures, whole loan investments are initially valued at cost and their values are subsequently monitored and adjusted pursuant to USBAM's pricing model designed to incorporate, among other things, the present value of the projected stream of cash flows on such investments. The pricing model takes into account a number of relevant factors, including:

    - the projected rate of prepayments;

    - the delinquency profile;

    - the historical payment record;

    - the expected yield at purchase;

    - changes in prevailing interest rates; and

    - changes in the real or perceived liquidity of whole loans, participation mortgages or mortgage servicing rights, as the case may be.

    The results of the pricing model may be further subject to price ceilings due to the illiquid nature of the loans.

    Changes in prevailing interest rates, real or perceived liquidity, yield spreads and credit worthiness are factored into the pricing model each week. Certain mortgage loan information is received on a monthly basis and includes, but is not limited to, the projected rate of prepayments, projected rate and severity of defaults, the delinquency profile and the historical payment record. Valuations of whole loans are determined no less frequently than weekly.

REGULATORY MATTERS

    As shareholders of management investment companies registered under the Investment Company Act, the Existing Funds' shareholders are afforded certain regulatory protections. The shareholders of the New Fund (but not of First American) also will be afforded such protections, as follows:

    - ELECTION OF DIRECTORS. Section 16(a) of the Investment Company Act requires an investment company's initial board of directors to be elected by the shareholders at an annual or special meeting. In the event that less than a majority of the directors then holding office were elected by shareholders, Section 16(a) requires that the board of directors hold a meeting of shareholders to fill vacancies on the board within 60 days.

    - APPROVAL OF INVESTMENT ADVISORY AND SERVICE CONTRACTS. Section 15(c) of the Investment Company Act makes it unlawful for any registered investment company to enter into, renew or perform any investment advisory or principal underwriting contract unless the terms of such contract and any renewal thereof are approved by a vote of the majority of independent directors, after consideration of such information as may be reasonably necessary to evaluate the terms of any such contract.

    - SELECTION OF ACCOUNTANTS AND AUDITOR. Section 32(a) of the Investment Company Act makes it unlawful for any registered investment company to file with the SEC any financial statement signed or certified by an independent public accountant unless, among other things, such selection has been submitted for ratification or rejection at the next annual meeting of shareholders, provided that any vacancy occurring due to the death or resignation of the accountant may be filled by a majority vote of the independent directors cast in person at a meeting called for that purpose. (Rule 32a-4 under the Investment Company Act exempts companies from this shareholder ratification requirement if they maintain an audit committee satisfying certain requirements.)

    - RESTRICTIONS ON BORROWING AND ISSUING SENIOR SECURITIES. Section 18 of the Investment Company Act generally prohibits investment companies from issuing senior securities. Notwithstanding this prohibition,
      Section 18(a)-(e) permits closed-end investment companies to issue senior securities representing debt or preferred stock, subject to certain conditions. In the case of debt, Section 18(a)(1) requires that the investment company have asset coverage of 300% immediately after the issuance of such debt and no dividends on the investment company's stock may be declared unless the indebtedness generally has an asset coverage at that time of 300%. When asset coverage is less than 100%, holders of the debt must be given the right to elect a majority of directors in certain cases.

    - FUNDAMENTAL INVESTMENT POLICIES. Section 8(b) of the Investment Company Act requires an investment company to file a registration statement with the SEC containing the investment company's "fundamental" policies as to:
      (i) classification and sub-classification under the Investment Company Act; (ii) borrowing money; (iii) issuing senior securities; (iv) engaging in the business of underwriting; (v) concentration; (vi) the purchase and sale of real estate and commodities; (vii) making loans to other persons; and (viii) portfolio turnover.

    - CHANGES IN INVESTMENT POLICIES. Section 13 of the Investment Company Act prohibits an investment company from changing certain investment and other policies without a shareholder vote. A shareholder vote is generally required when an investment company: (i) changes its classification (such as from closed-end to open-end or from diversified to non-diversified);
      (ii) changes its policy regarding borrowing money, issuing senior securities, underwriting the securities of others, investments in real estate or commodities, or making loans to other persons; (iii) deviates from its concentration policy or any other fundamental policy; or
      (iv) changes the nature of its business such that it ceases to be an investment company.

    - CONTINUATION AND TERMINATION OF INVESTMENT ADVISORY CONTRACT.
      Section 15(a) of the Investment Company Act makes it unlawful to serve or act as investment advisor to a registered investment company except pursuant to a written contract which, among other requirements: (i) shall continue in effect for a period of more than two years only if such continuance is approved annually by the board of directors or fund shareholders and (ii) provides that the agreement may be terminated, without penalty and upon 60 days notice, by a vote of the board of directors or shareholders at the election of the fund and shall automatically terminate in the event of assignment or upon a change in control of the investment advisor.

    - APPROVAL OF SERVICE CONTRACTS WITH AFFILIATES. The SEC staff has taken the position that Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder require independent directors to apply a set of criteria when reviewing the terms of service contracts with affiliates. Such contracts with affiliates should be approved by the board of directors of the investment company and by a majority of the independent directors, considering such information as may be reasonably necessary to evaluate the terms of the service contract. The independent directors should conclude that: (i) the service contract is in the best interest of the fund; (ii) the services to be performed are required for operation of the fund; (iii) the services provided are of a nature and quality at least equal to the same or similar service provided by independent third parties; and (iv) the fees for such services are fair and reasonable in light of the usual and customary changes made by others for services of the same nature and quality.

    - DISTRIBUTION AND REPURCHASE OF SHARES. Section 23(a) of the Investment Company Act prohibits closed-end investment companies from issuing securities for services or for property other than cash or securities, except as a dividend or distribution to shareholders or in connection with a reorganization.

      Section 23(b) under the Investment Company Act generally prohibits closed-end investment companies from selling their common stock at a price below current net asset value. Excepted from this prohibition are shares sold: (i) in an offering to existing shareholders; (ii) with the consent of a majority of shareholders; (iii) upon conversion of a convertible security; (iv) upon the exercise of a warrant; or (v) under such other circumstances as the SEC may permit by rule or order.

      Section 23(c) under the Investment Company Act prohibits closed-end investment companies from repurchasing their securities, except:
      (i) Section 23(c)(1) permits an investment company to purchase its shares on a securities exchange or other open market; (ii) Section 23(c)(2) permits a closed-end investment company to make purchases pursuant to tenders, after reasonable opportunity to submit tenders is given to all shareholders of the class to be purchased; and (iii) Section 23(c)(3) authorizes the SEC to exempt, by rule or order, repurchases that do not unfairly discriminate against any shareholders of the class to be repurchased.

    - TRANSACTIONS WITH AFFILIATES. Section 17 of the Investment Company Act prohibits certain transactions involving registered investment companies and their "affiliated persons" as defined in Section 2(a)(3) of the Investment Company Act. Section 17(a) makes it unlawful for an affiliated person or promoter of, or an underwriter for a registered investment company acting as principal to knowingly sell any security (other than securities the investment company issues or securities which the seller issues and which are part of a general offering to the holders of a class of its securities) or other property to the company or to buy any security (other than securities the investment company issues) or property from the company.

      Under its rulemaking authority, the SEC has adopted several rules under
      Section 17(a) to exempt various transactions that would otherwise be prohibited. Rule 17a-3 exempts transactions between a registered investment company and one or more of its wholly-owned subsidiaries.
      Rule 17a-7 provides that a registered investment company may purchase a security from, or sell a security to, certain affiliated persons, provided that, among other things, the board of directors, including a majority of the independent directors, adopts procedures to comply with the rule.
      Rule 17a-8 allows a merger, consolidation or purchase or sale of substantially all the assets of certain registered investment companies which are affiliated persons of one another.

      Section 17(d) prohibits any affiliated person, acting as principal, from effecting any transaction in which the investment company is a joint participant. Rule 17d-1 makes it unlawful for an affiliated person or principal underwriter of an investment company, acting as principal, to participate in or effect any transaction in connection with a joint enterprise or arrangement. Rule 17d-1(d)(7) exempts from Section 17(d) and Rule 17d-1 thereunder any arrangement regarding liability insurance policies, provided that certain conditions apply.

      Section 17(e) limits the compensation an affiliated person may receive when acting as an agent or broker for a registered investment company.
      Section 17(e)(1) provides that when selling property as an agent to or for an investment company, an affiliate may not accept any compensation, except usual and customary commissions in the course of the person's business as an underwriter or broker. Rule 17e-1 defines a usual and customary broker's commission as one that is fair when compared to the commission received by brokers in connection with comparable transactions.

    - CUSTODY OF ASSETS. Rule 17f-1 under the Investment Company Act requires securities and other investments of registered investment companies to be held in the custody of a bank, broker dealer or the registered investment company. Rule 17f-1 requires that the custodian shall be engaged pursuant to a written contract which has been approved by a majority of the board of directors, and ratified at least annually thereafter.

    - FIDELITY BONDING. Rule 17g-1 under the Investment Company Act provides that every registered investment company shall maintain a bond against larceny and embezzlement. Rule 17g-1(d) provides that the bond shall be in such reasonable form and amount as a majority of the independent directors of the investment company shall approve as often as their fiduciary duties require, but not less often than annually. Rule 17g-1(e) provides that no premium may be paid for a joint fidelity bond unless a majority of the independent directors of each investment company named therein approve the portion of the premium to be paid by each company, taking into account all relevant factors.

THE INVESTMENT ADVISOR

    USBAM, which is registered with the SEC as an investment advisor under the Advisers Act, is the investment advisor for each Existing Fund. USBAM is a wholly-owned subsidiary of U.S. Bank National Association, which is, in turn, a subsidiary of U.S. Bancorp. USBAM, U.S. Bank National Association and U.S. Bancorp are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

    USBAM provides investment management services to individuals and institutions, including corporations, foundations, pensions and retirement plans. As September 30, 2002, USBAM and its affiliates had more than $111 billion in assets under management.

    USBAM currently manages both open-end funds and closed-end funds, including Real Estate Securities Fund, a mutual fund organized as a separate series of First American Investment Funds, Inc., an open-end registered investment company. Real Estate Securities Fund invests primarily in income producing common stocks of publicly traded companies engaged in the real estate industry. A majority of Real Estate Securities Fund's total assets are invested in REITs. Real Estate Securities Fund's objective is to provide above average current income and long-term capital appreciation. At June 30, 2002, Real Estate Securities Fund had net assets of approximately $143.8 million, 95.6% of which were represented by investments in REIT common stocks. At that date, Real Estate Securities Fund's REIT portfolio composition, as a percentage of net assets, was as follows:

Office/Industrial.................................  32.0%
Residential.......................................  13.7%
Mall/Retail.......................................  27.9%
Diversified.......................................  12.1%
Hotels............................................   6.4%
Other.............................................   0.2%
Financial Services................................     0%
Health Care.......................................     0%
Specialty Real Estate.............................   3.3%
Cash/Cash Equivalents.............................   4.4%

   Real Estate Securities Fund pays USBAM an annual management fee equal to 0.70% of average net assets.

    The following table sets forth the Real Estate Securities Fund's average annualized total returns for the one-year, five-year and since-inception periods ended June 30, 2002. The figures set forth in the table are based on the change in the Real Estate Securities Fund's Class Y net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Because mutual fund shares are not publicly traded, there is no market price-based performance information.

     NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR REAL ESTATE SECURITIES

ONE YEAR ENDED          FIVE YEARS ENDED   INCEPTION (JUNE 30, 1995)
JUNE 30, 2002            JUNE 30, 2002       THROUGH JUNE 30, 2002
-------------           ----------------  ----------------------------
        16.84%               8.83%                   12.88%

LEGAL PROCEEDINGS

    There is no material litigation pending involving any of the Existing Funds or USBAM, nor to the knowledge of the Existing Funds, is any material litigation threatened or pending against the Existing Funds or USBAM.

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

GENERAL

    First American Strategic Real Estate Portfolio Inc., a Maryland corporation, is a specialty finance company that was formed on January 11, 2002 as the vehicle through which the Existing Funds will continue their businesses upon completion of the merger. First American will seek to qualify and will elect to be taxed as a REIT under the Code. If First American qualifies as a REIT, it generally will not be subject to federal income tax to the extent that it distributes its taxable income to its shareholders. See "US FEDERAL INCOME TAX CONSEQUENCES."

    Assuming the First American maximum participation scenario, First American will own approximately $863 million in mortgage-related assets consisting of Existing Fund assets. First American's investment portfolio will consist primarily of whole loans and participating mortgages secured by commercial and multifamily properties and, to a lesser extent, U.S. agency mortgage-backed securities. As of May 31, 2002, the Existing Funds held a portfolio of over 195 separate mortgage loans with an aggregate outstanding principal amount of approximately $693.0 million and U.S. agency mortgage-backed securities with an aggregate outstanding balance of approximately $105.7 million. The loan portfolio had a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.30%. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. Of the Existing Funds' remaining assets at May 31, 2002, the largest portion was approximately $96.0 million in corporate notes issued by real estate opportunity funds. As noted, the Existing Funds seek to enhance their earnings by financing portions of their mortgage-related asset portfolios with short-term borrowings. As of May 31, 2002, these borrowings totaled approximately
$257.5 million.

INVESTMENT STRATEGY

    First American's strategy is to continue to grow its asset base, which will initially consist of the mortgage portfolio it acquires in the merger, and its net income over time through additional investments in mortgage-related assets that will enable First American to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. First American will continue to invest in many of the same types of assets held by the Existing Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans. First American will also continue to focus on loan sizes ranging from $1.0 million to $10.0 million. First American's policy is to acquire those mortgage loans and other real estate-related assets which USBAM believes are likely to generate high returns on capital invested. USBAM will select assets for purchase by First American based on the underwriting standards developed and implemented over the last decade by its management team. In particular, USBAM will consider and analyze various factors including: (i) interest rates on the underlying mortgages,
(ii) loan-to-value ratios, (iii) loan-to-cost ratios, (iv) seasoning and payment history, (v) amortization type, (vi) the geographic regions in which the underlying collateral is located, (vii) prepayment expectations, (viii) size of the loans, (ix) property type and (x) enforceability of the loans. USBAM will also assess the costs of financing, hedging and managing such assets. Prior to an acquisition, potential returns on capital employed will be analyzed over the expected life of such assets and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. In managing First American's portfolio, USBAM will also consider balance sheet management and risk diversification issues.

    In general, First American does not currently intend to originate loans, although it may act as the originator of loans in limited circumstances, such as in connection with loan administration and loan renewals and modifications. First American will seek to facilitate the acquisition of mortgage product for investment through a variety of sources. These sources include national and regional mortgage bankers, life insurance companies and banks. In addition, unlike the Existing Funds and the New Fund, First American will be permitted to acquire product from affiliates of U.S. Bancorp, which will potentially include U.S. Bancorp Piper Jaffray and USBAM. First American will also have substantially enhanced flexibility in raising capital compared to the Existing Funds and the New Fund and thus is expected to be a more regular participant in the commercial and residential mortgage market.

    Although First American intends to purchase primarily multifamily, commercial and residential mortgage loans and other whole loan assets, First American will also seek to invest in certain other asset types, some of which are not permitted investments for the Existing Funds or the New Fund, such as certain equity positions in entities that own real estate assets. In addition, First American will consider other real estate investments depending on market conditions. For example, First American anticipates providing corporate financing to certain real estate funds and real estate operating companies. Also, First American anticipates purchasing common and preferred stock of other real estate investment trusts on an opportunistic basis. First American has a great deal of discretion as to the manner in which it may invest, leverage and hedge its assets, but does not currently have any specific plans to invest in particular stocks, partnerships or joint ventures. First American may change its policies without shareholder approval, but subject to approval by a majority of First American's board of directors (including at least a majority of the independent directors).

    USBAM, in its discretion, subject to the supervision of First American's board of directors and to the REIT provisions of the Code, will evaluate and monitor First American's assets and how long such assets should be held in First American's portfolio. First American's strategy is to be a portfolio investor in the loans and other assets it acquires, and it does not anticipate purchasing loans for sale. However, at times and depending on market conditions, USBAM will more actively manage First American's assets, and assets may not be held to maturity. First American intends to manage its portfolio so that gains realized by First American on the sale of property will not be deemed "prohibited transaction income" for federal income tax purposes. See "US FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust--Prohibited Transaction Income."

OPERATING POLICIES AND STRATEGIES

    OPERATING POLICIES. First American's board of directors, by a vote of at least a majority of directors (including a majority of the independent directors), must approve operating policies for First American. First American's board of directors may, in its discretion, revise such policies from time to time in response to changes in market conditions or opportunities, acting by a vote of at least a majority of directors (including at least a majority of the independent directors), but without shareholder approval.

    First American will also adopt compliance guidelines, including restrictions on acquiring, holding and selling assets, to ensure that First American establishes and maintains its qualification as a REIT and is excluded from regulation as an investment company under the Investment Company Act. Before acquiring any asset, USBAM will determine whether such asset would constitute a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code. Substantially all of the assets currently held by the Existing Funds and substantially all of the assets that First American intends to acquire are expected to be such "real estate assets." USBAM will regularly monitor purchases of mortgage loans and the income generated from such assets, including income from its hedging activities, in an effort to ensure that at all times First American maintains its qualification as a REIT and its exclusion from regulation under the Investment Company Act.

    First American's board of directors will review First American's transactions on a quarterly basis to ensure compliance with the operating policies and to ratify all transactions with USBAM and its affiliates. First American's board of directors is likely to rely substantially on information and analysis provided by USBAM to evaluate First American's operating policies, compliance therewith and other matters relating to First American's investments.

    Under the REIT provisions of the Code, First American is required to distribute at least 90% of its taxable income. See "US FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust." First American intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by First American's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of First American, earnings of First American, the market price for its common stock and other factors the board of directors considers relevant.

    CAPITAL AND LEVERAGE POLICIES. As diversified, closed-end, registered management investment companies, the Existing Funds are subject to the provisions of the Investment Company Act which limit borrowings to an amount equal to one-third of their total assets. Consistent with these provisions, the Existing Funds have used borrowings in their investment strategies. As of May 31, 2002, the Existing Funds had aggregate total borrowings of approximately $257,494,422, which represented 27.58% of their aggregate total assets as of such date. Of these borrowings, approximately $84,954,422 have a fixed interest rate of 4.65% and a maturity on April 17, 2003. Approximately $172,540,000 of these borrowings bear interest at a floating rate and have a weighted average interest rate of 2.65% as of May 31, 2002. The Existing Funds' borrowings consist of short-term reverse repurchase agreements and whole loan revolving credit facility agreements. Reverse repurchase agreements are structured as sale and repurchase obligations and have the economic effect of allowing a borrower to pledge purchased mortgage assets as collateral securing short-term loans to finance the purchase of mortgage loan assets. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. In addition to their borrowings, the Existing Funds have considered alternative capital raising initiatives. As a practical matter, it is difficult and expensive for the Existing Funds, in their current organizational forms, to raise additional equity capital or to access entity level debt capital.

    Upon completion of the merger, First American will succeed to its share of borrowings then owed by the Existing Funds participating in the merger. However, unlike the Existing Funds, First American will not be subject to the borrowing limitations of the Investment Company Act and First American's borrowing policy will be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities.

    First American's articles of incorporation and bylaws do not limit the amount of indebtedness First American can incur, and First American's borrowing policy is subject to revision with the approval of a majority of First American's board of directors (including at least a majority of the independent directors) depending on market conditions and other factors deemed relevant by First American's board of directors in consultation with USBAM. First American intends to maintain an adequate capital base to protect against various business conditions in which First American's financing and hedging costs might exceed interest income (net of credit losses) from its mortgage loans and other real estate-related assets. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on First American's mortgage loan assets lags behind amounts due on interest rate increases as a result of First American's borrowings, which are expected to be predominantly variable rate.

    First American expects that reverse repurchase agreements, unsecured credit lines, and collateralized and unsecured debt offerings will be the principal means of leveraging its mortgage loans and other real estate-related assets. First American intends to enter into such arrangements with financially sound institutions, including broker/dealers, commercial banks and other lenders, which meet credit standards and terms approved by First American's board of directors.

    The structure of reverse repurchase agreements is such that they require borrowers to deposit additional collateral (or a margin call) or reduce their borrowings thereunder, if the market value of the pledged collateral declines below a specified level. This may require First American to sell mortgage loan assets, provide such additional collateral or reduce its borrowings. First American intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged mortgage loan assets. However, there can be no assurance that First American will be able to safeguard against being required to sell mortgage loan assets in the event of a change in market conditions.

    In addition to reverse repurchase agreements, First American may also utilize lines of credit if it appears advantageous to do so. First American also expects to issue shares of common and preferred stock, including in connection with the acquisition of assets.

    Although First American has no immediate plans to do so, in different interest rate and credit environments it may be advantageous to issue secured or unsecured notes of varying maturities or seniorities. Secured debt offerings would likely use mortgage-related assets as collateral. It is likely these offerings will obtain credit ratings from nationally recognized rating agencies. It is likely First American would sell the investment grade levels of a given offering and retain the non-investment grade levels. In addition, First American may from time to time sell participations in individual or collective pools of mortgage loans. The goal of these types of offerings is to lock in spread income, match assets to funding liabilities and enhance returns on equity of First American.

    ADDITIONAL BORROWINGS. Upon completion of the merger, it is anticipated that First American will have greater borrowing capacity than the Existing Funds. First American has obtained a verbal commitment from the institutions with whom the Existing Funds have lending relationships to expand their current cumulative whole loan reverse repurchase agreement capacity of $210,000,000 to $350,000,000. In addition, First American is taking steps to add additional lending facilities.

    CREDIT RISK MANAGEMENT. With respect to its assets, First American will be exposed to various levels of credit and special hazard risk, depending on the nature of the underlying assets and the nature and level of credit enhancements supporting such assets. First American will purchase mortgage loans that meet minimum debt service coverage standards established by First American. USBAM will review and monitor credit risk and other risks of loss associated with each investment. In addition, USBAM will seek to diversify First American's portfolio of mortgage loan assets and other real estate-related assets to avoid undue geographic, issuer, industry and property type concentrations. One of the principal benefits of the merger is that it permits each Existing Fund to achieve further diversification in managing credit risk by combining the separate portfolios of each Existing Fund into a much larger investment vehicle which is expected to continue to grow and achieve further diversification over time. In furtherance of this objective, First American's board of directors will also monitor First American's overall portfolio risk and review levels of allowances for losses.

    ASSET/LIABILITY MANAGEMENT. To the extent consistent with its election to qualify as a REIT, First American will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. First American intends to minimize its interest rate risk from borrowings both through hedging activities and by attempting to structure the key terms of its borrowings to generally correspond (in the aggregate for the entire portfolio, and not on an asset-by-asset basis) to the interest rate and maturity parameters of its assets.

    HEDGING ACTIVITIES. Like the Existing Funds, First American intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Existing Funds, and First American will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as USBAM determines is in the best interest of First American, given the cost of such hedges and the need to maintain First American's status as a REIT. USBAM may elect to have First American bear a level of interest rate risk that could otherwise be hedged when USBAM believes, based on all relevant facts, that bearing such risk is advisable.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements on the part of the counterparty with respect to record keeping, financial responsibility or segregation of customer funds and positions. First American intends to enter into these transactions only with counterparties with long-term debt rated "AA" or better by at least one nationally recognized rating agency. The business failure of a counterparty with which First American has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profits and force First American to cover its resale commitments, if any, at the then current market price. Although generally First American will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and First American may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and First American may be required to maintain a position until exercise or expiration, which could result in losses.

    First American intends to protect its investment portfolio against the effects of significant interest rate fluctuations and to preserve the net income and capital value of First American. Specifically, First American's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage loan assets and the shorter term predominantly variable rate nature of First American's related borrowings.

    First American's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from mortgage loan assets and First American's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of First American's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, First American will model and measure the sensitivity of the market value of its capital (i.e., the combination of its assets, liabilities and hedging positions) to various changes in interest rates in various economic scenarios. First American will not enter into hedging transactions for speculative purposes.

    First American will focus its hedging activities on providing a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate First American completely from changes in interest rates.

    First American has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the board of directors will be responsible for reviewing at its regular meetings the extent and effect of hedging activities.

    REGULATORY POLICIES. First American intends to invest and operate in a manner consistent with the requirements of the Code to establish and maintain its qualification as a REIT for federal income tax purposes, unless a majority of First American's board of directors (including at least a majority of the independent directors) determines that it is no longer in the best interest of First American to qualify as a REIT.

    At the same time, First American intends to operate in a manner that will not subject it to regulation as an investment company under the Investment Company Act in reliance upon the exemption provided by Section 3(c)(5)(C) which excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the SEC, in order to qualify for this exemption, First American must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate-related assets. In addition, unless certain mortgage-backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement.

    Because First American will not be a registered investment company, First American's shareholders will not enjoy the same regulatory protections as the Existing Fund's shareholders under the Investment Company Act. See "THE EXISTING FUNDS--Regulatory Matters."

    OTHER POLICIES. First American has the authority to offer shares of its capital stock and to repurchase or otherwise reacquire such shares or any other of its securities. Under certain circumstances, First American may purchase shares of its common stock in the open market or otherwise. First American's board of directors has no present intention to cause First American to repurchase any of its shares, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualification as a REIT for federal income tax purposes.

    Except in connection with its formation, First American has not, to date, issued shares of common stock or other securities. First American does not intend to offer securities for property or to make direct investments in real estate. First American has not made loans to officers and directors and does not intend to do so. First American does not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers.

    First American has no present intention to invest in the securities of other issuers for the purpose of exercising control. The decision to do so is vested solely in First American's board of directors and may be changed without a vote of First American's shareholders.

    FUTURE REVISIONS IN POLICIES AND STRATEGIES. First American's board of directors (including the independent directors) will approve the investment policies, the operating policies and the strategies set forth in this joint proxy statement/prospectus. First American's board of directors has the power to modify or waive such policies and strategies without the consent of the shareholders to the extent that First American's board of directors determines that such modification or waiver is in the best interest of First American or its shareholders. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change First American's assessment of the market may cause First American's board of directors to revise its policies and strategies.

    COMPETITIVE CONDITIONS OF THE REIT MARKET. The commercial mortgage market is very competitive. The products within the commercial mortgage market range from straightforward commodity-like loan product to highly structured individualized commercial loans. First American's net income depends on its ability to acquire mortgages and mortgage-related assets for its investment portfolio at favorable spreads over its borrowing costs. In acquiring these assets, First American will compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds and other lenders and other entities that purchase adjustable rate and fixed rate mortgage assets.

    First American's principal methods of competition are service, loan structure and price. The largest positive factor pertaining to First American's competitive position is that the management team of USBAM has successfully executed a similar business plan on behalf of the Existing Funds over a period of ten years. However, many of First American's competitors have greater financial resources than First American and, as a result, First American may not be able to acquire sufficient adjustable rate and fixed rate mortgage assets at favorable spreads over its borrowing costs.

RIGHT TO INSPECT BOOKS AND RECORDS

    First American will be required to keep complete and accurate books with respect to its business at its principal executive office. The books will be maintained for financial accounting purposes in accordance with accounting principles generally accepted in the United States. Shareholders will be entitled to have access to First American's bylaws, minutes of the proceedings of shareholders' meetings, annual statements of affairs of First American and voting trust agreements filed with First American at reasonable times upon reasonable notice to First American, subject to certain limitations, including those intended to protect confidential business information. Each shareholder has the right under the MGCL to obtain, upon written request, a statement showing all stock and securities issued by First American during a specified period of not more than the preceding 12 months.

REPORTS

    First American will be required to satisfy the annual and periodic reporting requirements of the Exchange Act, including filing an Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which requires the filing of financial statements and officer's certifications with each report. Furthermore, First American must file a Current Report on Form 8-K whenever a reportable event occurs between the above reporting periods.

LEGAL PROCEEDINGS

    There is no material litigation pending involving First American or USBAM, nor, to the knowledge of either of the foregoing entities, is any material litigation threatened or pending against such entities.

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

GENERAL

    First American Strategic Income Portfolio Inc., a Minnesota corporation (or the New Fund), is registered under the Investment Company Act as a diversified, closed-end management investment company. The New Fund was formed on
November 19, 2002 to accommodate Existing Fund shareholders who desire to maintain an investment in a similar fund upon the completion of the merger. Shareholders electing to receive shares of the New Fund common stock may be subject to tax on the transaction. See "US FEDERAL INCOME TAX CONSEQUENCES--US Federal Income Tax Treatment of the Receipt of New Fund Shares." The New Fund
has applied to list its common stock on the AMEX under the symbol "    ." The
New Fund has adopted a fiscal year-end of October 31.

INVESTMENT OBJECTIVE AND OPERATING POLICIES

    The New Fund's investment objective and policies are substantially similar to those of the Existing Funds. The New Fund's investment objective is to provide a high level of current income. Unlike the Existing Funds, the New Fund does not have a secondary objective of capital appreciation.

    The New Fund will invest at least 65% of its total assets in income producing securities (excluding zero coupon securities). It will emphasize investments that directly or indirectly represent a participation in or are secured by and payable from mortgage loans (or mortgage-related assets), focusing primarily on multifamily and commercial loans. The balance of the New Fund's total assets will be invested in U.S. Government securities and corporate debt securities. The allocation of assets among mortgage-related assets and other eligible investments will vary from time to time based upon USBAM's evaluation of economic and market trends and its perception of the relative values available from the different types of securities at any time. Like the Existing Funds, the New Fund may also employ certain other investment management practices to earn income, facilitate portfolio management and mitigate risk. These include hedging techniques such as interest rate swaps, caps and floor, futures contracts and put and call transactions; when-issued and forward commitment purchases and sales; leveraging, including through reverse repurchase agreements and the use of repurchase agreements.

    Except as set forth below, the investment policies of the New Fund are identical in all material respects to those of the Existing Funds, which are described under "THE EXISTING FUNDS--Investment Objectives and Policies."

    DIFFERENCES IN INVESTMENT POLICIES OF THE NEW FUND AND THE EXISTING FUNDS. The New Fund defines mortgage-related assets as investments that represent a participation in or are secured by and payable from direct and/or indirect interests in real estate, but which do not include a direct ownership interest in real estate. They include: (i) whole loans, (ii) mortgage participations,
(iii) mortgage-backed securities and (iv) preferred issuances of real estate investment trusts. Whole loans are defined as entire ownership interests in loans which are secured or partially secured by interests in real property, or by ownership interests in entities which own and operate real property, through the use of security instruments such as:

 - mortgages or deeds of trust and/or assignments of rent;

 - installment sales contracts on residential or commercial property; and

 - pledges of ownership interests in single purpose entities whose assets and activities are restricted to the ownership and operation of specified real property.

    The New Fund defines "mortgage-related assets" and "whole loans" differently than the Existing Funds by including investments that are secured by indirect interests in real estate. As a result, the New Fund is permitted to invest in loans that are secured or partially secured by pledges of ownership interests in single purpose entities (such as partnerships or limited liability companies) whose assets and activities are restricted to the ownership and operation of specified real property, rather than secured by the real property itself.

    Like the Existing Funds, the New Fund will emphasize investments in multifamily residences and commercial properties. Unlike the Existing Funds, each of which may invest only 35% of its total assets in whole loans and mortgage participations secured by commercial properties, the New Fund is not subject to any limitation on its investments secured by commercial properties.

    The New Fund also differs from the Existing Funds in its ability to act as the originator of mortgage loans. Each Existing Fund has a fundamental policy, which may not be changed without shareholder approval, prohibiting it from making loans. As a result, the Existing Funds do not act as the originators of mortgage loans, although they do enter into arrangements with mortgage lenders pursuant to which, upon the closing of a loan, an Existing Fund acquires the loan from the mortgage lender. The New Fund, which has a fundamental policy permitting it to make loans to the extent permitted by the Investment Company Act, will act as the originator of mortgage loans in some cases, such as in connection with loan administration and loan renewals and modifications.

    The rating categories of securities in which the New Fund may invest are substantially similar to the categories required for the Existing Funds. Rating requirements for the Existing Funds, however, are tied to ratings given by S&P. The New Fund must invest in mortgage-backed securities rated at least A (or its equivalent) by at least one nationally recognized statistical rating organization or, if unrated, determined by USBAM to be of comparable quality. Similarly, the New Fund's investments in preferred issues of REITs and in corporate debt securities must be rated at least BBB (or its equivalent) by at least one nationally recognized statistical rating organization or, if unrated, determined by USBAM to be of comparable quality, except that unregistered corporate debt securities must be rated at least A (or its equivalent) or, if unrated, be determined by USBAM to be of comparable quality.

    The New Fund has adopted certain fundamental investment restrictions that, along with the New Fund's investment objective, may not be changed without shareholder approval. Among other restrictions, the New Fund may not concentrate its investments in a particular industry, with the exception that the New Fund will concentrate its investments in the real estate industry, which the New Fund defines as including all mortgage-related assets. The SEC currently considers a fund to be concentrated in an industry if it invests 25% or more of it total assets in securities of issuers in that industry. Securities of the U.S. Government, its agencies or instrumentalities are not considered to represent industries. Similarly, each Existing Fund has a fundamental investment policy prohibiting it from concentrating its investments in a particular industry. However, only the investment policy of American Select specifically provides that it will concentrate its investments in the real estate industry, which is defined as including all mortgage-related assets. The other fundamental investment restrictions of the New Fund, which are set forth in Appendix E, differ in some respects from those of the Existing Funds.

    New types of mortgage-related assets, hedging instruments and other securities in which the New Fund may invest are developed and marketed from time to time. Consistent with its investment limitations, the New Fund expects to invest in these securities and instruments if USBAM believes they may assist the New Fund in achieving its investment objective. These investments will be disclosed to shareholders in the New Fund's annual and semi-annual reports.

REPURCHASE OF COMMON SHARES; CONVERSION TO OPEN-END FUND

    The New Fund is a closed-end management investment company and as such its shareholders will not have the right to cause the New Fund to redeem their shares. Instead, the shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), net asset value, dividend stability, portfolio credit quality, relative demand for and supply of these shares in the market, general market and economic conditions and other factors. Shares of closed-end investment companies frequently trade at a discount from net asset value. In an attempt to reduce or eliminate significant market discounts from net asset value, the New Fund may, from time to time, repurchase or make a tender offer for its common shares, or it may, subject to shareholder approval, convert to an open-end investment company. The New Fund may incur debt to finance repurchases and tenders, and in doing so will comply with the Investment Company Act asset coverage requirements. Interest on any borrowings will reduce the New Fund's net income.

    The New Fund anticipates that the market price of its shares will generally vary from net asset value. Nevertheless, the fact that the New Fund's shares may be the subject of repurchases or tender offers at net asset value from time to time may reduce the spread between market price and net asset value that might otherwise exist. There can be no assurance that share repurchases, tender offers, or conversion to an open-end investment company will take place or that, if they occur, they will result in the New Fund's shares trading at a price that is equal to their net asset value or reduce or eliminate any market value discount.

    Any acquisition of its common stock by the New Fund would decrease the total assets of the New Fund and therefore have the effect of increasing the New Fund's expense ratio. The illiquid nature of certain of the New Fund's investments will be considered in determining whether a repurchase or tender offer should be made by the New Fund. Shares that have been purchased by the New Fund will be returned to the status of authorized but unissued shares of common stock.

    If the New Fund converted to an open-end investment company, its shares would no longer be listed on AMEX. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the Investment Company Act) at their net asset value, less any redemption charge that is in effect at the time of the redemption. In addition, the New Fund would have to change many of its investment policies. The New Fund's articles of incorporation provide that the affirmative vote of 66 2/3% of the outstanding shares is required to convert the New Fund from a closed-end to an open-end management investment company.

    Before deciding whether to take any action if the shares trade significantly below net asset value, the board of directors would consider all factors that they deemed relevant. Factors that the board of directors may consider include the extent and duration of the discount, the liquidity of the New Fund's portfolio, the impact of any action that might be taken on the New Fund or its shareholders, and market considerations. Based on these considerations, even if the New Fund's shares should trade at a significant discount for a significant period of time, the board of directors may determine that no action should be taken.

VALUATION OF CERTAIN OF THE NEW FUND'S ASSETS

    As is the case with the Existing Funds, the New Fund's investments in whole loans and mortgage participations will be valued at "fair value" according to procedures that have been adopted by the New Fund's board of directors. These procedures are the same as those used by the Existing Funds and described under "THE EXISTING FUNDS--Valuation of Certain of the Existing Funds' Assets."

DIVIDEND REINVESTMENT PLAN

    The New Fund has a dividend reinvestment plan (or the New Fund Dividend Reinvestment Plan) under which all shareholders whose shares are registered in their own names may elect to have all distributions reinvested automatically in additional common shares by EquiServe Trust Co., N.A. (or the Plan Administrator), as agent under the New Fund Dividend Reinvestment Plan. Otherwise, the shareholder will receive distributions in cash. Existing Fund shareholders electing the New Fund Option will be deemed to have elected to have their distributions reinvested automatically in additional common shares if they participate in their Existing Fund's Dividend Reinvestment Plan. All distributions to shareholders who do not elect to participate in the New Fund Dividend Reinvestment Plan will be paid by check mailed directly to the record holder by or under the direction of the Plan Administrator, as the dividend paying agent. Generally, shareholders whose shares are held in the name of a broker or nominee may elect to automatically have distributions reinvested by the broker or the nominee in additional shares under the New Fund Dividend Reinvestment Plan. Shareholders whose shares are held in the name of a broker or nominee should contact that broker or nominee to determine whether and how they may participate in the New Fund Dividend Reinvestment Plan. Participation in the New

Fund Dividend Reinvestment Plan is completely voluntary and may be terminated or resumed at any time without penalty by contacting the Plan Administrator before the dividend record date; otherwise the termination or resumption will be effective with respect to any subsequently declared dividend or other distribution.

    The Plan Administrator will open an account for each shareholder under the New Fund Dividend Reinvestment Plan in the same name in which that shareholder's shares are registered. Whenever the Fund declares a dividend or other capital gain distribution (together, a dividend) payable in cash, non-participants in the New Fund Dividend Reinvestment Plan will receive cash and participants in the New Fund Dividend Reinvestment Plan will receive the equivalent in common shares. Beginning no more than five business days before the dividend payment date, the Plan Administrator will buy shares of the New Fund on the AMEX or elsewhere on the open market only when the price of the New Fund's shares on the AMEX plus commissions is at less than a 5% premium over the New Fund's most recently calculated net asset value per share. If, at the close of business on the dividend payment date, the shares purchased in the open market are insufficient to satisfy the dividend reinvestment requirement, the Plan Administrator will accept payment of the dividend, or the remaining portion, in authorized but unissued shares of the New Fund. These shares will be issued at a per-share price equal to the higher of (a) the net asset value per share as of the close of business on the payment date or (b) 95% of the closing market price per share on the payment date.

    The Plan Administrator maintains all shareholders' accounts in the New Fund Dividend Reinvestment Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Shares in the account of each New Fund Dividend Reinvestment Plan participant will be held by the Plan Agent on behalf of the New Fund Dividend Reinvestment Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the New Fund Dividend Reinvestment Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the New Fund Dividend Reinvestment Plan in accordance with the instructions of the participants.

    In the case of shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Administrator will administer the New Fund Dividend Reinvestment Plan on the basis of the number of shares certified from time to time by the record shareholder to be in its name and held for the account of beneficial owners who participate in the New Fund Dividend Reinvestment Plan.

    Each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on those dividends.

    The New Fund reserves the right to amend or terminate the New Fund Dividend Reinvestment Plan. There is no direct service charge to participants in the New Fund Dividend Reinvestment Plan; however, the New Fund reserves the right to amend the New Fund Dividend Reinvestment Plan to include a service charge payable by the participants.

    All correspondence concerning the New Fund Dividend Reinvestment Plan should be directed to EquiServe Trust Company, N.A. at P.O. Box 43011, Providence, Rhode Island, 02940-3011, or you can call the Plan Administrator at 1-800-426-5523.

REGULATORY MATTERS

    Because the New Fund is a management investment company registered under the Investment Company Act, its shareholders will be afforded the same regulatory protections as the shareholders of the Existing Funds. These are described above under "THE EXISTING FUNDS--Regulatory Matters."

RIGHT TO INSPECT BOOKS AND RECORDS

    The Investment Company Act imposes detailed record keeping obligations on the New Fund and USBAM, as its investment advisor. The New Fund's accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules promulgated thereunder will be maintained by USBAM and at the offices of U.S. Bank National Association, the New Fund's custodian, and EquiServe Trust Company, N.A., the New Fund's transfer agent. Under Minnesota law, a New Fund shareholder will have the right, upon written demand stating the purpose of such demand and which otherwise complies with Minnesota law, to examine and copy the New Fund's share register and other corporate records reasonably related to the stated purpose, provided that the stated purpose must be reasonably related to the shareholder's interest as a shareholder of the New Fund.

REPORTS

    The New Fund will deliver annual and semi-annual reports, including financial statements to shareholders and will file semi-annual reports on Form N-SAR with the SEC.

LEGAL PROCEEDINGS

    There is no material litigation pending involving the New Fund or USBAM, nor, to the knowledge of either of the foregoing entities, is any material litigation threatened or pending against such entities.

                                   THE MERGER

BACKGROUND OF THE MERGER

    On May 1, 1998, U.S. Bancorp, the ultimate parent company of USBAM, completed its acquisition of Piper Jaffray Companies Inc. (or Piper). At that time, Piper Capital Management Incorporated (or PCM), a subsidiary of Piper, was the investment advisor to the Existing Funds. In connection with this acquisition, the Existing Funds sought shareholder approval of a proposal that First American Asset Management (or FAAM), a division of U.S. Bank, become the investment advisor to the Existing Funds. FAAM is the corporate predecessor of USBAM, and John G. Wenker and Russell J. Kappenman have managed the Existing Funds on a continuous basis since their inceptions, first as employees of PCM, next as employees of FAAM, and now as employees of USBAM.

    When it was announced that the Existing Funds would be seeking such shareholder approval, SIA, an investment advisor to holders of a substantial number of shares in each Existing Fund, asked PCM to recommend to the Existing Funds' boards of directors that the Existing Funds make discretionary cash repurchase offers for up to 10% of each Existing Fund's outstanding shares at their net asset values per share in December 1999 and December 2001 if the respective Existing Funds' average trading discounts to net asset value per share exceeded 5% during the 12 calendar weeks preceding October 1, 1999 and October 1, 2001, respectively. At that time, it was anticipated that such repurchase offers might have the effect of narrowing the discount to net asset value at which the Existing Funds' shares traded. PCM agreed to this request, and it publicly announced that it would make such recommendations to the Existing Funds' boards of directors.

    Each Existing Fund's average trading discount to net asset value per share exceeded 5% during the applicable measuring period in 1999. Accordingly, FAAM, which then was acting as the Existing Funds' investment advisor, recommended to the Existing Funds' boards of directors that such 10% repurchase offers be made, and the boards of directors approved this recommendation. These repurchase offers were completed in December 1999 and resulted in each Existing Fund repurchasing 10% of its outstanding shares at net asset value per share.

    The measuring period for determining whether USBAM would recommend a second repurchase offer began on July 9, 2001. Each Existing Fund's average trading discount to net asset value per share slightly exceeded the applicable 5% threshold during the period from July 9, 2001 to September 19, 2001, when the Existing Funds' boards of directors held their regular quarterly meeting. However, at that meeting, Mr. Wenker and Robert H. Nelson of USBAM informed the boards of directors that

USBAM was considering recommending the merger of the Existing Funds into a newly-formed REIT rather than such cash repurchase offers.

    These representatives stated that prior cash repurchase offers conducted by the Existing Funds had not resulted in a lasting reduction of the Existing Funds' trading discounts to net asset value. In support of this statement, they presented summaries of the Existing Funds' trading histories following completion of the December 1999 cash repurchase offers, and also following completion of earlier 10% cash repurchase offers that the Existing Funds had made at net asset value per share in 1997. They also stated that further cash repurchase offers would likely reduce the Existing Funds' trading liquidity.

    Subsequent to the September 19, 2001 board meeting, the members of the boards of directors informally agreed to appoint the special committee to consider any such proposal that might be advanced by USBAM, as well as other potential means for enhancing the Existing Funds' shareholder value. The members of the special committee are Leonard W. Kedrowski (chair), Richard K. Riederer and Virginia L. Stringer, each of whom is a director of the Existing Funds and is not an "interested person" of USBAM or the Existing Funds within the meaning of the Investment Company Act.

    The special committee retained the law firm of Gardner, Carton & Douglas, which also acts as counsel to the independent directors of the Existing Funds, to act as counsel to the special committee. At the special committee's direction, on November 11, 2001, Gardner, Carton & Douglas sent requests for proposals to seven firms to act as financial advisor to the special committee.

    The special committee received responses from five of these firms. The committee met on November 30, 2001 to consider these responses. At that time, the committee determined to invite representatives of three of the firms to interview with the committee in person.

    At the December 5, 2001 regular quarterly meeting of the Existing Funds' boards of directors, the boards of directors formalized the appointment of the special committee, and Mr. Kedrowski updated the directors on the special committee's steps toward retaining a financial advisor. At this meeting, it was agreed that minutes of the special committee's meetings would be circulated to all board members on a concurrent basis so that they could remain apprised of developments at the committee level. In addition, Mr. Nelson reviewed several alternatives, in addition to the merger of the Existing Funds into a newly-formed REIT, which might be explored in order to enhance shareholder value.

    On December 10, 2001, the Existing Funds issued a press release to the effect that, in an effort to enhance shareholder value, the boards of directors and management of the Existing Funds were considering a number of alternatives, including a possible reorganization of the Existing Funds into a specialty finance company that would elect to be taxed as a REIT, the possible combination of the Existing Funds, stock repurchases and other possible business strategies. The statement noted that no decision had been made by the boards of directors or Existing Fund management to pursue any particular alternative or to change the current business strategy of the Existing Funds.

    The special committee met again on December 14, 2001. At this meeting, Mr. Nelson reviewed with the committee USBAM's views concerning the advantages and disadvantages of several alternative courses of action which the Existing Funds might pursue in an effort to enhance shareholder value. Mr. Nelson expressed USBAM's view that the merger of the Existing Funds into a newly-formed REIT advised by USBAM represented the best alternative for enhancing shareholder value.

    The special committee met on December 17, 2001 to interview representatives of the three financial advisory firms which were identified at its November 30, 2001 meeting. After these interviews were completed, the special committee directed Gardner, Carton & Douglas to hold further discussions with one of the potential financial advisors, FBR, concerning the fee and expense arrangements that would apply if the special committee retained that firm.

    The special committee met again on December 20, 2001, at which time Gardner, Carton & Douglas reported on its further discussions with FBR concerning the latter's proposed fee and expense arrangements for providing financial advisory services and, if the committee requested them, fairness opinions. At this time, the special committee authorized the retention of FBR, subject to finalization of fee and expense arrangements on the terms discussed at the meeting. At this meeting, the special committee also discussed the understandings it would like to reach with USBAM concerning the allocation of expenses relating to a potential transaction.

    The special committee next met on January 11, 2002, by which time the Existing Funds' fee and expense arrangements with FBR were substantially completed. At this meeting, representatives of FBR, committee members and counsel discussed the range of alternatives for enhancing shareholder value that would be reviewed by FBR and the committee, the analytical techniques that FBR would use in preparing its analysis of these alternatives and matters relating to fairness opinions that might be requested from FBR.

    The special committee met again on January 17, 2002. At this time, the special committee approved the engagement letter, dated as of January 10, 2002, between the Existing Funds and FBR in connection with evaluating the Existing Funds' strategic alternatives. The alternatives reviewed included:

 - maintaining the status quo;

 - liquidating the Existing Funds or conducting tender offers for their shares;

 - converting the Existing Funds into a single closed-end interval fund; and

 - converting the Existing Funds into a single open-end fund, a business development company, a corporation taxable at the entity level, a single closed-end fund, or a REIT.

FBR concluded that combining the Existing Funds into a single externally-managed, publicly-traded REIT was the alternative most likely to maximize shareholder value.

    The special committee, FBR, Gardner, Carton & Douglas and Existing Fund counsel then discussed this conclusion at length, as well as the significant variables that were likely to determine whether conversion of the Existing Funds to a particular REIT structure would be in Existing Fund shareholders' best interest. These variables included the terms of the management agreement between the REIT and its manager, including fee structures and levels, expense provisions, and termination provisions; the corporate governance provisions pertaining to the REIT; management incentive structures for the REIT's manager; the REIT's anticipated operating and balance sheet management policies; and the terms upon which the Existing Funds would be reorganized into the REIT. The special committee then agreed that it would pursue discussions with USBAM concerning such a transaction, and it so advised USBAM.

    The special committee next met on January 25, 2002, at which time FBR presented comparative data concerning the Existing Funds and various publicly-traded mortgage REITs. Gardner, Carton & Douglas reported that counsel to USBAM and counsel to First American recently had provided initial drafts of First American's proposed articles of incorporation and bylaws and of a proposed agreement and plan of reorganization between First American and the Existing Funds. The transaction contemplated by this version of the merger agreement did not include the New Fund Option but did set aside up to 15% of the net asset value of each Existing Fund to purchase the shares held by Existing Fund shareholders who preferred to receive cash rather than shares of First American. The special committee, Gardner, Carton & Douglas and Existing Fund counsel then discussed the process by which these drafts and the draft advisory agreement between USBAM and First American, when it was made available, would be reviewed and negotiated on behalf of the special committee. The special committee also was updated on discussions with USBAM concerning the allocation of expenses relating to the potential transaction.

    Counsel to USBAM provided an initial draft of the proposed advisory agreement between USBAM and First American to Gardner, Carton & Douglas, Existing Fund counsel and FBR on January 29, 2002. The special committee met on February 5, 2002 to discuss the terms of this draft and of the other draft documents that previously were provided. At this meeting, the special committee identified several corporate governance provisions in First American's draft articles of incorporation and bylaws that it wished to modify, and it engaged in an extensive discussion of the proposed management fee and termination fee provisions set forth in the draft advisory agreement that was provided. At the conclusion of this discussion, the special committee directed FBR to review First American's proposed operations in depth with USBAM, so that the anticipated impact of the proposed advisory fee and termination fee provisions could be better understood.

    Between February 5, 2002 and February 21, 2002, FBR engaged in extensive discussions with Mr. Wenker and Mr. Nelson of USBAM concerning the proposed financial terms of the advisory agreement, including the base management fee, the performance incentive management fee and the termination fee. These discussions resulted in an agreement by USBAM to provide for a lower base management fee for investment grade assets than for non-investment grade assets, although overall agreement on the management fee was not reached. During this period, Gardner, Carton & Douglas and Existing Fund counsel also negotiated with counsel to USBAM and counsel to First American concerning several non-financial provisions of the REIT Advisory Agreement and several terms of First American's articles of incorporation and bylaws and of the proposed agreement and plan of reorganization.

    The special committee met on February 21, 2002, and was updated on the status of these negotiations. Representatives of FBR reported that substantial progress had been made in the negotiation of the management fee although final terms had not yet been agreed upon, and that agreement had not yet been reached on the termination fee provisions of the proposed advisory agreement. The special committee directed FBR and Gardner, Carton & Douglas to continue the negotiations and to keep committee members apprised of their progress. In addition, the Existing Funds' full boards of directors held a regular quarterly board meeting on February 20 and 21, 2002, at which time it discussed the special committee's work to date.

    The special committee met again on March 5, March 8 and March 12, 2002 to receive updates on the negotiations and to provide direction to FBR and counsel concerning the conduct of the negotiations. At these meetings, FBR and Gardner, Carton & Douglas also offered their views concerning the transaction terms which remained under discussion. In addition, between these special committee meetings and following the March 12 meeting, the chair of the special committee, acting at the committee's direction, presented the committee's position concerning several of the open issues directly to Mr. Wenker and Mr. Nelson.

    These negotiations, which were substantially completed by March 18, 2002, resulted in significant changes to the corporate governance provisions set forth in First American's proposed articles of incorporation and bylaws and in a restructuring of and substantial reduction in the termination fee provided for in the proposed advisory agreement. The material changes that the special committee obtained include the following:

    - USBAM initially proposed that the base management fee payable under the REIT Advisory Agreement would equal 1.00% per annum for all assets held by First American. In its final form, the REIT Advisory Agreement provides that the base management fee equals 0.25% per annum for investment grade assets or residential mortgage-backed securities determined, in the reasonable judgment of USBAM, to be of equivalent credit quality, and 1.00% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion.

    - USBAM initially proposed that the "hurdle rate" that First American must earn in order for USBAM to be entitled to a quarterly incentive fee under the REIT Advisory Agreement would be the greater of 10% per annum or the five-year U.S. Treasury rate. In its final form, the REIT Advisory Agreement provides for a "hurdle rate" equal to the greater of 10% per annum or the ten-year U.S. Treasury rate plus 3.5%.

    - Based on its review of termination provisions of investment advisory agreements involving comparable publicly-traded mortgage REITs, USBAM proposed a termination fee equal to the appraised value of the REIT Advisory Agreement for the five-year period following the date of termination. In its final form, the REIT Advisory Agreement provides that, if First American terminates (other than for cause) or chooses not to renew the REIT Advisory Agreement, First American will pay USBAM a termination fee equal to 5%, for the first two years of the REIT Advisory Agreement, and 2% thereafter, of the net equity of First American calculated as of the fiscal year-end immediately prior to the termination or non-renewal in accordance with generally accepted accounting principles. Based upon information provided by FBR, the special committee believed that this revised arrangement is likely to result in a substantially lower termination fee compared to USBAM's original proposal.

    - As initially proposed by USBAM, First American's bylaws would have provided that First American directors could be removed only for cause, and even then only with an 80% vote by shareholders. In its final form, this director-removal provision appears in First American's articles of incorporation, and it provides that First American directors can be removed with or without cause by means of a two-thirds vote by shareholders.

    - As initially proposed by USBAM, First American's articles of incorporation would have provided that (i) an 80% shareholder vote is required to amend or repeal specified provisions of the articles and (ii) an 80% shareholder vote is required to amend any other provisions of the articles unless the amendment is approved by three-quarters of First American's directors. In their final form, First American's articles provide that any amendment or repeal of the articles requires a majority vote of the directors (including at least a majority of the independent directors), plus (A) a two-thirds shareholder vote in the case of specified provisions of the articles, and (B) a majority shareholder vote in the case of other provisions.

    - As initially proposed by USBAM, First American's articles of incorporation and bylaws would have provided that the bylaws could be amended either
      (i) by an 80% shareholder vote or (ii) by a two-thirds vote of directors. In their final form, First American's articles and bylaws provide that the bylaws can be amended either (A) by a two-thirds shareholder vote, or
      (B) by a majority vote of directors (including a majority of the independent directors).

    Other changes negotiated by the special committee included: (i) changing the termination provision of the REIT Advisory Agreement to allow for termination with or without cause, (ii) requiring that, for purposes of establishing a quorum to transact business, the required majority of directors include a majority of independent directors, (iii) requiring that, for purposes of approving corporate actions, that a vote of a majority of directors must also include at least a majority of independent directors, (iv) requiring First American to continue to qualify as a REIT unless a majority of directors (including at least a majority of independent directors) determine that such qualifications are no longer in the best interests of First American,
(v) decreasing the percentage of shareholders required to call a special shareholders meeting from 50% to 10% and (vi) requiring that at least a majority of the members of any committees of First American's board of directors be independent directors, except for the Audit and Compensation Committees which will consist only of independent directors.

    The special committee met on March 20, 2002, and was advised that FBR was prepared to render its fairness opinions with respect to the terms outlined in the original merger agreement. Following a final review and discussion of these terms, the special committee unanimously recommended that the full boards of directors approve the original merger agreement.

    The Existing Funds' full boards of directors met on March 20, 2002 following the special committee meeting. At this board meeting, the chair of the special committee and Gardner, Carton & Douglas reviewed the course of the negotiations and the special committee's proceedings in detail. The boards of directors also had before them and reviewed final drafts of the original merger agreement, the REIT Advisory Agreement, and First American's articles of incorporation and bylaws, as well as drafts of the registration statement of which this joint proxy statement/prospectus is a part and of the exemptive order that would be filed by the Existing Funds and First American with the SEC. In addition, Gardner, Carton & Douglas advised the boards of directors concerning its legal duties with respect to the proposed transaction. Finally, representatives of FBR presented their analysis of the transaction and provided their verbal opinion (subsequently confirmed in writing in the original fairness opinion) that the financial consideration to be received by Existing Fund shareholders under the original merger agreement is fair, from a financial point of view, to the shareholders of each Existing Fund. Following an extensive discussion of the transaction and questioning of FBR and Gardner, Carton & Douglas by board members, the boards of directors of each Existing Fund unanimously approved the original merger agreement and recommended its approval by the shareholders of each Existing Fund.

    The Existing Funds publicly announced the proposed transaction on March 20, 2002, and the Registration Statement on Form S-4 of which this joint proxy statement/prospectus is a part was initially filed with the SEC on April 1, 2002. In addition, the application for the Exemptive Order described below under "--Exemptive Relief" was initially filed with the SEC on April 4, 2002.

    By letter dated May 28, 2002, SIA, through its affiliate Sit Investment Fixed Income Advisors, Inc., on behalf of its investment advisory clients which held Existing Fund shares, advised the Existing Funds' boards of directors that it opposed the proposed transaction in its then-current form. This letter invited discussions with SIA concerning alternatives to the transaction in that form. At this time, SIA's investment advisory clients held Existing Fund shares with an aggregate market value of approximately $100 million, representing approximately 18% of the aggregate market value of all the Existing Funds. In addition, on June 24, 2002 SIA, on behalf of its investment advisory clients, submitted to the SEC a document opposing the application made by the Existing Funds for the SEC exemptive order concerning the original merger agreement.

    At the special committee's request, Thomas Schreier, chief executive officer of USBAM, and Mark Jordahl, chief investment officer of USBAM, held several meetings with representatives of SIA to discuss its objections to the proposed transaction. SIA's principal objection was that its clients had a strong preference for simply maintaining their investment in the Existing Funds in their present form, or in something very much like them. As a result of these discussions, USBAM recommended to the special committee that the following changes be made to the transaction:

    - As approved by the Existing Funds' boards of directors, the merger agreement provided that Existing Fund shareholders who did not wish to receive shares of First American common stock in the transaction could elect, instead to receive cash in an amount equal to the net asset value of their Existing Fund shares. The merger agreement limited the amount of cash that any Existing Fund would pay in connection with such cash elections to 15% of the Existing Fund's aggregate net asset value, and it provided a pro rationing mechanism in the event that the cash elections exceeded 15%.

      In its revised form, the Merger Agreement has eliminated this cash election option. In its place, the Merger Agreement now provides that Existing Fund shareholders who do not wish to receive shares of First American common stock in the transaction can elect, subject to the limitations described elsewhere herein, to receive shares in the New Fund, which has investment objectives, strategies, and limitations that are very similar to those of the Existing Funds; which is advised by the same investment advisor; and which is subject to the provisions of the Investment Company Act.

    - In their original form, First American's articles of incorporation provided for an initial board of directors composed of seven persons, three of whom would be associated with USBAM and four of whom would be independent of USBAM. The articles also provided that all actions by First American's board of directors must be approved by at least two-thirds of the directors then in office.

      This two-thirds voting requirement, coupled with the composition of the seven-member board of directors, would have given the directors associated with USBAM the ability to "block" any proposed board action, including action relating to the Advisory Agreement. In order to remove this "blocking" position, the composition of the board of directors was reduced to six members comprised of four independent directors and only two directors associated with USBAM rather than three directors.

    The special committee met seven times between July 17, 2002 and September 25, 2002, to consider these proposed changes to the transaction and to address two new issues that had arisen. The first new issue related to the need to obtain updated financial fairness opinions from FBR addressing the transaction in its revised form. Because FBR's engagement by the Existing Funds was scheduled to expire on December 31, 2002, the special committee concluded that it should seek an extension of FBR's engagement beyond such date, which necessitated negotiations with FBR relating to the additional compensation required.

    The second new issue related to the additional expenses that would be associated with amending the transaction documents to reflect the proposed revisions to the transaction. Because it appeared the expenses associated with the transaction in its revised form would substantially exceed the expenses that had been estimated when the Existing Funds' boards of directors originally approved the transaction, the special committee believed that USBAM should bear a significant portion of the increased expenses. Accordingly, the special committee negotiated with Mr. Schreier, and the parties agreed that USBAM would bear 50% of the transaction expenses in excess of $3.4 million, subject to certain adjustments.

    After these issues were resolved, the special committee met again on November 15, 2002 and November 18, 2002 to review and discuss the revised transaction documents and to receive reports from FBR concerning its work with respect to the revised transaction. At the November 18, 2002 meeting, representatives of FBR confirmed that the transaction as revised remains, in its view, the alternative most likely to maximize shareholder value for the Existing Funds' shareholders. These representatives also stated that FBR believes the agreed-upon methodology for allocating the Existing Funds' assets as between First American and the New Fund is appropriate and fair to shareholders. At these meetings, representatives of FBR also reviewed updated comparative data concerning the Existing Funds and various publicly-traded mortgage REITs, and then responded to questions from committee members and counsel. Although FBR is not obligated to update its fairness opinions, the special committee may engage FBR to provide new fairness opinions if the terms of the merger should materially change in the future.

    The special committee met next on November 21, 2002. At this meeting, FBR stated that it was prepared to deliver its financial fairness opinions with respect to the revised transaction to the Existing Funds' boards of directors. Following a final discussion of the terms of the revised transaction, the special committee unanimously recommended that the full boards of directors approve the merger agreement in its revised form and the related actions necessary to complete the transaction.

    The Existing Funds' full boards of directors met on November 21, 2002, following the special committee meeting. At this meeting, the chair of the special committee reviewed the special committee's proceedings subsequent to March 20, 2002. In addition, representatives of USBAM reviewed the proposed changes to the transaction compared to the form in which it had been approved on March 20. The boards of directors also had before them and reviewed drafts of the revised merger agreement, registration statement and exemptive order application, as well as the organizational documents for the New Fund. Representatives of FBR presented FBR's analysis of the transaction, responded to questions from board members and delivered FBR's written fairness opinions to the effect that the financial consideration to be received by Existing Fund shareholders in the merger is fair, from a financial point of view, to the shareholders of each Existing Fund. Gardner, Carton & Douglas advised the boards of directors concerning their legal duties with respect to the transaction, and board members discussed the proposed transaction as revised in detail. Following this discussion, the board of directors of each Existing Fund approved the revised Merger Agreement and related actions and recommended the transaction's approval by shareholders of each Existing Fund.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF EACH EXISTING FUND AND THE SPECIAL COMMITTEE

    The board of directors of each Existing Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Existing Fund. Accordingly, the board of directors of each Existing Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Existing Fund vote "FOR" the approval of the merger, the adoption of the Merger Agreement and the transfer of a portion of the assets and the liabilities of the Existing Funds to the

New Fund in exchange for New Fund shares. In addition, the boards of directors of the Existing Funds determined the amount of consideration to be paid to the shareholders in the merger.

    In reaching this determination, the board of directors of each Existing Fund considered the deliberations, findings and recommendations of a special committee of independent directors, which was appointed by the board of directors of each Existing Fund to make findings with respect to the merger, to consider possible alternatives to the merger, to lead the negotiations of the terms of the merger with USBAM and to report to the full board of directors of each Existing Fund on its deliberations, findings and recommendations.

    The special committee, consisting of Leonard W. Kedrowski (Chair), Richard
K. Riederer and Virginia L. Stringer, met on 24 occasions since its appointment on December 5, 2001. On November 21, 2002, it reported to the full board of directors of each Existing Fund as to its findings at which time it recommended that the board of directors and shareholders of each Existing Fund approve the merger and the Merger Agreement.

EXCHANGE OF EXISTING FUND SHARES FOR FIRST AMERICAN SHARES

    POSITIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH EXISTING FUND AND THE SPECIAL COMMITTEE WITH RESPECT TO THE EXCHANGE OF EXISTING FUND SHARES FOR FIRST AMERICAN SHARES. In reaching their determinations, the board of directors of each Existing Fund and the special committee considered that the merger allows Existing Fund shareholders to exchange their shares in the Existing Fund for shares of common stock in First American, which the boards and the special committee believe provides the following benefits to shareholders:

    POTENTIAL FOR GROWTH; ENHANCED ACCESS TO CAPITAL. Following the merger, First American will have the potential for enhanced access to and flexibility in obtaining additional equity capital and debt financing. First American intends to use this enhanced flexibility to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time. In particular, First American will have the ability to fund future portfolio growth through the issuance of additional publicly traded securities and the raising of funds from borrowings under secured and unsecured debt obligations. In addition, the potentially larger size and more flexible structure of First American should provide financing alternatives presently not available to the Existing Funds. The board of directors of each Existing Fund and the special committee believe that the total market capitalization of First American will be greater than that of the individual Existing Funds, which may encourage additional and continuing investment, in many cases by larger institutional investors (which tend to favor companies with larger market capitalizations), as well as increased market research.

    MORE FLEXIBLE OPERATING STRUCTURE AND DECREASED REGULATORY BURDEN. In the merger, the participating Existing Funds will consolidate into First American, which will not be subject to the regulatory framework of the Investment Company Act. First American will provide a capital and operating structure that can respond more efficiently to, and to anticipate the occurrence of, changing conditions in the U.S. capital markets, thereby enhancing First American's ability to generate higher risk-adjusted returns compared to the Existing Funds.

    THE OPPORTUNITY TO INCREASE BORROWINGS USED IN INVESTMENT ACTIVITIES. Unlike the Existing Funds, First American will not be subject to the borrowing limitations of the Investment Company Act, which limits borrowings to an amount equal to one-third of an investment company's assets. First American's borrowing policy will be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. As a result of increased leverage, it is anticipated that First American will, immediately upon completion of the merger, have a borrowing capacity that will enable it to purchase additional mortgage-related assets without the need to raise additional equity capital.

    POTENTIAL FOR ENHANCED LIQUIDITY. Following the merger, the anticipated listing of the shares of First American common stock on the NYSE and First American's potentially larger equity market capitalization and growth strategy should enhance the liquidity of First American common stock held by shareholders.

    GREATER INVESTMENT DIVERSIFICATION. It is anticipated that, following the merger, First American's portfolio of mortgage loans will be more diversified in terms of number and type of investments and risk profile than the current portfolio of any individual Existing Fund. Such diversification may be further enhanced through First American's acquisition of additional mortgage loans. Supporting their determination that the merger is in the best interests of shareholders, the boards of directors and the special committee believe that the potential increased size and diversity of First American's portfolio will reduce the dependence of the performance of shareholders' investments on any particular investment or group of investments.

    THE OPPORTUNITY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING FUND SHARES FOR SHARES OF FIRST AMERICAN IN A TAX-DEFERRED TRANSACTION. The merger offers shareholders an opportunity to exchange their Existing Fund shares for shares of First American common stock on a basis expected to be tax-free for federal income tax purposes.

    NEGATIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH EXISTING FUND AND THE SPECIAL COMMITTEE WITH RESPECT TO THE EXCHANGE OF EXISTING FUND SHARES FOR FIRST AMERICAN SHARES. The board of directors of each Existing Fund and the special committee also took into account the following potentially negative factors associated with the exchange by shareholders of their shares in the Existing Funds for shares of First American:

    UNCERTAIN MARKET PRICE OF FIRST AMERICAN COMMON STOCK AFTER THE MERGER. Prior to the merger, there will have been no public market for First American common stock and there can be no assurance that a regular trading market for First American common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his or her investment in First American. There can be no assurance that the per share price at which First American common stock trades in the public market after the merger will not be lower than the net asset value of First American or the prices at which the Existing Funds currently trade.

    VOLATILITY OF REIT MARKET. Historically, the trading price of shares of publicly-traded mortgage REITs has been more volatile than that of the Existing Funds' shares.

    INCREASED LEVERAGE MAY INCREASE EXPOSURE TO LOSS. Upon completion of the merger, First American will not be subject to the borrowing limitations of the Investment Company Act, and First American intends to be more highly leveraged than any of the Existing Funds, thereby exposing First American to greater risk of losses.

    INCREASED COMPENSATION IS PAYABLE TO USBAM. The REIT Advisory Agreement provides for compensation to be paid by First American to USBAM that is higher than the compensation currently paid by the Existing Funds to USBAM. For example, for the 12-month period ended May 31, 2002, the Existing Funds paid aggregate fees to USBAM (including administration fees) of $5,758,000, while on a pro forma basis for the same period (assuming maximum participation in First American), the fees payable to USBAM would have been $6,844,000 for First American and $426,000 for the New Fund. Based on the advice of FBR and their review of fee structures in place for comparable companies identified by FBR, the board of directors of each Existing Fund justified the higher management fee because substantially more active asset management is required for First American (a growth-oriented company) compared to the Existing Funds or the New Fund.

    TERMINATION FEE MAY BE PAYABLE TO USBAM UPON TERMINATION OR NON-RENEWAL OF THE REIT ADVISORY AGREEMENT. First American will be obligated to pay USBAM a termination fee in the event First American terminates or declines to renew the REIT Advisory Agreement, except in the case of a termination for cause. Applying the pro forma net equity of First American as of May 31, 2002

(assuming maximum participation) (I.E., approximately $622,832,000), it is estimated that the termination fee payable to USBAM during the first two years of First American's operations would be approximately $31,177,000. In contrast, no termination fee is due to USBAM upon termination of any of the advisory agreements with the Existing Funds or the New Fund.

    SHAREHOLDERS OF FIRST AMERICAN WILL NO LONGER ENJOY CERTAIN PROTECTIONS AFFORDED BY THE INVESTMENT COMPANY ACT. Although the boards of directors of each Existing Fund and the special committee believe that the structure of First American and the REIT Advisory Agreement are in the best interests of the Existing Funds' shareholders, the Investment Company Act provides certain protections to the shareholders of the Existing Funds (such as the ability for a company to terminate its advisory contracts within 60 days without penalty, the limitation on leverage to one-third of assets, the severe restrictions on transactions with affiliates, the required annual approval of advisory contracts by a majority of the board of directors, including a majority of the independent directors, and the approval of the shareholders required to change fundamental policies) that First American's shareholders will not have. See "THE EXISTING FUNDS--Regulatory Matters."

    RESTRICTIONS IMPOSED ON OPERATIONS AND OWNERSHIP IN ORDER TO MAINTAIN REIT STATUS. In order to maintain REIT status under the Code, First American will need to satisfy certain tests as to its operations, imposing restrictions on the nature of its assets, its ability to hedge its assets and related borrowings, and requiring First American to distribute at least 90% of its taxable income to its shareholders each year. In addition, First American's articles of incorporation provide for restrictions regarding ownership and transfer of First American's stock in order to comply with REIT ownership requirements. If any shareholder becomes a shareholder of First American in violation of the ownership limit, the excess shares held would be subject to the provisions of the articles of incorporation relating to ownership limit violations, which have the effect of depriving the excess shares of voting rights and the right to receive regular dividends and subjecting the excess shares to repurchase by First American, or a forced sale in the market. The board of directors of each Existing Fund and the special committee also considered the fact that Existing Funds' shareholders who stand to receive shares in the merger in amounts exceeding the ownership limit may need to sell their shares prior to the closing of the merger in order to avoid a violation of the ownership limit.

    OTHER NEGATIVE FACTORS. The board of directors of each Existing Fund and the special committee also considered that the nature of the investment held by investors in the Existing Funds will change, that the anticipated benefits of the merger could have a negative impact on the market price of First American common stock, that the sale of any shares of First American common stock by Existing Fund shareholders who receive First American shares as a result of the New Fund Option proration procedures could exert downward pressure on the trading price of First American common stock, that the initial size of First American is uncertain, that if an Existing Fund's shareholders fail to approve the merger or an Existing Fund otherwise fails to participate in the merger, and the merger is consummated, the non-participating Existing Fund may face significant operating and administrative challenges, that First American may make lower and less frequent distributions than the dividends historically paid by the Existing Funds, and that failure of First American to maintain REIT status would have adverse tax consequences.

EXCHANGE OF EXISTING FUND SHARES FOR NEW FUND SHARES

    In considering such negative factors associated with the exchange of Existing Fund shares for shares in First American, the board of directors of each Existing Fund and the special committee also took into account that the merger offers shareholders of the Existing Fund the flexibility, subject to certain limitations, to receive and retain an investment that is substantially similar to their existing investments in the Existing Funds and thus avoid many of the potential negative factors associated with the receipt of shares of First American common stock in the merger. Neither the board of directors of any Existing Fund nor the special committee is making any recommendation to any individual shareholder as to whether such shareholder should select the New Fund Option. The boards and the special committee believe that the decision to select the New Fund Option should depend upon the investment objectives, risk profile, tax circumstances, organizational form and regulatory limitations of each individual shareholder. However, in including the New Fund Option as part of the merger proposal, the boards of directors and the special committee considered the following positive and negative factors relating to the New Fund Option:

    POSITIVE FACTORS RELATING TO THE NEW FUND OPTION. In general, the special committee and the boards of directors viewed the negative factors described above with respect to the exchange of Existing Fund shares for First American shares to be positive factors with respect to the exchange of Existing Fund shares for New Fund shares. The special committee and the boards of directors particularly noted:

    CONTINUATION OF SIMILAR INVESTMENT. Existing Fund shareholders who elect the New Fund Option will be able to continue an investment which is substantially similar to their current investment in terms of investment policies, strategies and limitations and in terms of investment advisory fees and other expenses.

    CONSOLIDATION ELIMINATES MULTIPLE FIXED COSTS. Consolidation of the Existing Funds into the New Fund creates the potential to eliminate the need to pay multiple fixed costs associated with the Existing Funds, including the costs of preparing multiple periodic filings and shareholder reports and multiple administrative agent and transfer agent fees and other similar expenses.

    LOWER LEVERAGE AND VOLATILITY. The New Fund, like the Existing Funds, will be subject to the Investment Company Act's limitations on the use of leverage. Thus, those Existing Fund shareholders who do not wish to experience the increased leverage and the accompanying potentially increased volatility and returns associated with First American have the ability to continue an investment with the more modest risk/return characteristics associated with the Existing Funds and the New Fund.

    INVESTMENT COMPANY ACT PROTECTIONS. Shareholders of the New Fund, like shareholders of the Existing Funds, will enjoy the protections afforded to shareholders under the Investment Company Act. These protections include, among others, the ability of the board of directors to terminate the New Fund's investment advisory agreement at any time without the payment of any penalty or other termination fee, and the prohibition of most transactions between the New Fund and its affiliates, including its investment adviser and the adviser's affiliates. See "THE EXISTING FUNDS--Regulatory Matters." Thus, those Existing Fund shareholders who wish to continue to have the benefits of Investment Company Act protections have the ability to do so by selecting the New Fund Option.

    NEGATIVE FACTORS RELATING TO THE NEW FUND OPTION. In general, the special committee and the boards of directors viewed the positive factors described above with respect to the exchange of Existing Fund shares for First American shares to be negative factors with respect to the exchange of Existing Fund shares for New Fund shares. The special committee and the boards of directors particularly noted:

    UNCERTAIN MARKET PRICE OF NEW FUND COMMON STOCK AFTER THE MERGER. Prior to the merger, there will have been no public market for the New Fund's common stock and there can be no assurance that a regular trading market for its common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, a shareholder may be unable to liquidate his or her investment in the New Fund. In this regard, the Existing Funds have tended to trade at discounts to their net asset values. FBR has advised the Existing Funds' boards of directors and the special committee that it has found no strong relationship between the market capitalizations of closed-end funds and the discounts at which they trade to net asset value. Thus, if a trading market for the New Fund shares develops, such shares may, like those of the Existing Funds, trade at a discount to the New Fund's net asset value.

    MORE LIMITED ACCESS TO CAPITAL AND FLEXIBILITY. Following the merger, the New Fund will be subject to the same regulatory restrictions under the Investment Company Act as the Existing Funds and will therefore have significantly less flexibility in accessing and obtaining additional equity capital and debt financing compared to First American. Although the New Fund will be permitted to borrow funds to acquire assets, such borrowings will be limited to the types and levels of borrowings permitted by the Investment Company Act. In addition, practical considerations, such as shares trading below net asset values, limit prospects of raising additional capital through sales of additional shares of common stock by the New Fund. As a result, compared to First American, the New Fund will be far more limited in its ability to raise capital and to employ such capital to acquire assets, exploit advantageous market conditions and strategies and respond efficiently to changing conditions in mortgage markets.

    POTENTIALLY SMALL SIZE OF THE NEW FUND. Depending on how many Existing Fund shareholders elect to receive New Fund shares in the merger, the New Fund's initial aggregate net asset value could be as little as $50 million, which is less than that of any of the four Existing Funds. If the New Fund is relatively small compared to the Existing Funds, it could experience a higher expense ratio, less diversification of assets and decreased trading liquidity for its shares in comparison to the Existing Funds. If the New Fund's expense ratio is higher than that of the Existing Funds, this could result in the New Fund making lower dividend payments than the Existing Funds. In addition, as noted above, the New Fund will have limited ability to raise additional equity capital and will thus be limited in its ability to grow following the closing of the merger.

    TAXABILITY OF THE NEW FUND OPTION. The distribution of First American shares in the merger will be a tax-free transaction for Existing Fund shareholders, but the distribution of New Fund shares in the merger will be a taxable transaction for such shareholders. Thus, those Existing Fund shareholders who elect to receive New Fund shares rather than First American shares may have to pay taxes with respect to the transaction. Moreover, if an Existing Fund shareholder is required to pay such taxes, he or she will not have received cash in the transaction from which such taxes could be paid. Instead, the shareholder will have to sell some of the New Fund shares in order to pay such taxes or draw upon other sources of cash which are available to the shareholder.

    POTENTIAL PRORATING OF NEW FUND SHARES. If holders of shares representing more than 49% of an Existing Fund's aggregate net asset value select the New Fund Option or exercise statutory dissenters' appraisal rights, all of the holders who selected the New Fund Option will receive a combination of New Fund shares and First American shares due to the prorating procedures described under "THE MERGER--What Shareholders Will Receive in the Merger." Thus, it is possible that shareholders electing to receive New Fund shares may be allocated First American shares instead.

    INCREASED MANAGEMENT FEE FOR AMERICAN SELECT SHAREHOLDERS. Pursuant to the advisory agreement between USBAM and the New Fund, the New Fund potentially will pay a higher management fee to USBAM under the New Fund Advisory Agreement than American Select pays under its existing advisory agreement with USBAM.

    OTHER NEGATIVE FACTORS ASSOCIATED WITH THE MERGER. The board of directors of each Existing Fund and the special committee also took into account the following additional negative factors associated with the entire merger transaction:

    EXPENSES. Except as set forth below, each Existing Fund will bear a pro rata share of the costs and expenses incurred in connection with the merger (including, but not limited to, costs and expenses of preparing all necessary registration statements, proxy materials and other documents, of preparing for and attending board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger), whether or not the merger is consummated and whether or not the particular Existing Fund participates in the merger. The estimated costs and expenses related to the merger are $4,500,000. The Existing Funds as a group will bear the first $3,400,000 of such expenses and will, subject to certain exceptions, equally share all transaction expenses in excess of $3,400,000 with USBAM. The payment of such expenses by the Existing Funds will reduce the net assets of First American, the New Fund and any non-participating Existing Fund following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Existing Funds. Each Existing Fund's pro rata share of expenses will be determined based on its relative net asset value. Based on the net asset values of the Existing Funds as of May 31, 2002, the Existing Funds would bear the following percentages of the expenses of the merger that are to be borne by the Existing Funds: American
Strategic: 7.9%; American Strategic II: 31.3%; American Strategic III: 39.6%; and American Select : 21.2%.

    CONFLICTS OF INTEREST. The parties negotiating the terms of the merger proposal have conflicts of interest. See "--Interests of Certain Persons in the Merger" below.

    OVERALL CONCLUSIONS. After consideration of the positive and negative factors affecting the transaction, the boards of directors of each Existing Fund and the special committee recommend a vote in favor of the merger and the adoption of the Merger Agreement. Further, in view of the wide variety of factors considered by the board of directors of each Existing Fund and the special committee, the boards of directors and the special committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The board of directors of each Existing Fund and the special committee viewed their positions and recommendations based on the totality of the information presented and considered after taking into consideration all the factors set forth above. The board of directors of each Existing Fund and the special committee determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

ALTERNATIVES TO MERGER

    In addition to considering the merger, the special committee and each Existing Fund's board of directors considered several potential alternatives. The discussion below considers these alternatives and the reasons that the special committee, in consultation with FBR, and the boards of directors determined that the merger is the alternative that is in the best interests of the shareholders of the Existing Funds.

    MAINTAINING THE STATUS QUO. The special committee and the boards of directors recognized that the Existing Funds could continue to operate in their present form with no change to their current expense structures and without their incurring the expenses associated with a change in form. However, they believed that maintaining the status quo would not address the historical discounts to net asset value at which the Existing Funds generally have traded and would not allow shareholders to benefit from the potential increased returns and other advantages which might result from some of the other alternatives discussed below. Nevertheless, the special committee and the boards of directors did view the returns to shareholders from the Existing Funds in their present form as one of the benchmarks against which other alternatives should be measured.

    LIQUIDATING THE EXISTING FUNDS. The special committee and the boards of directors considered liquidating and winding up the Existing Funds by selling all of their assets and returning the proceeds, net of the expenses associated with the liquidation and winding up, to shareholders. They recognized that a liquidation would return an amount approximating the Existing Funds' net asset value per share, less associated expenses, to shareholders, but they did not believe that the discounts to net asset value at which the Existing Funds historically have traded were so deep as to justify a step as drastic as liquidation. They noted in this regard that a liquidation of the Existing Funds would run counter to shareholders' expectations that they would remain the owners of an ongoing, dividend-paying concern. They also noted that liquidation of the Existing Funds would require the Existing Funds to incur the expense of soliciting shareholder approvals, as well as the time, expense, and uncertainty associated with selling all of the Existing Funds' largely-illiquid assets in a relatively short time frame. For these reasons, they concluded that a liquidation of the Existing Funds would be less beneficial to shareholders than the merger or continuing the Existing Funds in their present form.

    CONDUCTING TENDER OFFERS FOR THE EXISTING FUNDS' SHARES. The special committee and the boards of directors considered conducting tender offers in which the Existing Funds would offer to repurchase a portion of their outstanding shares for cash at prices equal to their net asset values per share. They recognized that such tender offers would enable some shareholders to receive an amount of cash equal to net asset value per share, which would be beneficial to those shareholders if the Existing Funds' shares were trading at a discount to net asset value per share at the time of the tender offer. However, based on prior tender offers conducted by the Existing Funds, the special committee and the boards of directors had no evidence that such tender offers would produce a lasting reduction in the trading discount to net asset value of the shares that would remain outstanding following a tender offer. Thus, they did not believe that a tender offer would provide a lasting benefit to those shareholders who did not tender their shares or whose tenders were not accepted due to pro-rationing procedures. In addition, a tender offer would reduce the equity base of the Existing Funds, which would tend to increase the expense ratios and reduce the returns experienced by the remaining shareholders following a tender offer. A tender offer also would reduce the number of shares outstanding, which would tend to reduce the trading liquidity of the shares that would remain outstanding following a tender offer and could, if enough shares were repurchased, cause an Existing Fund to be delisted from the NYSE. For these reasons, they concluded that conducting tender offers would not be as advantageous to the Existing Funds as the merger.

    COMBINING THE EXISTING FUNDS INTO A SINGLE CLOSED-END "INTERVAL" FUND. The special committee and the boards of directors considered combining the Existing Funds into a single closed-end "interval" fund registered as a management investment company under the Investment Company Act. Pursuant to rules under the Investment Company Act, such an "interval" fund must have a fundamental policy requiring it to make offers to repurchase from 5% to 25% of its then-outstanding shares (as determined by its board of directors with respect to each given repurchase offer) every three, six or 12 months at a cash repurchase price equal to net asset value per share. The special committee and the boards of directors recognized that such periodic repurchase offers might tend to reduce the resulting fund's trading discount to net asset value per share, but, as noted above, they had no evidence that prior tender offers conducted by the Existing Funds had had this effect on a lasting basis. Because the resulting fund would remain subject to the provisions of the Investment Company Act, including its limitations on the use of leverage and on capital structure, the special committee and the boards of directors believed that this alternative would not produce as many benefits to shareholders as the combination of the Existing Funds into a single newly-formed REIT. They also noted that a combination of the Existing Funds into a single closed-end interval fund would, like a combination of the Existing Funds into a REIT, require the Existing Funds to incur the expense of soliciting shareholder approval. They also believed that this alternative presented the disadvantages described above under "--Conducting Tender Offers for the Existing Funds' Shares." In addition, because repurchase offers would be required to be conducted (and paid for in cash) on a regular periodic basis under this alternative, they believed that management of the resulting fund's portfolio would require a greater bias toward liquid assets which could be readily sold in order to fund the repurchase offers, which likely would reduce shareholder returns.

    COMBINING THE EXISTING FUNDS INTO A SINGLE OPEN-END FUND. The special committee and the boards of directors considered combining the Existing Funds into a single open-end fund registered as a management investment company under the Investment Company Act. Unlike a closed-end fund, such an open-end fund must redeem its shares upon shareholder request at any time at a price equal to net asset value per share. In order to ensure that an open-end fund can sell securities quickly in order to satisfy such redemption requests, rules under the Investment Company Act prohibit an open-end fund from holding more than 15% of its assets in the form of illiquid assets. Because the Existing Funds currently hold a much higher proportion of their assets than this in the form of illiquid assets (I.E. , mortgage loans), the special committee and the boards of directors concluded that combining the Existing Funds into a single open-end fund would require a fundamental change in their investment policies and strategies which likely would reduce returns to shareholders. In addition, this change would require the Existing Funds to bear the expense of selling most of their illiquid assets before or at the time the combination into an open-end fund took place, as well as the expense of soliciting shareholder approvals of the change. The change also would leave the resulting fund subject to the provisions of the Investment Company Act, including its limitations on the use of leverage and on capital structure. Thus, although the special committee and the boards of directors recognized that this alternative would eliminate the possibility of the resulting fund's trading at a discount to net asset value per share, they concluded that the fundamental change in the nature of the resulting fund, together with the disadvantages noted above, made this alternative less advantageous than the merger.

    COMBINING THE EXISTING FUNDS INTO A SINGLE BUSINESS DEVELOPMENT COMPANY. The special committee and the boards of directors considered combining the Existing Funds into a single "business development company." A "business development company" is an entity which is registered under the Investment Company Act but which is subject to somewhat less stringent limitations on its capital structure and transactions with affiliates than other registered investment companies. However, the Investment Company Act limits the types of securities which a "business development company" may hold and requires that a "business development company" must make available significant managerial assistance with respect to the issuers of a substantial proportion of the securities held by it. The special committee and the boards of directors concluded that the limitations on the types of securities which the resulting entity could hold would require a fundamental change in its investment policies and strategies compared with those of the Existing Funds, which likely would reduce returns to shareholders. They also believed that the "significant managerial assistance" requirement would result in a fundamental change in the nature and cost of the services which the resulting entity would require from its investment advisor. For these reasons, the special committee and the boards of directors concluded that this alternative was less advantageous to shareholders of the Existing Funds than the proposed merger.

    COMBINING THE EXISTING FUNDS INTO A SINGLE ENTITY TAXABLE AS A
CORPORATION. The special committee and the boards of directors considered combining the Existing Funds into a single entity which would be taxed as a corporation. Under this alternative, the resulting entity, unlike the Existing Funds or a REIT, would be subject to so-called "double taxation," once at the entity level, and a second time at the shareholder level. Although this alternative would free the resulting entity from having to comply with the asset-composition, income-composition and distribution rules with which the Existing Funds or a REIT must comply in order to qualify for pass-through tax treatment, the special committee and the boards concluded that the reduction in returns to shareholders which would result from double taxation was unlikely to be offset by increases in returns which might result from not having to comply with these rules. They also believed that this alternative would likely require fundamental changes in the resulting entity's investment policies and strategies in order to attempt to offset the effects of double taxation.

    COMBINING THE EXISTING FUNDS INTO A SINGLE CLOSED-END FUND. The board of directors of each Existing Fund and the special committee considered combining the Existing Funds into a single closed-end fund registered as a management investment company under the Investment Company Act, but ultimately concluded that the proposed merger which offers shareholders a choice of exchanging their shares for either shares in (i) the New Fund (a closed-end fund) or (ii) First American (a REIT), provides shareholders with more flexibility and is therefore a better option for shareholders of the Existing Funds.

    THE PROPOSED MERGER. The special committee and the boards of directors concluded that combining the Existing Funds into a single newly-formed REIT (with an option for shareholders to exchange into the New Fund) is the alternative that is in the best interests of Existing Fund shareholders. They noted that the increased leverage and capital structure flexibility which would be available to a REIT, as compared with an entity subject to regulation under the Investment Company Act, may increase returns to shareholders and may increase the resulting entity's access to the capital markets. From this standpoint, the REIT structure was deemed superior to any of the alternatives discussed above which involve a surviving entity that would continue to be regulated by the Investment Company Act, including the Existing Funds and the New Fund. In addition, unlike maintaining the status quo, combining the Existing Funds into a REIT potentially would increase shareholder liquidity due to increased market capitalization, increase asset diversification and produce economies of scale. In addition, the REIT structure would avoid the disadvantages of Existing Fund shrinkage which would result from conducting tender offers or periodic repurchase offers. The REIT structure also would allow the resulting entity to continue investing in the same types of assets without a dramatic change in investment policies or strategies, unlike a conversion to an open-end fund, or a "business development company." This alternative also would enable the resulting entity to continue to receive pass-through tax treatment similar to that now enjoyed by the Existing Funds, unlike conversion to an entity taxable as a corporation. At the same time, for shareholders who do not perceive that these important benefits are significant enough in view of their individual investment and risk profiles, the proposed merger offers the New Fund Option which is intended to allow, subject to certain conditions, shareholders to receive and retain an investment that is substantially similar to their Existing Fund investments. For these reasons, the special committee and the boards of directors concluded that the proposed merger is the alternative that is in the best interests of the Existing Fund shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When you consider the recommendation of the board of directors of each Existing Fund that shareholders of that Existing Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that one member of the board of directors of each Existing Fund is an officer of USBAM's ultimate parent company and that USBAM has interests in the merger that may be different from, or in addition to, your interests as shareholders. These conflicts include:

    - The REIT Advisory Agreement contains compensation, termination and other terms more favorable to USBAM, which is a subsidiary of U.S. Bancorp, than do the advisory agreements between the Existing Funds and USBAM. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements to the REIT Advisory Agreements" for a summary comparison of the agreements.

    - Affiliates of USBAM are expected to hold two of the six positions on First American's board of directors following the merger.

    - Under the Merger Agreement, for six years after the closing date of the merger, First American will indemnify and hold harmless the Existing Funds' present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under the Existing Fund's articles of incorporation, the MBCA or the Investment Company Act.

    In addition, USBAM's current portfolio management team to the Existing Funds (which participated in the structuring of and negotiations relating to the merger and relating to the advisory agreements on behalf of USBAM) will become USBAM's portfolio management team for First American upon completion of the merger. Certain members of this portfolio management team may stand to earn greater incentive compensation from USBAM than they have historically earned in their capacities as portfolio managers to the Existing Funds. Further, because First American will not be registered under the Investment Company Act, it will be permitted to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Existing Funds and the New Fund. Thus, First American will be permitted to acquire mortgage-related assets from and sell mortgage-related assets to affiliates of USBAM.

THE FAIRNESS OPINIONS OF THE FINANCIAL ADVISOR

OPINION OF THE FINANCIAL ADVISOR

    Pursuant to a letter agreement dated as of September 17, 2002, the special committee retained FBR to act as financial advisor to the special committee and the boards of directors of the Existing Funds in connection with evaluating the Existing Funds' strategic alternatives. On November 21, 2002, at a meeting of the board of directors of the Existing Funds to consider and approve the Merger Agreement, FBR delivered its written opinion to the effect that as of the date of the Fairness Opinions, the financial consideration (based on the written methodology used to allocate the assets between First American and the New Fund pursuant to the terms of the Merger Agreement) is fair, from a financial point of view, to the shareholders of the Existing Funds.

    The full text of FBR's updated Fairness Opinions, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken by FBR, is attached in Appendices C-1 to C-4 to this joint proxy statement/prospectus and is incorporated herein by reference. No limitations were imposed by the boards of directors of the Existing Funds upon FBR with respect to the investigation made or procedures followed by FBR in rendering the Fairness Opinions. The description of FBR's updated Fairness Opinions set forth herein are qualified in its entirety by reference to Appendices C-1 to C-4. Shareholders are urged to read the Fairness Opinions in their entirety. The Fairness Opinions are addressed only to the boards of directors of the Existing Funds and directed only to the terms of the Merger Agreement and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special meeting. FBR is not providing an opinion as to the trading value of Existing Fund common stock, of First American common stock or of New Fund common stock going forward, nor should the delivery of the Fairness Opinions be construed as a recommendation by FBR as to the suitability of First American shares or New Fund shares as an investment by current investors in the Existing Funds. FBR is not involved in the actual decision making process regarding the allocation of assets, but FBR has reviewed the written methodology that will be used in determining the allocation of assets between First American and the New Fund.

    FBR is a nationally recognized investment banking firm and was selected by the boards of directors of the Existing Funds based on FBR's reputation and experience in investment banking in general, and on its expertise in the real estate and specialty finance sectors. FBR, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with rendering the Fairness Opinions dated November 21, 2002, FBR, among other things:

    1.  reviewed the Merger Agreement;

    2.  reviewed the REIT Advisory Agreement;

    3.  reviewed the New Fund Advisory Agreement;

    4.  reviewed First American's articles of incorporation;

    5.  reviewed First American's bylaws;

    6. reviewed a draft of Amendment No. 2 to the Form S-4 Registration Statement dated as of November 20, 2002, to be filed with the SEC;

    7. reviewed the American Strategic and American Select annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000 and November 30, 2001;

    8. reviewed the American Strategic II and American Strategic III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999, May 31, 2000, May 31,
        2001 and May 31, 2002;

    9. reviewed the American Strategic and American Select semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999, May 31, 2000, May 31, 2001 and
        May 31, 2002;

    10. reviewed the American Strategic II and American Strategic III semi-annual reports to shareholders for the periods ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998,
        November 30, 1999, November 30, 2000 and November 30, 2001;

    11. reviewed the American Strategic prospectus dated December 19, 1991;

    12. reviewed the American Strategic II prospectus dated July 23, 1992;

    13. reviewed the American Strategic III prospectus dated March 19, 1993;

    14. reviewed the American Select prospectus dated September 14, 1993;

    15. reviewed the Existing Funds' portfolios as of May 31, 2002;

    16. reviewed the Existing Funds' master loan and security agreements;

    17. reviewed the reported market prices and trading history of the Existing Funds' shares for the period November 30, 1995 through May 31, 2002;

    18. discussed the financial condition, results of operations, earnings projections, business and prospects of the Existing Funds with USBAM;

    19. compared the results of operations and financial condition of the Existing Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Existing Funds;

    20. compared the results of operations and financial condition of the Existing Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to First American;

    21. participated in discussions and negotiations among representatives of the Existing Funds and representatives of USBAM;

    22. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the proposed REIT Advisory Agreement between First American and USBAM;

    23. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate; and

    24. reviewed the methodology to be used in allocating the Existing Fund assets between First American and New Fund.

    In connection with rendering the fairness opinions, FBR assumed and relied upon, without independent verification, the accuracy and completeness of all financial information, analyses, estimates and other information provided by USBAM. With respect to the analyses reviewed with USBAM, FBR assumed that they reflected the best then currently available estimates and judgments of management of the future financial performance of First American and that such performance will be achieved. FBR discussed with USBAM the Existing Funds' earnings for periods ended November 30, 2001 and May 31, 2002 as they related to the projections for First American. FBR also assumed that there has been no material change in the Existing Funds' assets, financial conditions, results of operations, business or prospects since the date of the last financial statements noted above.

    In connection with rendering the Fairness Opinions to the board of directors of the Existing Funds, FBR performed a variety of financial analyses. The following is a summary of the material financial analyses performed by FBR, but does not purport to be a complete description of its analyses or presentations at the November 21, 2002 meeting of the Existing Funds' boards of directors. FBR believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying FBR's Fairness Opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, FBR made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of the Existing Funds and USBAM. Any estimates contained in FBR's analyses are not necessarily indicative of futures results or values, which may be significantly more or less favorable than such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or the securities may actually trade.

    SUMMARY OF TERMS OF PROPOSED TRANSACTION. FBR reviewed the terms of the proposed merger, including the proposed business structure and the proposed financial consideration. The Merger Agreement provides that the participating Existing Funds will merge with and into First American, a newly-formed company that will elect to be taxed as a REIT. First American will be externally managed by USBAM. The Merger Agreement provides that, as a condition to closing, Existing Funds having, in the aggregate, a net asset value of at least $200 million (net of cash needed to fund payments to shareholders exercising statutory dissenters' appraisal rights and net of net assets to be transferred to the New Fund) must participate in the merger. The terms of the merger also provide that the number of shares held by shareholders in each participating Existing Fund that may receive New Fund shares or cash through the exercise of statutory dissenters' appraisal rights will be limited to 49% of the shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds. If such prorating is necessary for any Existing Fund, affected shareholders will receive First American common stock for the balance of their Existing Fund shares that are not converted into shares of the New Fund. Thus, there is a possibility that shareholders may request shares of the New Fund common stock but will only be able to exchange a portion of their shares in the Existing Funds for New Fund shares and will receive shares of First American common stock for the remainder of their shares. The Merger Agreement also requires, as a condition to the merger, that shareholders of the Existing Funds holding shares representing at least $50 million in net asset value shall elect to receive New Fund shares. In order to satisfy the AMEX minimum round lot requirements, such shareholders shall consist of no fewer than 500 separate shareholders that each hold shares representing a minimum of $1,000 in net asset value.

    FBR reviewed the financial terms, to the extent publicly available, of certain publicly traded REITs that FBR deemed to be reasonably comparable to First American. FBR also reviewed the proposed asset allocation methodology to be used in allocating the Existing Funds' assets between First American and the New Fund.

    SELECTED REIT ANALYSIS. In preparing its presentation, FBR used publicly available information to compare selected financial and market trading information, including capital levels, earnings performance, asset quality ratios, leverage characteristics and profitability for First American and other selected publicly traded REITs. This peer group consisted of mortgage REITs, with investment focuses in commercial mortgages and residential mortgages as shown in the table below. As a group, the comparable REITs trade on average at a premium to book value. However, past performance of the peer group does not guarantee future results. The actual trading performance of First American could vary materially from the historical performance of the peer group. This analysis did not purport to be indicative of the actual values or expected values of First American common stock.

    Because of the inherent differences between the businesses, operations and prospects of First American and the businesses, operations and prospects of the selected comparable companies, FBR believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, FBR also made qualitative judgments concerning differences between First American's financial and operating characteristics and those of the selected comparable companies that would affect First American's public trading value and such comparable companies.

                                     CLOSING
                                   PRICE AS OF    BOOK                   EPS         P/E
                                    NOVEMBER    VALUE PER   MARKET/      3Q02        3Q02
                           TICKER   19, 2002      SHARE      BOOK     ANNUALIZED  ANNUALIZED
                           ------  -----------  ---------  ---------  ----------  ----------
American Mortgage
  Acceptance Corp.         AMC       $13.16      $14.78         89%     $1.63           8.1x
Annaly Mortgage            NLY       $17.22      $12.84        134%     $2.76           6.2x
Anthracite Capital, Inc.   AHR       $10.19      $ 6.83        149%     $1.68           6.1x
Anworth Mortgage Assets
  Corporation              ANH       $12.00      $10.39        115%     $1.68           7.1x
FBR Asset Investment
  Corp.                    FB        $31.50      $29.06        108%     $5.96           5.3x
iStar Financial Inc.       SFI       $27.28      $21.61        126%     $1.81          15.1x
MFA Mortgage
  Investments, Inc.        MFA       $ 8.05      $ 7.99        101%     $1.37           5.9x
RAIT Investment Trust      RAS       $20.25      $14.77        137%     $2.45           8.3x
Redwood Trust              RWT       $26.95      $26.39        102%     $3.41           7.9x
Thornburg Mortgage, Inc.   TMA       $17.66      $16.91        104%     $2.56           6.9x
                                                            ------                ----------
AVERAGE/TOTAL                                                116.5%                     7.7x
                                                            ======                ==========

                                    PRICE            MKT/     EPS        P/E
                           TICKER  11/19/02   NAV     NAV   5/31/02*   5/31/02*
                           ------  --------  ------  -----  --------  ----------
American Strategic         ASP      $11.98   $12.59   95%    $1.04         11.5x
American Strategic II      BSP      $12.86   $13.29   97%    $1.13         11.4x
American Strategic III     CSP      $12.15   $12.55   97%    $1.08         11.3x
American Select            SLA      $13.01   $13.44   97%    $1.20         10.8x

---------------------

  *  Annualized where necessary

   This analysis illustrated that while the comparable companies currently trade at an average premium to book value of 116.5%, the Existing Funds continue to trade at an average discount to NAV of 97%.

    ASSET ALLOCATION METHODOLOGY. In its analysis, FBR also reviewed the proposed asset allocation methodology to be used in allocating the Existing Funds' assets between First American and the New Fund. The Existing Funds' hold similar asset types consisting of investments collateralized by single-family residential properties, multifamily residential properties and commercial properties, corporate notes and other holdings including, but not limited to, REIT preferred stocks, cash and U.S. agency mortgage-backed securities. The assets will be allocated as follows, subject to further adjustments to comply with RIC and REIT rules regarding asset holdings, leverage and income regulations:

    SINGLE-FAMILY PORTFOLIO. All investments will be allocated to the New Fund.

    MULTIFAMILY, COMMERCIAL AND CORPORATE NOTE PORTFOLIO. All investments will be divided into two pools based on the following criteria:

    - income as measured by the effective interest rate (net coupon rate divided by the purchase price), then weighted by the current loan balance (variation to be no greater than 25 basis points);

    - credit risk (calculated using a debt service coverage ratio to assess the property's cash flows), weighted by the current loan balance (neither option will have debt service coverage ratio less than 1.4 and the variation will be no greater than 100 basis points);

    - leverage against the value of the underlying real estate (measured using a current weighted average loan-to-value ratio) (neither option will have a loan-to-value ratio greater than 80% and the variation will be no greater than 10%);

    - loan term as measured by the weighted average remaining loan term;

    - refinance risk based on whether the loan has a yield maintenance provision or not;

    - lien position based on a ratio of subordinated debt to senior debt;

    - property type based on a ratio of multifamily loan to commercial loan types;

    - interest rate type based on a ratio of adjustable rate loans to fixed rate loans;

    - interest calculation method based on a ratio of actual/360 calculation to 30/360 calculation; and

    - geographic location of underlying collateral.

    OTHER HOLDINGS. All other holdings will be allocated on a pro rata basis between First American and the New Fund adjusted slightly to compensate for not receiving any allocations of single-family loans.

    All of the Existing Funds' liabilities will be allocated to First American and the New Fund on a pro rata basis as of the effective date of the merger.

    Based on the Existing Fund's financial reports dated May 31, 2002, FBR reviewed two possible scenarios for the allocation of the Existing Funds' assets. The first scenario assumed a 51% asset allocation to First American and a 49% asset allocation to the New Fund. Applying these assumptions and the asset allocation methodology to the Existing Funds' assets as of May 31, 2002, the resulting allocation was as follows:

                                                   AVG       WTD AVG   WTD    WTD    WTD AVG   WTD      WTD      WTD
                           LOAN      TOTAL         LOAN     EFFECTIVE  AVG    AVG     REM.     AVG      AVG      AVG
ENTITY                     COUNT    BALANCE      BALANCE      RATE     DSCR   LTV     TERM    PREPAY    CAP      NAV
------                     -----  ------------  ----------  ---------  ----  ------  -------  ------  -------  -------
American Strategic           26     34,167,779   1,314,145    8.438%   2.19  62.53%   42.51    0.58   103.33%  102.87%

First American Split         13     17,458,334   1,342,949    8.438%   1.86  60.93%   31.60    0.36   102.67%  102.67%
New Fund Split               13     16,709,445   1,285,342    8.437%   2.53  64.20%   53.90    0.81   104.01%  103.07%

American Strategic II        62    244,300,231   3,940,326    8.316%   2.33  70.83%   39.84    0.37   102.90%  102.48%

First American Split         31    124,558,811   4,018,026    8.329%   2.44  73.55%   41.68    0.39   103.07%  102.57%
New Fund Split               31    119,741,420   3,862,626    8.304%   2.22  68.00%   37.92    0.36   102.73%  102.38%

American Strategic III       71    322,947,739   4,548,560    8.151%   2.54  68.96%   36.39    0.38   102.69%  101.92%

First American Split         37    164,720,815   4,451,914    8.136%   2.73  70.32%   38.22    0.34   102.92%  101.91%
New Fund Split               34    158,226,924   4,653,733    8.168%   2.34  69.66%   34.48    0.43   102.44%  101.93%

American Select              48    170,557,814   3,553,288    8.386%   1.81  69.74%   40.69    0.42   103.11%  102.47%

First American Split         24     86,996,141   3,624,839    8.382%   2.00  71.07%   37.23    0.37   102.88%  101.82%
New Fund Split               24     83,561,673   3,481,736    8.391%   1.61  68.35%   44.29    0.47   103.35%  103.15%
                            ---   ------------  ----------    -----    ----  -----    -----    ----   ------   ------
    EXISTING TOTAL          207    771,973,564   3,729,341    8.268%   2.30  69.44%   38.70    0.40   102.88%  102.26%
                            ---   ------------  ----------    -----    ----  -----    -----    ----   ------   ------
    FIRST AMERICAN TOTAL    105    393,734,102   3,749,849    8.264%   2.44  71.09%   38.80    0.36   102.95%  102.13%
                            ---   ------------  ----------    -----    ----  -----    -----    ----   ------   ------
    NEW FUND TOTAL          102    378,239,462   3,708,230    8.272%   2.15  68.61%   38.59    0.43   102.80%  102.40%
                            ===   ============  ==========    =====    ====  =====    =====    ====   ======   ======

   This scenario resulted in an 8.26% weighted average effective rate for First American and an 8.27% weight average effective rate for the New Fund with a difference of less than 1 basis point. The resulting debt service coverage ratios for First American and the New Fund differed by 29 basis points, with ratios of 2.44 and 2.15 respectively. The leverage values of 71.09% for First American and 68.61% for the New Fund varied by 2.48%. The variations of these three measures between First American and the New Fund met the specific quantitative requirements in the asset allocation criteria. The remaining measures (loan term, refinancing risk, lien position, property type, interest rate type, interest calculation and geographic distribution) for First American and the New Fund did not vary significantly. Therefore,

FBR concluded that the resulting First American and the New Fund portfolios, based on the asset allocation methodology as applied to the Existing Funds' assets as of May 31, 2002, are fair.

    The second scenario assumed a 75% asset allocation to First American and a 25% allocation to the New Fund. Applying these assumptions and the asset allocation methodology to the Existing Funds' assets as of May 31, 2002, the resulting allocation was as follows:

                                                   AVG       WTD AVG   WTD    WTD    WTD AVG   WTD      WTD      WTD
                           LOAN      TOTAL         LOAN     EFFECTIVE  AVG    AVG     REM.     AVG      AVG      AVG
ENTITY                     COUNT    BALANCE      BALANCE      RATE     DSCR   LTV     TERM    PREPAY    CAP      NAV
------                     -----  ------------  ----------  ---------  ----  ------  -------  ------  -------  -------
American Strategic           26     34,167,779   1,314,145    8.438%   2.19  62.53%   42.51    0.58   103.33%  102.87%

First American Split         19     25,628,887   1,348,889    8.447%   2.27  61.49%   47.03    0.65   103.69%  103.08%
New Fund Split                7      8,538,892   1,219,842    8.409%   1.95  65.65%   28.93    0.37   102.25%  102.22%

American Strategic II        62    244,300,231   3,940,326    8.309%   2.23  71.00%   40.17    0.38   102.91%  102.48%

First American Split         45    183,227,980   4,071,733    8.313%   2.23  71.51%   37.30    0.29   102.72%  102.22%
New Fund Split               17     61,072,252   3,592,485    8.328%   2.63  68.81%   47.44    0.62   103.47%  103.26%

American Strategic III       71    322,947,739   4,548,560    8.152%   2.54  68.96%   36.38    0.38   102.68%  101.92%

First American Split         52    242,191,836   4,657,535    8.152%   2.40  69.55%   36.35    0.39   102.77%  102.35%
New Fund Split               19     80,755,903   4,250,311    8.150%   2.94  67.23%   36.49    0.36   102.43%  100.64%

American Select              48    170,557,814   3,553,288     8.39%   1.81  69.74%   40.69    0.42   103.11%  102.47%

First American Split         33    127,891,143   3,875,489    8.386%   1.90  69.22%   38.53    0.37   103.04%  102.25%
New Fund Split               15     42,666,671   2,844,445    8.386%   1.53  71.27%   47.15    0.57   103.32%  103.14%
                            ---   ------------  ----------    -----    ----  -----    -----    ----   ------   ------
    EXISTING TOTAL          207    771,973,564   3,729,341    8.266%   2.26  69.50%   38.80    0.40   102.88%  102.26%
                            ---   ------------  ----------    -----    ----  -----    -----    ----   ------   ------
    FIRST AMERICAN TOTAL    149    578,939,846   3,885,502    8.268%   2.23  69.74%   37.61    0.37   102.85%  102.32%
                            ---   ------------  ----------    -----    ----  -----    -----    ----   ------   ------
    NEW FUND TOTAL           58    193,033,718   3,328,168    8.270%   2.49  68.55%   41.98    0.49   102.95%  102.09%
                            ===   ============  ==========    =====    ====  =====    =====    ====   ======   ======

   This scenario resulted in an 8.27% weighted average effective rate for First American and an 8.27% weight average effective rate for the New Fund with a difference of less than 0.2 basis points. The resulting debt service coverage ratios for First American and the New Fund differed by 26 basis points, with ratios of 2.23 and 2.49 respectively. The leverage values of 69.74% for First American and 68.55% for the New Fund varied by 1.19%. The variations of these three measures between First American and the New Fund met the specific quantitative requirements in the asset allocation criteria. The remaining measures (loan term, refinancing risk, lien position, property type, interest rate type, interest calculation and geographic distribution) for First American and the New Fund did not vary significantly. Therefore, FBR concluded that the resulting First American and the New Fund portfolios, based on the asset allocation methodology as applied to the Existing Funds' assets as of May 31, 2002, are fair.

    The actual asset allocations to First American and the New Fund could vary materially from these analyses. However, the Merger Agreement requires USBAM to deliver, as a condition to closing, a certificate (i) certifying that the transfers of assets and liabilities from each participating Existing Fund in exchange for New Fund common stock comply with the agreed-upon asset allocation methodology, and (ii) attaching calculations demonstrating such compliance with respect to those criteria which are numerically based. While FBR reviewed the asset allocation methodology and applied the methodology to the Existing Funds' assets as of May 31, 2002, FBR will not be involved in the actual decision making process of the asset allocation. These analyses do not purport to be indicative of the actual asset allocations to First American and the New Fund.

    Based upon and subject to the foregoing, as well as any such other matters as FBR considered relevant, it is FBR's opinion that the financial consideration to be received by the shareholders of the Existing Funds in the merger is fair, from a financial point of view, to the shareholders of the Existing Funds.

WHAT SHAREHOLDERS WILL RECEIVE IN THE MERGER

    MERGER CONSIDERATION. Shareholders in the Existing Funds that participate in the merger will receive shares of First American common stock at the exchange rate of one newly issued share of First American common stock for each $10.00 of Existing Fund net asset value their shares represent. In lieu of receiving such shares, shareholders may elect to receive shares of common stock in the New Fund. Shareholders electing this option will receive one newly issued share of the New Fund common stock for each $10.00 of Existing Fund net asset value their shares represent. The terms of the merger provide that the number of shares held by shareholders in each participating Existing Fund that may receive New Fund shares or cash through the exercise of statutory dissenters' appraisal rights will be limited to 49% of the shares of that Existing Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be prorated based on individual share holdings in the Existing Funds. If such prorating is necessary for any Existing Fund, affected shareholders will receive First American common stock for the balance of their Existing Fund shares that are not converted into shares of the New Fund. The net asset value of each Existing Fund for purposes of determining the number of shares of First American or New Fund common stock that Existing Fund shareholders will receive will be determined under the existing net asset value policies of the Existing Funds, which will take into account the estimated expenses of the merger, and will be calculated as of the last business day of the week immediately preceding the closing of the merger. This date will be used for the calculation because
(i) it is standard practice for the Existing Funds to calculate net asset value at the end of each week and (ii) it will allow sufficient time to close the transaction without having the number of shares fluctuate. The $10.00 per share net asset value of First American and the New Fund common stock was selected because it is a round number that simplifies the share exchange calculation.

    NO FRACTIONAL SHARES. Neither First American nor the New Fund will issue any fractional shares. Each holder of shares of the Existing Funds exchanged in the merger who would otherwise have been entitled to receive a fractional share of either First American or the New Fund common stock (after taking into account all stock certificates delivered by such shareholder) will receive, from EquiServe, a cash payment in lieu of such fractional share(s) of First American or the New Fund common stock representing such holder's proportionate interest in the net proceeds from the sale by the EquiServe in one or more transactions on behalf of all such holders of the aggregate of the fractional shares of First American or New Fund common stock which would otherwise have been issued. The sale of the pooled fractional shares will be executed by EquiServe on the NYSE or AMEX (as the case may be) through one or more member firms of the NYSE or AMEX (as the case may be) and will be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of share certificates of the Existing Funds, EquiServe will hold such proceeds in a fund for the holders of share certificates. First American or the New Fund will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of EquiServe incurred in connection with the sale of the pooled fractional shares. After completion of the sale of all pooled fractional shares exchanged in the merger, EquiServe will make payments to the holders of share certificates of the Existing Funds representing their fractional shares without interest.

    The following table describes the aggregate net asset values and the net asset value per Existing Fund share for each Existing Fund as of May 31, 2002, and the number of shares of First American or New Fund common stock that would have been available to be issued for each Existing Fund share had the merger been completed as of such date:

                                      SHARE EXCHANGE TABLE
                                                                                SHARES OF FIRST
                                                                              AMERICAN OR THE NEW
                                                                               FUND COMMON STOCK
                                     AGGREGATE NET      NET ASSET VALUE        TO BE ISSUED PER
EXISTING FUND                        ASSET VALUE*   PER EXISTING FUND SHARE*  EXISTING FUND SHARE
-------------                        -------------  ------------------------  -------------------
American Strategic                   $ 53,280,000            $12.59                     1.259
American Strategic II                 212,016,000             13.29                     1.329
American Strategic III                267,942,000             12.55                     1.255
American Select                       143,294,000             13.44                     1.344

---------------------

  * Assumes estimated transaction expenses to be paid by the Existing Funds of $0.075 per share for American Strategic, $0.078 per share for American Strategic II, $0.074 per share for American Strategic III and $0.080 per share for American Select.

THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement. Because this summary is not a complete description of the Merger Agreement, we urge you to read the Merger Agreement in its entirety for a complete description of the terms and conditions of the merger. We attach a copy of the agreement and plan of reorganization and the form of plan of merger to this joint proxy statement/prospectus as Appendix A and Appendix B, respectively, and incorporate them by reference in this joint proxy statement/prospectus.

    TERMS OF THE MERGER. The Merger Agreement provides that the participating Existing Funds will merge with and into First American, with First American being the surviving company in the merger. At the Effective Time, the participating Existing Funds will cease to exist and First American will be the surviving corporation in the merger.

    The merger will become effective upon the filing of the articles of merger for such Existing Fund with the Minnesota Secretary of State and upon acceptance for filing of such articles of merger by the Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Minnesota. It is anticipated that the Effective Time will occur on the closing date of the merger, which is scheduled for the day following the special meeting.

    After the Effective Time, the articles of incorporation and bylaws of First American will remain the articles of incorporation and bylaws of First American. For information regarding the officers and directors of First American after the Effective Time, see "MANAGEMENT OF FIRST AMERICAN--The Board of Directors and Executive Officers of First American."

    At the Effective Time, each share of common stock of the participating Existing Funds issued and outstanding immediately prior to the Effective Time, excluding shares held by shareholders exercising statutory dissenters' appraisal rights under the MBCA, will be converted into the right to receive shares of common stock of First American or the New Fund. See "THE MERGER--What Shareholders Will Receive in the Merger" and "THE MEETING--How to Elect the Merger Consideration You Are to Receive." At the Effective Time, each such share shall automatically be canceled and cease to exist, and each certificate previously evidencing such shares shall represent only the right to receive the consideration payable in connection with the merger. Shares of First American common stock issuable as consideration in the merger shall be subject to the ownership limitations and other related provisions contained in First American's articles of incorporation. See "DESCRIPTION OF CAPITAL STOCK OF FIRST AMERICAN--Restrictions on Transfer."

    At the Effective Time, each share of First American common stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and cease to exist. No consideration shall be payable with respect to such shares.

    EXCHANGE OF CERTIFICATES. After the Effective Time, First American's exchange agent will mail to shareholders of participating Existing Funds who have not elected the New Fund Option, a letter of transmittal and instructions for surrendering of certificates representing shares of common stock of the participating Existing Funds. When a participating Existing Fund shareholder delivers the share certificates to the exchange agent, along with an executed letter of transmittal and any other required documents, the exchange agent will cancel such stock certificates and send such shareholder shares of common stock of First American to which that shareholder is entitled pursuant to the Merger Agreement. If your Existing Fund shares are held in "street name," the exchange will occur automatically.

    Shareholders not holding their shares in "street name" who elect the New Fund Option must properly complete the New Fund Option Form and send it, together with their Existing Fund stock certificates, to EquiServe on or before
[    ] p.m., eastern time, on [            ], 2003. Shareholders holding shares
in "street name" will be contacted by their broker, banker or other nominee regarding the exchange of share certificates.

    Until the certificates formerly representing Existing Fund common stock are surrendered for cancellation after the Effective Time, holders of such certificates will not be paid dividends or other distributions on First American common stock into which such shares have been converted. When such certificates have been surrendered, unpaid dividends or other distributions shall be paid, without interest, to the shareholder.

    At the Effective Time, the stock transfer books of the participating Existing Funds shall be closed and there shall be no further registration of transfers of common stock of such Existing Funds.

    None of First American, the Existing Funds or the exchange agent shall be liable to any person for any amount required to be paid to public officials pursuant to applicable abandoned property laws. Unclaimed property held by the exchange agent six months after the Effective Time shall be redelivered to First American upon demand, and any holders of participating Existing Fund common stock who have not surrendered stock certificates for cancellation shall look only to First American for delivery of the consideration payable in connection with the merger.

    First American or the exchange agent may deduct and withhold from the merger consideration payable to an Existing Fund shareholder pursuant to the Merger Agreement such amounts at First American or the exchange agent are required to deduct and withhold under the Code or any other state, local or foreign tax law.

    REPRESENTATIONS AND WARRANTIES OF THE EXISTING FUNDS. The Merger Agreement contains various representations and warranties of each Existing Fund relating to, among other things:

 - corporate organization, good standing and qualification;

 - capital structure;

 - execution, delivery and performance of the Merger Agreement and related matters;

 - non-contravention of agreements, applicable laws, court orders and the Existing Fund's governing instruments;

 - required governmental approvals of the merger;

 - documents filed by the Existing Fund with the SEC and the accuracy of information contained in such documents;

 - financial statements;

 - absence of undisclosed liabilities;

 - absence of certain material adverse and other changes;

 - litigation;

 - brokers' fees;

 - compliance with laws and court orders;

 - violations or defaults under material agreements;

 - indebtedness;

 - ownership of assets;

 - books and records;

 - accuracy of information supplied by the Existing Fund in connection with the registration statement that contains this joint proxy statement/prospectus;

 - vote required to approve the merger and the Merger Agreement; and

 - registration as a closed-end, registered management investment company and qualification as a regulated investment company.

The representations and warranties of the Existing Funds terminate at the Effective Time.

    REPRESENTATIONS AND WARRANTIES OF FIRST AMERICAN. The Merger Agreement contains various representations and warranties of First American relating to, among other things:

 - corporate organization, good standing and qualification;

 - capital structure;

 - execution, delivery and performance of the Merger Agreement and related matters;

 - non-contravention of agreements, applicable laws, court orders and First American's organizational documents;

 - required governmental approvals of the merger;

 - absence of business activity since incorporation;

 - litigation;

 - absence of assets, liabilities and agreements to which First American is a party, other than the Merger Agreement;

 - brokers' fees;

 - compliance with laws and court orders; and

 - accuracy of information supplied by First American in connection with the registration statement that contains this joint proxy statement/prospectus.

The representations and warranties of First American terminate at the Effective Time.

    REPRESENTATIONS AND WARRANTIES OF THE NEW FUND. The Merger Agreement contains various representations and warranties of the New Fund relating to, among other things:

 - corporate organization, good standing and qualification;

 - capital structure;

 - execution, delivery and performance of the Merger Agreement and related matters;

 - non-contravention of agreements, applicable laws, court orders and the New Fund's organizational documents;

 - required governmental approvals;

 - absence of business activity since incorporation;

 - absence of assets, liabilities and agreements to which the New Fund is a party, other than the Merger Agreement;

 - brokers' fees;

 - compliance with laws and court orders; and

 - accuracy of information supplied by the New Fund in connection with the registration statement that contains this joint proxy statement/prospectus.

The representations and warranties of the New Fund terminate at the Effective Time.

    COVENANTS OF THE EXISTING FUNDS. Until the Effective Time, each Existing Fund has agreed to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted. Each Existing Fund also has agreed to use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing business status and its status as a regulated investment company.

    Except as otherwise contemplated by the Merger Agreement, each Existing Fund has also agreed not to:

 - split, combine or reclassify any shares of common stock of the Existing Fund;

 - issue or authorize the issuance of any securities, except pursuant to the terms of any existing dividend reinvestment plan of the Existing Fund, with respect to any shares of common stock of the Existing Fund;

 - purchase, redeem or otherwise acquire any shares of common stock of the Existing Fund;

 - issue, deliver or sell, or grant any option or other right regarding,
   (i) any shares of common stock of the Existing Fund, (ii) any other securities of the Existing Fund or (iii) any securities convertible into, or granting rights to acquire, any securities of the Existing Fund;

 - amend the articles of incorporation or bylaws of the Existing Fund;

 - merge or consolidate with any person;

 - make any tax election, unless required by law to preserve the Existing Fund's status as a regulated investment company;

 - change in any material manner any of its methods, principles or practices of accounting, except as may be required by the SEC, applicable law or generally accepted accounting principles;

 - take or rescind any election relating to tax matters; or

 - pay any distribution, except for regular quarterly distributions not in excess of certain specified amounts.

    Each Existing Fund also has agreed not to take any action that would result in (i) any of the representations and warranties of the Existing Fund in the Merger Agreement becoming untrue in any material respect or (ii) any of the conditions to the merger not being satisfied.

    COVENANTS OF FIRST AMERICAN. Until the Effective Time, First American has agreed, except as contemplated by the Merger Agreement, not to do any of the following:

 - conduct any business;

 - enter into any material contracts;

 - acquire any assets or incur any liabilities; or

 - amend its articles of incorporation or bylaws.

    First American also has agreed not to take any action that would result in
(i) any of the representations and warranties of First American in the Merger Agreement becoming untrue in any material respect or (ii) any of the conditions to the merger not being satisfied.

    COVENANTS OF THE NEW FUND. Until the Effective Time, the New Fund has agreed, except as contemplated by the Merger Agreement, not to do any of the following:

 - conduct any business;

 - enter into any material contracts;

 - acquire any assets or incur any liabilities; or

 - amend its articles of incorporation or bylaws.

    The New Fund also has agreed not to take any action that would result in
(i) any of the representations and warranties of the New Fund in the Merger Agreement becoming untrue in any material respect or (ii) any of the conditions to the asset transfers between the New Fund and the Existing Funds contemplated in the Merger Agreement not being satisfied.

    Furthermore, the New Fund has agreed to take all actions reasonable and necessary to:

 - enter into the New Fund Advisory Agreement;

 - appoint certain individuals as directors of the New Fund;

 - register as an investment company under the Investment Company Act;

 - adopt investment objectives and policies substantially similar to those of the Existing Funds; and

 - complete the asset transfers in the manner set forth in the Merger Agreement.

    COVENANTS REGARDING THE MERGER. Pursuant to the Merger Agreement, each Existing Fund, the New Fund and First American has agreed to cooperate with each other and to use its best efforts to do, or cause to be done, all things necessary to consummate the transactions contemplated by the Merger Agreement. Such cooperation includes, among other things, each Existing Fund, the New Fund and First American using best efforts to:

 - make requisite filings with governmental agencies and obtain requisite consents, approvals and waivers from governmental agencies and non-governmental third parties;

 - defend lawsuits challenging the merger, the Merger Agreement or the transactions contemplated by the Merger Agreement; and

 - execute and deliver any additional instruments necessary to consummate the merger and the other transactions contemplated by the Merger Agreement.

    Each Existing Fund has agreed to hold a meeting of its shareholders for the purpose of voting on the merger and the Merger Agreement asset transfers. Each Existing Fund has also agreed to include in this joint proxy statement/prospectus the recommendation of its board of directors to the effect that the merger and the Merger Agreement are in the best interest of its shareholders. Such recommendation may be withdrawn or modified if such Existing Fund's board of directors determines to do so in good faith.

    Each Existing Fund, the New Fund and First American has agreed to provide notice to the other parties to the Merger Agreement if (i) any representation or warranty contained in the Merger Agreement becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under the Merger Agreement.

    The Merger Agreement further provides that, from and after the Effective Time, First American shall indemnify any person who has been, at any time prior to the Effective Time, an officer or director of a participating Existing Fund from any and all liabilities resulting from his or her acts and omissions prior to the Effective Time to the full extent permitted by the Existing Fund's articles of incorporation, the MBCA or the MGCL or the Investment Company Act, including but not limited to acts and omissions arising out of or pertaining to the merger.

    CONDITIONS TO THE MERGER. For an Existing Fund to participate in the merger, the merger and the Merger Agreement must be approved by the shareholders of such Existing Fund by a vote of at least a majority of all the votes entitled to be cast and all of the conditions to the merger shall be satisfied or waived.

    Under the Merger Agreement, the completion of the merger for each Existing Fund depends upon the satisfaction of the following conditions:

 - approval of the merger and adoption of the Merger Agreement by shareholders of that Existing Fund representing at least a majority of its outstanding shares;

 - Existing Funds having, in the aggregate, a net asset value of at least
   $200 million (net of estimated cash needed to fund payments to shareholders exercising statutory dissenters' appraisal rights and net of net assets to be transferred to the New Fund) shall have elected to participate in the merger;

 - shareholders of the Existing Funds holding shares representing at least
   $50 million in net asset value shall elect to receive New Fund shares, and in order to satisfy AMEX minimum round lot requirements such shareholders shall consist of no fewer than 500 separate shareholders that each hold shares representing a minimum of $1,000 in net asset value;

 - for any proper New Fund elections that have been made, the asset transfers between the participating Existing Fund and the New Fund, as contemplated in the Merger Agreement, shall have been completed;

 - receipt of an asset transfer certificate from USBAM certifying that the transfers of assets and liabilities comply with the agreed-upon asset allocation methodology;

 - holders of not more than 5% of the outstanding shares of that Existing Fund shall have exercised statutory dissenters' appraisal rights in accordance with the MBCA;

 - absence of any law or court order prohibiting that Existing Fund's participation in the merger or otherwise preventing the consummation of the merger;

 - receipt by the Existing Funds of an opinion from Ernst & Young to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization for those shareholders electing to receive shares of First American common stock and stating that, commencing with its taxable year ending December 31, 2003, First American's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

 - receipt of all other necessary governmental consents and approvals, including an exemptive order granted by the SEC described under "THE MERGER--Exemptive Relief";

 - execution and delivery of the REIT Advisory Agreement by USBAM and First American;

 - execution and delivery of the New Fund Advisory Agreement by the New Fund and USBAM;

 - accuracy of the representations and warranties of each other participating Existing Fund, First American and the New Fund as of the closing date of the merger;

 - performance of the obligations of each Existing Fund and First American under the Merger Agreement and receipt of an officer's certificate to that effect; and

 - receipt of consents and/or waivers necessary in connection with the merger;
   and

 - the listing of First American shares on the NYSE and the listing of New Fund shares on the AMEX.

    Where the law permits, each Existing Fund (acting through its board of directors) could decide to complete the merger even though one or more conditions were not satisfied. By law, no Existing Fund can waive:

 - the requirement that its shareholders approve the merger;

 - the requirement that it receives an exemptive order; and

 - the condition which requires the absence of any court order or law preventing the closing of the merger.

    Whether any of the other conditions would be waived would depend on the facts and circumstances as determined in the reasonable business judgment of the boards of directors of the Existing Funds. The board of directors of each Existing Fund has indicated that it will only waive the condition relating to the maximum percentage of shareholders of that Existing Fund that can exercise statutory dissenters' appraisal rights under the MBCA if doing so would not result in the aggregate initial net asset value of the participating Existing Funds to fall below $200 million. If any of the Existing Funds waived compliance with one or more of the other conditions and the condition was deemed material to a vote of shareholders, such Existing Fund would have to re-solicit shareholders before closing the merger. The Existing Funds do not intend to notify shareholders of any waiver that, in the judgment of its board of directors, does not require re-solicitation of shareholder approval.

    TERMINATION OF THE MERGER AGREEMENT. The Existing Funds may terminate the Merger Agreement, at any time prior to the effective date whether before or after any shareholder approvals are obtained, by mutual written consent of the Existing Funds duly authorized by their respective boards of directors. In addition, any Existing Fund may terminate the Merger Agreement only as to such Existing Fund, at any time prior to the effective date whether before or after any shareholder approvals are obtained, if its board of directors shall have determined that it is in the best interests of the Existing Fund and its shareholders to terminate the Existing Fund's rights and obligations under the Merger Agreement.

    AMENDMENT OR WAIVER OF THE MERGER AGREEMENT. The Merger Agreement may be modified or amended at any time prior to the effective date in a writing signed by the Existing Funds, the New Fund and First American. However, if the Existing Funds' shareholders have approved the merger and the Merger Agreement, the Existing Funds may not amend or modify the Merger Agreement, without obtaining shareholder approval, if such amendment or modification would require shareholder approval.

    Prior to receiving shareholder approval of the merger and the Merger Agreement, any action required or permitted to be taken by the Existing Funds under the Merger Agreement, including amendments, consents, waivers or termination of the Merger Agreement, shall require the consent of all of the Existing Funds. After shareholder approval of the merger and the Merger Agreement, any such action shall require the consent of all of the Existing Funds participating in the merger.

    TRANSACTIONS RELATING TO THE NEW FUND OPTION. The merger agreement also provides shareholders who prefer to receive and retain an investment option that is substantially similar to their existing investments in the Existing Funds with an option to exchange their shares for shares in the New Fund. In order to provide the New Fund with its initial investments and other assets, the merger agreement requires that immediately prior to the closing of the merger, each Existing Fund will contribute to the New Fund mortgage loans and other assets, subject to related liabilities. The percentage of assets of each participating Existing Fund that will be contributed to the New Fund will equal the percentage of outstanding shares of that Existing Fund that are held by shareholders who will receive New Fund shares in the merger. After such asset transfers and immediately prior to the merger, the Existing Funds participating in the merger will hold, in the aggregate, 100% of the outstanding shares of the New Fund. These shares will then be issued to shareholders who will be receiving New Fund shares in the merger. Specific assets will be allocated between First American and the New Fund in accordance with the guidelines detailed in the following paragraphs. Applying such guidelines, actual initial allocations will be made by USBAM in accordance with the asset allocation methodology prior to the closing of the merger. In addition, the Merger Agreement requires USBAM to deliver, as a condition to closing, a certificate (i) certifying that the transfers of assets and liabilities from each participating Existing Fund in exchange for New Fund common stock comply with the agreed-upon asset allocation methodology, and
(ii) attaching calculations demonstrating such compliance with respect to those criteria which are numerically based.

    ASSET ALLOCATION METHODOLOGY--MULTIFAMILY, COMMERCIAL AND CORPORATE NOTE PORTFOLIO. All multifamily and commercial loans and corporate notes will be divided into two pools, each containing the following similar characteristics:

    - income as measured by the effective interest rate (net coupon rate divided by the purchase price), then weighted by the current loan balance (variation to be no greater than 25 basis points);

    - credit risk (calculated using a debt service coverage ratio to assess the property's cash flows), weighted by the current loan balance (neither option will have debt service coverage ratio less than 1.4 and the variation will be no greater than 100 basis points);

    - leverage against the value of the underlying real estate (measured using a current weighted average loan-to-value ratio) (neither option will have a loan-to-value ratio greater than 80% and the variation will be no greater than 10%);

    - loan term as measured by the weighted average remaining loan term;

    - refinance risk based on whether the loan has a yield maintenance provision or not;

    - lien position based on a ratio of subordinated debt to senior debt;

    - property type based on a ratio of multi-family loan to commercial loan types;

    - interest rate type based on a ratio of adjustable rate loans to fixed rate loans;

    - interest calculation method based on a ratio of actual/360 calculation to 30/360 calculation; and

    - geographic location of underlying collateral.

    In addition, the properties on which the Existing Funds own more than one loan or which are cross-collateralized will be allocated to only one entity.

    ASSET ALLOCATION METHODOLOGY--SINGLE-FAMILY. All investments collateralized by single-family residential properties (whole loans, participations, subordinate bonds, etc.) will be allocated to the New Fund.

    ASSET ALLOCATION METHODOLOGY--OTHER. Any other holdings, including but not limited to, cash, agencies and REIT preferred stocks will be allocated on a pro rata basis between First American and the New Fund adjusted slightly to compensate First American for not receiving any allocation of single-family loans.

    ADJUSTMENTS TO ALLOCATIONS TO COMPLY WITH REGULATIONS. Further adjustments will be made to ensure that First American and the New Fund are in compliance with the asset holding, leverage and income regulations associated with RICs and REITs.

    ALLOCATION OF LIABILITIES TO FIRST AMERICAN AND THE NEW FUND IN THE MERGER. The liabilities of the Existing Funds will be allocated between First American and the New Fund on a pro rata basis as of the effective date of the merger.

INVESTMENT ALLOCATION PROCEDURES FOLLOWING THE MERGER

    As discussed above, USBAM will serve as investment advisor to First American, the New Fund and any non-participating Existing Fund upon completion of the merger. The following factors will be applied by USBAM to determine how to allocate a given loan to First American, the New Fund or the non-participating Existing Funds.

    Loans up to 2% of net asset value/book value of the smallest of the New Fund, any non-participating Existing Fund or First American will be considered first for the smallest of these entities (based on net asset value for the New Fund and any non-participating Existing Funds and book value for First American.)

    Loans greater than 2% of net asset value/book value of the smallest of the New Fund, any non-participating Existing Fund or First American will be considered first for the largest of these entities (based on net asset value for the New Fund and any non-participating Existing Funds and book value for First American.)

    If First American, the New Fund and any non-participating Existing Funds are of substantially similar size and each has funding capacity, USBAM will review the following list of further investment considerations to determine where to next allocate a loan. If, after review of the further investment considerations, a loan still qualifies for placement in First American, the New Fund or a non-participating Existing Fund, USBAM will alternate loan placement between these entities.

    Further investment considerations include: funding capacity, property type, loan type, geographic concentration, borrower concentration, securitization considerations and credit characteristics. If a loan is not an appropriate investment for the New Fund or the non-participating Existing Funds, as determined by USBAM, it will be considered for First American, and vice versa.

    Loan acquisitions for the New Fund, First American and the non-participating Existing Funds will be reviewed quarterly by USBAM's Investment Policy Committee and reported to the respective boards of directors of First American, the New Fund and the non-participating Existing Funds.

    First American, the New Fund and the non-participating Existing Funds will not be involved in loan participations on the same property.

    USBAM has advised the Existing Funds that until USBAM notifies First American and the New Fund of any new policies, USBAM will follow the above allocation guidelines.

DELISTING AND DEREGISTRATION OF THE EXISTING FUNDS' SHARES

    At the Effective Time, trading on the NYSE and, if applicable, the Chicago Stock Exchange, in the common stock of the Existing Funds participating in the merger will cease. Price quotations for such Existing Funds' common stock will no longer be available and the registration of such Existing Funds' common stock under the Exchange Act will be terminated.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

    Neither First American, the New Fund nor the Existing Funds are aware of any significant regulatory approvals required for the merger other than the Exemptive Order discussed in the section below.

EXEMPTIVE RELIEF

    In order to consummate the merger, the Existing Funds, First American, the New Fund and USBAM have applied for the Exemptive Order, which is an order issued by the SEC exempting the applicants from certain provisions of
Section 17(a) of the Investment Company Act. Section 17(a) of the Investment Company Act generally makes it unlawful for any person affiliated with a registered investment company (or any affiliated person of such person), acting as a principal, to sell any security or other property to, or purchase any security or other property from, such investment company. Under the Investment Company Act, an affiliated person of an investment company (or of another person) includes (i) persons directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of the investment company (or such other person), (ii) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the investment company (or such other person),
(iii) any person directly or
indirectly controlling, controlled by or under common control of the investment company (or such other person), (iv) any officer or director of the investment company (or such other person) and (v) any investment advisor of the investment company.

    USBAM is an affiliated person of each of the Existing Funds because it is their investment advisor. USBAM also may be regarded as an affiliated person of First American, the New Fund and the Existing Funds because USBAM, as the investment advisor to First American, the New Fund and the Existing Funds, may be viewed as "controlling" (as defined by the Investment Company Act) First American, the New Fund and the Existing Funds. In addition, USBAM temporarily owns all of the outstanding shares of First American. As a result, First American, the Existing Funds and the New Fund may be regarded as affiliated persons of each other on the basis that they are under the common control of USBAM. Accordingly, absent an exemption, the transactions contemplated by the Merger Agreement may be prohibited by Section 17(a) of the Investment Company Act.

    Exemptions from the provisions of Section 17(a) may be granted by the SEC pursuant to Section 17(b) of the Investment Company Act if evidence establishes that (i) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, (ii) the proposed transaction is consistent with the policy of each registered investment company concerned, as recited in its registration statement and reports filed under the Investment Company Act and (iii) the proposed transaction is consistent with the general purposes of the Investment Company Act.

ACCOUNTING TREATMENT

    The merger will be accounted for by First American using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.

    The accounting acquirer will be the Existing Fund participating in the First American merger that has the highest amount of net assets at the date of the merger since that Existing Fund's shareholders will be allocated the largest number of shares of First American common stock. Thus, if all the Existing Funds participate in the First American merger, the accounting acquirer will be American Strategic III.

    The merger will be accounted for by the New Fund by carrying forward the historical cost basis of the assets and liabilities of the Existing Funds to the surviving entity since the tax basis of such assets and liabilities will carry forward. The accounting survivor will be the Existing Fund participating in the New Fund merger whose shareholders will be allocated the largest number of shares of the New Fund.

TAX TREATMENT OF THE MERGER AND RECEIPT OF FIRST AMERICAN SHARES

    The merger is intended to qualify as a tax-free reorganization for shareholders electing to exchange their Existing Fund shares for shares of First American common stock. Ernst & Young provided the Existing Funds with an opinion relating to the federal income tax consequences to the Existing Funds and the Existing Funds' shareholders with respect to the merger. Specifically, Ernst & Young opined that the merger will qualify as a tax-free reorganization under
Section 368(a) of the Code, and that neither the Existing Funds nor the Existing Funds' shareholders will recognize taxable gain or loss as a result of the common shares of First American distributed and received in the merger. The basis of First American shares received by an Existing Fund shareholder who exchanges Existing Fund stock for First American shares will be the same as the basis of the Existing Fund shares surrendered in exchange therefor. Shareholders who receive cash (pursuant to the exercise of statutory dissenters' appraisal rights or in lieu of fractional shares) or participate in the New Fund Option will, however, recognize taxable gain, if any, in the merger. You should consult with your tax advisors regarding the tax consequences of the merger to you.

TAX TREATMENT OF THE RECEIPT OF NEW FUND SHARES

    Shareholders participating in the New Fund Option who receive solely New Fund shares generally will be subject to tax on gain they realize at capital gains rates (assuming the shares are held as capital assets) to the extent that the fair market value of the shares of the New Fund received in the merger exceeds the adjusted tax basis of their Existing Fund shares converted into New Fund shares. Shareholders participating in the New Fund Option who receive both New Fund shares and First American common shares generally will be subject to tax at capital gains rates on gain they realize, but in an amount not in excess of the fair market value of the New Fund shares received. Notwithstanding the foregoing, it is possible that a shareholder's receipt of New Fund shares could be treated as a dividend and subject to tax at ordinary income rates if the shareholder's beneficial interest in the Existing Fund (taking into account application of the constructive ownership rules of the Code) is not sufficiently reduced in connection with the merger. However, under applicable Internal Revenue Service guidelines, a holder of a minority interest in First American whose relative stock interest in First American is minimal, who exercises no control over the affairs of First American, and who experiences a reduction in the shareholder's proportionate interest in First American relative to the shareholder's proportionate interest in the Existing Funds, both directly and by application of the constructive ownership rules, generally will not be deemed to have received a distribution of a dividend under the rules set forth in
Section 302(b)(1) of the Code.

    The basis of New Fund shares, if any, received by Existing Fund shareholders will equal their fair market value. The basis of First American shares received by an Existing Fund shareholder who exchanges Existing Fund stock for First American shares and New Fund shares will be the same as the basis of the Existing Fund shares surrendered in exchange therefor, decreased by the fair market value of New Fund shares received by such shareholder, and increased by the amount of capital gain recognized by such shareholder and the amount, if any, treated as a dividend to such shareholder.

    The Existing Funds also will recognize any gain realized with respect to the distribution of New Fund shares. Each of the Existing Funds has capital loss carryovers available, which may be utilized to offset gain recognized with respect to the distribution of New Fund shares. USBAM believes that the amount of the capital loss carryovers available to each Existing Fund will be sufficient to offset completely any gain that each Existing Fund may recognize by reason of the distribution of New Fund shares. You should consult with your tax advisors regarding the tax consequences of the merger to you.

FEES AND EXPENSES OF THE MERGER

    Except as set forth below, each Existing Fund will bear a pro rata share of the costs and expenses incurred in connection with the merger (including, but not limited to, costs and expenses of preparing all necessary registration statements, proxy materials and other documents, of preparing for and attending board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger), whether or not the merger is consummated and whether or not the particular Existing Fund participates in the merger. The estimated costs and expenses related to the merger are $4,500,000. The Existing Funds as a group will bear the first $3,400,000 of such expenses and will, subject to certain exceptions, equally share all transaction expenses in excess of $3,400,000 with USBAM. The payment of such expenses by the Existing Funds will reduce the net assets of First American, the New Fund and any non-participating Existing Fund following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Existing Funds. Each Existing Fund's pro rata share of expenses will be determined based on its relative net asset value. Based on the net asset values of the Existing Funds as of May 31, 2002, the Existing Funds would bear the following percentage of the expenses of the merger that are to be borne by the Existing Funds:
American Strategic: 7.9%; American Strategic II: 31.3%; American Strategic III:
39.6%; and American Select : 21.2%.

CONSEQUENCES IF THE MERGER IS NOT APPROVED

    If the merger for any Existing Fund is not consummated for any reason, the Existing Fund expects to continue to operate in its current form. There will be no change in the Existing Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Existing Fund as an alternative to the merger, although the Existing Funds that do not participate in the merger may, from time-to-time, explore other alternatives.

    Regardless of whether a particular Existing Fund elects to participate in the merger, each Existing Fund will be responsible for bearing its pro rata share of the expenses of the merger, based on its relative net asset value determined as of the last day of the week immediately preceding the closing of the merger. There will not be an adjustment of fees based on the number of Existing Funds which elect to participate in the merger.

ONLY AMERICAN STRATEGIC III MAY APPROVE THE MERGER WITHOUT THE PARTICIPATION OF ANY OTHER EXISTING FUND

    The Merger Agreement provides that as a condition to closing Existing Funds having, in the aggregate, a net asset value of at least $200 million (net of cash needed to fund payments to shareholders exercising statutory dissenters' appraisal rights and net of net assets to be transferred to the New Fund) must approve the merger. In addition, as a condition to closing, shareholders receiving shares representing at least $50 million in net asset value must elect to receive New Fund shares. American Strategic III (approximately $267.9 million of net assets as of May 31, 2002) is the only Existing Fund that could potentially individually meet both of these conditions. Whether American Strategic III can individually fulfill the $200 million threshold will depend upon several factors including net transaction expenses, the number of shareholders of Existing Funds exercising statutory dissenters' appraisal rights and the number of shareholders of Existing Funds electing the New Fund Option. None of American Strategic, American Strategic II or American Select, with net assets as of May 31, 2002 of approximately $53.3 million, $212.0 million and $143.3 million, respectively, would be able to meet both conditions to closing unless at least one additional Existing Fund elected to participate in the merger. Consequently, only American Strategic III may approve the merger without the participation of any other Existing Fund.

AVAILABILITY OF STATUTORY DISSENTERS' APPRAISAL RIGHTS

    If the merger is completed, holders of Existing Fund shares on
[            ], 2003 of any Existing Fund that merged into First American and who did not vote "FOR" the merger and the adoption of the Merger Agreement will have the right to dissent from the merger and to obtain payment for the "fair value" of their shares of the applicable Existing Fund, plus interest, in accordance with Sections 302A.471 and 302A.473 of the MBCA. The term "fair value" means the value of shares of common stock of the applicable Existing Fund immediately prior to the Effective Time of the merger, and the term "interest" means interest commencing five days after the Effective Time of the merger up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments, currently 2% per year.

    Any holder of Existing Fund shares contemplating the exercise of statutory dissenters' appraisal rights is urged to review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA, particularly with respect to the procedural steps required to perfect statutory dissenters' appraisal rights. Failure to comply with the statutory requirements will result in the loss of the shareholder's statutory dissenters' appraisal rights. The following is a summary of the material provisions of the statutory dissenters' appraisal rights statute, but it is not a complete statement of the relevant provisions of Minnesota law. This summary should be read in conjunction with the full text of Sections 302A.471 and 302A.473, which is attached to this joint proxy statement/prospectus as Appendix D, and any amendments to such sections as may be adopted after the date of this joint proxy statement/prospectus.

    Neither USBAM, nor First American, nor the New Fund has any indication from any shareholder of the Existing Funds that such shareholder intends to exercise their statutory dissenters' appraisal rights. In the event that more than 5% of the outstanding shares of an Existing Fund exercise statutory dissenters' appraisal rights and the board of directors does not waive this condition to closing of the merger, then such Existing Fund will not participate in the merger.

    FILING WRITTEN OBJECTION. Shareholders of record who desire to exercise their statutory dissenters' appraisal rights must satisfy all of the following conditions. A written notice of intent to demand fair value for Existing Fund shares must be delivered to the executive offices of the Existing Fund before the taking of the shareholder vote to adopt the Merger Agreement and approve the
merger at the special meeting of shareholders on [            ], 2003. This
written demand must be in addition to and separate from any proxy or vote against approval of the merger. Voting against, abstaining from voting or failing to vote to approve the merger does not constitute a demand for fair value of the Existing Fund shares within the meaning of the MBCA.

    The written demand should be delivered to the secretary of the Existing Fund at 800 Nicollet Mall, BC-HO5W, Minneapolis, Minnesota 55402. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the "fair value," plus interest, of his or her Existing Fund shares.

    A shareholder may not assert statutory dissenters' appraisal rights as to less than all of the shares of common stock of an Existing Fund that are registered in such holder's name, except where certain shares are beneficially owned by another person but registered in such holder's name. A person who owns shares of more than one Existing Fund may assert statutory dissenters' appraisal rights as to all shares owned in a specific Existing Fund, without asserting statutory dissenters' appraisal rights as to shares of any other Existing Funds. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares of common stock of an Existing Fund beneficially owned by another person, the shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of Existing Fund shares who is not the record owner of those shares may assert statutory dissenters' appraisal rights as to shares held on such person's behalf, provided that the beneficial owner submits a written consent of the record owner to the applicable Existing Fund at or before the time such rights are asserted.

    NO VOTING IN FAVOR OF THE MERGER PROPOSAL. Shareholders electing to exercise their statutory dissenters' appraisal rights under the MBCA must not vote for approval of the merger. A shareholder's failure to vote against approval of the merger will not constitute a waiver of statutory dissenters' appraisal rights. However, if a shareholder returns a signed proxy but does not specify a vote against approval of the merger or direction to abstain, the proxy will be voted for adoption of the Merger Agreement and approval of the merger, and the shareholder's statutory dissenters' appraisal rights will be waived.

    NOTICE BY THE EXISTING FUNDS OR FIRST AMERICAN. After adoption of the Merger Agreement and approval of the merger by the shareholders at the special meeting, each Existing Fund that has approved the merger, or First American (as the surviving entity in the merger), will send a written notice to its shareholders who filed a written demand for statutory dissenters' appraisal rights. The notice will contain:

 - the address to which the shareholder must send a demand for payment and the stock certificates in order to obtain payment;

 - the date by which they must be received;

 - any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

 - a form to be used to certify the date on which such shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares, or an interest in them, and to demand payment; and

 - a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed under those sections.

    REMITTANCE OF CERTIFICATES. In order to receive the fair value for his or her shares under Section 302A.473, a dissenting shareholder must, within 30 days after the date the Existing Fund or First American gives the notice described in the preceding paragraph, demand payment and deposit his or her stock certificates at the address specified in the notice. Under Minnesota law, notice by mail is given by the Existing Fund or First American when deposited in the U.S. mail. A dissenting shareholder will retain all rights as a shareholder until the Effective Time of the merger. After a valid demand for payment and the related stock certificates are timely received, or after the completion of the merger, whichever is later, First American will remit to each dissenting shareholder who has complied with the statutory requirements the amount that First American estimates to be the fair value of the dissenting shareholder's shares, with interest commencing five days after the Effective Time of the merger at a rate prescribed by statute, currently 2% per year. First American will also send the applicable Existing Fund's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time of the merger, together with:

 - the latest available interim financial statements;

 - an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate;

 - a brief description of the procedure to be followed if the dissenting shareholder decides to make a demand for a supplemental payment; and

 - a copy of Sections 302A.471 and 302A.473 of the MBCA.

    As described below, First American is not required at that time to send its estimated payment to any person who was not a shareholder, and who is not dissenting on behalf of a person who was the beneficial owner of Existing Fund shares, of the applicable Existing Fund on March 20, 2002. If, however, the merger is not completed or First American disputes a shareholder's right to dissent, First American will not send to the shareholder the fair value of such shareholder's shares or the additional information listed above.

    ACCEPTANCE OR SETTLEMENT OF DEMAND. If the dissenting shareholder believes that the amount remitted by First American is less than the fair value of the holder's shares, plus interest, if any, the shareholder must give written notice to First American of such holder's own estimate of the fair value of the shares, plus interest, if any, within 30 days after the mailing date of the remittance and demand payment of the difference. The notice must be given at the executive offices of First American c/o John G. Wenker, 800 Nicollet Mall, BC-HO5W, Minneapolis, Minnesota 55402. A shareholder who fails to give written notice within this time period is entitled only to the amount remitted by First American.

    Within 60 days after receipt of a demand for supplemental payment, First American must either (i) pay the shareholder the amount demanded or agreed to by the shareholder after discussion with First American, or (ii) petition a county court in Minnesota for the determination of the fair value of the shares, plus interest, if any. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the Existing Fund.

    COURT DETERMINATION. If, within the 60 days after the receipt of demand for supplemental payment, any one or more of the dissenting shareholders and First American do not agree on the fair value of the shares, then First American must file a petition with the court to obtain a judicial finding and determination of the fair value of the dissenting shareholder's shares. The petition must name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with First American.

    The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by First American or a dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders of the applicable Existing Fund who properly exercised statutory dissenters' appraisal rights and did not agree with First American as to the fair value of the shares and may be less than, equal to or more than the value of the merger consideration. Dissenting shareholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by First American. The shareholders shall not be liable to First American for any amounts paid by First American which exceed the fair value of the shares as determined by the court, plus interest.

    The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against First American, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. The court may assess fees and expenses of experts or attorneys against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding and also may award fees and expenses of experts or attorneys against First American if First American fails to comply substantially with
Section 302A.473 of the MBCA.

    First American may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on March 20, 2002, the date on which the merger was first announced to the public. First American will forward to any dissenting shareholder who was not a shareholder on March 20, 2002 but who has complied with all requirements in exercising statutory dissenters' appraisal rights the notice and all other materials sent after shareholder approval of the Merger Agreement to all shareholders who have properly exercised statutory dissenters' appraisal rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of March 20, 2002. Any shareholder who did not own shares on March 20, 2002 and who fails properly to demand payment will be entitled only to the amount offered by First American. Upon proper demand by any Existing Fund shareholder, rules and procedures applicable in connection with receipt by First American of the demand for supplemental payment given by a dissenting shareholder who owned shares on March 20, 2002 will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on March 20, 2002, except that any such shareholder is not entitled to receive any remittance from First American until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

    Shareholders considering exercising statutory dissenters' appraisal rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. Furthermore, the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473 of the MBCA.

    Under Section 302A.471 of the MBCA, a shareholder of the Existing Fund has no right at law or equity to set aside the adoption of the Merger Agreement or the consummation of the merger, unless such shareholder can establish that the adoption or consummation was fraudulent with respect to such shareholder or the Existing Fund.

    Any holder who fails to comply fully with the statutory procedures summarized above within the time periods specified above will forfeit his or her rights of dissent and will receive the consideration payable in the merger for his or her shares, which may be more or less than or equal to the fair value of the shares determined under Section 302A.473 of the MBCA.

                                  THE MEETING

THE EXISTING FUNDS' SPECIAL MEETING

    GENERAL. The board of directors of each Existing Fund is using this joint proxy statement/prospectus to solicit proxies from its shareholders for use at a special meeting of the shareholders to be held by each Existing Fund and at any adjournment or postponement of the special meeting. The special meeting for the Existing Funds will be held at [ ] on [ ], 2003.

    This joint proxy statement/prospectus, the attached notice of special meeting and the accompanying form of proxy are first being mailed to holders of
Existing Fund shares on or about [           ], 2003.

    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. The purpose of the special meeting is for shareholders of each Existing Fund:

    1. To consider and approve the proposal (a) to merge each Existing Fund into First American Strategic Real Estate Portfolio Inc., with First American Strategic Real Estate Portfolio Inc. as the surviving entity, (b) to adopt the Merger Agreement and (c) to approve the contribution transactions whereby the assets and liabilities of the Existing Funds will be allocated between First American and the New Fund.

    2. To transact any other business as may properly come before the special meeting and any adjournments of the special meeting.

    Under Minnesota law, no business other than procedural matters may be raised at the special meeting unless shareholders receive proper notice.

    RECOMMENDATION OF THE BOARD OF DIRECTORS. After careful consideration and advisement by the special committee, the board of directors of each Existing Fund has approved the merger and the Merger Agreement, and has determined that the merger is fair to, and in the best interests of, such Existing Fund and its shareholders. The board of directors of each Existing Fund recommends that you vote "FOR" approval of the merger and adoption of the Merger Agreement. For further information, see 'THE MERGER--Recommendations of the Board of Directors of Each Existing Fund and the Special Committee."

    RECORD DATE; QUORUM; VOTE REQUIRED. Only shareholders of record of each
Existing Fund on [           ], 2003 may vote at the special meeting or any
adjournment of the special meeting for that Existing Fund. As of that date, the Existing Funds had the following number of issued and outstanding shares of common stock:

                              AMERICAN                  AMERICAN                  AMERICAN
                          STRATEGIC INCOME          STRATEGIC INCOME          STRATEGIC INCOME          AMERICAN SELECT
                           PORTFOLIO INC.          PORTFOLIO INC.--II       PORTFOLIO INC.--III          PORTFOLIO INC.
                      ------------------------  ------------------------  ------------------------  ------------------------
Common Shares.......

   In order for each Existing Fund to proceed with the special meeting, there must be a quorum. This means that at least a majority of that Existing Fund's shares must be represented at the special meeting, either in person or by proxy. All returned proxies other than broker non-votes count towards a quorum, regardless of how they are voted. An abstention will be counted as shares present at the special meeting in determining whether a quorum is present. If a proxy is returned with a broker non-vote on the merger, the shareholder will not be counted as present and entitled to vote with respect to the merger. A broker "non-vote" occurs when the underlying owner of shares has not voted and the broker holding the shares does not have discretionary authority to vote on the particular matter.

    For each Existing Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Existing Fund is required to approve the merger and adopt the Merger Agreement. You are entitled to one vote for each Existing Fund share held. The matters to be presented at the special meeting will not entitle you to cumulative voting. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" adopting the Merger Agreement and approving the merger.

    OWNERSHIP OF SHARES BY DIRECTORS AND EXECUTIVE OFFICERS. None of the directors of any Existing Fund own any shares of the Existing Funds.
Messrs. Wenker and Kappenman, who are officers of the Existing Funds, each own shares of stock in the Existing Funds and have indicated that they intend to vote in favor of the merger and the adoption of the Merger Agreement. See "STOCK OWNERSHIP OF THE EXISTING FUNDS" regarding their beneficial ownership of the Existing Funds' shares.

    VOTING PROCEDURES; PROXIES. Shareholders of record may vote in person at the special meeting or vote by proxy. Shareholders of record have received with this joint proxy statement/prospectus a proxy package which will include a proxy card and a voting instruction form. There are three ways to vote your proxy. Your telephone or internet vote authorizes the proxies to vote your shares in the same manner as if you mark, sign and return your proxy card.

     1. Voting by telephone--dial the toll-free number located on your voting instruction form. You will need your 12-digit control number located on the voting instruction form at the time of the call.

     2. Voting through the internet--visit http://www.proxyvote.com. Once there, enter the 12-digit control number located on your voting instruction form.

     3. Voting by mail--enclose your voting instruction form in the postage-paid envelope found within your proxy package. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted "FOR" the merger.

    If your shares are held in "street name" by your broker, do not follow the above voting instructions. Rather, your broker will provide you with separate written instructions on voting your shares, and you should follow those instructions.

    Existing Fund shares represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Unless otherwise instructed, the proxies will vote "FOR" the approval of the merger and adoption of the Merger Agreement. The proxy card also confers discretionary authority on the individuals appointed by the board of directors of each Existing Fund and named on the proxy card to vote the shares represented by such proxy on any other matter that is properly presented for action at the special meeting, including any adjournments or postponements of the special meeting.

    If the special meeting is postponed or adjourned for any reason, all proxies will be voted at the reconvened meeting in the same manner as such proxies would have been voted at the original convening of the special meeting (except for any proxies that have previously been revoked or withdrawn), even if they may have been effectively voted on the same or any other matter at a previous meeting.

    The cost of solicitation, including the cost of preparing and mailing this joint proxy statement/ prospectus, will be allocated among and borne by the Existing Funds. Representatives of USBAM may, without cost to the Existing Funds, solicit proxies on behalf of management of the Existing Funds by means of mail, telephone, personal calls or otherwise. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Existing Fund shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Existing Funds have retained EquiServe to assist in the solicitation of proxies at an
anticipated cost of $[        ], plus reimbursement of out-of-pocket expenses.

    REVOCATION. Whether you vote by mail, telephone or through the internet, you may revoke your proxy any time before it is exercised at the special meeting by
(i) notifying the Existing Fund's secretary in writing, (ii) returning a later-dated proxy, (iii) voting again by telephone or through the internet at a later time, or (iv) by voting at the special meeting. If you hold your shares through a bank, broker or other nominee, you should contact that firm to find out how to change your vote.

    STATUTORY DISSENTERS' APPRAISAL RIGHTS. Under Minnesota law, holders of Existing Fund shares will be entitled to statutory dissenters' appraisal rights of appraisal in connection with the merger. For further information, see "THE MERGER--Availability of Statutory Dissenters' Appraisal Rights."

HOW TO ELECT THE MERGER CONSIDERATION YOU ARE TO RECEIVE

    The New Fund Option Form is enclosed with this joint proxy statement/prospectus or, if your Existing Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee.

    If your Existing Fund shares are not held in "street name" and you wish to elect to receive New Fund shares in lieu of shares of First American common stock in the merger, you must return your properly completed New Fund Option Form and your Existing Fund stock certificates to EquiServe on or before
[    ] p.m., eastern time, on [           ], 2003. Soon after the closing,
EquiServe will send to each Existing Fund shareholder not holding shares in "street name" who has not elected the New Fund Option or exercised statutory dissenters' rights a letter of transmittal for use in the exchange of shares and instructions explaining how to surrender stock certificates to EquiServe.

    EquiServe will act as exchange agent in the merger and, in that role, will process the exchange of Existing Fund stock certificates for First American common stock or New Fund shares. The exchange agent will allocate First American common stock or New Fund shares among the shareholders consistent with their elections and the allocation and prorating procedures discussed above. You may change your election at any time before the deadline specified in the New Fund Option Form by notifying EquiServe in writing. If you hold your shares through a bank, broker or other nominee, you should contact that firm to find out how to change your election.

    If you do not hold your shares in "street name" and you do not submit a New Fund Option Form, you will automatically receive First American common stock in exchange for your Existing Fund shares. If your shares are held in "street name" all forms and elections will be provided by your broker, bank or other nominee.

                          MANAGEMENT OF FIRST AMERICAN

    First American's board of directors and officers will oversee the management of the business and affairs of First American and, upon the closing of the merger, will appoint USBAM to manage First American's day-to-day operations.

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF FIRST AMERICAN

    BOARD OF DIRECTORS.

    First American's board of directors will be comprised of six directors, four of whom will be independent directors. First American's board of directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance of First American and USBAM to assure compliance with such policies. Until modified by First American's board of directors (acting by the vote of a majority of the directors, including at least a majority of independent directors), First American will follow the policies on investments and borrowings set forth in this joint proxy statement/prospectus.

    First American has a classified board of directors. Pursuant to First American's articles of incorporation and bylaws, the six-member board of directors will be divided into three classes, each class as nearly equal in number as possible. A majority of First American's directors must be independent directors. The number of directors in each class and the expiration of each class term are as follows:

CLASS I                               CLASS II             CLASS III
EXPIRES 2004                        EXPIRES 2005          EXPIRES 2006
------------                    --------------------  --------------------
James C. Leslie                 Mark Jordahl          John G. Wenker
Jonathan Pettee                 Jeffrey S. Olson      Stephen R. Blank

   At each annual meeting of shareholders, directors of the class to be elected shall be elected for a three-year term. Directors will hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualify. The terms of the directors named above will commence on the Effective Time of the merger.

    Basic information about the identity and experience of each director is set forth below. Information is set forth separately for directors who are interested persons of First American and directors who are not interested persons of First American.

    INDEPENDENT DIRECTORS OF FIRST AMERICAN.

    STEPHEN R. BLANK, 57, will serve as a director of First American. Mr. Blank joined ULI-the Urban Land Institute (ULI) in December 1998 as Senior Resident Fellow, Finance. From December 1993 to November 1998, Mr. Blank served as Managing Director, Real Estate Investment Banking of CIBC World Markets, the successor to Oppenheimer & Co., Inc. From February 1989 to November 1993,
Mr. Blank served as Managing Director of Cushman & Wakefield, Inc.'s Real Estate Corporate Finance Department. From August 1979 to January 1998, Mr. Blank served as Managing Director, Real Estate Investment Banking, of Kidder, Peabody &
Co., Inc. Additionally, Mr. Blank served as President of KP Realty
Advisers, Inc. the firm's real estate investment advisory subsidiary. Mr. Blank also serves as a member of the boards of directors of WestCoast Hospitality Corporation and BNP Residential Trust, Inc. and a member of the boards of trustees of Atlantic Realty Trust and Ramco-Gershenson Properties Trust. Since 1998, Mr. Blank has also been an adjunct professor for the Executive MBA Program at the Columbia University Graduate School of Business. Mr. Blank received his B.A. degree from Syracuse University and was awarded a M.B.A. degree from Adelphi University.

    JAMES C. LESLIE, 46, will serve as a director of First American. Mr. Leslie served as President and Chief Operating Officer of the Staubach Company from 1996 to 2001. As one of the founding members and directors of The Staubach Company, Mr. Leslie has also served as its Chief Financial Officer, President--Financial Services Division, and as a member of the Office of the President of the Staubach Company. Mr. Leslie also serves on the board of directors for Stratus Properties, Inc., Amresco Capital

Trust, and Ascendant Solutions, Inc., as well as several private companies. Mr. Leslie holds a B.A. from the University of Nebraska and an M.B.A. from the University of Michigan.

    JEFFREY S. OLSON, 34, will serve as a director of First American. Mr. Olson currently serves as Director of West Coast Acquisitions for Kimco Realty. Prior to joining Kimco, Mr. Olson covered the real estate sector for UBS Warburg, Salomon Smith Barney and CIBC World Markets. Prior to such time, Mr. Olson was Director of Finance and Investor Relations for The Mills Corporation for five years. Prior to his employment with The Mills Corporation, Mr. Olson served for four years as a public accountant at Reznick, Fedder and Silverman. Mr. Olson received his B.S. in accounting from the University of Maryland and an M.S. in real estate from the Johns Hopkins University. Mr. Olson is also a Certified Public Accountant.

    JONATHAN PETTEE, 43, will serve as a director of First American. Mr. Pettee currently serves as Chief Financial Officer for NCS I LLC, a private LLC formed by Fortress Investments, Goldman Sachs and Renewal Partners. From 1996 to 2001, Mr. Pettee served as Chief Financial Officer of AMRESCO, Inc. and as President and Chief Operating Officer of AMRESCO Capital Trust. From 1994 to 1996,
Mr. Pettee served as President and Managing Director of BBC Investment Advisors. From 1992 to 1994, Mr. Pettee served as Managing Director of Copley Real Estate Advisors. From 1986 to 1992, Mr. Pettee served with Morgan Stanley Realty Incorporated, where he was primarily involved with sale, financing and merger and acquisition assignments for real estate portfolios. Mr. Pettee received a B.S. in mechanical engineering from Cornell University and an M.B.A. from Harvard Graduate School of Business Administration

    INTERESTED DIRECTORS OF FIRST AMERICAN.

    John G. Wenker and Mark Jordahl will serve as directors of First American and are also "interested persons" of First American.

    JOHN G. WENKER, 51, serves as the President, Chief Executive Officer and a director of First American. Mr. Wenker currently serves as Senior Vice President of the Existing Funds, overseeing the Whole Loan Mortgage team and serving as lead manager of the Real Estate Securities team at USBAM. Mr. Wenker joined USBAM in 1998, prior to which he had been a Managing Director of the Fixed Income Department of Piper Jaffray Inc. from 1992 to 1998 and director of Revitalization Resources at the Minneapolis Community Development Agency from 1990 to 1992. Mr. Wenker has a B.A. in public administration from Metropolitan State University and an M.B.A. in finance from the University of St. Thomas. He is also the lead manager for First American Real Estate Securities Fund, an open-end fund investing primarily in equity real estate investment trusts.
Mr. Wenker has 16 years of financial industry experience, including ten years in portfolio management.

    MARK S. JORDAHL, 41, serves as Vice President--Investments of the Existing Funds and will serve as a director of First American. Mr. Jordahl has served as Chief Investment Officer of USBAM since 2001. Prior thereto, Mr. Jordahl served as President and Chief Investment Officer, ING Investment Management--Americas from September 2000 to June 2001. From January 1998 to September 2000,
Mr. Jordahl served as Senior Vice President and Chief Investment Officer, ReliaStar Financial Corp. From January 1996 to December 1997, Mr. Jordahl served as Executive Vice President and Managing Director, Washington Square Advisors. Mr. Jordahl holds a B.S. degree from Concordia College and an M.B.A. from the University of Minnesota Carlson School of Management. He has 20 years of experience in the financial industry.

    EXECUTIVE OFFICERS.

    The executive officers of First American following the merger will be as follows:

  NAME                                          AGE                                    OFFICES HELD
  ----                                      ------------  ----------------------------------------------------------------------
  John G. Wenker                                     51   Chief Executive Officer and President
  Robert H. Nelson                                   39   Chief Financial Officer
  Chris J. Neuharth                                  42   Executive Vice President
  Russell J. Kappenman                               38   Secretary and Executive Vice President--Director of Investments
  William T. Nimmo                                   43   Vice President
  Julene R. Melquist                                 36   Vice President

   JOHN G. WENKER, 51, serves as the President, Chief Executive Officer and a director for First American. Information about the experience of Mr. Wenker is set forth above.

    ROBERT H. NELSON, 39, serves as the Chief Financial Officer for First American. Mr. Nelson currently serves as Treasurer for the Existing Funds and as Chief Operating Officer of USBAM. Mr. Nelson joined the Existing Funds in 1988 and previously was a senior auditor at KPMG Peat Marwick. He received a B.A. in business and accounting from Concordia College. Mr. Nelson is on the Investment Company Institute's Treasurers and Closed-end Fund committees; he is also an advisory member of the Financial Technology Forum, the Asset Management Operating Committee and treasurer of the First American Family of Funds.
Mr. Nelson has 16 years of financial industry experience, including representing USBAM in critical relationships with major clients, industry organizations and other key external/internal parties.

    CHRIS J. NEUHARTH, 42, serves as Executive Vice President of First American. Currently, Mr. Neuharth serves as a Managing Director and Senior Fixed Income Portfolio Manager for USBAM, managing fixed-income mutual funds and institutional accounts and working with other portfolio managers in developing taxable fixed-income strategies and sector weightings. Mr. Neuharth joined USBAM in 2000, having previously worked at Brinson Partners as a director and senior portfolio manager from 1999 to 2000. He also worked at U.S. Bancorp Piper Jaffray as director of risk management from 1997 to 1999, at Piper Capital Management Incorporated as risk manager from 1995 to 1997, and prior thereto was a fixed-income portfolio manager at Fortis Advisors and First Minnesota Bank. Mr. Neuharth received a B.S. in business finance from Winona State University, is a member of the Association for Investment Management and Research and holds the Chartered Financial Analyst designation. He has 21 years of financial industry experience, including 17 years in portfolio management.

    RUSSELL J. KAPPENMAN, 38, serves as the Secretary and the Executive Vice President Director of Investments for First American. Mr. Kappenman has been a Managing Director of USBAM since 2001, prior to which he had been a Vice President of USBAM since 1998. Mr. Kappenman was with Piper Jaffray Inc. from 1989 to 1998, serving as a tax manager and a fixed income analyst. He received a B.A. in accounting from the University of South Dakota. Mr. Kappenman holds the Certified Public Accountant designation and is a member of the American Institute of Certified Public Accountants and the Minnesota Society of CPAs. He has 16 years of financial industry experience, including seven years in portfolio management.

    WILLIAM T. NIMMO, 43, serves as the Vice President of First American.
Mr. Nimmo currently serves as Vice President of the Existing Funds, purchasing commercial and multifamily mortgage loans and handling problem loans and loan modifications for whole loan mortgages. Mr. Nimmo has been a Director of the Whole Loan Department of USBAM since 1998, and was a Senior Vice President of Piper Capital Management Incorporated from 1997 to 1998. Mr. Nimmo previously was Vice President of Real Estate at Washington Square Capital and a marketing representative for Trammell Crow Co. He received a B.A. in economics from the University of Oregon and a J.D. from Northwestern University School of Law.
Mr. Nimmo is a member of the National Association of Industrial and Office Parks and a former board member of Free Arts for Abused Children of Minnesota.
Mr. Nimmo has 17 years of commercial real estate transaction experience, including 12 years in real estate portfolio management.

    JULENE R. MELQUIST, 36, serves as Vice President of First American.
Ms. Melquist has served as a Vice President of USBAM since 2001 and is the lead analyst on the Real Estate Securities Team. Prior to becoming a Vice President, Ms. Melquist had been an analyst at USBAM since 1998 and an Assistant Vice President at Piper Capital Management Incorporated from 1994 to 1998.
Ms. Melquist previously was a retail investment executive at Kidder Peabody. She received a B.A. from Gustavus Adolphus College and an M.B.A. in finance from the University of St. Thomas. She has 15 years of financial industry experience, including underwriting commercial and multifamily loan purchases, managing the closing of commercial and multifamily loans and serving as a liaison with correspondent and mortgage banking firms.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. First American will establish an audit committee comprised of certain independent members of First American's board of directors. The board of directors of First American will determine that each member of the audit committee is "independent" within the meaning of the listing standards of the NYSE. The function of the audit committee is to recommend annually to First American's board of directors a firm of independent certified public accountants to audit the books and records of First American for the ensuing year. In connection therewith, the audit committee will monitor that firm's performance (including a review of each audit and a review of fees paid), confer with that firm as to First American's financial statements and internal controls, evaluate the firm's independence, review the purchase by First American from the firm of nonaudit services, facilitate communications with management and service providers and review First American's back-up procedures and disaster recovery plans. The audit committee's duties will also include the review and oversight of all transactions among First American and its directors, USBAM and its affiliates, holders of 5% or more of its shares of First American common stock or any affiliates. The audit committee will adopt a written charter setting forth, among other things, requirements with respect to the composition of the audit committee, the purposes of the audit committee and the audit committee's duties and powers. At the discretion of First American's board of directors, members of the audit committee may receive additional compensation for serving on such committee.

    INVESTMENT COMMITTEE. First American will establish an investment committee comprised of members of First American's board of directors. The bylaws require that a majority of the investment committee be comprised of independent directors. The duties of the investment committee will include establishing investment guidelines and criteria relating to the acquisition of mortgage loans which (i) are not issued or guaranteed by an agency of the U.S. government or
(ii) are not rated within the rating categories set forth in First American's investment policies. The investment guidelines and criteria will also ensure that the investments and assets of First American will remain within the parameters of the exemption provided by Section 3(c)(5)(C) of the Investment Company Act.

VACANCIES ON THE BOARD OF DIRECTORS

    A vacancy on First American's board created by the death, resignation, or incapacity of a director or by an increase in the number of directors (within the limits referred to above) may be filled by the majority vote of the remaining directors. With respect to a vacancy created by the death, resignation, or incapacity of an independent director, the remaining independent directors shall nominate a replacement. A director so nominated by the board of directors will hold office for the balance of the term then remaining for that class. A director so chosen to fill a vacancy will hold office for the remainder of the present term of office or until the next annual meeting of shareholders, at which time the shareholders will elect a director to hold office for the balance of the term then remaining for that class. A director may resign at any time and may be removed with or without cause with the affirmative vote of at least two-thirds of the aggregate number of shares issued and outstanding and entitled to vote.

COMPENSATION OF DIRECTORS AND OFFICERS

    DIRECTORS. Members of the board of directors who are affiliated with First American or USBAM will not receive cash compensation for serving as a member of First American's board of directors and will not receive compensation for attending meetings or for serving on any committees of First American's board of directors; however, all members of First American's board of directors will receive reimbursement for travel and other expenses and other out-of-pocket disbursements incurred in connection with attendance at meetings.

    INDEPENDENT DIRECTORS. Directors not affiliated with First American or USBAM will be entitled to receive compensation for serving as directors at the rate of $20,000 per annum in cash in addition to the expense reimbursement for attendance at meetings described above. Directors will also be entitled to receive compensation at the rate of $750 per meeting attended in person and $500 per meeting attended by phone. Directors who serve on a committee will receive compensation of $500 per meeting of such committee. Such compensation is subject to change by action of the board of directors. At the discretion of First American's board of directors, independent directors may be granted additional cash compensation for serving on a committee of First American's board of directors.

    OFFICERS. The executive officers of First American will receive no cash compensation for serving as an executive officer of First American.

INDEMNIFICATION

    First American's articles of incorporation and bylaws provide for the indemnification of directors to the fullest extent permitted by Maryland law. Other officers, employees and agents of First American may be indemnified to such extent as shall be authorized by First American's board of directors or the bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurred in connection with any proceeding to which such person may be made a party by reason of serving in such positions unless it is established that: (i) an act or omission of the director, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling First American pursuant to the foregoing provisions, First American has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The articles of incorporation of First American provide that the personal liability of any director to First American or its shareholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland, as amended or interpreted. Maryland law authorizes the limitation of liability of directors and officers to corporations and their shareholders for money damages except (i) to the extent that it is proved that the person actually received an improper personal benefit, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

THE INVESTMENT ADVISOR

    USBAM, which is registered with the SEC as an investment advisor under the Advisers Act, is the investment advisor for each Existing Fund. USBAM is a wholly-owned subsidiary of U.S. Bank National Association, which is in turn owned by U.S. Bancorp. As of September 30, 2002, USBAM had more than $111 billion in assets under management.

    USBAM will also serve as the investment advisor to First American and the New Fund. At all times, USBAM will be subject to the direction and oversight of the board of directors of First American and the New Fund, respectively. The members of the existing management team of USBAM who are currently responsible for advising the Existing Funds will serve as the management team for First American and the New Fund.

    USBAM also acts as the investment advisor to Real Estate Securities Fund, a mutual fund organized as a separate series of First American Investment Funds, Inc., an open-end investment company. Real Estate Securities Fund invests primarily in income producing common stocks of publicly traded companies engaged in the real estate industry. A majority of Real Estate Securities Fund's total assets are invested in REITs. Real Estate Securities Fund's objective is to provide above average current income and long-term capital appreciation. At
June 30, 2002, Real Estate Securities Fund had net assets of approximately $143.8 million, 95.6% of which were represented by investments in REIT common stocks. At that date, Real Estate Securities Fund's REIT portfolio composition, as a percentage of net assets, was as follows:

Office/Industrial.................................  32.0%
Residential.......................................  13.7%
Mall/Retail.......................................  27.9%
Diversified.......................................  12.1%
Hotels............................................   6.4%
Other.............................................   0.2%
Financial Services................................     0%
Health Care.......................................     0%
Specialty Real Estate.............................   3.3%
Cash/Cash Equivalents.............................   4.4%

   Real Estate Securities Fund pays USBAM an annual management fee equal to 0.70% of average net assets.

    The following table sets forth the Real Estate Securities Fund's average annualized total returns for the one-year, five-year and since-inception periods ended June 30, 2002. The figures set forth in the table are based on the change in the Real Estate Securities Fund's Class Y net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Because mutual fund shares are not publicly traded, there is no market price-based performance information.

                   NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS
                        FOR REAL ESTATE SECURITIES FUND

ONE YEAR ENDED  FIVE YEARS ENDED    INCEPTION (6/30/95)
JUNE 30, 2002    JUNE 30, 2002     THROUGH JUNE 30, 2002
--------------  ----------------  ------------------------
    16.84%              8.83%                  12.88%

THE REIT ADVISORY AGREEMENT

    TERM. As a condition to the merger, First American will enter into the REIT Advisory Agreement with USBAM for an initial term of two years, beginning upon consummation of the merger. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between First American and USBAM, subject to an affirmative vote of a majority of the independent directors.

    TERMINATION; TERMINATION FEE. First American may, at its option, terminate, or decline to renew the term of, the REIT Advisory Agreement with or without cause at any time upon 60 days written notice with the approval of a majority of the board of directors (including at least a majority of the independent directors). Upon termination of the REIT Advisory Agreement by First American (other than in the case of termination by First American for cause) or if the REIT Advisory Agreement is not renewed (other than in the case in which First American, at least 60 days prior to expiration of the

REIT Advisory Agreement or any extension thereof, gives written notice to USBAM that it is offering to extend the terms of the REIT Advisory Agreement for an additional two year period on the terms outlined in the REIT Advisory Agreement and USBAM fails to accept such offer of renewal prior to the expiration date), First American is obligated to pay USBAM a termination fee. The termination fee shall be an amount equal to 5% of, for the first two years following the initial date of the REIT Advisory Agreement, and 2% of, thereafter, the net equity of First American, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with accounting principles generally accepted in the United States.

    First American may terminate the REIT Advisory Agreement without payment of any termination fee to USBAM with cause (including a material breach by USBAM of any provision contained in the REIT Advisory Agreement not cured within 30 days) upon 60 days' prior written notice of termination approved by a majority of the board of directors of First American (including at least a majority of the independent directors).

    SERVICES PROVIDED. USBAM at all times will be subject to the direction and control of First American's board of directors and will only have such functions and authority as First American may delegate to it. USBAM will be responsible for the day-to-day operations of First American and will perform such services and activities relating to the assets and operations of First American as USBAM, subject to the discretion and control of First American's board of directors, deems appropriate, including, but not limited to:

 - providing a complete program of investing and reinvesting the capital and assets of First American in pursuit of its investment objectives and in accordance with policies adopted by First American's board of directors from time to time;

 - serving as First American's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the board of directors;

 - assisting First American in developing criteria for mortgage asset purchase commitments that are specifically tailored to First American's investment objectives and making available to First American its knowledge and experience with respect to mortgage assets and other real estate-related assets;

 - counseling First American in connection with policy decisions made by the board of directors;

 - evaluating and recommending hedging strategies to First American's board of directors in accordance with hedging guidelines and policies adopted by First American's board of directors;

 - engaging in hedging activities on behalf of First American, consistent with First American's status as a REIT;

 - advising First American on borrowing strategies and guidelines;

 - maintenance of First American's exemption from regulation as an investment company;

 - representing First American in connection with the purchase and commitment to purchase or sell mortgage assets, including the accumulation of mortgage loans for securitization and the incurrence of debt;

 - furnishing reports and statistical and economic research to First American regarding First American's activities and the services performed for First American by USBAM;

 - monitoring and providing to First American's board of directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by the board of directors from time to time, and providing data and advice to the board of directors in connection with the identification of such dealers;

 - administering the day-to-day operations of First American and performing and supervising the performance of necessary administrative functions as may be reasonably directed by the board of directors;

 - contracting in the name of and on behalf of First American, with third parties for master servicing and special servicing of assets acquired by First American;

 - communicating on behalf of First American with the holders of the equity and debt securities of First American as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

 - causing First American to qualify to do business in all applicable jurisdictions;

 - causing First American to retain qualified accountants and legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems and to conduct quarterly compliance reviews;

 - assisting First American in complying with all federal and state legal and regulatory requirements applicable to First American in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

 - assisting First American in making required tax filings and reports and maintaining its status as a REIT, including soliciting shareholders for required information to the extent provided in the REIT provisions of the Code;

 - performing such other services as may be required from time to time for management and other activities relating to the assets of First American as First American's board of directors shall reasonably request or USBAM shall deem appropriate under the particular circumstances;

 - supervising investor relations, public relations and relations with the investment community;

 - supervising the maintenance of First American's accounts, books and records; and

 - using reasonable efforts to cause First American to comply with applicable laws.

    MANAGEMENT FEES. As compensation for these services, USBAM will receive the following base management and performance fees payable quarterly:

       BASE MANAGEMENT FEE

         0.25% per annum                   Payable on investment grade assets or equivalent credit
                                           quality
         1.0% per annum                    Payable on the first $1.0 billion of other assets
         0.75% per annum                   Payable on other assets over $1.0 billion

       PERFORMANCE FEE

         20.0% of the "excess yield" on    "Excess yield" equals the amount by which (a) the net
         all outstanding shares of         income per share of First American common stock (before
         common stock                      the performance fee) exceeds (b) a net income per share
                                           that would result in a yield, tied to historical offering
                                           prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage)

   The ability of First American to achieve a quarterly investment yield and of USBAM to earn the incentive compensation described in the preceding chart is dependent upon the level and volatility of interest rates, First American's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within First American's control.

    USBAM's base management fee and performance fee shall be calculated by USBAM within 15 days after the end of each fiscal quarter, and such calculation shall be promptly delivered to First American. First American shall pay the base management fee and the performance fee within 30 days after the end of each fiscal quarter.

    EXPENSES. USBAM will bear all costs and expenses of its officers and employees and any overhead incurred in connection with its duties under the REIT Advisory Agreement, the cost of office space and equipment required for performance of its duties and shall bear the costs of any salaries or directors fees of any officers or directors of First American who are affiliated with USBAM.

    USBAM is not expected to bear the following expenses:

 - issuance and transaction costs incident to the acquisition, disposition and financing of investments;

 - legal, accounting and auditing fees and expenses;

 - the compensation and expenses of the independent directors;

 - costs of printing and mailing proxies and reports to shareholders;

 - costs incurred for due diligence and travel on behalf of First American;

 - costs associated with any computer software or hardware that is used exclusively for First American;

 - costs to obtain liability insurance to indemnify First American's directors and officers, USBAM and its employees and directors;

 - the compensation and expenses of First American's custodian and transfer agent, if any;

 - costs for the master and special servicing of mortgage loans;

 - costs of the issuance and administration of mortgage-backed securities;

 - costs of raising capital;

 - costs associated with the incurrence of debt;

 - interest expenses;

 - taxes and license fees;

 - non-cash costs;

 - the base and incentive management fee;

 - costs of litigation; or

 - extraordinary or non-recurring expenses incurred on behalf of First American.

    INDEMNIFICATION. First American has agreed to indemnify USBAM and its equity owners, officers, managers, employees, agents, associates and controlling persons (and the equity owners, officers, managers, employees and agents of such persons) against any liabilities and expenses incurred in connection with any action or proceeding involving such person by reason of such person's service in any of the foregoing capacities. First American also agrees that such persons shall not have any liability to First American or its shareholders for any error of judgment, mistake of law, loss arising out of any investment, or act or omission in performing its obligations under the REIT Advisory Agreement. However, First American will not provide such indemnification or relieve such person of liability if the liability arises as a result of such person's willful misfeasance, bad faith, gross negligence, reckless disregard of the duties involved in the conduct of its position or any material breach of the terms of the REIT Advisory Agreement (unless such breach arises solely from USBAM's good faith reliance upon the advice of outside professionals).

                           MANAGEMENT OF THE NEW FUND

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE NEW FUND

    The business and affairs of the New Fund are managed under the direction of the board of directors and officers of the New Fund. Upon the closing of the merger, the New Fund will appoint USBAM to manage the New Fund's portfolio. The management of the New Fund's day-to-day operations is delegated to its officers, USBAM and the New Fund's administrator, subject always to the investment objectives and policies of the New Fund and to the general supervision of the directors of the New Fund. As of the date of this joint proxy statement/prospectus, the directors and officers of the New Fund as a group did not own any shares of the New Fund. Each of the directors is also a director of each of the other closed-end and open-end investment companies managed by USBAM (or the Fund Complex), and many of the officers are also officers of such companies. The business address of the New Fund, USBAM and the New Fund's board members and officers is 800 Nicollet Mall, Minneapolis, Minnesota 55402, unless specified otherwise below.

    BOARD OF DIRECTORS OF THE NEW FUND.

    There are eight directors of the New Fund, one of whom is an "interested person" (as defined in the Investment Company Act) and seven of whom are not "interested persons." All significant agreements between the New Fund and persons or companies furnishing services to it, including the New Fund's agreements with its investment advisor, administrator, custodian and transfer agent must be approved by the board of directors of the New Fund.

    Basic information about the identity and experience of each director and officer is set forth below. Information is set forth separately for directors who are interested persons of the New Fund (as defined in the Investment Company
Act) and directors who are not interested persons of the New Fund.

    Each of the directors of the New Fund oversees seventy portfolios in the Fund Complex. None of the directors of the New Fund hold any other directorships. In addition, each of the directors of the New Fund are currently serving a one-year term that expires at the next annual meeting of shareholders of the New Fund.

    INDEPENDENT DIRECTORS OF THE NEW FUND.

    ROGER A. GIBSON, 56, has been a director of the New Fund since November 19, 2002. Since July of 2001, Mr. Gibson has served as Vice President--Cargo, United Airlines. From 1995 to 2001, Mr. Gibson served as Vice President, North America--Mountain Region for United Airlines.

    ANDREW M. HUNTER III, 55, has been a director of the New Fund since November 19, 2002. Mr. Hunter has served as Chairman, Hunter, Keith Industries, a diversified manufacturing and services management company, since 1975.

    LEONARD W. KEDROWSKI, 61, has been a director of the New Fund since
November 19, 2002. Since 1992, Mr. Kedrwoski has served as Owner of Executive and Management Consulting, Inc., a management consulting firm. Since 1999, Mr. Kedrowski has served as Chief Executive Officer, Creative Promotions International, LLC, a promotional award programs and products company.
Mr. Kedrowski has also served as a board member of GC McGuiggan Corporation (dba Smyth Companies), a label printer since 1993, was an Advisory Board member of Designer Doors, a manufacturer of designer doors from 1998 to 2002 and acted as CEO of Graphics Unlimited from 1996 to 1998.

    RICHARD K. RIEDERER, 58, has been a director of the New Fund since November 19, 2002. Mr. Reiderer is currently retired. From 1995 to 2001,
Mr. Reiderer served as Chief Executive Officer of Weirton Steel. From 1993 to 2001, Mr. Reiderer served as a director of Weirton Steel.

    JOSEPH D. STRAUSS, 62, has been a director of the New Fund since
November 19, 2002. Mr. Strauss has served as Owner and Executive Officer, Excensus-TM-, LLC, a consulting firm, since 2001. Mr. Strauss has served as Owner and President, Strauss Management Company, a Minnesota holding company for various organizational management business ventures, and as owner, Chairman and Chief Executive Officer, Community Resource Partnerships, Inc., a strategic planning, operations management, government relations, transportation planning and public relations organization, since 1993. Mr. Strauss is also an attorney at law.

    VIRGINIA L. STRINGER, 58, has been a director of the New Fund since November 19, 2002. Since 1993, Ms. Stringer has served as Owner and President, Strategic Management Resources, Inc., a management consulting firm. Since 1997, Ms. Stringer has served as Executive Consultant for State Farm Insurance Company. Ms. Stringer was formerly President and director of The Inventure Group, a management consulting and training company, President of Scott's, Inc., a transportation company, and Vice President of Human Resources of The Pillsbury Company.

    JAMES M. WADE, 59, has been a director of the New Fund since November 19, 2002. Since 1999, Mr. Wade has served as Owner and President, Jim Wade Homes, a homebuilding company.

    INTERESTED DIRECTOR.

    JOHN M. MURPHY, Jr., 61, has been a director of the New Fund since
November 19, 2002. Mr. Murphy has served as Minnesota State Chairman--U.S. Bancorp since 2000 and as Executive Vice President of U.S. Bancorp since January 1999. From 1991 to 1999, Mr. Murphy served as Chairman and Chief Investment Officer of First American Asset Management and U.S. Bank Trust, N.A., and Executive Vice President of U.S. Bancorp. Mr. Murphy is considered an "interested" director because of his employment with U.S. Bancorp, USBAM (and its predecessor, First American Asset Management) and U.S. Bank Trust National Association, and his ownership of securities issued by U.S. Bancorp.

    EXECUTIVE OFFICERS.

    The executive officers of the New Fund following the merger will be as follows:

NAME                          AGE                     OFFICES HELD
----                      ------------  ----------------------------------------
Thomas S. Schreier                 40   President
John G. Wenker                     51   Senior Vice President
Mark S. Jordahl                    41   Vice President--Investments
Jeffrey M. Wilson                  45   Vice President--Administration
Russell J. Kappenman               38   Vice President and Assistant Treasurer
Julene R. Melquist                 36   Vice President
William T. Nimmo                   43   Vice President
Robert H. Nelson                   39   Treasurer

   The executive officers of the New Fund, their addresses, their ages, and their principal occupations for at least the past five years are set forth below. Each officer has served as such since the inception of the New Fund. Officers serve at the discretion of the board of directors of the New Fund and are re-elected annually by the board of directors of the New Fund.

    THOMAS S. SCHREIER, Jr., 40, serves as President of the New Fund. Since May 2001, Mr. Schreier has served as Chief Executive Officer of USBAM. Prior thereto, Mr. Schreier served as Chief Executive Officer of First American Asset Management since December 2000 and of Firstar Investment & Research Management Company since February 2001. From October 1998 through December 2000,
Mr. Schreier served as Senior Managing Director and Head of Equity Research of U.S. Bancorp Piper Jaffray. From 1996 to 1998, Mr. Schreier served as Senior Airline Analyst and a Director, Equity Research of Credit Suisse First Boston. Mr. Schreier holds a B.A. in economics and German from the University of Notre Dame and an M.B.A. from the Harvard Graduate School of Business. He has 13 years of experience in the financial industry.

    JOHN G. WENKER, 51, serves as Senior Vice President of the New Fund.
Mr. Wenker currently serves as Senior Vice President of the Existing Funds, overseeing the Whole Loan Mortgage team and serving as lead manager of the Real Estate Securities team at USBAM. Mr. Wenker has been with USBAM since 1998, prior to which he had been a Managing Director of the Fixed Income Department of Piper Jaffray Inc. from 1992 to 1998 and director of Revitalization Resources at the Minneapolis Community Development Agency from 1990 to 1992. Mr. Wenker has a B.A. in public administration from Metropolitan State University and an M.B.A. in finance from the University of St. Thomas. He is also the lead manager for First American Real Estate Securities Fund, an open-end fund investing primarily in equity real estate investment trusts.
Mr. Wenker has 16 years of financial industry experience, including ten years in portfolio management.

    MARK S. JORDAHL, 41, serves as Vice President--Investments of the New Fund. Mr. Jordahl has served as Chief Investment Officer of USBAM since 2001. Prior thereto, Mr. Jordahl served as President and Chief Investment Officer, ING Investment Management--Americas from September 2000 to June 2001. From January 1998 to September 2000, Mr. Jordahl served as Senior Vice President and Chief Investment Officer, ReliaStar Financial Corp. From January 1996 to December 1997, Mr. Jordahl served as Executive Vice President and Managing Director, Washington Square Advisors. Mr. Jordahl holds a B.S. degree from Concordia College and an M.B.A. from the University of Minnesota Carlson School of Management. He has 20 years of experience in the financial industry.

    JEFFERY M. WILSON, 45, serves as Vice President--Administration of the New Fund. Mr. Wilson has served as Senior Vice President of USBAM since May 2001. Prior thereto, Mr. Wilson had served as Senior Vice President of First American Asset Management.

    RUSSELL J. KAPPENMAN, 38, serves as Vice President and Assistant Treasurer of the New Fund. Mr. Kappenman has been a managing director of USBAM since 2001, prior to which he had been a Vice President of USBAM since 1998. Mr. Kappenman was with Piper Jaffray Inc. from 1989 to 1998, serving as a tax manager and a fixed income analyst. He received a B.A. in accounting from the University of South Dakota. Mr. Kappenman holds the Certified Public Accountant designation and is a member of the American Institute of Certified Public Accountants and the Minnesota Society of CPAs. He has 16 years of financial industry experience, including seven years in portfolio management.

    JULENE R. MELQUIST, 36, serves as Vice President of the New Fund.
Ms. Melquist has served as Vice President of USBAM since 2001 and is the lead analyst on the Real Estate Securities Team. Prior to becoming a Vice President, Ms. Melquist had been an analyst at USBAM since 1998 and an Assistant Vice President at Piper Capital Management Incorporated from 1994 to 1998.
Ms. Melquist, who joined the Existing Funds in 1994, previously was a retail investment executive at Kidder Peabody. She received a B.A. from Gustavus Adolphus College and an M.B.A. in finance from the University of St. Thomas. She has 15 years of financial industry experience, including underwriting commercial and multifamily loan purchases, managing the closing of commercial and multifamily loans, managing portfolios of REIT common and preferred stock and serving as a liaison with correspondent and mortgage banking firms.

    WILLIAM T. NIMMO, 43, serves as Vice President of the New Fund. Mr. Nimmo currently serves as Vice President of the Existing Funds, purchasing commercial and multifamily mortgage loans and handling problem loans and loan modifications for whole loan mortgages. Mr. Nimmo has been a Director of the Whole Loan Department of USBAM since 1998, and was a Senior Vice President of Piper Capital Management Incorporated from 1997 to 1998. Mr. Nimmo previously was Vice President of Real Estate at Washington Square Capital and a marketing representative for Trammell Crow Co. He received a B.A. in economics from the University of Oregon and a J.D. from Northwestern University School of Law.
Mr. Nimmo is a member of the National Association of Industrial and Office Parks and a former board member of Free Arts for Abused Children of Minnesota.
Mr. Nimmo has 17 years of commercial real estate transaction experience, including 12 years in real estate portfolio management.

    ROBERT H. NELSON, 39, serves as Treasurer of the New Fund. Mr. Nelson currently serves as Treasurer for the Existing Funds and as Chief Operating Officer of USBAM. Mr. Nelson joined the Existing Funds in 1998 and previously was a senior auditor at KPMG Peat Marwick. He received a

B.A. in business and accounting from Concordia College. Mr. Nelson is on the Investment Company Institute's Treasurers and Closed-end Fund committees; he is also an advisory member of the Financial Technology Forum, the Asset Management Operating Committee and treasurer of the First American Family of Funds.
Mr. Nelson has 16 years of financial industry experience, including representing USBAM in critical relationships with major clients, industry organizations and other key external/ internal parties.

COMMITTEES OF THE BOARD OF DIRECTORS

    The board of directors of the New Fund has three standing committees: an audit committee, a pricing committee and a nominating committee.

    AUDIT COMMITTEE. The function of the audit committee is to recommend annually to the board of directors of the New Fund a firm of independent certified public accountants to audit the books and records of the New Fund for the ensuing year. In connection therewith, the audit committee monitors that firm's performance (including a review of each audit and a review of fees paid), confers with that firm as to the New Fund's financial statements and internal controls, evaluates the firm's independence, reviews procedures to safeguard portfolio securities, reviews the purchase by the New Fund from the firm of nonaudit services, facilitates communications with management and service providers and reviews the New Fund's back-up procedures and disaster recovery plans. The audit committee has adopted a written charter setting forth, among other things, requirements with respect to the composition of the audit committee, the purposes of the audit committee and the audit committee's duties and powers. The audit committee currently consists of Messrs. Gibson and Riederer, Ms. Stringer (ex officio) and Mr. Kedrowski, who serves as its chairperson. Each member of the audit committee has been determined by the board of directors of the New Fund to be "independent" within the meaning of the listing standards of the AMEX.

    NOMINATING COMMITTEE. The nominating committee is responsible for recommending to the board of directors of the New Fund (i) nominees for election as directors, (ii) a successor to the chairperson when a vacancy occurs, and
(iii) compensation plans and arrangements for the board of directors of the New Fund, and for reviewing with the chairperson the chairperson's recommended nominating committee assignments. Current members of the nominating committee are Messrs. Gibson and Riederer, Ms. Stringer (ex officio) and Mr. Hunter, who serves as its chairperson. The nominating committee does not consider nominees recommended by shareholders.

    PRICING COMMITTEE. The pricing committee is responsible for valuing portfolio securities for which market quotations are not readily available, pursuant to procedures established by the board of directors of the New Fund. Current members of the pricing committee are Messrs. Hunter and Murphy, Ms. Stringer (ex officio) and Mr. Strauss, who serves as its chairperson.

COMPENSATION OF DIRECTORS AND OFFICERS OF THE NEW FUND

    DIRECTORS. The fees and expenses of the independent directors of the New Fund are paid by the New Fund. No compensation is paid by the New Fund to any director who is an officer or employee of USBAM or any of its affiliates. Each independent director of the New Fund, other than its chairperson, currently receives from the Fund Complex a fee of $40,000 per year ($60,000 in the case of the chairperson) plus $10,000 ($15,000 in the case of the chairperson) per meeting of the full board of directors of the New Fund attending and $2,500 per nominating committee or audit committee meeting attended ($3,750 in the case of a committee chairperson). Independent directors of the New Fund are also reimbursed for their travel expenses to attend meetings. In the event of telephonic board meetings, each participating independent director of the New Fund receives a fee of $5,000 ($7,500 in the case of the chairperson), and in the event of telephonic nominating or audit committee meetings, each participating director receives a fee of $1,250 ($1,875 in the case of the committee chairperson). In addition, independent directors of the New Fund may receive a per diem fee of $2,500 per day, plus travel expenses, when directors travel out of town on New Fund business. However, independent directors of the New Fund do not receive the $2,500 per diem amount plus the foregoing board or committee fee for an out-of-town committee or board meeting but instead receive the greater of the total per diem fee or meeting fee. The amounts specified in this paragraph are allocated among the New Fund and the other closed- and open-end investment companies in the Fund Complex on the basis of net assets.

    The independent directors of the New Fund may elect to defer payment of up to 100% of the fees they receive in accordance with a deferred compensation plan in place for the Fund Complex (or the Deferred Compensation Plan). Under the Deferred Compensation Plan, a director may elect to have his or her deferred fees treated as if they had been invested in shares of one or more funds and the amount paid to the director under the Deferred Compensation Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Compensation Plan will remain unfunded for federal income tax purposes under the Code. Deferral of director fees in accordance with the Deferred Compensation Plan is expected to have no more than a negligible impact on New Fund assets and liabilities and will not obligate the New Fund to retain any director or pay any particular level of compensation. Neither the New Fund nor any other fund in the Fund Complex provides any other pension or retirement benefits to directors.

    The following table sets forth the total compensation received by each independent director of the New Fund from the Fund Complex for the twelve months ended December 31, 2002. It is estimated that the independent directors of the New Fund will receive from the New Fund the amounts set forth below for the New Fund's calendar year ending December 31, 2003, assuming the New Fund had been in existence for the full calendar year. Amounts set forth under "Minimum" assume that all four Existing Funds approve the merger and also assume that shareholders holding Existing Fund shares representing an aggregate net asset value of $50 million elect to receive New Fund shares and that no shareholders elect to exercise statutory dissenters' appraisal rights. Amounts set forth under "Maximum" assume that all four Existing Funds approve the merger, that shareholders holding approximately 49% of the shares in each Existing Fund elect to receive New Fund shares and that no shareholders elect to exercise statutory dissenters' appraisal rights.

                                     ESTIMATED COMPENSATION
                                       FROM THE NEW FUND     TOTAL COMPENSATION FROM THE
                                     ----------------------         FUND COMPLEX
NAME OF BOARD MEMBER                  MINIMUM     MAXIMUM    PAID TO BOARD MEMBER(1)(2)
--------------------                 ---------  -----------  ---------------------------
Roger A. Gibson                        $119       $  796              $121,250
Andrew M. Hunter                       $ 93       $  624              $ 95,000
Leonard W. Kedrowski                   $181       $1,211              $184,375
Richard K. Riederer                    $152       $1,018              $155,000
Joseph D. Strauss                      $115       $  768              $116,875
Virginia L. Stringer                   $201       $1,347              $205,000
James M. Wade                          $100       $  723              $110,000

---------------------

(1) Includes amounts deferred pursuant to the New Fund Deferred Compensation Plan as follows: Gibson, $60,625; Hunter, $95,000; and Kedrowski, $184,375.

(2) As of December 31, 2002, the Fund Complex consisted of four open-end investment companies, each of which have multiple portfolios, and 10 closed-end investment companies, totaling 70 funds, managed by USBAM, including the Existing Funds.

   OFFICERS. The executive officers of the New Fund will receive no cash compensation for serving as executive officers of the New Fund.

INDEMNIFICATION

    USBAM will be liable to the New Fund under the New Fund Advisory Agreement for any negligence or willful misconduct by USBAM. USBAM has agreed to indemnify the New Fund with respect to any loss, liability, judgment, cost or penalty that the New Fund may suffer due to a breach of the New Fund Advisory Agreement by USBAM.

INVESTMENT ADVISOR TO THE NEW FUND

    USBAM, which is registered with the SEC as an investment advisor under the Advisers Act, is the investment advisor for each Existing Fund and will serve as investment advisor for the New Fund. USBAM is a wholly-owned subsidiary of U.S. Bank which, in turn, is a subsidiary of U.S. USBAM, U.S. Bank and U.S. Bancorp are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

    USBAM provides investment management services to individuals and institutions, including corporations, foundations, pensions and retirement plans. As of September 30, 2002, USBAM had more than $111 billion in assets under management.

    USBAM furnishes the New Fund with investment advice and, in general, supervises the management and investment program of the New Fund. USBAM furnishes at its own expense all necessary administrative services, office space, equipment and clerical personnel for servicing the investments of the New Fund, and executive and supervisory personnel for managing the investments and effecting the New Fund's portfolio transactions. USBAM also pays the salaries and fees of all officers and directors of the New Fund who are affiliated persons of USBAM.

    USBAM will also serve as the investment advisor to First American. At all times, USBAM will be subject to the direction and oversight of the board of directors of First American and the New Fund, respectively. The members of the existing management team of USBAM who are currently responsible for advising the Existing Funds will serve as the management team for First American and the New Fund.

    The employees of USBAM who will be principally responsible for the New Fund's investment program will be John G. Wenker, Russell J. Kappenman and Chris
J. Neuharth.

    USBAM also acts as the investment advisor to Real Estate Securities Fund, a mutual fund organized as a separate series of First American Investment Funds, Inc., an open-end investment company. Real Estate Securities Fund invests primarily in income producing common stocks of publicly traded companies engaged in the real estate industry. A majority of Real Estate Securities Fund's total assets are invested in REITs. Real Estate Securities Fund's objective is to provide above average current income and long-term capital appreciation. At
May 31, 2002, Real Estate Securities Fund had net assets of approximately $143.8 million, 95.6% of which were represented by investments in REIT common stocks. At that date, Real Estate Securities Fund's REIT portfolio composition, as a percentage of net assets, was as follows:

Office/Industrial.................................  32.0%
Residential.......................................  13.7%
Mall/Retail.......................................  27.9%
Diversified.......................................  12.1%
Hotels............................................   6.4%
Other.............................................   0.2%
Financial Services................................     0%
Health Care.......................................     0%
Specialty Real Estate.............................   3.3%
Cash/Cash Equivalents.............................   4.4%

   Real Estate Securities Fund pays USBAM an annual management fee equal to 0.70% of average net assets.

    The following table sets forth the Real Estate Securities Fund's average annualized total returns for the one-year, five-year and since-inception periods ended June 30, 2002. The figures set forth in the table are based on the change in the Real Estate Securities Fund's Class Y net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Because mutual fund shares are not publicly traded, there is no market price-based performance information.

                   NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS
                        FOR REAL ESTATE SECURITIES FUND

ONE YEAR ENDED          FIVE YEARS ENDED    INCEPTION (6/30/95)
JUNE 30, 2002            JUNE 30, 2002     THROUGH JUNE 30, 2002
-------------           ----------------  ------------------------
        16.84%                  8.83%                  12.88%

THE NEW FUND ADVISORY AGREEMENT

    The board of directors of the New Fund, including a majority of the independent directors of the New Fund, has the responsibility under the Investment Company Act to approve the New Fund's investment advisory and management agreement for its initial term and annually thereafter at a meeting called for the purpose of voting on such matter. The New Fund Advisory Agreement was approved for an initial two-year term by the New Fund's directors, including a majority of the independent directors of the New Fund, at a meeting held on November 21, 2002. The Existing Funds intend to approve the New Fund Advisory Agreement immediately prior to the merger, at which time they will be the sole shareholders of the New Fund. In determining to approve New Fund Advisory Agreement, the directors reviewed the materials provided by USBAM and considered the following: (1) the level of the management fees and estimated expense ratio of the New Fund as compared to similar competitive closed-end funds of a comparable size; (2) the nature and quality of the services to be rendered by USBAM; (3) the historical performance of the Existing Funds; (4) the anticipated benefits to be derived by USBAM from its relationship with the New Fund, noting particularly the research and related services, within the meaning of
Section 28(e) of the Securities Exchange Act of 1934, that USBAM would be eligible to receive by allocating the New Fund's brokerage transactions; and
(5) the historical profitability to USBAM of the Existing Funds.

    The New Fund Advisory Agreement requires USBAM to arrange, if requested by the New Fund, for officers or employees of USBAM to serve without compensation from the New Fund as directors, officers, or employees of the New Fund if duly elected to such positions by the shareholders or directors of the New Fund. USBAM has the authority and responsibility to make and execute investment decisions for the New Fund within the framework of the New Fund's investment policies, subject to review by the board of directors of the New Fund. USBAM is also responsible for monitoring the performance of the various organizations providing services to the New Fund, including the New Fund's administrator, custodian and transfer agent, and for periodically reporting to the board of directors of the New Fund on the performance of such organizations. USBAM will, at its own expense, furnish the New Fund with the necessary personnel, office facilities, and equipment to service the New Fund's investments and to discharge its duties as investment advisor of the New Fund. The New Fund Advisory Agreement provides for the New Fund to pay USBAM a monthly advisory fee in an amount equal to the sum of 0.01667% of the average weekly net assets of the New Fund during the month (approximately 0.20% on an annual basis) and 4.5% of the daily gross income (I.E., investment income, including amortization of discount income, other than gains from the sale of securities or gains received from options and futures contracts less interest on money borrowed by the New Fund) accrued by the New Fund during the month, provided, however, that this monthly management fee shall not exceed in the aggregate 1/12 of 0.725% of the New Fund's average weekly net assets during the month (approximately 0.725% on an annual basis).

    In addition to the investment advisory fee, the New Fund pays all of its expenses that are not expressly assumed by USBAM or any other organization with which the New Fund may enter into an agreement for the performance of services. The New Fund is liable for such nonrecurring expenses as may arise, including litigation to which the New Fund may be a party. The New Fund may have an obligation to indemnify its directors and officers with respect to such litigation. USBAM will be liable to the New Fund under the New Fund Advisory Agreement for any negligence or willful misconduct by USBAM. USBAM has agreed to indemnify the New Fund with respect to any loss, liability, judgment, cost or penalty that the New Fund may suffer due to a breach of the New Fund Advisory Agreement by USBAM.

    The New Fund Advisory Agreement will continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the board of directors of the New Fund or the vote of a majority of the outstanding voting securities of the New Fund (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the directors of the New Fund who are not parties to the New Fund Advisory Agreement or interested persons (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The New Fund Advisory Agreement may be terminated at any time by the New Fund, without the payment of any penalty, upon the vote of a majority of the board of directors of the New Fund or a majority of the outstanding voting securities of the New Fund or by USBAM, on 60 days' written notice by the terminating party to the other. The New Fund Advisory Agreement will terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act and the rules thereunder).

    The following chart illustrates the yearly management fee under the New Fund Advisory Agreement, expressed as a percentage of average New Fund net assets during the year, that would be payable by the New Fund to USBAM in the event the New Fund's gross income during the year (I.E., investment income, including amortization of discount income, other than gains from the sale of securities or gains received from options and futures contracts less interest on money borrowed by the New Fund) equaled the respective indicated percentages of average weekly net assets.

                                                              ANNUAL FEE
ASSUMED GROSS YIELD                                 (AS A % OF AVERAGE NET ASSETS)
-------------------                                 ------------------------------
                      8.00%                                           0.560%
                      10.00%                                          0.650%
                      11.67%                                          0.725%

ADMINISTRATION OF THE NEW FUND

    The New Fund has entered into an administration agreement with USBAM under which USBAM provides, or compensates others to provide, various oversight and legal services, accounting services, and shareholder services to the New Fund. For these services, the New Fund will pay USBAM an administration fee at an annualized rate of 0.25% of the New Fund's average weekly net assets.

CUSTODIAN, TRANSFER AGENT AND REGISTRAR FOR THE NEW FUND

    The New Fund's securities and cash will be held under a custodian agreement by U.S. Bank National Association, 336 North Robert Street, St. Paul, Minnesota 55101. U.S. Bank is the parent company of USBAM. The New Fund will pay U.S. Bank a monthly fee at an annualized rate of .015% of the New Fund's average weekly net assets. The New Fund's assets will be held under bank custodianship in compliance with the Investment Company Act. EquiServe Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021, will act as the New Fund's transfer agent, dividend-paying agent and registrar.

EXPENSES OF THE NEW FUND

    In addition to advisory and administration fees paid to USBAM, the New Fund pays all other costs and expenses of its operations, including compensation of its directors other than those affiliated with USBAM, custodian, transfer agent and dividend disbursing agent expenses, legal fees, listing fees and expenses, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

AFFILIATED BROKERAGE

    When entering into portfolio transactions on behalf of the New Fund, USBAM may place transactions conducted on an agency basis through its affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., which will earn commissions on the transactions. In effecting portfolio transactions through these affiliates, the New Fund intends to comply with Section 17(e)(1) of the Investment Company Act.

CODE OF ETHICS

    The New Fund and USBAM have adopted codes of ethics pursuant to Rule 17j-1 of the Investment Company Act. Each of these codes permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by the New Fund. These codes of ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. These codes of ethics also are available on the EDGAR Database on the SEC's Internet site at HTTP://www.sec.gov. In addition, copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data of American Strategic and American Select is derived from the financial statements of American Strategic and American Select as of and for each of the preceding three years in the period ended November 30, 2001, which were audited by Ernst & Young, independent auditors, and each of the years ended November 30, 1998 and November 30, 1997, which were audited by other auditors, and the unaudited financial statements as of and for the six months ended May 31, 2002. The following selected historical financial data of American Strategic II and American Strategic III is derived from the financial statements of American Strategic II and American
Strategic III as of and for each of the four years in the period ended May 31, 2002 which were audited by Ernst & Young, independent auditors, and the year ended May 31, 1998, which were audited by other auditors. The information presented for American Strategic and American Select for the interim periods is unaudited but, in the opinion of the Existing Fund's management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the interim periods. The results for the interim periods presented are not necessarily indicative of the results for a full year. The data should be read in conjunction with the financial statements, related notes and other financial information included and incorporated by reference herein.

                       SELECTED HISTORICAL FINANCIAL DATA
                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      YEAR ENDED NOVEMBER 30,
                                                SIX MONTHS ENDED  ---------------------------------------------------------------
                                                  MAY 31, 2002       2001         2000         1999         1998         1997
                                                ----------------  -----------  -----------  -----------  -----------  -----------
                                                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense        $ 2,869         $ 5,872      $ 6,069      $ 6,972      $ 6,510      $ 6,775
  Interest expense                                      316             727        1,219        1,382          874          722
  Investment management fees                            169             343          321          370          374          404
  Other expenses                                        186             377          481          521          520          567
  Net investment income                               2,198           4,424        4,047        4,698        4,741        5,082
  Net realized gain on investments                     (512)            450         (964)          77          415          250
  Net change in unrealized gain (loss) on
    investments                                         579             116        1,652       (2,991)        (129)         926
  Net increase in net assets resulting from
    operations                                        2,265           4,991        4,734        1,784        5,027        6,258
PER SHARE DATA:
  Net Investment Income                                0.52            1.05         0.97         1.00         1.01         0.97
  Net realized and unrealized gains (losses)
    on investments                                     0.01            0.13         0.15        (0.62)        0.06         0.22
  Net increase in net asset value resulting
    from operations                                    0.53            1.18         1.12         0.38         1.07         1.19
  Cash dividends paid                                  0.57            1.06         0.96         1.01         0.97         0.96
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                     32,441          35,047       42,586       64,223       62,799       58,997
  Other securities                                   38,635          40,029       21,422       14,568       13,673       15,883
  Total assets                                       72,199          75,563       64,789       79,538       77,901       78,711
  Reverse repurchase agreements payable              18,840          21,952       11,705       21,125       16,500       11,000
  Net assets                                         53,280          53,427       52,910       58,054       61,286       67,613
  Net asset value per share                           12.59           12.63        12.51        12.35        12.98        12.88
  Per-share market value                              12.64           12.79        11.19        11.44        12.13        11.88

                       SELECTED HISTORICAL FINANCIAL DATA
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             YEAR ENDED MAY 31,
                                                              ------------------------------------------------
                                                                2002      2001      2000      1999      1998
                                                              --------  --------  --------  --------  --------
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense                  $ 22,822  $ 23,577  $ 24,650  $ 25,742  $ 27,601
  Interest expense                                               2,409     4,346     5,092     4,082     4,943
  Investment management fees                                     1,332     1,284     1,295     1,445     1,498
  Other expenses                                                 1,091     1,091     1,238     1,304     1,870
  Net investment income                                         17,990    16,856    17,025    18,911    19,290
  Net realized gain on investments                               3,591       110    (1,692)      767       952
  Net change on unrealized gain (loss) on investments               67    13,119    (9,525)   (4,169)    7,157
  Net increase in net assets resulting from operations          21,648    30,085     5,808    15,508    27,399
PER SHARE DATA:
  Net investment income                                           1.13      1.06      1.02      1.06      1.03
  Net realized and unrealized gains (losses) on investments       0.23      0.83     (0.68)    (0.19)     0.41
  Net increase in net asset value resulting from operations       1.36      1.89      0.34      0.87      1.44
  Cash dividends paid                                             1.13      1.03      1.06      1.02      1.00
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                               220,437   193,356   194,602   244,440   232,480
  Other securities                                              72,520    74,188    66,822    86,926    74,440
  Total assets                                                 295,085   278,610   263,831   334,495   311,025
  Reverse repurchase agreements payable                         82,700    69,749    66,711   103,925    76,000
  Net assets                                                   212,016   208,439   194,759   229,843   234,484
  Net asset value per share                                      13.29     13.06     12.20     12.92     13.07
  Per-share market value                                         13.17     12.30     11.00     11.94     11.81

                       SELECTED HISTORICAL FINANCIAL DATA
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          YEAR ENDED MAY 31,
                           ------------------------------------------------
                             2002      2001      2000      1999      1998
                           --------  --------  --------  --------  --------
STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                $ 29,189  $ 30,620  $ 31,838  $ 35,211  $ 36,682
  Interest expense            3,062     5,859     6,285     6,570     6,436
  Investment management
    fees                      1,701     1,612     1,703     1,888     1,974
  Other expenses              1,346     1,385     1,538     1,667     2,474
  Net investment income      23,080    21,764    22,311    25,086    25,797
  Net realized gain on
    investments               3,881       773    (4,347)    2,450     1,886
  Net change in
    unrealized gain
    (loss) on investments      (737)   14,216    (7,398)   (8,322)    7,937
  Net increase in net
    assets resulting from
    operations               26,225    36,754    10,567    19,214    35,620
PER SHARE DATA:
  Net investment income        1.08      1.02      1.00      1.05      1.02
  Net realized and
    unrealized gains
    (losses) on
    investments                0.15      0.70     (0.53)    (0.24)     0.37
  Net increase in net
    asset value resulting
    from operations            1.23      1.72      0.47      0.81      1.39
  Cash dividends paid          1.05      1.02      1.05      1.02      1.05
BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans            289,141   249,702   271,291   328,105   308,568
  Other securities           76,217    67,060    50,697    91,101    86,491
  Total assets              367,937   336,934   325,296   424,581   399,617
  Reverse repurchase
    agreements payable       99,454    72,407    75,596   131,725    99,000
  Net assets                267,942   264,074   249,144   292,059   299,913
  Net asset value per
    share                     12.55     12.37     11.67     12.25     12.46
  Per-share market value      12.43     11.88     10.56     11.88     11.38

                       SELECTED HISTORICAL FINANCIAL DATA
                         AMERICAN SELECT PORTFOLIO INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED NOVEMBER 30,
                           SIX MONTHS ENDED  ---------------------------------------------------------------
                             MAY 31, 2002       2001         2000         1999         1998         1997
                           ----------------  -----------  -----------  -----------  -----------  -----------
                             (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
  Investment income,
    before interest
    expense                    $  8,198       $ 16,323     $ 15,538     $ 17,090     $ 17,651     $ 19,923
  Interest expense                1,030          2,822        3,249        3,331        3,486        4,163
  Investment management
    fees                            354            710          676          766          773          836
  Other expenses                    420            726          856          917          897          946
  Net investment income           6,395         12,065       10,754       12,076       12,495       13,978
  Net realized gain on
    investments                     422            196          276           41        3,862        1,489
  Net change in
    unrealized gain
    (loss) on investments           257          4,723        1,780       (3,224)      (2,246)       1,309
  Net increase in net
    assets resulting from
    operations                    7,074         16,984       12,810        8,893       14,110       16,776
PER SHARE DATA:
  Net investment income            0.60           1.13         1.01         1.02         1.06         1.05
  Net realized and
    unrealized gains
    (losses) on
    investments                    0.06           0.47         0.18        (0.26)        0.12         0.21
  Net increase in net
    asset value resulting
    from operations                0.66           1.60         1.19         0.76         1.18         1.26
  Cash dividends paid              0.60           1.07         1.01         1.05         1.10         1.04
BALANCE SHEET DATA (END
  OF PERIOD):
  Mortgage loans                157,316        139,443      140,847      156,836      187,045      190,883
  Other securities               40,769         49,464       40,547       43,380       22,905       42,454
  Total assets                  199,983        190,268      182,935      201,959      212,067      239,398
  Reverse repurchase
    agreements payable           56,500         47,365       45,586       50,975       57,000       68,000
  Net assets                    143,294        142,617      137,042      150,097      154,838      171,140
  Net asset value per
    share                         13.44          13.38        12.85        12.67        12.96        12.88
  Per-share market value          13.40          13.54        11.50        11.69        12.13        11.75

                       SELECTED PRO FORMA FINANCIAL DATA

    The following pro forma financial information has been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial information assumes all four Existing Funds approve and participate in the merger and also assumes that shareholders whose combined net assets total $50 million elect to participate in the New Fund and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to as the First American maximum participation scenario). The second presentation assumes a combination of the Existing Funds whose combined net assets exceed the minimum net asset requirement to effect the merger by the smallest margin and also assumes that approximately 49% of shareholders elect to participate in the New Fund and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to as minimum participation). The rationale for including the maximum and minimum participation pro forma information is to provide the range of possible outcomes to potential investors.

    The following selected pro forma financial data as of and for the year ended May 31, 2002, is derived from the pro forma financial statements of First American and the Existing Funds (in the case of the maximum participation scenario) and from the pro forma financial statements of First American, American Strategic, American Strategic II and American Select (in the case of the minimum participation scenario). The data should be read in conjunction with the unaudited pro forma financial information and related notes included herein. The pro forma financial information reflects the allocation of the assets and liabilities of the Existing Funds in accordance with guidelines outlined in "THE MERGER--The Merger Agreement--Transactions Relating to the New Fund Option."

                       SELECTED PRO FORMA FINANCIAL DATA
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              MAXIMUM PARTICIPATION  MINIMUM PARTICIPATION
                                                                    SCENARIO               SCENARIO
                                                                   YEAR ENDED             YEAR ENDED
                                                                  MAY 31, 2002           MAY 31, 2002
                                                              ---------------------  ---------------------
STATEMENT OF OPERATIONS DATA:
  Total income                                                      $ 60,588               $ 19,857
  Interest expense                                                     7,682                  2,651
  Investment management fees                                           6,844                  2,128
  Other expenses                                                       2,002                    864
  Net realized gain on investments                                     7,116                  1,435
  Net income                                                          51,176                 15,649
  Net income per share                                                  0.82                   0.76
BALANCE SHEET DATA (AT END OF PERIOD):
  Mortgage loans, net of allowance                                   647,654                207,804
  Available-for-sale securities                                      202,017                 73,266
  Total assets                                                       862,387                285,351
  Borrowings                                                         236,466                 80,063
  Shareholders' equity                                               622,832                204,965
  Book value per common share                                          10.00                  10.00

          COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXISTING FUNDS, THE NEW FUND AND
                                 FIRST AMERICAN

OVERVIEW

    First American and the New Fund were formed as the vehicles through which the Existing Funds will continue their businesses upon completion of the merger. As a result of the merger, First American and the New Fund will succeed to the mortgage and mortgage-related assets held by, and the borrowings of, the participating Existing Funds.

    As of May 31, 2002, the Existing Funds held a portfolio of over 195 separate mortgage loans with an aggregate outstanding principal amount of approximately $693.0 million and U.S. agency mortgage-backed securities with an aggregate outstanding balance of approximately $105.7 million. The loan portfolio had a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.30%. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. Of the Existing Funds' remaining assets at May 31, 2002, the largest portion was approximately $96.0 million in corporate notes to real estate opportunity funds. As noted, the Existing Funds seek to enhance their earnings by financing portions of their mortgage-related asset portfolios with short-term borrowings. As of May 31, 2002, these borrowings totaled approximately $257.5 million.

    A discussion of the performance for American Strategic and American Select is included in their respective Annual Reports on Form N-30D for the fiscal year ended November 30, 2001. A discussion of the performance for American
Strategic II and American Strategic III is included in their respective Annual Reports on Form N-30D for the fiscal year ended May 31, 2001 and in their respective Semi-Annual Reports on Form N-SAR for the semi-annual period ended November 30, 2001. Such Annual and Semi-Annual Reports are incorporated in this joint proxy statement/prospectus by reference.

    Immediately prior to the closing of the merger, the assets of the Existing Funds participating in the merger effectively will be divided between and allocated to First American and the New Fund based on the relative proportions of such Existing Funds' shares that will be converted into First American shares and New Fund shares. The merger agreement specifies the methodology and criteria under which these allocations will be made. This methodology and these criteria are described above under "THE MERGER--The Merger Agreement--Transactions Relating to the New Fund Option."

    First American's strategy is to continue to grow the investment portfolio it acquires in the merger and to grow its net income over time through additional investments in mortgage-related assets that will enable First American to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. First American will continue to invest in many of the same types of assets held by the Existing Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans.

    The New Fund will be a more static investor in the investment portfolio it acquires in the merger.

    However, unlike the Existing Funds and the New Fund, First American will seek to qualify as REIT under the Code and intends to operate in a manner that will enable it to be exempt from the Investment Company Act. In addition, First American will pay USBAM fees under the REIT Advisory Agreement, which was structured to be generally consistent with fee arrangements that are being used by other externally-advised mortgage REITS. The difference in the regulatory framework of First American compared to the Existing Funds and the New Fund and the change in the advisory fee structure will, as described below, impact the financial condition, results of operation and liquidity of First American compared to the Existing Funds and the New Fund.

CHANGE IN ACCOUNTING BASIS

    As registered investment companies, the Existing Funds and the New Fund present their financial statements at fair value. This means that all investments are carried by the Existing Funds and will be carried by the New Fund at their estimated fair value. Changes in unrealized gains and losses on such investments are reflected by the Existing Funds and will be reflected by the New Fund in their statements of operations in the period of the change in value.

    Since First American will not be registered under the Investment Company Act, the financial statements of First American will be presented on a historical cost basis. This means that most of First American's whole loan investments will be recorded at their historical cost. Market appreciation on these investments will not be reflected in First American's results until the investments are sold. Unrealized depreciation of these investments that is deemed to be temporary also will not be reflected in First American's results until the investments are sold. Unrealized depreciation of the whole loan investments that is deemed to be other than temporary will be reflected in First American's results in the period of the impairment; however, recoveries in the value of the investments subsequent to the impairment will not be reflected until the investments are sold. First American expects that its mortgage-backed securities and other debt securities will be treated as available-for-sale securities in its financial statements. These securities will be recorded at their estimated fair value and unrealized gains and losses will be recorded in other comprehensive income as a separate component of shareholders' equity. Realized gains and losses will be reflected in First American's statements of operations upon disposition of the security.

    The Existing Funds' and the New Fund's whole loan valuation methodologies consider the impact of credit risk in the estimation of fair value of the loans. As a result, the Existing Funds and the New Fund record changes in the credit risk of loans in their financial results as unrealized gains and losses as changes in credit risk occur. First American will record its loans at their historical cost basis and will establish an allowance for credit losses for the estimated losses inherent in the portfolio at each measurement date. First American will record provisions for credit losses each quarter in amounts necessary to establish the allowance at the level estimated to reflect the current risk of collection.

    The provisions for credit losses recorded by First American will generally not be deductible by First American for income tax purposes. Accordingly, First American will be required to make distribution of such amounts in order to avoid taxation. Upon charge-off of the loans, the amount will be deductible for income tax purposes. As a result, First American may distribute more than its book income in periods when the provision for credit losses exceeds net charge-offs and distribute amounts less than its book income in periods when net charge-offs exceed the provision for credit losses.

    As described above, the assets of the Existing Funds have historically been, and those of the New Fund will be, recorded at their estimated fair value while the assets will be recorded by First American at their historical cost. The estimated fair values of the assets at the date of the merger will be the initial cost basis for First American. Differences between the fair value of the assets at the date of the merger and their par value will be amortized or accreted over the estimated lives of the assets. If the fair value of the assets exceeds the par value at the date of the merger, the amortization of the premium will reduce earnings of First American over the life of the assets. If the fair value of the assets is less than the par value at the date of the merger, the accretion of this discount will increase earnings of First American over the life of the assets.

CHANGE IN FINANCIAL STATEMENTS

    The financial statements provided by the Existing Funds and the New Fund under the Investment Company Act include statements of assets and liabilities, operations, changes in net assets and schedules of investments. The financial statements of First American will include a balance sheet and statements of income, comprehensive income, cash flows, and shareholders' equity. Under the Investment Company Act, the Existing Funds and the New Fund are required to provide financial statements to shareholders semi-annually. In contrast, First American will be required to provide its financial statements on a quarterly basis. The Existing Funds have published and the New Fund will publish their net asset values on a weekly basis. In contrast, First American is not expected to publish its net asset value.

    First American will adopt a fiscal year-end of December 31. American Strategic and American Select currently have a fiscal year-end of November 30 and American Strategic II and American Strategic III currently have a fiscal year-end of May 31. The New Fund has adopted a fiscal year end of October 31.

CHANGE TO A GROWTH ORIENTED BUSINESS PLAN

    The Existing Funds are, and the New Fund will be, limited in their capital raising options. The provisions of the Investment Company Act, for example, limit their borrowings to an amount equal to one-third of their total assets. For regulatory, structural and practical reasons, the Existing Funds and the New Fund are limited in the types of borrowings they can utilize and in the types of public or private offerings of their equity securities that can be used to raise capital. The Existing Funds thus mostly depend on principal repayments from their mortgage and mortgage-related investments and limited borrowings as a source of liquidity to fund additional investments, as will the New Fund.

    One of the principal reasons for the merger is to create an investment vehicle that will be more flexible than any of the Existing Funds in accessing capital sources. Because First American will not be registered as an investment company, First American will not be subject to the borrowing limitations of the Investment Company Act. First American's plan is to utilize greater levels of leverage in its investment activities. Once fully invested, First American will seek to maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. Following the merger, First American will also have more options in its borrowing activities. In addition to using the types of borrowings available to the Existing Funds, First American will also seek to borrow capital through public and private offerings of its debt securities and through borrowings under secured and unsecured debt facilities. First American will also be better positioned to raise additional capital through public and private offerings of its equity securities.

    First American's enhanced capital flexibility is intended to enable it to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time.

CHANGE IN MANAGEMENT FEE STRUCTURE

    Pursuant to the advisory agreements with American Strategic, American Strategic II and American Strategic III, USBAM is paid a monthly investment management fee in an amount equal to an annualized rate of 0.20% of the Existing Fund's average weekly net assets and 4.50% of the daily gross income accrued by such Existing Fund during the month ( I.E., investment income, including amortization of discount and premium, other than gains from the sale of securities or gains from options and futures contracts less interest on money borrowed by the Existing Fund). The New Fund will pay a monthly investment management fee to USBAM pursuant to the same schedule. The monthly investment management fee shall not exceed in the aggregate 1/12th of 0.725% of an Existing Fund's or the New Fund's average weekly net assets during the month. Under the advisory agreement with American Select, USBAM receives a monthly investment management fee in an amount equal to an annualized rate of 0.50% of American Select's average weekly net assets. USBAM is not entitled to receive a performance fee.

    Upon completion of the merger, First American will pay USBAM fees under the REIT Advisory Agreement which has been structured to be generally consistent with fee arrangements that are being used by other externally-advised, publicly-traded mortgage REITs. Under the REIT Advisory Agreement, USBAM will receive a base management fee and a performance fee. The base management fee shall equal 0.25% per annum for assets that are rated at least investment grade by a nationally recognized rating agency (and for residential mortgage-backed securities, determined in the reasonable judgment of USBAM to be of equivalent credit quality (whether or not rated)) and 1% per annum for the first $1 billion of other assets and 0.75% of other assets over $1 billion, payable in quarterly installments not later than 30 days after the end of each fiscal quarter. In addition, USBAM will be entitled to receive a performance fee for each fiscal quarter equal to the product of
(i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage). See "MANAGEMENT OF FIRST AMERICAN--The REIT Advisory Agreement."

    The difference in the fee structure is expected to increase the amount of the advisory fees payable by First American compared to the aggregate fees payable by the Existing Funds, which will have the effect of reducing the earnings and cash available for distribution to shareholders.

    For example, for the 12-month period ended May 31, 2002, the Existing Funds paid aggregate fees to USBAM (including administration fees) of $5,758,000, while on a pro forma basis for the same period (assuming maximum participation in First American), the fees payable to USBAM with respect to First American would have been $6,844,000 and the fees payable to USBAM with respect to the New Fund would have been $426,000. First American's plan is to utilize greater levels of leverage in its investment activities. Thus, when compared to the fees based on the Existing Funds' historical leverage levels, the fees based on the increased leverage of First American will be higher than indicated above.

CHANGE IN DISTRIBUTION REQUIREMENTS

    As registered investment companies, the Existing Funds are, and the New Fund will be, required to distribute at least 90% of their investment company taxable income each taxable year. Distributions can be made after their tax-year-end to meet this distribution requirement. Any investment company taxable income or net capital gains not distributed by the Existing Funds would be subject to corporate-level income tax. In addition, each Existing Fund is, and the New Fund will be, required to distribute at least 98% of its current calendar year investment company taxable income, net capital gains, and any prior year's undistributed amounts before December 31st of the applicable year in order to avoid excise tax. In order to avoid all entity-level income and excise taxes, it is the Existing Funds' practice to distribute 100% of investment company taxable income and net capital gains.

    As a REIT, First American will have moderately different distribution requirements. To qualify as a REIT, First American must generally distribute, on an annual basis, at least: the sum of 90% of its REIT taxable income for the tax year and 90% of its untaxed net income from foreclosure property. Distributions may be made after tax-year-end to meet this distribution requirement; however, any REIT taxable income or net capital gains not distributed will be subject to corporate-level income tax. To avoid a 4% excise tax, a REIT must distribute annually the sum of 85% of its ordinary taxable income, 95% of its capital gain net income, and any undistributed income or capital gain from prior tax years. In computing the amount distributed for purposes of this excise tax, distributions paid after the REIT's tax-year-end are disregarded. In addition to the aforementioned distribution requirements, a REIT must distribute, before tax-year-end, any earnings and profits accumulated in any non-REIT year.

CHANGE IN CAPITAL LOSS CARRYOVERS

    As of the Existing Funds' most recent tax-year-ends (American Strategic II and American Strategic III--May 31, 2002; American Strategic and American Select--November 30, 2002), the Existing Funds had aggregate capital loss carryovers of $96 million expiring between 2003 through 2009. These capital losses primarily resulted from losses occurring in 1995 and 1996. Since these losses were incurred, the Existing Funds have used these losses to offset all capital gains realized by the Existing Funds. In each of the last three fiscal years, the Existing Funds have, in the aggregate, been able to use only $393,209, $8,760,127, and $7,472,175, respectively, of capital loss carryovers. USBAM expects that the remaining capital loss carryovers would expire substantially unused over the next several years. At the time of the merger, outstanding capital loss carryovers will be available to be applied to offset taxable gains at the Existing Fund level that are expected to be triggered by the distribution of New Fund shares. In addition, as a result of the merger, all but approximately $1.0 million of any further remaining capital loss carryovers will immediately expire. The utilization of the capital loss carryovers that do not so expire will be subject to annual limitations.

                 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
                      MARKET RISK AFFECTING FIRST AMERICAN

    The following discussion sets forth quantitative information concerning First American's anticipated market risk exposure. The information is presented on a pro forma basis for First American assuming maximum participation, that the merger had been completed on May 31, 2002 and that First American succeeded to the assets and liabilities of the Existing Funds as of that date. First American does not believe that its market risk exposure will be materially different than the market risk exposure of the Existing Funds.

MARKET RISK

    Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates, commodity prices and equity prices. The primary market risks to which First American will be exposed following the merger are interest rate risk and credit spread risk. Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of First American. Credit spread risk is highly sensitive to dynamics of the markets for mortgage loans and other loans and securities to be held by First American. Excessive supply of these assets combined with reduced demand will cause the market to require a higher yield. This demand for higher yield will cause the market to use a higher spread over the U.S. Treasury securities yield curve, or other benchmark interest rates, to value these assets. Changes in the general level of the U.S. Treasury yield curve and in the general level of credit spreads can have significant effects on the market value of First American's portfolio.

    As of May 31, 2002, approximately 50% of the total assets of the Existing Funds to be acquired by First American upon completion of the merger were fixed rate mortgage loans and notes value based on a market credit spread to U.S. Treasury securities. As U.S. Treasury securities are priced to a higher yield and/or the credit spread to U.S. Treasury securities used to price other debt securities is increased, the market value of First American's portfolio may decrease. Conversely, as U.S. Treasury securities are priced to a lower yield and/or the spread to U.S. Treasury securities used to price other debt securities is decreased, the market value of First American's portfolio may increase.

    As of May 31, 2002, approximately 36% of the total assets of the Existing Funds to be acquired by First American upon completion of the merger were adjustable rate mortgage loans and notes valued based on a market credit spread to the corresponding London Inter-Bank Offer Rate (or LIBOR) that is in place on individual loans and notes. As of May 31, 2002, all such loans and notes used U.S. one-month LIBOR or U.S. six-month LIBOR as their base index. As LIBOR increases to higher yield levels and/or the credit spread to LIBOR used to price other adjustable-rate mortgages increases, the market value of First American's portfolio may decrease. Conversely, as LIBOR decreases to lower yield levels and/or the credit spread to LIBOR used to price other adjustable rate mortgages is decreased, the market value of First American's portfolio may increase. Changes in the market value of First American's portfolio may affect First American's net income or cash flow directly through their impact on unrealized gains or losses on securities held for trading or sale or indirectly through their impact on First American's ability to borrow. Changes in the level of the U.S. Treasury yield curve can also affect, among other things, the prepayment assumptions used to value certain of First American securities and First American's ability to realize gains from the sale of such assets. In addition, changes in the general level of the LIBOR money market rates can affect First American's net interest income.

    All of the adjustable rate mortgage loans held by the Existing Funds as of May 31, 2002 have "floor" rates, such that the interest rate on an individual loan will never adjust lower than the "floor" rate regardless of any downward movement in LIBOR. Floor rates on adjustable rate mortgage loans and notes using the U.S. one-month LIBOR index range from 6.75% to 9.50%. Floor rates on adjustable rate mortgage loans and notes using the U.S. six-month LIBOR index range from 8.20% to 8.45%. The effect of floor rates in a falling interest rate environment is to position the loan to maintain a higher level of interest income than if the floor rate were not in place. In a rising interest rate environment the interest income from the loan will not adjust upward until the index plus credit spread adjust to a level higher than the floor rate.

    Based on the liabilities of the Existing Funds as of May 31, 2002, First American's liabilities will either be floating rate based on a market spread to U.S. one-month LIBOR or fixed rate at 4.65%. In the case of the floating rate liabilities, as the level of U.S. one-month LIBOR increases or decreases, First American's interest expense will move in the same direction. Based on May 31, 2002 outstanding amounts, a 1.0% increase or decrease in U.S. one-month LIBOR would cause a $1,725,400 change in the annual interest expense payable by First American.

    Like the Existing Funds, First American intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Existing Funds, and First American will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as USBAM determines is in the best interest of First American, given the cost of such hedges and the need to maintain First American's status as a REIT. USBAM may elect to have First American bear a level of interest rate risk that could otherwise be hedged when USBAM believes, based on all relevant facts, that bearing such risk is advisable.

    Hedging devices and mortgage instruments are complex and can produce volatile results. Accordingly, there can be no assurance that First American's hedging strategy will have the desired beneficial impact on First American's earnings, financial condition and the resulting dividend yield of its common stock. Instead, such hedging strategies may have an adverse effect on First American's net income and cash available for distribution to shareholders. Moreover, with respect to certain of the instruments used as hedges, First American will be exposed to the risk that the counterparties with which First American trades may cease making markets and quoting prices in such instruments, which may render First American unable to enter into an offsetting transaction with respect to an open position.

    The following tables quantify the potential changes in net portfolio value and net interest income under various interest rates and credit spread scenarios. Net portfolio value is defined as the value of interest-earning assets net of the value of interest-bearing liabilities. It is evaluated using an assumption that interest rates, as defined by the U.S. Treasury yield curve, increase or decrease up to 150 basis points and the assumption that the yield curves of the rate shocks will be parallel to each other.

    Net interest income is defined as interest income earned from interest-earning assets net of the interest expense incurred by the interest bearing liabilities. It is evaluated using the assumptions that interest rates, as defined by the U.S. LIBOR curve, increased or decreased by 150 basis points and the assumption that the yield curve of the LIBOR shocks will be parallel to each other. Market value in this scenario is calculated using the assumption that the U.S. Treasury yield curve remains constant.

    All changes in income and value are measured as percentage changes from the respective values calculated in the scenario labeled as "Base Case." The base interest rate scenario assumes interest rates as of May 31, 2002. Actual results could differ significantly from these estimates.

           PROJECTED PERCENTAGE CHANGE IN PORTFOLIO NET MARKET VALUE
                   GIVEN U.S. TREASURY YIELD CURVE MOVEMENTS

PROJECTED CHANGE IN                      CHANGE IN TREASURY YIELD
PORTFOLIO NET MARKET VALUE                CURVE +/- BASIS POINTS
--------------------------  --------------------------------------------------
         0.84%                                     -150
         0.59%                                     -100
         0.32%                                     -50
         0.00%                                  Base Case
        -0.53%                                     +50
        -1.28%                                     +150
        -2.24%                                     +150

           PROJECTED PERCENTAGE CHANGE IN PORTFOLIO NET MARKET VALUE
                         GIVEN CREDIT SPREAD MOVEMENTS

                                             CHANGE IN CREDIT
PROJECTED CHANGE IN                              SPREADS
PORTFOLIO NET MARKET VALUE                   +/- BASIS POINTS
--------------------------  --------------------------------------------------
         0.41%                                     -150
         0.30%                                     -100
         0.17%                                     -50
         0.00%                                  Base Case
        -0.39%                                     +50
        -1.00%                                     +100
        -1.83%                                     +150

               PROJECTED CHANGE IN PORTFOLIO NET INTEREST INCOME
                             GIVEN LIBOR MOVEMENTS

PROJECTED CHANGE IN                             CHANGE IN LIBOR
PORTFOLIO NET INTEREST INCOME                   +/- BASIS POINTS
-----------------------------  --------------------------------------------------
           4.46%                                      -150
           2.98%                                      -100
           1.49%                                      -50
           0.00%                                   Base Case
          -1.49%                                      +50
          -2.98%                                      +100
          -4.46%                                      +150

CREDIT RISK

    Credit risk is the exposure to loss from loan defaults. Default rates are subject to a wide variety of factors, including:

 - national, regional and local economic conditions;

 - local real estate conditions (such as an oversupply of housing or commercial space);

 - changes or continued weakness in specific industry segments;

 - perceptions by prospective tenants of the safety, attractiveness, construction quality, age and design of the property;

 - the willingness and ability of the property's owner to provide capable management and adequate maintenance;

 - demographic factors; and

 - increases in operating expenses (such as energy or insurance costs).

    All loans are subject to a certain probability of default. In First American's portfolio all losses experienced by a mortgage will be borne by First American. Changes in the expected default rates of the underlying mortgages will significantly affect the value of First American, its book value, net income and cash available to pay distributions to shareholders.

    First American will manage credit risk through adherence to the rigorous underwriting standards developed and implemented over the last decade by the management team of USBAM and through on-going monitoring of loan performance.

ASSET AND LIABILITY MANAGEMENT

    Asset and liability management is concerned with the timing and magnitude of the repricing and/or maturing of assets and liabilities. First American's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage loan assets and the shorter term predominantly variable rate nature of First American's related borrowings. In general, USBAM's management team's strategy has been to have a low advance rate on its less liquid portfolio. This helps to mitigate the risk of margin calls due to deterioration of collateral value in periods of rising interest rates. This is less important for those assets considered liquid as there is a stable market for the financing of these securities.

    First American will use interest rate duration as its primary measure of interest rate risk. This metric, expressed when considering any existing leverage, will allow First American to approximate changes in the net market value of its portfolio given potential changes in the U.S. Treasury yield curve. Interest rate duration considers both assets and liabilities. As of November 30, 2001, the duration of the combined portfolio was 3.0982. This implies that a parallel shift of the U.S. Treasury yield curve of 100 basis points would cause the net asset value of the portfolio to increase or decrease by approximately 3.10%. These assets may have more complex reactions to interest rate changes than a straight duration calculation can predict. Although USBAM believes this metric represents a good approximation of the change in portfolio net market value in response to changes in interest rates, actual performance may vary due to changes in prepayments, credit spreads and the cost of increased market volatility.

LIQUIDITY RISK

    The primary liquidity risk that will be faced by First American arises from financing long maturity mortgage assets with short-term debt. As of November 30, 2001, the Existing Funds had no long-term debt and instead held approximately $124,000,000 of mortgage-backed securities and reverse repurchase agreements. The assets pledged to secure these short-term borrowings are high quality liquid assets. Thus, historically, the Existing Funds have not had trouble rolling over short-term debt as it matures. However, there can be no assurances First American will always be able to roll over its short-term debt. Since the advance rate on this debt is 97% of collateral value, there is a risk of margin calls that could be caused by asset value declines or changes in lender over-collateralization requirements. In addition, at November 30, 2001, the Existing Funds had $74,500,000 of whole loan reverse repurchase agreements. The assets pledged to secure these short-term borrowings are relatively illiquid mortgage loans. The roll-over risk is higher for these borrowings, but has been mitigated by USBAM. Although the Existing Funds have not experienced problems rolling over this short-term debt, there can be no assurances First American will always be able to roll over this short-term debt.

PREPAYMENT RISK

    First American will attempt to mitigate the effects of mortgage prepayments on multifamily and commercial loans through the collection of prepayment penalties whenever possible.

    In general, First American believes it will be able to reinvest prepayments at acceptable yields. However, no assurances can be given that, should significant prepayments occur, market conditions would be such that acceptable investments could be identified and repayment proceeds reinvested.

                     STOCK OWNERSHIP OF THE EXISTING FUNDS

    The following tables set forth, as of March 29, 2002, except as otherwise noted, the beneficial ownership of the common stock of each Existing Fund by
(i) each person known by each Existing Fund to beneficially hold more than 5% its outstanding common stock, (ii) each director of each Existing Fund,
(iii) each executive officer of each Existing Fund and (iv) all executive officers and directors of each Existing Fund as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.

AMERICAN STRATEGIC INCOME PORTFOLIO INC.

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130               758,846(2)                      17.94%
Thomas S. Schreier, President(3)                       --                            --
John G. Wenker, Senior Vice President(3)         1,782.68(4)                         (*)
Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                           63.195                            (*)
Robert H. Nelson, Treasurer(3)                         --                            --
Jeffery M. Wilson, Vice President
  Administration(3)                                    --                            --
Robert J. Dayton, Director(3)                          --                            --
Roger A. Gibson, Director(3)                           --                            --
Andrew M. Hunter III, Director(3)                      --                            --
Leonard W. Kedrowski, Director(3)                      --                            --
John M. Murphy Jr., Director(3)                        --                            --
Richard K. Riederer, Director(3)                       --                            --
Joseph D. Strauss, Director(3)                         --                            --
Virginia L. Stringer, Director(3)                      --                            --
James M. Wade, Director(3)                             --                            --
All executive officers and directors as
  a group (15 persons)                          1,845.875                            (*)

---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 4,230,294.34 shares outstanding as of March 29, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 758,846 shares, 756,298 of which are held in client accounts of Sit Investment Associates, Inc., 2,145 of which are owned by Sit Bond Fund and 403 of which are owned by Sit Balanced Fund. Sit Investment
     Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the
     Schedule 13D/A, dated April 1, 2002, filed by Sit Investment
     Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of March 29, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 172.16 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse.

AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP  PERCENTAGE OF OUTSTANDING
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130             3,649,399(2)                      22.87%

Thomas S. Schreier, President(3)                       --                            --

John G. Wenker, Senior Vice President(3)         3,268.74(4)                         (*)

Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                        1,265.783                            (*)

Robert H. Nelson, Treasurer(3)                         --                            --

Jeffery M. Wilson, Vice President
  Administration(3)                                    --                            --

Robert J. Dayton, Director(3)                          --                            --

Roger A. Gibson, Director(3)                           --                            --

Andrew M. Hunter III, Director(3)                      --                            --

Leonard W. Kedrowski, Director(3)                      --                            --

John M. Murphy Jr., Director(3)                        --                            --

Richard K. Riederer, Director(3)                       --                            --

Joseph D. Strauss, Director(3)                         --                            --

Virginia L. Stringer, Director(3)                      --                            --

James M. Wade, Director(3)                             --                            --

All executive officers and directors as
  a group (15 persons)                          4,534.523                            (*)

---------------------

(*)  Represents less than 1%.
(1) Based on a total of 15,957,288.691 shares outstanding as of January 31, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 3,649,399 shares, 3,601,535 of which are held in client accounts of Sit Investment Associates, Inc., 32,394 of which are owned by Sit Bond Fund and 15,470 of which are owned by Sit Balanced Fund. Sit Investment
     Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the
     Schedule 13D, dated February 1, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of January 31, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 817.185 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse.

AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130             1,794,350(2)                       8.41%
Thomas S. Schreier, President(3)                       --                            --
John G. Wenker, Senior Vice President(3)        9,553.419(4)                         (*)
Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                        1,945.512(5)                         (*)
Robert H. Nelson, Treasurer(3)                         --                            --
Jeffery M. Wilson, Vice President
  Administration(3)                                    --                            --
Robert J. Dayton, Director(3)                          --                            --
Roger A. Gibson, Director(3)                           --                            --
Andrew M. Hunter III, Director(3)                      --                            --
Leonard W. Kedrowski, Director(3)                      --                            --
John M. Murphy Jr., Director(3)                        --                            --
Richard K. Riederer, Director(3)                       --                            --
Joseph D. Strauss, Director(3)                         --                            --
Virginia L. Stringer, Director(3)                      --                            --
James M. Wade, Director(3)                             --                            --
All executive officers and directors as
  a group (15 persons)                         11,498.931                            (*)

---------------------

(*)  Represents less than 1%.
(1) Based on a total of 21,343,292.487 shares outstanding as of January 31, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 1,794,350 shares, 1,776,061 of which are held in client accounts of Sit Investment Associates, Inc., 7,672 of which are owned by Sit Bond Fund and 10,609 of which are owned by Sit Balanced Fund. Sit Investment
     Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the
     Schedule 13D, dated February 1, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of January 31, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 4,922.098 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse. Also includes 618.332 shares owned by Mr. Wenker's spouse, over which Mr. Wenker shares voting and investment power with his spouse.
(5) Includes 2.185 shares that Mr. Kappenman owns jointly with his spouse, over which Mr. Kappenman shares voting and investment power with his spouse.

AMERICAN SELECT PORTFOLIO INC.

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130             1,540,122(2)                      12.90%

Thomas S. Schreier, President(3)                       --                            --

John G. Wenker, Senior Vice President(3)          784.296(4)                         (*)

Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                               --                            --

Robert H. Nelson, Treasurer(3)                         --                            --

Jeffery M. Wilson, Vice President
  Administration(3)                                    --                            --

Robert J. Dayton, Director(3)                          --                            --

Roger A. Gibson, Director(3)                           --                            --

Andrew M. Hunter III, Director(3)                      --                            --

Leonard W. Kedrowski, Director(3)                      --                            --

John M. Murphy Jr., Director(3)                        --                            --

Richard K. Riederer, Director(3)                       --                            --

Joseph D. Strauss, Director(3)                         --                            --

Virginia L. Stringer, Director(3)                      --                            --

James M. Wade, Director(3)                             --                            --

All executive officers and directors as
  a group (15 persons)                            784.296                            (*)

---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 10,662,195 shares outstanding as of October 31, 2001.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 1,540,122 shares, 1,527,388 of which are held in client accounts of Sit Investment Associates, Inc., 6,725 of which are owned by Sit Bond Fund and 6,009 of which are owned by Sit Balanced Fund. Sit Investment
     Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the
     Schedule 13D, dated November 2, 2001, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of October 31, 2001.
(3) The address of beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 466.296 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse. Also includes 116 shares owned by Mr. Wenker's spouse, over which Mr. Wenker shares voting and investment power with his spouse.

                 DESCRIPTION OF CAPITAL STOCK OF FIRST AMERICAN

    The following summary of the terms of the capital stock of First American does not purport to be complete and is subject to and qualified in its entirety by reference to First American's articles of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part.

GENERAL

    Upon completion of the merger, the authorized capital stock of First American will consist of 100 million shares, all with a par value of $0.01 per share. Initially, 98 million shares will be classified as common stock and 2 million shares will be classified as preferred stock. Upon completion of the merger, an estimated 62,353,667 shares of common stock will be outstanding (assuming the First American maximum participation scenario) and no shares of preferred stock will be outstanding.

    First American's board of directors will be authorized (i) to classify and reclassify any unissued shares of any series of capital stock; (ii) to provide for the issuance of shares in other classes or series, including preferred stock in one or more series; (iii) to establish the number of shares in each class or series; and (iv) to fix the preferences, conversion and other rights, voting powers, restrictions, distribution limitations, qualifications and redemption terms and conditions of such class or series.

PREFERRED STOCK

    First American's board of directors is authorized to issue 2 million shares of currently undesignated preferred stock in classes or series. First American's board of directors is also authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each class or series and any qualifications, limitations and restrictions thereon. Any such preferred stock issued by First American may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.

    Preferred stock would be available for possible future financings of, or acquisitions by, First American and for general corporate purposes without any legal requirement that shareholder authorization for issuance be obtained. The purpose of authorizing First American's board of directors to issue preferred stock is, in part, to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of the outstanding stock of First American by means of a merger, tender offer, proxy contest or otherwise.

    As of the date hereof, First American did not have any preferred stock outstanding. First American's board of directors has no present plans to issue any preferred stock.

COMMON STOCK

    Each share of First American common stock issued in the merger will be duly authorized, fully paid and nonassessable. Except as described below, the holders of the common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. No cumulative voting rights for the election of directors will attach to the shares of common stock. Subject to the provisions of Maryland law and any preferential rights with respect to any outstanding capital stock, holders of common stock are entitled to receive ratably such dividends or other distributions as may be declared by the board of directors out of funds legally available therefor. If First American is liquidated or dissolved, subject to the right of any holders of the capital stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate ratably in the net assets remaining after payment of, or adequate provision for, all known debts and liabilities of First American. Shares of common stock will have no conversion, preference, redemption, exchange or preemptive rights. For a further description of First American's common stock, see "COMPARISON OF RIGHTS AND INVESTMENTS."

    The transfer agent and registrar for First American common stock is EquiServe.

ADDITIONAL CLASSES OF STOCK

    First American's board of directors may authorize the issuance of additional classes or series of stock, including preferred stock. Prior to issuance of shares of each series, First American's board of directors will be required by the MGCL and the articles of incorporation to set, for each such series, subject to the provisions of the articles of incorporation regarding ownership limits, the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted under the MGCL. First American's board of directors could authorize the issuance of capital stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then market price of such common stock.

RESTRICTIONS ON TRANSFER

    Two of the requirements of qualification as a REIT are that:

    - First American common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than during its first taxable year as a REIT); and

    - not more than 50% of the value of the outstanding shares of First American stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt entities) during the last half of a taxable year (other than during its first taxable year as a REIT).

    An opinion as to First American's initial qualification as a REIT following the merger has been rendered by Ernst & Young. In order that First American may meet these requirement at all times, the articles of incorporation provide that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the REIT provisions or the Code, more than the ownership limit, which is equal to 9.8% of the number or value of the outstanding shares of capital stock of First American. First American's board of directors may waive the ownership limit if evidence satisfactory to the board of directors is presented that such ownership limit will not jeopardize First American's status as a REIT. As a condition to such waiver, First American's board of directors may require opinions of counsel satisfactory to it and must receive an undertaking from the applicant with respect to preserving the REIT status of First American. The ownership limit will not apply if a majority of First American's board of directors (including at least a majority of the independent directors) determine that it is no longer in the best interests of First American to attempt to qualify, or to continue to qualify, as a REIT.

    If shares of First American common stock and/or preferred stock in excess of the ownership limit, or shares which would cause First American to be beneficially owned by fewer than 100 persons, cause First American to become "closely held" under Section 856(h) of the Code or otherwise to cause First American to fail to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be void ab initio and the intended transferee will acquire no rights to such First American common stock and/or preferred stock. Shares issued or transferred that would cause any shareholder to own more than the ownership limit or cause First American to be beneficially owned by fewer than 100 persons or cause First American to become "closely held" under
Section 856(h) of the Code or otherwise to cause First American to fail to qualify as a REIT will be transferred, without action by the prohibited owner, to a trust for the exclusive benefit of one or more charitable beneficiaries selected by First American, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of common or preferred stock held by the trustee shall be issued and outstanding shares of common or preferred stock. The trustee of the trust shall be appointed by

First American and shall be independent of First American and the prohibited owner. The prohibited owner shall have no right to receive dividends or other distributions with respect to, or possess any rights to vote or other rights attributable to the shares held in the trust. Any dividend or other distribution paid prior to the discovery by First American that shares of common or preferred stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiary, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. The trustee shall have all dividend and voting rights with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary.

    Within 20 days of receiving notice from First American that shares of common or preferred stock of First American have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon such sale, any interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by First American that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

    The ownership limit provision will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration is increased. Any change in the ownership limit would require an amendment to the articles of incorporation. In addition to preserving First American's status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of First American without the approval of the board of directors and shareholders.

    All certificates representing shares of First American common stock will bear a legend referring to the restrictions described above.

                  DESCRIPTION OF CAPITAL STOCK OF THE NEW FUND

    The New Fund was incorporated in Minnesota on November 19, 2002 and is authorized to issue up to one billion shares of capital stock, $.01 par value. The shares are divisible into classes and series, have the designations, voting rights and other rights and preferences, and are subject to the restrictions, that the New Fund's board of directors may from time to time establish, fix and determine. Unless otherwise designated by the board of directors, all issued shares will be deemed common shares. All of the shares offered in connection with the merger will be common shares and will, upon issuance, be duly authorized, fully paid and nonassessable. Common shareholders are entitled to receive dividends when authorized by the board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in the New Fund's assets legally available for distribution to the New Fund's shareholders in the event of the New Fund's liquidation, dissolution or winding up, after payment of or adequate provision for all of the New Fund's known debts and liabilities. These rights are subject to the preferential rights of any other class or series of the New Fund's stock.

    Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares entitled to vote in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Common shareholders have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of the New Fund's securities. All common shares will have equal dividend, liquidation and other rights.

                       US FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER AND THE OWNERSHIP OF COMMON STOCK IN FIRST AMERICAN OR THE NEW FUND. THIS SUMMARY IS BASED ON CURRENT LAW, IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOUR TAX CONSEQUENCES MAY VARY DEPENDING ON YOUR PARTICULAR SITUATION AND THIS DISCUSSION DOES NOT PURPORT TO DISCUSS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO A SHAREHOLDER IN LIGHT OF HIS OR HER PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, OR TO A SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS, EXCEPT TO THE EXTENT DISCUSSED UNDER THE HEADINGS "--US FEDERAL INCOME TAXATION OF TAX-EXEMPT SHAREHOLDERS" AND "--US FEDERAL INCOME TAXATION OF NON-U.S. SHAREHOLDERS OF EITHER FIRST AMERICAN OR THE NEW FUND." SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT INCLUDE, WITHOUT LIMITATION, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, THOSE HOLDING COMMON STOCK AS PART OF A CONVERSION TRANSACTION, A HEDGE OR HEDGING TRANSACTION OR AS A POSITION IN A STRADDLE FOR TAX PURPOSES, FOREIGN CORPORATIONS OR PARTNERSHIPS, AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. IN ADDITION, THE SUMMARY BELOW DOES NOT CONSIDER THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS THAT MAY BE APPLICABLE TO YOU AS A SHAREHOLDER.

    The information in this summary is based on the Code, current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions, all as of the date of this joint proxy statement/ prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. Future legislation, regulations, administrative interpretations and practices, and court decisions may affect the tax consequences contained in this summary, possibly on a retroactive basis. First American and the New Fund have not requested, and do not plan to request, any rulings from the IRS concerning their tax treatment or the tax consequences contained in this summary, and the statements in this joint proxy statement/prospectus are not binding on the IRS or a court. Thus, First American and the New Fund cannot provide any assurance that the tax consequences contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

US FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE RECEIPT OF FIRST AMERICAN SHARES

    The merger is intended to qualify as a tax-free reorganization. The Existing Funds have received an opinion from Ernst & Young that the merger will qualify as a tax-free reorganization. Specifically, Ernst & Young opined that the merger will qualify as tax-free reorganization under Section 368(a) of the Code, and that neither the Existing Funds nor the Existing Funds' shareholders will recognize taxable gain or loss as a result of the common shares of First American distributed and received in the merger. Shareholders who receive cash (pursuant to the exercise of statutory dissenters' appraisal rights or in lieu of fractional shares) or participate in the New Fund Option will, however, recognize taxable gain, if any, in the merger. The basis of First American shares, if any, received by an Existing Fund shareholder who exchanges Existing Fund stock for First American shares will be the same as the basis of the Existing Fund shares surrendered in exchange therefor, decreased by the fair market value of New Fund shares, if any, received by such shareholder, and increased by the amount of capital gain recognized by such shareholder and the amount, if any, treated as a dividend to such shareholder.

    The Existing Funds also will recognize any gain realized with respect to the distribution of New Fund shares. Each of the Existing Funds has capital loss carryovers available, which may be utilized to offset gain recognized with respect to the distribution of New Fund shares. USBAM believes that the amount of the capital loss carryovers available to each Existing Fund will be sufficient to offset completely any gain that each Existing Fund may recognize by reason of the distribution of New Fund shares.

    If the merger fails to qualify as a tax-free reorganization, the Existing Funds' shareholders also could recognize taxable gain (at capital gains rates assuming the Existing Fund shares are held as capital assets) to the extent that the fair market value of the First American common shares received exceeds the adjusted tax basis of their Existing Fund shares converted into First American common shares. The basis of the First American shares received by the Existing Funds' shareholders in the merger will be the same as the basis of the Existing Fund shares surrendered in the merger, decreased by the fair market value of New Fund shares received, if any, and increased by the amount of gain, if any, recognized in the merger. You should consult with your tax advisors regarding the tax consequences of the merger to you.

US FEDERAL INCOME TAX TREATMENT OF THE RECEIPT OF NEW FUND SHARES

    Shareholders participating in the New Fund Option who receive solely New Fund shares generally will be subject to tax on gain they realize at capital gains rates (assuming the shares are held as capital assets) to the extent that the fair market value of the shares of the New Fund received in the merger exceeds the adjusted tax basis of their Existing Fund shares converted into New Fund shares. Shareholders participating in the New Fund Option who receive both New Fund shares and First American common shares generally will be subject to tax at capital gains rates on gain they realize, but in an amount not in excess of the fair market value of the New Fund shares received.

    Notwithstanding the above, it is possible that a shareholder's receipt of New Fund shares could be treated as a dividend and subject to tax at ordinary income rates if the shareholder's beneficial interest in the Existing Fund is not sufficiently reduced in connection with the mergers, taking into account First American common shares received by persons treated as related to the shareholder pursuant to Sections 302(c) and 318 of the Code. For example, if a shareholder elects the New Fund Option and receives New Fund shares as well as enough First American common shares in the merger that his ownership interest in First American does not represent a sufficient reduction of his prior interest in the Existing Funds (taking into account First American common shares received by related persons), the New Fund shares received may be taxable as a dividend to the shareholder. Whether a shareholder's ownership interest is sufficiently reduced in the merger to avoid dividend treatment with respect to any New Fund shares received will depend upon an application of the technical rules in
Section 302(b) of the Code to the shareholder's specific circumstances. Under applicable Internal Revenue Service guidelines, a holder of a minority interest in First American whose relative stock interest in First American is minimal, who exercises no control over the affairs of First American, and who experiences a reduction in the shareholder's proportionate interest in First American relative to the shareholder's proportionate interest in the Existing Funds, both directly and by application of the constructive ownership rules, generally will not be deemed to have received a distribution of a dividend under the rules set forth in Section 302(b)(1) of the Code. Because the determination of whether New Fund stock received pursuant to the Merger will be treated as the distribution of a dividend generally will depend upon the facts and circumstances specific to each Existing Funds' shareholder, you are strongly advised to consult with your tax advisor regarding the tax consequences of the receipt of New Fund shares to you.

    The basis of New Fund shares, if any, received by Existing Fund shareholders will equal their fair market value. The basis of First American shares, if any, received by an Existing Fund shareholder who exchanges Existing Fund stock for First American shares and New Fund shares will be the same as the basis of the Existing Fund shares surrendered in exchange therefor, decreased by the fair market value of New Fund shares received by such shareholder, and increased by the amount of capital gain recognized by such shareholder and the amount, if any, treated as a dividend to such shareholder.

US FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER ON FIRST AMERICAN'S QUALIFICATION AS A REIT--EARNINGS AND PROFITS DISTRIBUTION REQUIREMENT

    A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute such earnings and profits. In a statutory merger qualifying as a tax-free reorganization, the acquired corporation's earnings and profits are generally carried over to the surviving corporation. Any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of the REIT attributable to non-REIT years. The Existing Funds should generally not have any earnings and profits, as a result of making distributions of their net income. First American has requested that Ernst & Young determine the earnings and profits of each Existing Fund for purposes of the earnings and profits distribution requirement. Subject to certain qualifications and assumptions, Ernst & Young has preliminarily determined that First American will not have any current or accumulated earnings and profits as of the date of the merger.

    The calculation of the amount of earnings and profits acquired by First American from the Existing Funds is subject to challenge by the IRS. The IRS may examine prior tax returns of the Existing Funds and propose adjustments that would increase its taxable income, which would result in corresponding increases in the Existing Funds' earnings and profits.

    If the IRS determines, and successfully asserts, that First American acquired current or accumulated earnings and profits from the Existing Funds and First American did not distribute all of such acquired earnings prior to the end of the taxable year during which the merger occurs, First American would fail to qualify as a REIT in such year, as well as other taxable years during which First American held such acquired earnings. However, if First American made an additional distribution within 90 days of such a determination by the IRS to distribute the acquired earnings and paid to the IRS an interest charge based on 50% of the amount of such acquired earnings not previously distributed, the failure of First American to have distributed the acquired earnings would not prevent First American from qualifying as a REIT. Accordingly, in order to maintain its qualification as a REIT under such circumstances, First American could be required to borrow funds on a short-term basis or sell assets in order to meet the additional distribution requirement even if the prevailing market conditions were not generally favorable for such borrowings or sales.

US FEDERAL INCOME TAXATION OF FIRST AMERICAN--GENERAL

    First American intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2003. First American believes that it has been organized and will operate in a manner that will allow it to qualify and to remain qualified to be taxed as a REIT under the Code and intends to continue to be organized and operate in this manner. Qualification and taxation as a REIT, however, will depend upon First American's ability to meet, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Code. Accordingly, there can be no assurance that First American will actually operate in a manner so as to allow it to qualify and remain qualified as a REIT. See "--Requirements for Qualification as a Real Estate Investment Trust" below.

    Ernst & Young has acted as a tax advisor to First American in connection with the contemplated merger and formation of First American. Ernst & Young has given First American an opinion that, commencing with its taxable year ending December 31, 2003, First American will be organized in accordance with, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. Such opinion is not binding on the IRS or a court and there cannot be any assurance that the IRS or a court will not take a position different from that expressed by Ernst & Young. It also must be emphasized that Ernst & Young's opinion is based on various assumptions and is conditioned upon numerous representations made by First American as to factual matters, including representations regarding the nature of First American's assets and the future conduct of First American's business as described in this joint proxy statement/prospectus. Moreover, First American's taxation and qualification as a REIT depend upon First American's ability to meet on a continuous basis the annual operating results, asset ownership tests, distribution requirements, diversity of stock ownership, and the various other qualification tests imposed by the Code described below. Ernst & Young will not opine on First American's compliance with these tests on a continuing basis. Therefore, no assurance can be given that the actual results of First American's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "--Failure to Qualify" below.

    The sections of the Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code.

    Provided First American qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. However, even as a REIT, First American will be subject to federal income taxation in the following circumstances:

 - It will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

 - It may be subject to the "alternative minimum tax" on items of tax preference, if any.

 - If it has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

 - It will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

 - If it fails to satisfy the 75% or 95% gross income tests, as described below, but has, nevertheless, maintained its qualification as a REIT, it will be required to pay a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect First American's profitability.

 - It will be required to pay a 4% excise tax on the amount by which its annual distributions to its shareholders is less than the sum of (i) 85% of its ordinary income for the year, (ii) 95% of its real estate investment trust capital gain net income for the year and (iii) any undistributed taxable income from prior periods.

 - If it acquires an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in First American's hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and First American subsequently sells or otherwise disposes of the asset within ten years, then under existing treasury regulations, First American would be required to pay tax at the highest regular corporate tax rate on this gain to the extent (i) the fair market value of the asset exceeds (ii) its adjusted tax basis in the asset, in each case, determined as of the date on which it acquired the asset. The results described in this paragraph assume that First American will elect this treatment in lieu of an immediate tax when the asset is acquired. It is not intended that First American will sell or otherwise dispose of any assets, to which this election applies, acquired in the merger during the ten-year period following the merger in a manner that would cause First American to incur the tax described above.

 - It will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent its stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

    GENERAL. The Code defines a REIT as a corporation, trust or association:

    (1) that is managed by one or more trustees or directors;

    (2) that issues transferable shares or transferable certificates to its owners;

    (3) that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

    (4) that is not a financial institution or an insurance company under the Code;

    (5) that is owned by 100 or more persons;

    (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each year; and

    (7) that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

    The Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.

    First American's articles of incorporation provide for restrictions regarding ownership and transfer of First American's stock. These restrictions are intended to assist First American in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that First American will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If First American fails to satisfy these share ownership requirements (other than during its first taxable year), its status as a REIT would terminate. If, however, First American complied with the rules contained in applicable regulations that require a REIT to determine the actual ownership of its shares and First American does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, it would not be disqualified as a REIT.

    In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. First American will have a calendar taxable year.

    QUALIFIED REIT SUBSIDIARIES. A "qualified REIT subsidiary" is a corporation, all of the stock of which is owned by a REIT. Under the Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT. Rather, all of the assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction, and credit of the REIT for purposes of the REIT income and asset tests described below.

    TAXABLE REIT SUBSIDIARIES. A "taxable REIT subsidiary" is a corporation which, together with its parent REIT, makes an election to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may earn income that would be nonqualifying income if earned directly by a REIT, and is generally subject to full corporate level tax. A REIT may own up to 100% of the stock of a taxable REIT subsidiary.

    INCOME TESTS. First American must meet two annual gross income requirements to qualify as a REIT. First, each year First American must derive, directly or indirectly, at least 75% of its gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and mortgage interest, or from specified temporary investments. Second, each year First American must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities. For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of gross receipts or sales.

    Any amount includable in the gross income of First American with respect to a regular or residual interest in a real estate mortgage investment conduit is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, First American will be treated as receiving directly its proportionate share of the income of the real estate mortgage investment conduit, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if First American receives interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date the mortgage loan was made by First American, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause First American to recognize income that is not qualifying income for purposes of the 75% gross income test.

    To the extent interest on a loan is based on the cash proceeds from the sale or value of property, such income would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests.

    If First American fails to satisfy one or both of the 75% or 95% gross income tests for any year, it may still qualify as a REIT if it is entitled to relief under the Code. Generally, it may be entitled to relief if:

    - the failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

    - a schedule of the sources of its income is attached to its federal income tax return; and

    - any incorrect information on the schedule was not due to fraud with the intent to evade tax.

    It is not possible to state whether in all circumstances First American would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, First American would not qualify as a REIT. As discussed above in "--US Federal Taxation of First American--General," even if these relief provisions apply, and First American retains its status as a REIT, a tax would be imposed with respect to First American's income that does not meet the gross income tests. First American may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring its income.

    FORECLOSURE PROPERTY. Net income realized by First American from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate (currently 35%). Foreclosure property means real property and related personal property that (1) is acquired through foreclosure following a default on a lease of such property or a default on indebtedness that is secured by the property and (2) for which an election is made to treat the property as foreclosure property.

    PROHIBITED TRANSACTION INCOME. Any gain realized by First American on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income, and subject to a 100% penalty tax. Prohibited transaction income may also adversely affect First American's ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the regulations provide standards which, if met, would not cause a sale of property to result in prohibited transaction income, First American may not be able to meet these standards in all circumstances.

    ASSET TESTS. At the close of each quarter of each year, First American also must satisfy four tests relating to its assets. First, at least 75% of the value of its total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering. Second, not more than 25% of its total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, not more than 20% of the value of its total assets may be represented by securities in one or more taxable REIT subsidiaries. Fourth, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of First American's total assets, and First American may not own more than 10% of the total vote or value of the outstanding securities of any one issuer (other than securities of a qualified REIT subsidiary or a taxable REIT subsidiary), and with respect to the 10% value test, certain "straight debt" securities (generally, debt (i) the interest on which is not contingent, (ii) which is not convertible, directly or indirectly, into stock and (iii) which meets certain other conditions).

    After meeting the asset tests at the close of any quarter, First American will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. In addition, if First American fails to satisfy the asset tests because it acquires assets during a quarter, it can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.

    First American will monitor the status of the assets that it acquires for purposes of the various asset tests and will manage its portfolio in order to comply with such tests.

    ANNUAL DISTRIBUTION REQUIREMENTS. To qualify as a REIT, First American is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to the sum of (1) 90% of its "REIT taxable income" and (2) 90% of its after-tax net income, if any, from foreclosure property, minus (3) the sum of certain items of non-cash income. In general, "REIT taxable income" means taxable ordinary income without regard to the dividends paid deduction.

    First American is generally required to distribute income in the taxable year in which it is earned, or in the following taxable year before it timely files its tax return if such dividend distributions are declared and paid on or before First American's first regular dividend payment. Except as provided in "--US Federal Taxation of Taxable U.S. Shareholders of First American" below, these distributions are taxable to holders of common stock in the year in which paid, even though these distributions relate to the prior year for purposes of First American's 90% distribution requirement. To the extent that First American does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its "REIT taxable income," it will be subject to tax at regular corporate tax rates.

    From time to time, First American may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses and the inclusion of income and deduction of expenses in arriving at First American's taxable income. If these timing differences occur, in order to meet the REIT distribution requirements, First American may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, First American may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, it may be able to avoid being subject to tax on amounts distributed as deficiency dividends. First American will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, First American will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it should fail to distribute each year at least the sum of 85% of its ordinary income for the year, 90% of its capital gain income for the year, and any undistributed taxable income from prior periods.

    RECORDKEEPING REQUIREMENTS. First American is required to maintain records and request on an annual basis information from specified shareholders. This requirement is designed to disclose the actual ownership of First American's outstanding stock.

    EXCESS INCLUSION INCOME. If First American is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by First American, such arrangement will be treated as a "taxable mortgage pool" for federal income tax purposes. If all or a portion of First American is considered a taxable mortgage pool, its status as a

REIT generally should not be impaired; however, a portion of its taxable income may be characterized as "excess inclusion income" and allocated to its shareholders. Any excess inclusion income:

    - could not be offset by unrelated net operating losses of a shareholder;

    - would be subject to tax as "unrelated business taxable income" to a tax-exempt shareholder;

    - would be subject to the application of federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to foreign shareholders; and

    - would be taxable (at the highest corporate tax rate) to First American, rather than its shareholders, to the extent allocable to stock of First American held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

    FAILURE TO QUALIFY. If First American fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code described above do not apply, First American will be subject to tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on its taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by First American to its shareholders. Distributions to shareholders of First American in any year in which it fails to qualify as a REIT will not be deductible by First American and First American will not be required to distribute any amounts to its shareholders. Additionally, if First American fails to qualify as a REIT, distributions to its shareholders will be subject to tax as ordinary income to the extent of First American's current and accumulated earnings and profits and, subject to certain limitations of the Code, corporate shareholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, First American would also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances First American would be entitled to statutory relief.

US FEDERAL TAXATION OF TAXABLE U.S. SHAREHOLDERS OF FIRST AMERICAN

    When using the term "U.S. shareholders," First American means a holder of shares of First American common stock who is, for U.S. federal income tax purposes:

    - a citizen or resident of the United States;

    - a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless regulations provide otherwise;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

    DISTRIBUTIONS GENERALLY. Distributions out of current or accumulated earnings and profits of First American, other than capital gain dividends, will be taxable to U.S. shareholders as ordinary income. Provided First American qualifies as a REIT, dividends paid by First American will not be eligible for the dividends received deduction generally available to U.S. shareholders that are corporations.

    To the extent that First American makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. shareholder, and will reduce the adjusted tax basis which each U.S. shareholder has in its shares of common stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. shareholder's adjusted tax basis in its common stock will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends declared in October, November, or

December of any year and paid to a shareholder of record on a specified date in any of those months will be treated as both paid by First American and received by the shareholder on December 31 of that year, provided the dividend is actually paid in January of the following year. Shareholders may not include in their own income tax returns any of First American's net operating losses or capital losses.

    CAPITAL GAIN DISTRIBUTIONS. Distributions designated as net capital gain dividends will be taxable to U.S. shareholders as capital gain income. Such capital gain income will be taxable to non-corporate U.S. shareholders at a 20% or 25% rate based on the characteristics of the asset sold that produced the gain. U.S. shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

    RETENTION OF NET CAPITAL GAINS. First American may elect to retain, rather than distribute as a capital gain dividend, all or a portion of its net capital gains. If this election is made, First American would pay tax on such retained capital gains. In such a case, U.S. shareholders would generally:

    - include their proportionate share of the undistributed net capital gains in their taxable income;

    - receive a credit for their proportionate share of the tax paid by First American with respect to such retained capital gains; and

    - increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by First American.

    PASSIVE ACTIVITY LOSSES AND INVESTMENT INTEREST LIMITATIONS. Distributions made by First American and gain arising from the sale or exchange by a U.S. shareholder of common stock will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to the common stock. Distributions made by First American, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

    DISPOSITIONS OF STOCK. If you are a U.S. shareholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of common stock. This gain or loss will be capital gain or loss if you have held the stock as a capital asset and will be long-term capital gain or loss if you have held the stock for more than one year. In general, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from First American which were required to be treated as long-term capital gains.

    BACKUP WITHHOLDING. First American will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. shareholder's income tax liability. In addition, First American may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status.

US FEDERAL INCOME TAXATION OF TAX-EXEMPT SHAREHOLDERS

    The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt U.S. shareholder has not held its shares of common stock as "debt financed property" within the meaning of the Code, the shares are not otherwise used in an unrelated trade or business and First American has not incurred any "excess inclusion income," as described above, dividend income on such shares and income from the sale of such shares should not be unrelated business taxable income to a tax-exempt U.S. shareholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt U.S. shareholder.

    For tax-exempt U.S. shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in First American's shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in First American's shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which:

    - is described in Section 401(a) of the Code;

    - is tax-exempt under Section 501(a) of the Code; and

    - holds more than 10%, by value, of the interests in the REIT.

    Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

    A REIT is a "pension held REIT" if:

    - it would not have qualified as a REIT but for the fact that
      Section 856(h)(3) of the Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

    - either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

    The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

    - the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

    - the total gross income of the REIT.

    If, for any year, this percentage is less than 5%, no portion of REIT dividends will be subject to tax as unrelated business income. As a result of the limitations on the transfer and ownership of stock contained in First American's articles of incorporation, First American does not expect to be classified as a "pension-held REIT."

US FEDERAL INCOME TAXATION OF THE NEW FUND

    The New Fund intends to make an election when it files its first tax return to be considered a RIC under Sections 851 through 855 of the Code. To qualify as a RIC, the New Fund must meet certain requirements imposed by the Code with respect to the type of income it realizes and the diversification of its assets. The New Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of securities, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies (including, but not limited to, gains from options, futures or forward contracts) and (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the New Fund's assets is represented by cash and cash items (including receivables), U.S. Government securities, securities of other regulated investment companies and other securities that, with respect to any one issuer, do not represent more than 5% of the value of the New Fund's total assets and do not represent more than 10% of the voting securities of such issuer, and
(ii) no more than 25% of the value of the New Fund's total assets is invested in the securities of any issuer (other than U.S. Government securities or the securities of other regulated investment companies) or invested in two or more issuers which the taxpayer controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses.

    After meeting the asset tests at the close of any quarter, the New Fund will not lose its status as a RIC if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. In addition, if the New Fund fails to satisfy the asset tests because it acquires assets during a quarter, it can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. The New Fund will monitor the status of the assets that it acquires for purposes of the various asset tests and will manage its portfolio in order to comply with such tests.

    As a RIC, the New Fund must also satisfy a minimum distribution requirement. The New Fund will not be subject to federal income tax on income and gains to the extent that it distributes such income and gains to its shareholders. The minimum distribution requirement is satisfied if the New Fund distributes at least 90% of its net investment income (including tax-exempt interest and net short-term capital gains) for the taxable year. Although the New Fund intends to satisfy the minimum distribution requirement it may elect to retain its remaining net investment income and some of its net long-term capital gains. The New Fund would be subject to corporate tax on any undistributed income, other than tax-exempt income from municipal securities. The New Fund will generally be subject to a nondeductible 4% excise tax to the extent that the New Fund does not distribute by the end of each calendar year, an amount equal to the sum of
(a) 98% of the New Fund's ordinary income for such calendar year; (b) 98% of the excess of capital gains over capital losses for the one-year period (unless the New Fund elects to use a different period) ending on October 31 of each year (unless the New Fund elects to use a different period); and (c) the undistributed income and gains from the preceding years (if any).

    Under certain circumstances, the New Fund may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, it may be able to avoid being subject to income tax on amounts distributed as deficiency dividends. The New Fund will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, the New Fund will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it should fail to distribute, for any year, at least the minimum amounts required to avoid the 4% excise tax, as discussed above.

    Certain New Fund investments may have tax consequences. The New Fund intends to engage in various hedging transactions. Under various provisions of the Code, the result of such transactions may be to change the character of recognized gains and losses, accelerate the recognition of certain gains and losses and defer the recognition of certain losses.

    The New Fund may make investments that produce income that is not matched by a corresponding cash distribution to the New Fund, such as investments in obligations having original issue discount such as zero coupon securities or market discount obligations (if the New Fund elects to accrue the market discount on a current basis with respect to such instruments). Such income would be treated as income earned by the New Fund and therefore would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding cash distribution to the New Fund, the New Fund may be required to borrow money or dispose of other securities to be able to make distributions to shareholders of the New Fund.

    If the New Fund fails to qualify for taxation as a RIC in any taxable year, and the relief provisions of the Code described above do not apply, the New Fund will be subject to tax, including any applicable alternative minimum tax and possibly increased state and local taxes, on its taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by the New Fund to its shareholders. Distributions to shareholders of the New Fund in any year in which it fails to qualify as a RIC will not be deductible by the New Fund and the New Fund will not be required to distribute any amounts to its shareholders. Additionally, if the New Fund fails to qualify as a RIC, distributions to its shareholders will be subject to tax as ordinary income to the extent of the New Fund's current and accumulated earnings and profits and, subject to certain limitations of the Code, corporate shareholders may be eligible for the dividends received deduction.

US FEDERAL INCOME TAXATION OF TAXABLE U.S. SHAREHOLDERS OF THE NEW FUND

    DISTRIBUTIONS GENERALLY. Distributions to shareholders of the New Fund attributable to the New Fund's net investment income (including interest income, net short-term capital gains and income from municipal securities) are taxable as ordinary income whether paid in cash or reinvested in additional shares. Since the New Fund's income is expected to be derived primarily from interest and capital gains, it is not anticipated that any of the New Fund's distributions will qualify for the dividends received deduction for corporate shareholders of the New Fund.

    CAPITAL GAIN DISTRIBUTIONS. Distributions of any net capital gain (I.E., the excess of net long-term capital gain over net short-term capital loss, if any) that are designated as capital gain dividends are taxable as long-term capital gains, whether paid in cash or additional shares, regardless of how long the shares have been held. These distributions are not eligible for the dividends received deduction.

    RETENTION OF NET CAPITAL GAINS. The New Fund may elect to retain all or a portion of its net capital gain and be taxed at the corporate tax rate for such capital gains. In such event, the New Fund would most likely make an election that would require each shareholder of record on the last day of the New Fund's taxable year to include in income for tax purposes its proportionate share of the New Fund's undistributed net capital gain. If such an election is made, each shareholder will be entitled to credit his proportionate share of the tax paid by the New Fund against its federal income tax liabilities and to claim refunds to the extent that the credit exceeds such liabilities. In addition, the shareholder would be entitled to increase the basis of its shares for federal tax purposes by a portion of such shareholder's proportionate share of the undistributed net capital gain.

    Dividends and distributions by the New Fund are generally taxable to the shareholders of the New Fund at the time the dividend or distribution is made (even if reinvested in additional shares of the New Fund). However, any dividend declared by the New Fund in October, November or December of any calendar year which is payable to shareholders of record on a specified date in such a month and which is not paid on or before December 31 of such year will be treated as received by the shareholders of the New Fund as of December 31 of such year if the dividend is paid during January of the following year.

    The New Fund will send written notices to its shareholders regarding the tax status of all distributions made during each year. A portion of such distributions may at times constitute a non-taxable return of capital and shareholders must reduce the tax basis in their shares by the amount of any such return of capital. A shareholder receiving a distribution in the form of additional shares issued by the New Fund pursuant to the dividend reinvestment plan of the New Fund will be treated for federal income tax purposes as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the distribution date. The basis of such shares will also equal the fair market value of such shares on the distribution date. A shareholder of the New Fund receiving a distribution in the form of additional shares purchased by the Plan Agent on the open market will be treated for federal income tax purposes as receiving the amount of cash received by the Plan Agent on his behalf. In general, the basis of such shares will equal the price paid by the Plan Agent for such shares (including brokerage commissions).

    LIQUIDATING DISTRIBUTIONS. Liquidating distributions which exceed a shareholder's basis in its shares will be treated as gain from the sale of such shares. If the total liquidating distributions are less than a shareholder's basis, the shareholder will realize a loss on such liquidation. Such gain or loss will be capital gain or loss unless the shareholder is considered to be a dealer with respect to the New Fund shares.

    SALE OF SHARES. In general, if a share is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the share. Any gain or loss realized upon a sale of shares by a shareholder of the New Fund who is not a dealer in such shares will be treated as long-term capital gain or loss if the shares have been held for more than one year, and otherwise as short-term capital gain or loss. Further, if such shares are held for six months or less, loss realized by a shareholder will be treated as long-term capital loss to the extent of the total of any capital gain dividend received by the shareholder. In addition, any loss realized on a sale of shares will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after disposition of the shares. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

    PASSIVE ACTIVITY LOSSES AND INVESTMENT INTEREST LIMITATIONS. Distributions made by the New Fund and gain arising from the sale or exchange by a U.S. shareholder of New Fund stock will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to New Fund stock. Distributions made by the New Fund, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

US FEDERAL INCOME TAXATION OF TAX-EXEMPT SHAREHOLDERS OF THE NEW FUND

    The Code excludes dividends from unrelated business taxable income provided the tax-exempt entity receiving the dividends has not held its shares as "debt financed property." Generally, debt-financed property is property acquired (or held) by incurring acquisition indebtedness. Dividends paid to a tax-exempt shareholder by the New Fund generally will not be treated as unrelated business taxable income unless the tax-exempt shareholder has financed the acquisition or holding of the New Fund shares with acquisition indebtedness.

    For tax-exempt U.S. shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the New Fund shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the New Fund shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

US FEDERAL INCOME TAXATION OF NON-U.S. SHAREHOLDERS OF EITHER FIRST AMERICAN OR THE NEW FUND

    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, Non-U.S. shareholders) are complex and no attempt will be made herein to provide more than a summary of such rules.

    PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO THE HOLDING OF SHARES OF COMMON STOCK OF FIRST AMERICAN OR THE NEW FUND AND OF FIRST AMERICAN ELECTING TO BE TAXED AS A REIT, INCLUDING ANY REPORTING REQUIREMENTS.

    CAPITAL GAINS DISTRIBUTIONS THAT NON-US SHAREHOLDERS RECEIVE FROM THE NEW FUND SHOULD NOT BE SUBJECT TO US FEDERAL INCOME TAX. Distributions made by the New Fund to Non-U.S. shareholders that are not designated as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of the New Fund's current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the gross distribution unless an applicable tax treaty reduces or eliminates that tax. The New Fund expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. shareholder unless a lower treaty rate applies and any required form, such as IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed with the New Fund by the Non-U.S. shareholder claiming the reduced treaty withholding rate, if any.

    GAINS REALIZED BY NON-US SHAREHOLDERS UPON RECEIPT OF THE NEW FUND SHARES PURSUANT TO THE MERGER SHOULD NOT BE SUBJECT TO US FEDERAL INCOME TAX. ALSO, NON-US SHAREHOLDERS OF THE NEW FUND SHOULD NOT BE SUBJECT TO US FEDERAL INCOME TAX ON GAINS THE REALIZE ON THE DISPOSITION OF COMMON STOCK IN THE NEW FUND. However, gain from the disposition would be subject to a 30 percent US federal income tax in the hands of an individual Non-U.S. shareholder if such Non-US shareholder is present in the U.S. for 183 days or more during the taxable year and other conditions are met.

    Distributions to Non-U.S. shareholders that are not attributable to gain from sales or exchanges by First American or the New Fund of U.S. real property interests and that are not designated as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of First American's or the New Fund's current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the gross distribution unless an applicable tax treaty reduces or eliminates that tax. However, if the income from an investment in common stock of First American is treated as effectively connected with the Non-US shareholder's conduct of a US banking, financing or similar trade or business, the Non-US shareholder generally will be subject to US federal income tax at graduated rates, in the same manner as US shareholders are taxed with respect to such distributions (and may be subject to the 30% branch profits tax in the case of a Non-US shareholder that is a corporation). First American and the New Fund expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. shareholder unless a lower treaty rate applies and any required form, such as IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed with First American by the Non-U.S. shareholder claiming the reduced treaty withholding rate, if any.

    Distributions by the New Fund and First American in excess of their respective current and accumulated earnings and profits will not be taxable to a Non-U.S. shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's common stock in either entity, but rather will reduce the Non-US Shareholder's adjusted basis of the stock he or she holds. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. shareholder's common stock, distributions from the New Fund should not be subject to US federal income tax and distributions from First American will give rise to tax liability if the Non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to a Non-US shareholder to the extent it is subsequently determined that such distribution was, in fact, in excess of the New Fund's or First American's current and accumulated earnings and profits (I.E., the Non-US shareholder files a refund claim for the amount of overwithheld tax). First American is also required to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. Consequently, although First American intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%.

    For any year in which First American qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of a U.S. real property interest, which includes certain interests in real property, but generally does not include non-participating mortgage loans or mortgage-backed securities, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA). First American may hold assets that constitute both U.S. real property interests and assets that are not so treated. To the extent First American's assets do not constitute U.S. real property interests, distributions by First American from the sale of such assets will not be subject to tax under the FIRPTA rules or under general US federal income tax rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-US shareholder as if such gain were effectively connected with a U.S. trade or business of such Non-

U.S. shareholder. Non-US shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a NON-U.S. shareholder that is a corporation. First American is required to withhold 35% of any gross distribution that is designated as a U.S. real property capital gains dividend. The amount withheld on the gross distribution is creditable against the Non-U.S. shareholder's net FIRPTA tax liability.

    Gain recognized by a Non-U.S. shareholder upon a sale of common stock generally will not be subject to US federal income tax or taxed under FIRPTA if First American is a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by Non-U.S. shareholders. Although First American currently believes that it will be a "domestically controlled REIT," because the common stock will be publicly traded, no assurance can be given that it will be or will remain a "domestically controlled REIT." Even if First American does not qualify as a "domestically controlled REIT," an alternative exemption to tax under FIRPTA might be available if either (i) First American is not (and has not been within the five-year period prior to the sale) a U.S. property holding corporation (as defined in the Code and applicable Treasury Regulations to generally include a corporation, 50% or more of aggregate net value of its US real property interests, foreign real property interests and certain trade or business the assets consists of U.S. real property interests) or (ii) the selling Non-US shareholder owns, actually or constructively, 5% or less of the stock of First American throughout a specified testing period if the shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market.

    Gain not subject to FIRPTA will however be subject to a 30 percent US federal income tax in the hands of an individual Non-U.S. shareholder if (i) the income from an investment in common stock of First American is treated as effectively connected with the Non-US shareholder's conduct of a US banking, financing or similar trade or business, the Non-US shareholder generally will be subject to US federal income tax at graduated rates, in the same manner as US shareholders are taxed with respect to such distributions (and may be subject to the 30% branch profits tax in the case of a Non-US shareholder that is a corporation) and (ii) such Non-US shareholder is present in the U.S. for 183 days or more during the taxable year and other conditions are met. If the gain on the sale of the common stock were to be subject to taxation under FIRPTA, the Non-US shareholder would be subject to the same treatment as US shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-US corporations).

STATE, LOCAL AND FOREIGN TAXATION

    First American and the New Fund may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which it transacts business or makes investments, and its shareholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. The state, local and foreign tax treatment of First American and the New Fund may not conform to the US federal income tax consequences summarized above. In addition, your individual state, local and foreign tax treatment may not conform to the US federal income tax consequences summarized above. CONSEQUENTLY, ALL NON-US SHAREHOLDERS IN EITHER THE NEW FUND OR FIRST AMERICAN SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS ON THE MERGER AND THE HOLDING OF COMMON STOCK OF FIRST AMERICAN OR THE NEW FUND.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS. The rules dealing with US federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect First American and its shareholders. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to First American, the New Fund or their respective shareholders will be changed.

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or Plan) subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the shares of First American common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of
Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by
Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan (or parties in interest within the meaning of ERISA, and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the shares of First American common stock also should consider whether the acquisition or the continued holding of the shares of First American common stock might constitute or give rise to a direct or indirect prohibited transaction.

    The Department of Labor (or the DOL) has issued final regulations as to what constitutes assets of an employee benefit plan under ERISA. Under these regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

    The DOL regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. First American expects the common stock to be "widely held" upon completion of the merger.

    The DOL regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the merger, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." First American believes that the restrictions imposed under its articles of incorporation on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL regulations and are not likely to result in the failure of the common stock to be "freely transferable." The DOL regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

    Assuming that the common stock will be "widely held" and "freely transferable," First American believes that the common stock will be publicly offered securities for purposes of the regulations and that the assets of First American will not be deemed to be "plan assets" of any Plan that invests in the common stock.

    For those shareholders who receive shares in the New Fund, the "plan assets" analysis would involve Section 401(b)(1) of ERISA, which states that, in the case of Plan investment in any security issued by an investment company registered under the Investment Company Act, the assets of such company are not plan assets solely by reason of such investment.

                      COMPARISON OF RIGHTS AND INVESTMENTS

    In evaluating whether to approve the merger, shareholders of each Existing Fund should review the comparisons provided in this section. The organization and operation of First American is substantially different than that of the Existing Funds and the New Fund. The charts below highlight some of these differences, including comparisons of shareholder rights, qualification as a REIT and the investment advisory agreements.

    The Existing Funds and the New Fund are organized as corporations under the laws of the State of Minnesota and are diversified closed-end, registered management investment companies registered under the Investment Company Act. First American is organized as a corporation under the laws of the State of Maryland and will elect to be taxed as a REIT for federal income tax purposes. As registered management investment companies, the Existing Funds and the New Fund are subject to the provisions of and the regulations under the Investment Company Act which imposes restrictions on their business and investment activities. The Existing Funds and the New Fund also are governed by their respective articles of incorporation and bylaws, which have been adopted pursuant to the MBCA.

    As a Maryland corporation, First American is governed by certain provisions of the MGCL and by First American's articles of incorporation and bylaws. See "--Comparison of Shareholder Rights." Following the merger, First American will not be regulated by the Investment Company Act and its shareholders will not be afforded the same regulatory protections. See "THE EXISTING FUNDS--Regulatory Matters." First American will seek to be exempt from registration as an investment company under the Investment Company Act in reliance on
Section 3(c)(5)(C) of such Act. Compliance with this exemption and First American's proposed qualification as a REIT will impose restrictions on the business and investment activities of First American. These restrictions are different in some important respects from those applicable to the Existing Funds and the New Fund. See "--Comparison of Federal Tax Requirements for Qualification as a Regulated Investment Company and a Real Estate Investment Trust."

COMPARISON OF SHAREHOLDER RIGHTS

    The rights of shareholders of the Existing Funds and the New Fund are governed by the MBCA and by their respective articles of incorporation and bylaws adopted pursuant to the MBCA. The rights of the shareholders of First American will be governed by its articles of incorporation and bylaws, which have been adopted pursuant to the MGCL. The summary contained in the following chart is qualified by reference to the MBCA, the MGCL, the Existing Funds' and the New Fund's articles of incorporation, the Existing Funds' and the New Fund's bylaws, First American's articles of incorporation and First American's bylaws.

                              THE EXISTING FUNDS' AND NEW FUND'S                           FIRST AMERICAN'S
                                     SHAREHOLDERS RIGHTS                                 SHAREHOLDERS RIGHTS
AUTHORIZED CAPITAL    EXISTING FUNDS:                                     The authorized capital stock of First American
  STOCK:              The authorized capital stock of each Existing Fund  consists of 100 million shares, of which 98
                      consists of 1 billion shares of common stock, par   million shares have been designated as common
                      value of $.01 per share.                            stock and two million shares of preferred stock,
                      The Existing Funds' bylaws prohibit the Existing    each with a par value of $.01 per share.
                      Funds from issuing shares of stock for an amount
                      less than the net asset value per share of the
                      shares outstanding at the time of issuance.


                              THE EXISTING FUNDS' AND NEW FUND'S                           FIRST AMERICAN'S
                                     SHAREHOLDERS RIGHTS                                 SHAREHOLDERS RIGHTS
AUTHORIZED CAPITAL    NEW FUND: The authorized capital stock consists of
  STOCK (CONT.):      1 billion shares of common stock, par value of
                      $.01 per share. The shares are divisible into
                      classes and series, have the designations, voting
                      rights and other rights and preferences, and are
                      subject to the restrictions, that the New Fund's
                      board of directors may from time to time
                      establish, fix and determine. Unless otherwise
                      designated by the board of directors, all issued
                      shares will be deemed common shares.

CAPITAL STRUCTURE:    EXISTING FUNDS:                                     The capital structure of First American is subject
                      The capital structure of the Existing Funds, as     to the MGCL and First American's articles and
                      closed-end funds, is regulated by Section 18 of     bylaws. First American is permitted to issue
                      the Investment Company Act. In addition to issuing  common stock that has the same relative rights as
                      common stock, the Existing Funds are permitted to   all other common stock that is issued. However,
                      issue one class of preferred stock and/or one       First American is also permitted to issue shares
                      class of debt securities subject to certain         of preferred stock from time to time in one or
                      restrictions.                                       more classes or series. The board of directors of
                      NEW FUND: Same as above.                            First American has the power from time to time to
                                                                          classify or reclassify unissued common or
                                                                          preferred stock in one or more classes or series
                                                                          and to establish for each class or series the
                                                                          terms, preferences, conversion or other rights,
                                                                          voting powers, restrictions, distribution
                                                                          limitations, qualifications and redemption terms
                                                                          and conditions, and to set or change the number of
                                                                          shares in each class or series.

NUMBER OF DIRECTORS:  EXISTING FUNDS:                                     First American's articles of incorporation provide
                      American Select's and American Strategic III's      that the board of directors shall consist of not
                      bylaws provide that the board of directors of each  less than five or more than ten directors. The
                      Existing Fund shall consist of not less than three  board of directors of First American will
                      and not more than 15 directors, as fixed by the     initially be composed of six members, two of whom
                      board of directors or the shareholders of each      will be associated with USBAM and four of whom
                      Existing Fund. American Select and American         will be independent directors.
                      Strategic III each currently have eight directors.

                              THE EXISTING FUNDS' AND NEW FUND'S                           FIRST AMERICAN'S
                                     SHAREHOLDERS RIGHTS                                 SHAREHOLDERS RIGHTS
NUMBER OF DIRECTORS   American Strategic's and American Strategic II's
  (CONT.):            bylaws provide that the board of directors or the
                      shareholders of each Existing Fund shall fix the
                      number of directors. American Strategic and
                      American Strategic II each currently have eight
                      directors.
                      NEW FUND: The New Fund's bylaws provide that the
                      number of directors shall be determined from time
                      to time by the board of directors. The New Fund
                      currently has eight directors.

ACTIONS BY            EXISTING FUNDS:                                     First American's articles of incorporation provide
  DIRECTORS:          The boards of directors of the Existing Funds act   that, upon completion of the merger, all actions
                      by majority vote.                                   by its board of directors require the approval of
                      NEW FUND: Same as above.                            at least a majority of the entire board of
                                                                          directors (including at least a majority of the
                                                                          independent directors).

CLASSIFICATION OF     EXISTING FUNDS:                                     First American's articles of incorporation provide
  BOARD OF            The organization documents of the Existing Funds    for a classified board of directors upon
  DIRECTORS:          do not provide for a classified board of            completion of the merger. There will be three
                      directors. The directors of each Existing Fund      classes of directors in which the term of office
                      hold office for a one-year period.                  will be staggered in three-year periods.
                      NEW FUND: Same as above.

REMOVAL OF            EXISTING FUNDS:                                     First American's articles of incorporation provide
  DIRECTORS:          The Existing Funds' bylaws provide that an          that a director may be removed with or without
                      Existing Fund's directors may be removed from       cause with the affirmative vote of at least
                      office with or without cause by vote of a majority  two-thirds of the shares outstanding and entitled
                      of the shares outstanding and entitled to vote,     to vote.
                      except in the event that the entire board or any
                      one or more directors be so removed, new directors
                      shall be elected at the same meeting, or the
                      remaining directors may, to the extent vacancies
                      are not filled at such meeting, fill any vacancy
                      or vacancies created by such removal.
                      New Fund: Same as above, except that the New
                      Fund's bylaws provide that a director may be
                      removed from office, with or without cause, by a
                      vote of a majority of the outstanding shares of
                      the class or classes of capital stock that elected
                      such director.

                              THE EXISTING FUNDS' AND NEW FUND'S                           FIRST AMERICAN'S
                                     SHAREHOLDERS RIGHTS                                 SHAREHOLDERS RIGHTS

SHAREHOLDER VOTING    EXISTING FUNDS:                                     First American's articles of incorporation provide
  REQUIREMENT:        Each Existing Fund's articles of incorporation      that the affirmative vote of at least two-thirds
                      provide that amending its articles of               of the shares of First American outstanding and
                      incorporation to convert from a closed-end          entitled to vote is required to amend or repeal
                      investment company to an open-end investment        any provision that is inconsistent with the
                      company requires the affirmative vote of at least   articles entitled "Board of Directors,"
                      two-thirds of its outstanding common shares.        "Restrictions on Ownership and Transfer of
                      All other amendments to the articles of             Shares," "Limitation of Liability and
                      incorporation require the approval of at least a    Indemnification of Directors and Officers,"
                      majority of the shares present and entitled to      "Amendment of Bylaws," "Amendment or Repeal of the
                      vote.                                               Articles" and "Restriction Termination Date and
                      NEW FUND: Same as above.                            REIT Qualification."
                                                                          All other amendments to the articles of
                                                                          incorporation require the approval of at least a
                                                                          majority of the shares outstanding and entitled to
                                                                          vote.
                                                                          BYLAWS:
                                                                          The bylaws may be repealed, altered, amended or
                                                                          rescinded by (a) an affirmative vote of
                                                                          shareholders holding at least two-thirds of the
                                                                          aggregate number of shares outstanding and
                                                                          entitled to vote or (b) the affirmative vote of
                                                                          the board of directors, acting by a vote of at
                                                                          least a majority of the directors (including at
                                                                          least a majority of the independent directors);

ANTI-TAKEOVER         EXISTING FUNDS:                                     INTERESTED SHAREHOLDER PROVISION. Section 3-601 of
  PROVISIONS:         INTERESTED SHAREHOLDER PROVISION. Under Section     the MGCL establishes special requirements for
                      302A.673 of the MBCA, the Existing Funds may not    "business combinations" between a Maryland
                      enter into a business combination with an           corporation and "interested shareholders" unless
                      "interested shareholder" for at least four years    exemptions are applicable. An interested
                      after the shareholder acquired a 10% interest in    shareholder is any person who beneficially owns
                      the Existing Fund. An "interested shareholder" is   10% or more of the voting power of First
                      a beneficial owner of 10% of the outstanding        American's then outstanding voting stock. Among
                      voting shares of the Existing Fund or the New Fund  other things, the law prohibits for a period of
                      or an affiliate or associate thereof who, within    five years, a merger and other similar
                      the preceding four years, was a beneficial owner    transactions between First American and an
                      of 10% of the outstanding voting shares thereof.    interested shareholder unless the board of
                                                                          directors approved the transaction prior to the
                                                                          party becoming an interested shareholder. The
                                                                          five-year period runs

                              THE EXISTING FUNDS' AND NEW FUND'S                           FIRST AMERICAN'S
                                     SHAREHOLDERS RIGHTS                                 SHAREHOLDERS RIGHTS
ANTI-TAKEOVER         This restriction does not apply, however, if a      from the most recent date on which the interested
  PROVISIONS          committee of the board of directors made up of all  shareholder became an interested shareholder. The
  (CONT.):            of its disinterested directors approves the         law also requires payment of a fair price to
                      acquisition of the 10% interest or the business     shareholders to be determined as set forth in the
                      combination before the date that the shareholder    statute or a supermajority shareholder vote for
                      acquires the 10% interest.                          such transactions after the end of the five-year
                      NEW FUND: Same as above.                            period. This means that the transaction must be
                                                                          approved by at least:
                                                                          -  80% of the votes entitled to be cast by holders
                                                                             of outstanding voting shares voting together as
                                                                             a single voting group; and
                                                                          -  66% of the votes entitled to be cast by holders
                                                                             of outstanding voting shares other than shares
                                                                             held by the interested shareholder with whom
                                                                             the business combination is to be effected.

                      EXISTING FUNDS:                                     CONTROL SHARE STATUTE.Section 3-701 of the MGCL
                      CONTROL SHARE PROVISION.Under Section 302A.671 of   provides that "control shares" of a Maryland
                      the MBCA, before a person acquiring 20% or more of  corporation acquired in a "control share
                      an Existing Fund's voting shares can vote the       acquisition" have no voting rights except to the
                      shares in excess of the 20% level, the holders of   extent approved by a shareholder vote. Two-thirds
                      a majority of all of the Existing Fund's,           of the shares other than the "control shares" must
                      including shares held by the acquiring person, and  vote in favor of granting the "control shares"
                      of a majority of the Existing Fund's voting shares  voting rights. "Control shares" are shares of
                      held by disinterested shareholders, is generally    stock that taken together with all other shares of
                      required. Similar shareholder approvals are         stock the acquiror previously acquired, would
                      required at the one-third and majority voting       entitle the acquiror to exercise at least 10% of
                      levels.                                             the voting power in electing directors. Control
                      NEW FUND: Same as above.                            shares do not include shares of stock, that the
                                                                          acquiring person is entitled to vote as a result
                                                                          of having previously obtained shareholder
                                                                          approval. A "control share acquisition" means the
                                                                          acquisition of control shares, subject to certain
                                                                          exceptions. If a person who has made (or proposes
                                                                          to make) a control share acquisition satisfies
                                                                          certain conditions (including agreeing to pay
                                                                          expenses), he may compel the board of directors to
                                                                          call a special meeting of shareholders to be held
                                                                          within 50 days to consider the voting rights of
                                                                          the shares. If such a person makes no request for
                                                                          a meeting, First American has the option to
                                                                          present the question at any shareholders' meeting.

                              THE EXISTING FUNDS' AND NEW FUND'S                           FIRST AMERICAN'S
                                     SHAREHOLDERS RIGHTS                                 SHAREHOLDERS RIGHTS

ANTI-TAKEOVER         EXISTING FUNDS:                                     FAIR PRICE PROVISION. The MGCL does not have a
  PROVISIONS          FAIR PRICE PROVISION. Under Section 302A.675 of     fair price provision.
  (CONT.):            the MBCA, an offeror may not acquire shares of an
                      Existing Fund within two years following the
                      offeror's last purchase of shares in a takeover
                      offer, unless the selling shareholder is given a
                      reasonable opportunity to dispose of his or her
                      shares to the offeror upon terms substantially
                      equivalent to those provided in the earlier
                      takeover offer. However, the fair price provision
                      does not apply if the acquisition is approved by a
                      committee of the board's disinterested directors
                      before the purchase of any shares by the offeror
                      under the earlier takeover offer.
                      NEW FUND: Same as above.

                      EXISTING FUNDS:                                     DISSENTING SHAREHOLDERS' RIGHTS. Section 3-202 of
                      DISSENTING SHAREHOLDERS' RIGHTS. Under Section      the MGCL limits First American's shareholders'
                      302A.471 and Section 302A.473 of the MBCA,          rights to demand and receive payment for their
                      shareholders of an Existing Fund may dissent from,  shares (referred to as appraisal or statutory and obtain payment for the fair value of the their  dissenters' appraisal rights) because First
                      shares in each of the following events:             American's shares are listed on a national
                      -  amendment to the articles of incorporation that  securities exchange, the NYSE.
                         materially and adversely affects a
                         shareholder's rights because it does any of the
                         following:
                        -  alters or abolishes preferential rights
                           relating to the shares;
                        -  creates, alters or abolishes redemption
                           rights relating to the shares;
                        -  alters or abolishes preemptive rights of the
                           shareholder; or
                        -  excludes or limits the rights of a
                           shareholder to vote on a matter or to
                           cumulate votes;
                      -  disposition of all or substantially all of the
                         property and assets of the Existing Fund not
                         made in the usual course of its business;

                              THE EXISTING FUNDS' AND NEW FUND'S                           FIRST AMERICAN'S
                                     SHAREHOLDERS RIGHTS                                 SHAREHOLDERS RIGHTS

ANTI-TAKEOVER         -  certain plans of merger;
  PROVISIONS          -  certain plans of exchange, if the Existing
  (CONT.):               Fund's shares will be acquired by the acquiring
                         corporation; or
                      -  other corporate action taken under a
                         shareholder vote if the articles of
                         incorporation, bylaws or a board resolution
                         provides that dissenting shareholders may
                         obtain payment for their
                      shares.
                      NEW FUND: Same as above.

RIGHT TO INSPECT      EXISTING FUNDS:                                     Each shareholder has the right under the MGCL to
  BOOKS:              The bylaws of each Existing Fund grant each         obtain, upon written request, a statement showing
                      Existing Fund shareholder the right to examine and  all stock and securities issued by First American
                      copy, for any proper purpose, the share register,   during a specified period of not more than the
                      books of account and records of the proceedings of  preceding 12 months. Each shareholder or group of
                      the shareholders and directors of such Existing     shareholders who have owned 5% or more of the
                      Fund. The MBCA grants an Existing Fund's            outstanding stock of any class of capital stock
                      shareholder the right, upon written demand stating  for at least six months shall have, upon written the purpose of such demand, to examine and copy an  request and for a proper purpose reasonably
                      Existing Fund's share register and other corporate  related to that shareholder's interest as a
                      records reasonably related to the stated purpose    shareholder in First American, the right to have
                      for any purpose reasonably related to the           access to the books, records and stock ledger of
                      shareholder's interest as a shareholder of such     First American.
                      Existing Fund.
                      NEW FUND: The bylaws of the New Fund are silent on
                      this point and the MBCA governs.

REPORTING             EXISTING FUNDS:                                     First American will be required to satisfy the
  REQUIREMENTS:       The Existing Funds will deliver annual and          annual and periodic reporting requirements of the
                      semi-annual reports, including financial            Exchange Act, including filing an Annual Report on
                      statements to shareholders and will file            Form 10-K and Quarterly Reports on Form 10-Q, each
                      semi-annual reports on Form N-SAR.                  of which requires the filing of full financials
                      NEW FUND: Same as above.                            with each report. Furthermore, First American must
                                                                          file a Current Report Form 8-K report whenever a
                                                                          reportable event occurs between the above
                                                                          reporting periods.

COMPARISON OF FEDERAL TAX REQUIREMENTS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY AND A REAL ESTATE INVESTMENT TRUST

    The Existing Funds and the New Fund are diversified, closed-end, registered management investment companies that are qualified or intend to qualify as RICs under the Code, whereas First American will be qualified as a REIT and subject to the REIT provisions of the Code. The chart below summarizes the principal difference between RICs and REITs.

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
ORGANIZATIONAL        EXISTING FUNDS:                                     To qualify as a REIT, First American must elect to
  REQUIREMENTS:       Must be a U.S. corporation which either (i) is      be taxed as a REIT and:
                      registered under the Investment Company Act as a    (i) be organized as a corporation, trust, or
                      management company or unit investment trust,        association;
                      (ii) has elected under the Investment Company Act   (ii) be managed by one or more trustees or
                      to be treated as a business development company,    directors;
                      or (iii) is a common trust fund or similar fund     (iii) have transferable shares, which may be
                      excluded from the definition of "investment         subject to certain transfer restrictions (e.g., to
                      company" under section 3(a)(3) of the Investment    maintain REIT status);
                      Company Act, and is not included in the definition  (iv) be otherwise taxable as a domestic
                      of "common trust fund" under Section 584 of the     corporation but for the REIT provisions;
                      Code.                                               (v) not be a financial institution or insurance
                      NEW FUND: Same as above.                            company;
                                                                          (vi) be owned by at least 100 persons for each of
                                                                          its taxable years other than in the first year in
                                                                          which an election to be taxed as a REIT is made;
                                                                          (vii) during the last half of any taxable year
                                                                          (other than in the first year for which an
                                                                          election to be taxed as a REIT is made), more than
                                                                          50% of the total value of its shares may not be
                                                                          owned by 5 or fewer individuals, applying the
                                                                          attribution rules of the Code; and
                                                                          (viii) use a calendar year as its taxable year.

ACCOUNTING BASIS:     EXISTING FUNDS:                                     The financial statements of First American will be
                      The financial statements of the Existing Funds are  presented based on historical cost.
                      presented at fair value.
                      NEW FUND: Same as above.

ASSET REQUIREMENTS:   EXISTING FUNDS:                                     To qualify as a REIT, First American must satisfy
                      To qualify as a RIC, an entity must satisfy the     the following tests relating to its assets at the
                      following tests relating to its assets at the end   end of each quarter of its taxable year:
                      of each quarter of its taxable year:                (i) at least 75% of the value of First American's
                      (i) at least 50% of the value of its total assets   total assets must consist of real estate assets
                      must consist of cash and cash items (including      (including mortgages secured by real property),
                      receivables), government securities and securities  cash, cash equivalents, and government securities;
                      of other RICs, and any other securities, other
                      than those of a single issuer representing more
                      than 5% of the entity's total assets, or more than
                      10% of the voting securities of such issue; and

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
ASSET REQUIREMENTS    (ii) no more than 25% of the entity's total assets  (ii) no more than 5% of the value of First
  (CONT.):            can consist of securities (other than government    American's total assets may consist of the
                      securities and securities in other RICs) of any     securities of any one issuer and no more than 10%
                      one issuer or of two or more issuers which the      of the outstanding securities, in terms of vote or
                      entity controls and which are engaged in the same,  value, of any one issuer may be held, other than
                      similar, or related trades or businesses.           (i) those assets included in the 75% test,
                      NEW FUND: Same as above.                            (ii) securities of a taxable REIT subsidiary or
                                                                          (iii) "safe harbor" debt; and
                                                                          (iii) no more than 20% of the value of First
                                                                          American's total assets can consist of stock in a
                                                                          taxable REIT subsidiary.

INCOME REQUIREMENTS:  EXISTING FUNDS:                                     To qualify as a REIT, First American must satisfy
                      To qualify as a RIC, at least 90% of the gross      the following annual gross income tests:
                      income of the entity must consist of the            (i) at least 75% of First American's gross income
                      following:                                          must consist of rents from real property, interest
                      (i) dividends, (ii) interest, (iii) payments with   on obligations secured by mortgages, gain from the
                      respect to securities loans, (iv) gains from the    sale of real property not held primarily for sale
                      sale or other disposition of stocks, securities or  in the ordinary course of business, dividends from
                      foreign currencies, or (v) other income derived     other REITs, gain from the sale of First
                      with respect to its business of investing in such   American's shares, refunds and abatements of real
                      stock, securities or currencies.                    property taxes, income and gain from foreclosure
                      NEW FUND: Same as above.                            property, commitment and certain other fees,
                                                                          qualified temporary investment income, and gain
                                                                          from the sale of certain other property, and
                                                                          (ii) at least 95% of First American's gross income
                                                                          must consist of items included in the 75% test
                                                                          above, plus dividends, interest, and gains from
                                                                          the sale or disposition of stocks or securities.
                                                                          If First American violates either the 75% or 95%
                                                                          test, or both, automatic disqualification may not
                                                                          necessarily result. Instead, a penalty tax may
                                                                          apply if certain requirements are met.

DISTRIBUTION          EXISTING FUNDS:                                     To qualify as a REIT, First American must
  REQUIREMENTS:       To qualify as a RIC, the entity must distribute     distribute annually at least:
                      annually at least 90% of the sum of (i) its         (i) the sum of (i) 90% of its REIT taxable income
                      investment company taxable income for the taxable   for the taxable year, determined without regard to
                      year, determined without regard to the dividends    the dividends paid deduction and by excluding any
                      paid deduction, and (ii) its net tax-exempt income  net capital gain; and (ii) 90% of the excess of
                      for the taxable year.                               its net income from foreclosure property for the
                                                                          taxable year over any tax imposed on such net
                                                                          income; minus

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
DISTRIBUTION          In order to avoid a 4% excise tax, a RIC must       (ii) any "excess non-cash income" (as defined in
  REQUIREMENTS        distribute annually at least the sum of (i) 98% of  Section 857(e) of the Code).
  (CONT.):            its investment company taxable income for the       In order to avoid a 4% excise tax, First American
                      calendar year, (ii) 98% of its capital gain net     must distribute annually at least the sum of
                      income for the one-year period ended on October 31  (A) 85% of its ordinary taxable income for the
                      of such calendar year, and (iii) any                taxable year, (B) 95% of its capital gain net
                      undistributed income or gain from prior taxable     income for the taxable year, and (C) any
                      years.                                              undistributed income or gain from prior taxable
                      Additionally, in order for the entity to qualify    years.
                      as a RIC for any taxable year, it must distribute,  Additionally, in order for First American to
                      before the close of such taxable year, any          qualify as a REIT for any taxable year, it must
                      earnings and profits accumulated in any non-RIC     distribute, before the close of such taxable year,
                      year.                                               any earnings and profits accumulated in any
                      NEW FUND: Same as above.                            non-REIT year.

COMPARISON OF THE ADVISORY AGREEMENTS TO THE REIT ADVISORY AGREEMENT

    The chart below summarizes and compares certain provisions of the investment advisory and management agreements between each Existing Fund and the New Fund and USBAM to the REIT Advisory Agreement between USBAM and First American. The chart below is only a summary of the advisory contract for each entity. Please refer to the respective advisory agreements for a more complete description. See "Management of First American--The REIT Advisory Agreement" for a more detailed discussion of the REIT Advisory Agreement.

                                 THE FUND ADVISORY AGREEMENT                         THE REIT ADVISORY AGREEMENT

DESCRIPTION OF        EXISTING FUNDS:                                     USBAM will be responsible for the day-to- day
  SERVICES PROVIDED:  USBAM furnishes each Existing Fund with investment  operations of First American and will provide
                      advice and supervises the management and            investment advice with respect to the capital and
                      investment program of each Existing Fund.           assets of First American.
                      NEW FUND: Same as above.

LENGTH OF TERM:       EXISTING FUNDS:                                     The initial term will be for two years subject to
                      The initial term was for two years and such term    successive extensions not to exceed two years with
                      may be continued by the approval of an Existing     the approval of the independent directors unless
                      Fund's board of directors (including approval by a  terminated.
                      majority of the independent directors) or
                      shareholders on an annual basis.
                      NEW FUND: Same as above.

                                 THE FUND ADVISORY AGREEMENT                         THE REIT ADVISORY AGREEMENT

BASE FEE:             EXISTING FUNDS:                                     The base management fee shall equal 0.25% per
                      American Strategic, American Strategic II and       annum for investment grade assets or residential
                      American Strategic III pay USBAM a monthly          mortgage-backed securities determined in the
                      management fee in an amount equal to 0.01667% of    reasonable judgment of USBAM to be of equivalent
                      the Existing Fund's average weekly net assets       credit quality (whether or not rated) and 1% per
                      (approximately 0.2% on an annual basis) and 4.50%   annum for the first $1 billion of other assets and
                      of the daily gross income accrued by such Existing  0.75% of other assets over $1 billion, payable
                      Fund during the month (I.E., investment income,     quarterly not later than 30 days after such fiscal
                      including amortization of discount income, other    quarter.
                      than gains from the sale of securities or gains
                      from options and futures contracts less interest
                      on money borrowed by the Existing Fund). The
                      monthly investment management fee shall not exceed
                      in the aggregate 1/12th of 0.725% of a Existing
                      Fund's average weekly net assets during the month.
                      American Select pays USBAM a monthly investment
                      management fee in an amount equal to an annualized
                      rate of 0.50% of American Select's average weekly
                      net assets.
                      NEW FUND: Same as American Strategic, American
                      Strategic II and American Strategic III.

PERFORMANCE FEE:      EXISTING FUNDS:                                     USBAM will be entitled to receive a performance
                      USBAM is not entitled to a performance fee.         fee for each fiscal quarter equal to the product
                      NEW FUND: Same as above.                            of (i) the weighted average number of shares of
                                                                          common stock outstanding during such quarter, and
                                                                          (ii) 20% of the amount by which (a) the net
                                                                          income per share of common stock of First American
                                                                          (before the performance fee) exceeds (b) a net
                                                                          income per share that would result in a yield,
                                                                          tied to the historical offering prices of the
                                                                          common stock, equal to the greater of 10% or the
                                                                          applicable ten-year U.S. Treasury rate plus 3.5%
                                                                          (each expressed as a quarterly percentage).

                                 THE FUND ADVISORY AGREEMENT                         THE REIT ADVISORY AGREEMENT
TERMINATION FEE:      EXISTING FUNDS:                                     Upon termination or non-renewal of the REIT
                      No fee is payable by any Existing Fund upon         Advisory Agreement by First American without
                      termination of the agreement with USBAM.            cause, First American is obligated to pay USBAM a
                      NEW FUND: Same as above.                            termination or non-renewal fee which shall be an
                                                                          amount equal to 5% of, for the first two years
                                                                          following the initial date of the REIT Advisory
                                                                          Agreement, and 2% of, thereafter, the net equity
                                                                          of First American, calculated as of the fiscal
                                                                          year-end immediately prior to the termination or
                                                                          non-renewal, as the case may be, in accordance
                                                                          with accounting principles generally accepted in
                                                                          the United States.
                                                                          No termination fee will be assessed for
                                                                          termination with cause.

ALLOCATION OF         EXISTING FUNDS:                                     USBAM will bear all costs and expenses of its
  EXPENSES:           USBAM is responsible for the following expenses:    officers and employees and any overhead incurred
                      -  all necessary administrative facilities, office  in connection with its duties under the REIT
                         space, equipment and personnel for servicing     Advisory Agreement, the cost of office space and
                         the investments of each Existing Fund;           equipment required for performance of its duties
                      -  investment advisory facilities and executive     and shall bear the costs of any salaries or
                         and supervisory personnel for managing the       directors fees of any officers or directors of
                         investments and effecting the portfolio          First American who are affiliated with USBAM.
                         transactions of each Existing Fund; and          First American is responsible for paying certain
                      -  compensation of all officers, directors and      other costs associated with the administration of
                         employees of each Existing Fund who are          First American.
                         affiliated persons of USBAM. Each Existing Fund
                         is responsible for paying certain other costs
                         associated with the administration of such
                         Existing Fund.
                         NEW FUND: Same as above.

                                    EXPERTS

    The consolidated financial statements for each Existing Fund incorporated in this joint proxy statement/prospectus by reference to the respective annual report on Form N-30D for the year ended November 30, 2001 with respect to American Strategic and American Select, and for the year ended May 31, 2002 with respect to American Strategic II and American Strategic III, have been so incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of the shares of First American common stock offered to the Existing Funds' shareholders by this joint proxy statement/prospectus has been passed upon for First American by Clifford Chance US LLP. The validity of the shares of the New Fund common stock offered to Existing Funds' shareholders by this joint proxy statement/prospectus has been passed upon for the New Fund by Dorsey & Whitney LLP. An opinion as to the qualification of First American as a REIT following the merger has been rendered by Ernst & Young LLP. An opinion as to certain federal income tax consequences of the merger for those shareholders electing to receive shares of First American common stock will be rendered for the Existing Funds and their shareholders by Ernst & Young LLP.

                                 OTHER MATTERS

    As of the date of this joint proxy statement/prospectus, the board of directors of each Existing Fund does not know of any matters that will be presented for consideration at the special meetings other than those described in this joint proxy statement/prospectus. If any other matters properly come before any of the special meetings or any adjournments or postponements of the special meetings, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any other matters. Those individuals named in the proxies intend to vote or not vote consistent with the recommendation of the board of directors of the Existing Funds.

                         INDEX TO FINANCIAL INFORMATION

FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
Report of Independent Auditors............................................................     F-2
Balance Sheet as of March 27, 2002........................................................     F-3
Notes to Balance Sheet....................................................................     F-4

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Maximum Participation Scenario:
Unaudited Pro Forma Balance Sheet as of May 31, 2002......................................     F-7
Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 2002...............     F-8
Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial
  Statements..............................................................................     F-9

Minimum Participation Scenario:
Unaudited Pro Forma Balance Sheet as of May 31, 2002......................................    F-13
Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 2001...............    F-14
Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial
  Statements..............................................................................    F-15

Selected Financial Information for Other Combination Scenarios............................    F-19

FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Maximum New Fund Election Scenario:
Unaudited Pro Forma Statement of Assets and Liabilities as of May 31, 2002................    F-21
Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 2002...............    F-22
Unaudited Pro Forma Schedule of Investments for the Year Ended May 31, 2002...............    F-23
Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial
  Statements..............................................................................    F-34

Minimum New Fund Election Scenario:
Unaudited Pro Forma Statement of Assets and Liabilities as of May 31, 2002................    F-36
Unaudited Pro Forma Statement of Operations for the Year Ended May 31, 2002...............    F-37
Unaudited Pro Forma Schedule of Investments for the Year Ended May 31, 2002...............    F-38
Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial
  Statements..............................................................................    F-49

Selected Financial Information for Other Combination Scenarios............................    F-51

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of First American Strategic Real Estate Portfolio Inc.

    We have audited the accompanying balance sheet of First American Strategic Real Estate Portfolio Inc. (formerly known as American Real Estate Finance Corporation) as of March 27, 2002. This balance sheet is the responsibility of the management of the Company. Our responsibility is to express an opinion on the balance sheet based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of First American Strategic Real Estate Portfolio Inc. at March 27, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 27, 2002

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                                 BALANCE SHEET
                                 MARCH 27, 2002

ASSETS

Cash                                                                     $100
                                                                         ----
Total assets                                                             $100
                                                                         ====

LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's equity:
  Common stock (98 million shares authorized, 10 shares issued and
    outstanding, $.01 par value)                                         $ --
  Preferred stock (2 million shares authorized, no shares issued and
    outstanding)                                                           --
  Additional paid-in capital                                              100
                                                                         ----
Total stockholder's equity                                                100
                                                                         ----
Total liabilities and stockholder's equity                               $100
                                                                         ====

(SEE NOTES TO BALANCE SHEET)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                             NOTES TO BALANCE SHEET

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BASIS OF PRESENTATION

    First American Strategic Real Estate Portfolio Inc. (or First American) (formerly known as American Real Estate Finance Corporation), a newly-formed specialty finance company, was organized in the state of Maryland on January 11, 2002 with an initial capitalization of $100. First American plans to file a registration statement on Form S-4 with the Securities and Exchange Commission with respect to a proposed merger of four closed-end management investment companies (or the Existing Funds) registered under the Investment Company Act of 1940. The Existing Funds involved in the merger are American Strategic Income Portfolio Inc. (or American Strategic), American Strategic Income Portfolio Inc.--II (or American Strategic II), American Strategic Income Portfolio Inc.--III (or American Strategic III), and American Select Portfolio Inc (or American Select). As a result of the proposed merger, each Existing Fund whose shareholders approve the merger will be merged with and into First American.

    First American intends to qualify as a real estate investment trust (or
REIT) for federal income tax purposes for the period ending December 31, 2002. A REIT is a legal entity that holds real estate interests, and through payment of dividends to shareholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level.

    First American had no operations from inception on January 11, 2002 to March 27, 2002.

    USE OF ESTIMATES

    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

    INCOME TAXES

    First American intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986 (or the Code). To qualify as a REIT, First American must distribute at least 90% of its REIT taxable income. If First American distributes at least 90% of its REIT taxable income but distributes less than all of its REIT taxable income and capital gain net income, First American will be subject to federal corporate income tax on any undistributed amounts. A REIT is subject to a number of organizational and operational requirements. If First American fails to qualify as a REIT in any taxable year, First American will be subject to federal corporate income tax on all of its net taxable income and capital gain net income. Even if First American qualifies for taxation as a REIT, First American may be subject to certain state and local taxes on its income and property and to federal excise taxes on its undistributed income.

2. BORROWINGS

    Concurrent with the consummation of the proposed merger, First American intends to succeed to the borrowings then held by the Existing Funds, which consist of short-term reverse repurchase agreements that bear interest at a floating rate of LIBOR plus .875% and whole loan revolving credit facility agreements that bear interest at a fixed rate of 4.65% and mature on April 17, 2003 (collectively the Lines of Credit). Under the Lines of Credit, First American may borrow to finance the cash payments to shareholders exercising dissenters' rights as part of the merger, funding of mortgages, purchases of investments and for other corporate purposes, including to obtain additional working capital, if necessary. The borrowings under the Lines of Credit will be secured by the assets of First American.

3. RELATED PARTY TRANSACTIONS

    First American will be externally managed under the direction of USBAM, which is a subsidiary of the Existing Funds' current manager, U.S. Bancorp Asset Management, Inc. USBAM will be paid a base management fee and an incentive fee, pursuant to the terms of the Advisory Agreement.

    The base management fee will equal 0.25% per annum for assets that are rated at least investment grade and 1% per annum for the first $1 billion of other assets and 0.75% of other assets over $1 billion, paid quarterly, in arrears. In addition, USBAM will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage). These management fees are payable not later than 30 days after the end of each fiscal quarter.

    USBAM will bear the costs and expenses of its officers and employees and certain expenses incurred in connection with the investment management activities, including the cost of its office space and equipment and the salaries and directors fees of any officers or directors of First American who are affiliated with USBAM. USBAM employs the executive officers and certain directors of First American.

    First American will be responsible for the issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal, accounting and auditing fees and expenses, the compensation and expenses of First American's independent directors, the costs of printing and mailing proxies and reports to shareholders, the costs incurred for due diligence and travel on behalf of First American, costs associated with any computer software or hardware that is used exclusively for First American, costs to obtain liability insurance to indemnify First American's directors and officers, USBAM and its employees and directors, litigation costs, compensation and expenses of First American's custodian and transfer agent, costs for the master and special servicing of mortgage loans, costs of issuance and administration of mortgage-backed securities, costs of raising capital, costs associated with the incurrence of debt, interest expense, taxes and license fees, non-cash costs, the base and incentive management fee or other extraordinary or non-recurring expenses incurred on behalf of First American.

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

    Given the structure of the merger, the composition of First American after the merger will differ depending on (i) whether each of the Existing Fund's shareholders approve the merger and (ii) if the Existing Funds' shareholders approve the merger, the number of shareholders exercising their dissenters' rights or making the election to receive shares of the New Fund.

    To assist the Existing Funds' shareholders in analyzing the merger, two presentations of pro forma financial statements have been prepared to show the impact of the merger based upon two possible merger scenarios for First American. The first presentation of pro forma financial statements assumes all four Existing Funds approve the merger and also assumes that shareholders holding Existing Fund shares representing an aggregate net asset value of $50 million elect to participate in the New Fund and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to as maximum participation). The second presentation assumes a combination of the Existing Funds whose combined net asset values exceed the minimum net asset value requirement to effect the merger by the smallest margin and also assumes that shareholders holding approximately 49% of shares in each such Existing Fund elect to participate in the New Fund and that no shareholders elect to exercise statutory dissenters' appraisal rights (referred to as minimum participation). The rationale for including the maximum and minimum participation scenarios in pro forma information was to provide the range of possible outcomes to potential investors.

    The pro forma balance sheets of First American have been prepared as if the merger was consummated on May 31, 2002. The pro forma statements of income of First American for the year ended May 31, 2002 assume that the merger was consummated on June 1, 2001. The amounts included in the pro forma statements of income have been presented for the year ended May 31, 2002, even for American Strategic and American Select, which have a fiscal year end of November 30, 2001. Since the merger will be accounted for using the purchase method of accounting, the pro forma financial statements have been prepared using this method.

    In the maximum participation presentation, American Strategic III was deemed to be the acquirer of the other Existing Funds and First American for financial reporting purposes because its shareholders would be allocated the largest number of shares of First American common stock.

    In the minimum participation presentation, American Strategic II was deemed to be the acquirer of American Strategic, American Select and First American for financial reporting purposes because its shareholders would be allocated the largest number of shares of First American common stock.

    Since First American will not be registered under the Investment Company Act, the financial statements of First American will be presented on a historical cost basis. Since the assets of the Existing Funds have historically been recorded at estimated fair value, the estimated fair values at the date of consummation will be considered the initial cost basis for the merged company.

    The pro forma financial statements are based upon available information and upon certain assumptions, as set forth in the notes to the pro forma financial statements that management believes are reasonable under the circumstances. The pro forma financial statements consider the allocation of assets (based on the allocation methodology disclosed in the notes to the unaudited pro forma financial statements and in "THE MERGER--The Merger Agreement--Transactions Relating to the New Fund Option") to the New Fund that corresponds to the percentage of shareholders electing to receive shares of the New Fund. These pro forma financial statements do not purport to represent what First American's financial position or results of operations would actually have been if the merger in fact had occurred on such dates or at the beginning of such periods or First American's financial position or results of operations for any future date or period. Management believes that cash flows from operations will not materially differ from net income.

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                            PRO FORMA BALANCE SHEET

                         MAXIMUM PARTICIPATION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

                                                FIRST     AMERICAN      AMERICAN        AMERICAN        AMERICAN
                                               AMERICAN   STRATEGIC   STRATEGIC II   STRATEGIC III       SELECT
                                               --------  -----------  -------------  --------------  ---------------
ASSETS:
Investments in securities, at market value       $ --    $71,076,390  $292,956,546    $365,357,824    $198,085,492
Cash and cash equivalents                         100        651,540       174,961              --         390,640
Accrued interest receivable                        --        392,295     1,495,883       1,922,661       1,194,911
Other assets                                       --         78,578       457,946         656,090         311,466
Available-for-sale securities                      --             --            --              --              --
Mortgage loans, net of allowance                   --             --            --              --              --
                                                 ----    -----------  ------------    ------------    ------------
    Total assets                                  100     72,198,803   295,085,336     367,936,575     199,982,509
                                                 ====    ===========  ============    ============    ============
LIABILITIES:
Reverse repurchase agreements payable              --     18,840,000    82,700,050      99,454,372      56,500,000
Accrued investment management fees                 --         27,523       117,834         144,447          60,407
Bank overdraft                                     --             --            --          97,992              --
Accrued administrative fee                         --         11,202        44,773          56,627          30,204
Accrued interest                                   --         29,983       199,049         233,287          89,313
Other accrued expenses                             --          9,687         7,768           7,721           8,677
                                                 ----    -----------  ------------    ------------    ------------
    Total liabilities                              --     18,918,395    83,069,474      99,994,446      56,688,601
                                                 ----    -----------  ------------    ------------    ------------
NET ASSETS / SHAREHOLDERS' EQUITY:
Capital stock and additional paid-in capital      100     60,517,426   231,068,147     312,303,603     154,280,415
Undistributed net investment income                --        113,479     1,861,033       2,278,996       1,360,638
Accumulated net realized loss on investments       --     (9,193,119)  (28,490,570)    (53,755,228)    (17,662,282)
Accumulated deficit                                --             --            --              --              --
Unrealized appreciation of investments             --      1,842,622     7,577,252       7,114,758       5,315,137
                                                 ----    -----------  ------------    ------------    ------------
    Total-net assets / shareholders' equity       100     53,280,408   212,015,862     267,942,129     143,293,908
                                                 ----    -----------  ------------    ------------    ------------
    Total liabilities and net assets /
      shareholders equity                        $100    $72,198,803  $295,085,336    $367,936,575    $199,982,509
                                                 ====    ===========  ============    ============    ============

                                                                                       FIRST
                                                                   PRO FORMA          AMERICAN
                                                                  ADJUSTMENTS        PRO FORMA
                                                                ----------------  ----------------
ASSETS:
Investments in securities, at market value      (A)(B)(C)(D)     $(927,476,252)     $         --
Cash and cash equivalents                          (C)(E)            5,471,020         6,688,261
Accrued interest receivable                          (H)              (369,925)        4,635,825
Other assets                                         (H)              (111,152)        1,392,928
Available-for-sale securities                        (D)           202,016,501       202,016,501
Mortgage loans, net of allowance                     (B)           647,653,890       647,653,890
                                                                 -------------      ------------
    Total assets                                                   (72,815,918)      862,387,405
                                                                 =============      ============
LIABILITIES:
Reverse repurchase agreements payable                (H)           (19,028,838)      238,465,584
Accrued investment management fees                   (H)               (25,881)          324,330
Bank overdraft                                       (H)                (7,242)           90,750
Accrued administrative fee                           (H)               (10,553)          132,253
Accrued interest                                     (H)               (40,766)          510,866
Other accrued expenses                               (H)                (2,502)           31,351
                                                                 -------------      ------------
    Total liabilities                                              (19,115,781)      239,555,135
                                                                 -------------      ------------
NET ASSETS / SHAREHOLDERS' EQUITY:
Capital stock and additional paid-in capital         (G)           (90,549,860)      667,619,831
Undistributed net investment income                (F)(G)           (5,614,146)               --
Accumulated net realized loss on investments       (F)(G)          109,101,199                --
Accumulated deficit                                (E)(F)          (44,787,561)      (44,787,561)
Unrealized appreciation of investments             (F)(G)          (21,849,769)               --
                                                                 -------------      ------------
    Total-net assets / shareholders' equity                        (53,700,137)      622,832,270
                                                                 -------------      ------------
    Total liabilities and net assets /
      shareholders equity                                        $ (72,815,918)     $862,387,405
                                                                 =============      ============

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                         MAXIMUM PARTICIPATION SCENARIO
                        FOR THE YEAR ENDED MAY 31, 2002
                                  (UNAUDITED)

                                                FIRST     AMERICAN     AMERICAN        AMERICAN        AMERICAN
                                               AMERICAN  STRATEGIC   STRATEGIC II   STRATEGIC III       SELECT
                                               --------  ----------  -------------  --------------  --------------
INCOME:
  Interest                                     $    --   $5,691,068   $22,821,567    $29,189,120     $16,375,435
                                               --------  ----------   -----------    -----------     -----------
    Total income                                    --    5,691,068    22,821,567     29,189,120      16,375,435

EXPENSES:
  Interest expense                                  --      598,976     2,408,558      3,062,240       2,225,509
  Provision for credit losses                       --           --            --             --              --
  Investment management fees                        --      340,460     1,331,692      1,700,977         715,683
  Administration fees                               --      132,897       525,534        665,044         355,241
  Custodian fees                                    --       10,632        42,043         53,203          28,419
  Transfer agent fees                               --       30,003        44,066         36,646          32,064
  Registration fees                                 --       50,959        64,388         77,671          78,984
  Reports to shareholders                           --       28,365        38,181         48,690          30,128
  Mortgage servicing fees                           --       45,486       196,392        252,569         137,954
  Directors' fees                                   --        6,499        19,308         24,463          13,350
  Audit and legal fees                              --       41,570       116,049        142,104          74,034
  Performance fees                                  --           --            --             --              --
  Other expenses                                    --       19,086        45,627         45,131          17,935
                                               --------  ----------   -----------    -----------     -----------
    Total expenses                                  --    1,304,933     4,831,838      6,108,738       3,709,301
                                               --------  ----------   -----------    -----------     -----------
                                                    --    4,386,135    17,989,729     23,080,382      12,666,134
REALIZED AND UNREALIZED GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss) on investments in
  securities and mortgage loans                     --      (61,706)    3,663,235      3,879,029         566,658
Net realized gain (loss) on real estate owned       --       58,971       (72,436)         2,347              --
                                               --------  ----------   -----------    -----------     -----------
    NET REALIZED GAIN (LOSS) ON INVESTMENTS         --       (2,735)    3,590,799      3,881,376         566,658
---------------------------------------------  --------  ----------   -----------    -----------     -----------
    NET CHANGE IN UNREALIZED APPRECIATION OR
      DEPRECIATION OF INVESTMENTS                   --     (295,438)       67,577       (737,013)      1,379,559
                                               --------  ----------   -----------    -----------     -----------
    NET GAIN (LOSS) ON INVESTMENTS                  --     (298,173)    3,658,376      3,144,363       1,946,217
                                               --------  ----------   -----------    -----------     -----------
        NET INCOME                             $    --   $4,087,962   $21,648,105    $26,224,745     $14,612,351
                                               ========  ==========   ===========    ===========     ===========

EARNINGS PER SHARE

                                                                                      FIRST
                                                                  PRO FORMA          AMERICAN
                                                                 ADJUSTMENTS        PRO FORMA
                                                               ----------------  ----------------
INCOME:
  Interest                                         (a)(d)        $(13,489,015)     $60,588,175
                                                                 ------------      -----------
    Total income                                                  (13,489,015)      60,588,175
EXPENSES:
  Interest expense                                  (b)              (613,021)       7,682,262
  Provision for credit losses                       (h)                    --               --
  Investment management fees                        (e)             2,755,139        6,843,951
  Administration fees                               (i)            (1,678,716)              --
  Custodian fees                                    (b)                (9,925)         124,372
  Transfer agent fees                               (b)               (10,551)         132,228
  Registration fees                                 (b)               (20,101)         251,901
  Reports to shareholders                           (b)               (10,742)         134,622
  Mortgage servicing fees                           (b)               (46,734)         585,667
  Directors' fees                                   (b)                (4,702)          58,918
  Audit and legal fees                              (b)               (27,621)         346,136
  Performance fees                                  (f)                    --               --
  Other expenses                                   (b)(j)             240,557          368,336
                                                                 ------------      -----------
    Total expenses                                                    573,582       16,528,392
                                                                 ------------      -----------
                                                                  (14,062,598)      44,059,782
REALIZED AND UNREALIZED GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss) on investments in
  securities and mortgage loans                    (a)(g)            (920,633)       7,126,583
Net realized gain (loss) on real estate owned       (a)                   822          (10,296)
                                                                 ------------      -----------
    NET REALIZED GAIN (LOSS) ON INVESTMENTS                          (919,811)       7,116,287
---------------------------------------------                    ------------      -----------
    NET CHANGE IN UNREALIZED APPRECIATION OR
      DEPRECIATION OF INVESTMENTS                   (c)              (414,685)              --
                                                                 ------------      -----------
    NET GAIN (LOSS) ON INVESTMENTS                                 (1,334,496)       7,116,287
                                                                 ------------      -----------
        NET INCOME                                               $(15,397,094)     $51,176,069
                                                                 ============      ===========
EARNINGS PER SHARE                                  (k)                                  $0.82
                                                                                   ===========

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

  MAXIMUM PARTICIPATION SCENARIO (FIRST AMERICAN, AMERICAN STRATEGIC, AMERICAN
                                 STRATEGIC II,
                  AMERICAN STRATEGIC III AND AMERICAN SELECT)

ADJUSTMENTS TO PRO FORMA BALANCE SHEET

 A. Represents the allocation of investments in mortgage-backed securities, money market funds, mortgage loans, and cash to the New Fund.

                              INVESTMENTS IN   NEW FUND INVESTMENTS IN
      FUND                      SECURITIES    LOANS, SECURITIES AND CASH
      ----                    --------------  --------------------------
      American Strategic       $ (5,252,545)         $ 5,252,545
      American Strategic II     (21,649,489)          21,649,489
      American Strategic III    (26,999,943)          26,999,943
      American Select           (14,638,518)          14,638,518
      ----------------------   ------------          -----------
      Total                    $(68,540,495)         $68,540,495
      ======================   ============          ===========

   Investments of the Existing Funds participating in the merger are allocated between the REIT and the New Fund as of the effective date of the merger as follows:

    ASSET ALLOCATION METHODOLOGY--MULTIFAMILY, COMMERCIAL AND CORPORATE NOTE PORTFOLIO

    The existing loans are divided into two pools, with each pool established in order to have the following similar characteristics:

    1) Income as measured by the effective interest rate (net coupon rate divided by the purchase price), then weighted by current loan balance;

    2) Credit risk (calculated using a debt service coverage ratio to assess the property's cash flows), weighted by current loan balance;

    3) Leverage against the value of the underlying real estate (measured using a current weighted average loan-to-value ratio);

    4)  Loan term as measured by the weighted average remaining loan term;

    5) Refinance risk based on whether the loan has a yield maintenance provision or not;

    6)  Lien position based on a ratio of subordinate debt to senior debt;

    7) Property type based on a ratio of multifamily loan to commercial loan types;

    8) Interest rate type based on a ratio of adjustable rate loans to fixed rate loans; and

    9) Interest calculation method based on a ratio of actual/360 calculation to 30/360 calculation.

    In addition, the properties on which the Existing Funds own more than one loan or which are cross-collateralized will be allocated to only one entity.

    ASSET ALLOCATION METHODOLOGY--SINGLE FAMILY

    All investments collateralized by single family residential properties (whole loans, participations, subordinate bonds, mortgage servicing rights, etc.) other than mortgage-backed securities will be allocated to the New Fund.

    ASSET ALLOCATION METHODOLOGY--OTHER

    Any other holdings, including but not limited to, cash, agencies, and REIT preferred stocks will be allocated on a pro rata basis between the REIT and the New Fund in order for the total assets to be allocated to the respective entities based on the percentage of shareholders electing to receive

    New Fund shares and percentage receiving First American shares. This allocation will compensate the REIT for not receiving any allocation of single-family loans.

    ADJUSTMENTS TO ALLOCATIONS TO COMPLY WITH REGULATIONS

    Further adjustments may be made to ensure that the New Fund and the REIT are in compliance with the asset holding, leverage and income regulations associated with RICs and REITs.

 B. Represents the reclassification of the respective Existing Funds' investments in mortgage loans from securities to a separate classification since First American will account for the mortgage loans at historical cost.

                              INVESTMENTS IN
      FUND                      SECURITIES    MORTGAGE LOANS
      ----                    --------------  --------------
      American Strategic      $ (30,043,610)   $ 30,043,610
      American Strategic II    (204,146,478)    204,146,478
      American Strategic III   (267,773,553)    267,773,553
      American Select          (145,690,249)    145,690,249
      ----------------------  -------------    ------------
      Total                   $(647,653,890)   $647,653,890
      ======================  =============    ============

   The estimated fair value as of May 31, 2002 is reflected as the new historical cost. The mortgage loans have a par value of $633,129,850.

 C. Represents the reclassification of investments in money market funds from the respective Existing Funds' investments in securities to cash and cash equivalents. Cash and cash equivalents are defined for historical cost purposes as highly liquid instruments with original maturities of 90 days or less.

                              INVESTMENTS IN  CASH AND CASH
      FUND                      SECURITIES     EQUIVALENTS
      ----                    --------------  -------------
      American Strategic       $(3,202,621)    $3,202,621
      American Strategic II     (2,271,907)     2,271,907
      American Strategic III    (2,503,722)     2,503,722
      American Select           (1,287,116)     1,287,116
      ----------------------   -----------     ----------
      Total                    $(9,265,366)    $9,265,366
      ======================   ===========     ==========

 D. Represents the reclassification of mortgage-backed securities, treasury securities and preferred stock to available-for-sale securities. Such investments will be accounted for at fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 115--ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, with unrealized changes in fair value reflected as a separate component of other comprehensive income, a component of shareholders' equity. For purposes of the pro forma financial statements, the fair value as of May 31, 2002 is reflected as the new historical cost basis.

                              INVESTMENTS IN  AVAILABLE-FOR-
      FUND                      SECURITIES    SALE SECURITIES
      ----                    --------------  ---------------
      American Strategic      $ (32,577,613)   $ 32,577,613
      American Strategic II     (64,888,673)     64,888,673
      American Strategic III    (68,080,605)     68,080,605
      American Select           (36,469,610)     36,469,610
      ----------------------  -------------    ------------
      Total Adj.              $(202,016,501)   $202,016,501
      ======================  =============    ============

   The available-for-sale securities have a par value of $192,017,867.

 E. Estimated pro rata share of financial and advisory, registration and professional fees associated with the merger transaction of approximately $3,704,400 would be paid and would reduce the pro forma cash and cash equivalents balance.

 F. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the accounting acquirer (American Strategic
    III) to pro forma accumulated deficit and the New Fund.

 G. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the non-accounting acquirer Funds to pro forma capital stock and additional paid-in capital.

 H. Pro rata allocation of non-investment assets and liabilities allocated to the New Fund based on the percentage of shareholders electing to receive shares of the New Fund.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

 (a) Represents the adjustment to eliminate the interest income and gains (losses) on investments associated with the investments allocated to the New Fund based on the percentage of shareholders electing to receive shares of the New Fund. Amounts allocated to the New Fund are as follows:

      Interest income                                     $5,474,304
      Net realized gain (loss) on investments               594,689
      Net realized gain (loss) on real estate owned            (822)

 (b) Represents the adjustment to eliminate the expenses which are attributable to the New Fund based on the percentage of shareholders electing to receive shares of the New Fund. Amounts allocated to the New Fund are as follows:

      Interest expense                                    $613,021
      Custodian fees                                        9,925
      Transfer agent fees                                  10,551
      Registration fees                                    20,101
      Reports to shareholders                              10,742
      Mortgage servicing fees                              46,734
      Directors' fees                                       4,702
      Audit and legal fees                                 27,621
      Other expenses                                        9,443

 (c) Represents the adjustment to net unrealized appreciation or depreciation of the Existing Funds to remove the income statement effect that was previously recorded by the Funds under their existing accounting policy, assuming that the combined entity had followed the historical cost basis of accounting for the period. Available-for-sale securities would have been accounted for at fair value in accordance with SFAS No. 115, with unrealized changes in fair value reflected as a separate component of comprehensive income, a component of shareholders' equity.

 (d) Represents the adjustment of $8,014,711 to interest income to reflect the difference between the recorded cost basis of the mortgage loans and available-for-sale securities and their par value. In accordance with SFAS No. 141-BUSINESS COMBINATIONS, the estimated fair value of the mortgage loans and available-for-sale securities as of the effective date of the merger (or Effective Time) will be the initial cost basis for First American. Differences between the fair value of the assets at the Effective Time and their par value will be amortized or accrued over the estimated lives of the assets using the interest method. If the fair value of the assets exceeds the par value at the Effective Time, the premium will be amortized over the life of the assets. If the fair value of the assets is less than the par value at the Effective Time, the discount will be accreted over the life of the assets.

   The remaining amount to be amortized over the next five years is as follows:

      YEAR ENDED MAY 31,
      ------------------
              2003           $        (8,014,711)
              2004                    (2,785,672)
              2005                       (22,121)
                             -------------------
                             $       (10,822,504)
                             ===================

 (e) Represents the adjustment to reflect the management fees to be incurred by First American under the REIT Advisory Agreement. Under the REIT Advisory Agreement, the base management fee shall equal 0.25% per annum for assets that are rated at least investment grade or residential mortgage-backed securities, as determined in the reasonable judgment of USBAM to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion, payable in quarterly installments on the last business day of each fiscal quarter.

 (f) Represents the performance fees which would have been incurred by First American under the new Advisory Agreement. USBAM will be entitled to receive a performance fee for each fiscal quarter equal to the product of
     (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage).

 (g) Represents the adjustment to realized gains of $325,944 as a result of the adjustment to the carrying value at the beginning of the period.

 (h) Represents the estimated provision for credit losses for the period. First American will establish an allowance for credit losses for the estimated losses inherent in the portfolio at each measurement date. Management will determine the adequacy of the allowance based on evaluations of the loan portfolio, recent loss experience, and other pertinent factors, including economic conditions. First American will record provisions for credit losses each period in amounts necessary to establish the allowance at the level estimated to reflect the inherent losses in the portfolio. The allowance will be increased through provisions charged to operating earnings and reduced by net charge-offs. Management determined that no provision for credit losses was necessary for the year ended May 31, 2002.

 (i) Represents the adjustment to eliminate the administration fees which the Existing Funds incurred as part of their administration agreements with USBAM. First American will not have a similar agreement and the services previously provided under the administration agreements with the Funds will be principally covered by the REIT Advisory Agreement.

 (j) Represents estimated accounting agent fees of $250,000 which will be incurred by First American.

 (k) The weighted average shares outstanding used to calculate pro forma earnings per share was based on a $10.00 per share initial conversion price.

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                            PRO FORMA BALANCE SHEET

                         MINIMUM PARTICIPATION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

                                                                                                                      FIRST
                            FIRST     AMERICAN       AMERICAN        AMERICAN                       PRO FORMA       AMERICAN
                           AMERICAN   STRATEGIC    STRATEGIC II       SELECT                       ADJUSTMENTS      PRO FORMA
                           --------  -----------  ---------------  -------------                  --------------  -------------
ASSETS:
Investments in
  securities, at market
  value                    $    --   $71,076,390   $292,956,546    $198,085,492    (A)(B)(C)(D)   $(562,118,428)  $         --
Cash and cash equivalents      100       651,540        174,961         390,640     (C)(E)(H)         1,071,852      2,289,093
Accrued interest
  receivable                    --       392,295      1,495,883       1,194,911        (H)           (1,521,196)     1,561,893
Other assets                    --        78,578        457,946         311,466        (H)             (418,399)       429,591
Available-for-sale
  securities                    --            --             --              --        (D)           73,266,305     73,266,305
Mortgage loans, net of
  allowance                     --            --             --              --        (B)          207,804,102    207,804,102
                           --------  -----------   ------------    ------------                   -------------   ------------
    Total assets               100    72,198,803    295,085,336     199,982,509                    (281,915,764)   285,350,984
                           ========  ===========   ============    ============                   =============   ============
LIABILITIES:
Reverse repurchase
  agreements payable            --    18,840,000     82,700,050      56,500,000        (H)          (77,976,960)    80,063,090
Accrued investment
  management fees               --        27,523        117,834          60,407        (H)             (101,524)       104,240
Accrued administrative
  fee                           --        11,202         44,773          30,204        (H)              (42,521)        43,658
Accrued interest                --        29,983        199,049          89,313        (H)             (157,071)       161,274
Other accrued expenses          --         9,687          7,768           8,677        (H)              (12,894)        13,238
                           --------  -----------   ------------    ------------                   -------------   ------------
Total liabilities               --    18,918,395     83,069,474      56,688,601                     (78,290,970)    80,385,500
                           ========  ===========   ============    ============                   =============   ============
NET ASSETS /
  SHAREHOLDERS' EQUITY:
Capital stock and
  additional paid-in
  capital                      100    60,517,426    231,068,147     154,280,415        (G)         (229,222,316)   216,643,772
Undistributed net
  investment income             --       113,479      1,861,033       1,360,638       (F)(G)         (3,335,150)            --
Accumulated net realized
  loss on investments           --    (9,193,119)   (28,490,570)    (17,662,282)      (F)(G)         55,345,971             --
Accumulated deficit             --            --             --              --       (E)(F)        (11,678,288)   (11,678,288)
Unrealized appreciation
  of investments                --     1,842,622      7,577,252       5,315,137       (F)(G)        (14,735,011)            --
                           --------  -----------   ------------    ------------                   -------------   ------------
    Total-net assets /
      shareholders equity      100    53,280,408    212,015,862     143,293,908                    (203,624,794)   204,965,484
                           --------  -----------   ------------    ------------                   -------------   ------------
    Total liabilities and
      net assets /
      shareholders equity  $   100   $72,198,803   $295,085,336    $199,982,509                   $(281,915,764)  $285,350,984
                           ========  ===========   ============    ============                   =============   ============

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                         MINIMUM PARTICIPATION SCENARIO
                        FOR THE YEAR ENDED MAY 31, 2002
                                  (UNAUDITED)

                                                                                                         FIRST
                            FIRST     AMERICAN     AMERICAN     AMERICAN                 PRO FORMA     AMERICAN
                           AMERICAN  STRATEGIC   STRATEGIC II    SELECT                 ADJUSTMENTS    PRO FORMA
                           --------  ----------  ------------  -----------              ------------  -----------
INVESTMENT INCOME:
  Interest                 $    --   $5,691,068  $22,821,567   $16,375,435    (a)(d)    $(25,031,102) $19,856,968
                           --------  ----------  -----------   -----------              ------------  -----------
    Total investment
      income                    --    5,691,068   22,821,567    16,375,435              (25,031,102)   19,856,968
EXPENSES:
  Interest expense              --      598,976    2,408,558     2,225,509     (b)       (2,581,983)    2,651,060
  Provision for credit
    losses                      --           --           --            --     (h)               --            --
  Investment management
    fees                        --      340,460    1,331,692       715,683     (e)         (259,914)    2,127,921
  Administration fees           --      132,897      525,534       355,241     (i)       (1,013,672)           --
  Custodian fees                --       10,632       42,043        28,419     (b)          (40,012)       41,082
  Transfer agent fees           --       30,003       44,066        32,064     (b)          (52,366)       53,767
  Registration fees             --       50,959       64,388        78,984     (b)          (95,883)       98,448
  Reports to shareholders       --       28,365       38,181        30,128     (b)          (47,699)       48,975
  Mortgage servicing fees       --       45,486      196,392       137,954     (b)         (187,409)      192,423
  Directors' fees               --        6,499       19,308        13,350     (b)          (19,320)       19,837
  Audit and legal fees          --       41,570      116,049        74,034     (b)         (114,298)      117,355
  Performance fees              --           --           --            --     (f)               --            --
  Other expenses                --       19,086       45,627        17,935    (b)(j)        209,221       291,869
                           --------  ----------  -----------   -----------              ------------  -----------
    Total expenses              --    1,304,933    4,831,838     3,709,301               (4,203,334     5,642,738
                           --------  ----------  -----------   -----------              ------------  -----------
                                --    4,386,135   17,989,729    12,666,134      --      (20,827,768)   14,214,230
                           --------  ----------  -----------   -----------              ------------  -----------
REALIZED AND UNREALIZED
  GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss)
  on investments in
  securities and mortgage
  loans                         --      (61,706)   3,663,235       566,658    (a)(g)     (2,726,258)    1,441,929
Net realized gain (loss)
  on real estate owned          --       58,971      (72,436)           --     (a)            6,644        (6,821)
                           --------  ----------  -----------   -----------              ------------  -----------
    NET REALIZED GAIN
      (LOSS) ON
      INVESTMENTS               --       (2,735)   3,590,799       566,658               (2,719,614)    1,435,108
                           --------  ----------  -----------   -----------              ------------  -----------
-------------------------
                           --------  ----------  -----------   -----------              ------------  -----------
    NET CHANGE IN
      UNREALIZED
      APPRECIATION OR
      DEPRECIATION
      OF INVESTMENTS            --     (295,438)      67,577     1,379,559     (c)       (1,151,698)           --
                           --------  ----------  -----------   -----------              ------------  -----------
    NET GAIN (LOSS) ON
      INVESTMENTS               --     (298,173)   3,658,376     1,946,217               (3,871,312)    1,435,108
                           --------  ----------  -----------   -----------              ------------  -----------
        NET INCOME         $    --   $4,087,962  $21,648,105   $14,612,351              $(24,699,081) $15,649,337
                           ========  ==========  ===========   ===========              ============  ===========

EARNINGS PER SHARE                                                             (k)                          $0.76
                                                                                                      ===========

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

  MINIMUM PARTICIPATION SCENARIO (FIRST AMERICAN, AMERICAN STRATEGIC, AMERICAN
                       STRATEGIC II, AND AMERICAN SELECT)

ADJUSTMENTS TO PRO FORMA BALANCE SHEET

 A. Represents the allocation of investments in mortgage-backed securities, money market funds, mortgage loans, and cash to the New Fund.

                              INVESTMENTS IN   NEW FUND INVESTMENTS IN
      FUND                      SECURITIES    LOANS, SECURITIES AND CASH
      ----                    --------------  --------------------------
      American Strategic      $ (35,069,091)         $ 35,069,091
      American Strategic II    (144,544,759)          144,544,759
      American Select           (97,735,382)           97,735,382
      ----------------------  -------------          ------------
      Total                   $(277,349,232)         $277,349,232
      ======================  =============          ============

   Investments of the Existing Funds participating in the merger are allocated between the REIT and the New Fund as of the effective date of the merger as follows:

    ASSET ALLOCATION METHODOLOGY-MULTIFAMILY, COMMERCIAL AND CORPORATE NOTE PORTFOLIO

    The existing loans are divided into two pools, with each pool established in order to have the following similar characteristics:

    1) Income as measured by the effective interest rate (net coupon rate divided by the purchase price), then weighted by current loan balance;

    2) Credit risk (calculated using a debt service coverage ratio to assess the property's cash flows), weighted by current loan balance;

    3) Leverage against the value of the underlying real estate (measured using a current weighted average loan-to-value ratio);

    4) Loan term as measured by the weighted average remaining loan term;

    5) Refinance risk based on whether the loan has a yield maintenance provision or not;

    6) Lien position based on a ratio of subordinate debt to senior debt;

    7) Property type based on a ratio of multifamily loan to commercial loan types;

    8) Interest rate type based on a ratio of adjustable rate loans to fixed rate loans; and

    9) Interest calculation method based on a ratio of actual/360 calculation to 30/360 calculation.

    In addition, the properties on which the Existing Funds own more than one loan or which are cross-collateralized will be allocated to only one entity.

    ASSET ALLOCATION METHODOLOGY-SINGLE FAMILY

    All investments collateralized by single family residential properties (whole loans, participations, subordinate bonds, mortgage servicing rights, etc.) other than mortgage-backed securities will be allocated to the New Fund.

    ASSET ALLOCATION METHODOLOGY-OTHER

    Any other holdings, including but not limited to, cash, agencies, and REIT preferred stocks will be allocated on a pro rata basis between the REIT and the New Fund in order for the total assets to be allocated to the respective entities based on the percentage of shareholders electing to receive New Fund shares and percentage receiving First American shares. This allocation will compensate the REIT for not receiving any allocation of single-family loans.

    ADJUSTMENTS TO ALLOCATIONS TO COMPLY WITH REGULATIONS

    Further adjustments may be made to ensure that the New Fund and the REIT are in compliance with the asset holding, leverage and income regulations associated with RICs and REITs.

 B. Represents the reclassification of the respective Existing Funds' investments in mortgage loans from securities to a separate classification since First American will account for the mortgage loans at historical cost.

                             INVESTMENTS IN
      FUND                     SECURITIES    MORTGAGE LOANS
      ----                   --------------  --------------
      American Strategic     $ (16,434,611)   $ 16,434,611
      American Strategic II   (111,673,260)    111,673,260
      American Select          (79,696,231)     79,696,231
      ---------------------  -------------    ------------
      Total                  $(207,804,102)   $207,804,102
      =====================  =============    ============

   The estimated fair value as of May 31, 2002 is reflected as the new historical cost. The mortgage loans have a par value of $205,629,295.

 C. Represents the reclassification of investments in money market funds from the respective Existing Funds' investments in securities to cash and cash equivalents. Cash and cash equivalents are defined for historical cost purposes as highly liquid instruments with original maturities of 90 days or less.

                              INVESTMENTS IN  CASH AND CASH
      FUND                      SECURITIES     EQUIVALENTS
      ----                    --------------  -------------
      American Strategic       $(1,751,914)    $1,751,914
      American Strategic II     (1,242,790)     1,242,790
      American Select             (704,085)       704,085
      ----------------------   -----------     ----------
      Total                    $(3,698,789)    $3,698,789
      ======================   ===========     ==========

 D. Represents the reclassification of mortgage-backed securities, treasury securities and preferred stock to available-for-sale securities. Such investments will be accounted for at fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 115--ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, with unrealized changes in fair value reflected as a separate component of other comprehensive income, a component of shareholders' equity. For purposes of the pro forma financial statements, the fair value as of May 31, 2002 is reflected as the new historical cost basis.

                              INVESTMENTS IN  AVAILABLE-FOR-
      FUND                      SECURITIES    SALE SECURITIES
      ----                    --------------  ---------------
      American Strategic       $(17,820,774)    $17,820,774
      American Strategic II     (35,495,737)     35,495,737
      American Select           (19,949,794)     19,949,794
      ----------------------   ------------     -----------
      Total                    $(73,266,305)    $73,266,305
      ======================   ============     ===========

   The available-for-sale securities have a par value of $68,837,592.

     E. Estimated pro rata share of financial and advisory, registration and professional fees associated with the merger transaction of approximately $2,026,400 would be paid and would reduce the pro forma cash and cash equivalents balance.

     F. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the accounting acquirer (American Strategic II) to pro forma accumulated deficit and the New Fund.

     G. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the non-accounting acquirer Funds to pro forma capital stock and additional paid-in capital and the New Fund.

     H. Pro rata allocation of non-investment assets and liabilities allocated to the New Fund based on the percentage of shareholders electing to receive shares of the New Fund.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

     (a) Represents the adjustment to eliminate the interest income and gains (losses) on investments associated with the investments allocated to the New Fund based on the percentage of shareholders electing to receive shares of the New Fund. Amounts allocated to the New Fund are as follows:

Interest income                                $22,147,773
Net realized gain (loss) on investments         2,056,583
Net realized gain (loss) on real estate owned      (6,644)

    (b) Represents the adjustment to eliminate the expenses which are attributable to the New Fund based on the percentage of shareholders electing to receive shares of the New Fund. Amounts allocated to the New Fund are as follows:

Interest expense                                    $2,581,983
Custodian fees                                         40,012
Transfer agent fees                                    52,366
Registration fees                                      95,883
Reports to shareholders                                47,699
Mortgage servicing fees                               187,409
Directors' fees                                        19,320
Audit and legal fees                                  114,298
Other expenses                                         40,779

    (c) Represents the adjustment to net unrealized appreciation or depreciation of the Existing Funds to remove the income statement effect that was previously recorded by the Funds under their existing accounting policy, assuming that the combined entity had followed the historical cost basis of accounting for the period. Available-for-sale securities would have been accounted for at fair value in accordance with SFAS No. 115, with unrealized changes in fair value reflected as a separate component of comprehensive income, a component of shareholders' equity.

    (d) Represents the adjustment of $2,883,329 to interest income to reflect the difference between the recorded cost basis of the mortgage loans and available-for-sale securities and their par value. In accordance with SFAS No. 141-BUSINESS COMBINATIONS, the estimated fair value of the mortgage loans and available-for-sale securities as of the effective date of the merger will be the initial cost basis for First American. Differences between the fair value of the assets at the Effective Time and their par value will be amortized or accrued over the estimated lives of the assets using the interest method. If the fair value of the assets exceeds the par value at the Effective Time, the premium will be amortized over the life of the assets. If the fair value of the assets is less than the par value at the Effective Time, the discount will be accreted over the life of the assets.

        The remaining amount to be amortized over the next five years is as follows:

           YEAR ENDED MAY 31,
           ------------------
                   2003           $       (2,883,329)
                   2004                   (1,152,553)
                   2005                      (12,101)
                                  ------------------
                                  $       (4,047,983)
                                  ==================

     (e) Represents the adjustment to reflect the management fees to be incurred by First American under the new Advisory Agreement. Under the new Advisory Agreement, the base management fee shall equal 0.25% per annum for assets that are rated at least investment grade or residential mortgage-backed securities, as determined in the reasonable judgement of USBAM to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion, payable in quarterly installments on the last business day of each fiscal quarter.

     (f) Represents the performance fees which would have been incurred by First American under the new Advisory Agreement. USBAM will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of First American (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable ten-year U.S. Treasury rate plus 3.5% (each expressed as a quarterly percentage).

     (g) Represents the adjustment to realized gains of $669,675 as a result of the adjustment to the carrying value at the beginning of the period.

     (h) Represents the estimated provision for credit losses for the period. First American will establish an allowance for credit losses for the estimated losses inherent in the portfolio at each measurement date. Management will determine the adequacy of the allowance based on evaluations of the loan portfolio, recent loss experience, and other pertinent factors, including economic conditions. First American will record provisions for credit losses each period in amounts necessary to establish the allowance at the level estimated to reflect the inherent losses in the portfolio. The allowance will be increased through provisions charged to operating earnings and reduced by net charge-offs. Management determined that no provision for credit losses was necessary for the year ended May 31, 2002.

     (i) Represents the adjustment to eliminate the administration fees which the Existing Funds incurred as part of their administration agreements with USBAM. First American will not have a similar agreement and the services previously provided under the administration agreements with the Existing Funds will be principally covered by the REIT Advisory Agreement.

     (j) Represents estimated accounting agent fees of $250,000 which will be incurred by First American.

     (k) The weighted average shares outstanding used to calculate pro forma earnings per share was based on a $10.00 per share initial conversion price.

SELECTED FINANCIAL INFORMATION FOR OTHER COMBINATION SCENARIOS

    The ultimate size or composition of First American will be determined based on the number of Existing Funds approving the merger and the percentage of shareholders electing to receive shares of the New Fund. Accordingly, First American's size and composition could differ significantly based on these factors. The pro forma financial information reflects the allocation of the assets and liabilities of the Existing Funds in accordance with guidelines outlined in "THE MERGER--The Merger Agreement--Transactions Relating to the New Fund Option." The pro forma financial information for First American is presented on a historical cash basis which differs from the accounting basis used by the Existing Funds. This means that unrealized gains and losses are not included in net income until realized. The pro forma net income and earnings per share amounts assume that the merger occurred on June 1, 2002 and that the assets and liabilities were allocated between First American and the New Fund as of that date. Management believes that cash flows from operations will not materially differ from net income. The following selected financial information is provided to illustrate certain possible combination scenarios.

Following is selected financial information for certain other possible scenarios assuming that approximately 51% of shareholders receive shares of First
American:

                                                                                                PRO FORMA AS OF
                                                                                                 MAY 31, 2002
                                                                                       ---------------------------------
                                                                                               SHAREHOLDERS'
                                      SCENARIO                                         ASSETS     EQUITY      BORROWINGS
-------------------------------------------------------------------------------------  ------  -------------  ----------
                                                                                                    (IN
                                                                                                 MILLIONS)
American Strategic      American Strategic     American Strategic     American Select
                        II                     III                                     $471.7     $340.7        $130.4
American Strategic      American Strategic     American Strategic
                        II                     III                                     $370.4     $268.1        $101.8
American Strategic      American Strategic     American Select
                        III                                                            $222.2     $233.3        $ 88.6
American Strategic II   American Strategic     American Select
                        III                                                            $435.1     $313.7        $120.9
American Strategic II   American Strategic
                        III                                                            $333.9     $241.1        $ 92.3
American Strategic      American Select
  III                                                                                  $285.7     $206.3        $ 79.0

                             PRO FORMA
                           FOR THE YEAR
                               ENDED
                              MAY 31,
                               2002
                       ---------------------
                                   EARNINGS
                       NET INCOME  PER SHARE
---------------------  ----------  ---------

American Strategic
                         $25.6       $0.76
American Strategic
                         $20.2       $0.76
American Strategic
                         $17.3       $0.74
American Strategic II
                         $24.2       $0.78
American Strategic II
                         $18.6       $0.77
American Strategic
  III                    $18.0       $0.87

Following is selected financial information for certain other possible scenarios assuming that approximately 75% of shareholders receive shares of First
American:

                                                                                                PRO FORMA AS OF
                                                                                                 MAY 31, 2002
                                                                                       ---------------------------------
                                                                                               SHAREHOLDERS'
                                      SCENARIO                                         ASSETS     EQUITY      BORROWINGS
-------------------------------------------------------------------------------------  ------  -------------  ----------
                                                                                                    (IN
                                                                                                 MILLIONS)
American Strategic      American Strategic     American Strategic     American Select
                        II                     III                                     $698.4     $504.4        $193.1
American Strategic      American Strategic     American Strategic
                        II                     III                                     $548.4     $396.9        $150.7
American Strategic      American Strategic     American Select
                        III                                                            $477.1     $345.4        $131.1
American Strategic      American Strategic     American Select
                        II                                                             $422.5     $303.4        $118.5
American Strategic II   American Strategic     American Select
                        III                                                            $644.3     $464.4        $179.0
American Strategic      American Strategic
                        III                                                            $327.1     $287.9        $ 88.7
American Strategic II   American Strategic
                        III                                                            $494.3     $357.0        $136.6
American Strategic II   American Select                                                $368.3     $263.5        $104.4
American Strategic      American Select
  III                                                                                  $422.9     $305.4        $117.0
American Strategic
  III                                                                                  $272.9     $198.0        $ 74.6

                             PRO FORMA
                           FOR THE YEAR
                               ENDED
                              MAY 31,
                               2002
                       ---------------------
                                   EARNINGS
                       NET INCOME  PER SHARE
---------------------  ----------  ---------

American Strategic
                         $40.3       $0.80
American Strategic
                         $32.2       $0.81
American Strategic
                         $27.4       $0.79
American Strategic
                         $23.9       $0.79
American Strategic II
                         $37.9       $0.81
American Strategic
                         $19.1       $0.80
American Strategic II
                         $29.5       $0.82
American Strategic II    $21.2       $0.80
American Strategic
  III                    $28.2       $0.92
American Strategic
  III                    $16.4       $0.82

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

    Given the structure of the merger, the composition of the New Fund after the merger will differ depending on (i) whether each of the Existing Fund's shareholders approve the merger and (ii) if the Existing Funds' shareholders approve the merger, the number of shareholders exercising their dissenters' rights or making the election to receive shares of the New Fund.

    To assist the Existing Funds' shareholders in analyzing the merger, two presentations of pro forma financial statements have been prepared to show the impact of the merger based upon two possible merger scenarios for the New Fund. The first presentation (referred to as maximum New Fund election) of pro forma financial statements assumes all four Existing Funds approve the merger, that shareholders holding approximately 49% of the shares in each Existing Fund elect to receive shares of the New Fund and that no shareholders elect to exercise statutory dissenters' appraisal rights. The second presentation (referred to as minimum New Fund election) assumes all four Existing Funds approve the merger and also assumes that shareholders holding Existing Fund shares representing an aggregate net asset value of $50 million elect to receive New Fund shares and that no shareholders elect to exercise statutory dissenters' appraisal rights. The rationale for including the maximum and minimum New Fund election scenarios in pro forma information was to provide the range of possible outcomes to potential investors.

    The pro forma statements of assets and liabilities and pro forma schedules of investments of the New Fund have been prepared as if the merger was consummated on May 31, 2002. The pro forma statements of operations of the New Fund for the year ended May 31, 2002 assume that the merger was consummated on June 1, 2001. The amounts included in the pro forma statements of operations have been presented for the year ended May 31, 2002, even for American Strategic and American Select, which have a fiscal year end of November 30, 2001.

    The merger will be accounted for by the New Fund by carrying forward the historical cost basis of the assets and liabilities of the Existing Funds to the surviving entity since the tax basis of such assets and liabilities will carry forward. The accounting survivor will be the Existing Fund participating in the New Fund merger whose shareholders will be allocated the largest number of shares of the New Fund.

    In the maximum and minimum New Fund election presentations, American Strategic III was deemed to be the accounting survivor of the other Existing Funds and the New Fund for financial reporting purposes because its shareholders would be allocated the largest number of shares.

    The completion of the New Fund Option is conditioned upon a number of conditions, including shareholders of the Existing Funds having shares representing at least $50.0 million in net asset value electing to receive the New Fund shares.

    The pro forma financial statements are based upon available information and upon certain assumptions, as set forth in the notes to the pro forma financial statements, that management believes are reasonable under the circumstances. The pro forma financial statements consider the allocation of assets (based on the allocation methodology disclosed in the notes to the unaudited pro forma financial statements and in "THE MERGER--The Merger Agreement--Transactions Relating to the New Fund Option") to the New Fund that corresponds to the percentage of shareholders electing to receive shares of the New Fund. These pro forma financial statements do not purport to represent what the New Fund's financial position or results of operations would actually have been if the merger in fact had occurred on such dates or at the beginning of such periods or the New Fund's financial position or results of operations for any future date or period.

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES

                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

                                                            AMERICAN      AMERICAN        AMERICAN        AMERICAN
                                                NEW FUND    STRATEGIC   STRATEGIC II   STRATEGIC III       SELECT
                                               ----------  -----------  -------------  --------------  ---------------
ASSETS:
Investments in securities, at market value*    $       --  $71,076,390  $292,956,546    $365,357,824    $198,085,492
Cash                                                   --      651,540       174,961              --         390,640
Accrued interest receivable                            --      392,295     1,495,883       1,922,661       1,194,911
Other assets                                           --       78,578       457,946         656,090         311,466
                                               ----------  -----------  ------------    ------------    ------------
    Total assets                                       --   72,198,803   295,085,336     367,936,575     199,982,509
                                               ==========  ===========  ============    ============    ============
LIABILITIES:
Reverse repurchase agreements payable                  --   18,840,000    82,700,050      99,454,372      56,500,000
Accrued investment management fees                     --       27,523       117,834         144,447          60,407
Bank overdraft                                         --           --            --          97,992              --
Accrued administrative fee                             --       11,202        44,773          56,627          30,204
Accrued interest                                       --       29,983       199,049         233,287          89,313
Other accrued expenses                                 --        9,687         7,768           7,721           8,677
                                               ----------  -----------  ------------    ------------    ------------
    Total liabilities                                  --   18,918,395    83,069,474      99,994,446      56,688,601
                                               ----------  -----------  ------------    ------------    ------------
COMPOSITION OF NET ASSETS:
Capital stock and additional paid-in capital           --   60,517,426   231,068,147     312,303,603     154,280,415
Undistributed net investment income                    --      113,479     1,861,033       2,278,996       1,360,638
Accumulated net realized loss on investments           --   (9,193,119)  (28,490,570)    (53,755,228)    (17,662,282)
Unrealized appreciation of investments                 --    1,842,622     7,577,252       7,114,758       5,315,137
                                               ----------  -----------  ------------    ------------    ------------
    Total -- representing net assets
      applicable to common stock                       --   53,280,408   212,015,862     267,942,129     143,293,908
                                               ==========  ===========  ============    ============    ============
    *Investments in securities at identified
      cost                                     $       --  $69,223,768  $285,379,294    $358,243,066    $192,770,355
                                               ==========  ===========  ============    ============    ============
NET ASSET VALUE AND MARKET PRICE OF CAPITAL
  STOCK:
Net assets outstanding                                      53,280,408   212,015,862     267,942,129     143,293,908
Shares outstanding                                           4,230,294    15,957,289      21,343,292      10,662,195
Net asset value per share                                  $     12.59  $      13.29    $      12.55    $      13.44
Market price per share                                     $     12.64  $      13.17    $      12.43    $      13.40

                                                                   PRO FORMA          NEW FUND
                                                                  ADJUSTMENTS        PRO FORMA
                                                                ----------------  ----------------
ASSETS:
Investments in securities, at market value*          (A)         $(468,416,112)     $459,060,140
Cash                                                 (B)              (614,709)          602,432
Accrued interest receivable                          (B)            (2,528,123)        2,477,627
Other assets                                         (B)              (759,627)          744,453
                                                                 -------------      ------------
    Total assets                                                  (472,318,572)      462,884,651
                                                                 =============      ============
LIABILITIES:
Reverse repurchase agreements payable                (B)          (130,045,956)      127,448,466
Accrued investment management fees                   (B)              (176,872)          173,339
Bank overdraft                                     (B)(D)            1,924,110         2,022,102
Accrued administrative fee                           (B)               (72,123)           70,683
Accrued interest                                     (B)              (278,598)          273,034
Other accrued expenses                               (B)               (17,098)           16,755
                                                                 -------------      ------------
    Total liabilities                                             (128,666,538)      130,004,378
                                                                 -------------      ------------
COMPOSITION OF NET ASSETS:
Capital stock and additional paid-in capital       (B)(D)         (384,882,436)      373,287,155
Undistributed net investment income                  (B)            (2,835,390)        2,778,756
Accumulated net realized loss on investments         (B)            55,100,882       (54,000,317)
Unrealized appreciation of investments               (B)           (11,035,090)       10,814,679
                                                                 -------------      ------------
    Total -- representing net assets
      applicable to common stock                                  (343,652,034)      332,880,273
                                                                 =============      ============
    *Investments in securities at identified
      cost                                           (A)          (457,371,022)     $448,245,461
                                                                 =============      ============
NET ASSET VALUE AND MARKET PRICE OF CAPITAL
  STOCK:
Net assets outstanding                               (C)          (343,652,034)      332,880,273
Shares outstanding                                   (E)           (18,905,043)       33,288,027
Net asset value per share                                                           $      10.00
Market price per share

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                       MAXIMUM NEW FUND ELECTION SCENARIO
                        FOR THE YEAR ENDED MAY 31, 2002
                                  (UNAUDITED)

                                                            AMERICAN     AMERICAN        AMERICAN        AMERICAN
                                                NEW FUND   STRATEGIC   STRATEGIC II   STRATEGIC III       SELECT
                                               ----------  ----------  -------------  --------------  --------------
INCOME:
  Interest                                     $       --  $5,691,068   $22,821,567    $29,189,120     $16,375,435
                                               ----------  ----------   -----------    -----------     -----------
    Total income                                       --   5,690,872    22,821,567     29,189,120      16,375,435

EXPENSES:
  Interest expense                                     --     598,976     2,408,558      3,062,240       2,225,509
  Investment management fees                           --     340,460     1,331,692      1,700,977         715,683
  Administration fees                                  --     132,897       525,534        665,044         355,241
  Custodian fees                                       --      10,632        42,043         53,203          28,419
  Transfer agent fees                                  --      30,003        44,066         36,646          32,064
  Registration fees                                    --      50,959        64,388         77,671          78,984
  Reports to shareholders                              --      28,365        38,181         48,690          30,128
  Mortgage servicing fees                              --      45,486       196,392        252,569         137,954
  Directors' fees                                      --       6,499        19,308         24,463          13,350
  Audit and legal fees                                 --      41,570       116,049        142,104          74,034
  Other expenses                                       --      19,086        45,627         45,131          17,935
                                               ----------  ----------   -----------    -----------     -----------
    Total expenses                                     --   1,304,933     4,831,838      6,108,738       3,709,301
                                               ----------  ----------   -----------    -----------     -----------
Net investment income                                  --   4,386,135    17,989,729     23,080,382      12,666,134
                                               ----------  ----------   -----------    -----------     -----------
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss) on investments in
  securities and mortgage loans                        --     (61,706)    3,663,235      3,879,029         566,658
Net realized gain (loss) on real estate owned          --      58,971       (72,436)         2,347              --
                                               ----------  ----------   -----------    -----------     -----------
    NET REALIZED GAIN (LOSS) ON INVESTMENTS            --      (2,735)    3,590,799      3,881,376         566,658
---------------------------------------------  ----------  ----------   -----------    -----------     -----------
    NET CHANGE IN UNREALIZED APPRECIATION OR
      DEPRECIATION OF INVESTMENTS                      --    (295,438)       67,577       (737,013)      1,379,559
                                               ----------  ----------   -----------    -----------     -----------
    NET GAIN (LOSS) ON INVESTMENTS                     --    (298,173)    3,658,376      3,144,363       1,946,217
                                               ----------  ----------   -----------    -----------     -----------
        NET INCREASE IN NET ASSETS RESULTING
          FROM OPERATIONS                      $       --  $4,087,962   $21,648,105    $26,224,745     $14,612,351
                                               ==========  ==========   ===========    ===========     ===========

                                                  PRO FORMA          NEW FUND
                                                ADJUSTMENTS(F)      PRO FORMA
                                               ----------------  ----------------
INCOME:
  Interest                                      $ (37,408,981)     $ 36,668,209
                                                -------------      ------------
    Total income                                  (37,408,981)       36,668,013
EXPENSES:
  Interest expense                                 (4,189,118)        4,106,165
  Investment management fees                       (2,064,850)        2,023,962
  Administration fees                                (847,752)          830,964
  Custodian fees                                      (67,820)           66,477
  Transfer agent fees                                 (72,103)           70,676
  Registration fees                                  (137,361)          134,641
  Reports to shareholders                             (73,409)           71,955
  Mortgage servicing fees                            (319,363)          313,038
  Directors' fees                                     (32,128)           31,492
  Audit and legal fees                               (188,747)          185,010
  Other expenses                                      (64,528)           63,251
                                                -------------      ------------
    Total expenses                                 (8,057,179)        7,897,631
                                                -------------      ------------
Net investment income                             (29,351,802)       28,770,578
                                                -------------      ------------
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss) on investments in
  securities and mortgage loans                    (4,063,844)        3,983,372
Net realized gain (loss) on real estate owned           5,615            (5,503)
                                                -------------      ------------
    NET REALIZED GAIN (LOSS) ON INVESTMENTS        (4,058,229)        3,977,869
---------------------------------------------   -------------      ------------
    NET CHANGE IN UNREALIZED APPRECIATION OR
      DEPRECIATION OF INVESTMENTS                    (209,416)          205,269
                                                -------------      ------------
    NET GAIN (LOSS) ON INVESTMENTS                 (4,267,645)        4,183,138
                                                -------------      ------------
        NET INCREASE IN NET ASSETS RESULTING
          FROM OPERATIONS                       $ (33,619,447)     $ 32,953,716
                                                =============      ============

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                   U.S. GOVERNMENT AND AGENCY
                                                                                                   SECURITIES (14.1%)
                                                                                                   U.S. AGENCY MORTGAGE-BACKED
                                                                                                   SECURITIES (14.1%)
                                                                                                   FIXED RATE (14.1%)
                                                                                                     5.50%, FNMA , 2/1/17
     $  --   $        --  $        --    $ 2,955,308   $        --   $ (1,612,753)   $ 1,342,554
                                                                                                     6.00%, FNMA, 10/1/16
        --     4,755,575    2,942,056      2,942,056            --     (6,207,874)     4,431,812
                                                                                                     6.00%, FNMA, 5/1/31
        --     4,709,438           --             --            --     (2,733,851)     1,975,587
                                                                                                     6.50%, FNCL, 11/1/31
        --     4,603,691           --             --            --     (2,672,464)     1,931,227
                                                                                                     6.50%, FNMA, 6/1/29
        --     2,080,443   13,869,617      9,708,732    12,482,655    (21,581,955)    16,559,491
                                                                                                     7.50%, FHLMC, 12/1/29
        --            --           --             --     5,490,857     (2,812,462)     2,678,395
                                                                                                     7.50%, FNMA, 3/1/30
        --     4,979,665           --             --            --     (2,890,719)     2,088,946
                                                                                                     7.50%, FNMA, 4/1/30
        --            --    2,986,559      2,676,705            --     (3,330,293)     2,332,972
                                                                                                     7.50%, FNMA, 5/1/30
        --       839,734    3,023,041      3,023,041     1,679,467     (3,389,837)     5,175,445
                                                                                                     8.00%, FNMA, 5/1/30
        --       395,281    1,423,011      1,423,011       790,562     (2,301,753)     1,730,112
                                                                                                     8.00%, FNMA, 6/1/30
        --            --    2,824,132      2,541,719            --     (3,154,949)     2,210,902
                                                                                                     9.00%, FHLMC, 7/1/30
        --     2,100,912    3,501,520      4,902,128            --     (6,086,691)     4,417,869
                                                                                                       TOTAL U.S. GOVERNMENT AND
                                                                                                       AGENCY SECURITIES
                                                                                                   PRIVATE MORTGAGE-BACKED
                                                                                                   SECURITIES (19.5%)
                                                                                                   FIXED RATE (19.5%)
                                                                                                     13.04%, Minnesota Mortgage
                                                                                                     Corporation, 7/25/14
        --        34,460           --             --            --        (34,460)            --
                                                                                                     8.00%, Lone Star Fund III,
                                                                                                     3/30/03
        --            --           --     15,000,000            --    (15,000,000)            --
                                                                                                     8.00%, Value Enhancement
                                                                                                     Fund IV, 6/27/04
        --     4,000,000   15,000,000     12,000,000    12,000,000             --     43,000,000
                                                                                                     8.31%, RFC 1997--NPC1,
                                                                                                     8/27/23
        --            --    4,766,625             --            --     (4,766,625)            --
                                                                                                     8.79%, First Gibralter,
                                                                                                     Series 1992--MM, Class B,
                                                                                                     10/25/21
        --            --           --        888,315            --       (888,315)            --
                                                                                                     9.25%, Oly Holigan, LP,
                                                                                                     1/1/04
        --     2,500,000    6,000,000      6,000,000            --     (6,000,000)     8,500,000
                                                                                                     9.25%, Oly Holigan, LP,
                                                                                                     1/1/05
        --            --    6,000,000             --            --     (6,000,000)            --
                                                                                                     9.25%, Oly McKinney, 8/11/03
        --            --           --      7,500,000            --             --      7,500,000

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $         --   $  2,949,007   $         --   $  (1,609,273)  $  1,339,734
          --      4,837,983      2,993,038      2,993,038             --      (6,312,673)     4,511,386
          --      4,675,577             --             --             --      (2,711,834)     1,963,743
          --      4,679,775             --             --             --      (2,714,266)     1,965,509
          --      2,117,495     14,116,635      9,881,644     12,704,971     (21,963,648)    16,857,097
          --             --             --             --      5,748,269      (2,944,263)     2,804,006
          --      5,220,090             --             --             --      (3,027,652)     2,192,438
          --             --      3,126,569      2,802,189             --      (3,486,074)     2,442,684
          --        879,361      3,165,698      3,165,698      1,758,721      (5,119,778)     3,849,700
          --        419,492      1,510,171      1,510,171        838,984      (2,442,349)     1,836,469
          --             --      2,997,110      2,697,399             --      (3,347,862)     2,346,647
          --      2,247,325      3,745,541      5,243,757             --      (6,509,301)     4,727,322
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --     25,077,098     31,654,762     31,242,903     21,050,945     (62,188,973)    46,836,735
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --         34,977             --             --             --         (34,977)            --
          --             --             --     15,481,500             --     (15,481,500)            --
          --      4,080,000     15,300,000     12,240,000     12,240,000              --     43,860,000
          --             --      4,843,003             --             --      (4,843,003)            --
          --             --             --             --             --              --             --
          --      2,525,000      6,060,000      6,060,000             --      (6,060,000)     8,585,000
          --             --      6,120,000             --             --      (6,120,000)            --
          --             --             --      7,500,000             --              --      7,500,000

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     9.25%, Stratus Properties,
                                                                                                     1/1/06
     $  --   $        --  $        --    $        --   $ 5,000,000   $ (5,000,000)            --
                                                                                                     9.25%, Stratus Properties,
                                                                                                     7/1/06
        --            --    5,000,000             --            --             --      5,000,000
                                                                                                       TOTAL PRIVATE
                                                                                                       MORTGAGE-BACKED SECURITIES
                                                                                                   WHOLE LOANS AND PARTICIPATION
                                                                                                   MORTGAGES (B,C,D) (102.2%)
                                                                                                   COMMERCIAL LOANS (41.6%)
                                                                                                     1200 Washington, 9.65%,
                                                                                                     12/1/05
        --            --           --      2,907,892            --             --      2,907,892
                                                                                                     1336 and 1360 Energy Park
                                                                                                     Drive, 7.55%, 10/1/08
        --            --    2,835,451             --            --     (2,835,451)            --
                                                                                                     4295/4299 San Felipe
                                                                                                     Associates LP, 9.33%, 8/1/06
        --            --           --      5,150,000            --     (5,150,000)            --
                                                                                                     7 Broadway Place, 6.91%,
                                                                                                     5/1/06
        --            --           --             --     3,418,324             --      3,418,324
                                                                                                     Academy Spectrum, 7.70%,
                                                                                                     5/1/09
        --            --           --      4,402,086            --             --      4,402,086
                                                                                                     Advance Self Storage, 9.00%,
                                                                                                     12/1/05
        --     1,287,528           --             --            --             --      1,287,528
                                                                                                     Advanced Circuits and
                                                                                                     Hopkins II Business Center,
                                                                                                     7.40%, 12/1/04
        --            --           --             --     3,811,422             --      3,811,422
                                                                                                     Atwood Oceanics I, 7.29%,
                                                                                                     6/1/04
        --            --           --      2,900,000            --     (2,900,000)            --
                                                                                                     Atwood Oceanics II, 9.88%,
                                                                                                     6/1/04
        --            --           --        720,000            --       (720,000)            --
                                                                                                     Bekins Building, 8.38%,
                                                                                                     10/1/04
        --     1,075,382           --             --            --             --      1,075,382
                                                                                                     Best Buy, 8.63%, 1/1/11
        --            --           --             --     1,919,350             --      1,919,350
                                                                                                     Bigelow Office Building,
                                                                                                     8.88%, 4/1/07
        --            --    1,303,859             --            --     (1,303,859)            --
                                                                                                     Blacklake Place I and II,
                                                                                                     8.66%, 9/1/07
        --            --           --      4,469,556            --     (4,469,556)            --
                                                                                                     Blacklake Place III, 8.66%,
                                                                                                     9/1/07
        --            --           --      2,234,778            --     (2,234,778)            --
                                                                                                     Brookhollow West and
                                                                                                     Northwest Technical Center,
                                                                                                     8.11%, 8/1/02
        --            --           --      3,444,959            --             --      3,444,959
                                                                                                     Buca Restaurant, 8.63%,
                                                                                                     1/1/11
        --       936,280           --             --            --             --        936,280
                                                                                                     Canyon Portal, 10.38%,
                                                                                                     1/1/07
        --            --           --             --     1,996,778             --      1,996,778
                                                                                                     Career Education
                                                                                                     Corporation, 7.50%, 6/1/07
        --            --           --             --     3,375,000     (3,375,000)            --
                                                                                                     Community Coffee Office
                                                                                                     Building, 6.91%, 5/1/04
        --            --           --             --     4,954,092     (4,954,092)            --
                                                                                                     Cottonwood Square, 9.20%,
                                                                                                     5/1/04
        --            --    2,393,332             --            --             --      2,393,332

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $         --   $         --   $  5,100,000   $  (5,100,000)  $         --
          --             --      5,100,000             --             --              --      5,100,000
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --      6,639,977     37,423,003     41,281,500     17,340,000     (37,639,480)    65,045,000
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --             --             --      3,024,208             --              --      3,024,208
          --             --      2,962,428             --             --      (2,962,428)            --
          --             --             --      5,407,500             --      (5,407,500)            --
          --             --             --             --      3,555,057              --      3,555,057
          --             --             --      4,622,190             --              --      4,622,190
          --      1,351,905             --             --             --              --      1,351,905
          --             --             --             --      3,849,536              --      3,849,536
          --             --             --      2,987,000             --      (2,987,000)            --
          --             --             --        668,348             --        (668,348)            --
          --      1,107,643             --             --             --              --      1,107,643
          --             --             --             --      2,015,317              --      2,015,317
          --             --      1,369,052             --             --      (1,369,052)            --
          --             --             --      4,693,034             --      (4,693,034)            --
          --             --             --      2,346,516             --      (2,346,516)            --
          --             --             --      3,444,959             --              --      3,444,959
          --        983,094             --             --             --        (983,094)            --
          --             --             --             --      2,050,114              --      2,050,114
          --             --             --             --      3,540,702      (3,540,702)            --
          --             --             --             --      5,053,174      (5,053,174)            --
          --             --      2,465,132             --             --              --      2,465,132

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     CUBB Properties Mobile Home
                                                                                                     Park, 8.03%, 11/1/07
     $  --   $        --  $        --    $ 2,630,633   $        --   $ (2,630,633)   $        --
                                                                                                     Denmark House Office
                                                                                                     Building I, 8.80%, 2/1/05
        --            --           --      5,400,000            --             --      5,400,000
                                                                                                     Denmark House Office
                                                                                                     Building II, 11.38%, 2/1/05
        --            --           --      1,060,000            --             --      1,060,000
                                                                                                     Dietzgen Industrial
                                                                                                     Building, 9.00%, 1/1/06
        --     1,529,187           --             --            --             --      1,529,187
                                                                                                     Duncan Office Building,
                                                                                                     7.88%, 6/1/08
        --            --           --        679,990            --             --        679,990
                                                                                                     El Centro Market Place,
                                                                                                     9.63%, 9/1/04
        --       728,545           --             --            --       (728,545)            --
                                                                                                     Fortune Park V, VI, VII,
                                                                                                     7.90%, 1/1/04
        --            --    3,635,093             --            --     (3,635,093)            --
                                                                                                     Galtier Plaza, 9.19%, 3/1/05
        --            --           --             --     4,801,838             --      4,801,838
                                                                                                     Gardenswartz Plaza, 7.40%,
                                                                                                     5/1/07
        --            --    2,600,000             --            --     (2,600,000)            --
                                                                                                     Hadley Avenue Business
                                                                                                     Center, 8.38%, 1/1/11
        --            --    2,434,523             --            --             --      2,434,523
                                                                                                     Harbor Corporate Center,
                                                                                                     7.43%, 4/1/05
        --            --    5,400,000             --            --     (5,400,000)            --
                                                                                                     Hillside Crossing South
                                                                                                     Shopping Center, 7.93%,
                                                                                                     1/1/05
        --            --    1,683,646             --            --             --      1,683,646
                                                                                                     Hillside Office Park, 7.63%,
                                                                                                     8/1/08
        --            --      943,032             --            --             --        943,032
                                                                                                     INA Corporate Land, 7.88%,
                                                                                                     11/1/04
        --            --    2,085,000             --            --             --      2,085,000
                                                                                                     Indian Street Shoppes,
                                                                                                     7.88%, 2/1/09
        --            --           --      2,231,524            --             --      2,231,524
                                                                                                     Jackson Street Parking Lot,
                                                                                                     8.50%, 7/1/07
        --            --           --        243,922            --             --        243,922
                                                                                                     Jackson Street Warehouse,
                                                                                                     8.53%, 7/1/07
        --            --           --      2,875,766            --             --      2,875,766
                                                                                                     Jamboree Building, 8.93%,
                                                                                                     12/1/06
        --            --    1,852,295             --            --             --      1,852,295
                                                                                                     Jefferson Office Building,
                                                                                                     7.38%, 12/1/13
        --            --           --        988,265            --             --        988,265
                                                                                                     John Brown Office Building,
                                                                                                     7.40%, 11/1/04
        --            --           --      4,966,299            --             --      4,966,299
                                                                                                     Katy Plaza I, 7.43%, 1/1/05
        --            --    6,275,000             --            --             --      6,275,000
                                                                                                     Katy Plaza II, 9.88%, 1/1/05
        --            --    1,880,000             --            --             --      1,880,000
                                                                                                     Kimball Professional Office
                                                                                                     Building, 7.88%, 7/1/08
        --            --           --      2,217,490            --             --      2,217,490
                                                                                                     La Posada & Casitas, 7.93%,
                                                                                                     11/1/04
        --            --    5,680,000             --            --             --      5,680,000
                                                                                                     Lake Pointe Corporate
                                                                                                     Center, 8.57%, 7/1/07
        --            --           --      3,688,677            --             --      3,688,677
                                                                                                     Landmark Bank Center I,
                                                                                                     7.90%, 6/1/07+H73
        --            --           --             --     4,087,500     (4,087,500)            --

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $         --   $  2,762,164   $         --   $  (2,762,164)  $         --
          --             --             --      5,454,000             --              --      5,454,000
          --             --             --      1,027,843             --              --      1,027,843
          --      1,605,646             --             --             --              --      1,605,646
          --             --             --        713,989             --              --        713,989
          --        728,545             --             --             --        (728,545)            --
          --             --      3,707,795             --             --      (3,707,795)            --
          --             --             --             --      4,945,893              --      4,945,893
          --             --      2,730,000             --             --      (2,730,000)            --
          --             --      2,556,249             --             --              --      2,556,249
          --             --      5,616,000             --             --      (5,616,000)            --
          --             --      1,734,155             --             --              --      1,734,155
          --             --        988,555             --             --              --        988,555
          --             --      2,147,550             --             --              --      2,147,550
          --             --             --      2,337,940             --              --      2,337,940
          --             --             --        246,361             --              --        246,361
          --             --             --      3,019,555             --              --      3,019,555
          --             --      1,944,910             --             --              --      1,944,910
          --             --             --      1,020,838             --              --      1,020,838
          --             --             --      5,015,962             --              --      5,015,962
          --             --      6,463,250             --             --              --      6,463,250
          --             --      1,852,517             --             --              --      1,852,517
          --             --             --      2,328,364             --              --      2,328,364
          --             --      5,850,400             --             --              --      5,850,400
          --             --             --      3,873,111             --              --      3,873,111
          --             --             --             --      4,291,875      (4,291,875)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     Landmark Bank Center II,
                                                                                                     14.88%, 5/1/07
     $  --   $        --  $        --    $        --   $   817,500   $   (817,500)   $        --
                                                                                                     LAX Air Freight Center,
                                                                                                     H2587.90%, 1/1/08
        --            --           --      3,234,768            --     (3,234,768)            --
                                                                                                     Main Street Office Building,
                                                                                                     8.38%, 11/1/07
        --       842,880           --             --            --       (842,880)            --
                                                                                                     Minikahda Mini Storage V,
                                                                                                     8.75%, 9/1/09
        --            --    2,261,516             --            --     (2,261,516)            --
                                                                                                     Minikahda MiniStorage III,
                                                                                                     8.62%, 8/1/09
        --            --    4,088,291             --            --             --      4,088,291
                                                                                                     NCGR Office Building, 8.65%,
                                                                                                     2/1/06
        --            --           --      4,265,272            --     (4,265,272)            --
                                                                                                     North Austin Business
                                                                                                     Center, 9.05%, 5/1/07
        --            --           --      2,895,797            --             --      2,895,797
                                                                                                     Oak Knoll Village Shopping
                                                                                                     Center, 8.68%, 7/1/05
        --            --    1,329,676             --            --             --      1,329,676
                                                                                                     One Eastern Heights Office
                                                                                                     Building, 8.21%, 12/1/07
        --     1,030,075           --             --            --             --      1,030,075
                                                                                                     One Metro Square Office
                                                                                                     Building, 8.10%, 10/1/02
        --            --           --      2,802,156            --             --      2,802,156
                                                                                                     One Park Center, 8.93%,
                                                                                                     2/1/06
        --            --           --      1,774,814            --     (1,774,814)            --
                                                                                                     Orchard Commons, 8.75%,
                                                                                                     4/1/11
        --     1,013,336           --             --            --     (1,013,336)            --
                                                                                                     Pacific Periodicals
                                                                                                     Building, 8.03%, 1/1/08
        --     1,292,041           --             --            --     (1,292,041)            --
                                                                                                     Pacific Shores Mobile Home
                                                                                                     Park II, 11.00%, 10/1/06
        --            --           --        596,678            --       (596,678)            --
                                                                                                     Parkway Business Center,
                                                                                                     7.65%, 11/1/03
        --            --           --             --     3,662,695     (3,662,695)            --
                                                                                                     PennMont Office Plaza,
                                                                                                     6.88%, 5/1/06
        --            --    1,337,604             --            --     (1,337,604)            --
                                                                                                     Pilot Knob Service Center,
                                                                                                     8.95%, 7/1/07
        --            --           --      1,427,586            --             --      1,427,586
                                                                                                     Pine Island Office Building,
                                                                                                     8.03%, 11/2/02
        --     1,519,467           --             --            --     (1,519,467)            --
                                                                                                     Plaza Colonial, 7.88%,
                                                                                                     11/1/04
        --            --    2,310,000             --            --             --      2,310,000
                                                                                                     PMG Center, 8.93%, 9/1/03
        --            --    2,235,341             --            --             --      2,235,341
                                                                                                     PMG Plaza, 8.95%, 4/1/04
        --            --           --      2,422,697            --     (2,422,697)            --
                                                                                                     Point Plaza, 8.43%, 1/1/11
        --            --           --             --     6,309,815             --      6,309,815
                                                                                                     Pyramid Plaza Office
                                                                                                     Building, 7.71%, 4/30/07
        --            --    4,561,547             --            --     (4,561,547)            --
                                                                                                     Rancho Bernardo Financial
                                                                                                     Plaza, 8.88%, 1/1/05
        --            --           --      2,380,000            --             --      2,380,000
                                                                                                     Rapid Park Parking Lot,
                                                                                                     8.90%, 9/1/07
        --            --    3,518,278             --            --             --      3,518,278

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $         --   $         --   $    858,375   $    (858,375)  $         --
          --             --             --      3,396,507             --      (3,396,507)            --
          --        885,024             --             --             --        (885,024)            --
          --             --      2,374,592             --             --      (2,374,592)            --
          --             --      4,292,705             --             --              --      4,292,705
          --             --             --      4,435,883             --      (4,435,883)            --
          --             --             --      3,040,587             --              --      3,040,587
          --             --      1,382,863             --             --              --      1,382,863
          --      1,081,579             --             --             --              --      1,081,579
          --             --             --      2,802,156             --              --      2,802,156
          --             --             --      1,845,806             --      (1,845,806)            --
          --      1,064,002             --             --             --      (1,064,002)            --
          --      1,356,643             --             --             --      (1,356,643)            --
          --             --             --        626,512             --        (626,512)            --
          --             --             --             --      3,662,695      (3,662,695)            --
          --             --      1,391,108             --             --      (1,391,108)            --
          --             --             --      1,498,965             --              --      1,498,965
          --      1,519,467             --             --             --      (1,519,467)            --
          --             --      2,379,300             --             --              --      2,379,300
          --             --      2,280,048             --             --              --      2,280,048
          --             --             --      2,471,151             --      (2,471,151)            --
          --             --             --             --      6,625,305              --      6,625,305
          --             --      4,744,009             --             --      (4,744,009)            --
          --             --             --      1,954,331             --              --      1,954,331
          --             --      3,694,192             --             --              --      3,694,192

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III   QQSELECT          PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     Ridgehill Professional
                                                                                                     Building, 7.38%, 1/1/09
     $  --   $        --  $ 2,560,626    $        --   $        --   $ (2,560,626)   $        --
                                                                                                     Rimrock Plaza, 7.65%,
                                                                                                     12/1/08
        --            --    3,093,055             --            --             --      3,093,055
                                                                                                     Rodeo Shops, 9.03%, 6/1/07
        --            --           --             --     1,262,912     (1,262,912)            --
                                                                                                     Rubin Center, 8.78%, 7/1/12
        --            --    3,084,081             --            --     (3,084,081)            --
                                                                                                     Santa Monica Center, 8.35%,
                                                                                                     2/1/07
        --            --           --      4,860,826            --     (4,860,826)            --
                                                                                                     Schendel Office Building,
                                                                                                     8.20%, 10/1/07
        --     1,104,767           --             --            --             --      1,104,767
                                                                                                     Shallowford Business Park,
                                                                                                     9.13%, 7/1/03
        --     1,519,665           --             --            --     (1,519,665)            --
                                                                                                     Sherwin Williams, 8.50%,
                                                                                                     1/1/04
        --     1,338,656           --             --            --     (1,338,656)            --
                                                                                                     Shoppes at Jonathan's
                                                                                                     Landing, 7.95%, 5/1/10
        --            --           --      2,948,300            --     (2,948,300)            --
                                                                                                     Stephens Retail Center,
                                                                                                     9.23%, 8/1/03
        --     1,111,631           --             --            --     (1,111,631)            --
                                                                                                     Stevenson Office Building,
                                                                                                     Port Orchard Cinema, and
                                                                                                     Jensen Industrial Building,
                                                                                                     7.88%, 2/1/09
        --            --    3,159,024             --            --             --      3,159,024
                                                                                                     Sundance Plaza, 7.13%,
                                                                                                     11/1/08
        --            --      874,186             --            --             --        874,186
                                                                                                     The Kislak Building, 8.33%,
                                                                                                     7/1/02
        --            --           --             --     1,636,227     (1,636,227)            --
                                                                                                     Valley Centre Community
                                                                                                     Pool, 9.95%, 9/1/02
        --            --           --             --     6,000,000             --      6,000,000
                                                                                                     Valley Rim Office Center I,
                                                                                                     7.40%, 1/1/04
        --            --           --      4,500,000            --     (4,500,000)            --
                                                                                                     Valley Rim Office Center II,
                                                                                                     8.88%, 1/1/04
        --            --           --      1,363,500            --     (1,363,500)            --
                                                                                                     Victory Packaging Facility,
                                                                                                     8.53%, 1/1/12
        --            --           --             --     2,600,780             --      2,600,780
                                                                                                     Voit Office Building, 8.25%,
                                                                                                     9/1/08
        --     1,536,000           --             --            --             --      1,536,000
                                                                                                     Westwood Business Park,
                                                                                                     8.43%, 5/1/04
        --            --    5,763,367             --            --     (5,763,367)            --
                                                                                                   MULTIFAMILY LOANS (58.2%)
                                                                                                     Ambassador House Apartments,
                                                                                                     8.10%, 2/1/10
        --            --           --      3,433,393            --     (3,433,393)            --
                                                                                                     Applewood Manor, 8.63%,
                                                                                                     10/1/02
        --       643,280           --             --            --             --        643,280
                                                                                                     Arbor Parks and Woodridge
                                                                                                     Apartments, 7.53%, 9/1/03
        --            --           --     16,920,157            --    (16,920,157)            --
                                                                                                     Autumnwood, Southern Woods,
                                                                                                     Hinton Hollow, 7.68%, 6/1/09
        --            --    7,250,000             --            --     (7,250,000)            --

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $  2,653,341   $         --   $         --   $  (2,653,341)  $         --
          --             --      3,194,476             --             --              --      3,194,476
          --             --             --             --      1,300,799      (1,300,799)            --
          --             --      3,238,285             --             --      (3,238,285)            --
          --             --             --      4,860,826             --      (4,860,826)            --
          --      1,058,412             --             --             --              --      1,058,412
          --      1,550,058             --             --             --      (1,550,058)            --
          --      1,365,429             --             --             --      (1,365,429)            --
          --             --             --      3,077,583             --      (3,077,583)            --
          --      1,133,863             --             --             --      (1,133,863)            --
          --             --      3,312,966             --             --              --      3,312,966
          --             --        906,137             --             --              --        906,137
          --             --             --             --      1,636,227      (1,636,227)            --
          --             --             --             --      6,000,000              --      6,000,000
          --             --             --      4,590,000             --      (4,590,000)            --
          --             --             --      1,303,977             --      (1,303,977)            --
          --             --             --             --      2,730,819              --      2,730,819
          --      1,612,800             --             --             --              --      1,612,800
          --             --      5,878,635             --             --              --      5,878,635
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --     18,404,110     84,110,650     90,898,166     52,115,888    (107,189,389)   138,339,425
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --             --             --      3,605,063             --      (3,605,063)            --
          --        643,281             --             --             --              --        643,281
          --             --             --     17,089,359             --     (17,089,359)            --
          --             --      7,612,500             --             --      (7,612,500)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     Barcley Square Apartments,
                                                                                                     7.83%, 9/1/04
     $  --   $        --  $        --    $ 8,800,000   $        --   $ (8,800,000)   $        --
                                                                                                     Bellewood Apartments, 9.13%,
                                                                                                     12/1/05
        --            --           --      1,991,428            --     (1,991,428)            --
                                                                                                     Beverly Palms Apartments,
                                                                                                     7.68%, 4/1/04
        --            --   11,967,195             --            --    (11,967,195)            --
                                                                                                     Boardwalk Apartments, 7.33%,
                                                                                                     2/1/08
        --            --           --      5,155,848            --     (5,155,848)            --
                                                                                                     Brays Village Apartments,
                                                                                                     9.88%, 4/1/05
        --            --           --      1,394,000            --             --      1,394,000
                                                                                                     Bryant Square Apartments,
                                                                                                     8.00%, 5/1/08
        --            --           --             --     1,086,314             --      1,086,314
                                                                                                     Cameron Lakes Apartments I,
                                                                                                     6.93%, 1/1/05
        --            --   10,125,000             --            --    (10,125,000)            --
                                                                                                     Cameron Lakes Apartments II,
                                                                                                     14.88%, 1/1/05
        --            --    1,260,000             --            --     (1,260,000)            --
                                                                                                     Cape Cod Apartments, 7.28%,
                                                                                                     2/1/08
        --            --           --             --     1,766,355     (1,766,355)            --
                                                                                                     Casa del Vista Apartments,
                                                                                                     8.40%, 1/1/08
        --            --           --             --     2,973,046     (2,973,046)            --
                                                                                                     Castle Arms Apartments,
                                                                                                     8.00%, 4/1/06
        --            --           --             --       956,843       (956,843)            --
                                                                                                     Centre Court, White Oaks,
                                                                                                     and Green Acres Apartments,
                                                                                                     8.65%, 1/1/09
        --            --           --             --     3,971,542             --      3,971,542
                                                                                                     Chapel Hill Apartments,
                                                                                                     8.38%, 1/1/08
        --            --           --             --       868,435             --        868,435
                                                                                                     Chardonnay Apartments,
                                                                                                     8.60%, 1/1/07
        --            --    4,144,993             --            --     (4,144,993)            --
                                                                                                     Charleston Plaza Apartments,
                                                                                                     7.38%, 7/1/08
        --     1,503,146           --             --            --             --      1,503,146
                                                                                                     Concorde Apartments, 8.15%,
                                                                                                     6/1/05
        --            --           --      4,600,000            --     (4,600,000)            --
                                                                                                     Country Place Village I,
                                                                                                     6.93%, 3/1/05
        --            --           --     10,300,000            --    (10,300,000)            --
                                                                                                     Country Place Village II,
                                                                                                     9.88%, 3/1/05
        --            --           --      2,300,000            --     (2,300,000)            --
                                                                                                     Crown Cove Senior Care
                                                                                                     Community, 7.93%, 11/1/04
        --            --   13,000,000             --            --    (13,000,000)            --
                                                                                                     Dakotah Hills Condominiums,
                                                                                                     8.90%, 4/1/05
        --            --    5,000,000             --            --     (5,000,000)            --
                                                                                                     Deering Manor, 7.98%,
                                                                                                     12/8/22
        --            --    1,138,235             --            --             --      1,138,235
                                                                                                     Eagles Landing Apartments,
                                                                                                     9.01%, 2/1/06
        --            --    1,100,000             --            --             --      1,100,000
                                                                                                     El Conquistador Apartments,
                                                                                                     7.65%, 4/1/09
        --            --           --             --     2,814,763             --      2,814,763
                                                                                                     Evergreen, Northview,
                                                                                                     Greenwood, and Fern Court
                                                                                                     Apartments, 9.40%, 6/1/05
        --            --           --             --     4,555,196             --      4,555,196
                                                                                                     Fairmount Apartments II,
                                                                                                     12.93%, 9/1/02
        --            --    5,500,000             --            --     (5,500,000)            --
                                                                                                     Fairways I and II, 8.65%,
                                                                                                     2/1/03
        --            --    4,100,000             --            --             --      4,100,000
                                                                                                     Foothills West Apartments,
                                                                                                     8.63%, 8/1/02
        --            --                          --     2,013,728             --      2,013,728
                                                                                                     Forestree Apartments, 7.83%,
                                                                                                     6/1/04
        --            --    7,725,000             --            --             --      7,725,000

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $         --   $  8,185,375   $         --   $  (8,185,375)  $         --
          --             --             --      1,964,627             --      (1,964,627)            --
          --             --     12,086,867             --             --     (12,086,867)            --
          --             --             --      5,368,785             --      (5,368,785)            --
          --             --             --      1,378,007             --              --      1,378,007
          --             --             --             --      1,140,630              --      1,140,630
          --             --     10,395,558             --             --     (10,395,558)            --
          --             --      1,297,800             --             --      (1,297,800)            --
          --             --             --             --      1,844,299      (1,844,299)            --
          --             --             --             --      3,121,698      (3,121,698)            --
          --             --             --             --        995,117        (995,117)            --
          --             --             --             --      4,170,119              --      4,170,119
          --             --             --             --        911,857              --        911,857
          --             --      4,352,243             --             --      (4,352,243)            --
          --      1,576,110             --             --             --              --      1,576,110
          --             --             --      4,692,000             --      (4,692,000)            --
          --             --             --     10,609,000             --     (10,609,000)            --
          --             --             --      2,034,870             --      (2,034,870)            --
          --             --     13,390,000             --             --     (13,390,000)            --
          --             --      5,038,280             --             --      (5,038,280)            --
          --             --      1,149,618             --             --              --      1,149,618
          --             --      1,083,587             --             --              --      1,083,587
          --             --             --             --      2,955,502              --      2,955,502
          --             --             --             --      4,782,956              --      4,782,956
          --             --      5,062,548             --             --      (5,062,548)            --
          --             --      4,141,000             --             --              --      4,141,000
          --             --             --             --      2,013,728              --      2,013,728
          --             --      7,956,750             --             --              --      7,956,750

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     Franklin Woods Apartments,
                                                                                                     9.78%, 3/1/10
     $  --   $ 1,125,791  $        --    $        --   $        --   $         --    $ 1,125,791
                                                                                                     Fremont Plaza Apartments,
                                                                                                     7.40%, 7/1/08
        --            --    2,513,073             --            --     (2,513,073)            --
                                                                                                     Garden Oaks Apartments,
                                                                                                     8.55%, 4/1/06
        --     1,694,166           --             --            --     (1,694,166)            --
                                                                                                     Geneva Village Apartments,
                                                                                                     9.38%, 11/1/04
        --            --           --        968,625            --             --        968,625
                                                                                                     Grand Courtyard Apartment I,
                                                                                                     7.18%, 11/1/03
        --            --           --     19,125,000            --             --     19,125,000
                                                                                                     Grand Courtyard Apartment
                                                                                                     II, 9.90%, 11/1/03
        --            --           --      4,490,000            --             --      4,490,000
                                                                                                     Granite Lake Apartments I,
                                                                                                     6.68%, 5/1/05
        --            --           --     12,450,000            --             --     12,450,000
                                                                                                     Granite Lake Apartments II,
                                                                                                     11.88%, 5/1/05
        --            --           --        778,000            --             --        778,000
                                                                                                     Greenwood Residences, 7.63%,
                                                                                                     4/1/08
        --            --           --             --     2,302,730     (2,302,730)            --
                                                                                                     Harbor View Apartments,
                                                                                                     7.98%, 1/25/18
        --            --      687,503             --            --       (687,503)            --
                                                                                                     Hidden Colony Apartments,
                                                                                                     7.90%, 6/1/08
        --            --           --             --     3,043,086             --      3,043,086
                                                                                                     Hunters Meadow Apartments,
                                                                                                     8.15%, 2/1/03
        --            --           --             --     4,822,303     (4,822,303)            --
                                                                                                     Huntington Hills Apartments,
                                                                                                     8.63%, 11/1/05
        --            --           --      1,135,338            --     (1,135,338)            --
                                                                                                     Ironwood Apartments I,
                                                                                                     9.38%, 2/1/04
        --            --    1,772,000             --            --     (1,772,000)            --
                                                                                                     Ironwood Apartments II,
                                                                                                     14.88%, 2/1/04
        --            --      208,312             --            --       (208,312)            --
                                                                                                     Jaccard Apartments, 8.73%,
                                                                                                     12/1/03
        --            --    2,668,544             --            --             --      2,668,544
                                                                                                     Kona Kai Apartments, 8.33%,
                                                                                                     11/1/05
        --            --    1,066,112             --            --             --      1,066,112
                                                                                                     Lakeville Apartments, 7.90%,
                                                                                                     5/1/08
        --            --           --             --     2,398,908     (2,398,908)            --
                                                                                                     LaPrada and Club at
                                                                                                     Springlake Apartments,
                                                                                                     7.53%, 9/1/03
        --            --           --             --    14,277,109    (14,277,109)            --
                                                                                                     Maple Village Apartments,
                                                                                                     9.38%, 11/1/04
        --            --           --      1,012,204            --     (1,012,204)            --
                                                                                                     Meadow Glenn Apartments I,
                                                                                                     8.38%, 2/1/07
        --            --           --             --     2,213,649     (2,213,649)            --
                                                                                                     Meadow Glenn Apartments II,
                                                                                                     12.88%, 2/1/07
        --            --           --             --       396,264       (396,264)            --
                                                                                                     Meadowview Apartments,
                                                                                                     9.38%, 11/1/04
        --            --           --        718,259            --       (718,259)            --
                                                                                                     Meridian Pointe Apartments,
                                                                                                     8.73%, 2/1/12
        --            --           --      1,148,145            --     (1,148,145)            --
                                                                                                     Meridian, 8.93%, 9/1/04
        --            --           --     20,754,844            --    (20,754,844)            --

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $  1,182,080   $         --   $         --   $         --   $          --   $  1,182,080
          --             --      2,637,892             --             --      (2,637,892)            --
          --      1,761,933             --             --             --      (1,761,933)            --
          --             --             --        997,684             --              --        997,684
          --             --             --     19,316,250             --              --     19,316,250
          --             --             --      4,363,338             --              --      4,363,338
          --             --             --     12,823,500             --              --     12,823,500
          --             --             --        739,712             --              --        739,712
          --             --             --             --      2,417,866      (2,417,866)            --
          --             --        694,378             --             --        (694,378)            --
          --             --             --             --      3,195,240              --      3,195,240
          --             --             --             --      4,870,526      (4,870,526)            --
          --             --             --      1,180,751             --      (1,180,751)            --
          --             --      1,807,440             --             --      (1,807,440)            --
          --             --        212,478             --             --        (212,478)            --
          --             --      2,748,600             --             --              --      2,748,600
          --             --      1,108,756             --             --              --      1,108,756
          --             --             --             --      2,518,854      (2,518,854)            --
          --             --             --             --     13,696,409     (13,696,409)            --
          --             --             --      1,042,570             --      (1,042,570)            --
          --             --             --             --      2,324,332      (2,324,332)            --
          --             --             --             --        416,077        (416,077)            --
          --             --             --        739,806             --        (739,806)            --
          --             --             --      1,205,552             --      (1,205,552)            --
          --             --             --     20,962,392             --     (20,962,392)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     Northaven Terrace
                                                                                                     Apartments, 7.43%, 6/1/07
     $  --   $        --  $        --    $ 6,850,000   $        --   $ (6,850,000)   $        --
                                                                                                     Park Hollywood, 7.50%,
                                                                                                     6/1/12
        --     1,176,000           --             --            --             --      1,176,000
                                                                                                     Park Lane Townhomes I,
                                                                                                     7.18%, 12/1/04
        --            --           --     12,600,000            --    (12,600,000)            --
                                                                                                     Park Lane Townhomes II,
                                                                                                     11.88%, 12/1/04
        --            --           --        800,000            --       (800,000)            --
                                                                                                     Park Place of Venice
                                                                                                     Apartments, 10.63%, 7/1/02
        --            --    2,473,508             --            --             --      2,473,508
                                                                                                     Park Terrace Apartments,
                                                                                                     8.33%, 11/1/05
        --            --    2,394,705             --            --     (2,394,705)            --
                                                                                                     Park Vista Apartments,
                                                                                                     8.58%, 9/1/05
        --            --           --             --     2,200,000             --      2,200,000
                                                                                                     Park Woods Apartments,
                                                                                                     19.88%, 3/1/05
        --            --           --      1,300,000            --             --      1,300,000
                                                                                                     Parkway Village Apartments,
                                                                                                     9.38%, 11/1/04
        --            --           --        697,146            --       (697,146)            --
                                                                                                     Presidio Apartments, 9.43%,
                                                                                                     8/1/05
        --            --           --             --     2,818,155     (2,818,155)            --
                                                                                                     Primrose Apartments, 8.50%,
                                                                                                     11/1/07
        --            --    1,046,468             --            --             --      1,046,468
                                                                                                     Regency Apartments I, 7.93%,
                                                                                                     7/1/04
        --            --           --             --     6,540,000     (6,540,000)            --
                                                                                                     Regency Apartments II,
                                                                                                     16.88%, 7/1/04
        --            --           --             --     2,455,000     (2,455,000)            --
                                                                                                     Revere Apartments, 7.28%,
                                                                                                     5/1/09
        --            --           --             --     1,260,461             --      1,260,461
                                                                                                     Rio Nueces Apartments,
                                                                                                     6.76%, 9/1/03
        --            --           --     10,133,292            --             --     10,133,292
                                                                                                     Riverbrook Apartments I,
                                                                                                     8.55%, 3/1/10
        --            --           --      3,016,534            --     (3,016,534)            --
                                                                                                     Riverbrook Apartments II,
                                                                                                     10.88%, 3/1/10
        --            --           --        321,935            --       (321,935)            --
                                                                                                     Rose Park Apartments, 9.38%,
                                                                                                     11/1/04
        --            --           --        494,033            --             --        494,033
                                                                                                     Rush Oaks Apartments, 7.78%,
                                                                                                     12/1/07
        --       517,528           --             --            --       (517,528)            --
                                                                                                     Scottsdale Courtyards,
                                                                                                     7.93%, 3/1/05
        --            --   21,000,000             --            --             --     21,000,000
                                                                                                     Shelter Island Apartments,
                                                                                                     7.63%, 12/1/08
        --            --           --     13,008,580            --             --     13,008,580
                                                                                                     Sheridan Ponds Apartments,
                                                                                                     8.63%, 1/1/07
        --            --           --             --     7,084,603     (7,084,603)            --
                                                                                                     Southlake Villa Apartments,
                                                                                                     9.38%, 11/1/04
        --            --           --        504,939            --       (504,939)            --
                                                                                                     Southridge Apartments,
                                                                                                     8.43%, 4/1/09
        --            --    7,792,442             --            --             --      7,792,442
                                                                                                     The Falls Apartments I,
                                                                                                     7.43%, 2/1/05
        --            --           --             --     7,200,000             --      7,200,000
                                                                                                     The Falls Apartments II,
                                                                                                     12.88%, 1/1/05
        --            --           --             --       800,000             --        800,000
                                                                                                     The Firs Retirement
                                                                                                     Apartments, 9.13%, 12/1/04
        --            --    1,995,804             --            --     (1,995,804)            --
                                                                                                     The Gables at Westlake
                                                                                                     Apartments, 7.33%, 2/1/08
        --            --    6,206,113             --            --     (6,206,113)            --

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $         --   $  7,192,500   $         --   $  (7,192,500)  $         --
          --      1,176,000             --             --             --              --      1,176,000
          --             --             --     12,978,000             --     (12,978,000)            --
          --             --             --        745,921             --        (745,921)            --
          --             --      2,473,508             --             --              --      2,473,508
          --             --      2,490,493             --             --      (2,490,493)            --
          --             --             --             --      2,266,000              --      2,266,000
          --             --             --      1,339,000             --              --      1,339,000
          --             --             --        718,061             --        (718,061)            --
          --             --             --             --      2,846,337      (2,846,337)            --
          --             --      1,098,791             --             --              --      1,098,791
          --             --             --             --      6,549,093      (6,549,093)            --
          --             --             --             --      2,528,650      (2,528,650)            --
          --             --             --             --      1,308,193              --      1,308,193
          --             --             --     10,234,625             --              --     10,234,625
          --             --             --      3,167,360             --      (3,167,360)            --
          --             --             --        338,031             --        (338,031)            --
          --             --             --        508,854             --              --        508,854
          --        543,405             --             --             --        (543,405)            --
          --             --     21,210,000             --             --              --     21,210,000
          --             --             --     13,659,009             --              --     13,659,009
          --             --             --             --      7,438,833      (7,438,833)            --
          --             --             --        520,087             --        (520,087)            --
          --             --      8,182,064             --             --              --      8,182,064
          --             --             --             --      7,416,000              --      7,416,000
          --             --             --             --        756,094              --        756,094
          --             --      1,957,271             --             --      (1,957,271)            --
          --             --      6,493,456             --             --      (6,493,456)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     The Meadows, Fairfield
                                                                                                     Manor, and Auburn
                                                                                                     Apartments, 8.50%, 11/1/07
     $  --   $        --  $ 1,505,796    $        --   $        --   $ (1,505,796)   $        --
                                                                                                     The Oaks of Lake Bluff
                                                                                                     Apartments, 8.40%, 2/1/06
        --            --           --             --     3,893,507             --      3,893,507
                                                                                                     The Willows Retirement
                                                                                                     Apartments, 9.13%, 12/1/04
        --            --    1,696,433             --            --             --      1,696,433
                                                                                                     The Willows Retirement at
                                                                                                     Bellingham, 9.38%, 3/1/05
        --            --           --             --     1,498,918             --      1,498,918
                                                                                                     Timber Ridge Apartments,
                                                                                                     9.88%, 5/1/05
        --            --    2,100,000             --            --             --      2,100,000
                                                                                                     Twin Oaks Apartments I,
                                                                                                     7.15%, 6/1/05
        --            --           --             --     5,000,000             --      5,000,000
                                                                                                     Twin Oaks Apartments II,
                                                                                                     12.88%, 6/1/05
        --            --           --             --       500,000             --        500,000
                                                                                                     Valley Manor Apartments,
                                                                                                     8.35%, 11/1/05
        --            --           --      3,556,822            --             --      3,556,822
                                                                                                     Vanderbilt Condominiums,
                                                                                                     8.16%, 10/1/09
        --     1,173,205           --             --            --             --      1,173,205
                                                                                                     Warwick West Apartment I,
                                                                                                     7.93%, 7/1/04
        --            --           --     12,696,000            --             --     12,696,000
                                                                                                     Warwick West Apartment II,
                                                                                                     9.90%, 7/1/04
        --            --           --      2,856,000            --             --      2,856,000
                                                                                                     Westhollow Place Apartments,
                                                                                                     8.46%, 4/1/03
        --       944,140           --             --            --       (944,140)            --
                                                                                                     WestTree Apartments, 8.90%,
                                                                                                     11/1/10
        --            --           --      4,864,233            --             --      4,864,233
                                                                                                     Willamette Oaks, 9.15%,
                                                                                                     12/1/05
        --            --           --      2,588,856            --     (2,588,856)            --
                                                                                                     Winterland Apartments I,
                                                                                                     9.23%, 7/1/12
        --            --      577,774             --            --       (577,774)            --
                                                                                                     Winterland Apartments II,
                                                                                                     9.23%, 7/1/12
        --            --    1,107,399             --            --     (1,107,399)            --
                                                                                                     Woodland Garden Apartments,
                                                                                                     7.38%, 9/1/08
        --     1,025,114           --             --            --             --      1,025,114
                                                                                                     Woodstock Apartments I,
                                                                                                     7.43%, 1/1/05
        --            --           --             --     8,300,000     (8,300,000)            --
                                                                                                     Woodstock Apartments II,
                                                                                                     13.38%, 1/1/05
        --            --           --             --     1,000,000     (1,000,000)            --
                                                                                                     Woodvine Park Condominiums,
                                                                                                     8.48%, 4/1/10
        --            --           --             --     1,775,585     (1,775,585)            --
                                                                                                   SINGLE FAMILY LOANS (2.4%)
                                                                                                     Aegis II, 9.65%, 1/28/14
        --       288,725           --             --            --             --        288,725
                                                                                                     Aegis, 9.21%, 3/26/10
        --        50,305           --             --            --             --         50,305
                                                                                                     American Bank, Mankato,
                                                                                                     10.00%, 12/10/12
        --        34,551           --             --            --             --         34,551
                                                                                                     American Portfolio, 7.32%,
                                                                                                     10/18/15
        --        30,334           --             --            --             --         30,334

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $         --   $  1,581,086   $         --   $         --   $  (1,581,086)  $         --
          --             --             --             --      4,088,182              --      4,088,182
          --             --      1,663,681             --             --              --      1,663,681
          --             --             --             --      1,491,549              --      1,491,549
          --             --      1,935,197             --             --              --      1,935,197
          --             --             --             --      5,175,000              --      5,175,000
          --             --             --             --        517,500              --        517,500
          --             --             --      3,699,095             --              --      3,699,095
          --      1,231,865             --             --             --              --      1,231,865
          --             --             --     13,076,880             --              --     13,076,880
          --             --             --      2,792,102             --              --      2,792,102
          --        953,582             --             --             --        (953,582)            --
          --             --             --      5,107,444             --              --      5,107,444
          --             --             --      2,567,119             --      (2,567,119)            --
          --             --        606,662             --             --        (606,662)            --
          --             --      1,162,769             --             --      (1,162,769)            --
          --      1,069,854             --             --             --              --      1,069,854
          --             --             --             --      8,549,000      (8,549,000)            --
          --             --             --             --      1,030,000      (1,030,000)            --
          --             --             --             --      1,864,364      (1,864,364)            --
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --     10,138,110    133,631,273    196,942,729    105,200,005    (252,057,325)   193,854,792
     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --        297,387             --             --             --              --        297,387
          --         51,815             --             --             --              --         51,815
          --         35,587             --             --             --              --         35,587
          --         31,244             --             --             --              --         31,244

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                     Anivan, 7.77%, 4/14/12
     $  --   $   132,865  $        --    $        --   $        --   $         --    $   132,865
                                                                                                     Arbor, 9.27%, 8/16/17
        --            --           --      1,300,182            --             --      1,300,182
                                                                                                     Bank of New Mexico, 9.29%,
                                                                                                     3/31/10
        --       112,889           --             --            --             --        112,889
                                                                                                     Bluebonnet Savings and Loan
                                                                                                     II, 11.63%, 8/31/10
        --        17,984           --             --            --             --         17,984
                                                                                                     Bluebonnet Savings and Loan,
                                                                                                     8.06%, 8/31/10
        --       270,775           --             --            --             --        270,775
                                                                                                     CLSI Allison Williams,
                                                                                                     10.27%, 8/1/17
        --       185,208           --             --            --             --        185,208
                                                                                                     Cross Roads Savings and Loan
                                                                                                     II, 9.20%, 1/1/21
        --       114,601           --             --            --             --        114,601
                                                                                                     Cross Roads Savings and
                                                                                                     Loan, 9.44%, 1/1/21
        --       119,663           --             --            --             --        119,663
                                                                                                     Fairbanks, Utah, 10.02%,
                                                                                                     9/23/15
        --        26,235           --             --            --             --         26,235
                                                                                                     First Boston Mortgage Pool,
                                                                                                     9.12%, 6/29/03
        --       111,587           --             --            --             --        111,587
                                                                                                     Hamilton Financial, 8.68%,
                                                                                                     6/29/10
        --       105,095           --             --            --             --        105,095
                                                                                                     Huntington MEWS, 9.66%,
                                                                                                     8/1/17
        --       441,767           --             --            --             --        441,767
                                                                                                     Knutson Mortgage Portfolio
                                                                                                     I, 8.78%, 8/1/17
        --       232,193           --             --            --             --        232,193
                                                                                                     McClemore, Matrix Funding
                                                                                                     Corporation, 10.75%, 9/30/12
        --       137,886           --             --            --             --        137,886
                                                                                                     Merchants Bank, 10.48%,
                                                                                                     12/1/20
        --            --      441,357             --            --             --        441,357
                                                                                                     Meridian, 9.59%, 12/1/20
        --       378,319                          --            --             --        378,319
                                                                                                     Neslund Properties, 9.88%,
                                                                                                     2/1/23
        --            --    1,141,638             --            --             --      1,141,638
                                                                                                     Nomura II, 8.25%, 8/01/16
        --            --       78,807             --            --             --         78,807
                                                                                                     Nomura III, 9.39%, 4/29/17
        --       543,896           --             --            --             --        543,896
                                                                                                     PHH U.S. Mortgage, 8.65%,
                                                                                                     1/1/12
        --            --    1,024,151             --            --             --      1,024,151
                                                                                                     Rand Mortgage Corporation,
                                                                                                     9.58%, 8/1/17
        --       123,030           --             --            --             --        123,030
                                                                                                     Salomon II, 9.21%, 11/23/14
        --       291,927           --             --            --             --        291,927
                                                                                                     Valley Bank of Commerce,
                                                                                                     8.34%, 8/31/10
        --        56,139           --             --            --             --         56,139
                                                                                                       TOTAL WHOLE LOANS AND
                                                                                                       PARTICIPATION MORTGAGES

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------

     $    --   $    136,851   $         --   $         --   $         --   $          --   $    136,851

          --             --             --      1,300,182             --              --      1,300,182

          --        115,903             --             --             --              --        115,903

          --         17,848             --             --             --              --         17,848

          --        278,819             --             --             --              --        278,819

          --        190,753             --             --             --              --        190,753

          --        116,309             --             --             --              --        116,309

          --        123,233             --             --             --              --        123,233

          --         27,022             --             --             --              --         27,022

          --        114,934             --             --             --              --        114,934

          --        105,916             --             --             --              --        105,916

          --        455,020             --             --             --              --        455,020

          --        239,159             --             --             --              --        239,159

          --        142,022             --             --             --              --        142,022

          --             --        454,569             --             --              --        454,569

          --        389,669             --             --             --              --        389,669

          --             --      1,175,887             --             --              --      1,175,887

          --             --         54,444             --             --              --         54,444

          --        544,059             --             --             --              --        544,059

          --             --      1,009,931             --             --              --      1,009,931

          --        126,721             --             --             --              --        126,721

          --        300,684             --             --             --              --        300,684

          --         57,823             --             --             --              --         57,823

     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --      3,898,778      2,694,831      1,300,182             --              --      7,893,791
               ------------   ------------   ------------   ------------   -------------   ------------

          --     32,440,998    220,436,754    289,141,077    157,315,893    (359,246,714)   340,088,008
     -------   ------------   ------------   ------------   ------------   -------------   ------------

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MAXIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

      NEW     AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
      FUND    STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
      PAR        PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                DESCRIPTION
     ------  -----------  ------------  -------------  -----------  ---------------  ------------  ------------------------------
            (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                                   MORTGAGE SERVICING RIGHTS
                                                                                                   (D,E) (0.0%)
                                                                                                     Matrix Servicing Rights,
                                                                                                     0.12%, 7/10/22
     $  --   $14,136,183  $        --    $        --   $        --   $         --    $14,136,183
                                                                                                   PREFERRED STOCK (0.8%)
                                                                                                   REAL ESTATE INVESTMENT TRUST
                                                                                                   (0.8%)
                                                                                                     AMB Property
        --         5,000        5,000          5,000         5,000        (11,322)         8,678
                                                                                                     Archstone Community Trust,
                                                                                                     Series C
        --        14,600        5,000          5,000         5,000        (16,895)        12,705
                                                                                                     Archstone Community Trust,
                                                                                                     Series D
        --        13,125        3,525          3,525         3,525        (13,555)        10,145
                                                                                                     Avalonbay Communities,
                                                                                                     Series C
        --         6,500           --             --            --         (3,773)         2,727
                                                                                                     Avalonbay Communities,
                                                                                                     Series D
        --         8,900           --             --            --         (5,166)         3,734
                                                                                                     Avalonbay Communities,
                                                                                                     Series H
        --         9,200           --             --            --         (5,341)         3,859
                                                                                                     CarrAmerica Realty Trust,
                                                                                                     Series B
        --        11,700        5,000          5,000         5,000        (15,212)        11,488
                                                                                                     CarrAmerica Realty Trust,
                                                                                                     Series C
        --         2,800        5,000          5,000         5,000        (10,045)         7,755
                                                                                                     CarrAmerica Realty Trust,
                                                                                                     Series D
        --        11,800        5,000          5,000         5,000        (15,270)        11,530
                                                                                                     Centerpoint Properties,
                                                                                                     Series A
        --        14,700        5,000          5,000         5,000         (9,102)        20,598
                                                                                                     Duke Realty Investments,
                                                                                                     Series E
        --           625          625            625           625         (1,416)         1,084
                                                                                                     Equity Office Properties
                                                                                                     Trust, Series A
        --         9,400           --             --            --         (5,457)         3,943
                                                                                                     Equity Office Properties
                                                                                                     Trust, Series C
        --         9,400           --             --            --         (5,457)         3,943
                                                                                                     New Plan Excel Realty Trust,
                                                                                                     Series B
        --         5,000        5,000          5,000         5,000        (11,322)         8,678
                                                                                                     Prologis Trust
        --         9,400           --             --            --         (5,457)         3,943
                                                                                                       TOTAL PREFERRED STOCK
                                                                                                   RELATED PARTY MONEY MARKET
                                                                                                   FUND (F) (1.3%)
                                                                                                     First American Prime
                                                                                                     Obligations Fund
        --     3,458,181    2,453,198      2,703,512     1,389,824     (5,728,376)     4,276,339
                                                                                                       TOTAL INVESTMENTS

                 AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
     NEW FUND    STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
      VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
     --------  -------------  -------------  -------------  ------------  ---------------  ------------


     $    --   $    102,247   $         --   $         --   $         --   $          --   $    102,247

     -------   ------------   ------------   ------------   ------------   -------------   ------------

          --        126,450        126,450        126,450        126,450        (286,258)       219,542

          --        378,140        129,500        129,500        129,500        (437,373)       329,267

          --        340,200         91,368         91,368         91,368        (351,161)       263,143

          --        162,825             --             --             --         (94,439)        68,386

          --        220,720             --             --             --        (128,018)        92,702

          --        243,892             --             --             --        (141,457)       102,435

          --        292,032        124,800        124,800        124,800        (379,517)       286,915

          --         69,888        124,800        124,800        124,800        (250,673)       193,615

          --        294,410        124,750        124,750        124,750        (380,812)       287,848

          --        367,647        125,050        125,050        125,050        (423,794)       319,003

          --         16,062         16,062         16,063         16,062         (36,362)        27,887

          --        236,128             --             --             --        (136,954)        99,174

          --        242,332             --             --             --        (140,553)       101,779

          --        126,050        126,050        126,050        126,050        (285,352)       218,848

          --        241,110             --             --             --        (139,844)       101,266

     -------   ------------   ------------   ------------   ------------   -------------   ------------
          --      3,357,886        988,830        988,831        988,830      (3,612,567)     2,711,810

          --      3,458,181      2,453,198      2,703,512      1,389,824      (5,728,375)     4,276,340

     -------   ------------   ------------   ------------   ------------   -------------   ------------
     $    --   $ 71,076,387   $292,956,547   $365,357,823   $198,085,492   $(468,416,109)  $459,060,140
     =======   ============   ============   ============   ============   =============   ============

                 (SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

                       MAXIMUM NEW FUND ELECTION SCENARIO

ADJUSTMENTS TO PRO FORMA STATEMENT OF ASSETS AND LIABILITIES

 A. Represents allocation of Existing Funds' investment assets between First American and the New Fund as determined based on the percentage of shareholders electing to receive shares of the New Fund and the asset allocation methodology described in note (a).

 B. Represents pro rata allocation of non-investment assets and liabilities to First American as determined based on the percentage of shareholders electing to receive shares of the New Fund and the asset allocation methodology described in note (a).

 C. Represents new shares issued, net of retired shares of the Existing Funds.

 D. Represents pro rata share of financial and advisory, registration and professional fees associated with the merger transaction of approximately $1,973,600 that would be paid and would reduce the pro forma cash balance.

 E. Shares outstanding calculated based on a $10.00 net asset value per share.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

 F. Represents the adjustment to eliminate the income and expenses which are attributable to First American based on the percentage of shareholders electing to receive shares of the New Fund.

ADJUSTMENTS TO PRO FORMA SCHEDULE OF INVESTMENTS

 (a) Represents allocation of Existing Fund's assets between First American and the New Fund based on the percentage of shareholders electing to receive shares of the New Fund and determined based on the following asset allocation methodology:

    ASSET ALLOCATION METHODOLOG--MULTIFAMILY, COMMERCIAL AND CORPORATE NOTE PORTFOLIO.
    The existing loans will be divided into two pools, with each pool established in order to have the following similar characteristics:

    1) Income as measured by the effective interest rate (net coupon rate divided by the purchase price), then weighted by current loan balance;

    2) Credit risk (calculated using a debt service coverage ratio to assess the property's cash flows), weighted by current loan balance;

    3) Leverage against the value of the underlying real estate (measured using a current weighted average loan-to-value ratio);

    4)  Loan term as measured by the weighted average remaining loan term;

    5) Refinance risk based on whether the loan has a yield maintenance provision or not;

    6)  Lien position based on a ratio of subordinate debt to senior debt;

    7) Property type based on a ratio of multifamily loan to commercial loan types;

    8) Interest rate type based on a ratio of adjustable rate loans to fixed rate loans; and

    9) Interest calculation method based on a ratio of actual/360 calculation to 30/360 calculation.

    In addition, the properties on which the Existing Fund owns more than one loan or which are cross-collateralized will be allocated to only one entity.

    ASSET ALLOCATION METHODOLOGY--SINGLE FAMILY
    All investments collateralized by single family residential properties (whole loans, participations, subordinate bonds, mortgage servicing rights, etc.) other than mortgage-backed securities will be allocated to the New Fund.

    ASSET ALLOCATION METHODOLOGY--OTHER
    Any other holdings, including but not limited to, cash, agencies and REIT preferred stocks will be allocated on a pro rata basis between First American and the New Fund in order for the total assets to be allocated to the respective entities based on the percentage of shareholders electing to receive New Fund shares and percentage receiving First American shares. This allocation will compensate First American for not receiving any allocation of single-family loans.

    ADJUSTMENTS TO ALLOCATIONS TO COMPLY WITH REGULATIONS
    Further adjustments will be made to ensure that the New Fund and First American are in compliance with the asset holding, leverage and income regulations associated with RICs and REITs.

 (b) Interest rates on commercial and multifamily loans are the rates in effect on May 31, 2002. Interest rates and maturity dates disclosed on single family loans represent the weighted average coupon and weighted average maturity for the underlying mortgage loans as of May 31, 2002.

 (c) Commercial and multifamily loans are described by the name of the mortgaged property. Pools of single family loans are described by the name of the institution from which the loans were purchased.

 (d) Securities purchased as part of a private placement which have not been registered with the Securities and Exchange Commission under the Securities Act of 1933 are considered to be illiquid. On May 31, 2002, the total market value of these investments was $340,088,013 or 102.2% of pro forma net assets.

 (e) This money market fund is advised by USBAM, which also serves as advisor to the Existing Funds.

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES

                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

                                                          AMERICAN      AMERICAN       AMERICAN       AMERICAN       PRO FORMA
                                               NEW FUND   STRATEGIC   STRATEGIC II  STRATEGIC III      SELECT       ADJUSTMENTS
                                               --------  -----------  ------------  --------------  ------------  ---------------
ASSETS:
Investments in securities, at value*           $    --   $71,076,390  $292,956,546   $365,357,824   $198,085,492   $(858,935,757)
Cash and cash equivalents                           --       651,540       174,961             --        390,640      (1,122,931)
Accrued interest receivable                         --       392,295     1,495,883      1,922,661      1,194,911      (4,635,825)
Other assets                                        --        78,578       457,946        656,090        311,466      (1,392,928)
                                               -------   -----------  ------------   ------------   ------------   -------------
    Total assets                                    --    72,198,803   295,085,336    367,936,575    199,982,509    (866,087,442)
                                               =======   ===========  ============   ============   ============   =============
LIABILITIES:
Reverse repurchase agreements payable               --    18,840,000    82,700,050     99,454,372     56,500,000    (238,465,584)
Accrued investment management fees                  --        27,523       117,834        144,447         60,407        (324,330)
Bank overdraft                                      --            --            --         97,992             --         (90,750)
Accrued administrative fee                          --        11,202        44,773         56,627         30,204        (132,253)
Accrued interest                                    --        29,983       199,049        233,287         89,313        (510,866)
Other accrued expenses                              --         9,687         7,768          7,721          8,677         (31,351)
                                               -------   -----------  ------------   ------------   ------------   -------------
    Total liabilities                               --    18,918,395    83,069,474     99,994,446     56,688,601    (239,555,135)
                                               =======   ===========  ============   ============   ============   =============
COMPOSITION OF NET ASSETS:
Capital stock and additional paid-in capital        --    60,517,426   231,068,147    312,303,603    154,280,415    (702,140,858)
Undistributed net investment income                 --       113,479     1,861,033      2,278,996      1,360,638      (5,199,261)
Accumulated net realized loss on investments        --    (9,193,119)  (28,490,570)   (53,755,228)   (17,662,282)    101,038,620
Unrealized appreciation of investments              --     1,842,622     7,577,252      7,114,758      5,315,137     (20,230,808)
                                               -------   -----------  ------------   ------------   ------------   -------------
    Total -- representing net assets
      applicable to common stock               $    --    53,280,408   212,015,862    267,942,129    143,293,908    (626,532,307)
                                               =======   ===========  ============   ============   ============   =============
*Investments in securities at identified cost  $    --   $69,223,768  $285,379,294   $358,243,066   $192,770,355    (838,694,949)
NET ASSET VALUE AND MARKET PRICE OF CAPITAL
  STOCK:
Net assets outstanding                                    53,280,408   212,015,862    267,942,129    143,293,908    (626,532,307)
Shares outstanding (authorized 1 billion
  shares of $0.01 par value)                               4,230,294    15,957,289     21,343,292     10,662,195     (47,193,070)
Net asset value per share                                $     12.59  $      13.29   $      12.55   $      13.44
Market price per share                                   $     12.64  $      13.17   $      12.43   $      13.40

                                                                    NEW FUND
                                                                   PRO FORMA
                                                                ----------------
ASSETS:
Investments in securities, at value*                 (A)          $68,540,495
Cash and cash equivalents                            (B)               94,210
Accrued interest receivable                          (B)              369,925
Other assets                                         (B)              111,152
                                                                  -----------
    Total assets                                                   69,115,782
                                                                  ===========
LIABILITIES:
Reverse repurchase agreements payable                (B)           19,028,838
Accrued investment management fees                   (B)               25,881
Bank overdraft                                     (B)(D)               7,242
Accrued administrative fee                           (B)               10,553
Accrued interest                                     (B)               40,766
Other accrued expenses                               (B)                2,502
                                                                  -----------
    Total liabilities                                              19,115,782
                                                                  ===========
COMPOSITION OF NET ASSETS:
Capital stock and additional paid-in capital       (B)(D)          56,028,733
Undistributed net investment income                  (B)              414,885
Accumulated net realized loss on investments         (B)           (8,062,579)
Unrealized appreciation of investments               (B)            1,618,961
                                                                  -----------
    Total -- representing net assets
      applicable to common stock                                   50,000,000
                                                                  ===========
*Investments in securities at identified cost        (A)          $66,921,534
NET ASSET VALUE AND MARKET PRICE OF CAPITAL
  STOCK:
Net assets outstanding                               (C)           50,000,000
Shares outstanding (authorized 1 billion
  shares of $0.01 par value)                         (E)            5,000,000
Net asset value per share                                         $     10.00
Market price per share

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                       MINIMUM NEW FUND ELECTION SCENARIO
                        FOR THE YEAR ENDED MAY 31, 2002
                                  (UNAUDITED)

                                         AMERICAN     AMERICAN       AMERICAN       AMERICAN       PRO FORMA         NEW FUND
                              NEW FUND  STRATEGIC   STRATEGIC II  STRATEGIC III      SELECT     ADJUSTMENTS (F)     PRO FORMA
                              --------  ----------  ------------  --------------  ------------  ---------------  ----------------
INCOME:
  Interest                    $    --   $5,690,872  $22,821,567    $29,189,120    $16,375,435    $(68,602,704)      $5,474,290
                              -------   ----------  -----------    -----------    -----------    ------------       ----------
    Total income                   --    5,690,872   22,821,567     29,189,120     16,375,435     (68,602,704)       5,474,290
                              -------   ----------  -----------    -----------    -----------    ------------       ----------
EXPENSES:
  Interest expense                 --      598,976    2,408,558      3,062,240      2,225,509      (7,682,262)         613,021
  Investment management fees       --      340,460    1,331,692      1,700,977        715,683      (3,786,649)         302,163
  Administration fees              --      132,897      525,534        665,044        355,241      (1,554,659)         124,057
  Custodian fees                   --       10,632       42,043         53,203         28,419        (124,372)           9,925
  Transfer agent fees              --       30,003       44,066         36,646         32,064        (132,228)          10,551
  Registration fees                --       50,959       64,388         77,671         78,984        (251,901)          20,101
  Reports to shareholders          --       28,365       38,181         48,690         30,128        (134,622)          10,742
  Mortgage servicing fees          --       45,486      196,392        252,569        137,954        (585,667)          46,734
  Directors' fees                  --        6,499       19,308         24,463         13,350         (58,918)           4,702
  Audit and legal fees             --       41,570      116,049        142,104         74,034        (346,136)          27,621
  Other expenses                   --       19,086       45,627         45,131         17,935        (118,336)           9,443
                              -------   ----------  -----------    -----------    -----------    ------------       ----------
    Total expenses                 --    1,304,933    4,831,838      6,108,738      3,709,301     (14,775,750)       1,179,060
                              -------   ----------  -----------    -----------    -----------    ------------       ----------
    Net Investment Income          --    4,385,939   17,989,729     23,080,382     12,666,134     (53,826,955)       4,295,229
                              -------   ----------  -----------    -----------    -----------    ------------       ----------
NET REALIZED AND UNREALIZED
  GAINS (LOSSES) ON
  INVESTMENTS:
  Net realized gain (loss)
    on investments in
    securities and mortgage
    loans                          --      (61,706)   3,663,235      3,879,029        566,658      (7,452,527)         594,689
  Net realized gain (loss)
    on real estate owned           --       58,971      (72,436)         2,347             --          10,296             (822)
    NET REALIZED GAIN (LOSS)
      ON INVESTMENTS               --       (2,735)   3,590,799      3,881,376        566,658      (7,442,230)         593,868
----------------------------  -------   ----------  -----------    -----------    -----------    ------------       ----------
    NET CHANGE IN UNREALIZED
      APPRECIATION OR
      DEPRECIATION OF
      INVESTMENTS                  --     (295,438)      67,577       (737,013)     1,379,559        (384,040)          30,645
                              -------   ----------  -----------    -----------    -----------    ------------       ----------
    NET GAIN (LOSS) ON
      INVESTMENTS                  --     (298,173)   3,658,376      3,144,363      1,946,217      (7,826,270)         624,513
        NET INCREASE IN NET
          ASSETS RESULTING
          FROM OPERATIONS     $    --   $4,087,766  $21,648,105    $26,224,745    $14,612,351    $(61,653,225)      $4,919,742
                              =======   ==========  ===========    ===========    ===========    ============       ==========

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                              U.S. GOVERNMENT AND AGENCY
                                                                                              SECURITIES (5.3%)
                                                                                              U.S. AGENCY MORTGAGE-BACKED
                                                                                              SECURITIES (5.3%)
                                                                                              FIXED RATE (5.3%)
$  --   $        --  $        --    $ 2,955,308   $        --   $ (2,840,642)   $   114,666     5.50%, FNMA, 2/1/17
   --     4,755,575    2,942,056      2,942,056            --    (10,525,535)       114,152     6.00%, FNMA, 10/1/16
   --     4,709,438           --             --            --     (4,709,438)            --     6.00%, FNMA, 5/1/31
   --     4,603,691           --             --            --     (4,603,691)            --     6.50%, FNCL, 11/1/31
   --     2,080,443   13,869,617      9,708,732    12,482,655    (36,853,513)     1,287,934     6.50%, FNMA, 6/1/29
   --            --           --             --     5,490,857     (5,090,024)       400,833     7.50%, FHLMC, 12/1/29
   --     4,979,665           --             --            --     (4,979,665)            --     7.50%, FNMA, 3/1/30
   --            --    2,986,559      2,676,705            --     (5,559,408)       103,856     7.50%, FNMA, 4/1/30
   --       839,734    3,023,041      3,023,041     1,679,467     (8,325,387)       239,896     7.50%, FNMA, 5/1/30
   --       395,281    1,423,011      1,423,011       790,562     (3,918,941)       112,924     8.00%, FNMA, 5/1/30
   --            --    2,824,132      2,541,719            --     (5,267,232)        98,619     8.00%, FNMA, 6/1/30
   --     2,100,912    3,501,520      4,902,128            --    (10,314,357)       190,203     9.00%, FHLMC, 7/1/30
                                                                                                  TOTAL U.S. GOVERNMENT AND
                                                                                                  AGENCY SECURITIES
                                                                                              PRIVATE MORTGAGE-BACKED SECURITIES
                                                                                              (9.8%)
                                                                                              FIXED RATE (9.8%)
   --        34,460           --             --            --             --         34,460     13.04%, Minnesota Mortgage
                                                                                                Corporation, 7/25/14
   --            --           --     15,000,000            --    (15,000,000)            --     8.00%, Lone Star Fund III,
                                                                                                3/30/03
   --     4,000,000   15,000,000     12,000,000    12,000,000    (43,000,000)            --     8.00%, Value Enhancement Fund IV,
                                                                                                6/27/04
   --            --    4,766,625             --            --             --      4,766,625     8.31%, RFC 1997-NPC1, 8/27/23
   --            --           --        888,315            --             --        888,315     8.79%, First Gibralter,
                                                                                                Series 1992-MM, Class B,
                                                                                                10/25/21
   --     2,500,000    6,000,000      6,000,000            --    (14,500,000)            --     9.25%, Oly Holigan, LP, 1/1/04
   --            --    6,000,000             --            --     (6,000,000)            --     9.25%, Oly Holigan, LP, 1/1/05
   --            --           --      7,500,000            --     (7,500,000)            --     9.25%, Oly McKinney, 8/11/03

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------


$  --   $     --   $         --   $         --   $  2,949,007   $         --   $  (2,839,633)  $    109,374
   --         --      4,837,983      2,993,038      2,993,038             --     (10,713,052)       111,007
   --         --      4,675,577             --             --             --      (4,675,577)            --
   --         --      4,679,775             --             --             --      (4,679,775)            --
   --         --      2,117,495     14,116,635      9,881,644     12,704,971     (37,567,701)     1,253,044
   --         --             --             --             --      5,748,269      (5,347,156)       401,113
   --         --      5,220,090             --             --             --      (5,220,090)            --
   --         --             --      3,126,569      2,802,189             --      (5,824,829)       103,929
   --         --        879,361      3,165,698      3,165,698      1,758,721      (8,729,344)       240,134
   --         --        419,492      1,510,171      1,510,171        838,984      (4,164,265)       114,553
   --         --             --      2,997,110      2,697,399             --      (5,594,467)       100,042
   --         --      2,247,325      3,745,541      5,243,757             --     (11,042,141)       194,482
        --------   ------------   ------------   ------------   ------------   -------------   ------------

              --     25,077,098     31,654,762     31,242,903     21,050,945    (106,398,030)     2,627,678
        --------   ------------   ------------   ------------   ------------   -------------   ------------

   --
              --         34,977             --             --             --              --         34,977
   --
              --             --             --     15,481,500             --     (15,481,500)            --
   --
              --      4,080,000     15,300,000     12,240,000     12,240,000     (43,860,000)            --
   --         --             --      4,843,003             --             --              --      4,843,003
   --

              --             --             --             --             --              --             --
   --         --      2,525,000      6,060,000      6,060,000             --     (14,645,000)            --
   --         --             --      6,120,000             --             --      (6,120,000)            --
   --         --             --             --      7,500,000             --      (7,500,000)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $        --  $        --    $        --   $ 5,000,000   $ (5,000,000)   $        --     9.25%, Stratus Properties, 1/1/06
   --            --    5,000,000             --            --     (5,000,000)            --     9.25%, Stratus Properties, 7/1/06
                                                                                                  TOTAL PRIVATE MORTGAGE-BACKED
                                                                                                  SECURITIES
                                                                                              WHOLE LOANS AND PARTICIPATION
                                                                                              MORTGAGES (B,C,D) (121.1%)
                                                                                              COMMERCIAL LOANS (64.9%)
   --            --           --      2,907,892            --     (2,907,892)            --     1200 Washington, 9.65%, 12/1/05
   --            --    2,835,451             --            --      2,835,451             --     1336 and 1360 Energy Park Drive,
                                                                                                7.55%, 10/1/08
   --            --           --      5,150,000            --     (5,150,000)            --     4295/4299 San Felipe Associates
                                                                                                LP, 9.33%, 8/1/06
   --            --           --                    3,418,324     (3,418,324)            --     7 Broadway Place, 6.91%, 5/1/06
   --            --           --      4,402,086                   (4,402,086)            --     Academy Spectrum, 7.70%, 5/1/09
   --     1,287,528           --             --            --     (1,287,528)            --     Advance Self Storage, 9.00%,
                                                                                                12/1/05
   --            --           --             --     3,811,422     (3,811,422)            --     Advanced Circuits and Hopkins II
                                                                                                Business Center, 7.40%, 12/1/04
   --            --           --      2,900,000            --             --      2,900,000     Atwood Oceanics I, 7.29%, 6/1/04
   --            --           --        720,000            --             --        720,000     Atwood Oceanics II, 9.88%, 6/1/04
   --     1,075,382           --             --            --     (1,075,382)            --     Bekins Building, 8.38%, 10/1/04
   --            --           --             --     1,919,350             --      1,919,350     Best Buy, 8.63%, 1/1/11
   --            --    1,303,859             --            --             --      1,303,859     Bigelow Office Building, 8.88%,
                                                                                                4/1/07
   --            --           --      4,469,556            --     (4,469,556)            --     Blacklake Place I and II, 8.66%,
                                                                                                9/1/07
   --            --           --      2,234,778            --     (2,234,778)            --     Blacklake Place III, 8.66%,
                                                                                                9/1/07
   --            --           --      3,444,959            --     (3,444,959)            --     Brookhollow West and Northwest
                                                                                                Technical Center, 8.11%, 8/1/02
   --       936,280           --             --            --       (936,280)            --     Buca Restaurant, 8.63%, 1/1/11
   --            --           --             --     1,996,778     (1,996,778)            --     Canyon Portal, 10.38%, 1/1/07
   --            --           --             --     3,375,000     (3,375,000)            --     Career Education Corporation,
                                                                                                7.50%, 6/1/07
   --            --           --             --     4,954,092     (4,954,092)            --     Community Coffee Office Building,
                                                                                                6.91%, 5/1/04
   --            --    2,393,332             --            --     (2,393,332)            --     Cottonwood Square, 9.20%, 5/1/04

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --   $     --   $         --   $         --   $         --   $  5,100,000   $  (5,100,000)  $         --
   --         --             --      5,100,000             --             --      (5,100,000)            --
        --------   ------------   ------------   ------------   ------------   -------------   ------------

              --      6,639,977     37,423,003     41,281,500     17,340,000     (97,806,500)     4,877,980
        --------   ------------   ------------   ------------   ------------   -------------   ------------

   --         --             --             --      3,024,208             --      (3,024,208)            --
   --
              --             --      2,962,428             --             --      (2,962,428)            --
   --
              --             --             --      5,407,500             --      (5,407,500)            --
   --         --             --             --             --      3,555,057      (3,555,057)            --
   --         --             --             --      4,622,190             --      (4,622,190)            --
   --
              --      1,351,905             --             --             --      (1,351,905)            --
   --
              --             --             --             --      3,849,536      (3,849,536)            --
   --         --             --             --      2,987,000             --              --      2,987,000
   --         --             --             --        668,348             --              --        668,348
   --         --      1,107,643             --             --             --      (1,107,643)            --
   --         --             --             --             --      2,015,317              --      2,015,317
   --
              --             --      1,369,052             --             --              --      1,369,052
   --
              --             --             --      4,693,034             --      (4,693,034)            --
   --
              --             --             --      2,346,516             --      (2,346,516)            --
   --
              --             --             --      3,444,959             --      (3,444,959)            --
   --         --        983,094             --             --             --        (983,094)            --
   --         --             --             --             --      2,050,114      (2,050,114)            --
   --
              --             --             --             --      3,540,702      (3,540,702)            --
   --
              --             --             --             --      5,053,174      (5,053,174)            --
   --         --             --      2,465,132             --             --      (2,465,132)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $        --  $        --    $ 2,630,633   $        --   $ (2,630,633)   $        --     CUBB Properties Mobile Home Park,
                                                                                                8.03%, 11/1/07
   --            --           --      5,400,000            --     (5,400,000)            --     Denmark House Office Building I,
                                                                                                8.80%, 2/1/05
   --            --           --      1,060,000            --     (1,060,000)            --     Denmark House Office Building II,
                                                                                                11.38%, 2/1/05
   --     1,529,187           --             --            --     (1,529,187)            --     Dietzgen Industrial Building,
                                                                                                9.00%, 1/1/06
   --            --           --        679,990            --       (679,990)            --     Duncan Office Building, 7.88%,
                                                                                                6/1/08
   --       728,545           --             --            --       (728,545)            --     El Centro Market Place, 9.63%,
                                                                                                9/1/04
   --            --    3,635,093             --            --     (3,635,093)            --     Fortune Park V, VI, VII, 7.90%,
                                                                                                1/1/04
   --            --           --             --     4,801,838     (4,801,838)            --     Galtier Plaza, 9.19%, 3/1/05
   --            --    2,600,000             --            --             --      2,600,000     Gardenswartz Plaza, 7.40%, 5/1/07
   --            --    2,434,523             --            --     (2,434,523)            --     Hadley Avenue Business Center,
                                                                                                8.38%, 1/1/11
   --            --    5,400,000             --            --     (5,400,000)            --     Harbor Corporate Center, 7.43%,
                                                                                                4/1/05
   --            --    1,683,646             --            --     (1,683,646)            --     Hillside Crossing South Shopping
                                                                                                Center, 7.93%, 1/1/05
   --            --      943,032             --            --       (943,032)            --     Hillside Office Park, 7.63%,
                                                                                                8/1/08
   --            --    2,085,000             --            --     (2,085,000)            --     INA Corporate Land, 7.88%,
                                                                                                11/1/04
   --            --           --      2,231,524            --     (2,231,524)            --     Indian Street Shoppes, 7.88%,
                                                                                                2/1/09
   --            --           --        243,922            --       (243,922)            --     Jackson Street Parking Lot,
                                                                                                8.50%, 7/1/07
   --            --           --      2,875,766            --             --      2,875,766     Jackson Street Warehouse, 8.53%,
                                                                                                7/1/07
   --            --    1,852,295             --            --     (1,852,295)            --     Jamboree Building, 8.93%, 12/1/06
   --            --           --        988,265            --             --        988,265     Jefferson Office Building, 7.38%,
                                                                                                12/1/13
   --            --           --      4,966,299            --             --      4,966,299     John Brown Office Building,
                                                                                                7.40%, 11/1/04
   --            --    6,275,000             --            --     (6,275,000)            --     Katy Plaza I, 7.43%, 1/1/05
   --            --    1,880,000             --            --     (1,880,000)            --     Katy Plaza II, 9.88%, 1/1/05
   --            --           --      2,217,490            --     (2,217,490)            --     Kimball Professional Office
                                                                                                Building, 7.88%, 7/1/08
   --            --    5,680,000             --            --     (5,680,000)            --     La Posada & Casitas, 7.93%,
                                                                                                11/1/04
   --            --           --      3,688,677            --     (3,688,677)            --     Lake Pointe Corporate Center,
                                                                                                8.57%, 7/1/07
   --            --           --             --     4,087,500     (4,087,500)            --     Landmark Bank Center I, 7.90%,
                                                                                                6/1/07+H73

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $         --   $         --   $  2,762,164   $         --   $  (2,762,164)  $         --
   --
              --             --             --      5,454,000             --      (5,454,000)            --
   --
              --             --             --      1,027,843             --      (1,027,843)            --
   --
              --      1,605,646             --             --             --      (1,605,646)            --
   --
              --             --             --        713,989             --        (713,989)            --
   --
              --        728,545             --             --             --        (728,545)            --
   --
              --             --      3,707,795             --             --      (3,707,795)            --
   --         --             --             --             --      4,945,893      (4,945,893)            --
   --         --             --      2,730,000             --             --              --      2,730,000
   --
              --             --      2,556,249             --             --      (2,556,249)            --
   --
              --             --      5,616,000             --             --      (5,616,000)            --
   --
              --             --      1,734,155             --             --      (1,734,155)            --
   --
              --             --        988,555             --             --        (988,555)            --
   --
              --             --      2,147,550             --             --      (2,147,550)            --
   --
              --             --             --      2,337,940             --      (2,337,940)            --
   --
              --             --             --        246,361             --        (246,361)            --
   --
              --             --             --      3,019,555             --              --      3,019,555
   --         --             --      1,944,910             --             --      (1,944,910)            --
   --
              --             --             --      1,020,838             --              --      1,020,838
   --
              --             --             --      5,015,962             --              --      5,015,962
   --         --             --      6,463,250             --             --      (6,463,250)            --
   --         --             --      1,852,517             --             --      (1,852,517)            --
   --
              --             --             --      2,328,364             --      (2,328,364)            --
   --
              --             --      5,850,400             --             --      (5,850,400)            --
   --
              --             --             --      3,873,111             --      (3,873,111)            --
   --
              --             --             --             --      4,291,875      (4,291,875)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $        --  $        --    $        --   $   817,500   $   (817,500)   $        --     Landmark Bank Center II, 14.88%,
                                                                                                5/1/07
   --            --           --      3,234,768            --     (3,234,768)            --     LAX Air Freight Center,
                                                                                                H2587.90%, 1/1/08
   --       842,880           --             --            --       (842,880)            --     Main Street Office Building,
                                                                                                8.38%, 11/1/07
   --            --    2,261,516             --            --     (2,261,516)            --     Minikahda Mini Storage V, 8.75%,
                                                                                                9/1/09
   --            --    4,088,291             --            --     (4,088,291)            --     Minikahda MiniStorage III, 8.62%,
                                                                                                8/1/09
   --            --           --      4,265,272            --     (4,265,272)            --     NCGR Office Building, 8.65%,
                                                                                                2/1/06
   --            --           --      2,895,797            --     (2,895,797)            --     North Austin Business Center,
                                                                                                9.05%, 5/1/07
   --            --    1,329,676             --            --     (1,329,676)            --     Oak Knoll Village Shopping
                                                                                                Center, 8.68%, 7/1/05
   --     1,030,075           --             --            --     (1,030,075)            --     One Eastern Heights Office
                                                                                                Building, 8.21%, 12/1/07
   --            --           --      2,802,156            --     (2,802,156)            --     One Metro Square Office Building,
                                                                                                8.10%, 10/1/02
   --            --           --      1,774,814            --             --      1,774,814     One Park Center, 8.93%, 2/1/06
   --     1,013,336           --             --            --     (1,013,336)            --     Orchard Commons, 8.75%, 4/1/11
   --     1,292,041           --             --            --     (1,292,041)            --     Pacific Periodicals Building,
                                                                                                8.03%, 1/1/08
   --            --           --        596,678            --       (596,678)            --     Pacific Shores Mobile Home Park
                                                                                                II, 11.00%, 10/1/06
   --            --           --             --     3,662,695     (3,662,695)            --     Parkway Business Center, 7.65%,
                                                                                                11/1/03
   --            --    1,337,604             --            --     (1,337,604)            --     PennMont Office Plaza, 6.88%,
                                                                                                5/1/06
   --            --           --      1,427,586            --             --      1,427,586     Pilot Knob Service Center, 8.95%,
                                                                                                7/1/07
   --     1,519,467           --             --            --     (1,519,467)            --     Pine Island Office Building,
                                                                                                8.03%, 11/2/02
   --            --    2,310,000             --            --     (2,310,000)            --     Plaza Colonial, 7.88%, 11/1/04
   --            --    2,235,341             --            --     (2,235,341)            --     PMG Center, 8.93%, 9/1/03
   --            --           --      2,422,697            --     (2,422,697)            --     PMG Plaza, 8.95%, 4/1/04
   --            --           --             --     6,309,815     (6,309,815)            --     Point Plaza, 8.43%, 1/1/11
   --            --    4,561,547             --            --     (4,561,547)            --     Pyramid Plaza Office Building,
                                                                                                7.71%, 4/30/07
   --            --           --      2,380,000            --     (2,380,000)            --     Rancho Bernardo Financial Plaza,
                                                                                                8.88%, 1/1/05
   --            --    3,518,278             --            --             --      3,518,278     Rapid Park Parking Lot, 8.90%,
                                                                                                9/1/07

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $         --   $         --   $         --   $    858,375   $    (858,375)  $         --
   --
              --             --             --      3,396,507             --      (3,396,507)            --
   --
              --        885,024             --             --             --        (885,024)            --
   --
              --             --      2,374,592             --             --      (2,374,592)            --
   --
              --             --      4,292,705             --             --      (4,292,705)            --
   --
              --             --             --      4,435,883             --      (4,435,883)            --
   --
              --             --             --      3,040,587             --      (3,040,587)            --
   --
              --             --      1,382,863             --             --      (1,382,863)            --
   --
              --      1,081,579             --             --             --      (1,081,579)            --
   --
              --             --             --      2,802,156             --      (2,802,156)            --
   --         --             --             --      1,845,806             --              --      1,845,806
   --         --      1,064,002             --             --             --      (1,064,002)            --
   --
              --      1,356,643             --             --             --      (1,356,643)            --
   --
              --             --             --        626,512             --        (626,512)            --
   --
              --             --             --             --      3,662,695      (3,662,695)            --
   --
              --             --      1,391,108             --             --      (1,391,108)            --
   --
              --             --             --      1,498,965             --              --      1,498,965
   --
              --      1,519,467             --             --             --      (1,519,467)            --
   --         --             --      2,379,300             --             --      (2,379,300)            --
   --         --             --      2,280,048             --             --      (2,280,048)            --
   --         --             --             --      2,471,151             --      (2,471,151)            --
   --         --             --             --             --      6,625,305      (6,625,305)            --
   --
              --             --      4,744,009             --             --      (4,744,009)            --
   --
              --             --             --      1,954,331             --      (1,954,331)            --
   --
              --             --      3,694,192             --             --              --      3,694,192

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $        --  $ 2,560,626    $        --   $        --   $ (2,560,626)   $        --     Ridgehill Professional Building,
                                                                                                7.38%, 1/1/09
   --            --    3,093,055             --            --     (3,093,055)            --     Rimrock Plaza, 7.65%, 12/1/08
   --            --           --             --     1,262,912             --      1,262,912     Rodeo Shops, 9.03%, 6/1/07
   --            --    3,084,081             --            --     (3,084,081)            --     Rubin Center, 8.78%, 7/1/12
   --            --           --      4,860,826            --     (4,860,826)            --     Santa Monica Center, 8.35%,
                                                                                                2/1/07
   --     1,104,767           --             --            --     (1,104,767)            --     Schendel Office Building, 8.20%,
                                                                                                10/1/07
   --     1,519,665           --             --            --     (1,519,665)            --     Shallowford Business Park, 9.13%,
                                                                                                7/1/03
   --     1,338,656           --             --            --     (1,338,656)            --     Sherwin Williams, 8.50%, 1/1/04
   --            --           --      2,948,300            --     (2,948,300)            --     Shoppes at Jonathan's Landing,
                                                                                                7.95%, 5/1/10
   --     1,111,631           --             --            --     (1,111,631)            --     Stephens Retail Center, 9.23%,
                                                                                                8/1/03
   --            --    3,159,024             --            --     (3,159,024)            --     Stevenson Office Building, Port
                                                                                                Orchard Cinema, and Jensen
                                                                                                Industrial Building, 7.88%,
                                                                                                2/1/09
   --            --      874,186             --            --             --        874,186     Sundance Plaza, 7.13%, 11/1/08
   --            --           --             --     1,636,227             --      1,636,227     The Kislak Building, 8.33%,
                                                                                                7/1/02
   --            --           --             --     6,000,000     (6,000,000)            --     Valley Centre Community Pool,
                                                                                                9.95%, 9/1/02
   --            --           --      4,500,000            --     (4,500,000)            --     Valley Rim Office Center I,
                                                                                                7.40%, 1/1/04
   --            --           --      1,363,500            --     (1,363,500)            --     Valley Rim Office Center II,
                                                                                                8.88%, 1/1/04
   --            --           --             --     2,600,780             --      2,600,780     Victory Packaging Facility,
                                                                                                8.53%, 1/1/12
   --     1,536,000           --             --            --     (1,536,000)            --     Voit Office Building, 8.25%,
                                                                                                9/1/08
   --            --    5,763,367             --            --     (5,763,367)            --     Westwood Business Park, 8.43%,
                                                                                                5/1/04
                                                                                              MULTIFAMILY LOANS (40.4%)
   --            --           --      3,433,393            --             --      3,433,393     Ambassador House Apartments,
                                                                                                8.10%, 2/1/10
   --       643,280           --                           --       (643,280)            --     Applewood Manor, 8.63%, 10/1/02
   --            --           --     16,920,157            --    (16,920,157)            --     Arbor Parks and Woodridge
                                                                                                Apartments, 7.53%, 9/1/03
   --            --    7,250,000             --            --     (7,250,000)            --     Autumnwood, Southern Woods,
                                                                                                Hinton Hollow, 7.68%, 6/1/09

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $         --   $  2,653,341   $         --   $         --   $  (2,653,341)  $         --
   --         --             --      3,194,476             --             --      (3,194,476)            --
   --         --             --             --             --      1,300,798              --      1,300,798
   --         --             --      3,238,285             --             --      (3,238,285)            --
   --
              --             --             --      4,860,826             --      (4,860,826)            --
   --
              --      1,058,412             --             --             --      (1,058,412)            --
   --
              --      1,550,058             --             --             --      (1,550,058)            --
   --         --      1,365,429             --             --             --      (1,365,429)            --
   --
              --             --             --      3,077,583             --      (3,077,583)            --
   --
              --      1,133,863             --             --             --      (1,133,863)            --
   --

              --             --      3,312,966             --             --      (3,312,966)            --
   --         --             --        906,137             --             --              --        906,137
   --
              --             --             --             --      1,636,227              --      1,636,227
   --
              --             --             --             --      6,000,000      (6,000,000)            --
   --
              --             --             --      4,590,000             --      (4,590,000)            --
   --
              --             --             --      1,303,977             --      (1,303,977)            --
   --
              --             --             --             --      2,730,819              --      2,730,819
   --
              --      1,612,800             --             --             --      (1,612,800)            --
   --
              --             --      5,878,635             --             --      (5,878,635)            --
        --------   ------------   ------------   ------------   ------------   -------------   ------------
              --     18,404,110     84,110,650     90,898,166     52,115,887    (213,089,797)    32,439,016
        --------   ------------   ------------   ------------   ------------   -------------   ------------

   --
              --             --             --      3,605,063             --              --      3,605,063
   --         --        643,281             --             --             --        (643,281)            --
   --
              --             --             --     17,089,359             --     (17,089,359)            --
   --
              --             --      7,612,500             --             --      (7,612,500)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $        --  $        --    $ 8,800,000   $        --   $ (8,800,000)   $        --     Barcley Square Apartments, 7.83%,
                                                                                                9/1/04
   --            --           --      1,991,428            --     (1,991,428)            --     Bellewood Apartments, 9.13%,
                                                                                                12/1/05
   --            --   11,967,195             --            --    (11,967,195)            --     Beverly Palms Apartments, 7.68%,
                                                                                                4/1/04
   --            --           --      5,155,848            --     (5,155,848)            --     Boardwalk Apartments, 7.33%,
                                                                                                2/1/08
   --            --           --      1,394,000            --     (1,394,000)            --     Brays Village Apartments, 9.88%,
                                                                                                4/1/05
   --            --           --             --     1,086,314             --      1,086,314     Bryant Square Apartments, 8.00%,
                                                                                                5/1/08
   --            --   10,125,000             --            --    (10,125,000)            --     Cameron Lakes Apartments I,
                                                                                                6.93%, 1/1/05
   --            --    1,260,000             --            --     (1,260,000)            --     Cameron Lakes Apartments II,
                                                                                                14.88%, 1/1/05
   --            --           --             --     1,766,355     (1,766,355)            --     Cape Cod Apartments, 7.28%,
                                                                                                2/1/08
   --            --           --             --     2,973,046     (2,973,046)            --     Casa del Vista Apartments, 8.40%,
                                                                                                1/1/08
   --            --           --             --       956,843       (956,843)            --     Castle Arms Apartments, 8.00%,
                                                                                                4/1/06
   --            --           --             --     3,971,542     (3,971,542)            --     Centre Court, White Oaks, and
                                                                                                Green Acres Apartments, 8.65%,
                                                                                                1/1/09
   --            --           --             --       868,435             --        868,435     Chapel Hill Apartments, 8.38%,
                                                                                                1/1/08
   --            --    4,144,993             --            --     (4,144,993)            --     Chardonnay Apartments, 8.60%,
                                                                                                1/1/07
   --     1,503,146           --             --            --     (1,503,146)            --     Charleston Plaza Apartments,
                                                                                                7.38%, 7/1/08
   --            --           --      4,600,000            --     (4,600,000)            --     Concorde Apartments, 8.15%,
                                                                                                6/1/05
   --            --           --     10,300,000            --    (10,300,000)            --     Country Place Village I, 6.93%,
                                                                                                3/1/05
   --            --           --      2,300,000            --     (2,300,000)            --     Country Place Village II, 9.88%,
                                                                                                3/1/05
   --            --   13,000,000             --            --    (13,000,000)            --     Crown Cove Senior Care Community,
                                                                                                7.93%, 11/1/04
   --            --    5,000,000             --            --     (5,000,000)            --     Dakotah Hills Condominiums,
                                                                                                8.90%, 4/1/05
   --            --    1,138,235             --            --     (1,138,235)            --     Deering Manor, 7.98%, 12/8/22
   --            --    1,100,000             --            --     (1,100,000)            --     Eagles Landing Apartments, 9.01%,
                                                                                                2/1/06
   --            --           --             --     2,814,763     (2,814,763)            --     El Conquistador Apartments,
                                                                                                7.65%, 4/1/09
   --            --           --             --     4,555,196     (4,555,196)            --     Evergreen, Northview, Greenwood,
                                                                                                and Fern Court Apartments, 9.40%,
                                                                                                6/1/05
   --            --    5,500,000             --            --     (5,500,000)            --     Fairmount Apartments II, 12.93%,
                                                                                                9/1/02
   --            --    4,100,000             --            --     (4,100,000)            --     Fairways I and II, 8.65%, 2/1/03
   --            --                          --     2,013,728     (2,013,728)            --     Foothills West Apartments, 8.63%,
                                                                                                8/1/02
   --            --    7,725,000             --            --     (7,725,000)            --     Forestree Apartments, 7.83%,
                                                                                                6/1/04

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $         --   $         --   $  8,185,375   $         --   $  (8,185,375)  $         --
   --
              --             --             --      1,964,627             --      (1,964,627)            --
   --
              --             --     12,086,867             --             --     (12,086,867)            --
   --
              --             --             --      5,368,785             --      (5,368,785)            --
   --
              --             --             --      1,378,007             --      (1,378,007)            --
   --
              --             --             --             --      1,140,630              --      1,140,630
   --
              --             --     10,395,558             --             --     (10,395,558)            --
   --
              --             --      1,297,800             --             --      (1,297,800)            --
   --
              --             --             --             --      1,844,299      (1,844,299)            --
   --
              --             --             --             --      3,121,698      (3,121,698)            --
   --
              --             --             --             --        995,117        (995,117)            --
   --

              --             --             --             --      4,170,119      (4,170,119)            --
   --
              --             --             --             --        911,857              --        911,857
   --
              --             --      4,352,243             --             --      (4,352,243)            --
   --
              --      1,576,110             --             --             --      (1,576,110)            --
   --
              --             --             --      4,692,000             --      (4,692,000)            --
   --
              --             --             --     10,609,000             --     (10,609,000)            --
   --
              --             --             --      2,034,870             --      (2,034,870)            --
   --
              --             --     13,390,000             --             --     (13,390,000)            --
   --
              --             --      5,038,280             --             --      (5,038,280)            --
   --         --             --      1,149,618             --             --      (1,149,618)            --
   --
              --             --      1,083,587             --             --      (1,083,587)            --
   --
              --             --             --             --      2,955,502      (2,955,502)            --
   --

              --             --             --             --      4,782,956      (4,782,956)            --
   --
              --             --      5,062,548             --             --      (5,062,548)            --
   --         --             --      4,141,000             --             --      (4,141,000)            --
   --
              --             --             --             --      2,013,728      (2,013,728)            --
   --
              --             --      7,956,750             --             --      (7,956,750)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $ 1,125,791  $        --    $        --   $        --   $ (1,125,791)   $        --     Franklin Woods Apartments, 9.78%,
                                                                                                3/1/10
   --            --    2,513,073             --            --     (2,513,073)            --     Fremont Plaza Apartments, 7.40%,
                                                                                                7/1/08
   --     1,694,166           --             --            --     (1,694,166)            --     Garden Oaks Apartments, 8.55%,
                                                                                                4/1/06
   --            --           --        968,625            --       (968,625)            --     Geneva Village Apartments, 9.38%,
                                                                                                11/1/04
   --            --           --     19,125,000            --    (19,125,000)            --     Grand Courtyard Apartment I,
                                                                                                7.18%, 11/1/03
   --            --           --      4,490,000            --     (4,490,000)            --     Grand Courtyard Apartment II,
                                                                                                9.90%, 11/1/03
   --            --           --     12,450,000            --    (12,450,000)            --     Granite Lake Apartments I, 6.68%,
                                                                                                5/1/05
   --            --           --        778,000            --       (778,000)            --     Granite Lake Apartments II,
                                                                                                11.88%, 5/1/05
   --            --           --             --     2,302,730     (2,302,730)            --     Greenwood Residences, 7.63%,
                                                                                                4/1/08
   --            --      687,503             --            --       (687,503)            --     Harbor View Apartments, 7.98%,
                                                                                                1/25/18
   --            --           --             --     3,043,086             --      3,043,086     Hidden Colony Apartments, 7.90%,
                                                                                                6/1/08
   --            --           --             --     4,822,303     (4,822,303)            --     Hunters Meadow Apartments, 8.15%,
                                                                                                2/1/03
   --            --           --      1,135,338            --             --      1,135,338     Huntington Hills Apartments,
                                                                                                8.63%, 11/1/05
   --            --    1,772,000             --            --     (1,772,000)            --     Ironwood Apartments I, 9.38%,
                                                                                                2/1/04
   --            --      208,312             --            --       (208,312)            --     Ironwood Apartments II, 14.88%,
                                                                                                2/1/04
   --            --    2,668,544             --            --             --      2,668,544     Jaccard Apartments, 8.73%,
                                                                                                12/1/03
   --            --    1,066,112             --            --     (1,066,112)            --     Kona Kai Apartments, 8.33%,
                                                                                                11/1/05
   --            --           --             --     2,398,908     (2,398,908)            --     Lakeville Apartments, 7.90%,
                                                                                                5/1/08
   --            --           --             --    14,277,109    (14,277,109)            --     LaPrada and Club at Springlake
                                                                                                Apartments, 7.53%, 9/1/03
   --            --           --      1,012,204            --     (1,012,204)            --     Maple Village Apartments, 9.38%,
                                                                                                11/1/04
   --            --           --             --     2,213,649     (2,213,649)            --     Meadow Glenn Apartments I, 8.38%,
                                                                                                2/1/07
   --            --           --             --       396,264       (396,264)            --     Meadow Glenn Apartments II,
                                                                                                12.88%, 2/1/07
   --            --           --        718,259            --       (718,259)            --     Meadowview Apartments, 9.38%,
                                                                                                11/1/04
   --            --           --      1,148,145            --     (1,148,145)            --     Meridian Pointe Apartments,
                                                                                                8.73%, 2/1/12
   --            --           --     20,754,844            --    (20,754,844)            --     Meridian, 8.93%, 9/1/04

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $  1,182,080   $         --   $         --   $         --   $  (1,182,080)  $         --
   --
              --             --      2,637,892             --             --      (2,637,892)            --
   --
              --      1,761,933             --             --             --      (1,761,933)            --
   --
              --             --             --        997,684             --        (997,684)            --
   --
              --             --             --     19,316,250             --     (19,316,250)            --
   --
              --             --             --      4,363,338             --      (4,363,338)            --
   --
              --             --             --     12,823,500             --     (12,823,500)            --
   --
              --             --             --        739,712             --        (739,712)            --
   --
              --             --             --             --      2,417,866      (2,417,866)            --
   --
              --             --        694,378             --             --        (694,378)            --
   --
              --             --             --             --      3,195,240              --      3,195,240
   --
              --             --             --             --      4,870,526      (4,870,526)            --
   --
              --             --             --      1,180,751             --              --      1,180,751
   --
              --             --      1,807,440             --             --      (1,807,440)            --
   --
              --             --        212,478             --             --        (212,478)            --
   --
              --             --      2,748,600             --             --              --      2,748,600
   --
              --             --      1,108,756             --             --      (1,108,756)            --
   --
              --             --             --             --      2,518,854      (2,518,854)            --
   --
              --             --             --             --     13,696,409     (13,696,409)            --
   --
              --             --             --      1,042,570                     (1,042,570)            --
   --
              --             --             --             --      2,324,332      (2,324,332)            --
   --
              --             --             --             --        416,077        (416,077)            --
   --
              --             --             --        739,806             --        (739,806)            --
   --
              --             --             --      1,205,552             --      (1,205,552)            --
   --         --             --             --     20,962,392             --     (20,962,392)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $        --  $        --    $ 6,850,000   $        --   $ (6,850,000)   $        --     Northaven Terrace Apartments,
                                                                                                7.43%, 6/1/07
   --     1,176,000           --             --            --     (1,176,000)            --     Park Hollywood, 7.50%, 6/1/12
   --            --           --     12,600,000            --    (12,600,000)            --     Park Lane Townhomes I, 7.18%,
                                                                                                12/1/04
   --            --           --        800,000            --       (800,000)            --     Park Lane Townhomes II, 11.88%,
                                                                                                12/1/04
   --            --    2,473,508             --            --     (2,473,508)            --     Park Place of Venice Apartments,
                                                                                                10.63%, 7/1/02
   --            --    2,394,705             --            --     (2,394,705)            --     Park Terrace Apartments, 8.33%,
                                                                                                11/1/05
   --            --           --             --     2,200,000     (2,200,000)            --     Park Vista Apartments, 8.58%,
                                                                                                9/1/05
   --            --           --      1,300,000            --     (1,300,000)            --     Park Woods Apartments, 19.88%,
                                                                                                3/1/05
   --            --           --        697,146            --       (697,146)            --     Parkway Village Apartments,
                                                                                                9.38%, 11/1/04
   --            --           --             --     2,818,155     (2,818,155)            --     Presidio Apartments, 9.43%,
                                                                                                8/1/05
   --            --    1,046,468             --            --             --      1,046,468     Primrose Apartments, 8.50%,
                                                                                                11/1/07
   --            --           --             --     6,540,000     (6,540,000)            --     Regency Apartments I, 7.93%,
                                                                                                7/1/04
   --            --           --             --     2,455,000     (2,455,000)            --     Regency Apartments II, 16.88%,
                                                                                                7/1/04
   --            --           --             --     1,260,461     (1,260,461)            --     Revere Apartments, 7.28%, 5/1/09
   --            --           --     10,133,292            --    (10,133,292)            --     Rio Nueces Apartments, 6.76%,
                                                                                                9/1/03
   --            --           --      3,016,534            --             --      3,016,534     Riverbrook Apartments I, 8.55%,
                                                                                                3/1/10
   --            --           --        321,935            --             --        321,935     Riverbrook Apartments II, 10.88%,
                                                                                                3/1/10
   --            --           --        494,033            --       (494,033)            --     Rose Park Apartments, 9.38%,
                                                                                                11/1/04
   --       517,528           --             --            --       (517,528)            --     Rush Oaks Apartments, 7.78%,
                                                                                                12/1/07
   --            --   21,000,000             --            --    (21,000,000)            --     Scottsdale Courtyards, 7.93%,
                                                                                                3/1/05
   --            --           --     13,008,580            --    (13,008,580)            --     Shelter Island Apartments, 7.63%,
                                                                                                12/1/08
   --            --           --             --     7,084,603     (7,084,603)            --     Sheridan Ponds Apartments, 8.63%,
                                                                                                1/1/07
   --            --           --        504,939            --       (504,939)            --     Southlake Villa Apartments,
                                                                                                9.38%, 11/1/04
   --            --    7,792,442             --            --     (7,792,442)            --     Southridge Apartments, 8.43%,
                                                                                                4/1/09
   --            --           --             --     7,200,000     (7,200,000)            --     The Falls Apartments I, 7.43%,
                                                                                                2/1/05
   --            --           --             --       800,000       (800,000)            --     The Falls Apartments II, 12.88%,
                                                                                                1/1/05
   --            --    1,995,804             --            --     (1,995,804)            --     The Firs Retirement Apartments,
                                                                                                9.13%, 12/1/04
   --            --    6,206,113             --            --     (6,206,113)            --     The Gables at Westlake
                                                                                                Apartments, 7.33%, 2/1/08

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $         --   $         --   $  7,192,500   $         --   $  (7,192,500)  $         --
   --         --      1,176,000             --             --             --      (1,176,000)            --
   --
              --             --             --     12,978,000             --     (12,978,000)            --
   --
              --             --             --        745,921             --        (745,921)            --
   --
              --             --      2,473,508             --             --      (2,473,508)            --
   --
              --             --      2,490,493             --             --      (2,490,493)            --
   --
              --             --             --             --      2,266,000      (2,266,000)            --
   --
              --             --             --      1,339,000             --      (1,339,000)            --
   --
              --             --             --        718,061             --        (718,061)            --
   --
              --             --             --             --      2,846,337      (2,846,337)            --
   --
              --             --      1,098,791             --             --              --      1,098,791
   --
              --             --             --             --      6,549,093      (6,549,093)            --
   --
              --             --             --             --      2,528,650      (2,528,650)            --
   --         --             --             --             --      1,308,193      (1,308,193)            --
   --
              --             --             --     10,234,625             --     (10,234,625)            --
   --
              --             --             --      3,167,360             --              --      3,167,360
   --
              --             --             --        338,031             --              --        338,031
   --
              --             --             --        508,854             --        (508,854)
   --
              --        543,405             --             --             --        (543,405)            --
   --
              --             --     21,210,000             --             --     (21,210,000)            --
   --
              --             --             --     13,659,009             --     (13,659,009)            --
   --
              --             --             --             --      7,438,833      (7,438,833)            --
   --
              --             --             --        520,087             --        (520,087)            --
   --
              --             --      8,182,064             --             --      (8,182,064)            --
   --
              --             --             --             --      7,416,000      (7,416,000)            --
   --
              --             --             --             --        756,094        (756,094)            --
   --
              --             --      1,957,271             --             --      (1,957,271)            --
   --
              --             --      6,493,456             --             --      (6,493,456)            --

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $        --  $ 1,505,796    $        --   $        --   $         --    $ 1,505,796     The Meadows, Fairfield Manor, and
                                                                                                Auburn Apartments, 8.50%, 11/1/07
   --            --           --             --     3,893,507     (3,893,507)            --     The Oaks of Lake Bluff
                                                                                                Apartments, 8.40%, 2/1/06
   --            --    1,696,433             --            --     (1,696,433)            --     The Willows Retirement
                                                                                                Apartments, 9.13%, 12/1/04
   --            --           --             --     1,498,918     (1,498,918)            --     The Willows Retirement at
                                                                                                Bellingham, 9.38%, 3/1/05
   --            --    2,100,000             --            --     (2,100,000)            --     Timber Ridge Apartments, 9.88%,
                                                                                                5/1/05
   --            --           --             --     5,000,000     (5,000,000)            --     Twin Oaks Apartments I, 7.15%,
                                                                                                6/1/05
   --            --           --             --       500,000       (500,000)            --     Twin Oaks Apartments II, 12.88%,
                                                                                                6/1/05
   --            --           --      3,556,822            --     (3,556,822)            --     Valley Manor Apartments, 8.35%,
                                                                                                11/1/05
   --     1,173,205           --             --            --             --      1,173,205     Vanderbilt Condominiums, 8.16%,
                                                                                                10/1/09
   --            --           --     12,696,000            --    (12,696,000)            --     Warwick West Apartment I, 7.93%,
                                                                                                7/1/04
   --            --           --      2,856,000            --     (2,856,000)            --     Warwick West Apartment II, 9.90%,
                                                                                                7/1/04
   --       944,140           --             --            --       (944,140)            --     Westhollow Place Apartments,
                                                                                                8.46%, 4/1/03
   --            --           --      4,864,233            --     (4,864,233)            --     WestTree Apartments, 8.90%,
                                                                                                11/1/10
   --            --           --      2,588,856            --     (2,588,856)            --     Willamette Oaks, 9.15%, 12/1/05
   --            --      577,774             --            --       (577,774)            --     Winterland Apartments I, 9.23%,
                                                                                                7/1/12
   --            --    1,107,399             --            --     (1,107,399)            --     Winterland Apartments II, 9.23%,
                                                                                                7/1/12
   --     1,025,114           --             --            --     (1,025,114)            --     Woodland Garden Apartments,
                                                                                                7.38%, 9/1/08
   --            --           --             --     8,300,000     (8,300,000)            --     Woodstock Apartments I, 7.43%,
                                                                                                1/1/05
   --            --           --             --     1,000,000     (1,000,000)            --     Woodstock Apartments II, 13.38%,
                                                                                                1/1/05
   --            --           --             --     1,775,585     (1,775,585)            --     Woodvine Park Condominiums,
                                                                                                8.48%, 4/1/10
                                                                                              SINGLE FAMILY LOANS (15.8%)
   --       288,725           --             --            --             --        288,725     Aegis II, 9.65%, 1/28/14
   --        50,305           --             --            --             --         50,305     Aegis, 9.21%, 3/26/10
   --        34,551           --             --            --             --         34,551     American Bank, Mankato, 10.00%,
                                                                                                12/10/12
   --        30,334           --             --            --             --         30,334     American Portfolio, 7.32%,
                                                                                                10/18/15

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $         --   $  1,581,086   $         --   $         --   $          --   $  1,581,086
   --
              --             --             --             --      4,088,182      (4,088,182)            --
   --
              --             --      1,663,681             --             --      (1,663,681)            --
   --
              --             --             --             --      1,491,549      (1,491,549)            --
   --
              --             --      1,935,197             --             --      (1,935,197)            --
   --
              --             --             --             --      5,175,000      (5,175,000)            --
   --
              --             --             --             --        517,500        (517,500)            --
   --
              --             --             --      3,699,095             --      (3,699,095)            --
   --
              --      1,231,865             --             --             --              --      1,231,865
   --
              --             --             --     13,076,880             --     (13,076,880)            --
   --
              --             --             --      2,792,102             --      (2,792,102)            --
   --
              --        953,582             --             --             --        (953,582)            --
   --
              --             --             --      5,107,444             --      (5,107,444)            --
   --         --             --             --      2,567,119             --      (2,567,119)            --
   --
              --             --        606,662             --             --        (606,662)            --
   --
              --             --      1,162,769             --             --      (1,162,769)            --
   --
              --      1,069,854             --             --             --      (1,069,854)            --
   --
              --             --             --             --      8,549,000      (8,549,000)            --
   --
              --             --             --             --      1,030,000      (1,030,000)            --
   --
              --             --             --             --      1,864,364      (1,864,364)            --
        --------   ------------   ------------   ------------   ------------   -------------   ------------
              --     10,138,110    133,631,273    196,942,729    105,200,005    (425,712,843)    20,199,274
        --------   ------------   ------------   ------------   ------------   -------------   ------------

   --         --        297,387             --             --             --              --        297,387
   --         --         51,815             --             --             --              --         51,815
   --
              --         35,587             --             --             --              --         35,587
   --
              --         31,244             --             --             --              --         31,244

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
$  --   $   132,865  $        --    $        --   $        --   $         --    $   132,865     Anivan, 7.77%, 4/14/12
   --            --           --      1,303,167            --             --      1,303,167     Arbor, 9.27%, 8/16/17
   --       112,889           --             --            --             --        112,889     Bank of New Mexico, 9.29%,
                                                                                                3/31/10
   --        17,984           --             --            --             --         17,984     Bluebonnet Savings and Loan II,
                                                                                                11.63%, 8/31/10
   --       270,775           --             --            --             --        270,775     Bluebonnet Savings and Loan,
                                                                                                8.06%, 8/31/10
   --       185,208           --             --            --             --        185,208     CLSI Allison Williams, 10.27%,
                                                                                                8/1/17
   --       114,601           --             --            --             --        114,601     Cross Roads Savings and Loan II,
                                                                                                9.20%, 1/1/21
   --       119,663           --             --            --             --        119,663     Cross Roads Savings and Loan,
                                                                                                9.44%, 1/1/21
   --        26,235           --             --            --             --         26,235     Fairbanks, Utah, 10.02%, 9/23/15
   --       111,587           --             --            --             --        111,587     First Boston Mortgage Pool,
                                                                                                9.12%, 6/29/03
   --       105,095           --             --            --             --        105,095     Hamilton Financial, 8.68%,
                                                                                                6/29/10
   --       441,767           --             --            --             --        441,767     Huntington MEWS, 9.66%, 8/1/17
   --       232,193           --             --            --             --        232,193     Knutson Mortgage Portfolio I,
                                                                                                8.78%, 8/1/17
   --       137,886           --             --            --             --        137,886     McClemore, Matrix Funding
                                                                                                Corporation, 10.75%, 9/30/12
   --            --      441,357             --            --             --        441,357     Merchants Bank, 10.48%, 12/1/20
   --       378,319                          --            --             --        378,319     Meridian, 9.59%, 12/1/20
   --            --    1,141,638             --            --             --      1,141,638     Neslund Properties, 9.88%, 2/1/23
   --            --       78,807             --            --             --         78,807     Nomura II, 8.25%, 8/01/16
   --       543,896           --             --            --             --        543,896     Nomura III, 9.39%, 4/29/17
   --            --    1,024,151             --            --             --      1,024,151     PHH U.S. Mortgage, 8.65%, 1/1/12
   --       123,030           --             --            --             --        123,030     Rand Mortgage Corporation, 9.58%,
                                                                                                8/1/17
   --       291,927           --             --            --             --        291,927     Salomon II, 9.21%, 11/23/14
   --        56,139           --             --            --             --         56,139     Valley Bank of Commerce, 8.34%,
                                                                                                8/31/10
                                                                                                  TOTAL WHOLE LOANS AND
                                                                                                  PARTICIPATION MORTGAGES

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --   $     --   $    136,851   $         --   $         --   $         --   $          --   $    136,851
   --         --             --             --      1,303,167             --              --      1,303,167
   --
              --        115,903             --             --             --              --        115,903
   --
              --         17,848             --             --             --              --         17,848
   --
              --        278,819             --             --             --              --        278,819
   --
              --        190,753             --                            --              --        190,753
   --
              --        116,309             --             --             --              --        116,309
   --
              --        123,233             --             --             --              --        123,233
   --         --         27,022             --             --             --              --         27,022
   --
              --        114,934             --             --             --              --        114,934
   --
              --        105,916             --             --             --              --        105,916
   --         --        455,020             --             --             --              --        455,020
   --
              --        239,159             --             --             --              --        239,159
   --
              --        142,022             --             --             --              --        142,022
   --         --             --        454,569             --             --              --        454,569
   --         --        389,669             --             --             --              --        389,669
   --         --             --      1,175,887             --             --              --      1,175,887
   --         --             --         54,444             --             --              --         54,444
   --         --        544,059             --             --             --              --        544,059
   --         --             --      1,009,931             --             --              --      1,009,931
   --
              --        126,721             --             --             --              --        126,721
   --         --        300,684             --             --             --              --        300,684
   --
              --         57,823             --             --             --              --         57,823
        --------   ------------   ------------   ------------   ------------   -------------   ------------
              --      3,898,778      2,694,831      1,303,167             --              --      7,896,776
        --------   ------------   ------------   ------------   ------------   -------------   ------------

              --     32,440,998    220,436,754    289,144,062    157,315,892    (638,802,640)    60,535,066
        --------   ------------   ------------   ------------   ------------   -------------   ------------

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                       PRO FORMA SCHEDULE OF INVESTMENTS
                       MINIMUM NEW FUND ELECTION SCENARIO
                                  MAY 31, 2002
                                  (UNAUDITED)

NEW      AMERICAN      AMERICAN      AMERICAN      AMERICAN                       NEW FUND
FUND     STRATEGIC   STRATEGIC II  STRATEGIC III    SELECT           PAR         PRO FORMA
PAR         PAR          PAR            PAR           PAR      ADJUSTMENTS (A)      PAR                   DESCRIPTION
---     -----------  ------------  -------------  -----------  ---------------  ------------  -----------------------------------
       (PERCENTAGES OF EACH INVESTMENT CATEGORY RELATE TO PRO FORMA TOTAL NET ASSETS)
                                                                                              MORTGAGE SERVICING RIGHTS (D)
                                                                                              (0.2%)
$  --   $14,136,183  $        --    $        --   $        --   $         --    $14,136,183     Matrix Servicing Rights, 0.12%,
                                                                                                7/10/22
                                                                                              PREFERRED STOCK (0.2%)

NEW                  AMERICAN       AMERICAN       AMERICAN       AMERICAN                       NEW FUND
FUND    NEW FUND     STRATEGIC    STRATEGIC II   STRATEGIC III     SELECT          VALUE        PRO FORMA
PAR       VALUE        VALUE          VALUE          VALUE         VALUE      ADJUSTMENTS (A)     VALUE
---     ---------  -------------  -------------  -------------  ------------  ---------------  ------------

$  --
        $     --   $    102,247   $         --   $         --   $         --   $          --   $    102,247
        --------   ------------   ------------   ------------   ------------   -------------   ------------

                                                               SHARE
SHARES    SHARES       SHARES       SHARES       SHARES      ADJUSTMENT     SHARES
------  -----------  -----------  -----------  -----------  ------------  -----------
                                                                                       REAL ESTATE INVESTMENT TRUST (0.2%)
   --         5,000        5,000        5,000        5,000       (19,441)         559    AMB Property
   --        14,600        5,000        5,000        5,000       (29,041)         559    Archstone Community Trust,
                                                                                         Series C
   --        13,125        3,525        3,525        3,525       (23,306)         394    Archstone Community Trust,
                                                                                         Series D
   --         6,500           --           --           --        (6,500)          --    Avalonbay Communities, Series C
   --         8,900           --           --           --        (8,900)          --    Avalonbay Communities, Series D
   --         9,200           --           --           --        (9,200)          --    Avalonbay Communities, Series H
   --        11,700        5,000        5,000        5,000       (26,141)         559    CarrAmerica Realty Trust,
                                                                                         Series B
   --         2,800        5,000        5,000        5,000       (17,241)         559    CarrAmerica Realty Trust,
                                                                                         Series C
   --        11,800        5,000        5,000        5,000       (26,241)         559    CarrAmerica Realty Trust,
                                                                                         Series D
   --        14,700        5,000        5,000        5,000       (29,141)         559    Centerpoint Properties, Series A
   --           625          625          625          625        (2,430)          70    Duke Realty Investments,
                                                                                         Series E
   --         9,400           --           --           --        (9,400)          --    Equity Office Properties Trust,
                                                                                         Series A
   --         9,400           --           --           --        (9,400)          --    Equity Office Properties Trust,
                                                                                         Series C
   --         5,000        5,000        5,000        5,000       (19,441)         559    New Plan Excel Realty Trust,
                                                                                         Series B
   --         9,400           --           --           --        (9,400)          --    Prologis Trust
                                                                                           TOTAL PREFERRED STOCK
                                                                                       RELATED PARTY MONEY MARKET FUND
                                                                                       (E) (0.6%)
   --     3,458,181    2,453,198    2,703,512    1,389,824    (9,699,393)     305,322    First American Prime Obligations
                                                                                         Fund
                                                                                           TOTAL INVESTMENTS


SHARES
------

   --          --      126,450      126,450      126,450      126,450      (492,204)      13,596
   --
               --      378,140      129,500      129,500      129,500      (752,703)      13,937
   --
               --      340,200       91,368       91,368       91,368      (604,630)       9,674
   --          --      162,825           --           --           --      (162,825)          --
   --          --      220,720           --           --           --      (220,720)          --
   --          --      243,892           --           --           --      (243,892)          --
   --
               --      292,032      124,800      124,800      124,800      (653,021)      13,411
   --
               --       69,888      124,800      124,800      124,800      (430,877)      13,411
   --
               --      294,410      124,750      124,750      124,750      (655,254)      13,406
   --          --      367,647      125,050      125,050      125,050      (729,357)      13,440
   --
               --       16,062       16,062       16,063       16,062       (62,994)       1,255
   --
               --      236,128           --           --           --      (236,128)          --
   --
               --      242,332           --           --           --      (242,332)          --
   --
               --      126,050      126,050      126,050      126,050      (490,648)      13,552
   --          --      241,110           --           --           --      (241,110)          --
        ---------  -----------  -----------  -----------  -----------  ------------  -----------
               --    3,357,886      988,830      988,831      988,830    (6,218,695)     105,682

   --
               --    3,458,181    2,453,198    2,703,512    1,389,824    (9,712,873)     291,842
        ---------  -----------  -----------  -----------  -----------  ------------  -----------
        $      --  $71,076,387  $292,956,547 $365,360,808 $198,085,491 $(858,938,738) $68,540,495
        =========  ===========  ===========  ===========  ===========  ============  ===========

                 (SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

                       MINIMUM NEW FUND ELECTION SCENARIO

ADJUSTMENTS TO PRO FORMA STATEMENT OF ASSETS AND LIABILITIES

   A. Represents allocation of Existing Fund's assets between First American and the New Fund based on the percentage of shareholders electing to receive shares of the New Fund and based on the asset allocation methodology described in note (a) below.

   B. Represents pro rata allocation of non-investment assets and liabilities to First American as determined based on the percentage of shareholders electing to receive shares of the New Fund and the asset allocation methodology described in note (a).

   C. Represents new shares issued, net of retired shares of the Existing Funds.

   D. Represents pro rata share of financial and advisory, registration and professional fees associated with the merger transaction of approximately $295,600 that would be paid and would reduce the pro forma cash balance.

   E. Shares outstanding calculated based on a $10.00 net asset value per share.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

   F. Represents the adjustment to eliminate the income and expenses which are attributable to First American based on the percentage of shareholders electing to receive shares of the New Fund.

ADJUSTMENTS TO PRO FORMA SCHEDULE OF INVESTMENTS

 (a) Represents allocation of Existing Fund's assets between First American and the New Fund based on the percentage of shareholders electing to receive shares of the New Fund and determined based on the following asset allocation methodology:

    ASSET ALLOCATION METHODOLOGY--MULTIFAMILY, COMMERCIAL AND CORPORATE NOTE PORTFOLIO.
    The existing loans will be divided into two pools, with each pool established in order to have the following similar characteristics:

    1) Income as measured by the effective interest rate (net coupon rate divided by the purchase price), then weighted by current loan balance;

    2) Credit risk (calculated using a debt service coverage ratio to assess the property's cash flows), weighted by current loan balance;

    3) Leverage against the value of the underlying real estate (measured using a current weighted average loan-to-value ratio);

    4)  Loan term as measured by the weighted average remaining loan term;

    5) Refinance risk based on whether the loan has a yield maintenance provision or not;

    6)  Lien position based on a ratio of subordinate debt to senior debt;

    7) Property type based on a ratio of multifamily loan to commercial loan types;

    8) Interest rate type based on a ratio of adjustable rate loans to fixed rate loans; and

    9) Interest calculation method based on a ratio of actual/360 calculation to 30/360 calculation.

    In addition, the properties on which the Existing Fund owns more than one loan or which are cross-collateralized will be allocated to only one entity.

    ASSET ALLOCATION METHODOLOGY--SINGLE FAMILY
    All investments collateralized by single family residential properties (whole loans, participations, subordinate bonds, mortgage servicing rights, etc.) other than mortgage-backed securities will be allocated to the New Fund.

    ASSET ALLOCATION METHODOLOGY--OTHER
    Any other holdings, including but not limited to, cash, agencies and REIT preferred stocks will be allocated on a pro rata basis between First American and the New Fund in order for the total assets to be allocated to the respective entities based on the percentage of shareholders electing to receive New Fund shares and percentage receiving First American shares. This allocation will compensate First American for not receiving any allocation of single-family loans.

    ADJUSTMENTS TO ALLOCATIONS TO COMPLY WITH REGULATIONS
    Further adjustments will be made to ensure that the New Fund and First American are in compliance with the asset holding, leverage and income regulations associated with RICs and REITs.

 (b) Interest rates on commercial and multifamily loans are the rates in effect on May 31, 2002. Interest rates and maturity dates disclosed on single family loans represent the weighted average coupon and weighted average maturity for the underlying mortgage loans as of May 31, 2002.

 (c) Commercial and multifamily loans are described by the name of the mortgaged property. Pools of single family loans are described by the name of the institution from which the loans were purchased.

 (d) Securities purchased as part of a private placement which have not been registered with the Securities and Exchange Commission under the Securities Act of 1933 are considered to be illiquid. On May 31, 2002, the total market value of these investments was $69,010,568 or 106.7% of total net assets.

 (e) This money market fund is advised by USBAM, which also serves as advisor to the Existing Funds.

         SELECTED FINANCIAL INFORMATION FOR OTHER COMBINATION SCENARIOS

    Within the range of the maximum and minimum New Fund election scenarios (described above) are many other possible combination scenarios based on the number of Existing Funds approving the merger and the percentage of shareholders electing to receive shares of the New Fund. The pro forma financial information reflects the allocation of the assets and liabilities of the Existing Funds in accordance with guidelines outlined in "THE MERGER--The Merger Agreement--Transactions Relating to New Fund Option." The completion of the New Fund Option is conditioned upon a number of conditions, including shareholders of the Existing Funds holding shares representing at least $50.0 million in net asset value electing to receive the New Fund shares. The following is selected financial information for certain other possible combination scenarios assuming that approximately 49% of shareholders elect to receive shares of the New Fund:

                                                                                            PRO FORMA AS OF MAY 31, 2002
                                                                                        ------------------------------------
                                                                                                      SHARES      NET ASSET
                                       SCENARIO                                         NET ASSETS  OUTSTANDING     VALUE
--------------------------------------------------------------------------------------  ----------  -----------  -----------
                                                                                             (IN MILLIONS)       (PER SHARE)
First American  American Strategic      American Strategic II   American Select           $200.2       $20.0        $10.00
First American  American Strategic      American Strategic II   American Strategic III    $261.3       $26.1        $10.00
First American  American Strategic      American Strategic III  American Select           $227.6       $22.8        $10.00
First American  American Strategic II   American Strategic III  American Select           $305.4       $30.5        $10.00
First American  American Strategic II   American Strategic III                            $235.2       $23.5        $10.00
First American  American Strategic III  American Select                                   $201.5       $20.2        $10.00

                PRO FORMA FOR
                THE YEAR ENDED
                 MAY 31, 2002
                --------------
                 NET INCREASE
                IN NET ASSETS
                     FROM
                  OPERATIONS
--------------  --------------
                (IN MILLIONS)
First American      $27.8
First American      $35.3
First American      $29.2
First American      $43.8
First American      $33.7
First American      $27.7

   Following is selected financial information for certain other possible scenarios assuming that approximately 25% of Existing Fund shareholders elect to receive New Fund shares:

                                               SCENARIO
-------------------------------------------------------------------------------------------------------

First American  American Strategic      American Strategic II   American Strategic III  American Select
First American  American Strategic      American Strategic II   American Strategic III
First American  American Strategic      American Strategic III  American Select
First American  American Strategic      American Strategic II   American Select
First American  American Strategic II   American Strategic III  American Select
First American  American Strategic      American Strategic III
First American  American Strategic II   American Strategic III
First American  American Strategic II   American Select
First American  American Strategic III  American Select

                                                      PRO FORMA FOR
                                                      THE YEAR ENDED
                                                       MAY 31, 2002
                                                      --------------
                    PRO FORMA AS OF MAY 31, 2002       NET INCREASE
                ------------------------------------  IN NET ASSETS
                              SHARES      NET ASSET        FROM
                NET ASSETS  OUTSTANDING     VALUE       OPERATIONS
--------------  ----------  -----------  -----------  --------------
                     (IN MILLIONS)       (PER SHARE)  (IN MILLIONS)
First American    $169.1       $16.9        $10.00        $31.4
First American    $133.3       $13.3        $10.00        $24.4
First American    $116.1       $11.6        $10.00        $19.6
First American    $102.5       $10.3        $10.00        $19.4
First American    $155.8       $15.6        $10.00        $30.9
First American    $ 80.3       $ 8.0        $10.00        $12.6
First American    $120.0       $12.0        $10.00        $23.9
First American    $ 88.8       $ 8.9        $10.00        $18.9
First American    $102.8       $10.3        $10.00        $19.1

APPENDICES

Appendix A--Amended and Restated Agreement and
  Plan of Reorganization                              A-1
Appendix B--Plan of Merger                            B-1
Appendix C-1--Fairness Opinion of Friedman,
  Billings & Co. To American Strategic Income
  Portfolio Inc.                                    C-1-1
Appendix C-2--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. To American Strategic
  Income Portfolio Inc.--II                         C-2-1
Appendix C-3--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. To American Strategic
  Income Portfolio Inc.--III                        C-3-1
Appendix C-4--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. To American Select
  Portfolio Inc.                                    C-4-1
Appendix D--Sections 302A.471 & 302A.473 of the
  Minnesota Business Corporation Act                  D-1
Appendix E--Investment Policies of the Existing
  Funds and the New Fund                              E-1

                                   APPENDIX A

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

                         DATED AS OF NOVEMBER 21, 2002

                                     AMONG

                   AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III,
                         AMERICAN SELECT PORTFOLIO INC.

                                      AND

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

                                      AND

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                              AMENDED AND RESTATED

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                   AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III,
                         AMERICAN SELECT PORTFOLIO INC.

                                      AND

              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

                                      AND

                 FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
ARTICLE I THE MERGER..............................        A-6
  Section 1.1 The Merger..........................        A-6
  Section 1.2 Closing.............................        A-7
  Section 1.3 Effective Date......................        A-7
  Section 1.4 Effects of the Merger...............        A-7
  Section 1.5 Organizational Documents............        A-7
  Section 1.6 Officers and Directors..............        A-7
  Section 1.7 Asset Transfer......................        A-7
ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF
 CERTIFICATES.....................................        A-8
  Section 2.1 Conversion of Securities............        A-8
  Section 2.2 New Fund Elections..................        A-9
  Section 2.3 Exchange of Certificates............       A-10
ARTICLE III REPRESENTATIONS AND WARRANTIES........       A-14
  Section 3.1 Representations and Warranties of
    the Funds.....................................       A-14
  Section 3.2 Representations and Warranties of
    the Company...................................       A-17
  Section 3.3 Representations and Warranties of
    the New Fund..................................       A-19
ARTICLE IV COVENANTS..............................       A-21
  Section 4.1 Conduct of Business by the Funds....       A-21
  Section 4.2 Other Actions.......................       A-21
  Section 4.3 Conduct of Business by the
    Company.......................................       A-22
  Section 4.4 Other Actions of the Company........       A-22
  Section 4.5 New Fund Covenants and Actions......       A-22
ARTICLE V ADDITIONAL COVENANTS....................       A-23
  Section 5.1 Preparation of the Registration
    Statements and the Proxy Statement/Prospectus;
             Exemptive Order......................       A-23
  Section 5.2 Best Efforts; Notification..........       A-24
  Section 5.3 Public Announcements................       A-24
  Section 5.4 Indemnification From and After the
    Effective Time................................       A-25
ARTICLE VI CONDITIONS PRECEDENT...................       A-26
  Section 6.1 Conditions Precedent................       A-26
  Section 6.2 Additional Conditions to Obligations
    of the Funds..................................       A-27
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.....       A-28
  Section 7.1 Termination.........................       A-28
  Section 7.2 Expenses............................       A-28
  Section 7.3 Effect of Termination...............       A-29
  Section 7.4 Amendment...........................       A-29
  Section 7.5 Waiver/Approvals....................       A-29
ARTICLE VIII GENERAL PROVISIONS...................       A-29
  Section 8.1 Non-survival of Representations and
    Warranties....................................       A-29
  Section 8.2 Notices.............................       A-29
  Section 8.3 Interpretation......................       A-30
  Section 8.4 Counterparts........................       A-30
  Section 8.5 Entire Agreement; No Third-Party
    Beneficiaries.................................       A-30
  Section 8.6 Governing Law.......................       A-30
  Section 8.7 Assignment..........................       A-30
  Section 8.8 Enforcement.........................       A-30
ARTICLE IX CERTAIN DEFINITIONS....................       A-30
  Section 9.1 Certain Definitions.................       A-30

   EXHIBITS

    Exhibit A -- Plan of Merger
    Exhibit B -- Articles of Incorporation of the Surviving Corporation Exhibit C -- Bylaws of the Surviving Corporation
    Exhibit D -- REIT Advisory Agreement
    Exhibit E -- New Fund Directors
    Exhibit F -- Asset Transfer Allocation Procedures

                                 DEFINED TERMS

Affiliate.........................................  32
AMEX..............................................   9
Approving Funds...................................  32
Articles of Merger................................   2
ASP...............................................   1
ASP Stock.........................................   3
BSP...............................................   1
BSP Stock.........................................   3
Book-Entry Shares.................................   5
ByLaws............................................   2
Cancelable Shares.................................   3
Certificates......................................   5
Charter...........................................   2
Closing...........................................   2
Closing Date......................................   2
Code..............................................   1
Company...........................................   1
Company Common Stock..............................   1
Company Material Adverse Effect...................  16
CSP...............................................   1
CSP Stock.........................................   3
Dissenting Shares.................................  10
Effective Date....................................   2
Effective Time....................................   2
Election Deadline.................................   6
Excess Shares.....................................   9
Exchange Act......................................  13
Exchange Agent....................................   7
Exchange Fund.....................................   7
Exchange Ratio....................................   4
Exchange Trust....................................   9
Exchanged Shares..................................   5
Exemptive Order...................................  13
Financial Consultant..............................  14
Financial Statement Date..........................  13
Form of Election..................................   5
Funds.............................................   1
Fund Board........................................   1
Fund Indemnified Liabilities......................  25
Fund Material Adverse Effect......................  11
Funds Board.......................................   1
Fund SEC Documents................................  13
Fund Shareholder Meetings.........................  32
Fund Stock........................................   3
GAAP..............................................  13
Governmental Entity...............................  12
Indebtedness......................................  15
Indemnified Parties...............................  25
Investment Act....................................  13
Laws..............................................  12
Lien..............................................  12

MBCA..............................................   2
MGCL..............................................   2
Merger............................................   1
Merger Consideration..............................   3
Merger Plan.......................................   2
Merger Shares.....................................   3
NYSE..............................................   9
Net Assets........................................   4
New Fund..........................................   1
New Fund Election.................................   4
New Fund Election Shares..........................   5
New Fund Excess Shares............................   9
New Fund Exchange Trust...........................  10
New Fund Proration Factor.........................   5
New Fund Share Maximum............................   4
New Fund Shares...................................   3
Non-Electing Shares...............................   5
Participating Funds...............................  32
Person............................................  32
Proxy Statement/Prospectus........................  12
Registration Statement............................  13
REIT..............................................   1
Representative....................................   5
RIC...............................................  15
SEC...............................................  12
Securities Act....................................  13
Shareholder Approvals.............................  12
SLA...............................................   1
SLA Stock.........................................   3
Special Committee.................................  32
Surviving Corporation.............................   2

   AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of November 21, 2002, among FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC., a Maryland corporation (the "Company"), AMERICAN STRATEGIC INCOME PORTFOLIO INC., a Minnesota corporation ("ASP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II, a Minnesota corporation ("BSP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III, a Minnesota corporation ("CSP"), and AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("SLA" and together with ASP, BSP and CSP, the "Funds"), and FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC., a Minnesota corporation (the "New Fund").

                                    RECITALS

    WHEREAS, certain terms used herein shall have the meanings assigned to them in Article X of this Agreement;

    WHEREAS, the Board of Directors and stockholder of the Company have determined that it is advisable and in the best interest of the Company and its stockholder to proceed with the strategic business combination involving the parties hereto on the terms described in this Agreement, pursuant to which each of the Funds will merge with the Company, the Company will be the surviving corporation in such merger and each outstanding share of common stock of the Funds will be converted into the right to receive common stock, par value $0.01 per share, of the Company (the "Company Common Stock") and/or New Fund Shares (as defined in Section 1.7) as provided herein (the "Merger");

    WHEREAS, the Board of Directors of each of the Funds (each a "Fund Board" and together, the "Funds Board") has determined that it is advisable and in the best interest of the respective Fund and its respective shareholders to proceed with the Merger and the other transactions contemplated hereby, including the Asset Transfers (as defined in Section 1.7);

    WHEREAS, the Board of Directors and shareholder of the New Fund have determined that it is advisable and in the best interest of the New Fund and its shareholder to proceed with the Asset Transfers;

    WHEREAS, the Company, as the surviving corporation in the Merger, intends that following the Merger it shall be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, for Federal income tax purposes, the parties intend that the Merger qualify as reorganization within the meaning of Section 368(a) of the Code.

    WHEREAS, certain of the parties hereto originally entered into an Agreement and Plan of Merger dated as of March 20, 2001, as amended by the First Amendment to Agreement and Plan of Reorganization dated as of June 5, 2002 (as so amended, the "Original Agreement"); and

    WHEREAS, the parties hereto desire to amend and restate in its entirety the Original Agreement.

    NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit A (the "Merger Plan"), (i) in accordance with the Maryland General Corporation Law (the "MGCL") and the Minnesota Business Corporation Act (the "MBCA"), ASP, BSP, CSP and SLA shall each be merged with and into the Company at the Effective Time. Following the Merger, the separate existence of ASP, BSP, CSP and SLA shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of ASP, BSP, CSP and SLA in accordance with the MGCL and MBCA. Prior to any filing as required under Section 1.3, the Merger Plan shall be automatically revised to include as constituent corporations only those Funds that constitute Participating Funds.

    Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m., Minneapolis time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the Funds (the "Closing Date").

    Section 1.3 EFFECTIVE DATE. As soon as practicable following the Closing, the parties shall file the Merger Plan, articles of merger, certificate of merger or other appropriate documents for the merger of the Funds with and into the Company executed in accordance with the MGCL and MBCA (collectively, the "Articles of Merger") and shall make all other filings or recordings required under the MGCL and the MBCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, or at such other time as the parties shall specify in the Articles of Merger (the time and the date of Merger becomes effective being the "Effective Time" and the "Effective Date," respectively), it being understood that the parties shall cause the Effective Date to be the Closing Date.

    Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1.1, the Merger Plan, and in the MGCL and the MBCA, as appropriate.

    Section 1.5 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit B, shall be the Articles of Incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law. The bylaws of the Company as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit C, shall be the bylaws of the Surviving Corporation (the "ByLaws"), until duly amended as provided therein or by applicable law.

    Section 1.6 OFFICERS AND DIRECTORS. The officers of the Company at the Effective Time shall continue to be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the MGCL, the Charter and the ByLaws. The Board of Directors of the Surviving Corporation immediately following the Effective Time shall be those persons hereafter identified in writing by the Company and not objected to by the Funds.

    Section 1.7 ASSET TRANSFERS. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, each Participating Fund will transfer assets and liabilities of such Fund to the New Fund in exchange for shares of common stock, par value $.01 per share ("New Fund Shares"), of the New Fund (the "Asset Transfers"). The amount of Net Assets transferred by each Participating Fund will be determined by multiplying the total Net Assets of such Fund by a fraction, the numerator of which is the number of New Fund Election Shares to be converted into New Fund Shares (as determined in Article II, including any applicable proration pursuant to
Section 2.2(c)) and the denominator of which is the total number of shares of Fund Stock of such Fund outstanding immediately prior to the Effective Time (excluding Cancelable Shares). The specific assets and liabilities transferred by each Participating Fund to the New Fund in exchange for New Fund Shares will be determined as set forth in Section 4.5. In exchange for such assets and liabilities, the transferring Participating Fund shall receive from New Fund that number of New Fund Shares equal to the Net Assets transferred by such Fund divided by $10, rounded to the nearest whole share.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    Section 2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Funds or the holders of any of the following shares of capital stock:

    (a) FUND STOCK. Subject to the other provisions of this Section 2.1 and to Sections 2.2 and 2.3:

     (i) each share of common stock, par value $.01 per share, of ASP ("ASP Stock"), each share of common stock, par value $.01 per share, of BSP ("BSP Stock"), each share of common stock, par value $.01 per share, of CSP ("CSP Stock"), and each share of common stock, par value $.01 per share, of SLA ("SLA Stock", and together with ASP Stock, BSP Stock and CSP Stock, the "Fund Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares of Fund Stock held by the Company or any of the Funds immediately prior to the Merger (the "Cancelable Shares") and Dissenting Shares (as defined in
Section 2.3(i))) shall be converted into the right to receive (A) that number of shares of Company Common Stock equal to the Exchange Ratio (as calculated in accordance with Section 2.1(c)), or (B) that number of New Fund Shares equal to the Exchange Ratio, or (C) a combination of shares of Company Common Stock and New Fund Shares, determined in accordance with this Section 2.1 (the "Merger Consideration"); provided, however, that notwithstanding any other provision hereof, only shares of Fund Stock of Participating Funds shall be subject to the conversion and other terms of this Section 2.1 and Sections 2.2 and 2.3 (such shares of Fund Stock of Participating Funds but excluding Cancelable Shares and Dissenting Shares are defined as the "Merger Shares"). At the Effective Time, all Merger Shares shall no longer be outstanding and automatically shall be cancelled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent solely the right to receive the Merger Consideration. The holders of certificates previously evidencing the Merger Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Merger Shares except as otherwise provided herein, in the Merger Plan or by the MBCA or the MGCL. Such certificates previously evidencing Merger Shares shall be exchanged for the Merger Consideration, without interest, in accordance with the allocation procedures of this
Article II and upon the surrender of such certificates in accordance with the provisions of Sections 2.2 and 2.3;

     (ii) each Cancelable Share shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares;

    (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares; and

     (iv) subject to the allocation and election procedures set forth in
Section 2.2, each record holder of Merger Shares outstanding immediately prior to the Election Deadline will be entitled with respect to the Merger Consideration to receive New Fund Shares for all, but not less than all, of such shares, provided the election procedures set forth herein have been satisfied (a "New Fund Election").

    (b) CHARTER LIMITATIONS. Notwithstanding the foregoing, the parties understand that following the Merger the rights of each stockholder of the Company under this Section 2.1 and the Merger Plan will be subject to the ownership limitations and other related provisions contained in the Charter.

    (c) EXCHANGE RATIO. The "Exchange Ratio" for each Fund shall be determined by (i) dividing that Fund's Net Assets by the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time, and
(ii) then dividing such result by $10.00. Each Fund's "Net Assets" shall be determined as of the last business day of the week immediately preceding the Effective Time and shall be calculated in a manner consistent with the existing policies of the Funds, but adjusted to give effect to the expenses of the Merger and the other transactions contemplated by this Agreement, including the Asset Transfers, to the extent such expenses have not been accrued prior thereto and reflected in the Net Assets.

    Section 2.2 NEW FUND ELECTIONS.

    (a) NEW FUND SHARE MAXIMUM. The maximum number of shares of Fund Stock of each Fund to be converted into the right to receive New Fund Shares in the Merger (the "New Fund Share Maximum") shall be that number of shares, when added to the number of Dissenting Shares of such Fund, that is equal to 49% of
(w) the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time less (x) the number of Cancelable Shares of such Fund (the number of shares determined in accordance with clauses
(w) and (x) shall be deemed the "Exchanged Shares").

    (b) REPRESENTATIVE HOLDERS. Holders of record of shares of Fund Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Fund Stock held by such Representative for a particular beneficial owner.

    (c) PRORATION. If, for any Fund, the aggregate number of shares covered by New Fund Elections (the "New Fund Election Shares") exceeds the New Fund Share Maximum, all Merger Shares not covered by New Fund Elections (the "Non-Electing Shares") shall be converted into the right to receive Company Common Stock, and the New Fund Election Shares shall be converted into the right to receive Company Common Stock and New Fund Shares in the following manner:

          (1) A proration factor (the "New Fund Proration Factor") for each Fund will be determined by dividing the New Fund Share Maximum for such Fund by the total number of New Fund Election Shares of such Fund.

          (2) The number of New Fund Election Shares of such Fund covered by New Fund Share Elections to be converted into New Fund Shares will be determined by multiplying the New Fund Proration Factor for such Fund by the total number of New Fund Election Shares covered by such New Fund Share Election, rounded down to the nearest whole number (such number of shares shall be deemed the "New Fund Proration Shares"), and each New Fund Proration Share of such Fund shall be converted into New Fund Shares in accordance with Section 2.1(a)(i).

          (3) Each New Fund Election Share, other than those converted into the right to receive New Fund Shares in accordance with Section 2.2(c)(2), will be converted into the right to receive shares of Company Common Stock (on a consistent basis among shareholders of that Fund who did make a New Fund Election), as if such shares were not New Fund Election Shares.

    (d) NO PRORATION. If, for any Fund, the aggregate number of New Fund Election Shares is equal to or less than the New Fund Share Maximum, each New Fund Election Share shall be converted into the right to receive New Fund Shares, and each Non-Electing Share shall be converted into the right to receive Company Common Stock.

    (e) FORM OF ELECTION. All New Fund Elections shall be made on a form designed for that purpose (a "Form of Election") whereby holders of Fund Stock may elect to exchange certificates that immediately prior to the Effective Time represented shares of Fund Stock (the "Certificates") and shares of Fund Stock represented by book-entry ("Book-Entry Shares"). New Fund Elections shall be made by holders of Fund Stock by mailing to the Exchange Agent a Form of Election, which shall be in such form and have such provisions as the Funds may reasonably specify. To be effective, a Form of Election must be properly completed, signed and accompanied by (i) Certificates representing the shares of Fund Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Fund (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); provided that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery) or (ii) in the case of Book-Entry Shares, any additional document specified in the procedures set forth in the Form of Election. Furthermore, such holder's election to receive New Fund Shares will have been properly made only if the Exchange Agent has received the Form of Election and other required materials at its designated office, by 5:00 p.m., Minneapolis time on the last business day prior to the Fund Shareholder Meeting of the respective Fund (the "Election Deadline"). The Funds will have the discretion, which they may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Funds (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Funds nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.2 (other than the calculation of the Net Assets of the Funds) and all such computations shall be conclusive and binding on the holders of Fund Stock absent manifest error. A New Fund Election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with this paragraph (e), the Certificate or Certificates (or guarantees of delivery or Book-Entry Shares, as appropriate) for the shares of Fund Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder of the Fund submitting the same and such shares shall be deemed to be Non-Electing Shares.

    (f) FAILED ELECTIONS. For the purposes hereof, a holder of Fund Stock who does not make a valid New Fund Election prior to the Election Deadline, including as a result of revocation, shall be deemed not to have made a New Fund Election and such holder's shares shall be treated as Non-Electing Shares. If the Funds or the Exchange Agent shall determine that any purported New Fund Election was not properly made, such purported New Fund Election shall be deemed to be of no force and effect and the shareholder making such purported New Fund Election shall for purposes hereof be deemed not to have made a New Fund Election.

    (g) FORM DISTRIBUTIONS. The Funds and the Company, or any transfer agent or other responsible party acting on behalf of the Funds and the Company, shall mail the Form of Election to each person who is a holder of record of Fund Stock on the record date for the Fund Shareholder Meetings and shall each use its best efforts to mail the Form of Election to all persons who become holders of Fund Stock during the period between (i) such record date and (ii) the date seven calendar days prior to the Election Deadline and to make the Form of Election available to all persons who become holders of Fund Stock subsequent to the date described in clause (ii) and no later than the close of business on the business day prior to the Election Deadline.

    Section 2.3 EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Promptly following the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by the Funds (the "Exchange Agent"), for the benefit of the holders of shares of Fund Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing such number of shares of Company Common Stock necessary to make all exchanges pursuant to Section 2.3(b), and (ii) certificates evidencing all New Fund Shares held by each Fund after completion of the Asset Transfers (such certificates for shares of Company Common Stock and New Fund Stock, together with any dividends or distributions with respect thereto, and cash received by the Exchange Agent pursuant to Section 2.3(f), being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from the Company, deliver the Company Common Stock, New Fund Shares and cash contemplated to be issued pursuant to Section 2.1 and Section 2.3(f) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose; PROVIDED, HOWEVER, that the Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from the Company, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $75 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); PROVIDED, FURTHER, that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Fund Stock of the Merger Consideration or otherwise impair such holders' respective rights hereunder. In the event the Exchange Fund shall realize a loss on any such investment, the Company shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Company.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Company will instruct the Exchange Agent to mail to each holder of record, as of the Effective Time, of a Certificate or Book-Entry Shares (other than such holders who properly made an election to receive New Fund Shares with respect to such Certificates or Book-Entry Shares in accordance with Section 2.2), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender for cancellation of the Certificates or Book--Entry Shares in exchange for certificates evidencing shares of Company Common Stock. Upon surrender of a Certificate or Book-Entry Shares for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefore the Merger Consideration and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. Subject to Section 2.3(h), under no circumstances will any holder of a Certificate or Book--Entry Share be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate or, in the case of Book-Entry Shares, the surrender of such shares. In the event of a transfer of ownership of shares of Fund Stock which is not registered in the transfer records of the Funds, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Fund Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3 (but subject to Section 2.3(i)), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. No interest shall be paid on the Merger Consideration.

    (c) RECORD DATES; DISTRIBUTIONS WITH RESPECT TO UNCONVERTED FUND STOCK. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the Company Common Stock represented thereby until the surrender of such Certificate or Book-Entry Shares in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate or Book-Entry Shares there shall be paid to the holder of such Certificate or Book-Entry Shares, without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 2.3(f) and (B) if such Certificate or Book-Entry Shares are exchangeable for one or more whole shares of Company Common Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Company Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN FUND STOCK. All Merger Consideration paid upon the surrender of Certificates and Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Fund Stock theretofore represented by such Certificates or Book-Entry Shares, subject, however, to the obligation of the Company to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Funds on such Fund Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the transfer books of the Funds of the shares of Fund Stock which are outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are properly presented to the Company, they shall be cancelled and exchanged as provided in this Article II.

    (e) NO LIABILITY. None of the Company, the Funds, New Fund or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with Section 2.3(b) shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat or similar laws.

    (f)  NO FRACTIONAL SHARES.

     (i) No certificates or script representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of the Company.

     (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Fund Stock exchanged in the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates and/or Book-Entry Shares of each Fund delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this Section 2.3(f), a cash payment in lieu of such fractional share of Company Common Stock representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Company Common Stock which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates and Book-Entry Shares, the Exchange Agent will hold such proceeds in trust (the "Exchange Trust") for such holders. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates and Book-Entry Shares in lieu of any fractional shares of Company Common Stock, the Exchange Agent shall deliver such amounts to such holders of Certificates and Book-Entry Shares without interest.

    (iii) Notwithstanding any other provision of this Agreement, each holder of shares of Fund Stock exchanged in the Merger who would otherwise have been entitled to receive a fraction of a New Fund Share (after taking into account all Certificates and/or Book-Entry Shares of each Fund delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this
Section 2.3(f), a cash payment in lieu of such fractional New Fund Share representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional New Fund Shares which would otherwise have been issued (the "New Fund Excess Shares"). The sale of the New Fund Excess Shares by the Exchange Agent shall be executed on the American Stock Exchange ("AMEX") through one or more member firms of the AMEX and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates and Book-Entry Shares, the Exchange Agent will hold such proceeds in trust (the "New Fund Exchange Trust") for such holders. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the New Fund Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional New Fund Shares, the Exchange Agent shall deliver such amounts to such holders of Certificates and Book-Entry Shares without interest.

    (g) WITHHOLDING RIGHTS. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Fund Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Fund Stock, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

    (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such persons of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it and the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable, and unpaid dividends and distribution on shares of Company Common Stock and/or New Fund Shares deliverable in respect thereof pursuant to this Agreement.

    (i)  DISSENTING SHARES.

     (i) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Fund Stock which are held by shareholders of a Fund who shall have not voted in favor of the Merger and who shall have filed with such Fund, prior to the taking of the vote of the shareholders of such Fund on the Merger, a written notice of intent to demand payment of the fair value for such shares of Fund Stock and, after the taking of such vote, shall make written demand for payment of the fair value of such shares in accordance with and otherwise comply with Section 302A.473 of the MBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 302A.473 of the MBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 302A.473 of the MBCA shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration as if such shares were Non-Electing Shares, without any interest thereon, upon surrender, in the manner provided in Section 2.2 and 2.3, of the Certificate or Certificates that formerly evidenced such shares of Fund Stock.

     (ii) Each Fund shall give each other Fund prompt notice upon receipt by such Fund, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of Fund Stock in accordance with
Section 302A.473 of the MBCA and withdrawals of any such notice. No Fund shall, except with the prior approval of the Funds, make any payment with respect to any demands for the fair value of shares of Fund Stock or offer to settle or settle any such demands.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each of the Funds represents and warrants to the other Funds, to the Company and to the New Fund as follows; PROVIDED, HOWEVER, that for purposes of Section 3.1(b)(i) each Fund shall only represent and warrant as to its own capitalization and for purposes of Section 3.1(e)(ii) each Fund shall only represent and warrant as to its own distributions:

    (a) ORGANIZATION, STANDING AND POWER OF THE FUND. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to carry on its business as now being conducted. The Fund is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the businesses, properties, assets, financial conditions or results of operations of the Fund (a "Fund Material Adverse Effect").

    (b)  CAPITAL STRUCTURE.

     (i) The authorized capital stock of ASP consists of 1,000,000,000 shares of ASP Stock, of which, as of the date of this Agreement, 4,230,294.34 shares are issued and outstanding. The authorized capital stock of BSP consists of 1,000,000,000 shares of BSP Stock, of which, as of the date of this Agreement, 15,957,288.691 shares are issued and outstanding. The authorized capital stock of CSP consists of 1,000,000,000 shares of CSP Stock, of which, as of the date of this Agreement, 21,343,292.487 shares are issued and outstanding. The authorized capital stock of SLA consists of 1,000,000,000 shares of SLA Stock, of which, as of the date of this Agreement, 10,662,195.00 shares are issued and outstanding.

    (ii) All outstanding shares of Fund Stock of the Fund are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Fund having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Fund may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Fund is a party or by which such entity is bound, obligating the Fund to issue, deliver or sell, or cause to be issued, delivered or sold, additional Fund Stock, voting securities or other ownership interests in the Fund or obligating the Fund to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Fund to repurchase, redeem or otherwise acquire any shares of Fund Stock, voting securities or other ownership interests in the Fund or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (c) AUTHORITY; NONCONTRAVENTION; CONSENTS. The Fund has the requisite corporate power and authority to enter into this Agreement and the Merger Plan. The Fund has the requisite corporate power and authority, subject to approval of the Merger, the Merger Plan and any other transactions contemplated hereby, including the Asset Transfers, by the requisite vote of the shareholders of the Fund (the "Shareholder Approvals"), to consummate the Merger and other transactions contemplated by this Agreement, including the Asset Transfers, and the Merger Plan. The execution and delivery of this Agreement and the Merger Plan by the Fund and the consummation by the Fund of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Fund, subject to the Shareholder Approvals. Each of this Agreement and the Merger Plan has been duly executed and delivered by the Funds and constitutes a valid and binding obligation of the Fund, enforceable against such entity in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement and the Merger Plan by the Fund does not, and the consummation of the Merger and other transactions contemplated hereby and thereby and compliance by the Fund with the provisions of this Agreement and the Merger Plan will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of the Fund under (i) the articles of incorporation or bylaws of the Fund, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Fund or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgement, order, decree, statute, law, ordinance, rule or regulation (collectively "Laws") applicable to the Fund or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not
(x) have a Fund Material Adverse Effect or (y) prevent the consummation of the Merger or any other transaction contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative authority or agency (a "Governmental Entity") is required by or with respect to the Fund in connection with the execution and delivery of this Agreement or the Merger Plan by the Fund or the consummation by the Fund of the Merger and other transactions contemplated hereby and thereby, except for (i) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement/prospectus (the "Proxy Statement/Prospectus") relating to the approval by the shareholders of the Fund of the Merger, the Merger Plan and the other transactions contemplated by this Agreement, and a registration statement relating to the issuance of the Merger Consideration ("Registration Statement") in which the Proxy Statement/Prospectus will be included as a prospectus, (y) the issuance by the SEC of an order exempting the Merger from the provisions of Section 17(a) of the Investment Act (the "Exemptive Order") and (z) such reports under Section 13(a) and Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, and
(iii) such other consents, approvals, orders, authorization, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement or otherwise prevent the Fund from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Fund Material Adverse Effect.

    (d) SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. The Fund has filed all required reports, schedules, forms, statement and other documents with the SEC since January 1, 2000 (the "Fund SEC Documents"). All of the Fund SEC Documents (other than preliminary materials), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Investment Company Act of 1940 (the "Investment Act") and, in each case, the rules and regulations promulgated thereunder applicable to such Fund SEC Documents. None of the Fund SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no unresolved violation, criticism or exception by any Governmental Entity of which the Fund has received written notice with respect to such entity or statement which, if resolved in a manner unfavorable to the Fund, could have a Fund Material Adverse Effect. The financial statements of the Fund included in the Fund SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of the Fund as of the dates thereof and the results of operations and cash flows of the Fund for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Except as set forth in the most recent balance sheet contained in the Fund SEC Documents, the Fund does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Fund or in the notes thereto and which, individually or in the aggregate, would have a Fund Material Adverse Effect.

    (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Fund SEC Documents, since the date of the most recent financial statements included in the Fund SEC Documents (the "Financial Statement Date") and to the date of this Agreement, the Fund has conducted its business only in the ordinary course and there has not been (i) any material adverse change in the business, financial condition or results of operations of the Fund that has resulted or would result, individually or in the aggregate, in a Fund Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Fund Material Adverse Effect, (ii) except for regular monthly distributions with customary record and payment date, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Fund Stock of the Fund, (iii) any split, combination or reclassification of any of the shares of Fund Stock of the Fund or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, Fund Stock of the Fund, (iv) any damage, destruction or loss affecting the Fund, whether or not covered by insurance, that has or would have a Fund Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Fund materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Fund SEC Documents or required by a change in GAAP.

    (f) LITIGATION. Except as disclosed in the Fund SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Fund, threatened against or affecting such entity that, individually or in the aggregate, could reasonably be expected to (i) have a Fund Material Adverse Effect or
(ii) prevent the consummation of the Merger or any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Fund having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

    (g) BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Friedman, Billings, Ramsey & Co. ("the Financial Consultant"), the fees and expenses of which, as set forth in a letter agreement between the Funds and the Financial Consultant, will be paid by the Funds pro rata in accordance with their respective Net Assets, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Fund.

    (h) COMPLIANCE WITH LAWS. Except as disclosed in the SEC Documents, the Fund has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgement, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Fund Material Adverse Effect.

    (i)  CONTRACTS; DEBT INSTRUMENTS.

     (i) The Fund is not in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Fund Material Adverse Effect.

    (ii) Except for any of the following expressly identified in the most recent financial statements contained in the Fund SEC Documents, there are no loan or credit agreements, notes, bonds, mortgage, indentures, and other agreements and instruments outstanding pursuant to which the Fund is indebted in an aggregate principal amount in excess of $1,000,000 per item or pursuant to which such indebtedness may be incurred. For purposes of this Section 3.1(i)(ii), "Indebtedness" shall mean, with respect to any person, without duplication,
(a) all indebtedness of such person for borrowed money, whether secured or unsecured, (b) all obligations of such person under conditional sale or other title retention agreement related to property purchased by such person, (c) all capitalized lease obligations of such person, (d) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (e) all guarantees of such person of any such indebtedness of any other person and (f) any agreements to provide any of the foregoing.

    (j) PROPERTY AND ASSETS. The Fund has good and marketable fee simple title to those assets set forth in its most recent report filed with the SEC on Form N-SAR, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any easement, restriction or minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of the Fund.

    (k) BOOKS AND RECORDS. The books of account and other financial records of the Fund are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Fund SEC Documents.

    (l) REGISTRATION STATEMENT. The information furnished by the Fund for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (m) VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Fund Stock of the Fund is the only vote of any security holder in the Fund (under applicable law or otherwise) required to approve the Merger, the Merger Plan and the other transactions contemplated hereby.

    (n) REGULATED INVESTMENT COMPANY. The Fund is registered as a closed-end management investment company under the 1940 Act, and its registration with the SEC as an investment company is in full force and effect. The Fund has elected to qualify and has qualified as a regulated investment company ("RIC") under
Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its first taxable year; it has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified.

    Section 3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Funds and to the New Fund as follows:

    (a) ORGANIZATION, STANDING AND POWER OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to carry on its business as currently contemplated. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the businesses, properties, assets, financial conditions or results of operations of the Company (a "Company Material Adverse Effect").

    (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, ten shares are issued and outstanding and held by U.S. Bancorp Asset Management, Inc., the Company's sole stockholder, and

2,000,000 shares of preferred stock, none of which are issued or outstanding. All outstanding shares of Company Stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. The Articles of Incorporation of the Company will be amended prior to the Effective Time to read as set forth in Exhibit B. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth herein or in connection with the Merger, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which such entity is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Common Stock, voting securities or other ownership interests in the Company or obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock, voting securities or other ownership interests in the Company or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (c) AUTHORITY; NONCONTRAVENTION; CONSENTS. The Company has the requisite corporate power and authority to enter into this Agreement and the Merger Plan. The Company has the requisite corporate power and authority to consummate the Merger and other transactions contemplated by this Agreement and the Merger Plan. The execution and delivery of this Agreement and the Merger Plan by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement and the Merger Plan has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against such entity in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement and the Merger Plan by the Company does not, and the consummation of the Merger and other transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement and the Merger Plan will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under (i) the articles of incorporation or bylaws of the Company, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect or (y) prevent the consummation of the Merger or any other transaction contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the Merger Plan by the Company or the consummation by the Company of the Merger and other transactions contemplated hereby and thereby, except for (i) the filing with the SEC of
(x) the Registration Statement, (y) the Exemptive Order and (z) such reports under Section 13(a) and Section 14 of the Exchange Act, as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, and (iii) such other consents, approvals, orders, authorization, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

    (d) NO BUSINESS. The Company was incorporated on January 11, 2002 and has not conducted any business. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting such entity that, individually or in the aggregate, could reasonably be expected to
(i) have a Company Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Except for this Agreement and the Merger Plan, the Company is not a party to any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other contract, agreement, arrangement or understanding. The Company has no assets or liabilities.

    (e) BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

    (f) COMPLIANCE WITH LAWS. The Company has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgement, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

    (g) REGISTRATION STATEMENT. The information furnished by the Company for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    Section 3.3 REPRESENTATIONS AND WARRANTIES OF THE NEW FUND. The New Fund represents and warrants to the Funds and to the Company as follows:

    (a) ORGANIZATION, STANDING AND POWER OF THE NEW FUND. The New Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to carry on its business as currently contemplated. The New Fund is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the businesses, properties, assets, financial conditions or results of operations of the New Fund (a "New Fund Material Adverse Effect"). The New Fund has delivered to the Funds accurate and complete copies of the articles of incorporation and bylaws, as currently in effect, of the New Fund.

    (b) CAPITAL STRUCTURE. The authorized capital stock of the New Fund consists of 1,000,000,000 New Fund Shares, of which, as of the date of this Agreement, no shares are issued and outstanding. There are no bonds, debentures, notes or other indebtedness of the New Fund having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the New Fund may vote. Except as set forth herein or in connection with the Asset Transfers, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the New Fund is a party or by which such entity is bound, obligating the New Fund to issue, deliver or sell, or cause to be issued, delivered or sold, additional New Fund Shares, voting securities or other ownership interests in the New Fund or obligating the New Fund to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the New Fund to repurchase, redeem or otherwise acquire any New Fund Shares, voting securities or other ownership interests in the New Fund or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (c) AUTHORITY; NONCONTRAVENTION; CONSENTS. The New Fund has the requisite corporate power and authority to enter into this Agreement. The New Fund has the requisite corporate power and authority to consummate the Asset Transfers and other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the New Fund and the consummation by the New Fund of the Asset Transfers and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of the New Fund. This Agreement has been duly executed and delivered by the New Fund and constitutes a valid and binding obligation of the New Fund, enforceable against such entity in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement by the New Fund does not, and the consummation of the Asset Transfers and other transactions contemplated hereby and compliance by the New Fund with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the New Fund under (i) the articles of incorporation or bylaws of the New Fund, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the New Fund or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the New Fund or its properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a New Fund Material Adverse Effect or (y) prevent the consummation of the Asset Transfers or any other transaction contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the New Fund in connection with the execution and delivery of this Agreement by the New Fund or the consummation by the New Fund of the Asset Transfers and other transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (v) the Registration Statement,
(w) the Exemptive Order, (x) a Form N-14 Registration Statement to register the New Fund Shares to be offered in the Merger (the 'N-14 Registration Statement'),
(y) a Form N-2 Registration Statement to register the New Fund as an investment company under Section 8(b) of the Investment Company Act (the 'N-2 Registration Statement') and (z) such reports under Section 13(a) and Section 14 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (ii) such other consents, approvals, orders, authorization, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Asset Transfers or any of the transactions contemplated by this Agreement or otherwise prevent the New Fund from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a New Fund Material Adverse Effect.

    (d) NO BUSINESS. The New Fund was incorporated on November 19, 2002 and has not conducted any business. There is no suit, action or proceeding pending or, to the knowledge of the New Fund, threatened against or affecting such entity that, individually or in the aggregate, could reasonably be expected to
(i) have a New Fund Material Adverse Effect or (ii) prevent the consummation of the Asset Transfers or any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the New Fund having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Except for this Agreement, the New Fund is not a party to any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other contract, agreement, arrangement or understanding. The New Fund has no assets or liabilities.

    (e) BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person will be paid by the New Fund, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Asset Transfers or Merger based upon arrangements made by or on behalf of the New Fund.

    (f) COMPLIANCE WITH LAWS. The New Fund has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgement, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a New Fund Material Adverse Effect.

    (g) REGISTRATION STATEMENT. The information furnished by the New Fund for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                              ARTICLE IV COVENANTS

    Section 4.1 CONDUCT OF BUSINESS BY THE FUNDS. Except as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each Fund shall carry on its respective businesses in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, and ongoing businesses and its status as a RIC within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, each Fund shall not (and shall not authorize or commit or agree to):

    (a) (i) split, combine or reclassify any shares of Fund Stock or, except pursuant to the terms of any existing dividend reinvestment plan of the Fund, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Fund Stock or (ii) purchase, redeem or otherwise acquire any shares of Fund Stock;

    (b) issue, deliver or sell, or grant any option or other right, in respect of, any Fund Stock, any other securities of the Fund or any securities convertible into, or any rights, warrants or options to acquire, any such securities;

    (c)  amend the articles of incorporation or bylaws of the Fund

    (d)  merge or consolidate with any Person;

    (e) make any tax election (unless required by law or necessary to preserve the Fund's status as a RIC);

    (f) (i) change in any material manner any of its methods, principles or practices of accounting, except as may be required by the SEC, applicable law or GAAP or (ii) make or rescind any express or deemed election relating to tax matters; or

    (g)  pay any distribution except regular monthly distributions.

    Section 4.2 OTHER ACTIONS. None of the Funds shall take any action that would result in (i) any of the representations and warranties of such Fund (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

    Section 4.3 CONDUCT OF BUSINESS BY THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will not conduct any business; will not enter into any material contracts; and will not acquire any assets or incur any liabilities. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall not (and shall not authorize or commit or agree to) amend the articles of incorporation or bylaws of the Company.

    Section 4.4 OTHER ACTIONS OF THE COMPANY. The Company shall not take any action that would result in (i) any of the representations and warranties of the Company (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

    Section 4.5 NEW FUND COVENANTS AND ACTIONS.

    (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the New Fund will not conduct any business; will not enter into any material contracts; and will not acquire any assets or incur any liabilities. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the New Fund shall not (and shall not authorize or commit or agree to) amend the articles of incorporation or bylaws of the New Fund.

    (b) The New Fund shall not take any action that would result in (i) any of the representations and warranties of the New Fund (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Asset Transfers set forth in Article VI not being satisfied.

    (c) Prior to the Effective Time, the New Fund shall take all actions reasonable and necessary to organize itself in the following manner:

     (i) New Fund shall enter into an Advisory Agreement with US Bancorp Asset Management substantially in the form approved by the Funds' board on November 21, 2002 (the "New Fund Advisory Agreement");

     (ii) The Directors of New Fund shall be those persons listed in Exhibit E hereto or such other persons as mutually agreed to by the Funds and the New Fund;

    (iii) The New Fund shall be a registered investment company under the Investment Company Act; and

     (iv) The investment objectives and policies, and the investment management practices, of the New Fund shall be substantially as set forth in the draft of the S-4 Registration Statement approved by the Funds' board on November 21, 2002.

    (d) The New Fund and the Funds shall take all actions reasonable and necessary to complete the Asset Transfers substantially in the manner described in Section 1.7 hereof and in accordance with the asset and liability allocation procedures and methodology set forth in Exhibit F hereto, including the execution and delivery of appropriate bills of sale and other transfer documents.

                                   ARTICLE V
                              ADDITIONAL COVENANTS

    Section 5.1 PREPARATION OF THE REGISTRATION STATEMENTS AND THE PROXY STATEMENT/PROSPECTUS; EXEMPTIVE ORDER.

    (a) As soon as practicable following the date of this Agreement, the Funds, the New Fund and the Company shall prepare and file with the SEC a preliminary Registration Statement in form and substance satisfactory to each of the Funds in which the Proxy Statement/Prospectus will be included as a prospectus. The Company, the New Fund and each of the Funds shall use its best efforts to
(i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each Fund shall use its best efforts to mail the Proxy Statement/Prospectus to the holders of Fund Stock, together with the Notice of Election, as promptly as practicable after the Registration Statement is declared effective. Each party will notify the others promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus or for additional information, and will supply the other Funds with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement/Prospectus. The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus, the Company, the New Fund, the Fund or Funds, as the case may be, shall promptly inform the Company, the New Fund and the Funds of such occurrences and cooperate in filing with the SEC, and/or mailing to the holders of Fund Stock such amendment or supplement in a form reasonably acceptable to the Funds.

    (b) Each Fund shall cause a meeting of its shareholders (each, a "Shareholders Meeting") for the purpose of voting on the approval and adoption of the Merger Plan, the Merger and the transactions contemplated hereby, including the Asset Transfers. Each Fund covenants that the Proxy Statement/ Prospectus shall include the recommendation of such Fund Board to the effect that the Merger, this Agreement and the Merger Plan are in the best interest of the holders of Fund Stock of such Fund; PROVIDED, HOWEVER, that the recommendation of such Fund Board may not be included or may be withdrawn, modified or amended if such Fund Board determines so in good faith.

    (c) As soon as practicable following the date of this Agreement, the New Fund shall prepare and file with the SEC the N-14 Registration Statement and the N-2 Registration Statement, each in form and substance satisfactory to each of the Funds. The New Fund, the Company, and each of the Funds shall use its best efforts to (i) respond to any comments of the SEC and (ii) have both the N-14 Registration Statement and the N-2 Registration Statement declared effective under the Securities Act and the Investment Company Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the N-14 Registration Statement effective as long as is necessary to consummate the Merger. The New Fund will notify the other parties hereto promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the N-14 Registration Statement or the N-2 Registration Statement or for additional information, and will supply the other parties with copies of all correspondence between the New Fund or any of its representatives and the SEC with respect to such Registration Statements. The N-14 Registration Statement and the N-2 Registration Statement shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the N-14 Registration Statement or the N-2 Registration Statement, the New Fund shall promptly inform the other parties hereto of such occurrences and cooperate in filing with the SEC, and/or mailing to the holders of Fund Stock such amendment or supplement in a form reasonably acceptable to the Funds.

    Section 5.2 BEST EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company, the New Fund and each of the Funds agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company, the New Fund and other Funds in doing all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Merger Plan.

    (b) Each Fund shall give prompt notice to the Company, the New Fund and the other Funds, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c)  The Company shall give prompt notice to the Funds and the New Fund, if
(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (d) The New Fund shall give prompt notice to the Company and the Funds, if
(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    Section 5.3 PUBLIC ANNOUNCEMENTS. Each Fund, the New Fund and the Company will consult with the other parties before issuing, and provide the other parties the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and/or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Merger will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

    Section 5.4 INDEMNIFICATION FROM AND AFTER THE EFFECTIVE TIME.

    (a) (i) From and after the Effective Time, the Company shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or a member of the board of directors of a Participating Fund (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was an officer or a member of the board of directors at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("Fund Indemnified Liabilities"), including all Fund Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Merger, in each case to the full extent permitted under its articles of incorporation, the MBCA or the 1940 Act, including rights to receive advance payment of fees and expenses in defending any suits, actions or proceedings.

     (ii) Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.4 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.4 against the Company, notify the Company of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Company of its commencement, the Company will be entitled to participate in and, to the extent that it elects by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Company to the Indemnified Parties of its election to assume the defense, the Company will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. If the Company assumes the defense, the Company shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Company shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their partners, officers or directors; provided, further, that the Company shall not, in the defense of any such action, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Company, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Company, or (iii) the Company has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of Company.

    (iii) It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Company, or (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties, in each case of which the Company shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

     (iv) The Company will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

    (b) The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and personal representatives and shall be binding on all successors and assigns of the Company.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    Section 6.1  CONDITIONS PRECEDENT.

    (a) CONDITION TO ANY FUND PARTICIPATING IN THE MERGER. For any Fund to participate in the Merger as a constituent corporation, the Merger, the Merger Plan and the transactions contemplated thereby, including the Asset Transfers, shall have been duly approved by the shareholders of such Fund by a vote of at least a majority of all the votes entitled to be cast with respect thereto in accordance with the MBCA and the 1940 Act.

    (b)  CONDITIONS TO THE FUNDS AND THE NEW FUND TO EFFECT THE ASSET
TRANSFERS. The respective obligation of the Funds and the New Fund to consummate the Asset Transfers is subject to the satisfaction on or prior to the Effective Time of the following conditions:

      (i) MERGER CONDITIONS. All conditions to the obligations of the Funds and the Company to consummate the Merger shall have been satisfied or, if permitted, waived (other than the condition set forth in Section 6.1(c)(ii)).

     (ii) NEW FUND ELECTIONS. The number of New Fund Shares to be issued by the Funds, in the aggregate and after any required proration, in connection with the Asset Transfers shall be at least 5 million New Fund Shares, and the recipients of such New Fund Shares shall consist of no fewer than 500 separate holders that each hold at least 100 New Fund Shares.

     (iii) LISTING OF NEW FUND SHARES. The AMEX shall have approved for listing the New Fund Shares to be issued in the Merger and such approval shall remain in effect at the Effective Time.

     (iv) EXECUTION OF THE NEW FUND ADVISORY AGREEMENT. The New Fund Advisory Agreement in the form of Exhibit E attached hereto shall have been executed and be effective.

    (c) CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of the Funds and the Company to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date is subject to the satisfaction on or prior to the Effective Time of the following conditions:

      (i) SHAREHOLDER CONSENTS; AGGREGATE NAV. Funds having, in the aggregate, Net Assets of at least $200 million (net of the aggregate New Fund Share Maximums of such Funds, or the number of New Fund Election Shares where such number for any Fund is less than the applicable New Fund Share Maximum for each Participating Fund, and the number of Dissenting Shares for each Participating Fund multiplied by the Net Asset Value Per Share) shall have duly approved the Merger in accordance with Section 6.1(a).

     (ii) ASSET TRANSFERS. The Asset Transfers shall have been completed immediately prior to the Effective Time.

     (iii) LISTING OF COMPANY COMMON STOCK. The NYSE shall have approved for listing the Company Common Stock to be issued in the Merger and such approval shall remain in effect at the Effective Time.

     (iv) REGISTRATION STATEMENT. Each of the Registration Statement, N-14 Registration Statement and the N-2 Registration Statement shall have become effective under the Securities Act and/or the

Investment Company Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

     (v) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

     (vi) OPINION RELATED TO REIT STATUS OF THE COMPANY. The Funds shall have received an opinion dated as of the Closing Date of Ernst & Young LLP, reasonably satisfactory to the Funds that following the Merger (after giving effect thereto), the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

     (vii) CONSENTS AND APPROVALS. The receipt of all necessary governmental consents and approvals on or before (and remaining in effect at) the Effective Time.

    (viii) EXEMPTIVE ORDER. The Exemptive Order shall have been issued by the SEC and shall not contain any terms or conditions that are unacceptable to the Funds, in their reasonable discretion, or be inconsistent with this Agreement, and such Exemptive Order shall remain in effect at the Effective Time.

     (ix) TAX OPINION REGARDING THE MERGER. The Funds shall have received an opinion dated the Closing Date of Ernst & Young LLP, reasonably satisfactory to the Funds that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which shall be dated on or about the date that is two business days prior to the date of the Proxy Statement/Prospectus and which shall be updated as of the Effective Time.

     (x) EXECUTION OF REIT ADVISORY AGREEMENT. The REIT Advisory Agreement in the form of Exhibit D attached hereto shall have been executed and be effective.

    Section 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE FUNDS. The obligations of each of the Approving Funds to effect the Merger and to consummate the other transactions contemplated in this Agreement to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by the Approving Funds:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, the New Fund and the Approving Funds (without giving effect to any "materiality" qualification or limitation) set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and each Approving Fund shall have received a certificate signed on behalf of the Company, the New Fund and the other Approving Funds to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY, THE NEW FUND AND THE OTHER FUNDS. The Company, the New Fund and the Approving Funds shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and each Approving Fund shall have received a certificate signed on behalf of each of the Company, the New Fund and the other Approving Funds to such effect.

    (c) MATERIAL ADVERSE CHANGE OF THE OTHER FUNDS. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of any of other Approving Funds. Each Approving Fund shall have received a certificate of the other Approving Funds to the effect that there has been no such material adverse change.

    (d) MATERIAL ADVERSE CHANGE OF THE COMPANY AND OF THE NEW FUND. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of either the Company or the New Fund. Each Approving Fund shall have received a certificate of the Company and the New Fund to the effect that there has been no such material adverse change.

    (e) MATERIAL ADVERSE CHANGE OF THE ADVISER. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of the Adviser. Each Approving Fund shall have received a certificate of the Adviser to the effect that there has been no such material adverse change.

    (f) CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, including those related to any loan or credit agreement, shall have been received, other than such consents and waivers from third parties, which, if not obtained, would not result, individually, or in the aggregate, in a Fund Material Adverse Effect.

    (g) DISSENTERS RIGHTS. The holders of not more than 5% of the outstanding Fund Stock of any Approving Fund shall have exercised dissenters' rights in accordance with the MBCA.

    (h) ASSET TRANSFER CLOSING CERTIFICATE. The Funds and the New Fund shall have received a certificate signed by the Chief Investment Officer of U.S. Bancorp Asset Management, Inc., dated the Closing Date and addressed to the Funds and the New Fund, (i) certifying that the Asset Transfers being made at the Closing comply in all respects with the asset and liability allocation procedures and methodology set forth in Exhibit H hereto, and (ii) attaching calculations demonstrating such compliance with respect to those criteria which are numerically-based.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date whether before or after any Shareholder Approvals are obtained:

    (a) by mutual written consent of the Funds duly authorized by their respective board of directors;

    (b) by any Fund, but only as to such Fund, if the board of directors of such Fund shall have determined that it is in the best interests of the Fund and its shareholders to terminate such Fund's rights and obligations under this Agreement.

    Section 7.2 EXPENSES. Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Funds (pro rata in accordance with their aggregate Net Assets) whether or not the Merger is consummated (provided, however, that the Funds and the Company acknowledge that no fees and expenses of US Bancorp Asset Management relating to maintaining and negotiating US Bancorp Asset Management's interest in the proposed transactions (including all internal and outside counsel fees used for its direct purposes) will be paid by the Funds). If the total costs and expenses incurred by the Funds in connection with this Agreement, the Merger and the other transactions contemplated hereby exceed $3.4 million, then U.S. Bancorp Asset Management, on the one hand, and the Funds, on the other hand in the aggregate, shall pay 50% of such excess amount, except:

      (i) if the fees of Gardner Carton & Douglas incurred from and after August 1, 2002 exceed $200,000, then the Funds will bear sole responsibility for such excess amount;

     (ii) if the aggregate fees of Clifford Chance US LLP and of Faegre & Benson LLP incurred from and after August 1, 2002 exceed $320,000, then US Bancorp Asset Management will bear sole responsibility for such excess amount; and

     (iii) US Bancorp Asset Management will pay the first $50,000 of aggregate fees incurred by Ernst & Young LLP and Friedman, Billings, Ramsey & Co. from and after August 1, 2002, the Funds will pay up to the next $200,000 of such fees, and if such fees are in excess of $250,000, such excess fees will be paid 50% by the Funds and 50% by US Bancorp Asset Management.

    No Special Committee fees will be deemed fees related to this Agreement for purposes of this Section 7.2.

    Section 7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1(a), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Fund, the New Fund or the Company, other than under Section 7.2 and
Article VIII. In the event that any Fund terminates its rights and obligations under this Agreement as provided in Section 7.1(b), this Agreement shall forthwith (i) have no effect with regard to such Fund and (ii) impose no liability or obligation upon such Fund other than such Fund's rights and obligations under Section 7.2 and Article VIII.

    Section 7.4 AMENDMENT. This Agreement may be amended or modified by the consent of the Company, the New Fund and each Fund in writing by appropriate instrument executed thereby at any time prior to obtaining Shareholder Approvals; provided, however, that, after Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which requires the further approval of shareholders without obtaining such approval of all the Approving Funds.

    Section 7.5 WAIVER/APPROVALS. Prior to receiving Shareholder Approvals, any action required or permitted to be taken by the Funds under this Agreement (including amendments hereto, any consents or waivers hereunder or any termination of this Agreement) shall require the consent of all the Funds. After Shareholder Approvals, any such action shall require the consent of all the Approving Funds.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performances after the Effective Time.

    Section 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a)  if to the Funds, to
       US Bancorp Asset Management, Inc.
       800 Nicollet Mall
       Minneapolis, Minnesota 55402
       Telecopy: (612) 303-1189
       Attention: Thomas S. Schreier, Jr.

    (b)  if to the Company, to
       First American Strategic Real Estate Portfolio Inc.
       c/o U.S. Bancorp Asset Management, Inc.
       800 Nicollet Mall
       Minneapolis, Minnesota 55402
       Telecopy: (612) 303-1189
       Attention: Robert H. Nelson

    (c)  if to the New Fund, to
U.S. Bancorp Asset Management, Inc.
       800 Nicollet Mall
       Minneapolis, Minnesota 55402
       Telecopy: (612) 303-1189
       Attention: Thomas S. Schreier, Jr.

    Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements entered into in connection with this Agreement, including the Merger Plan (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II and Section 5.4, are not intended to confer upon any person other than the parties hereto any rights or remedies.

    Section 8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Minnesota or in any Minnesota state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Minnesota or any Minnesota state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                                   ARTICLE IX
                              CERTAIN DEFINITIONS

    Section 9.1 CERTAIN DEFINITIONS.  For purposes of this Agreement

    "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

    "Approving Funds" means those Funds that have received the required shareholder approvals at their respective Fund Shareholder Meeting, and have not terminated this Agreement pursuant to Section 7.1(b).

    "Fund Shareholder Meetings" means those meetings of the shareholders of the Funds called to consider and approve this Agreement, the Merger Plan and the Merger.

    "Participating Funds" means those Approving Funds that have satisfied all conditions contained in Article VI (except for any of those that have been waived or those that by their nature are to be fulfilled at the Closing).

    "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization or other entity.

    "Special Committee" means the special committee of the Funds Board appointed to consider the Merger.

    IN WITNESS WHEREOF, ASP, BSP, CSP, SLA, the New Fund and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.

                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   Senior Vice President
                                                         --------------------------------------------

                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.--II

                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   Senior Vice President
                                                         --------------------------------------------

                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.--III

                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   Senior Vice President
                                                         --------------------------------------------

                                                   AMERICAN SELECT PORTFOLIO INC.

                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   Senior Vice President
                                                         --------------------------------------------

                                                   FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO
                                                   INC.

                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   President
                                                         --------------------------------------------

                                                   FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   Senior Vice President
                                                         --------------------------------------------

                                   APPENDIX B
                                 PLAN OF MERGER
                         Dated as of November 21, 2002
                                    Merging
                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III
                           (a Minnesota corporation)
                         AMERICAN SELECT PORTFOLIO INC.
                           (a Minnesota corporation)
                                 with and into
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                            (a Maryland corporation)

                                   APPENDIX B
                                 PLAN OF MERGER
                                    Merging
                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III
                           (a Minnesota corporation)
                         AMERICAN SELECT PORTFOLIO INC.
                           (a Minnesota corporation)
                                 with and into
              FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.
                            (a Maryland corporation)

                                   BACKGROUND

    AMERICAN STRATEGIC INCOME PORTFOLIO INC., a Minnesota corporation ("ASP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II, a Minnesota corporation ("BSP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III, a Minnesota corporation ("CSP"), and AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("SLA" and together with ASP, BSP and CSP, the "Funds") and FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC., a Maryland corporation (the "Company"), are parties to an Amended and Restated Agreement and Plan of Reorganization dated as of November 21, 2002 (the "Reorganization Agreement"), providing for the merger of the Funds with and into the Company (the "Merger") upon the terms and conditions set forth in this Plan of Merger, the Reorganization Agreement and pursuant to the Minnesota Business Corporation Act (the "MBCA") and the Maryland General Corporation Law (the "MGCL"). The Company and the Funds are sometimes hereinafter together referred to as the "Constituent Corporations." Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

                              TERMS AND CONDITIONS

    1. MERGER TERMS AND CONDITIONS. The Constituent Corporations shall effect the Merger upon the terms and subject to the conditions set forth in this Plan of Merger.

    1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Plan of Merger, the Reorganization Agreement and in accordance with the MGCL and the MBCA, ASP, BSP, CSP and SLA shall each be merged with and into the Company at the Effective Time. Following the Merger, the separate existence of ASP, BSP, CSP and SLA shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of ASP, BSP, CSP and SLA in accordance with the MGCL and MBCA.

    1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m., Minneapolis time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in the Reorganization Agreement (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the Funds (the "Closing Date").

    1.3 EFFECTIVE DATE. As soon as practicable following the Closing, the parties shall file articles of merger, certificate of merger or other appropriate documents for the merger of the Funds with and into the Company executed in accordance with the MGCL and MBCA (collectively, the "Articles of

Merger") and shall make all other filings or recordings required under the MGCL and the MBCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, or at such other time as the parties shall specify in the Articles of Merger (the time and date the Merger becomes effective being the "Effective Time" and the "Effective Date," respectively), it being understood that the parties shall cause the Effective Date to be the Closing Date.

    1.4  EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 1.1 and in the MGCL and the MBCA, as appropriate.

    1.5 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "ByLaws"), until duly amended as provided therein or by applicable law.

    1.6 OFFICERS AND DIRECTORS. The officers of the Company at the Effective Time shall continue to be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the MGCL, the Charter and the ByLaws. The Board of Directors of the Surviving Corporation immediately following the Effective Time shall be those persons identified in writing by the Company and not objected to by the Funds.

    2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Funds or the holders of any of the following shares of capital stock:

    (a) FUND STOCK. Subject to the other provisions of this Section 2.1 and to Sections 2.2 and 2.3:

          (i) each share of common stock, par value $.01 per share, of ASP ("ASP Stock"), each share of common stock, par value $.01 per share, of BSP ("BSP Stock"), each share of common stock, par value $.01 per share, of CSP ("CSP Stock"), and each share of common stock, par value $.01 per share, of SLA ("SLA Stock", and together with ASP Stock, BSP Stock and CSP Stock, the "Fund Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares of Fund Stock held by the Company or any of the Funds immediately prior to the Merger (the "Cancelable Shares") and Dissenting Shares (as defined in Section 2.3(i))) shall be converted into the right to receive (A) that number of shares of Company Common Stock equal to the Exchange Ratio (as calculated in accordance with Section 2.1(c)), or
    (B) that number of shares of common stock, par value $.01 per share ("New Fund Shares"), of First American Select Portfolio Inc., a Minnesota corporation (the "New Fund"), equal to the Exchange Ratio, or (C) a combination of shares of Company Common Stock and New Fund Shares, determined in accordance with this Section 2.1 (the "Merger Consideration"); provided, however, that notwithstanding any other provision hereof, only shares of Fund Stock of Participating Funds shall be subject to the conversion and other terms of this Section 2.1 and Sections 2.2 and 2.3 (such shares of Fund Stock of Participating Funds but excluding Cancelable Shares and Dissenting Shares are defined as the "Merger Shares"). At the Effective Time, all Merger Shares shall no longer be outstanding and automatically shall be cancelled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent solely the right to receive the Merger Consideration. The holders of certificates previously evidencing the Merger Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Merger Shares except as otherwise provided herein, in the Merger Plan or by the MBCA or the MGCL. Such certificates previously evidencing Merger Shares shall be exchanged for the Merger Consideration, without interest, in accordance with the allocation procedures of this Section 2.1 and upon the surrender of such certificates in accordance with the provisions of Sections 2.2 and 2.3;

          (ii) each Cancelable Share shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares;

          (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares; and

          (iv) subject to the allocation and election procedures set forth in Section 2.2, each record holder of Merger Shares outstanding immediately prior to the Election Deadline will be entitled with respect to the Merger Consideration to receive New Fund Shares for all, but not less than all, of such shares, provided the election procedures set forth herein have been satisfied (a "New Fund Election").

    (b) CHARTER LIMITATIONS. Notwithstanding the foregoing, the parties understand that following the Merger the rights of each stockholder of the Company under this Section 2.1 and the Merger Plan will be subject to the ownership limitations and other related provisions contained in the Charter.

    (c) EXCHANGE RATIO. The "Exchange Ratio" for each Fund shall be determined by (i) dividing that Fund's Net Assets by the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time, and (ii) then dividing such result by $10.00. Each Fund's "Net Assets" shall be determined as of the last business day of the week immediately preceding the Effective Time and shall be calculated in a manner consistent with the existing policies of the Funds, but adjusted to give effect to the expenses of the Merger and the other transactions contemplated by the Reorganization Agreement, including the Asset Transfers, to the extent such expenses have not been accrued prior thereto and reflected in the Net Assets.

    2.2  NEW FUND ELECTIONS.

    (a) NEW FUND SHARE MAXIMUM. The maximum number of shares of Fund Stock of each Fund to be converted into the right to receive New Fund Shares in the Merger (the "New Fund Share Maximum") shall be that number of shares, when added to the Dissenting Shares of such Fund, that is equal to 49% of (w) the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time less (x) the number of Cancelable Shares of such Fund (the number of shares determined in accordance with clauses (w) and (x) shall be deemed the "Exchanged Shares").

    (b) REPRESENTATIVE HOLDERS. Holders of record of shares of Fund Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Fund Stock held by such Representative for a particular beneficial owner.

    (c) PRORATION. If, for any Fund, the aggregate number of shares covered by New Fund Elections (the "New Fund Election Shares") exceeds the New Fund Share Maximum, all Merger Shares not covered by New Fund Elections (the "Non-Electing Shares") shall be converted into the right to receive Company Common Stock, and the New Fund Election Shares shall be converted into the right to receive Company Common Stock and New Fund Shares in the following manner:

          (1) A proration factor (the "New Fund Proration Factor") for each Fund will be determined by dividing the New Fund Share Maximum for such Fund by the total number of New Fund Election Shares of such Fund.

          (2) The number of New Fund Election Shares of such Fund covered by New Fund Share Elections to be converted into New Fund Shares will be determined by multiplying the New Fund Proration Factor for such Fund by the total number of New Fund Election Shares covered by such New Fund Share Election, rounded down to the nearest whole number (such number of shares shall be deemed the "New Fund Proration Shares"), and each New Fund Proration Share of such Fund shall be converted into New Fund Shares in accordance with Section 2.1(a)(i).

          (3) Each New Fund Election Share, other than those converted into the right to receive New Fund Shares in accordance with Section 2.2(c)(2), will be converted into the right to receive shares of Company Common Stock (on a consistent basis among shareholders of that Fund who did make a New Fund Election), as if such shares were not New Fund Election Shares.

    (d) NO PRORATION. If, for any Fund, the aggregate number of New Fund Election Shares is equal to or less than the New Fund Share Maximum, each New Fund Election Share shall be converted into the right to receive New Fund Shares, and each Non-Electing Share shall be converted into the right to receive Company Common Stock.

    (e) FORM OF ELECTION. All New Fund Elections shall be made on a form designed for that purpose (a "Form of Election") whereby holders of Fund Stock may elect to exchange certificates that immediately prior to the Effective Time represented shares of Fund Stock (the "Certificates") and shares of Fund Stock represented by book-entry ("Book-Entry Shares"). New Fund Elections shall be made by holders of Fund Stock by mailing to the Exchange Agent a Form of Election, which shall be in such form and have such provisions as the Funds may reasonably specify. To be effective, a Form of Election must be properly completed, signed and accompanied by (i) Certificates representing the shares of Fund Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Fund (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); provided that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery) or (ii) in the case of Book-Entry Shares, any additional document specified in the procedures set forth in the Form of Election. Furthermore, such holder's election to receive New Fund Shares will have been properly made only if the Exchange Agent has received the Form of Election and other required materials at its designated office, by 5:00 p.m., Minneapolis time on the last business day prior to the Fund Shareholder Meeting of the respective Fund (the "Election Deadline"). The Funds will have the discretion, which they may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Funds (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Funds nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this
Section 2.2 (other than the calculation of the Net Assets of the Funds) and all such computations shall be conclusive and binding on the holders of Fund Stock absent manifest error. A New Fund Election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with this paragraph (e), the Certificate or Certificates (or guarantees of delivery or Book-Entry Shares, as appropriate) for the shares of Fund Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the shareholder of the Fund submitting the same and such shares shall be deemed to be Non-Electing Shares.

    (f) FAILED ELECTIONS. For the purposes hereof, a holder of Fund Stock who does not make a valid New Fund Election prior to the Election Deadline, including as a result of revocation, shall be deemed not to have made a New Fund Election and such holder's shares shall be treated as Non-Electing Shares. If the Funds or the Exchange Agent shall determine that any purported New Fund Election was not properly made, such purported New Fund Election shall be deemed to be of no force and effect and the shareholder making such purported New Fund Election shall for purposes hereof be deemed not to have made a New Fund Election.

    (g) FORM DISTRIBUTIONS. The Funds and the Company, or any transfer agent or other responsible party acting on behalf of the Funds and the Company, shall mail the Form of Election to each person who is a holder of record of Fund Stock on the record date for the Fund Shareholder Meetings and shall each use its best efforts to mail the Form of Election to all persons who become holders of Fund Stock during the period between (i) such record date and (ii) the date seven calendar days prior to the

Election Deadline and to make the Form of Election available to all persons who become holders of Fund Stock subsequent to the date described in clause
(ii) and no later than the close of business on the business day prior to the Election Deadline.

    2.3    EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Promptly following the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by the Funds (the "Exchange Agent"), for the benefit of the holders of shares of Fund Stock, for exchange in accordance with this Plan of Merger, through the Exchange Agent, (i) certificates evidencing such number of shares of Company Common Stock necessary to make all exchanges pursuant to Section 2.3(b) and (ii) certificates evidencing all New Fund Shares held by each Fund after completion of the Asset Transfers (such certificates for shares of Company Common Stock and New Fund Stock, together with any dividends or distributions with respect thereto, and cash received by the Exchange Agent pursuant to Section 2.3(f), being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from the Company, deliver the Company Common Stock, New Fund Shares and cash contemplated to be issued pursuant to Section 2.1 and Section 2.3(f) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose; PROVIDED, HOWEVER, that the Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from the Company, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $75 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); PROVIDED, FURTHER, that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Fund Stock of the Merger Consideration or otherwise impair such holders' respective rights hereunder. In the event the Exchange Fund shall realize a loss on any such investment, the Company shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Company.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Company will instruct the Exchange Agent to mail to each holder of record, as of the Effective Time, of a Certificate or Book-Entry Shares (other than such holders who properly made an election to receive New Fund Shares with respect to such Certificates or Book-Entry Shares in accordance with Section 2.2), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender for cancellation of the Certificates or Book-Entry Shares in exchange for certificates evidencing shares of Company Common Stock. Upon surrender of a Certificate or Book-Entry Shares for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefore the Merger Consideration and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. Subject to Section 2.3(h), under no circumstances will any holder of a Certificate or Book-Entry Shares be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate or, in the case of Book-Entry Shares, the surrender of such shares. In the event of a transfer of ownership of shares of Fund Stock which is not registered in the transfer records of the Funds, the Merger Consideration may be paid in accordance with this Plan of Merger to the transferee if the Certificate and each Book-Entry Share evidencing such shares of Fund Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3 (but subject to Section 2.3(i)), each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. No interest shall be paid on the Merger Consideration.

    (c) RECORD DATES; DISTRIBUTIONS WITH RESPECT TO UNCONVERTED FUND STOCK. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the Company Common Stock represented thereby until the surrender of such Certificate or Book--Entry Shares in accordance with this Plan of Merger. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate or Book-Entry Shares there shall be paid to the holder of such Certificate or Book-Entry Shares, without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 2.3(f) and (B) if such Certificate or Book-Entry Shares are exchangeable for one or more whole shares of Company Common Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Company Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN FUND STOCK. All Merger Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to the Fund Stock theretofore represented by such Certificates and Book-Entry Shares, subject, however, to the obligation of the Company to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Funds on such Fund Stock in accordance with the terms of the Reorganization Agreement or prior to the date of the Reorganization Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the transfer books of the Funds of the shares of Fund Stock which are outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are properly presented to the Company, they shall be cancelled and exchanged as provided in this Plan of Merger.

    (e) NO LIABILITY. None of the Company, the Funds, the New Fund or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with
Section 2.3(b) shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat or similar laws.

    (f)    NO FRACTIONAL SHARES.

          (i) No certificates or script representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of the Company.

          (ii) Notwithstanding any other provision of this Plan of Merger, each holder of shares of Fund Stock exchanged in the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates and/or Book-Entry Shares of each Fund delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this Section 2.3(f), a cash payment in lieu of such fractional share of Company Common Stock representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Company Common Stock which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates and Book-Entry Shares, the Exchange Agent will hold such proceeds in trust (the "Exchange Trust") for such holders. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates and Book-Entry Shares in lieu of any fractional shares of Company Common Stock, the Exchange Agent shall deliver such amounts to such holders of Certificates and Book-Entry Shares without interest.

          (iii) Notwithstanding any other provision of this Plan of Merger, each holder of shares of Fund Stock exchanged in the Merger who would otherwise have been entitled to receive a fraction of a New Fund Share (after taking into account all Certificates and/or Book-Entry Shares of each Fund delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this Section 2.3(f), a cash payment in lieu of such fractional New Fund Share representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional New Fund Shares which would otherwise have been issued (the "New Fund Excess Shares"). The sale of the New Fund Excess Shares by the Exchange Agent shall be executed on the American Stock Exchange ("AMEX") through one or more member firms of the AMEX and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates and Book-Entry Shares, the Exchange Agent will hold such proceeds in trust (the "New Fund Exchange Trust") for such holders. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the New Fund Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates and Book-Entry Shares in lieu of any fractional New Fund Shares, the Exchange Agent shall deliver such amounts to such holders of Certificates and Book-Entry Shares without interest.

    (g) WITHHOLDING RIGHTS. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Fund Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Fund Stock, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

    (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such persons of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it and the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable, and unpaid dividends and distribution on shares of Company Common Stock and/or New Fund Shares deliverable in respect thereof pursuant to this Agreement.

    (i)    DISSENTING SHARES.

          (i) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Fund Stock which are held by shareholders of a Fund who shall have not voted in favor of the Merger and who shall have filed with such Fund, prior to the taking of the vote of the shareholders of such Fund on the Merger, a written notice of intent to demand payment of the fair value for such shares of Fund Stock and, after the taking of such vote, shall make written demand for payment of the fair value of such shares in accordance with and otherwise comply with
    Section 302A.473 of the MBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 302A.473 of the MBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 302A.473 of the MBCA shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration as if such shares were Non-Electing Shares, without any interest thereon, upon surrender, in the manner provided in Section 2.2 and 2.3, of the Certificate or Certificates that formerly evidenced such shares of Fund Stock.

          (ii) Each Fund shall give each other Fund prompt notice upon receipt by such Fund, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of Fund Stock in accordance with Section 302A.473 of the MBCA and withdrawals of any such notice. No Fund shall, except with the prior approval of the Funds, make any payment with respect to any demands for the fair value of shares of Fund Stock or offer to settle or settle any such demands.

    3.1 TERMINATION. This Plan of Merger may be terminated at any time on or before the Effective Time by agreement of the Boards of Directors of the Constituent Corporations. This Plan of Merger shall be automatically terminated if the Reorganization Agreement is terminated in accordance with the terms thereof.

                                  APPENDIX C-1

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                  TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.

November 21, 2002

Board of Directors
American Strategic Income Portfolio Inc.
800 Nicollet Mall
Minneapolis, MN 55402

Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness of the consideration, from a financial point of view, to the shareholders of American Strategic Income Portfolio Inc. (the "Fund") in the transaction contemplated by the Merger Agreement as referred to herein as the "Merger" pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. (collectively with the Fund, the "Funds"), First American Strategic Real Estate Portfolio, Inc. (the "New REIT") and First American Strategic Income Portfolio Inc. (the "New Fund"). FBR is not providing an opinion as to the trading value of the Fund common stock, or of the New REIT or New Fund common stock going forward, nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the New REIT or the New Fund shares as an investment by current investors in the Fund. FBR is not involved in the actual decision making process regarding the allocation of assets, but we have reviewed the written methodology that will be used in determining the allocation. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed.

The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each Fund whose shareholders approve the Merger will merge into the New REIT and that each share of such Fund's common stock, other than shares with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation, shall be converted into the right to receive a number of shares of common stock of the New REIT or a number of shares of common stock of the New Fund having a net asset value equal to the net asset value of the converted share. The Merger Agreement requires, as a condition to the Merger, that Funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be paid for dissenting shares based on their net asset value and net of net assets to be transferred to the New Fund) elect to participate in the Merger. The number of shares that may receive New Fund shares or cash through the exercise of dissenters' rights will be limited to 49% of the shares of the Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be pro rated based on the individual shareholdings in the Fund. The Merger Agreement also requires, as a condition to the Merger, that the New Fund shall have been approved for listing on the American Stock Exchange (which will require that the New Fund have at least $50 million of net assets and no fewer than 500 separate shareholders). The Merger will be a tax-free transaction for shareholders electing to receive New REIT shares and will be a taxable transaction for shareholders electing the New Fund Option. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

                                     C-1-1

 3. reviewed the New Fund Advisory Agreement (as defined in the Merger
    Agreement);

 4. reviewed the Charter (as defined in the Merger Agreement);

 5. reviewed the ByLaws (as defined in the Merger Agreement);

 6. reviewed a draft of the Form S-4 Registration Statement dated 11/20/02 to be filed with the SEC;

 7. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 8. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, May 31, 2001, and May 31, 2002;

 9. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, May 31, 2001, and May 31, 2002;

 10. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the periods ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and
     November 30, 2001;

 11. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;

 12. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992

 13. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993

 14. reviewed the American Select Portfolio Inc. prospectus dated December September 14, 1993;

 15. reviewed the Funds' portfolios as of May 31, 2002;

 16. reviewed the Funds' master loan and security agreements;

 17. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through May 31, 2002;

 18. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 19. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 20. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 21. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 22. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company;

 23. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate; and

 24. reviewed the methodology to be used in allocating the existing fund assets between New REIT and New Fund.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S.

                                     C-1-2

Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since
May 31, 2002. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not expressing any opinion as to the Fund's, the New REIT's or the New Fund's valuation or pricing procedures, any differences between them, or any determinations made or to be made thereunder. FBR has assumed that there will be no significant disruption in market conditions between the valuation time specified in the Merger Agreement and the closing date. FBR is not an expert in the evaluation of loan loss allowances, and was not requested to and did not review any individual credit files relating to any assets held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger and did not consider any particular federal or state tax consequences to any individual shareholder in rendering its opinion. FBR has assumed that the assets and liabilities are allocated between the new REIT and the New Fund in accordance with the terms of the written allocation methodology.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

It is understood that: (i) any Fairness Opinion which may be rendered by FBR concerning the Merger shall be used by the Board of Directors solely in connection with their consideration of the Merger; and (ii) the Fund will not furnish any Fairness Opinion or other material prepared by FBR to any other person or persons or use or refer to any Fairness Opinion for any other purposes without the prior written approval of FBR. Notwithstanding the foregoing, FBR acknowledges that any such Fairness Opinion, at the Fund's option, may be referred to and reproduced in its entirety in proxy materials filed with the Securities and Exchange Commission and sent to the Fund's shareholders in connection with the solicitation of approval for the Merger and may be required by the Fund to be addressed to the shareholders of the Fund as well as the Board of Directors.

Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-1-3

                                  APPENDIX C-2

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II

November 21, 2002

Board of Directors
American Strategic Income Portfolio Inc.--II
800 Nicollet Mall
Minneapolis, MN 55402

Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness of the consideration, from a financial point of view, to the shareholders of American Strategic Income Portfolio Inc.--II (the "Fund") in the transaction contemplated by the Merger Agreement as referred to herein as the "Merger" pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio, Inc., American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. (collectively with the Fund, the "Funds"), First American Strategic Real Estate Portfolio, Inc. (the "New REIT") and First American Strategic Income Portfolio Inc. (the "New Fund"). FBR is not providing an opinion as to the trading value of the Fund common stock, or of the New REIT or New Fund common stock going forward, nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the New REIT or the New Fund shares as an investment by current investors in the Fund. FBR is not involved in the actual decision making process regarding the allocation of assets, but we have reviewed the written methodology that will be used in determining the allocation. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed.

The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each Fund whose shareholders approve the Merger will merge into the New REIT and that each share of such Fund's common stock, other than shares with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation, shall be converted into the right to receive a number of shares of common stock of the New REIT or a number of shares of common stock of the New Fund having a net asset value equal to the net asset value of the converted share. The Merger Agreement requires, as a condition to the Merger, that Funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be paid for dissenting shares based on their net asset value and net of net assets to be transferred to the New Fund) elect to participate in the Merger. The number of shares that may receive New Fund shares or cash through the exercise of dissenters' rights will be limited to 49% of the shares of the Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be pro rated based on the individual shareholdings in the Fund. The Merger Agreement also requires, as a condition to the Merger, that the New Fund shall have been approved for listing on the American Stock Exchange (which will require that the New Fund have at least $50 million of net assets and no fewer than 500 separate shareholders). The Merger will be a tax-free transaction for shareholders electing to receive New REIT shares and will be a taxable transaction for shareholders electing the New Fund Option. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

                                     C-2-1

 3. reviewed the New Fund Advisory Agreement (as defined in the Merger
    Agreement);

 4. reviewed the Charter (as defined in the Merger Agreement);

 5. reviewed the ByLaws (as defined in the Merger Agreement);

 6. reviewed a draft of the Form S-4 Registration Statement dated 11/20/02 to be filed with the SEC;

 7. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 8. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, May 31, 2001, and May 31, 2002;

 9. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, May 31, 2001, and May 31, 2002;

 10. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the periods ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and
     November 30, 2001;

 11. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;

 12. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992

 13. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993

 14. reviewed the American Select Portfolio Inc. prospectus dated December September 14, 1993;

 15. reviewed the Funds' portfolios as of May 31, 2002;

 16. reviewed the Funds' master loan and security agreements;

 17. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through May 31, 2002;

 18. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 19. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 20. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 21. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 22. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company;

 23. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate; and

 24. reviewed the methodology to be used in allocating the existing fund assets between New REIT and New Fund.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S.

                                     C-2-2

Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since
May 31, 2002. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not expressing any opinion as to the Fund's, the New REIT's or the New Fund's valuation or pricing procedures, any differences between them, or any determinations made or to be made thereunder. FBR has assumed that there will be no significant disruption in market conditions between the valuation time specified in the Merger Agreement and the closing date. FBR is not an expert in the evaluation of loan loss allowances, and was not requested to and did not review any individual credit files relating to any assets held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger and did not consider any particular federal or state tax consequences to any individual shareholder in rendering its opinion. FBR has assumed that the assets and liabilities are allocated between the new REIT and the New Fund in accordance with the terms of the written allocation methodology.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

It is understood that: (i) any Fairness Opinion which may be rendered by FBR concerning the Merger shall be used by the Board of Directors solely in connection with their consideration of the Merger; and (ii) the Fund will not furnish any Fairness Opinion or other material prepared by FBR to any other person or persons or use or refer to any Fairness Opinion for any other purposes without the prior written approval of FBR. Notwithstanding the foregoing, FBR acknowledges that any such Fairness Opinion, at the Fund's option, may be referred to and reproduced in its entirety in proxy materials filed with the Securities and Exchange Commission and sent to the Fund's shareholders in connection with the solicitation of approval for the Merger and may be required by the Fund to be addressed to the shareholders of the Fund as well as the Board of Directors.

Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-2-3

                                  APPENDIX C-3

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III

November 21, 2002

Board of Directors
American Strategic Income Portfolio Inc.--III
800 Nicollet Mall
Minneapolis, MN 55402

Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness of the consideration, from a financial point of view, to the shareholders of American Strategic Income Portfolio Inc.--III (the "Fund") in the transaction contemplated by the Merger Agreement as referred to herein as the "Merger" pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Select Portfolio Inc. (collectively with the Fund, the "Funds"), First American Strategic Real Estate Portfolio Inc. (the "New REIT") and First American Strategic Income Portfolio Inc. (the "New Fund"). FBR is not providing an opinion as to the trading value of the Fund common stock, or of the New REIT or New Fund common stock going forward, nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the New REIT or the New Fund shares as an investment by current investors in the Fund. FBR is not involved in the actual decision making process regarding the allocation of assets, but we have reviewed the written methodology that will be used in determining the allocation. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed.

The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each Fund whose shareholders approve the Merger will merge into the New REIT and that each share of such Fund's common stock, other than shares with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation, shall be converted into the right to receive a number of shares of common stock of the New REIT or a number of shares of common stock of the New Fund having a net asset value equal to the net asset value of the converted share. The Merger Agreement requires, as a condition to the Merger, that Funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be paid for dissenting shares based on their net asset value and net of net assets to be transferred to the New Fund) elect to participate in the Merger. The number of shares that may receive New Fund shares or cash through the exercise of dissenters' rights will be limited to 49% of the shares of the Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be pro rated based on the individual shareholdings in the Fund. The Merger Agreement also requires, as a condition to the Merger, that the New Fund shall have been approved for listing on the American Stock Exchange (which will require that the New Fund have at least $50 million of net assets and no fewer than 500 separate shareholders). The Merger will be a tax-free transaction for shareholders electing to receive New REIT shares and will be a taxable transaction for shareholders electing the New Fund Option. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the New Fund Advisory Agreement (as defined in the Merger
    Agreement);

                                     C-3-1

 4. reviewed the Charter (as defined in the Merger Agreement);

 5. reviewed the ByLaws (as defined in the Merger Agreement);

 6. reviewed a draft of the Form S-4 Registration Statement dated 11/20/02 to be filed with the SEC;

 7. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 8. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, May 31, 2001, and May 31, 2002;

 9. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, May 31, 2001, and May 31, 2002;

 10. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the periods ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and
     November 30, 2001;

 11. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;

 12. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992

 13. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993

 14. reviewed the American Select Portfolio Inc. prospectus dated December September 14, 1993;

 15. reviewed the Funds' portfolios as of May 31, 2002;

 16. reviewed the Funds' master loan and security agreements;

 17. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through May 31, 2002;

 18. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 19. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 20. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 21. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 22. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company;

 23. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate; and

 24. reviewed the methodology to be used in allocating the existing fund assets between New REIT and New Fund.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason

                                     C-3-2
to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since May 31, 2002. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not expressing any opinion as to the Fund's, the New REIT's or the New Fund's valuation or pricing procedures, any differences between them, or any determinations made or to be made thereunder. FBR has assumed that there will be no significant disruption in market conditions between the valuation time specified in the Merger Agreement and the closing date. FBR is not an expert in the evaluation of loan loss allowances, and was not requested to and did not review any individual credit files relating to any assets held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger and did not consider any particular federal or state tax consequences to any individual shareholder in rendering its opinion. FBR has assumed that the assets and liabilities are allocated between the new REIT and the New Fund in accordance with the terms of the written allocation methodology.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

It is understood that: (i) any Fairness Opinion which may be rendered by FBR concerning the Merger shall be used by the Board of Directors solely in connection with their consideration of the Merger; and (ii) the Fund will not furnish any Fairness Opinion or other material prepared by FBR to any other person or persons or use or refer to any Fairness Opinion for any other purposes without the prior written approval of FBR. Notwithstanding the foregoing, FBR acknowledges that any such Fairness Opinion, at the Fund's option, may be referred to and reproduced in its entirety in proxy materials filed with the Securities and Exchange Commission and sent to the Fund's shareholders in connection with the solicitation of approval for the Merger and may be required by the Fund to be addressed to the shareholders of the Fund as well as the Board of Directors.

Very truly yours,

/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-3-3

                                  APPENDIX C-4

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                       TO AMERICAN SELECT PORTFOLIO INC.

November 21, 2002

Board of Directors
American Select Portfolio Inc.
800 Nicollet Mall
Minneapolis, MN 55402

Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness of the consideration, from a financial point of view, to the shareholders of American Select Portfolio Inc.(the "Fund") in the transaction contemplated by the Merger Agreement as referred to herein as the "Merger" pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III (collectively with the Fund, the "Funds"), First American Strategic Real Estate Portfolio, Inc. (the "New REIT") and First American Strategic Income Portfolio Inc. (the "New Fund"). FBR is not providing an opinion as to the trading value of the Fund common stock, or of the New REIT or New Fund common stock going forward, nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the New REIT or the New Fund shares as an investment by current investors in the Fund. FBR is not involved in the actual decision making process regarding the allocation of assets, but we have reviewed the written methodology that will be used in determining the allocation. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed.

The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each Fund whose shareholders approve the Merger will merge into the New REIT and that each share of such Fund's common stock, other than shares with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation, shall be converted into the right to receive a number of shares of common stock of the New REIT or a number of shares of common stock of the New Fund having a net asset value equal to the net asset value of the converted share. The Merger Agreement requires, as a condition to the Merger, that Funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be paid for dissenting shares based on their net asset value and net of net assets to be transferred to the New Fund) elect to participate in the Merger. The number of shares that may receive New Fund shares or cash through the exercise of dissenters' rights will be limited to 49% of the shares of the Fund. Shareholder elections to receive New Fund shares in excess of this limitation will be pro rated based on the individual shareholdings in the Fund. The Merger Agreement also requires, as a condition to the Merger, that the New Fund shall have been approved for listing on the American Stock Exchange (which will require that the New Fund have at least $50 million of net assets and no fewer than 500 separate shareholders). The Merger will be a tax-free transaction for shareholders electing to receive New REIT shares and will be a taxable transaction for shareholders electing the New Fund Option. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the New Fund Advisory Agreement (as defined in the Merger
    Agreement);

                                     C-4-1

 4. reviewed the Charter (as defined in the Merger Agreement);

 5. reviewed the ByLaws (as defined in the Merger Agreement);

 6. reviewed a draft of the Form S-4 Registration Statement dated 11/20/02 to be filed with the SEC;

 7. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 8. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, May 31, 2001, and May 31, 2002;

 9. reviewed the American Strategic Income Portfolio Inc. and American Select Portfolio Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, May 31, 2001, and May 31, 2002;

 10. reviewed the American Strategic Income Portfolio Inc.--II and American Strategic Income Portfolio Inc.--III semi-annual reports to shareholders for the periods ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and
     November 30, 2001;

 11. reviewed the American Strategic Income Portfolio Inc. prospectus dated December 19, 1991;

 12. reviewed the American Strategic Income Portfolio Inc.--II prospectus dated July 23, 1992

 13. reviewed the American Strategic Income Portfolio Inc.--III prospectus dated March 19, 1993

 14. reviewed the American Select Portfolio Inc. prospectus dated December September 14, 1993;

 15. reviewed the Funds' portfolios as of May 31, 2002;

 16. reviewed the Funds' master loan and security agreements;

 17. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through May 31, 2002;

 18. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 19. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 20. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 21. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 22. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company;

 23. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate; and

 24. reviewed the methodology to be used in allocating the existing fund assets between New REIT and New Fund.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason

                                     C-4-2
to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since May 31, 2002. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not expressing any opinion as to the Fund's, the New REIT's or the New Fund's valuation or pricing procedures, any differences between them, or any determinations made or to be made thereunder. FBR has assumed that there will be no significant disruption in market conditions between the valuation time specified in the Merger Agreement and the closing date. FBR is not an expert in the evaluation of loan loss allowances, and was not requested to and did not review any individual credit files relating to any assets held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger and did not consider any particular federal or state tax consequences to any individual shareholder in rendering its opinion. FBR has assumed that the assets and liabilities are allocated between the new REIT and the New Fund in accordance with the terms of the written allocation methodology.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

It is understood that: (i) any Fairness Opinion which may be rendered by FBR concerning the Merger shall be used by the Board of Directors solely in connection with their consideration of the Merger; and (ii) the Fund will not furnish any Fairness Opinion or other material prepared by FBR to any other person or persons or use or refer to any Fairness Opinion for any other purposes without the prior written approval of FBR. Notwithstanding the foregoing, FBR acknowledges that any such Fairness Opinion, at the Fund's option, may be referred to and reproduced in its entirety in proxy materials filed with the Securities and Exchange Commission and sent to the Fund's shareholders in connection with the solicitation of approval for the Merger and may be required by the Fund to be addressed to the shareholders of the Fund as well as the Board of Directors.

Very truly yours,

/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-4-3

                                   APPENDIX D

     SECTIONS 302A.471 & 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

    Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners.

     (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply.

     (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or
         (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

    Subdivision 1. Definitions.

     (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares.

     (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subd. 5. Payment; return of shares.

     (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph
         (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph
         (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses.

     (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                   APPENDIX E

           INVESTMENT POLICIES OF THE EXISTING FUNDS AND THE NEW FUND

                                                    PAGE
                                                    ----
Investment Policies of the Existing Funds and the
  New Fund........................................   E-2
Whole Loans and Mortgage Participations...........   E-2
Mortgage-Backed Securities........................   E-3
Preferred Issues of Real Estate Investment
  Trusts..........................................   E-4
Corporate Debt Securities.........................   E-5
Use of Ratings....................................   E-5
Hedging...........................................   E-5
When-Issued and Forward Commitment Securities.....   E-9
Leverage and Borrowing............................   E-9
Repurchase Agreements.............................  E-10
Lending of Securities.............................  E-10

                                   APPENDIX E

           INVESTMENT POLICIES OF THE EXISTING FUNDS AND THE NEW FUND

    As discussed in the joint proxy statement/prospectus, the investment policies, restrictions and strategies of the Existing Funds and the New Fund (sometimes referred to in this Appendix collectively as "the Funds" or individually as "a Fund") are substantially similar. See "THE EXISTING FUNDS" in the joint proxy statement/prospectus for a summary of these investment policies. This Appendix discusses in greater detail some of the portfolio securities in which the Funds may invest and some of the investment techniques that the Funds may use. Additional information also appears in the Statement of Additional Information included in the New Fund's Registration Statement on Form N-14 (or
SAI) under "Investment Objectives and Policies."

WHOLE LOANS AND MORTGAGE PARTICIPATIONS

    USBAM typically will cause a Fund to engage third-party loan servicers to collect payments, administer any tax and insurance escrows, administer any loan reserves and monitor other matters in connection with the administration of whole loans. The third-party loan servicers are typically paid a customary servicing fee for these services. In some cases, a Fund may take actions with respect to the administration of a whole loan that USBAM deems appropriate. These actions may include, but are not limited to, making protective advances to protect a Fund's interest in collateral (E.G., paying real estate taxes when due); extending the stated maturity or otherwise modifying the terms of a whole loan; adding or releasing reserves or other collateral, obligors or guarantors; and permitting transfers of collateral and assumptions of whole loans.

    In evaluating whole loans and mortgage participations, USBAM considers and analyzes various factors including (if determined by USBAM to be applicable) but not limited to: (i) the interest rate on the underlying mortgage or installment sales contract; (ii) the loan-to-value ratio on the underlying mortgages or installment sales contract; (iii) payment history; (iv) amortization type (I.E., fixed rate or adjustable rate); (v) the geographic regions in which the underlying collateral is located; (vi) prepayment expectations; (vii) the debt coverage ratio, I.E., the ratio of annual net operating income generated by the mortgaged property, before payment of any debt service on the mortgage loan, to the annual debt service on that mortgage loan based on the current mortgage interest rate; (viii) the age of the property; (ix) the historical and anticipated level of vacancies and rents on the property and on other comparable properties located in the same region; (x) the professional expertise of the obligor and/or any third-party property manager; (xi) third-party environmental reports on the mortgaged property; (xii) the physical condition of the mortgaged property, which may be based on third-party engineering evaluations; and
(xiii) the size of reserves for anticipated needs over the term of the loan, which may include capital replacements, tenant improvements and leasing commissions and debt service reserves.

    USBAM will itself or through third parties hired on its behalf, with respect to the New Fund's investments in whole loans and mortgage participations, review to the extent practicable the documents generated in connection with the underlying loans with a view towards determining, among other things, that:
(i) the New Fund upon purchase or making thereof will acquire valid loans (or interests therein) and a perfected security interest in the property securing the loans; (ii) there are no claims to the collateral superior to that of the New Fund's interest (except for (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record being generally acceptable to mortgage lending institutions generally and/or specifically referred to in a lender's title insurance policy or attorney's title certificate or opinion delivered to the holder of the loan and which do not adversely affect the value of the collateral, (c) any prior lien agreed to by the New Fund, and
(d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the respective loan documents or the use, enjoyment, value or marketability of the related collateral); and (iii) the New Fund's purchase will not give rise to rights on the part of third parties, the exercise of which could adversely affect the New Fund. It may, however, be impracticable for USBAM to examine prior to purchase every relevant document within the limited due diligence period afforded by the financial institution selling the loans, and in some cases the document files may not be well-maintained and important documents or contracts may be missing. USBAM will make certain assumptions regarding the rate and severity of defaults on the mortgages or installment sales contracts underlying whole loans and mortgage participations purchased by the New Fund and will determine the acquisition price for these investments accordingly. There can be no assurance, however, that the actual rate and/or severity of defaults will not be greater than that anticipated by USBAM.

MORTGAGE-BACKED SECURITIES

    There are currently three basic types of mortgage-backed securities including: (i) those issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities such as Ginnie Mae, Fannie Mae and Freddie Mac;
(ii) those issued by non-governmental issuers that represent interests in, or are collateralized by, mortgage-backed securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities; and (iii) those issued by non-governmental issuers that represent an interest in, or are collateralized by, whole mortgage loans or mortgage-backed securities without a government guarantee but usually (except in the case of custodial trusts, as discussed below) with over-collateralization or some other form of private credit enhancement. Non-governmental issuers referred to in (ii) and
(iii) above include originators of, and investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and special purpose subsidiaries of these entities.

    GUARANTEED MORTGAGE PASS-THROUGH SECURITIES. The guaranteed mortgage pass-through securities in which a Fund will invest will include certificates issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, which represent interests in underlying residential mortgage loans. These mortgage pass-through securities provide for the pass-through to investors of their pro-rata share of monthly payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of these securities and the servicer of the underlying mortgage loans. Each of GNMA, FNMA and FHLMC guarantee timely distributions of interest to certificate holders. GNMA and FNMA guarantee timely distributions of scheduled principal. FHLMC generally guarantees only the ultimate collection of principal of the underlying mortgage loans, which may take up to one year.

    Ginnie Mae Certificates are direct obligations of the U.S. Government and as such are backed by the full faith and credit of the United States. Fannie Mae is a federally chartered and privately owned corporation and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac Certificates are solely obligations of the issuing entity and are not backed by the full faith and credit of the United States.

    PRIVATE MORTGAGE PASS-THROUGH SECURITIES. Private mortgage pass-through securities are structured similarly to the Ginnie Mae, Fannie Mae and Freddie Mac mortgage pass-through securities described above and are issued by originators of, and investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and special purpose subsidiaries of these entities. Adjustable rate private mortgage pass-through securities are backed by pools of conventional adjustable rate mortgage loans. Private mortgage pass-through securities in which a Fund may invest also include beneficial interests of custodial trusts comprised solely of whole loans that a Fund could have purchased directly. Since private mortgage pass-through securities typically are not guaranteed by an entity having the credit status of Ginnie Mae, Fannie Mae or Freddie Mac, these securities generally (except in the case of custodial trusts) are structured with one or more types of credit enhancement. See "Types of Credit Support" below.

    CMOS AND MULTI-CLASS PASS-THROUGH SECURITIES. Collateralized mortgage obligations (or CMOs) are debt instruments issued by special purpose entities which are secured by pools of mortgage loans or other mortgage-backed securities. Multi-class pass-through securities are equity interests in a trust composed of mortgage loans or other mortgage-backed securities. Payments of principal and interest on underlying collateral provide the funds to pay debt service on the CMO or make scheduled distributions on the multi-class pass-through security. CMOs and multi-class pass-through securities (collectively referred to as CMOs unless the context indicates otherwise) may be issued by agencies or instrumentalities of the U.S. Government or by private organizations. The issuer of a CMO may elect to be treated as a real estate mortgage investment conduit (or REMIC).

    In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specified coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly or semi-annual basis. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. In a common structure, payments of principal, including any principal prepayments, on the underlying mortgages are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates so that no payment of principal will be made on any class of a CMO until all other classes having an earlier stated maturity or final distribution date have been paid in full.

    TYPES OF CREDIT SUPPORT. To lessen the effect of failures by obligors on underlying mortgages to make payments, mortgage-backed securities may contain elements of credit support. This credit support falls into two categories:
(i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of these approaches. The Funds will not pay any additional fees for this credit support, although the existence of credit support may increase the price of a security.

    The ratings of securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the enhancement provider. The ratings of these securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

PREFERRED ISSUES OF REAL ESTATE INVESTMENT TRUSTS

    Real estate investment trusts (or REITs) are publicly traded corporations or trusts that acquire, hold and manage residential or commercial real estate. Preferred issues of REITs are equity securities with fixed income characteristics, typically offering higher yields than the dividends paid on the common stock of REITs, but without the capital appreciation potential of common stock of REITs. Preferred shareholders also have priority over common shareholders upon liquidation of the REIT. REITs generally can be divided into the following three types:

    - Equity REITs, which invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains or real estate appreciation.

    - Mortgage REITs, which invest the majority of their assets in real estate mortgage loans and derive their income primarily from interest payments.

    - Hybrid REITs, which combine the characteristics of equity REITs and mortgage REITs.

    Particular risks associated with investments in REITs include the fact that equity REITs will be affected by changes in the values of and incomes from the properties they own, while mortgage REITs may be affected by the credit quality of the mortgage loans they hold. REITs are dependent on specialized management skills which may affect their ability to generate cash flow for operating purposes and to make distributions to shareholders or unitholders.

CORPORATE DEBT SECURITIES

    The Funds' investments in corporate debt securities may include unregistered securities that are purchased in private placements and are subject to statutory or contractual restrictions and delays on resale. Private placements of debt securities have frequently resulted in higher yields and restrictive covenants providing greater protection for the purchaser. An issuer is often willing to create more attractive features when its securities are issued privately because it has averted the expense and delay involved in a public offering of its securities.

    Unregistered securities are often referred to as "restricted securities." Unregistered securities may generally be resold only in a privately negotiated transaction with a limited number of purchasers or in a public offering registered under the Securities Act. Where registration is required, a Fund holding such securities may be obligated to pay all or part of the registration expense, and a considerable period may elapse between the time of the decision to sell and the time that a Fund may be permitted to sell a security under an effective registration statement. If during this period adverse market conditions were to develop, a Fund might obtain a less favorable price than that which prevailed when it decided to sell. Unregistered securities are, therefore, unlike securities that are traded in the open market and that can be expected to be sold immediately if the market is adequate. A limited exception to the foregoing is that pursuant to Rule 144A under the Securities Act, certain unregistered securities can be sold without limit to certain qualified institutional buyers. However, the Funds may not always be able to sell unregistered securities pursuant to Rule 144A.

USE OF RATINGS

    The ratings of fixed income securities by nationally recognized statistical rating organizations are generally accepted barometers of credit risk. They are, however, subject to certain limitations from an investor's standpoint. The rating of an issuer is heavily weighted by past developments; although the rating incorporates an assessment of future events, future performance of an issuer may differ greatly from current expectations. There is frequently a lag between the time a rating is assigned and the time it is updated. In addition, there may be varying degrees of difference in conditions of securities in each rating category. Rating agencies determine ratings for mortgage-backed securities by considering the likelihood of the receipt by the holders of these securities of all required distributions, the nature of the underlying assets, the credit quality of the grantor, if any, and the structural, legal and tax aspects associated with the securities. The ratings do not represent an assessment of the likelihood that principal prepayments will be made by mortgagors, which may cause investors to suffer a lower than anticipated yield or fail to recoup their initial investment.

    At the time of making investments, USBAM will consider the ratings of the securities in which it may invest or, in the case of unrated securities, the comparability of their credit risk to that of rated securities. USBAM, however, performs its own investment analysis and does not rely exclusively on these ratings.

HEDGING

    The Funds may engage in various interest rate transactions, consisting of interest rate swaps, caps and floors, futures and put and call transactions (collectively, hedging transactions). Any or all of these techniques may be used at any time. There is no particular strategy that requires use of one technique rather than another. Use of any hedging transaction is a function of market conditions. The hedging transactions that the Funds may use are described below.

    INTEREST RATE TRANSACTIONS. To preserve a return or spread on a particular investment or portion of its portfolio, or for other non-speculative purposes, a Fund may enter into interest rate swaps and the purchase or sale of interest rate caps and floors. The Funds do not intend to use these transactions for speculative purposes. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, for example, an exchange of floating rate payments for fixed rate payments. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the party selling the interest rate floor.

    The Funds may enter into interest rate swaps, caps and floors on either an asset-based or liability-based basis, depending upon whether it is hedging its assets or its liabilities, and will usually enter into interest rate swaps on a net basis, that is, the two payment streams are netted out, with the Funds receiving or paying, as the case may be, only the net amount of the two payments. The Funds will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims paying ability of the other party thereto is rated at least AA by a nationally recognized statistical rating organization or, if unrated, determined by USBAM to be of comparable quality. USBAM monitors the creditworthiness of counterparties to interest rate transactions. If there is a default by the counter party to an interest rate transaction, a Fund will have contractual remedies under the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, USBAM has determined that the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been developed and, accordingly, they are less liquid than swaps.

    There is no limit on the amount of interest rate swap transactions that may be entered into by a Fund. These transactions do not involve the delivery of securities or other underlying assets or principal. Therefore, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that a Fund is contractually obligated to make. If the counter party to an interest rate swap defaults, a Fund's risk of loss consists of the net amount of interest payments that a Fund contractually is entitled to receive. The aggregate purchase price of caps and floors held by a Fund may not exceed 5% of a Fund's total assets. The Funds may write (I.E., sell) caps and floors without limitation, provided that each Fund will maintain in a segregated account cash or high-quality liquid debt securities having an aggregate net asset value of at least equal to the full amount, accrued on a daily basis, of the Fund's obligations with respect to any caps of floors.

    OPTIONS ON SECURITIES. In order to reduce fluctuations in net asset value, the Funds may write (I.E., sell) covered put and call options and, for hedging purposes, purchase put and call options on the securities in which it may invest. These options are traded on United States and foreign securities exchanges and in the over-the-counter markets.

    A put option gives the buyer of the option, upon payment of a premium, the right to deliver a specified amount of a security to the writer of the option on or before a fixed date at a predetermined price. A call option gives the buyer of the option, upon payment of a premium, the right to call upon the writer to deliver a specified amount of a security on or before a fixed date, at a predetermined price. A call option written by a Fund is "covered" if a Fund owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if a Fund holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or
(b) is greater than the exercise price of the call written if the difference is maintained by a Fund in cash, U.S. Government securities or other liquid high-grade debt securities in a segregated account with its custodian. A put option written by a Fund is "covered" if the Fund maintains cash, U.S. Government securities or other liquid high-grade debt securities with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written. A Fund will not write puts if, as a result, more than 50% of such Fund's total assets would be required to be segregated. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.

    The Funds may write call options that are not covered for cross-hedging purposes. A call option written for cross-hedging purposes is designed to provide a hedge against a decline in the value of another security that a Fund owns or has the right to acquire. A Fund will write such a call option only when USBAM expects that price changes in the security on which the option is written will correlate well with price changes in a security in a Fund's portfolio. The risk of imperfect correlation, however, always exists. In these circumstances, a Fund collateralizes the option by maintaining in a segregated account with a Fund's custodian cash and liquid securities in an amount not less than the market value of the underlying security, marked to market daily.

    In purchasing a call option, a Fund would be in a position to realize a gain if, during the option period, the price of the security increased by an amount in excess of the premium paid. A Fund would realize a loss if the price of the security declined or remained the same or did not increase during the period by more than the amount of the premium. In purchasing a put option, a Fund would be in a position to realize a gain if, during the option period, the price of the security declined by an amount in excess of the premium paid. A Fund would realize a loss if the price of the security increased or remained the same or did not decrease during that period by more than the amount of the premium. If a put or call option purchased by a Fund were permitted to expire without being sold or exercised, its premium would be lost by a Fund.

    If a put option written by a Fund were exercised, a Fund would be obligated to purchase the underlying security at the exercise price. If a call option written by a Fund were exercised, a Fund would be obligated to sell the underlying security at the exercise price. The risk involved in writing a put option is that there could be a decrease in the market value of the underlying security caused by rising interest rates or other factors. If this occurred, the option could be exercised and the underlying security would then be sold to a Fund at a higher price than its current value. The risk involved in writing a call option is that there could be an increase in the market value of the underlying security caused by declining interest rates or other factors. If this occurred, the option could be exercised and the underlying security would then be sold by a Fund at a lower price than its current market value. These risks could be reduced by entering into a closing transaction as described in the SAI under "Investment Objectives and Policies--Other Investment Management Practices--Hedging." A Fund retains the premium received from writing a put or call option whether or not the option is exercised.

    The exchanges have established position limits governing the maximum number of options which may be written by an investor or group of investors acting in concert. Similarly, the Commodities Futures Trading Commission and the Chicago Board of Trade have established futures position limits for an investor or group of investors acting in concert. (A discussion of the Funds' ability to invest in futures contracts and options on futures contracts is set forth below.) The position limits may restrict a Fund's ability to purchase or write options on a particular security or to enter into futures contracts. It is possible that a Fund and other clients of USBAM may be considered to be a group of investors acting in concert. Thus, the number of options or futures transactions which a Fund may enter into may be affected by options or futures transactions of other investment advisory clients of USBAM.

    Over-the-counter options are purchased or written by the Funds in privately negotiated transactions. These options are illiquid and it may not be possible for a Fund to dispose of an option it has purchased or terminate its obligations under an option it has written at a time when USBAM believes it would be advantageous to do so.

    FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. Each Fund may enter into contracts for the purchase or sale for future delivery of fixed income securities or contracts based on financial indices including any index of securities in which the Fund may invest (or futures contracts) and may purchase and write put and call options to buy or sell futures contracts (or options on futures contracts). A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities called for by the contract at a specified price on a specified date. The purchaser of a futures contract on an index agrees to take or make delivery of an amount of cash equal to the difference between a specified dollar multiple of the value of the index on the expiration date of the contract (or current contract value) and the price at which the contract was originally struck. No physical delivery of the fixed income securities underlying the index is made. Options on futures contracts to be written or purchased by the Funds will be traded on exchanges or over-the-counter. These investment techniques will be used only to hedge against anticipated future changes in interest rates which otherwise might either adversely affect the value of a Fund's portfolio securities or adversely affect the prices of securities which a Fund intends to purchase at a later date. The successful use of these instruments relies upon USBAM's experience with respect to these instruments and usually depends upon USBAM's ability to forecast interest rate movements correctly. Should interest rates move in an unexpected manner, the Funds may not achieve the anticipated benefits of futures contracts or options on futures contracts or may realize losses and would thus be in a worse position than if these strategies had not been used. For example, if a Fund has hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Fund will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures positions. In addition, in these situations, if a Fund has insufficient cash, it might have to sell bonds from its portfolio to meet daily variation margin requirements. These sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Fund may have to sell securities at a time when it may be disadvantageous to do so. In addition, the correlation between movements in the price of futures contracts or options on futures contracts and movements in the prices of the securities hedged or used for cover will not be perfect.

    Futures contracts and options on futures contracts will be used only for hedging or for other risk management purposes and not for speculative purposes. In addition, no Fund will enter into any futures contracts or options on futures contracts if immediately thereafter the amount of initial margin deposits on all the futures contracts of a Fund and premiums paid on options on futures contracts for other than bona fide hedging purposes would exceed 5% of the market value of the total assets of a Fund. This restriction will not be changed by a Fund's boards of directors without considering the policies and concerns of the various applicable federal and state regulatory agencies. For a discussion of the tax treatment of futures contracts and options on futures contracts, see "Taxes" in the SAI.

    Options on securities may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer could lose amounts substantially in excess of its initial investment, due to the margin requirements associated with these positions.

    Each Fund may, following written notice to its shareholders, take advantage of opportunities in the area of options and futures contracts and options on futures contracts which are not currently contemplated or used by a Fund or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a Fund's investment objectives and legally permissible for the Fund. These opportunities, if they arise, may involve risks which exceed those involved in the options and futures activities described above and in the SAI.

    EURODOLLAR INSTRUMENTS. The Funds may make investments in Eurodollar instruments for hedging purposes only. Eurodollar instruments are essentially U.S. dollar denominated futures contracts or options thereon that are linked to LIBOR. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Funds intend to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many short-term borrowings and floating rate securities are linked.

WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES

    The Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices and secure a favorable rate of return. When these transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date, which can be a month or more after the date of the transaction. At the time a Fund makes the commitment to purchase securities on a when-issued or forward commitment basis, it will record the transaction and thereafter reflect the value of these securities in determining its net asset value. If a Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss due to market fluctuation. In some instances, the third-party seller of when-issued or forward commitment securities may determine prior to the settlement date that it will be unable to meet its existing transaction commitments without borrowing securities. If advantageous from a yield perspective, a Fund may, in that event, agree to resell its purchase commitment to the third-party seller at the current market price on the date of sale and concurrently enter into another purchase commitment for these securities at a later date. As an inducement for a Fund to "roll over" its purchase commitment, the Fund may receive a negotiated fee.

    There is always a risk that the securities may not be delivered and that the respective Fund may incur a loss or will have lost the opportunity to invest the amount set aside for the when-issued or forward commitment transaction in the segregated asset account. Settlements in the ordinary course, which may take substantially more than five business days for mortgage-related securities, are not treated by the Funds as when-issued or forward commitment transactions and, accordingly, are not subject to the foregoing limitations even though some of the risks described above may be present in these transactions.

LEVERAGE AND BORROWING

    Under the Investment Company Act, a Fund generally is not permitted to borrow unless immediately after the borrowing the value of the Fund's total assets is at least 300% of the principal amount of the borrowing (I.E., the principal amount of the borrowing may not exceed 33 1/3% of the Fund's total assets). In addition, a Fund is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of the declaration, the value of the Fund's total assets, less liabilities other than borrowings, is at least 300% of the total principal amount of the Fund's borrowings.

    Subject to the asset coverage rules described above, the Funds may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends, share repurchases and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.

    Utilization of leverage, which is a speculative technique, creates special risk considerations. For example, leveraging may exaggerate changes in the net asset value of a Fund's shares and in the yield on a Fund's portfolio. Although the principal of a Fund's borrowings will be fixed, the Fund's assets may change in value during the time the borrowing is outstanding. Borrowing creates interest expense for the Funds which can exceed the income from the assets purchased with borrowed funds. To the extent income derived from securities purchased with borrowed funds exceeds the interest a Fund will have to pay, the Fund's net income will be greater than if borrowing were not used. Conversely, if the income from the assets purchased with borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Fund will be less than if borrowing were not used, and therefore the amount available for distribution to shareholders as dividends will be reduced. A failure to pay dividends or make distributions could result in a Fund ceasing to qualify as a regulated investment company under the Code.

REPURCHASE AGREEMENTS

    Each Fund may enter into "repurchase agreements" pertaining to the securities in which it may invest with securities dealers or member banks of the Federal Reserve System. Each Fund requires maintenance by its custodian of its account in the Federal Reserve/Treasury Book Entry System of collateral in an amount equal to, or in excess of, the resale price. In the event a vendor defaults on its repurchase obligation to a Fund, the Fund may suffer a loss to the extent that the proceeds from the sale of the collateral are less than the repurchase price. In the event of a vendor's bankruptcy, the Fund might be delayed in, or prevented from, selling the collateral for the Fund's benefit.

LENDING OF SECURITIES

    In order to increase income, each Fund may from time to time lend portfolio securities representing up to 33 1/3% of the value of its total assets to broker-dealers, banks or other institutional borrowers of securities. In these loan arrangements, a Fund will receive collateral in the form of cash, cash equivalents or liquid securities equal at all times to at least 100% of the current market value of the loaned securities, including interest on the loaned securities. The interest accruing on the loaned securities will be paid to the Fund and the Fund will have the right, on demand, to call back the loaned securities. USBAM may act as securities lending agent for the Funds and receive separate compensation for these services, subject to compliance with conditions contained in an exemptive order that USBAM has received from the SEC. In acting as securities lending agent, USBAM receives fees equal to 25% of the respective Fund's income from securities lending transactions and a separate administrative fee equal to 0.025% of the average weekly net assets of the Fund's securities on loan.

INVESTMENT RESTRICTIONS

    The Existing Funds and the New Fund have adopted investment restrictions that are fundamental and cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (defined in the Investment Company Act as the lesser of (a) more than 50% of the outstanding shares or (b) 67% or more of the shares represented at a meeting where more than 50% of the outstanding shares are represented). Except with respect to the investment restrictions regarding borrowing, if a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from changing market values will not be considered a deviation from policy

    THE EXISTING FUNDS

    Each Existing Fund may not:

    (1) With respect to 75% of its total assets, invest more than 5% of the value of its total assets (taken at market value at the time of purchase) in the outstanding securities of any one issuer, or own more than 10% of the outstanding voting securities of any one issuer, in each case other than securities issued or guaranteed by the Untied States Government or any agency or instrumentality thereof.

    (2) Invest 25% or more of the value of its total assets in the securities of any one issuer or in the securities of issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities, and provided, further that American Select will invest more than 25% of its total assets in the real estate industry, which it defines as including all mortgage-related assets.

    (3) Issue senior securities in the form of indebtedness or borrow money (including on margin if marginable securities are owned), except if after each borrowing there is asset coverage of at least 300% (including the proceeds of such senior securities issued and money borrowed), or pledge its assets other than to secure such issuances or borrowings or in connection with, to the extent permitted under the Investment Company Act, hedging transactions, reverse repurchase agreements, when-issued and forward commitment transactions and similar investment strategies. The Existing Fund's collateral arrangements with respect to options, futures contracts, and options on futures contracts, collateral requirements with respect to initial and variation margin are not considered by the Existing Fund to be the issuance of a senior security.

    (4) Pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure issuances or borrowings permitted by restriction (3) above (collateral arrangements with respect to reverse repurchase agreements or to margin for futures contracts and options are not deemed to be pledges or other encumbrances for purposes of this restriction).

    (5) Make loans of money or property to any person, except through loans of portfolio securities, the purchase of debt obligations in which the Existing Fund may invest consistently with the Existing Fund's investment objectives and policies or the acquisition of securities subject to repurchase agreements.

    (6) Underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own shares the Existing Fund may be deemed to be an underwriter. However, American Select may invest, without limitation, in restricted securities.

    (7) Invest for the purpose of exercising control over management of any company.

    (8) Purchase, hold, sell or deal in real estate or interests therein other than mortgage-related assets; provided, however that the Existing Fund may hold and sell real estate acquired as a result of the ownership of mortgage-related assets;

    (9) Purchase or sell commodities or commodity contracts except that the Existing Fund may purchase and sell futures contracts and options on futures contracts for hedging or for other risk management purposes.

    (10)  Make any short sale of securities.

    (11) Invest more than 25% of its total assets in preferred issues of REITs; or more than 1% of the Existing Fund's total assets in REIT preferred issues of any one issuer or its affiliates.

    In addition, American Select may not purchase any security or evidence therein on margin, except that such short-term credit may be obtained as may be necessary for the clearance of purchases and sales of securities and except that, with respect to American Select's permissible options and futures transactions, deposits of initial and variation margin may be made in connection with the purchase, ownership, holding or sale of futures or options positions.

    THE NEW FUND

    The investment restrictions of the New Fund are somewhat less limiting than those of the Existing Funds. The New Fund's fundamental investment restrictions have been adopted to avoid wherever possible the necessity of shareholder meetings to approve changes in these restrictions. This change recognizes the need to react quickly to changes in the law or new investment opportunities in the securities markets and the cost and time involved in obtaining shareholder approvals for diversely held investment companies.

    The New Fund may not:

    (1) Concentrate its investments in a particular industry, except that the New Fund will concentrate its investments in the real estate industry, which the New Fund defines as including all mortgage-related assets. Whether the New Fund is concentrating in an industry shall be determined in accordance with the Investment Company Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

    (2) Borrow money or issue senior securities, except as permitted under the Investment Company Act (including the issuance of preferred shares), as interpreted or modified from time to time by any regulatory authority having jurisdiction.

    (3) Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws.

    (4) Purchase or sell real estate unless as a result of ownership of securities or other instruments, but this shall not prevent the New Fund from investing in securities or other instruments backed by real estate or interests therein or in securities of companies that deal in real estate or mortgages.

    (5) Purchase physical commodities or contracts relating to physical commodities.

    (6) Make loans except as permitted under the Investment Company Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

    (7) Invest more than 25% of its total assets in preferred issues of REITs or more than 1% of the New Fund's total assets in REIT preferred issues of any one issuer or its affiliates.

    For purposes of applying the limitation set forth in subparagraph
(1) above, the SEC would currently consider the New Fund to be concentrated in an industry if 25% or more of its total assets, based on current market value at the time of purchase, were invested in that industry. Securities of the U.S. Government, its agencies or instrumentalities are not considered to represent industries.

    The New Fund will operate as a "diversified" Fund which means that it will not, with respect to 75% of its total assets (i) invest more than 5% of the value of its total assets (taken at market value at the time of purchase) in the outstanding securities of any one issuer, or (ii) own more than 10% of the outstanding voting securities of any one issuer, in each case other than securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof.

--------------------------------------------------------------------------------

 Through and including            , 2003 (the 25th day after the offering date
of this joint proxy statement/prospectus), all dealers that effect transactions in these securities, whether or not participating in this offer, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. We have not authorized any dealer, salesperson or other person to give you any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this joint proxy
statement/prospectus is current as of            , 2003.

                FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

                   FIRST AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                 ---------------------------------------------

                          JOINT PROXY STATEMENT/PROSPECTUS
                 ---------------------------------------------

                                            , 2003

--------------------------------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty establishment by a final judgment as being material to the cause of action. First American's articles of incorporation do contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    First American's articles of incorporation (i) will require First American, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to its directors, whether serving First American, or at its request, any other entity and (ii) will authorize, to the maximum extent permitted by Maryland law, to permit itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to other officers, employees and agents, whether serving First American, or at its request, any other entity.

    The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which First American's articles will not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money; property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation, or in a suit claiming improper benefit, except for expenses ordered by a court. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by First American's bylaws and
(b) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, First American has been advised that, in the opinion of the SEC, such provisions are contrary to public policy and therefore are not enforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following Exhibits are filed as part of this registration statement:

EXHIBIT

2.1    Agreement and Plan of Reorganization, dated as of March 20, 2002, between American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       American Real Estate Finance Corporation (formerly First American Strategic Real
       Estate Portfolio Inc.). *
2.2    Amended and Restated Agreement and Plan of Reorganization, dated as of November 21,
       2002, between First American Strategic Real Estate Portfolio Inc., American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       First American Strategic Income Portfolio Inc.++

2.3    Form of Plan of Merger merging American Strategic Income Portfolio Inc., American
       Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III,
       American Select Portfolio Inc. with and into First American Strategic Real Estate
       Portfolio Inc.++
3.1    First American Strategic Real Estate Portfolio Inc. Amended Articles of
       Incorporation.
3.2    First American Strategic Real Estate Portfolio Inc. Amended and Restated Bylaws.
4.1    Form of First American Strategic Real Estate Portfolio Inc. Common Stock
       Certificate.**
5.1    Opinion of Clifford Chance US LLP as to the legality of the common stock.**
8.1    Opinion of Ernst & Young LLP as to the qualification of First American Strategic
       Real Estate Portfolio Inc. as a REIT following the merger.**
8.2    Opinion of Ernst & Young LLP regarding certain tax aspects of the merger.**
23.1   Consent of Ernst & Young LLP.
23.2   Consent of Clifford Chance US LLP (included as part of its opinion filed as Exhibit
       5.1 and incorporated herein by reference).**
23.3   Consent of Friedman, Billings, Ramsey & Co., Inc.
99.1   Consents of persons to become directors.**
99.2   Form of proxy card.**
99.3   Form of New Fund Option.**

++     Included as an Appendix to the joint proxy statement/prospectus which is a part of this registration statement.
*      Previously filed.
**     To be filed by amendment.

ITEM 22. UNDERTAKINGS

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

6.    That every prospectus: (i) that is filed pursuant to paragraph
(5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9. To supply by means of a post-effective amendment all information concerning a transaction, and First American being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 26, 2002.

                FIRST AMERICAN STRATEGIC REAL ESTATE PORTFOLIO INC.

                By: /s/ John G. Wenker
                   -------------------------------------------
                   Name: John G. Wenker
                   Title: President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                           TITLE                       DATE
---------               ------------------------------  --------------------

/s/ John G. Wenker      President, Chief Executive       December 26, 2002
----------------------  Officer and Director
By: John G. Wenker      (Principal Executive Officer)

/s/ Robert H. Nelson    Chief Financial Officer          December 26, 2002
----------------------  (Principal Financial and
By: Robert H. Nelson    Accounting Officer)

                                 EXHIBIT INDEX

2.1    Agreement and Plan of Reorganization, dated as of March 20, 2002, between American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       American Real Estate Finance Corporation (formerly First American Strategic Real
       Estate Portfolio Inc.). *
2.2    Amended and Restated Agreement and Plan of Reorganization, dated as of November 21,
       2002, between First American Strategic Real Estate Portfolio Inc., American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       First American Strategic Income Portfolio Inc. ++
2.3    Form of Plan of Merger merging American Strategic Income Portfolio Inc., American
       Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III,
       American Select Portfolio Inc. with and into First American Strategic Real Estate
       Portfolio Inc. ++
3.1    First American Strategic Real Estate Portfolio Inc. Amended Articles of
       Incorporation.
3.2    First American Strategic Real Estate Portfolio Inc. Amended and Restated Bylaws.
4.1    Form of First American Strategic Real Estate Portfolio Inc. Common Stock
       Certificate.**
5.1    Opinion of Clifford Chance US LLP as to the legality of the common stock.**
8.1    Opinion of Ernst & Young LLP as to the qualification of First American Strategic
       Real Estate Portfolio Inc. as a REIT following the merger.**
8.2    Opinion of Ernst & Young LLP regarding certain tax aspects of the merger.**
23.1   Consent of Ernst & Young LLP.
23.2   Consent of Clifford Chance US LLP (included as part of its opinion filed as Exhibit
       5.1 and incorporated herein by reference).**
23.3   Consent of Friedman, Billings, Ramsey & Co., Inc.
99.1   Consents of persons to become directors.**
99.2   Form of proxy card.**
99.3   Form of New Fund Option.**

++     Included as an Appendix to the joint proxy statement/prospectus which is a part of this registration statement.
*      Previously filed.
**     To be filed by amendment.